   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1997



                                                      REGISTRATION NO. 333-31823

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                      AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact name of registrant as specified in its charter)

            TEXAS                           6798                        75-6335572
 (State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of incorporation or
         organization)          Classification Code Number)        Identification No.)

                        6210 N. BELTLINE ROAD, SUITE 170
                              IRVING, TEXAS 75063
                                 (972) 756-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                               CHARLES W. WOLCOTT
                            CHIEF EXECUTIVE OFFICER
                      AMERICAN INDUSTRIAL PROPERTIES REIT
                        6210 N. BELTLINE ROAD, SUITE 170
                              IRVING, TEXAS 75063
                                 (972) 756-6000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                BRYAN L. GOOLSBY
                                 GINA E. BETTS
                                STEPHEN L. SAPP
                  LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                          2200 ROSS AVENUE, SUITE 900
                              DALLAS, TEXAS 75201
                                 (214) 220-4800

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                             Cross-Reference Sheet


                ITEM OF FORM S-4                  LOCATION IN REGISTRATION STATEMENT OR PROSPECTUS
                ----------------                  ------------------------------------------------
 1.  Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus.....  Facing page of Registration Statement; Cross
                                                  Reference Sheet; outside front cover page of
                                                  Prospectus
 2.  Inside Front and Outside Back Cover Pages
     of Prospectus..............................  Inside front cover page of Prospectus; Table of
                                                  Contents; Available Information
 3.  Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information..............  Summary; Risk Factors; Pro Forma Financial
                                                  Information (Merger)
 4.  Terms of the Transaction...................  Summary; The Special Meetings; The Merger;
                                                  Dissenters' Rights;
 5.  Pro Forma Financial Information............  Pro Forma Financial Information (Merger)
 6.  Material Contacts With the Company Being
     Acquired...................................  Summary; Risk Factors; The Merger; Allocation of
                                                  Consideration; Conflicts of Interest; Certain
                                                  Relationships and Related Transactions
 7.  Additional Information Required for
     Reoffering by Persons and Parties Deemed to
     be Underwriters............................  Not applicable
 8.  Interests of Named Experts and Counsel.....  Not applicable
 9.  Disclosure of Commission Position on
     Indemnification For Securities Act
     Liabilities................................  Not applicable
10.  Information With Respect to S-3
     Registrants................................  Not applicable
11.  Incorporation of Certain Information by
     Reference..................................  Not applicable
12.  Information With Respect to S-2 or S-3
     Registrants................................  Not applicable
13.  Incorporation of Certain Information by
     Reference..................................  Not applicable
14.  Information With Respect to Registrants
     Other Than S-2 or S-3 Registrants..........  Available Information; Summary; Risk Factors;
                                                  Management's Discussion and Analysis of
                                                  Financial Condition and Results of Operations of
                                                  the Trust; Fiduciary Responsibility; Market
                                                  Prices and Distributions; Policies With Respect
                                                  to Certain Activities; Business of the Trust;
                                                  Executive and Trust Manager Compensation;
                                                  Security Ownership of Certain Beneficial Owners
                                                  and Management; Certain Relationships and
                                                  Related Transactions
15.  Information With Respect to S-3
     Companies..................................  Not applicable
16.  Information With Respect to S-2 or S-3
     Companies..................................  Not applicable
17.  Information with Respect to Companies Other
     Than S-2 or S-3 Companies..................  Not applicable
18.  Information if Proxies, Consents or
     Authorizations Are to be Solicited.........  Summary; The Special Meetings; The Merger;
                                                  Dissenters' Rights
19.  Information if Proxies, Consents or
     Authorizations Are Not to be Solicited, or
     in an Exchange Offer.......................  Not applicable

                                [AIP LETTERHEAD]

                                             , 199

Fellow Shareholders:

     We cordially invite you to attend a special meeting of shareholders (the "Special Meeting") of American Industrial Properties REIT (the "Trust") to be
held at 2200 Ross Avenue, 40th Floor, Dallas, Texas, on                ,
               , 199 at 9:00 a.m., Dallas time.


     At this meeting, you will have an opportunity to consider and vote on the proposed merger of the following four public partnerships (collectively, the "RELPS") with and into the Trust pursuant to the terms of Amended and Restated Agreements and Plans of Merger between the Trust and each of the RELPS (collectively, the "Merger Agreement"): USAA Real Estate Income Investments I, A California Limited Partnership ("RELP I"); USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership ("RELP II"); USAA Income Properties III Limited Partnership, a Delaware limited partnership ("RELP III"); and USAA Income Properties IV Limited Partnership, a Delaware limited partnership ("RELP IV") (collectively, the "RELPS").



     Pursuant to the Merger Agreement, the Trust is offering to issue in the aggregate up to 22,064,147 of its Common Shares of Beneficial Interest, par value $.10 per share ("Shares"), which will be allocated among the RELPS which approve and participate in the proposed merger in exchange for limited partnership units ("Units") in the RELPS in accordance with the respective Net Asset Value (as defined in the Merger Agreement) of each RELP. Based upon Net Asset Value, each Unit in RELP I will be converted into the right to receive
79.52 Shares, each Unit in RELP II will be converted into the right to receive
143.17 Shares, each Unit in RELP III will be converted into the right to receive
82.99 Shares and each Unit in RELP IV will be converted into the right to receive 75.68 Shares (collectively, the "Exchange Ratios"). The currently outstanding Shares of the Trust will remain outstanding. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share). Upon consummation of the merger, substantially all of the properties owned by the RELPS will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of USAA Real Estate Company. The officers and Trust Managers of the Trust prior to the merger will continue to serve after the merger. The terms of the proposed merger, including the methods for valuing the Units and the Shares and determining the Exchange Ratios, are explained in detail in the accompanying Joint Proxy Statement/Prospectus. I urge you to read it carefully.



     The disinterested members of the Board of Trust Managers of the Trust are of the opinion that the proposed merger will be beneficial to the Trust's shareholders. The Board has received a written opinion from Prudential Securities Incorporated that the consideration to be paid by the Trust in the Merger is fair to the Trust from a financial point of view.



     The proposed merger will be approved if it receives the affirmative vote of two-thirds of the Shares entitled to vote at the Special Meeting. It is especially important that your Shares be represented at the Special Meeting and voted FOR the proposal. Even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (214) 999-9323 or (214) 999-9348.
Faxed proxies will be accepted until 5:00 p.m., Dallas time, on                ,
199 , Your vote is important, regardless of the number of Shares that you own. Your promptly completing, signing and returning the proxy saves our Trust the expense of costly proxy solicitation. Should you have any questions, please
contact                at (   )                .

     On behalf of the Board of Trust Managers, I urge you to vote FOR approval of the Merger Agreement and the issuance of Shares thereunder.

                                            Sincerely,

                                            Charles W. Wolcott
                                            President and Chief Executive
                                            Officer

                      AMERICAN INDUSTRIAL PROPERTIES REIT
                        6210 N. Beltline Road, Suite 170
                              Irving, Texas 75063

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD           ,           , 199

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of American Industrial Properties REIT (the "Trust") will be held at 2200 Ross Avenue, 40th
Floor, Dallas, Texas, on           ,           , 1997 at 9:00 a.m., Dallas time
(the "Special Meeting"), for the following purposes:


          1. To approve and adopt Amended and Restated Agreements and Plans of Merger, each dated as of June 30, 1997 (the "Merger Agreement"), by and between the Trust and each of the following four public partnerships (collectively, the "RELPS"): USAA Real Estate Income Investments I, A California Limited Partnership ("RELP I"), USAA Real Estate Income Investments II Limited Partnership ("RELP II"), USAA Income Properties III Limited Partnership ("RELP III") and USAA Income Properties IV Limited Partnership ("RELP IV"), pursuant to which: (i) the RELPS would merge with and into the Trust; and (ii) the Trust would issue in the aggregate up to 22,064,147 of its Common Shares of Beneficial Interest, par value $.10 per share ("Shares"), which will be allocated among the RELPS which approve and participate in the proposed merger in exchange for limited partnership units in the RELPS (collectively, "Units") as follows: each Unit in RELP I will be converted into the right to receive 79.52 Shares, each Unit in RELP II will be converted into the right to receive 143.17 Shares, each Unit in RELP III will be converted into the right to receive 82.99 Shares and each Unit in RELP IV will be converted into the right to receive 75.68 Shares, with cash in lieu of the issuance of any fractional share interest.



          2. To approve the postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.


          3. To transact such other business as properly may come before such meeting or any adjournments thereof.

     Only those shareholders of the Trust of record at the close of business on
            , 199 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The Merger Agreement and the issuance of Shares thereunder will be approved if it receives the affirmative vote of the holders of two-thirds of the votes entitled to be cast at the Special Meeting.

                                            By Order of the Board of Trust
                                            Managers

                                            Marc A. Simpson
                                            Vice President, Chief Financial
                                            Officer,
                                            Treasurer and Secretary

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

Dallas, Texas
               , 199

                              [RELP I LETTERHEAD]

                                          , 199

Fellow Partners:

     We cordially invite you to attend a special meeting of limited partners (the "Special Meeting") of USAA Real Estate Income Investments I, A California Limited Partnership (the "Partnership") to be held at the Four Seasons Resort at
Las Colinas, Irving, Texas, on           ,           , 199 at 9:00 a.m., Dallas
time.


     At the Special Meeting, you will have an opportunity to consider and vote on the proposed merger of the Partnership with and into American Industrial Properties REIT (the "Trust") pursuant to the terms of an Amended and Restated Agreement and Plan of Merger between the Trust and the Partnership (the "Merger Agreement"). The limited partners of USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership, and USAA Income Properties IV Limited Partnership are being asked to vote on similar proposals to merge with and into the Trust.



     Pursuant to the Merger Agreement, the Trust is offering to issue 79.52 Common Shares of Beneficial Interest, $0.10 par value (the "Shares"), of the Trust in exchange for each Unit you hold in the Partnership. The currently outstanding Shares of the Trust will remain outstanding. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share). Upon consummation of the merger, all of the properties owned by the Partnership will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of USAA Real Estate Company. The officers and Trust Managers of the Trust prior to the merger will continue to serve after the merger. The terms of the proposed merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus. I urge you to read it carefully.



     The General Partner of the Partnership is of the opinion that the proposed merger will be beneficial to the limited partners. The General Partner has received a written opinion from Houlihan Lokey Howard & Zukin as to the fairness to the limited partners, from a financial point of view, of the consideration to be received by the limited partners.



     The proposed merger will be approved if it receives the affirmative vote of the holders of a majority of the Units entitled to vote at the Special Meeting. It is especially important that your Units be represented at the Special Meeting and voted FOR the proposal. Even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (210) 498-6214. Faxed proxies will be
accepted until 5:00 p.m., Dallas time, on             , 199 . Your vote is
important, regardless of the number of Units that you own. Should you have any questions, please contact Randal R. Seewald at (800) 531-8876.


     On behalf of the General Partner, I urge you to vote FOR approval of the proposals.

                                            Sincerely,

                                            Edward B. Kelley
                                            Chairman of the Board, President and
                                            Chief Executive Officer of
                                            USAA Investors I, Inc.

                     USAA REAL ESTATE INCOME INVESTMENTS I,
                        A CALIFORNIA LIMITED PARTNERSHIP
                         8000 Robert F. McDermott Fwy.
                             IH 10 West, Suite 600
                         San Antonio, Texas 78230-3884

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

                     TO BE HELD           ,           , 199

     NOTICE IS HEREBY GIVEN that a special meeting of limited partners of USAA Real Estate Income Investments I, A California Limited Partnership (the "Partnership") will be held at the Four Seasons Resort at Las Colinas, Irving,
Texas, on                ,                , 199  at 9:00 a.m., Dallas time (the
"Special Meeting"), for the following purposes:


          1. To (i) approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 30, 1997 (the "Merger Agreement"), by and between American Industrial Properties REIT (the "Trust") and the Partnership pursuant to which the Partnership would merge with and into the Trust and each Unit in the Partnership would be converted into the right to receive 79.52 Common Shares of Beneficial Interest, $0.10 par value, of the Trust, with cash in lieu of fractional shares; and (ii) amend the Agreement of Limited Partnership of the Partnership to authorize the following: (a) the merger of the Partnership with and into the Trust, whether or not the Trust would be regarded as an affiliate of the General Partner; and (b) such other actions as may be necessary under or contemplated by the Merger Agreement or the Joint Proxy Statement/Prospectus, irrespective of any provision in the Agreement of Limited Partnership of the Partnership which might otherwise prohibit such actions.



          2. To approve the postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.


          3. To transact such other business as properly may come before such meeting or any adjournments thereof.

     Only those limited partners of record at the close of business on
            , 199 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The proposed amendments and the Merger Agreement, will be approved if they receive the affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting.

                                            By Order of the General Partner

                                            Randal R. Seewald
                                            Vice President, Secretary and
                                            Legal Counsel of USAA Investors I,
                                            Inc.

     IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE SO THAT YOUR UNITS WILL BE REPRESENTED AT THE MEETING. LIMITED PARTNERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

San Antonio, Texas
               , 199

                              [RELP II LETTERHEAD]

                                             , 199

Fellow Partners:

     We cordially invite you to attend a special meeting of limited partners (the "Special Meeting") of USAA Real Estate Income Investments II Limited Partnership (the "Partnership") to be held at the Four Seasons Resort at Las
Colinas, Irving, Texas, on           ,           , 199 at 9:00 a.m., Dallas
time.


     At the Special Meeting, you will have an opportunity to consider and vote on the proposed merger of the Partnership with and into American Industrial Properties REIT (the "Trust") pursuant to the terms of an Amended and Restated Agreement and Plan of Merger between the Trust and the Partnership (the "Merger Agreement") and to amend the Partnership's Agreement of Limited Partnership to authorize the merger and to allow the sale of the Partnership's interest in the joint venture which owns Sequoia Plaza I Building to USAA Real Estate Company ("Realco") or an affiliate of Realco. The limited partners of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership are being asked to vote on similar proposals to merge with and into the Trust.



     Pursuant to the Merger Agreement, the Trust is offering to issue 143.17 Common Shares of Beneficial Interest, $0.10 par value ("Shares"), of the Trust in exchange for each Unit you hold in the Partnership. The currently outstanding Shares of the Trust will remain outstanding. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share). Upon consummation of the merger, substantially all of the properties owned by the Partnership will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of Realco. The officers and Trust Managers of the Trust prior to the merger will continue to serve after the merger. The terms of the proposed merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus. I urge you to read it carefully.



     The General Partner of the Partnership is of the opinion that the proposed merger will be beneficial to the limited partners. The General Partner has received a written opinion from Houlihan Lokey Howard & Zukin as to the fairness to the limited partners, from a financial point of view, of the consideration to be received by the limited partners in connection with the merger and the sale of the joint venture interest described above.



     The proposal will be approved if it receives the affirmative vote of the holders of a majority of the Units entitled to vote at the Special Meeting. It is especially important that your Units be represented at the Special Meeting and voted FOR the proposals. Even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (210) 498-6214. Faxed proxies will be
accepted until 5:00 p.m., Dallas time, on             , 199 . Your vote is
important, regardless of the number of Units that you own. Should you have any questions, please contact Randal R. Seewald at (800) 531-8876.


     On behalf of the General Partner, I urge you to vote FOR approval of the proposal.

                                            Sincerely,

                                            Edward B. Kelley
                                            Chairman of the Board, President and
                                            Chief Executive Officer of
                                            USAA Investors II, Inc.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP
                         8000 Robert F. McDermott Fwy.
                             IH 10 West, Suite 600
                         San Antonio, Texas 78230-3884

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

               TO BE HELD                ,                , 1997

     NOTICE IS HEREBY GIVEN that a special meeting of limited partners of USAA Real Estate Income Investments II Limited Partnership (the "Partnership") will
be held at the Four Seasons Resort at Las Colinas, Irving, Texas, on           ,
          , 1997 at 9:00 a.m., Dallas time (the "Special Meeting"), for the following purposes:


          1. To (i) approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 30, 1997 (the "Merger Agreement"), by and between American Industrial Properties REIT (the "Trust") and the Partnership pursuant to which the Partnership would merge with and into the Trust and each Unit in the Partnership would be converted into the right to receive 143.17 Common Shares of Beneficial Interest, $0.10 par value, of the Trust, with cash in lieu of fractional shares; and (ii) amend the Agreement of Limited Partnership of the Partnership to authorize the following: (a) the merger of the Partnership with and into the Trust, whether or not the Trust would be regarded as an affiliate of the General Partner; (b) the sale to USAA Real Estate Company, or to an affiliate of the same, of the Partnership's interest in the joint venture which owns the Sequoia Plaza I Building; and (c) such other actions as may be necessary under or contemplated by the Merger Agreement or the Joint Proxy Statement/Prospectus, irrespective of any provision in the Agreement of Limited Partnership of the Partnership which might otherwise prohibit such action.



          2. To approve the postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.


          3. To transact such other business as properly may come before such meeting or any adjournments thereof.

     Only those limited partners of record at the close of business on
            , 199 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The proposed amendments and consequently the Merger Agreement will be approved if they receive the affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting.

                                            By Order of the General Partner

                                            Randal R. Seewald
                                            Vice President, Secretary and
                                            Legal Counsel of USAA Investors II,
                                            Inc.

     IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE SO THAT YOUR UNITS WILL BE REPRESENTED AT THE MEETING. LIMITED PARTNERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

San Antonio, Texas
          , 199

                             [RELP III LETTERHEAD]

                                             , 199

Fellow Partners:

     We cordially invite you to attend a special meeting of limited partners (the "Special Meeting") of USAA Income Properties III Limited Partnership (the "Partnership") to be held at the Four Seasons Resort at Las Colinas, Irving,
Texas, on           ,           , 199 at 9:00 a.m., Dallas time.


     At the Special Meeting, you will have an opportunity to consider and vote on the proposed merger of the Partnership with and into American Industrial Properties REIT (the "Trust") pursuant to the terms of an Amended and Restated Agreement and Plan of Merger between the Trust and the Partnership (the "Merger Agreement") and to amend the Partnership's Agreement of Limited Partnership to authorize the merger and the sale of the Curlew Crossing property by the Partnership to USAA Real Estate Company ("Realco") or an affiliate of Realco. The limited partners of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership and USAA Income Properties IV Limited Partnership are being asked to vote on similar proposals to merge with and into the Trust.



     Pursuant to the Merger Agreement, the Trust is offering to issue 82.99 Common Shares of Beneficial Interest, $0.10 par value ("Shares"), of the Trust in exchange for each Unit you hold in the Partnership. The currently outstanding Shares of the Trust will remain outstanding. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share). Upon consummation of the merger, substantially all of the properties owned by the Partnership will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of Realco. The officers and Trust Managers of the Trust prior to the merger will continue to serve after the merger. The terms of the proposed merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus. I urge you to read it carefully.



     The General Partner of the Partnership is of the opinion that the proposed merger will be beneficial to the limited partners. The General Partner has received a written opinion from Houlihan Lokey Howard & Zukin as to the fairness to the limited partners, from a financial point of view, of the consideration to be received by the limited partners in connection with the merger and the sale of property described above.



     The proposal will be approved if it receives the affirmative vote of a majority of the Units entitled to vote at the Special Meeting. It is especially important that your Units be represented at the Special Meeting and voted FOR the proposals. Even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (210) 498-6214. Faxed proxies will be accepted until 5:00
p.m., Dallas time, on             , 199 . Your vote is important, regardless of
the number of Units that you own. Should you have any questions, please contact Randal R. Seewald at (800) 531-8876.


     On behalf of the General Partner, I urge you to vote FOR approval of the proposal.

                                            Sincerely,

                                            Edward B. Kelley
                                            Chairman of the Board, President and
                                            Chief Executive Officer of

                                            USAA Properties III, Inc.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP
                         8000 Robert F. McDermott Fwy.
                             IH 10 West, Suite 600
                         San Antonio, Texas 78230-3884

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

               TO BE HELD                ,                , 1997

     NOTICE IS HEREBY GIVEN that a special meeting of limited partners of USAA Income Properties III Limited Partnership (the "Partnership") will be held at
the Four Seasons Resort at Las Colinas, Irving, Texas, on           ,
          , 199 at 9:00 a.m., Dallas time (the "Special Meeting"), for the following purposes:


          1. To (i) approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 30, 1997 (the "Merger Agreement"), by and between American Industrial Properties REIT and the Partnership pursuant to which the Partnership would merge with and into the Trust and each Unit in the Partnership will be converted into the right to receive 82.99 Common Shares of Beneficial Interest, $0.10 par value, of the Trust, with cash in lieu of fractional shares; and (ii) amend the Agreement of Limited Partnership of the Partnership to authorize the following: (a) the merger of the Partnership with and into the Trust, whether or not the Trust would be regarded as an affiliate of the General Partner; (b) the sale of the Curlew Crossing property by the Partnership to USAA Real Estate Company; and (c) such other actions as may be necessary under or contemplated by the Merger Agreement or the Joint Proxy Statement/Prospectus, irrespective of any provision in the Agreement of Limited Partnership of the Partnership which might otherwise prohibit such actions.



          2. To approve the postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.


          3. To transact such other business as properly may come before such meeting or any adjournments thereof.

     Only those limited partners of record at the close of business on
            , 199 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The proposed amendments and the Merger Agreement will be approved if they receive the affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting.

                                            By Order of the General Partner

                                            Randal R. Seewald
                                            Vice President, Secretary and

                                            Legal Counsel of USAA Properties
                                            III, Inc.


     IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE SO THAT YOUR UNITS WILL BE REPRESENTED AT THE MEETING. LIMITED PARTNERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

San Antonio, Texas
               , 199

                              [RELP IV LETTERHEAD]

                                             , 199

Fellow Partners:

     We cordially invite you to attend a special meeting of limited partners (the "Special Meeting") of USAA Income Properties IV Limited Partnership (the "Partnership") to be held at the Four Seasons Resort at Las Colinas, Irving,
Texas, on           ,           , 199 at 9:00 a.m., Dallas time.


     At the Special Meeting, you will have an opportunity to consider and vote on the proposed merger of the Partnership with and into American Industrial Properties REIT (the "Trust") pursuant to the terms of the Amended and Restated Agreement and Plan of Merger between the Trust and the Partnership (the "Merger Agreement"). The limited partners of USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership and USAA Income Properties III Limited Partnership are being asked to vote on similar proposals to merge with and into the Trust.



     Pursuant to the Merger Agreement, the Trust is offering to issue 75.68 Common Shares of Beneficial Interest, $0.10 par value ("Shares"), of the Trust in exchange for each Unit you hold in the Partnership. The currently outstanding Shares of the Trust will remain outstanding. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share). Upon consummation of the merger, all of the properties owned by the Partnership will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of USAA Real Estate Company. The officers and Trust Managers of the Trust prior to the merger will continue to serve after the merger. The terms of the proposed merger are explained in detail in the accompanying Joint Proxy Statement/Prospectus. I urge you to read it carefully.



     The General Partner of the Partnership is of the opinion that the proposed merger will be beneficial to the limited partners. The General Partner has received a written opinion from Houlihan Lokey Howard & Zukin as to the fairness to the limited partners, from a financial point of view, of the consideration to be received by the limited partners.



     The proposed merger will be approved if it receives the affirmative vote of the holders of a majority of the Units entitled to vote at the Special Meeting. It is especially important that your Units be represented at the Special Meeting and voted FOR the proposal. Even if you plan to attend the Special Meeting in person, please complete, date, sign and promptly return the proxy in the envelope provided or vote via facsimile at (210) 498-6214. Faxed proxies will be
accepted until 5:00 p.m., Dallas time, on             , 199 . Your vote is
important, regardless of the number of Units that you own. Should you have any questions, please contact Randal R. Seewald at (800) 531-8876.


     On behalf of the General Partner, I urge you to vote FOR approval of the proposals.

                                            Sincerely,

                                            Edward B. Kelley
                                            Chairman of the Board, President and
                                            Chief Executive Officer of

                                            USAA Properties IV, Inc.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP
                         8000 Robert F. McDermott Fwy.
                             IH 10 West, Suite 600
                         San Antonio, Texas 78230-3884

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

               TO BE HELD                ,                , 1997

     NOTICE IS HEREBY GIVEN that a special meeting of limited partners of USAA Income Properties IV Limited Partnership (the "Partnership") will be held at the
Four Seasons Resort at Las Colinas, Irving, Texas, on           ,           ,
199 at 9:00 a.m., Dallas time (the "Special Meeting"), for the following purposes:


          1. To (i) approve and adopt an Amended and Restated Agreement and Plan of Merger dated as of June 30, 1997 (the "Merger Agreement"), by and between American Industrial Properties REIT (the "Trust") and the Partnership pursuant to which each Unit in the Partnership will be converted into the right to receive 75.68 Common Shares of Beneficial Interest, $0.10 par value ("Shares") of the Trust, with cash in lieu of fractional shares; and (ii) amend the Agreement of Limited Partnership of the Partnership to authorize the following: (a) the merger of the Partnership with and into the Trust, whether or not the Trust would be regarded as an affiliate of the General Partner; and (b) such other actions as may be necessary under or contemplated by the Merger Agreement or the Joint Proxy Statement/ Prospectus, irrespective of any provision in the Agreement of Limited Partnership of the Partnership which might otherwise prohibit such actions.



          2. To approve the postponement or adjournment of the Special Meeting for any reason, including for the solicitation of additional votes, if necessary.


          3. To transact such other business as properly may come before such meeting or any adjournments thereof.

     Only those limited partners of record at the close of business on
                 , 199 will be entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The proposed amendments and the Merger Agreement will be approved if they receive the affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting.

                                            By Order of the General Partner

                                            Randal R. Seewald
                                            Vice President, Secretary and

                                            Legal Counsel of USAA Properties IV,
                                            Inc.


     IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE OR VOTE VIA FACSIMILE SO THAT YOUR UNITS WILL BE REPRESENTED AT THE MEETING. LIMITED PARTNERS ATTENDING THE MEETING MAY VOTE PERSONALLY ON ALL MATTERS THAT ARE CONSIDERED, IN WHICH EVENT THE SIGNED PROXIES ARE REVOKED.

San Antonio, Texas
               , 199

                        JOINT PROXY STATEMENT/PROSPECTUS

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                    22,064,147 Shares of Beneficial Interest

     This Joint Proxy Statement/Prospectus is being furnished to shareholders of American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), and to the limited partners (collectively, "Limited Partners") holding Units of Limited Partnership Interests ("Units") in any of the following four public limited partnerships: USAA Real Estate Income Investments I, A California Limited Partnership ("RELP I"); USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership, ("RELP II"); USAA Income Properties III Limited Partnership, a Delaware limited partnership ("RELP III"); and USAA Income Properties IV Limited Partnership, a Delaware limited partnership ("RELP IV," together with RELP I, RELP II and RELP III, the "RELPS" and each a "RELP"). This Joint Proxy Statement/ Prospectus is furnished in connection with the solicitation of proxies by the Board of Trust Managers of the Trust for use at the Special Meeting of shareholders of the Trust (including any adjournments or postponements thereof) (the "Trust Special Meeting") and by the General Partner of each RELP (collectively, the "General Partners") for use at the Joint Special Meeting of Limited Partners (including any adjournments or postponements thereof) each a "RELP Special Meeting" and, together with the Trust Special
Meeting, the "Special Meetings"), each to be held on             , 199 at the
time and place set forth in the accompanying notices.


     The purpose of the Special Meetings is to consider and vote upon each Amended and Restated Agreement and Plan of Merger, dated as of June 30, 1997 (collectively, the "Merger Agreement"), between the Trust and each RELP pursuant to which each RELP will merge with and into the Trust (collectively, the "Merger"). The form of Merger Agreement between the Trust and each RELP is attached to this Joint Proxy Statement/Prospectus as Annex I.



     As consideration for the merger of the RELPS into the Trust, the Trust is offering to issue in the aggregate up to 22,064,147 of its Common Shares of Beneficial Interest, par value $.10 per share (the "Shares"), which will be allocated to the RELPS which approve and participate in the Merger (the "Participating RELPS") in accordance with their respective Net Asset Values (as defined herein). Based upon Net Asset Value, each Unit in RELP I will be converted into the right to receive 79.52 Shares, each Unit in RELP II will be converted into the right to receive 143.17 Shares, each Unit in RELP III will be converted into the right to receive 82.99 Shares and each Unit in RELP IV will be converted into the right to receive 75.68 Shares. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share (the "Exchange Price")). Upon consummation of the Merger, substantially all of the properties owned by the Participating RELPS will be owned by the Trust, and such properties will continue to be managed and leased by an affiliate of USAA Real Estate Company ("Realco"). The officers and Trust Managers of the Trust prior to the Merger will continue to serve after the Merger.



     The purpose of the Merger is to strategically unite the Trust with four entities with compatible properties in existing and new markets for the Trust, and to give the Limited Partners the ability to participate in a strategic business combination with a publicly traded real estate investment trust ("REIT") in order to take advantage of the growth in the REIT industry and real estate markets in general, with the opportunity to liquidate their investment through the sale of the publicly-traded Shares or retain their investment indefinitely.



     Based on the closing price of the Shares on the New York Stock Exchange
(the "NYSE") of $          per Share on             , 199 (the "Closing Price"),
if the Merger Agreement is approved and the Merger is consummated, the total
market value of the Trust would be approximately $          and the
consideration to be received collectively by the Limited Partners would have a
market value of approximately $          . Assuming all the RELPS participate in
the Merger, based on 45,374,014 outstanding Shares, approximately 48.63% of the Shares of the Trust expected to be outstanding after the Merger (45.87% if Realco converts certain indebtedness of the Trust prior to December 31, 1997) would be held by the Limited Partners. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the Trust's outstanding Shares. For a description of the Merger Agreement, see "The Merger."



     The Merger may have the following adverse consequences for the Trust's shareholders:



     - The trading price of the Trust's Shares may increase prior to the consummation of the Merger with no corresponding adjustment being made to the Exchange Ratio (as defined below).



     - The Trust will be expanding into new regions and markets where it has little prior experience.



     - The cost of the Merger, both financially and in terms of the time and effort of management required to effectuate the Merger, are expected to be significant.



     - The anticipated benefits of the Merger may not be realized.



     The Merger may have the following adverse consequences for the Limited
Partners:



     - The trading price of the Trust's Shares may decrease prior to the consummation of the Merger with no corresponding adjustment being made to the Exchange Ratio.



     - The Trust has not made distributions for four consecutive quarters since 1993, and there can be no assurance that the Trust will be able to make distributions in the future.



     - The anticipated benefits of the Merger may not be realized.



     - The General Partners are prohibited by the Merger Agreement from initiating, soliciting or encouraging competing proposals with the Merger.



     - The Merger will be a taxable event to the Limited Partners.



     This Joint Proxy Statement/Prospectus also constitutes a prospectus of the Trust in respect of the Shares to be issued to the Limited Partners in connection with the Merger. The outstanding Shares are, and the Shares offered hereby will be, listed and traded on the NYSE under the symbol "IND." This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of the Trust and the Limited Partners on or about
            , 199 .



     SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR CERTAIN RISKS RELATING TO PARTICIPATION IN THE MERGER. These risks include:


     - The Trust has generated losses from operations every year since 1988.

     - Participating Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from the applicable RELP and may initially receive no distributions because the Trust currently is not paying distributions.

     - Uncertainties relating to the capital structure of the Trust following consummation of the Merger as a result of the possibility that some of the RELPS may not participate in the Merger.


     - The change in the nature of each Limited Partner's investment in a Participating RELP from holding an interest in a specified portfolio of properties in a finite life entity to holding an equity investment in an ongoing REIT, whose portfolio of properties may be changed from time to time without the approval of its shareholders and which does not plan to liquidate such assets within a fixed period.


     - The possibility that the Net Asset Values assigned to each of the RELPS may not reflect the actual value of such RELP'S assets.


     - The common management of the RELPS, who are also Affiliates of Realco, has negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the Merger might have been more favorable to such RELP. Further, issues unique to the value of a particular RELP might have resulted in adjustments increasing or decreasing the number of Shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own 17.39% of the Trust's outstanding Shares. An Affiliate of Realco will manage and lease the former RELP properties after the Merger. Any or all of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners.


     - The Merger will be a taxable transaction for each participating Limited Partner.

     - The Trust will be assuming all liabilities of the Participating RELPS, including undisclosed liabilities.


     - The Shares may initially trade at prices substantially below trading prices as of the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.



     - The proceeds of future asset sales or refinancings by the Trust generally will be reinvested rather than distributed to shareholders to the extent not required to be distributed to maintain REIT status.



     - A majority vote of Limited Partners binds each RELP; if the Merger is approved, Limited Partners who vote against the Merger will have their Units converted into Shares based on the Exchange Price unless they properly exercise dissenters' rights.



     - The Board of Trust Managers of the Trust may change the investment, acquisition and financing policies of the Trust (including policies regarding the level of indebtedness) without a vote of the shareholders, which could result in policies which do not reflect the interests of all shareholders.



     - The Trust will be taxed as a corporation if it fails to qualify as a REIT.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is             , 1997.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION.......................................   iv
SUMMARY.....................................................    1
  Parties to the Merger.....................................    1
  Summary of Risk Factors...................................    3
  The Special Meetings......................................    5
  Record Date; Votes Required; Investor Lists...............    5
  The Merger................................................    6
  Conflicts of Interest.....................................    7
  Reasons for the Merger and Recommendations................    8
  Fairness Opinions.........................................    9
  Material Federal Income Tax Consequences..................   10
  Summary Comparison of Ownership of Units and Shares.......   11
  Effective Time of the Merger..............................   13
  Management, Operations and Headquarters After the
     Merger.................................................   13
  Conditions to Consummation of the Merger..................   13
  Anticipated Accounting Treatment..........................   14
  Conduct of Business Pending the Merger....................   14
  Resales of Shares.........................................   14
  Termination...............................................   14
  Summary Historical Financial Information of the Trust.....   15
  Summary Historical Financial Information of RELP I........   16
  Summary Historical Financial Information of RELP II.......   17
  Summary Historical Financial Information of RELP III......   18
  Summary Historical Financial Information of RELP IV.......   19
  Summary Pro Forma Financial Information of the Trust
     (Merger)...............................................   20
  Comparative Per Share Data................................   21
RISK FACTORS................................................   22
  History of Losses of the Trust............................   22
  Potential Changes in Distribution Levels for Limited
     Partners...............................................   22
  Uncertainties at the Time of Voting as to Participation of
     RELPS..................................................   22
  Fundamental Change in Nature of Investment From Finite
     Life to Infinite Life..................................   23
  Fundamental Change in Nature of Investment From
     Pass-Through to REIT...................................   23
  Potential Taxable Income to Limited Partners Without Cash
     Distribution...........................................   23
  Potential Challenges to Partnership Valuations............   23
  Lack of Independent Representation for Each RELP..........   23
  Conflicts of Interest of the General Partners.............   24
  The Merger as a Taxable Event.............................   24
  Undisclosed Liabilities That Will Be Assumed by the
     Trust..................................................   24
  Expenses of the Merger....................................   25
  Majority Vote Binds Each RELP.............................   25
  The Merger Will Require Limited Partners to Forego the
     Alternatives to the Merger.............................   25
  Trust Business Objectives Differ From RELP Business
     Objectives.............................................   25
  Loss of Rights by Limited Partners........................   25
  Termination Payments if Merger Fails to Occur.............   26
  Significant Increase in Portfolio Size....................   26
  Future Dilution of Shareholders...........................   26
  Distributions Subordinate to Payments on Debt.............   26
  Share Price Fluctuations..................................   26
  Effect of Market Interest Rates on Price of the Shares....   27
  Real Estate Investment Risks..............................   27
  No Limitation on Debt.....................................   28
  Changes in Policies.......................................   29
  Possible Environmental Liabilities........................   29
  Risks of Development and Acquisition Activities...........   30
  Uninsured and Underinsured Losses Could Result in Loss of
     Value of Property......................................   30

  Costs of Compliance with Federal Laws.....................   31
  Adverse Consequences of Failure to Qualify as a REIT......   31
  Anti-Takeover Provisions..................................   31
  Uncertainties Related to Litigation.......................   32
THE SPECIAL MEETINGS........................................   32
  Trust Special Meeting.....................................   32
  RELP Special Meeting......................................   34
THE MERGER..................................................   37
  Background of the Merger..................................   37
  Background of the RELPS...................................   40
  The Trust's Reasons for the Merger and Recommendation.....   42
  The RELPS' Reasons for the Merger and Recommendation......   44
  Fairness Opinions.........................................   53
  Exchange Ratio and Exchange for the Trust's Shares........   62
  Management and Operations After the Merger................   62
  Effective Time of the Merger..............................   65
  Headquarters..............................................   65
  Conditions to Consummation of the Merger..................   65
  Conduct of Business Pending the Merger....................   66
  Acquisition Proposals.....................................   68
  Extension, Waiver and Amendment; Termination..............   68
  Effect of Termination and Abandonment.....................   70
  Extension; Waiver.........................................   71
  Proposed Amendments to Partnership Agreements.............   71
  The Merger Expenses.......................................   72
  Anticipated Accounting Treatment..........................   72
  Material Federal Income Tax Consequences..................   72
  Resales of the Trust's Shares.............................   83
DISSENTERS' RIGHTS..........................................   83
PRO FORMA FINANCIAL INFORMATION (MERGER)....................   86
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF THE TRUST....................  102
ALLOCATION OF CONSIDERATION.................................  109
  Allocation Principles.....................................  109
  Net Asset Values..........................................  110
CONFLICTS OF INTEREST.......................................  111
  Affiliated General Partners...............................  111
  Benefits to Realco, General Partners and Affiliates.......  111
  Trust Managers and Officers...............................  112
  Features Discouraging Potential Takeovers.................  112
FIDUCIARY RESPONSIBILITY....................................  113
  Trust Managers and Officers of the Trust..................  113
  General Partners of the RELPS.............................  113
MARKET PRICES AND DISTRIBUTIONS.............................  114
  The Market Price of the Shares............................  114
  Distributions.............................................  115
  Market Price of Units.....................................  115
  Partnership Distributions.................................  116
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................  117
  Investments in Real Estate or Interests in Real Estate....  117
  Investments in Real Estate Mortgages......................  117
  Disposition...............................................  118
  Conflict of Interest Policy...............................  118
  Affiliate Transaction Policy..............................  118
  Other Activities..........................................  118

BUSINESS OF THE TRUST.......................................  119
  General...................................................  119
  Business Objectives and Strategy..........................  120
  Geographic Analysis of Revenue............................  121
  Employees.................................................  121
  Competition...............................................  121
  Properties................................................  121
  Portfolio Summary.........................................  124
  Lease Expiration..........................................  125
  Mortgage Indebtedness.....................................  125
  Legal Proceedings.........................................  125
BUSINESS OF THE RELPS.......................................  126
  RELP I....................................................  126
  RELP II...................................................  128
  RELP III..................................................  130
  RELP IV...................................................  135
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RELP I.......................  138
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RELP II......................  141
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RELP III.....................  143
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF RELP IV......................  148
COMPARISON OF OWNERSHIP OF UNITS AND SHARES.................  152
COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS............  164
  Compensation Paid to the General Partners and Their
     Affiliates.............................................  164
  Distribution Policies.....................................  166
EXECUTIVE AND TRUST MANAGER COMPENSATION....................  168
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................  170
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............  171
COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR
  AFFILIATES................................................  172
  RELP I....................................................  172
  RELP II...................................................  173
  RELP III..................................................  174
  RELP IV...................................................  175
EXPERTS.....................................................  176
LEGAL OPINIONS..............................................  176
SHAREHOLDER PROPOSALS.......................................  176
OTHER MATTERS...............................................  176
GLOSSARY....................................................  177
INDEX TO FINANCIAL STATEMENTS...............................  F-1
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER...........  I-1
PRUDENTIAL SECURITIES FAIRNESS OPINION......................  A-1
HOULIHAN FAIRNESS OPINIONS..................................  B-1

                             AVAILABLE INFORMATION

     The Trust and each of the RELPS are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust and each of the RELPS with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Trust and each of the RELPS and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov. The Trust's reports, proxy statements and other information may and can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Joint Proxy Statement/Prospectus is part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.


     Supplements to this Joint Proxy Statement/Prospectus have been prepared for each RELP to highlight the risks, effects and fairness of the Merger that are particular to each respective RELP. The Limited Partners of each RELP will receive, with this Joint Proxy Statement/Prospectus, the Supplement that corresponds to such RELP. The Limited Partners of a particular RELP may also receive copies of the supplements prepared for any or all of the RELPS and copies of such supplements will be provided promptly, without charge, to each Limited Partner or his representative who has been so designated in writing upon written request to the particular RELP at 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     All information contained in this Joint Proxy Statement/Prospectus with respect to the Trust has been supplied by the Trust, and all information with respect to each RELP has been supplied by such RELP.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Joint Proxy Statement/Prospectus, and if given or made, such information or representation must not be relied upon. This Joint Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation. The delivery of this Joint Proxy Statement/Prospectus at any time does not imply that the information herein is correct as of any time subsequent to the date hereof.

                                    SUMMARY

     The following summary is qualified in all respects by the information appearing elsewhere in this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. All initial capitalized terms shall have the meanings set forth in the Glossary beginning on page 177.

PARTIES TO THE MERGER

     The Trust. The Trust is a self-administered Texas REIT primarily engaged in the acquisition, renovation, development and operation of industrial properties. As of June 30, 1997, the Trust owned and operated 11 industrial properties containing 1,206,212 net rentable square feet, located in Baltimore, Dallas, Houston, Los Angeles and Milwaukee (the "Trust Industrial Properties"), and one retail property containing 196,453 net rentable square feet (the "Trust Retail Property") located in Denver (collectively, the "Trust Properties"). The Trust Industrial Properties had an average occupancy rate of 93.8% and the Trust Retail Property had an average occupancy rate of 83.8% for the second quarter ended June 30, 1997.

     The principal executive offices of the Trust are located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063 and its phone number is (972) 756-6000. For more information concerning the Trust, see "Business of the Trust."
     The RELPS. The RELPS were initially organized to acquire income producing real properties, primarily office buildings. Each RELP is a finite life entity and, pursuant to the terms of any Agreements of Limited Partnership of the RELPS (collectively, the "Partnership Agreements"), no additional properties may be acquired by any RELP and upon the sale of any property, the net proceeds are to be distributed to the partners.

     The RELPS own, either directly or through a joint venture, interests in properties containing in the aggregate 1,394,000 net rentable square feet. Excluding any properties that will not be transferred in connection with the Merger, on June 30, 1997, each of the RELPS held the following properties: (i) RELP I held one office building in San Diego with an average occupancy rate of 100%, and one retail shopping center in Daytona Beach, Florida with an average occupancy rate of 92%; (ii) RELP II held a manufacturing and distribution facility located in Elk Grove Village, Illinois with an average occupancy rate of 100%, and one industrial warehouse building in Lakeland, Florida with an average occupancy rate of 100%; (iii) RELP III held one office building complex in Manhattan Beach, California with an average occupancy rate of 74%, and one office building complex in Phoenix, Arizona with an average occupancy rate of 80%; and (iv) RELP IV held one industrial building in Milpitas, California with an average occupancy rate of 100%, one industrial building in San Diego, California with an average occupancy rate of 81%, one office building in St. Louis, Missouri with an average occupancy rate of 87%, and a joint venture interest in the sole beneficiary of a trust which owns an office/research and development facility in Chelmsford, Massachusetts with an average occupancy rate of 100%.

     The properties of RELP II are currently managed solely by its General Partner. The remaining three RELPS' properties are managed by an Affiliate of Realco.

     The address of the principal executive offices of each of the RELPS and the General Partners is 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884. For more information concerning the RELPS, see "Business of the RELPS."

Organizational Diagram



     Set forth below is a diagram showing the relationships between the parties to the Merger.


                                   CHART HERE
---------------

(1) As of September 15, 1997, Realco had the right to acquire an additional 2,724,809 Shares upon the conversion of certain indebtedness of the Trust to Realco, if such conversion occurs on or prior to December 31, 1997. Upon consummation of the Merger and conversion of the indebtedness, Realco will own 17.39% of the Trust's outstanding Shares. See "Certain Relationships and Related Transactions."



(2) Represents the percentage ownership of Units in the RELP by the General Partner and its Affiliates.

SUMMARY OF RISK FACTORS


     The Trust's shareholders and the Limited Partners should carefully consider the risks discussed under "Risk Factors" prior to voting on the matters being submitted to them in connection with the Merger. These risks include:

  Risks Related to the Merger

     - The Trust has generated losses from operations every year since 1988.

     - Participating Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from the applicable RELP. Limited Partners may initially receive no distributions because the Trust currently is not paying distributions.


     - The size and diversity of the Trust's portfolio after the Merger is dependent upon which RELPS approve the Merger. Therefore, at the time a Limited Partner votes, he will not know the ultimate nature of the portfolio or the business and operations of the Trust following the Merger.



     - The Merger will result in a change in the nature of each Limited Partner's investment in a Participating RELP from holding an interest in a specific portfolio of properties in a finite life entity to holding an interest in an ongoing REIT, whose real estate portfolio may be changed from time to time by the Trust's Board without the approval of the shareholders and which does not plan to liquidate such assets within a fixed period.



     - The Net Asset Values assigned to each of the RELPS may not reflect the true value of such RELP's assets because the Net Asset Values were the result of negotiations between the common management of the Trust and the General Partners of the RELPS.



     - The common management of the RELPS, who are also Affiliates of Realco, negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the Merger might have been more favorable to such RELP. Further, issues unique to the value of a particular RELP might have resulted in adjustments increasing or decreasing the number of Shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. An Affiliate of Realco will manage and lease the former RELP properties after the Merger. All of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners. After the Merger, assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the Trust's outstanding Shares.



     - Limited Partners who became shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes.



     - Taxable income or loss will be recognized by each taxable Limited Partner participating in the Merger in an amount equal to the Limited Partner's allocable share of the income or loss recognized by his respective RELP from the transfer of the RELPS' assets to the Trust through the Merger and Limited Partners will receive no cash from the Merger (other than cash received in lieu of fractional Shares) to pay taxes arising from any taxable income (see "The Merger -- Material Federal Income Tax Consequences").



     - The Trust will have potential liability for unknown, undisclosed or contingent liabilities of the Participating RELPS, including claims against the Trust for indemnification, environmental liabilities, and title defects, could adversely affect the cash liquidity of the Trust and its future ability to make distributions to shareholders.

     - The Shares may trade at prices substantially below trading prices on the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.



     - Shareholders of the Trust will be diluted if there is an issuance of additional equity securities at what may be less than their fair market value.



     - Any declaration of distributions to shareholders is subordinate to the payment of the Trust's debts and obligations, which could adversely affect the ability of the Trust to make distributions to shareholders in the future.


     - Expenses of the Merger will be borne by the Trust exclusively, unless (i) three or more of the RELPS do not approve the Merger, in which event Realco will reimburse the Trust for up to $250,000 of the Trust's expenses, or (ii) the Merger Agreement is terminated under certain circumstances.


     - The majority vote of the Limited Partners binds each RELP; if the Merger is approved, Limited Partners who voted against the Merger will have their Units converted into Shares based on the Exchange Price unless they properly exercise their dissenters' rights.


     - Approval of the Merger will require the Limited Partners to forego certain alternatives to the Merger, such as liquidating the RELPS or continuing to operate the RELPS as limited partnerships.

     - The Trust has different business objectives than the RELPS, including the intent to acquire new properties and, from time to time, to dispose of existing properties and reinvest the proceeds therefrom, to the extent a distribution is not required to maintain REIT status.


     - Increases in market interest rates may adversely affect the price of the Shares.


     - Approval of the Merger by the Limited Partners will result in the loss of their respective rights under the applicable Partnership Agreement and the partnership law of the applicable jurisdiction of organization of each RELP.

     - If the Merger Agreement is terminated prior to consummation, under certain circumstances, each RELP and the Trust may have to pay their Proportionate Share of a termination fee or of the expenses of the Merger.

     - The Trust's organizational documents do not restrict the Trust's ability to incur additional indebtedness. As a result, the Trust could increase its debt service requirements to a level that may adversely affect the Trust's ability to make future distributions and may increase the risk of default.

     - The investment and financing policies of the Trust are determined by the Trust Managers and may be amended or revised at any time without a vote of the shareholders of the Trust.


     - Claims may be brought against the Trust for the remediation of environmental conditions, which could result in substantial expenditures for remediation and in a loss of revenues during remediation efforts.



     - There are risks associated with the acquisition and development of commercial and industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected.



     - There are risks associated with increased portfolio size and geographic diversification as a result of the Merger, including the adequacy of the number of personnel and the available resources to manage the new portfolio.



     - The Trust may experience occurrences of uninsured liability or casualty, reducing the Trust's capital and adversely affecting anticipated profits.



     - The Trust may incur the expense of compliance with the Americans With Disabilities Act, fire and safety, and other regulatory requirements applicable to the operation of the Trust's properties.



     - The Trust will be taxed as a corporation if it fails to qualify as a REIT and the Trust will be liable for increased federal, state and local income taxes in such event.

     - Certain provisions in the Trust's governing documents, including the right to redeem Shares from a shareholder if he owns, directly or indirectly, more than 9.8% of the Trust's outstanding Shares or to restrict voting and distribution rights with respect to Shares owned in excess of such limit, and the Trust Managers' right to issue other classes of equity securities could delay or prevent changes in control of the Trust, even if such changes in control were in the shareholders' best interest.

  General Real Estate Investment Risks


     - There are risks normally incidental to the ownership and operation of industrial and commercial properties, including, among others, changes in general national economic or local market conditions, competition for tenants, changes in market rental rates, inability to collect rents from tenants due to bankruptcy or insolvency of tenants or otherwise, and the need to periodically make capital improvements.



     - There are risks associated with leveraged real estate investments, such as the Trust's inability to meet required principal and interest payments, the risk that existing indebtedness will not be refinanced or that the terms of such refinancing will not be favorable, and the risk that necessary capital expenditures will not be able to be financed on favorable terms or at all.


     - The illiquidity of real estate investments will limit the Trust's ability to vary its portfolio in response to changes in economic or other conditions.


     - Competition from competing properties could decrease the occupancy levels and rental rates of the Trust's investments.


     - The Trust's assets are subject to general operating risks common to all real estate developments, including increases in operating costs not offset by rental increases. In addition, the Trust's assets are primarily industrial or commercial properties, making the Trust's profitability dependent upon general trends affecting that type of real estate investment.

THE SPECIAL MEETINGS


     Trust Special Meeting. The Trust Special Meeting will be held on
  , 199 at 9:00 a.m., Dallas time at 2200 Ross Avenue, 40th Floor, Dallas, Texas 75201. The purpose of the Trust Special Meeting is to consider and vote upon the proposal to approve the Merger Agreement and the issuance of Shares pursuant thereto. Shareholders may vote at the Trust Special Meeting by attending the meeting and voting in person, by completing the enclosed proxy and returning it in the enclosed envelope, or by faxing the enclosed proxy to (214) 999-9323 or
(214) 999-9348. Faxed proxies will be accepted until 5:00 p.m., Dallas time, on , 199 . See "The Special Meetings."



     RELP Special Meeting. The RELP Special Meeting will be held on
  , 199 at 9:00 a.m.,           time at                . The purpose of the RELP
Special Meeting is to vote upon a proposal to approve the Merger Agreement and to amend the Partnership Agreements as necessary to allow the consummation of the Merger. Limited Partners in RELP II will also be voting on a proposal to allow the sale of RELP II's interest in the joint venture which owns Sequoia I Plaza Building to Realco or its Affiliate. Limited Partners in RELP III will also be voting on a proposal to sell Curlew Crossing Shopping Center to Realco or its Affiliate. These sales are collectively referred to herein as the "Related Transactions." Limited Partners may vote at the RELP Special Meeting by attending the meeting and voting in person, by completing the enclosed proxy and returning it in the enclosed envelope, or by faxing the enclosed proxy to (210) 498-6214. Faxed proxies will be accepted until 5:00 p.m. time, Dallas time, on
            , 199 . See "The Special Meetings."



RECORD DATE; VOTES REQUIRED; INVESTOR LISTS



     The Trust. Only holders of Shares of record at the close of business on
               (the "Record Date") will be entitled to notice of and to vote at the Trust Special Meeting. The Merger Agreement and the issuance of Shares thereunder will be approved if the proposal receives the affirmative vote of two-thirds of the outstanding Shares entitled to vote at the Trust Special Meeting. The holders of a majority of the Shares entitled to vote, present in person or proxy, will constitute a quorum for purposes of the Trust Special Meeting. As of the Record Date, there were
          Shares outstanding and entitled to vote. The members of the Trust's Board of Trust Managers (the "Trust Managers" or the "Trust Board") and executive officers of the Trust and their Affiliates beneficially owned, as of
the Record Date,           Shares, which is approximately      % of the
outstanding Shares. As of the Record Date, Realco held of record
Shares (approximately      % of the outstanding Shares). Management of the
Trust, Realco, MSAM, LaSalle Advisors and ABKB, representing approximately
     % of the Trusts' outstanding Shares, have agreed to vote their Shares in favor of the proposal.



     Abstentions and broker non-votes (where a nominee holding Shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and does not possess or choose to exercise the discretionary authority with respect thereto) will be included in the determination of the number of Shares present at the Trust Special Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the proposal. Failure to return the Proxy or failure to vote at the Trust Special Meeting will have the same effect as a vote against the proposal.



     RELPS. Only Limited Partners of record at the close of business on the Record Date will be entitled to notice of and to vote at the RELP Special Meeting. The respective Merger Agreement and amendment of the Partnership Agreement will be approved if the proposal receives, for a RELP, the affirmative vote of (i) the holders of a majority of the outstanding Units and (ii) the General Partner. The sale of RELP II's interest in the joint venture which owns Sequoia I Plaza Building will be approved if the proposal receives the affirmative vote of (a) the holders of a majority of the outstanding Units of RELP II and (b) the General Partner of RELP II. The sale of Curlew Crossing by RELP III will be approved if the proposal receives the affirmative vote of (1) the holders of a majority of the outstanding Units of RELP III and (2) the General Partner of RELP III. The General Partner of each RELP has approved the applicable proposals. As of the Record Date, RELP I had 54,610 Units issued and outstanding, of which 6,039 Units (11.06% of the outstanding Units) were held by its General Partner and its Affiliates; RELP II had 27,141 Units issued and outstanding of which 6,691 Units (24.65% of the outstanding Units) were held by its General Partner and its Affiliates; RELP III had 111,549 Units issued and outstanding, of which 6,469 Units (5.80% of the outstanding Units) were held by its General Partner and its Affiliates; and RELP IV had 60,495 Units issued and outstanding, of which 6,140 Units (10.15% of the outstanding Units) were held by its General Partner and its Affiliates. The Partnership Agreements of RELP II, RELP III and RELP IV each provide that in the event that the General Partner (and its Affiliates) of such RELP owns any Units, such General Partner is not entitled to vote as a Limited Partner with respect to any such Units. In accordance with this prohibition, Units held by the General Partner and its Affiliates of each of RELP II, RELP III and RELP IV will not be entitled to vote at the RELP Special Meeting. The Partnership Agreement of RELP I does not contain such a prohibition. Consequently, the Units in RELP I held by the RELP I General Partner and its Affiliates are entitled to vote at the RELP Special Meeting and the holders of such Units will vote their 6,039 Units (11.06% of the outstanding Units in RELP I) in favor of the Merger Agreement and the amendment of the Partnership Agreement. Under federal and state law, and under the RELP Partnership Agreements, under certain circumstances, Limited Partners may obtain a RELP's list of investors. See "The Special Meetings -- The RELP Special Meeting."



     Abstentions and broker non-votes (where a nominee holding Units for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and does not possess or choose to exercise the discretionary authority with respect thereto) will be included in the determination of the number of Units present at the RELP Special Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the applicable proposals. Failure to return the Proxy or failure to vote at the RELP Special Meeting will have the same effect as a vote against the applicable proposals.



THE MERGER



     Pursuant to the Merger Agreement, the Trust will issue an aggregate of up to 22,064,147 Shares to the Limited Partners in the RELPS as consideration for the assets of the RELPS that will be transferred to the Trust in connection with the Merger. Based upon the value of each RELP's real estate assets, as adjusted for the RELP's known liabilities ("Net Asset Value"), the Shares were allocated to the Limited Partners in each RELP as follows: (i) the Limited Partners in RELP I will receive an aggregate of 4,342,857 Shares (valued at $11,400,000 based upon
the Exchange Price, $          based upon the Closing Price); (ii) the Limited
Partners in RELP II will receive an aggregate of 3,885,714 Shares (valued at
$10,200,000 based upon the Exchange Price, $          based upon the Closing
Price); (iii) the Limited Partners in RELP III will receive an aggregate of 9,257,143 Shares (valued at $24,300,000 based upon the Exchange Price,
$          based upon the Closing Price); and (iv) the Limited Partners in RELP
IV will receive an aggregate of 4,578,433 Shares (valued at $12,018,000 based
upon the Exchange Price, $          based upon the Closing Price). Net Asset
Values were initially determined for each RELP by its General Partner utilizing several factors, including the current and projected net operating income and cash flow, capitalization rate, market rental rates, lease expirations, and anticipated capital expenditures for leasing and tenant improvements for each RELP property. The Net Asset Values were then finally determined for each RELP through negotiations between the common management of each of the RELPS and the Trust. The Shares received by the Limited Partners will be listed for trading on the NYSE. If the requisite number of Limited Partners of only one of the RELPS approves the Merger, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP. Upon the effective date of the Merger, the Participating RELPS will cease to exist.


     Any Limited Partner may abstain from or vote against the Merger. Abstaining from voting has the same effect as a vote against the Merger. See "The Special Meetings -- RELP Special Meeting." If the Merger is approved, a Limited Partner who abstains or votes against the Merger can still participate in the Merger so long as the Limited Partner does not exercise the right voluntarily granted by the Trust to dissent with respect to the Merger ("Dissenters' Rights") and, subject to certain conditions, receive payment in Shares equal to the "fair value" of his Units (the "Dissenting Units"). Any Limited Partner who wishes to exercise his or her Dissenters' Rights or to preserve his or her rights to do so should review the discussion set forth below under "Dissenters' Rights" carefully, because failure to timely and properly comply with the procedures specified will result in the loss of such Dissenters' Rights.


     The General Partners are proposing amendments to the Partnership Agreements to permit the closing of the transactions contemplated by the Merger Agreement. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. Since the vote of the Limited Partners holding a majority of the Units of a RELP is required to approve the proposed amendments, a majority vote is required to approve the Merger. The proposed amendments authorize the following: (i) the Merger of each RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partner; and (ii) such other actions as may be necessary under or contemplated by the Merger Agreement or this Joint Proxy Statement/Prospectus, irrespective of any provision in the Partnership Agreement which might otherwise prohibit such actions. See "The Merger -- Proposed Amendments to Partnership Agreements."


     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares it might have otherwise be entitled to receive in exchange for its partnership interest in the RELPS.

CONFLICTS OF INTEREST
     A number of conflicts of interest are inherent in the relationships among the RELPS, the General Partners, Realco, the Trust and its Trust Managers. Certain of these conflicts of interest (to the extent not discussed above) are summarized below:

     - United Services Automobile Association ("USAA"), through indirect wholly-owned subsidiaries, ultimately owns and therefore controls Realco and each of the General Partners, and each of the officers and directors of the General Partners are also officers or directors of Realco. Realco, a wholly-owned indirect subsidiary of USAA, is also one of the largest shareholders of the Trust, owning, on September 15, 1997, 3,202,206 Shares or approximately 13.74% of the issued and outstanding Shares. Realco has the right, pursuant to a certain Share Purchase Agreement, dated December 13, 1996 (the "Realco Share Purchase Agreement"), to appoint two members to the Trust Board until December 19,

1999. See "The Merger -- Management and Operations After the Merger." Realco has the right to acquire additional Shares upon the conversion of certain indebtedness of the Trust to Realco. See "Security Ownership of Certain
      Beneficial Owners and Management." After the Merger, assuming conversion of the debt, Realco will own approximately 17.39% of the Trust's outstanding Shares. The relationships among USAA, Realco, the General Partners and the Trust involve an inherent conflict of interest in their structuring the terms and conditions of the Merger.



     - Since each of the General Partners is ultimately owned and controlled by USAA, and thus are affiliated with each other, each General Partner is not in a position to independently view the Merger proposal solely from the perspective of a single RELP, and may have advocated certain positions in connection with the negotiation of the Merger Agreement, the effect of which could have benefitted one of the RELPS at the expense of other RELPS.



REASONS FOR THE MERGER AND RECOMMENDATIONS



     The Trust. The Trust Managers other than the designees of Realco to the Trust Board (the "Disinterested Trust Managers") believe that the terms of the Merger Agreement are fair from a financial point of view to the shareholders of the Trust and in the best interests of the Trust and its shareholders. Accordingly, the Disinterested Trust Managers have unanimously approved the Merger Agreement and the issuance of Shares thereunder, and recommend the shareholders vote for approval of the Merger Agreement and the issuance of Shares thereunder. The following are the principal reasons why and how the Disinterested Trust Managers made such determinations (to which relative weights were not assigned): (i) the Merger should improve the Trust's operating performance and profit margins; (ii) a greater number of Shares in the market should increase liquidity for shareholders; (iii) a larger market capitalization should make the Trust more attractive to investors; (iv) the transfer of the RELPS' properties to the Trust should provide entry into new markets and favorable positions for future portfolio acquisitions; (v) geographic diversification will result from the Merger, which management believes is preferred by investors; (vi) geographic diversification reduces the vulnerability to recessions in any particular region; (vii) the written fairness opinion of Prudential Securities Incorporated ("Prudential Securities"); and
(viii) certain representations from, and discussions with, executive officers of the Trust and outside advisors supported the Merger.



     The Disinterested Trust Managers also considered the following potential adverse consequences of the Merger: (i) because the Exchange Ratio is fixed, an increase in the value of the Shares would increase the value of the consideration to be received by the Limited Partners in the Merger; (ii) expansion into new regions and new markets with which the Trust has little prior experience; (iii) the significant cost involved in connection with consummating the Merger; (iv) the substantial time and effort of the Trust's management required to effectuate the Merger, integrate the business of the RELPS into the Trust, and manage the increased and more diversified property portfolio; and (v) the risk that the anticipated benefits of the Merger might not be fully realized. The Trust Managers believe that the benefits and advantages of the Merger far outweigh the negative factors and risks. See "The Merger -- The Trust's Reasons for the Merger and Recommendation."



     The Merger Agreement provides that if only one of the RELPS approves the Merger, the Trust has the right but not the obligation to consummate the Merger with the RELPs approving the Merger. If more than one RELP approves the Merger, the Trust must consummate the Merger with such RELP if all of the other conditions to the Merger have been satisfied.



     If the Merger is not consummated for any reason, the Trust will continue to execute its strategic objective of acquiring light industrial properties. The Trust will also continue to consider possible acquisitions of compatible properties in bulk industrial, office and other commercial sectors. See "Policies With Respect to Certain Activities -- Investments in Real Estate or Interests in Real Estate."



     RELPS. The Board of Directors of each of the General Partners and Realco believe that the terms of the Merger Agreement, including the consideration to be received by the Limited Partners in the Merger, are fair to and in the best interests of the respective Limited Partners. Accordingly, each Board has unanimously approved the Merger Agreement and recommends that the respective Limited Partners vote for approval of the Merger Agreement and amendment of the Partnership Agreement and for approval of the applicable

Related Transaction. The following are the principal reasons why and how the Boards made such determinations (to which relative weights were not assigned):
(i) the fairness opinion of Houlihan Lokey Howard & Zukin ("Houlihan"), an independent third party, that the consideration to be received by the Limited Partners is fair from a financial point of view; (ii) the determination that a business strategy of seeking a strategic combination with a publicly traded REIT to take advantage of the growth in the REIT industry and real estate markets in general was preferable to the alternatives of complete liquidation of the RELPS, continuation of the RELPS or reorganization of the RELPS into one REIT or four separate REITS; (iii) simplified tax administration for Limited Partners through the elimination of Schedule K-1 reporting; (iv) the economic terms of the Merger, including the favorable Exchange Ratio and the 48.63% equity interest in the Trust (45.87% if Realco converts the Trust's indebtedness prior to December 31, 1997) to be received by the Limited Partners; (v) the determination that the Net Asset Values represent fair estimates of the value of the RELPS' assets and provide a reasonable basis for allocating Merger consideration among Participating RELPS; (vi) the others terms and conditions of each Merger Agreement, including the ability of the General Partner to, under certain circumstances, respond to and engage in discussions and negotiations with persons making unsolicited proposals or inquiries and may approve or recommend such a transaction; (vii) benefits of owning Shares in a NYSE-traded REIT with substantial ownership by institutional investors; (viii) organization as a single entity to pursue business opportunities; (ix) the RELPS are not authorized to raise additional capital and are therefore unable to take advantage of attractive investment opportunities in contrast to the Trust, which has access to equity and debt capital to pursue real estate acquisition opportunities; (x) larger and more diverse investment portfolio; (xi) prior to
consummation of the Merger, distributions of $                         per Unit
for RELP I, $                         per Unit for RELP II,
$                         per Unit for RELP III and $
per Unit for RELP IV are expected to be made to the partners of the respective RELPS; and (xii) the General Partners have waived their rights to receive Shares in exchange for their general partnership interest.



     The General Partners also considered the following potential adverse consequences of the Merger: (i) because the Exchange Ratio is fixed, a decline in the value of the Trust's Shares would reduce the value of the consideration to be received by the Limited Partners in the Merger; (ii) the Trust has not made distributions for four consecutive quarters on its Shares since 1993; (iii) the various conditions to the Trust's obligation to consummate the Merger; (iv) the risk that the anticipated benefits of the Merger may not be realized; (v) the fact that under the terms of the Merger Agreements, the General Partners and their directors, officers, employees, agents and representatives are prohibited from initiating, soliciting or encouraging any inquires or the making of any proposal that constitutes, or that may reasonably be expected to lead to, a transaction which would compete with the Merger, except if the General Partner determines in good faith after consultation with outside legal counsel that it is required by its fiduciary obligations to do so; (vi) the leverage of the combined entity would be greater than any RELP's existing leverage; and (vii) the taxable nature of the Merger and the fact that the Limited Partners will not receive cash from the Merger (other than cash in lieu of fractional Shares) to pay any taxes due on any taxable gain. In the view of the General Partners, the potentially negative factors considered by them were not sufficient, either individually or collectively, to outweigh the possible benefits considered by the General Partners in their respective deliberations relating to the Merger.



     If the Merger is not consummated for any reason, the RELPS will continue to pursue their business objectives of maximizing the value of their properties and liquidating such properties prior to the expiration of their respective finite lives. In addition, the RELPS may seek another strategic combination or pursue other attractive alternatives which may become available.


FAIRNESS OPINIONS


     The Trust. The Trust Board received the written opinion of Prudential Securities to the effect that, as of the date of such opinion, based on Prudential Securities' review and subject to certain limitations stated in the opinion, the consideration to be paid by the Trust pursuant to the Merger was fair to the Trust from a financial point of view.

     Prudential Securities was retained to render the fairness opinion based upon its prominence as an internationally recognized investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes, and has substantial experience with respect to REITs and other real estate companies and in transactions similar to the Merger, and because of Prudential Securities' familiarity with the Trust and its operations.



     The Trust has agreed to pay Prudential Securities a fee of $250,000, which is payable regardless of whether the Merger is consummated, and to indemnify Prudential Securities against certain liabilities, including liabilities under federal securities laws. For additional information concerning Prudential Securities and its opinion, see "The Merger -- Fairness Opinions" and Prudential Securities' opinion dated as of July 10, 1997, attached hereto as Annex II-A. The opinion of Prudential Securities should be read in its entirety with respect to the assumptions made, matters considered and limits of the reviews undertaken by Prudential Securities in rendering its opinion.



     RELPS. The Boards of Directors of the General Partners of the RELPS received the written opinion of Houlihan at their joint meeting held on June 30, 1997, to the effect that, as of the date of such opinion, the consideration to be received by the Limited Partners in connection with the Merger and the applicable Related Transaction was fair to the Limited Partners of each RELP from a financial point of view. The General Partners retained Houlihan because of Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. The RELPS have collectively agreed to pay Houlihan $125,000 and to reimburse Houlihan for certain of its out-of-pocket expenses, regardless of whether the Merger is consummated and to indemnify Houlihan against certain liabilities, including liabilities under the federal securities laws. For additional information concerning Houlihan and its opinions, see the "The Merger -- Fairness Opinions" and Houlihan's opinions, dated as of June 30, 1997, attached hereto as Annex II-B.



MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The Merger involves numerous federal income tax consequences to the Limited Partners and the shareholders of the Trust. For a complete discussion describing these consequences, see "The Merger -- Material Federal Income Tax Consequences." The material federal income tax consequences of the Merger include the following:

     - The taxable Limited Partners will realize taxable gain or loss in the Merger (which may be ordinary or capital in nature) and the Limited Partners will not receive cash from the Merger (other than cash received in lieu of fractional Shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the Merger is consummated.

     - The amount of gain or loss recognized by a Limited Partner will be based upon the deemed sale of assets owned by the respective RELP and, as applicable, the extent to which the fair market value of the Shares distributed to the Limited Partner exceeds the Limited Partner's adjusted basis in its Units.

     - As a REIT, the Trust will be entitled to a tax deduction for distributions made to its shareholders. To continue to qualify as a REIT, however, the Trust must satisfy income, asset and ownership tests imposed by the Code. Failure to so qualify will result in the loss of such deduction for distributions paid as well as additional tax on Trust income and reduced or no distributions to shareholders.

     - Trust distributions received by taxable shareholders should be treated as portfolio income. Such distributions should not be treated as UBTI to certain tax-exempt shareholders (subject to certain exceptions which may be applicable to pension-trusts).


     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that:
(1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the date of closing of the Merger and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending

December 31, 1997; (3) the discussion contained under the caption "Material Federal Income Tax Consequences" accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.



SUMMARY COMPARISON OF OWNERSHIP OF UNITS AND SHARES



     Limited Partnerships and REITs are each vehicles generally recognized as appropriate for the holding of real estate investments and afford passive investors, such as Limited Partners and shareholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation on distributed income. The RELPS are under the control of their General Partners, while the Trust is governed by its Trust Managers. The information below highlights the material differences between the RELPS and the Trust. This discussion is qualified in its entirety by the more detailed discussion contained under "Comparison of Ownership of Units and Shares."


--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                              LENGTH OF INVESTMENT

Limited Partners in each of the RELPS expect liquidation of their investment when the assets of the RELP are liquidated. Because there is no public market for the Units, Limited Partners have limited opportunities to liquidate their investment other than through liquidation of the applicable RELP.

The Trust does not dispose of its investments within any prescribed period and, in any event, plans to retain the net sale proceeds for future investments unless distribution of such proceeds is required to maintain REIT status. Shareholders are expected to achieve liquidity for their investments by trading the Shares on the NYSE, and not through the liquidation of the Trust's assets. The Shares may trade at a discount from, or a premium to, their pro rata interest in the liquidation value of the Trust's properties.

                         PROPERTIES AND DIVERSIFICATION

The investment portfolio for each RELP is limited to the assets acquired with the RELP's initial equity and limited debt financing.

The Trust currently has an investment portfolio that is larger than the portfolio of any of the RELPS. An investment in the Trust is subject to the risks normally attendant to ongoing real estate ownership and, if the Trust develops property, to the risks related to property development.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------


                               ADDITIONAL EQUITY



None of the RELPS is authorized to issue additional equity securities other than the Units.



The Trust has substantial flexibility to raise debt and equity capital to finance its business and affairs. The Trust, through the issuance of new equity securities, may substantially expand its asset base to make new real estate investments. An investment in the Trust should not be viewed as an investment in a specified pool of assets, but instead as an investment in an ongoing real estate investment business, subject to the risks associated with a real estate portfolio that is expected to change from time to time. The issuance of additional equity securities by the Trust will dilute the interests of shareholders if sold at prices below their fair market value.



                               BORROWING POLICIES



Subject to varying restrictions, each RELP was authorized to borrow funds for the acquisition and development of its original real estate portfolio.



In conducting its business, the Trust may borrow funds to the extent it believes appropriate. It is expected that the Trust will be more leveraged than any of the RELPS, which have not incurred significant borrowings in comparison to the overall value of their assets. Borrowing funds may allow the Trust to expand its asset base, but will likewise increase the Trust's risks due to leverage.



                  RESTRICTIONS UPON RELATED PARTY TRANSACTIONS



Except to the extent otherwise expressly provided in the Partnership Agreements, the RELPS are not authorized to enter into transactions with the General Partners and their Affiliates, unless such transactions are disclosed to and approved by a vote of the Limited Partners.



Neither the Declaration of Trust nor the Bylaws of the Trust contains similar restrictions upon the Trust's right to enter into transactions with interested parties, such as Trust Managers, officers, significant shareholders and Affiliates thereof, but such transactions must be approved by a majority of the Trust Managers not interested in the proposed transaction. Since neither the Declaration of Trust nor the Bylaws requires the approval of shareholders for entering into transactions with interested parties, it may be easier for the Trust to enter into interested party transactions than it would be for the RELPS where Limited Partner approval for such transactions is required.



                    MANAGEMENT LIABILITY AND INDEMNIFICATION



The General Partners of each of the RELPS have limited liability to the RELPS for acts or omissions undertaken by them when performed in good faith, in a manner reasonably believed to be within the



The Trust Managers and officers of the Trust have limited liability to the Trust when acting on behalf of the Trust in good faith, and in a manner reasonably believed to be in or not opposed to the best

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------


scope of their authority and in the best interests of the RELPS. The General Partners also have, under specified circumstances, a right to be reimbursed for liability, loss, damage, costs and expenses incurred by them by virtue of serving as General Partners.


interest of the Trust. Such persons, subject to some limitations, may also seek indemnification from the Trust. Through the Merger, the Trust will be assuming all of the existing and contingent liabilities of Participating RELPS, including their obligation to indemnify the General Partners and other persons.


EFFECTIVE TIME OF THE MERGER
     As soon as practicable after satisfaction of all conditions to consummation of the Merger (see "The Merger -- Conditions to Consummation of the Merger"), the parties will file articles of merger with the Clerk of Dallas County and articles of merger with the respective secretaries of state of the state of organization of the respective RELPS. For state law purposes, the Merger will become effective upon the later of the filing of articles of merger described above, or at such later time which the Trust and the General Partners shall have agreed upon and designated in such filings in accordance with applicable law (the "Effective Time"). For all other purposes, the Merger will be effective as
of       , 199  . The Trust and the RELPS each has the right, acting unilaterally so long as it has not willfully and materially breached the Merger Agreement, to terminate the Merger Agreement should the Merger not be consummated by the close of business on March 31, 1998. See "The
Merger -- Extension, Waiver and Amendment; Termination."
MANAGEMENT, OPERATIONS AND HEADQUARTERS AFTER THE MERGER
     Following the Merger, the Trust Managers prior to the Merger will continue to serve as Trust Managers of the Trust. The executive officers of the Trust prior to the Merger will continue to serve as the executive officers of the Trust after the Merger.

     Upon consummation of the Merger, an Affiliate of Realco will manage and lease the properties formerly owned by the RELPS. The Management Agreement between the Trust and such party (the "Management Agreement") is terminable at will by either party upon 30 days prior notice.

     Following the Merger, the headquarters of the Trust will continue to be located in Irving, Texas at the current headquarters of the Trust.

CONDITIONS TO CONSUMMATION OF THE MERGER


     The respective obligations of the Trust and the RELPS to effect the Merger are subject to the satisfaction of certain conditions (none of which may be waived), including the following: (i) the Merger Agreement shall have been approved by the shareholders of the Trust and the Limited Partners of the Participating RELPS; (ii) the Shares shall have been approved for listing on the NYSE; (iii) the Registration Statement on Form S-4, of which this Joint Proxy Statement/Prospectus constitutes a part, shall have been declared effective by the Commission and all other approvals to carry out the transactions contemplated by the Merger Agreement shall have been obtained; (iv) none of the parties shall be subject to an order or injunction prohibiting the Merger; and
(v) all material actions by or in respect of or filings with any governmental entity required for consummation of the Merger shall have been obtained or made.


     Consummation of the Merger is also subject to the satisfaction or waiver of certain other conditions, including, among others: (i) the representations and warranties in the Merger Agreement of each of the parties shall be true and correct as of the closing date; (ii) each party shall have performed its obligations contained in the Merger Agreement; (iii) from and after the date of the Merger Agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of such party; (iv) each party shall have received an opinion of counsel; and (v) each party shall have obtained all consents and waivers from third parties necessary to consummate the Merger.



     If any material conditions to the Merger are waived by the parties, the parties shall resolicit proxies from the waiving party's shareholders or Limited Partners, as applicable.



     If three of the four RELPS do not approve the Merger, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP. See "The Merger -- Conditions to Consummation of the Merger."


ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method in accordance with Accounting Principles Board Opinion No. 16. See "The Merger -- Anticipated Accounting Treatment."

CONDUCT OF BUSINESS PENDING THE MERGER

     Each of the Trust and the RELPS has agreed in the Merger Agreement to operate its business in the ordinary course and to refrain from taking certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party, except as otherwise permitted by the Merger Agreement. See "The Merger -- Conduct of Business Pending the Merger."

RESALES OF SHARES


     Shares received in the Merger will be freely transferable by the holders thereof except for those Shares held by holders who may be deemed to be "Affiliates" of the RELPS (generally including Limited Partners holding more than 10% of the Units in a RELP) under applicable federal securities laws. The General Partners have agreed to use their best efforts to cause each of their officers and directors and Realco to execute "lock-up" agreements for a period of 90 days following the consummation of the Merger. The Trust has agreed to use its best efforts to cause each of its Trust Managers and officers to likewise sign 90-day lock-up agreements.


TERMINATION


     The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by the shareholders of the Trust and the Limited Partners, under certain circumstances. The Merger Agreement provides for the payment by the RELPS or AIP of a termination fee up to $2,000,000 (allocated among the RELPS based upon the relative net book values of the RELPS as of March 31, 1997 ("Proportionate Share")) if the Merger is terminated by such party under certain circumstances, or reimbursement of expenses of up to $1,000,000 (allocated among the RELPS based upon its Proportionate Share) if the Merger is terminated by such party under certain circumstances. See "The Merger -- Extension, Waiver and Amendment; Termination."

             SUMMARY HISTORICAL FINANCIAL INFORMATION OF THE TRUST

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



     The following table sets forth summary historical financial information for the Trust. The summary historical financial information as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are based on the audited financial statements of the Trust included elsewhere in this Joint Proxy Statement/Prospectus. The summary historical financial information as of December 31, 1994, 1993 and 1992 and for the two years ended December 31, 1993 are based on audited financial statements of the Trust. The summary historical financial information as of June 30, 1997 and for the six months ended June 30, 1997 are based on the unaudited financial statements of the Trust included elsewhere in this Joint Proxy Statement/ Prospectus. In the opinion of management of the Trust, the operating data for the six months ended June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Trust" and the historical financial statements of the Trust and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                                           SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,                   ENDED
                                        ------------------------------------------------    JUNE 30,
                                          1992      1993      1994      1995      1996        1997
                                        --------   -------   -------   -------   -------   -----------
                                                                                           (UNAUDITED)
OPERATING DATA:
  Total revenues......................  $ 15,139   $10,641   $11,226   $11,779   $11,478     $ 5,252
  Loss from operations(a).............   (18,719)   (5,121)   (4,311)   (4,338)   (4,732)     (2,073)
  Net income (loss)(a)................   (17,593)   (7,867)   (4,655)   (4,584)    1,255         882
  Per share:
     Loss from operations(a)..........     (2.06)    (0.57)    (0.47)    (0.48)    (0.52)      (0.20)
     Net income (loss)(a).............     (1.94)    (0.87)    (0.51)    (0.51)     0.14        0.09
     Distributions paid...............      0.20      0.16        --      0.04      0.04          --
BALANCE SHEET DATA:
  Total assets........................   110,446    88,297    92,550    89,382    78,936      73,285
  Total debt..........................    68,578    57,078    65,613    62,815    53,216      46,997
  Shareholders' equity................    38,171    28,851    24,196    19,248    22,683      23,565


---------------


(a) Loss from operations and net loss for 1992, 1994 and 1995 include provisions for possible losses on real estate of $14,094, $650, and $600, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Trust" for a discussion of extraordinary gains and losses of $1,910, $(2,530), $(344), $(55) and $5,810 in 1992, 1993, 1994,
    1995 and 1996, respectively, and $2,643 for the six months ended June 30, 1997.

               SUMMARY HISTORICAL FINANCIAL INFORMATION OF RELP I

                      (IN THOUSANDS, EXCEPT PER UNIT DATA)


     The following table sets forth summary historical financial information for RELP I. The summary historical financial information as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are based on the audited financial statements of RELP I included elsewhere in this Joint Proxy Statement/Prospectus. The summary historical financial information as of December 31, 1994, 1993 and 1992 and for the two years ended December 31, 1993 are based on audited financial statements of RELP I. The summary historical financial information as of June 30, 1997 and for the six months ended June 30, 1997 are based on the unaudited financial statements of RELP I included elsewhere in this Joint Proxy Statement/ Prospectus. In the opinion of management of the RELP I General Partner, the operating data for the six months ended June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of RELP I" and the historical financial statements of RELP I and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                                                           SIX MONTHS
                                                                  YEAR ENDED DECEMBER 31,                     ENDED
                                                    ---------------------------------------------------     JUNE 30,
                                                     1992       1993       1994       1995       1996         1997
                                                    -------    -------    -------    -------    -------    -----------
                                                                                                           (UNAUDITED)
Rental income.....................................  $ 2,529    $ 1,937    $ 1,032    $ 1,421    $ 1,678      $   848
Interest income...................................      644        654        656        639        141           26
Net income (loss).................................    1,562     (5,375)       436        647        356          137
Net income (loss) per Limited Partnership
  Unit(1).........................................    28.31     (97.44)      7.90      11.73       6.46         2.49
Taxable income (loss).............................    1,603        747       (116)        (1)       (46)         (59)
Taxable income (loss) per Limited Partnership
  Unit(1).........................................    29.05      13.55      (2.10)     (0.02)     (0.84)       (1.06)
Cash distributions................................    1,820      1,103        883        883      5,717          441
Cash distributions per Limited Partnership
  Unit(2).........................................    33.00      20.00      16.00      16.00     104.56         8.00
Return of capital portion of distributions per
  Unit............................................     4.69      20.00       8.10       4.27      98.10         5.51
Total assets at period end........................   24,083     17,380     16,969     16,701     11,396       11,108
Total assets at period end per Unit...............      441        318        311        306        209          203
Assets included in Merger at period end(3)........   17,048     10,170     10,421     10,439      9,965        9,626
Assets included in Merger at period end per
  Unit............................................      312        186        191        191        182          177
Total asset value for Merger......................       --         --         --         --         --       11,400
Total asset value for Merger per Unit.............       --         --         --         --         --          209
Total liabilities.................................      351        127        162        130        186          201
Partners' equity
  General Partner.................................      (18)       (83)       (88)       (90)       (94)         (97)
  Limited Partner.................................   23,750     17,336     16,894     16,661     11,304       11,003
Cash and cash equivalents.........................    1,338      1,578        796        367        973        1,027
Net increase (decrease) in cash and cash
  equivalents.....................................      540        240       (782)      (429)       606           54
Net cash provided by operating activities.........    2,561      1,561        785      1,015        982          499
Ratio of earnings to fixed charges................       11         10          5          7          9            8


---------------

(1) Based on Limited Partnership Units issued at period end and net income
    (loss)/taxable income (loss) allocated to Limited Partners.


(2) Based on Limited Partnership Units issued at each quarter end and cash distributions allocated to Limited Partners.


(3) Includes the value of assets to be transferred in the Merger and therefore excludes cash, accounts receivable and deferred charges.

              SUMMARY HISTORICAL FINANCIAL INFORMATION OF RELP II

                      (IN THOUSANDS, EXCEPT PER UNIT DATA)



     The following table sets forth summary historical financial information for RELP II. The summary historical financial information as of June 30, 1997 and 1996 and for the three years ended June 30, 1997 are based on the audited financial statements of RELP II included elsewhere in this Joint Proxy Statement/Prospectus. The summary historical financial information as of June 30, 1995, 1994 and 1993 and for the two years ended June 30, 1994 are based on audited financial statements of RELP II. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of RELP II" and the historical financial statements of RELP II and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                   YEAR ENDED JUNE 30,
                                                     -----------------------------------------------
                                                      1993      1994      1995      1996      1997
                                                     -------   -------   -------   -------   -------
Rental income......................................  $ 1,081   $ 1,126   $ 1,130   $ 1,210   $ 1,403
Equity in earnings of joint venture................      145       149       154       147       151
Interest income....................................       54        57        99        75        39
Net income.........................................      836       848       872       946     1,020
Net income per Limited Partnership Unit(1).........    27.74     28.13     28.90     31.38     33.81
Cash distributions.................................    1,055     1,055     1,003       844     1,055
Cash distributions per Limited Partnership
  Unit(2)..........................................    35.00     35.00     33.25     28.00     35.00
Return of capital portion of distribution per
  Unit.............................................     7.26      6.87      4.35        --      1.19
Total assets at period end.........................   12,779    12,578    12,494    12,708    12,532
Total assets at period end per Unit................      471       463       460       468       462
Assets included in Merger at period end(3).........    8,434     8,234     8,060     9,494     9,178
Assets included in Merger at period end per Unit...      311       303       297       350       338
Total asset value for Merger.......................       --        --        --        --    10,200
Total asset value for Merger per Unit..............       --        --        --        --       376
Total liabilities..................................      120       127       174       286       146
Partners' equity
  General Partner..................................       (9)      (30)      (43)      (33)      (36)
  Limited Partner..................................   12,667    12,481    12,320    12,455    12,422
Cash and cash equivalents..........................    1,778     1,824     2,007       836       882
Net increase (decrease) in cash and cash
  equivalents......................................       53        46       183    (1,172)       47
Net cash provided by operating activities..........    1,108     1,141     1,251     1,369     1,102
Ratio of earnings to fixed charges.................        9         9         7        10        11


---------------


(1) Based on Limited Partnership Units issued at period end.



(2) Cash distributions were based on the Limited Partnership Units outstanding at the end of each quarter and the cash distributions allocated to the Limited Partners.



(3) Includes the value of assets to be transferred in the Merger and therefore excludes cash, accounts receivable, deferred charges and the investment in a joint venture. A sale of the joint venture interest to Realco or one of its Affiliates will increase the distribution to be made to the partners of RELP II prior to the consummation of the Merger by $82.90 per Unit to an aggregate of $459 per Unit.

              SUMMARY HISTORICAL FINANCIAL INFORMATION OF RELP III
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)


     The following table sets forth summary historical financial information for RELP III. The summary historical financial information as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are based on the audited financial statements of RELP III included elsewhere in this Joint Proxy Statement/Prospectus. The summary historical financial information as of December 31, 1994, 1993 and 1992 and for the two years ended December 31, 1993 are based on audited financial statements of RELP III. The summary historical financial information as of June 30, 1997 and for the six months ended June 30, 1997 are based on the unaudited financial statements of RELP III included elsewhere in this Joint Proxy Statement/Prospectus. In the opinion of management of the RELP III General Partner, the operating data for the six months ended June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of RELP III" and the historical financial statements of RELP III and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                                                            SIX MONTHS
                                                                      YEAR ENDED DECEMBER 31,                  ENDED
                                                          -----------------------------------------------    JUNE 30,
                                                           1992      1993      1994      1995      1996        1997
                                                          -------   -------   -------   -------   -------   -----------
                                                                                                            (UNAUDITED)
Rental income...........................................  $ 8,953   $ 9,554   $ 9,539   $10,133   $ 8,368     $ 2,490
Interest income.........................................      198       177       343       648       592         206
Net income (loss).......................................     (182)   (9,269)    1,742     5,299     3,280      (1,327)
Net income (loss) per Limited Partnership Unit(1).......    (1.62)   (82.27)    15.46     47.03     29.11      (11.78)
Taxable income (loss)...................................   (5,712)      414    20,549     3,642      (379)     (2,177)
Taxable income (loss) per Limited Partnership Unit(1)...   (50.70)     3.67    182.37     32.32     (3.37)     (19.32)
Cash distributions......................................    2,811     2,231     1,690     1,690     1,099         451
Cash distributions per Limited Partnership Unit (2).....    24.95     19.80     15.00     15.00      9.75        4.00
Return of capital portion of distributions per unit.....    24.95     19.80        --        --        --        4.00
Total assets at period end..............................   86,531    75,038    51,924    56,381    53,766      52,631
Total assets at period end per unit.....................      776       673       465       505       482         472
Assets included in Merger at period end(3)..............   67,331    55,057    30,977    29,827    30,194      31,888
Assets included in Merger at period end per Unit........      604       494       278       267       271         286
Total asset value for Merger(3).........................       --        --        --        --        --      39,300
Total asset value for Merger per Unit...................       --        --        --        --        --         352
Total mortgages payable at period end...................   51,800    51,800    30,545    27,818    26,000      26,000
Total liabilities.......................................   53,866    53,873    30,707    31,555    26,759      27,401
Partners' equity
  General Partner.......................................     (197)     (312)     (311)     (275)     (253)       (271)
  Limited Partner.......................................   32,862    21,477    21,528    25,101    27,260      25,501
Cash and Cash Equivalents...............................    5,573     7,503     8,174    12,775     9,419       6,522
Net increase (decrease) in cash and cash equivalents....    2,251     1,929       671     4,601    (3,356)     (2,897)
Net cash provided by operating activities...............    4,588     4,361     2,839     9,019     1,059        (249)
Ratio of earnings to fixed charges......................       34        34        29        39        26          13


---------------


(1) Based on Limited Partnership Units issued at period end and net income
    (loss)/taxable income (loss) allocated to Limited Partners.



(2) Based on Limited Partnership Units issued at each quarter end and cash distributions allocated to Limited Partners.



(3) Includes the value of assets to be transferred in the Merger and therefore excludes Curlew Crossing Shopping Center (which will be purchased by Realco or one of its Affiliates), cash, accounts receivable, deferred charges and deferred rent.

              SUMMARY HISTORICAL FINANCIAL INFORMATION OF RELP IV

                      (IN THOUSANDS, EXCEPT PER UNIT DATA)



     The following table sets forth summary historical financial information for RELP IV. The summary historical financial information as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 are based on the audited financial statements of RELP IV included elsewhere in this Joint Proxy Statement/Prospectus. The summary historical financial information as of December 31, 1994, 1993 and 1992 and for the two years ended December 31, 1993 are based on audited financial statements of RELP IV. The summary historical financial information as of June 30, 1997 and for the six months ended June 30, 1997 are based on the unaudited financial statements of RELP IV included elsewhere in this Joint Proxy Statement/ Prospectus. In the opinion of management of the RELP IV General Partner, the operating data for the six months ended June 30, 1997 include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997. The following information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of RELP IV" and the historical financial statements of RELP IV and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                                                    SIX MONTHS
                                                                YEARS ENDED DECEMBER 31,               ENDED
                                                       ------------------------------------------    JUNE 30,
                                                        1992     1993     1994     1995     1996       1997
                                                       ------   ------   ------   ------   ------   -----------
                                                                                                    (UNAUDITED)
Rental income........................................  $5,394   $5,267   $5,277   $4,451   $4,011     $2,030
Interest income......................................      44       36       73      144      110         30
Net income (loss)....................................     732      622      557     (268)    (887)      (637)
Net income (loss) per Limited Partnership Unit(1)....   11.97    10.18     9.12    (4.38)  (14.52)    (10.43)
Taxable income (loss)................................     979      921    1,053      122     (497)      (451)
Taxable income (loss) per Limited Partnership
  Unit(1)............................................   16.02    15.07    17.23     2.00    (8.14)     (7.38)
Cash distributions...................................   1,650    1,192      917      917      596        244
Cash distributions per Limited Partnership Unit(2)...   27.00    19.50    15.00    15.00     9.75       4.00
Return of capital portion of distributions per
  Unit...............................................   15.03     9.32     5.88       --       --       4.00
Total assets at period end...........................  52,386   51,238   50,430   48,773   46,907     46,953
Total assets at period end per Unit..................     866      847      834      806      775        776
Assets included in Merger at period end(3)...........  38,386   37,578   36,183   34,996   34,517     34,649
Assets included in Merger at period end per Unit.....     634      621      598      578      571        573
Total asset value for Merger.........................      --       --       --       --       --     28,722
Total asset value for Merger per Unit................      --       --       --       --       --        475
Total mortgages and note payable at period end.......  23,189   23,022   22,839   22,639   22,419     23,501
Total liabilities....................................  23,384   23,206   23,150   22,948   22,778     23,891
Partners' equity
  General Partner....................................     (47)     (53)     (56)     (68)     (83)       (92)
  Limited Partner....................................  23,674   23,110   22,754   21,582   20,114     19,241
Cash and cash equivalents............................     981    1,008    2,209    2,279    1,204      1,164
Net increase (decrease) in cash and cash
  equivalents........................................    (107)      27    1,201       70   (1,075)       (40)
Net cash provided by operating activities............   2,790    2,701    2,914    1,914    1,231        244
Ratio of earnings to fixed charges...................      30       31       26       27       23         20


---------------


(1) Based on Limited Partnership Units issued at period end and net income
    (loss)/taxable income (loss) allocated to Limited Partners.



(2) Based on Limited Partnership Units issued at each quarter end and cash distributions allocated to Limited Partners.



(3)Includes the value of assets to be transferred in the Merger and therefore excludes cash, accounts receivable, deferred charges and Realco's 44.16% interest in the Combined Capital Resources Joint Venture. RELP IV consolidates such joint venture in its financial statements.

         SUMMARY PRO FORMA FINANCIAL INFORMATION OF THE TRUST (MERGER)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)


     The following table sets forth summary pro forma financial information for the Trust (Merger) for the year ended December 31, 1996 and the six months ended June 30, 1997. The pro forma financial information gives effect to the Private Placement (as defined in "Pro Forma Financial Information") and the Merger and the Related Transactions. The pro forma financial information set forth below should be read in conjunction with, and is qualified in its entirety by, the historical and pro forma financial statements and notes thereto of the Trust, RELP I, RELP II, RELP III and RELP IV, which are included elsewhere in this Joint Proxy Statement/Prospectus.



                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1996            1997
                                                              ------------   ---------------
OPERATING DATA:
  Total revenues............................................    $24,662         $ 10,745
  Income (loss) from operations.............................         69           (2,274)
  Per share:
  Income (loss) from operations.............................    $  0.00         $  (0.05)
BALANCE SHEET DATA:
  Total assets..............................................                    $208,438
  Total debt................................................                      87,348
  Shareholders' equity......................................                     112,415



     The pro forma information above is presented assuming all the RELPS participate in the Merger. The following tables illustrate the impact on income
(loss) from operations, income (loss) from operations per share and number of Shares of the Trust outstanding assuming any one RELP does not participate in the Merger.



                                                        YEAR ENDED DECEMBER 31, 1996
                                           -------------------------------------------------------
                                             PRO      EXCLUDES    EXCLUDES    EXCLUDES    EXCLUDES
                                            FORMA      RELP I     RELP II     RELP III    RELP IV
                                           -------    --------    --------    --------    --------
Income (loss) from operations............  $    69    $  (531)    $  (824)    $(3,327)     $   (10)
Income (loss) from operations
  per share..............................  $  0.00    $ (0.01)    $ (0.02)    $ (0.09)     $ (0.00)
Weighted average number of Shares
  outstanding............................   44,462     40,119      40,576      35,205       39,884



                                                       SIX MONTHS ENDED JUNE 30, 1997
                                           -------------------------------------------------------
                                             PRO      EXCLUDES    EXCLUDES    EXCLUDES    EXCLUDES
                                            FORMA      RELP I     RELP II     RELP III    RELP IV
                                           -------    --------    --------    --------    --------
Income (loss) from operations............  $(2,274)   $(2,584)    $(2,751)    $(1,318)     $(2,325)
Income (loss) from operations per
  share..................................  $ (0.05)   $ (0.06)    $ (0.07)    $ (0.04)     $ (0.06)
Weighted average number of Shares
  outstanding............................   45,354     41,011      41,468      36,097       40,776

                           COMPARATIVE PER SHARE DATA
     Set forth below are historical and pro forma earnings per Share, cash distributions per Share and book value per Share data of the Trust, and historical and equivalent pro forma earnings per Unit, cash distributions per Unit and book value per Unit data of RELP I, RELP II, RELP III and RELP IV. The data set forth below should be read in conjunction with the Trust, RELP I, RELP II, RELP III and RELP IV audited financial statements and unaudited interim financial statements, including the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma financial statements, including the notes thereto, included elsewhere herein. The pro forma data are not necessarily indicative of the actual financial position that would have occurred, or future operating results that will occur, upon consummation of the Merger.


                                                                                       SIX MONTHS ENDED
                                       YEAR ENDED DECEMBER 31, 1996               JUNE 30, 1997 (UNAUDITED)
                                 ----------------------------------------   --------------------------------------
                                                  PRO         PRO FORMA                     PRO        PRO FORMA
                                 HISTORICAL    FORMA(A)     EQUIVALENT(B)   HISTORICAL    FORMA(A)   EQUIVALENT(B)
                                 ----------   -----------   -------------   ----------    --------   -------------
                                              (UNAUDITED)    (UNAUDITED)
NET INCOME (LOSS)
  The Trust....................   $  (.14)       $0.00                       $  (.09)      $(0.05)
  RELP I.......................      6.46                      $  0.00          2.49                    $ (3.98)
  RELP II......................     32.62(c)                      0.00         17.19(c)                   (7.16)
  RELP III.....................     29.11                         0.00        (11.78)                     (4.15)
  RELP IV......................    (14.52)                        0.00        (10.43)                     (3.78)
CASH DIVIDENDS/DISTRIBUTIONS
  The Trust....................   $    --        $  --                       $    --       $   --
  RELP I.......................    104.56                      $    --          8.00                    $    --
  RELP II......................     31.50(c)                        --         17.50(c)                      --
  RELP III.....................      9.75                           --          4.00                         --
  RELP IV......................      9.75                           --          4.00                         --
BOOK VALUE
  The Trust....................   $  2.27        $2.46                       $  2.36       $ 2.48
  RELP I.......................    205.28                      $195.62        199.71                    $197.21
  RELP II......................    456.71                       352.20        456.37                     355.06
  RELP III.....................    242.11                       204.16        226.17                     205.82
  RELP IV......................    331.11                       186.17        316.54                     187.69


---------------

(a) The pro forma per share data for the Trust for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if the Merger and the Private Placement had occurred on January 1, 1996, resulting in weighted average Shares outstanding of 44,462,255 and 45,354,014 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

(b) The equivalent pro forma per Unit amounts are calculated by multiplying pro forma earnings per Share, cash distributions per Share and book value per Share by the Exchange Ratios of 79.52 for RELP I, 143.17 for RELP II, 82.99 for RELP III and 75.68 for RELP IV.

(c) RELP II's fiscal year is July 1 through June 30. Accordingly, the information has been adjusted to reflect four quarters ended December 31, 1996 and two quarters ended June 30, 1997.

                                  RISK FACTORS


     In considering whether to approve the Merger Agreement, the Trust's shareholders and the Limited Partners should carefully consider, in addition to the other information in this Joint Proxy Statement/Prospectus, the following matters:



HISTORY OF LOSSES OF THE TRUST



     The Trust has generated losses from operations every year since 1988. During the five years ended December 31, 1996, losses from operations ranged from $4,311,000 in 1994 to $18,719,000 in 1992, with an average loss from operations of $7,444,000 annually. Although the Trust anticipates that it will generate income from operations in the future based on current growth plans, there can be no assurance to the Limited Partners as to when, or if, such a change will occur. Furthermore, a significant part of the losses from operations during the five years ended December 31, 1996 resulted from writedowns on real estate reflecting permanent impairments in value. Although additional writedowns are not currently necessary, there can be no assurance that such writedowns will not be required in the future.



POTENTIAL CHANGES IN DISTRIBUTION LEVELS FOR LIMITED PARTNERS



     Limited Partners becoming shareholders of the Trust may not continue to receive cash distributions at the same levels that distributions were received from the RELPS. The Trust, in order to qualify as a REIT, is required to distribute with respect to each taxable year distributions (other than capital gain distributions) to its shareholders in an aggregate amount at least equal to
(i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its federal income tax return for such year and if paid on or before the first regular distribution payment date after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Trust has not made distributions for four consecutive quarters since 1993. Although the Trust anticipates paying quarterly cash distributions in the future, given the uncertainties related to the Merger and the Trust's business, it is impossible to predict with certainty the impact of the Merger upon the distributions to Limited Partners who receive Shares in the Merger.



UNCERTAINTIES AT THE TIME OF VOTING AS TO PARTICIPATION OF RELPS



     Consummation of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, obtaining the requisite approval of the Limited Partners. If the Limited Partners of more than one of the RELPS approve the Merger, the Trust has the obligation (assuming all other conditions to consummation of the Merger are satisfied or waived) to consummate the Merger with each Participating RELP. If the Limited Partners of only one of the RELPS approve the Merger, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP. The extent to which some of the potential advantages of the Merger will be realized depends in part upon the size of the Trust's portfolio and the amount of its leverage. Because the identity of the Participating RELPS cannot be known prior to the end of the Special Meetings, the resulting portfolio, business, operations and leverage, among other things, of the Trust cannot be determined until such time. Limited Partners, therefore, cannot know at the time of voting precisely the extent to which the actual level of participation may affect the Trust's business and operations. The greater the number of Participating RELPS, the more assets the Trust will acquire, which will result in the Trust having a larger and more diversified portfolio, but having more operating risk. Conversely, the fewer the number of Participating RELPS, the fewer assets the Trust will acquire, which will result in the Trust having a smaller and less diversified portfolio but having less operating risk. This uncertainty makes it difficult for the Limited Partners to make an informed decision regarding the ultimate nature of the Trust's portfolio and the financial and operating risks to which its business will be subject.



FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT FROM FINITE LIFE TO INFINITE LIFE



     Limited Partners who receive Shares in the Merger will have fundamentally changed the nature of their investment. While each of the RELPS was formed as a finite-life investment, with Limited Partners to receive regular cash distributions from the RELP's net operating income and special distributions upon liquidation of the RELP's real estate investments, the Trust intends to operate for an indefinite period of time and has no specific plans for the sale of its investments. Further, the Trust is not expected to make any special distributions of liquidation proceeds, unless it is required to make such a distribution to maintain its REIT status. Instead of having investments liquidated through the liquidation of the Trust's assets, shareholders should expect to be able to liquidate their investment in the Trust only through the sale in the public market of the Shares and the amount realized through the sale of the Shares may not be equal to the amount that would have been realized by the shareholders through the sale of the Trust's assets. Shareholders will thus be subject to the market risks of all public companies, particularly in that the value of their equity securities may fluctuate from time to time depending upon general market conditions and the Trust's future performance.



FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT FROM PASS-THROUGH TO REIT



     Limited Partners who become shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes. Such Limited Partners, as shareholders of the Trust, will be unable to deduct any losses realized by the Trust on their individual federal income tax returns.



POTENTIAL TAXABLE INCOME TO LIMITED PARTNERS WITHOUT CASH DISTRIBUTION



     The Merger will result in taxable income or loss to each Limited Partner. Because the Merger will result in an exchange of Units for Shares, no Limited Partner will receive cash (other than cash received in lieu of fractional Shares) in the Merger to pay any taxes due on any taxable income arising as a result of the Merger. Thus, a Limited Partner may be required to sell Shares or liquidate other investments in order to pay the taxes arising from such taxable income.


POTENTIAL CHALLENGES TO PARTNERSHIP VALUATIONS

     Limited Partners are subject to the risk that the Net Asset Values of the RELPS, which were negotiated by the common management of the RELPS and the Trust, do not properly reflect the value of each RELP's assets and, accordingly, the RELPS in the aggregate may not have received sufficient Shares consistent with the actual value of their assets. The allocation of the Net Asset Values among the RELPS may result in certain of the RELPS receiving more than their fair allocation of the Shares and the other RELPS receiving less then their fair allocation of the Shares.


LACK OF INDEPENDENT REPRESENTATION FOR EACH RELP



     The terms of the Merger have been negotiated by the common management of the RELPS, who are also Affiliates of Realco, and by the Trust, and each RELP was not separately represented by parties independent of Realco in structuring and negotiating the terms of the Merger. The General Partners are ultimately owned and controlled by Realco, which owns approximately 13.74% of the Trust. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the Trust's outstanding Shares. Realco's two designees to the Board of Trust Managers also serve as officers and directors of the General Partners. The General Partners did not arrange for separate representation for each RELP because the General Partners believe that the fairness opinion of Houlihan, the contractual Dissenters' Rights granted to Limited Partners who believe that the applicable Exchange Ratio does not provide such Limited Partners a number of Shares equal to the fair market value of their Units and other aspects of procedural fairness that have been incorporated into the structure of the Merger, the allocation of Shares to each Participating RELP and the expected benefits to Limited Partners from the Merger offset any detriment arising from such conflicts of interest or the absence of an independent representative. Had separate representation been arranged for each RELP, the terms of the Merger might have been different and possibly more favorable to the Limited Partners, especially the proposed transactions between an Affiliate of Realco and the Trust. See "Conflicts of Interest." In addition, if separate representation had been arranged for each RELP, issues unique to the value of a given RELP might have received greater attention during the structuring of the Merger, and there might have been adjustments in the Net Asset Value allocated among the RELPs, thereby increasing or decreasing the number of Shares allocable to such RELP.



CONFLICTS OF INTEREST OF THE GENERAL PARTNERS



     The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco is a significant shareholder of the Trust, owning approximately 13.74% of the Trust's issued and outstanding Shares. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the Trust's outstanding Shares. Realco's two designees to the Trust Board also serve as officers and directors of the General Partners. The General Partners believe the terms of the Merger are fair to the Limited Partners. The General Partners do not believe that the ownership and management relationships, as well as the fact that an Affiliate of Realco will manage and lease the former RELP properties on behalf of the Trust after the Merger, influenced the General Partners in recommending that the Limited Partners approve the Merger.


THE MERGER AS A TAXABLE EVENT


     All taxable Limited Partners who participate in the Merger will be involved in a taxable transaction resulting in either taxable income or loss for each Limited Partner. The Merger will result in realization of gain or loss to the RELP based on the difference between (i) the sum of the fair market value of Shares deemed received by the RELP and the RELP liabilities assumed by the Trust; and (ii) the RELP's adjusted tax basis in its assets. Each Limited Partner (except, as discussed below, certain tax-exempt Limited Partners) generally will recognize his allocable share of such gain or loss based upon his respective interest in the RELP. Additionally, each such Limited Partner will recognize taxable gain to the extent that the fair market value of the Shares received by such Limited Partner exceeds such Limited Partner's adjusted basis in his Units. Gain or loss recognized by the Limited Partners will be treated as passive income or loss. Although Limited Partners should be treated as having disposed of their entire interest in the RELP's activity for purposes of "freeing up" suspended passive losses from such activity, such results are uncertain. See "The Merger -- Material Federal Income Tax Consequences."


     Based on the Trust's representation that the RELPS do not hold their properties for resale in the ordinary course of business, the Merger should not result in recognition of UBTI by certain tax-exempt Limited Partners that do not hold their Units as a "dealer" or acquired such interests with debt-financed proceeds. Certain tax-exempt organizations, however, do not qualify for such treatment. See "The Merger -- Material Federal Income Tax Consequences."


UNDISCLOSED LIABILITIES THAT WILL BE ASSUMED BY THE TRUST


     At closing, the Trust will assume the liabilities of the Participating RELPS. These liabilities are to be disclosed in the balance sheets prepared for closing and used by the RELPS to determine the cash distributions to the Limited Partners immediately prior to the closing which are designed to equalize the Net Asset Values as of the closing date with the Net Asset Values used to allocate the Shares. Such balance sheets may, however, not disclose all liabilities of the RELPS and, in the case of known but contingent liabilities, not provide for adequate reserves to satisfy such obligations when fixed in amount. Undisclosed and/or contingent liabilities might include, among others, claims for cleanup or remediation of unknown environmental conditions, tenant or vendor claims for pre-Merger activities, unpaid liabilities unintentionally omitted from the closing balance sheets, claims for indemnification by the General Partners and other indemnified parties for pre-Merger events, and claims for undisclosed title defects.

EXPENSES OF THE MERGER



     Expenses associated with a successful Merger are expected to be approximately $1,850,000. If the Merger is consummated, all such expenses will be borne by the Trust. If three of the four RELPS do not approve the Merger Agreement, Realco will reimburse the Trust for the Trust's expenses only up to $250,000. As to any RELP which fails to approve the Merger Agreement, Realco will reimburse the Trust for the RELP's expenses (to the extent such amounts were previously paid by the Trust) as follows: such RELP's fairness opinion, legal fees up to $80,000, and the Proportionate Share of accounting fees, engineering and environmental reports, printing and solicitation expenses. If all RELPS approve the Merger Agreement, but the Trust's shareholders do not approve the Merger Agreement, and if Realco voted its Shares in favor of the Merger, the Trust must reimburse the RELPS and Realco for all of their expenses.


MAJORITY VOTE BINDS EACH RELP


     All RELPS must approve the Merger by a vote of the holders of a majority of the Units of each RELP. If the Merger is approved, Limited Partners who do not properly exercise Dissenters' Rights, even if they abstained or voted against the Merger, will have their Units converted into Shares. Units held by the General Partner and its Affiliates in RELP II, RELP III and RELP IV will not be entitled to vote at the RELP Special Meeting. The Units held by the RELP I General Partner and its Affiliates in RELP I are entitled to vote at the RELP Special Meeting. The General Partner of RELP I and its Affiliates will vote their 6,039 Units (11.06% of the outstanding Units in RELP I) in favor of the Merger Agreement and the proposed amendments to the Partnership Agreement.


THE MERGER WILL REQUIRE LIMITED PARTNERS TO FOREGO THE ALTERNATIVES TO THE
MERGER

     There are alternatives to the Merger, such as continuing the RELPS as they are, liquidating the RELPS or merging them into a newly-formed entity. The benefits of these alternatives are avoiding certain of the expenses of the Merger and avoiding the risks associated with the Merger of the RELPS. Retaining the finite-life feature of the RELPS would allow investors eventually to receive liquidation proceeds from the sale of the RELPS' properties, and a Limited Partner's share of these sale proceeds could be higher than the amount realized from a sale of an equivalent number of the Shares.


TRUST BUSINESS OBJECTIVES DIFFER FROM RELP BUSINESS OBJECTIVES


     The Trust has different business objectives than the RELPS. While the RELPS had an objective of capital appreciation, the Trust intends to grow not only through capital appreciation, but also through a continuous program of owning and operating real properties, which may include the selling of existing properties and the acquisition of additional properties. The Trust intends to invest in additional real properties by raising additional capital, borrowing and reinvesting sales proceeds. Raising additional capital involves the risk of diluting the existing shareholders' percentage interest in the Trust, while borrowing involves the risks associated with leverage. While the Trust has no specific plans to finance any real property or to acquire new property using borrowed funds, it may do so at some time in the future. Although the Trust intends to maintain a conservative leverage policy, it has borrowed, and is likely to continue to borrow, more money than the RELPS.


LOSS OF RIGHTS BY LIMITED PARTNERS



     The rights of the Limited Partners are presently governed by either California, Delaware and Texas law and the Partnership Agreement of each respective RELP. After consummation of the Merger, the rights of the holders of Units that are converted into Shares will be governed by Texas law, the Trust's Declaration of Trust and the Trust's Bylaws. Certain differences may reduce certain existing rights of Limited Partners. Examples of these differences include: (i) the Partnership Agreements of the RELPS require the distribution of net cash from operations and the net proceeds or refinancing of properties, unlike the governing documents of the Trust which do not require distributions under similar circumstances, with the payment of such distribution being subject to the discretion of the Trust Managers and the distribution requirements of the

Code relating to maintaining REIT status; (ii) unlike the Partnership Agreement of each RELP, which requires that each RELP must distribute net proceeds from the sale or refinancing of properties, the Trust's governing documents do not contain a similar requirement and the Trust currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather to use such proceeds to acquire additional properties or for working capital purposes; (iii) Limited Partners expect liquidation of their investment when the assets of the RELP are liquidated, unlike shareholders who may liquidate their investment by trading Shares in the open market rather than through the liquidation of the Trust's assets; and (iv) whereas the RELPS are not authorized to issue additional equity securities other than the Units, the Trust has substantial flexibility to issue additional equity securities and shareholders, unlike Limited Partners, face the risk of dilution by the issuance of such securities. See "Comparison of Ownership of Units and Shares."


TERMINATION PAYMENTS IF MERGER FAILS TO OCCUR

     No assurance can be given that the Merger will be consummated. The Merger Agreement provides for the payment by a RELP or by the Trust of the Proportionate Share of a termination fee of up to $2,000,000 if the Merger is terminated by the RELP or the Trust under certain circumstances, or reimbursement of the Proportionate Share of expenses up to $1,000,000 if the Merger is terminated by a party under other circumstances. The obligation to make such payment may adversely affect the ability of any of the RELPS or the Trust to engage in another transaction in the event the Merger is not consummated and may have an adverse impact on the financial condition of the Trust or the RELPS incurring such obligation.


SIGNIFICANT INCREASE IN PORTFOLIO SIZE



     Assuming consummation of the Merger, the Trust will have increased its portfolio of net leasable square feet owned or controlled as of June 30, 1997 from 1,402,665 to 2,796,997 at the Effective Time, an increase of 99.4%. Several of the properties to be acquired by the Trust from the Participating RELPS are in markets where the Trust has not historically leased properties. Due primarily to the number and relative geographic diversity of its properties after the Merger, the Trust may not have adequate management or other personnel or adequate systems or other resources to manage its portfolio or its properties to the same level of efficiency after the Merger, which could adversely affect operations and result in less cash available for distribution to shareholders.



FUTURE DILUTION OF SHAREHOLDERS



     Shareholders will be subject to the risk that their equity interests may be diluted through the issuance of additional equity securities if such securities are issued for less than their fair market value. The Trust has the right to issue, at the discretion of its Trust Managers, Shares other than those to be issued in the Merger, upon such terms and conditions and at such prices, as the Trust Managers may establish. In addition, the Trust may in the future issue Preferred Shares that might have priority over the Shares as to distributions and liquidation proceeds.



DISTRIBUTIONS SUBORDINATE TO PAYMENTS ON DEBT



     The Trust has not made distributions for four consecutive quarters since 1993. Distributions to shareholders of the Trust will be subordinate to the prior payment of the Trust's current debts and obligations. If the Trust makes distributions in the future and, for any reason, the Trust did not have sufficient funds to pay its current debts and obligations, distributions to shareholders would be suspended pending the payment of such debts and obligations.



SHARE PRICE FLUCTUATIONS



     The trading price of the Shares at the Effective Time of the Merger may vary significantly from the prices as of the date of execution of the Merger Agreement, the date hereof or the date on which shareholders vote on the Merger Agreement, due to changes in the business, operations and prospects of the Trust, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors.



     Further, there can be no assurance as to the trading volume or price of the Shares after the Merger. Events outside the control of the Trust which would adversely affect the market value of the Trust's assets, as well as the market value of the Shares, may occur during the period from the date of this Joint Proxy Statement/Prospectus to the date the Merger is consummated or thereafter. All of the Shares to be issued to Limited Partners other than certain Affiliates (Limited Partners holding more than 10% of the Units in the RELP) in connection with the Merger will be freely tradeable. Sales of a substantial number of the Shares by Limited Partners following the consummation of the Merger, or the perception that such sales could occur, could adversely affect the market price for the Shares after the Merger.



     Because the Exchange Price is fixed at $2.625 per Share, Limited Partners will not receive any additional Shares if the trading price of the Shares on the Effective Date of the Merger is lower than the Exchange Price. If the trading price is higher than the Exchange Price, the number of Shares to be received by the Limited Partners in Participating RELPS will not be decreased.



EFFECT OF MARKET INTEREST RATES ON PRICE OF THE SHARES



     An increase in market interest rates may lead prospective purchasers of the Shares to demand a higher anticipated annual yield from future dividends. Such an increase in the required anticipated dividend yield may adversely affect the market price of the Shares.


REAL ESTATE INVESTMENT RISKS

     Effect of Economic and Real Estate Conditions. Investments in real estate typically involve a high level of risk. One of the risks of investing in real estate is the possibility that the Trust's properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. Income from properties and yields from investments in properties may be affected by many factors, including the type of property involved, the form of investment, conditions in financial markets, over-building, a reduction in rental income as the result of the inability to maintain occupancy levels, adverse changes in applicable tax laws, changes in general economic conditions, adverse local conditions (such as changes in real estate zoning laws that may reduce the desirability of real estate in the area) and acts of God, such as earthquakes or floods. Some or all of the foregoing conditions may affect the properties.


     Renewal of Leases and Reletting of Space. The Trust will be subject to the risks that, upon expiration of leases on its properties, the leases may not be renewed, the space may not be relet or the terms of renewal or reletting (including the costs of required renovation or concessions to tenants) may be less favorable than current lease terms. If the Trust were unable to promptly relet or renew the leases for all or a substantial portion of the space, if the rental rate upon such renewal or reletting were significantly lower than expected or if its reserves proved inadequate, then the Trust's cash flow and FFO and ability to make expected distributions to its shareholders may be adversely affected. (The Trust believes FFO is an appropriate measure of performance and provides investors with an understanding of the ability of the Trust to incur and service debt and make capital expenditures. FFO should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Trust's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.) Leases on approximately 19.7% of the total net leasable area of the properties owned by the Trust (prior to the Merger) will expire in 1998. The expiring leases represent approximately 25.2% of the total property annualized base rent received by the Trust. Management will attempt to negotiate renewals with certain of the tenants with expiring leases; however, no assurance can be given that such negotiations will be successful.


     Market Illiquidity. Real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Trust to vary its portfolio promptly in response to changes in economic or other conditions. In addition, federal income tax provisions applicable to REITs limit the Trust's ability to sell properties held for fewer than four years, which may affect the Trust's ability to sell properties at a time which would be in the best interest of its Shareholders.

     Operating Risks. The Trust's properties will be subject to all operating risks common to real estate developments in general, any or all of which might adversely affect occupancy or rental rates. In addition, increases in operating costs due to inflation and other factors may not necessarily be offset by increased rents. If operating expenses increase, the local rental market for properties similar to the Trust may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. If any of the above occur, the Trust's ability to make distributions to shareholders could be adversely affected.


     Competition. The Trust's properties are predominantly located in the South and Southwest. All of the Trust's properties are located in areas that include competing properties. The number of competitive properties in a particular area could have a material adverse effect on both the Trust's ability to lease space at any of its properties or at any newly developed or acquired properties and the rents charged. The Trust may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than the Trust. There is no dominant competitor in any of the Trust's markets.



     Geographic Diversification. The Trust currently owns properties in five states. If all of the RELPS approve the Merger, the Trust will own properties in an additional five states. Prior to the Merger, 76% of the Trust's investment in properties were in Denver, Dallas and Houston. If all of the RELPS approve the Merger, the Trust's investment in properties will be further diversified so that only 20.2% of its holdings will be in Texas and 13.4% will be in Colorado. If fewer than all of the RELPS approve the Merger, the Trust's holdings will be less diversified, putting the Trust more at financial risk in the event of the downturn of the economy in those regions in which the Trust's investments are concentrated. Since none of the RELPS own properties in Texas or Colorado, the Trust's concentration of investment will not increase if less than all of the RELPS approve the Merger.



     Concentration of Investment. Upon consummation of the Merger, assuming all RELPS approve the transaction, Manhattan Towers, a 301,000 square foot office building currently owned by RELP III, and Tamarac Square Mall, a 197,000 square foot specialty retail mall currently owned by the Trust, will comprise approximately 17.4% and 16.7%, respectively, of the total net book value of the Trust's total portfolio on a pro forma basis. No other property will comprise more than 7.9% of the total net book value of the Trust's portfolio on a pro forma basis.


NO LIMITATION ON DEBT

     The Trust's organizational documents do not contain any limitation on the amount or percentage of indebtedness the Trust can incur. The Trust could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Trust's ability to make distributions to its shareholders and would result in an increased risk of default on its obligations.

     Subject to other existing loan documents, the Trust may borrow funds in the future and secure such loans with mortgages on its properties. In the event such mortgage loans require balloon payments, the ability of the Trust to make such payments will depend upon its ability to sell or refinance its properties for amounts sufficient to repay such loans. In addition, the payment of debt service in connection with any borrowings may adversely affect cash flow and the value of the Shares.


     Each of the Trust's properties is currently encumbered by mortgage financing and three of the ten properties to be acquired as result of the Merger are encumbered by mortgage financing. As of June 30, 1997, the Trust and the RELPS had $41,547,000 and $31,301,000 (excluding debt for Curlew Crossing, which is not being transferred in the Merger) in mortgage debt outstanding, respectively, and $5,450,000 and $7,200,000 in unsecured debt outstanding, respectively. The Trust's unsecured debt is payable to Realco and is convertible into Shares. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Trust -- Transactions with Realco."



     On a post-Merger pro forma basis, approximately 73% of the total net book value of real estate properties would be encumbered. As of June 30, 1997, the debt to total market capitalization of the Trust was approximately 61.0%. Pro Forma debt to total market capitalization after consummation of the Merger will be approximately 38.6%. The debt on nine properties totalling $26,246,000 contains cross default and cross collateralization provisions, whereby default on one would constitute an event of default on the other loans.


CHANGES IN POLICIES

     The investment and financing policies of the Trust and its policies with respect to all other activities, including its growth, debt, capitalization, distribution and operating policies, will be determined by its Trust Managers. Although the Trust Managers have no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Trust Managers without a vote of the shareholders of the Trust. See "Investment Policies and Restrictions." A change in these policies could adversely affect the Trust's financial condition or results of operations or the market price of its Shares.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under various federal, state and local environmental laws, ordinances and regulations, an owner or operator of real estate may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws typically impose cleanup responsibility and liability without regard to whether the owner knew of or was responsible for the presence of the contaminants. The costs of investigation, remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to properly remediate such property, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances also may be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     The Trust has been notified of the possible existence of underground contamination at Tamarac Square, a retail property owned by the Trust in Denver, Colorado. The source of the possible contamination is apparently related to underground storage tanks located on an adjacent property. This adjacent property was placed on Colorado's list of leaking underground storage tanks. A second potential source of contamination is a nearby tract on which a service station was formerly operated. The owner of the adjacent property is currently conducting studies under the direction of the Colorado Department of Health in an attempt to define the contamination and institute an appropriate plan to address the situation. At this time, management does not anticipate any exposure to the Trust relative to this issue.


     The performance of the Trust's due diligence of the CST Office Products Building (formerly the Bowater Communications Paper Building ("Bowater")) in Lakeland, Florida, owned by RELP II, revealed the presence of naturally occurring metals in groundwater near a former septic system on the property, but at concentrations which exceeded regulatory thresholds and expected naturally occurring concentrations. During its due diligence, the Trust also conducted an environmental investigation of the Apollo Computer Building in Chelmsford, Massachusetts, in which a trust, the beneficiary of which is RELP IV, holds a 55.84% interest. Near the place where underground storage tanks were formerly operated at the property, such investigation revealed the presence of hydrocarbons in soil at levels below regulatory thresholds, and naturally occurring metals in groundwater at concentrations which exceeded regulatory thresholds and expected naturally occurring concentrations. The Trust is undertaking additional investigation to confirm the existence and concentration of the substances detected at each property and, if confirmed, to better determine whether, respectively, the former septic system and former tanks are the source of these impacts. In the case of the CST Office Products Building, the Trust may face obligations to further investigate and remediate these impacts after the Merger, which obligations could have a material adverse effect on the Trust. In the case of the Apollo Computer Building, after the Merger, the Trust's interest in the joint venture with beneficial interest in the property could be materially adversely affected by similar obligations to investigate and remediate.


Certain federal, state and local laws, regulation and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of building remodeling, renovation or demolition. Such laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injuries associated with ACMs. In connection with its ownership, management and operation of its properties, the Trust may be potentially liable for such costs. Except as described above, the Trust has not been notified by any governmental authority or any other third party of any noncompliance, liability or other claim in connection with any of its properties.

     The Trust's management believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Trust has not been notified (except with respect to Tamarac Square), and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with any of its properties.


     The Trust has not been notified (except with respect to the CST Office Products Building and the Apollo Computer Building), and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances in connection with the properties in which the Trust may have an interest after the Merger.


RISKS OF DEVELOPMENT AND ACQUISITION ACTIVITIES

     The Trust will incur risks associated with any development activities it undertakes, including the risks that (i) occupancy rates and rents at a newly completed project may not be sufficient to make the project profitable; (ii) financing may not be available on favorable terms for the project; (iii) construction and lease-up may not be completed on schedule, resulting in increased debt service expense and construction costs; (iv) construction costs of a project may exceed original estimates, possibly making the project uneconomical; (v) zoning, occupancy and other required governmental approvals or authorizations may not be granted and development costs associated therewith may not be recovered; and (vi) development opportunities explored by the Trust may be abandoned. Acquisitions of properties entail risks that investments will fail to perform in accordance with expectations and that judgments with respect to the costs of improvements to bring an acquired property up to standards established for the market position intended for that property will prove inaccurate, as well as general investment risks associated with any new real estate investment.

     The Trust anticipates that its new developments and acquisitions will be financed under lines of credit or other interim forms of secured or unsecured financing. There is no assurance that permanent financing for such newly developed or acquired projects will be available or might be available only on disadvantageous terms. In addition, the fact that the Trust must distribute 95% of its taxable income in order to maintain its qualification as a REIT will limit the ability of the Trust to rely upon income from operations or cash flow from operations to finance new development or acquisitions. As a result, if permanent debt or equity financing is not available on acceptable terms to refinance new developments or acquisitions undertaken without permanent financing, further development activities or acquisitions might be curtailed or cash available for distribution might be adversely affected. In the case of an unsuccessful development or acquisition, the Trust's loss could exceed its investment in the project.


UNINSURED AND UNDERINSURED LOSSES COULD RESULT IN LOSS OF VALUE OF PROPERTY


     The Trust carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with respect to its properties and its management believes such coverage is of the type and amount customarily obtained for or by an owner of real property assets similar to the Trust's real property assets. Similar coverage will be obtained for properties acquired in the future. However, there are certain types of losses, generally of a catastrophic nature, such as losses from floods or earthquakes, that may be uninsurable or not economically insurable. The Trust's management exercises its discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance on the Trust's investments at a reasonable cost and on suitable terms. This may result in insurance coverage that in the event of a substantial loss would not be sufficient to pay the full current market value or current replacement cost of the Trust's lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace the property after such property has been damaged or destroyed.

COSTS OF COMPLIANCE WITH FEDERAL LAWS


     The Americans with Disabilities Act of 1990 (the "ADA") requires public accommodations to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. Compliance with the ADA could require removal of structural barriers to handicapped access in certain public areas of properties owned by the Trust where such removal is readily achievable. Failure to comply with the ADA could result in an imposition of fines or the award of damages to private litigants. If required changes involve greater expenditures than the Trust currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Trust's ability to make distributions to its shareholders could be adversely affected.


     Additional and future legislation may impose other burdens or restrictions on owners with respect to access by disabled persons. The ultimate costs of complying with the ADA and other similar legislation are not currently ascertainable and, while such costs are not expected to have a material adverse effect on the Trust, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Trust's investment strategy in certain instances or reduce overall returns on the Trust's investments.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

     The Trust believes that it has operated so as to qualify as a REIT under the Code since its formation. Although management of the Trust believes that the Trust is organized and is operating in such a manner, no assurance can be given that the Trust will be able to continue to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must make distributions to shareholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Trust is not aware, however, of any currently pending tax legislation that would adversely affect its ability to continue to qualify as a REIT.


     For any taxable year that the Trust fails to qualify as a REIT, the Trust will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Trust also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to shareholders because of the additional tax liability to the Trust for the year or years involved. In addition, distributions no longer would qualify for the dividends paid deduction nor would there by any requirement that such distributions be made. To the extent that distributions to shareholders would have been made in anticipation of the Trust's qualifying as a REIT, the Trust might be required to borrow funds or to liquidate certain of its investments to pay the applicable tax.



ANTI-TAKEOVER PROVISIONS



     The Declaration of Trust and Bylaws of the Trust, as well as the Texas REIT Act, contain a number of provisions that might have the effect of entrenching current management or delaying or discouraging an unsolicited takeover of the Trust. These provisions include, among others, the following: (a) the power of the Trust Managers to issue 50,000,000 Preferred Shares, with such rights and preferences as determined by the Trust Managers; (b) the power of the Trust Managers to stop transfers and/or redeem Shares under the following conditions: from any shareholder who owns, directly or indirectly, 9.8% or more of the outstanding

Shares, from any five or fewer shareholders who own, directly or indirectly more than 50% of the outstanding Shares and from any other shareholder if the Trust Managers otherwise determine in good faith that ownership of the outstanding Shares has or may become concentrated to an extent that may prevent the Trust from qualifying as a REIT under the Code; (c) Trust Managers remain in office unless removed by the shareholders or if another nominee for Trust Manager receives the vote of a majority of the outstanding Shares regardless of whether they receive a vote of the majority of the outstanding Shares at the Trust's annual meeting; and (d) except in certain circumstances, the affirmative vote of the holders of not less than 80% of the outstanding Shares, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any Related Person, is required for the approval of certain Business Combinations. Any Shares transferred in violation of the restrictions set forth in clause (b) of the preceding sentence become "Excess Shares," with no voting or distribution rights. The Trust has the power to purchase or direct the sale of such Excess Shares, with the sale proceeds being paid to the former owner.



UNCERTAINTIES RELATED TO LITIGATION



     On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon Realco, the General Partners, certain other affiliated entities and the individual members of the boards of directors of each of the General Partners. The Trust was also named as a defendant. The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the transactions contemplated by the Merger Agreement. The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants in the Lawsuit believe that the plaintiffs' claims are without merit and intend to defend vigorously against the Lawsuit. However, no assurance can be given that the plaintiffs in the Lawsuit will not be successful. If such plaintiffs were to succeed in the Lawsuit prior to the Effective Time, a condition to the obligations of the Trust and the RELPS to consummate the Merger would not be satisfied, which would entitle the General Partner of any RELP or the Trust Managers to terminate the Merger Agreement and abandon the Merger. See "The Merger -- Extensions, Waiver and Amendment; Termination." If such plaintiffs were to succeed in the Lawsuit after the Effective Time, it could have a material adverse effect on the Trust.


                              THE SPECIAL MEETINGS

TRUST SPECIAL MEETING

     General. Each copy of this Joint Proxy Statement/Prospectus mailed to holders of Shares is accompanied by a form of proxy furnished in connection with the solicitation of proxies by the Trust Managers for use at the Trust Special Meeting and any adjournments or postponements thereof. The Trust Special Meeting
is scheduled to be held on             , 199 at 9:00 a.m., Dallas time, at 2200
Ross Avenue, 40th Floor, Dallas, Texas. Only holders of record of Shares on the Record Date are entitled to receive notice of and to vote at the Trust Special Meeting. At the Trust Special Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement and the issuance of Shares thereunder. See "The Merger."


     EACH HOLDER OF SHARES IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE TRUST IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. THE MERGER WILL BE APPROVED IF IT RECEIVES THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE SHARES ENTITLED TO VOTE AT THE TRUST SPECIAL MEETING.



     Voting and Revocation of Proxies. Any holder of Shares who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the Trust Special Meeting or by giving written notice of revocation or submitting a signed proxy bearing a later date to the Trust,
Attention: Secretary, provided such notice or proxy is actually received by the Trust prior to the vote of shareholders. Shareholders may vote via facsimile by faxing the enclosed proxy to (214) 999-9323 or (214) 999-9348. Faxed proxies
will be accepted until 5:00 p.m., Dallas time, on                  ,199  . A
proxy will not be revoked by the death or incapacity of the shareholder executing it unless, before the Shares are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of the Trust. The Shares represented by properly executed proxies received at or before the Trust Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. IF INSTRUCTIONS ARE NOT GIVEN, PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES THEREUNDER AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY PRESENTED FOR CONSIDERATION AT THE TRUST SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. The Bylaws of the Trust permit the holders of a majority of the Shares represented at the Trust Special Meeting, whether or not constituting a quorum, to adjourn the Trust Special Meeting or any adjournment thereof. If necessary, unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the Trust Special Meeting for any reason, including to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Trust Special Meeting. The Trust shareholders who wish to withhold from the persons named as proxies in the enclosed Trust proxy authority to vote such shareholders' Shares to adjourn the Trust Special Meeting should so indicate by appropriately marking Item 2 on the proxy.



     Solicitation of Proxies. The Trust will bear the costs of soliciting proxies from its shareholders, including the $20,000 fee payable to The Herman Group, Inc. for soliciting proxies on behalf of the Trust. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by Trust Managers, officers and other employees of the Trust, who will not be specially compensated for such solicitation activities. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Shares held of record by such persons, and such persons will be reimbursed for their reasonable expenses incurred in that effort by the Trust.


     Vote Required. The Merger will be approved if it receives the affirmative vote of two-thirds of Shares entitled to vote at the Trust Special Meeting. The holders of a majority of the Shares entitled to vote, present in person or by proxy, constitute a quorum for purposes of the Trust Special Meeting. A holder of a Share will be treated as being present at the Trust Special Meeting if the holder of such Share is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Trust Special Meeting. The proposal allowing the Trust to postpone or adjourn the Trust Special Meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the Trust Special Meeting, whether or not a quorum is present. Abstentions and "broker non-votes" (where a nominee holding Shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Shares present at the Trust Special Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the proposals. Failure to return the proxy or failure to vote at the Trust Special Meeting will have the same effect as a vote against the proposals.

     As of the Record Date, there were           Shares outstanding and entitled
to vote at the Trust Special Meeting, with each Share being entitled to one vote. As of the Record Date, the Trust Managers and executive officers of the Trust and their Affiliates are deemed to beneficially own a total of
shares (representing approximately      % of the outstanding Shares), all of
which are expected to be voted in favor of the Merger Agreement. Realco
beneficially owns, as of the Record Date, a total of           Shares,
representing approximately      % of the outstanding Shares, all of which will
be voted in favor of the Merger Agreement. MSAM, ABKB and LaSalle Advisors have
advised the Trust that they intend to vote the                Shares they
control (representing      % of the outstanding Shares on the Record Date) in
favor of the Merger Agreement.


     Recommendation. For the reasons described herein, the Disinterested Trust Managers approved the Merger Agreement and the issuance of Shares thereunder. For this purpose, T. Patrick Duncan and Edward B. Kelley were deemed "interested" due to their affiliation with Realco and thus abstained from voting on the proposal. THE DISINTERESTED TRUST MANAGERS BELIEVE THE TERMS OF THE MERGER AGREEMENT ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS OF THE TRUST AND IN THE BEST INTEREST OF THE TRUST AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE TRUST VOTE FOR APPROVAL OF THE

MERGER AGREEMENT AND THE ISSUANCE OF SHARES PURSUANT THERETO. In making its recommendation, the Disinterested Trust Managers considered, among other things, the opinion of Prudential Securities that the consideration to be paid by the Trust pursuant to the Merger is fair to the Trust from a financial point of view. See "The Merger -- Background of and Reasons for the Merger" and
"-- Fairness Opinions."



     Other Matters. The Trust is unaware of any matter to be presented at the Trust Special Meeting other than the proposal to approve the Merger Agreement and the issuance of Shares thereunder and the proposal to permit the postponement or adjournment of the Trust Special Meeting for any reason, including to solicit additional votes.


RELP SPECIAL MEETING

     General. Each copy of this Joint Proxy Statement/Prospectus mailed to the Limited Partners is accompanied by a form of proxy furnished in connection with the solicitation of proxies by the General Partners for use at the RELP Special Meeting and any adjournments or postponements thereof. The RELP Special Meeting
is scheduled to be held on             , 199 at 9:00 a.m., Dallas time, at the
Four Seasons Resort at Las Colinas, Irving, Texas. Only holders of Units on the Record Date are entitled to notice of and to vote at the RELP Special Meeting. At the RELP Special Meeting, holders of Units will consider and vote on a proposal to approve the Merger Agreement and certain amendments to the Partnership Agreements, as described below.

     EACH HOLDER OF UNITS IS REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO REALCO IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR BY FACSIMILE. AS TO EACH RELP, THE MERGER WILL BE APPROVED IF IT RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE UNITS ENTITLED TO VOTE AT THE RELP SPECIAL MEETING.


     Voting and Revocation of Proxies. Any holder of Units who has executed and delivered a proxy may revoke it at any time before it is voted by attending and voting in person at the RELP Special Meeting or by giving written notice of revocation or submitting a signed proxy bearing a later date to Realco,
Attention: Secretary, provided such notice or proxy is actually received by the Realco prior to the vote of holders of Units. Limited Partners may vote via facsimile by sending the executed proxy to (210) 498-6214 prior to 5:00 p.m.,
Dallas time, on             , 199  . A proxy will not be revoked by the death or
incapacity of the Limited Partner executing it unless, before the Units are voted, notice of such death or supervening incapacity is filed with the Secretary or other person authorized to tabulate the votes on behalf of the RELP. The Units represented by properly executed proxies received at or before the RELP Special Meeting and not subsequently revoked will be voted as directed by the Limited Partners submitting such proxies. IF INSTRUCTIONS ARE NOT GIVEN, PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE PARTNERSHIP AGREEMENT AMENDMENTS NECESSARY TO PERMIT THE CONSUMMATION OF THE MERGER, FOR APPROVAL OF THE APPLICABLE RELATED TRANSACTION AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS PROPERLY PRESENTED FOR CONSIDERATION AT THE RELP SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. Unless authority to do so is withheld, the proxy holders also may vote in favor of a proposal to adjourn the RELP Special Meeting for any reason, including to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the RELP Special Meeting. The Limited Partners who wish to withhold from the persons named as proxies in the enclosed RELP proxy authority to vote such Limited Partners' Units to adjourn the RELP Special Meeting should so indicate by appropriately marking Item 3 on the proxy.


     Solicitation of Proxies. The Trust will initially bear the costs of soliciting proxies from the Limited Partners. In addition to use of the mails, proxies may be solicited personally or by telephone or facsimile by officers and other employees of Realco or its Affiliates who will not be specially compensated for such solicitation activities. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Units held of record by such persons, and such persons will be reimbursed for their reasonable expenses incurred in that effort by the Trust.

     List of Investors. Pursuant to the rules and regulations promulgated by the Commission, if a Limited Partner entitled to vote at the RELP Special Meeting desires to obtain a list of the other Limited Partners entitled to vote at the RELP Special Meeting to enable the requesting Limited Partner to mail soliciting materials to the other Limited Partners, the Limited Partner may request in writing a list of the other Limited Partners. The request should be made in writing to the appropriate General Partner, c/o Randal R. Seewald, 8000 Robert
F. McDermott Freeway, IH10 West, Suite 600, San Antonio, Texas 78230-3884. Alternatively, the requesting Limited Partner may request that the RELP mail copies of any proxy statement, form of proxy or other soliciting material furnished by the requesting Limited Partner to the other Limited Partners of the applicable RELP. The requesting Limited Partner must reimburse the RELP for its reasonable expenses incurred in connection with performing such services. At the time of making the request, the requesting Limited Partner must, if the Units are held through a nominee, provide the RELP with a statement from the nominee or other independent third party confirming such Limited Partner's beneficial ownership. Additionally, the requesting Limited Partner must provide the RELP with an affidavit or similar document (i) identifying the proposal that will be the subject of the Limited Partner's solicitation; (ii) stating that the Limited Partner will not use the list for any purpose other than to solicit Limited Partners with respect to the same action for which the RELP is soliciting votes; and (iii) stating that the Limited Partner will not disclose the information provided to it to any person other than a beneficial owner for whom the request was made and an employee or agent to the extent necessary to effectuate the communication or solicitation. Upon termination of the solicitation, the requesting Limited Partner must return to the RELP, without keeping any copies thereof, the list of information provided by the RELP and any information derived from such information. A Limited Partner is only entitled to the foregoing information with respect to the RELP in which the Limited Partner holds Units.



     Pursuant to the RELP I Partnership Agreement, a RELP I Limited Partner has the right, upon reasonable request, to inspect and copy the list of RELP I Limited Partners. Under California law, a RELP I Limited Partner may request a list of other RELP I Limited Partners. RELP I must deliver the list to the requesting Limited Partner at RELP I's expense. The RELP II Partnership Agreement provides that for any proper purpose, a RELP II Limited Partner may obtain a copy of the list of RELP II Limited Partners upon written request after payment of the reasonable expense of duplication. Under Texas law, for a proper purpose, a RELP II Limited Partner may inspect and copy at his expense, the list of RELP III Limited Partners. Pursuant to the RELP III Partnership Agreement, any RELP III Limited Partner, upon paying the costs of collection, duplication and mailing, is entitled to a copy of the list of RELP III Limited Partners. For any purpose reasonably related to a RELP IV Limited Partner's interest as a limited partner of RELP IV, RELP IV Limited Partners shall be permitted access to all records of RELP IV at the partnership's principal office during reasonable business hours and to make copies thereof. Under Delaware law, a Limited Partner in RELP III or RELP IV may obtain a list of Limited Partners in accordance with their respective Partnership Agreements.


     Vote Required. The Merger will be approved by any RELP if it receives the affirmative vote of the holders of a majority of the Units entitled to vote at the RELP Special Meeting. The holders of a majority of the Units entitled to vote, present in person or by proxy, constitute a quorum for purposes of the RELP Special Meeting. A holder of a Unit will be treated as being present at the RELP Special Meeting if the holder of such Unit is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the RELP Special Meeting. The proposal allowing the RELP to postpone or adjourn the RELP Special Meeting to solicit additional votes will be approved if it receives the affirmative vote of a majority of the votes cast at the RELP Special Meeting, whether or not a quorum is present. Abstentions and "broker non-votes" (where a nominee holding Units for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Units present at the RELP Special Meeting for quorum purposes. Abstentions and broker non-votes will have the same effect as a vote against the proposals. Failure to return the proxy or failure to vote at the RELP Special Meeting will have the same effect as a vote against the proposals.

     In accordance with the terms of the Partnership Agreements of RELP II, RELP III and RELP IV, Units held by the General Partner and its Affiliates in each respective RELP will not be entitled to vote at the RELP Special Meeting and, consequently, will be treated as abstentions. As of the Record Date, the General Partner of each of RELP II, RELP III and RELP IV held Units totaling approximately 24.65%, 5.80% and 10.15% of the issued and outstanding Units of each respective RELP. The Units held by the RELP I General Partner and its Affiliates in RELP I are entitled to vote at the RELP Special Meeting and such Units will be voted to approve the Merger. As of the Record Date, the RELP I General Partner held 6,039 Units totaling approximately 11.06% of the issued and outstanding Units in RELP I.



     Recommendation. For the reasons described herein, the General Partner of each RELP approved the Merger Agreement. THE BOARD OF DIRECTORS OF EACH GENERAL PARTNER AND REALCO BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE RESPECTIVE LIMITED PARTNERS AND UNANIMOUSLY RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT AND FOR APPROVAL OF THE APPLICABLE RELATED TRANSACTION. In making its recommendation, the General Partners considered, among other things, the opinion of Houlihan that the consideration to be received by the Limited Partners in connection with the Merger and the applicable Related Transaction is fair to the Limited Partners from a financial point of view. See "The Merger -- Background of and Reasons for the Merger" and "-- Fairness Opinions."



     Other Matters. The General Partners are unaware of any matter to be presented at the RELP Special Meeting other than the proposal to approve the Merger Agreement and the Partnership Agreement amendments necessary to permit the consummation of the Merger, the proposal to approve the applicable Related Transaction and the proposal to permit the postponement or adjournment of the RELP Special Meeting for any reason, including to solicit additional votes.

                                   THE MERGER

     The detailed terms of the Merger are contained in the form of Merger Agreement attached as Annex I to this Joint Proxy Statement/Prospectus. The following discussion describes the material aspects of the Merger and the terms of the Merger Agreement. This description is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference herein and which the Trust's shareholders and the Limited Partners are urged to read carefully.


BACKGROUND OF THE MERGER



     On September 3, 1996, a meeting was held at Realco's offices in San Antonio, Texas to discuss a potential strategic investment by Realco in the Trust. Attending this meeting were Messrs. T. Patrick Duncan and Edward B. Kelley for Realco and Messrs. Charles W. Wolcott, the President and Chief Executive Officer of the Trust and a Disinterested Trust Manager, Marc A. Simpson, the Vice President and Chief Financial Officer of the Trust, David B. Warner, the Vice President-Operations of the Trust, and William H. Bricker and Robert E. Giles, each of whom is a Disinterested Trust Manager. Among the issues discussed was the need for the Trust to increase its critical mass of properties. In response to this issue, Realco stated that it was willing to consider the contribution of properties or capital in exchange for Trust Shares to augment the existing properties of the Trust. The discussion was reduced to a memorandum of understanding between Realco and the Trust dated September 16, 1996.



     On October 15, 1996, Mr. Wolcott and Mr. Duncan met to discuss a potential acquisition by Realco of the Trust's 8.8% unsecured notes (the "MLI Notes") from The Manufacturer's Life Insurance Company ("MLI"). Such an acquisition would allow the Trust to reduce the principal amount of the MLI Notes in return for granting Realco an option to convert its principal investment in the MLI Notes into Shares of the Trust.



     On December 18, 1996, the Trust executed a letter agreement with Realco wherein Realco agreed to commence negotiations to purchase or repay the MLI Notes.



     On December 23, 1996, the Trust announced that Realco had acquired 3,182,206 of the Trust's outstanding Shares, making Realco the Trust's largest shareholder at that time. With this transaction, the number of Trust Managers was increased to five members and Messrs. Kelley and Duncan were appointed to the Trust Board. Subsequently, on February 27, 1997, the Trust announced that Realco had acquired the MLI Notes pursuant to an agreement in which the outstanding principal balance of the MLI Notes was reduced to $5,449,618 and an option was granted to convert the MLI Notes into Shares of the Trust at $2.00 per Share until December 31, 1997, and at $2.25 per Share between December 31, 1997 and December 31, 2000.



     Also during the later part of 1996, the Board of Directors of each General Partner and Realco, based on the evaluation of the alternatives available, determined to pursue a business strategy of seeking a strategic combination with a publicly traded REIT to take advantage of the growth in the REIT industry and real estate markets in general.



     On January 8, 1997, a meeting was held at the Trust's offices in Irving, Texas. Attending the meeting were Mr. Duncan of Realco, Mr. Wolcott of the Trust and Mr. Scott Schaevitz of Prudential Securities. The purpose of the meeting was to interview Prudential Securities as a potential financial advisor to the Trust. During this meeting, a number of potential capital raising transactions were discussed, including the possible contribution of Realco sponsored assets to the Trust in exchange for Shares.


     On March 27, 1997, a meeting was held at the Trust's offices in Irving, Texas. Attending the meeting were Mr. Duncan and Mr. Wolcott. During the meeting, Mr. Duncan described a potential transaction involving the Trust and the RELPS. Mr. Wolcott then provided suggestions on the possible structure of a transaction. Mr. Duncan then agreed to present the transaction on a preliminary basis to the senior leadership of Realco, and if there was an interest in moving forward, he would then present the transaction on a preliminary basis to the Trust Managers at their next quarterly Trust Managers' meeting scheduled for April 29, 1997.

     On April 1, 1997, a meeting of Realco's Real Estate Investment Committee (Edward B. Kelley, Chairman, T. Patrick Duncan, Randal R. Seewald, Martha J. Barrow, Susan Wallace, S. Wayne Peacock, David Holmes and David Rosales) was held in Realco's offices in San Antonio, Texas. During the meeting, Mr. Duncan discussed the possibility of merging the RELPS into the Trust. The consensus of those at the meeting was to continue discussions of the merger.



     On April 22, 1997, a meeting of Realco's Real Estate Investment Committee was held in Realco's offices in San Antonio. At this meeting Mr. Seewald discussed the expected benefits and detriments of the proposed merger and distributed a proposed task list for comment and discussion.



     On April 23, 1997, a Realco Business Management meeting was held in USAA's offices in San Antonio, Texas. Attendees included Robert G. Davis, Chairman of Realco and President of CAPCO, the sole shareholder of Realco; the CAPCO staff, Cathy McMichael, David Adams, Karen Presley and Richard Goertz; and Edward B. Kelley, T. Patrick Duncan, Martha J. Barrow and David Rosales of Realco. At this meeting Messrs. Kelley, Duncan and Seewald reported on the status of discussions regarding the proposed merger of the RELPS into the Trust.


     On April 26, 1997, Mr. Duncan called Mr. Wolcott and stated that he had received preliminary approval from senior leadership within Realco to pursue discussions with the Trust. Following that call, Realco sent the Trust initial information on the properties comprising the RELPS' portfolios.


     On April 29, 1997, Mr. Duncan of Realco presented the Trust Managers (Messrs. Bricker, Duncan, Giles, Kelley and Wolcott) with the concept of merging the Trust with four real estate limited partnerships sponsored by Realco. Following a discussion of the benefits and detriments to the Trust of the proposed transaction and the estimated costs and expenses, the Disinterested Trust Managers, including Messrs. Bricker, Giles and Wolcott, approved further investigation of the transaction including preparation of pro forma financial information.


     On May 5, 1997, the Trust began its analysis of the RELPS' portfolio and requested copies of comprehensive business plans on each of the RELPS' assets. Then on May 6, 1997, Mr. Duncan met with Mr. Wolcott of the Trust at the Trust's offices in Irving, Texas to discuss the terms of the transaction to be included in a letter agreement to be presented to the Trust Managers.


     On May 20, 1997, a meeting of Realco's Real Estate Investment Committee was held in Realco's offices in San Antonio, Texas. At the meeting Mr. Seewald updated the committee on the status of the proposed merger and advised that proposals for fairness opinions were due May 30.



     On May 21, 1997, a Realco Business Management meeting was held in Realco's offices in San Antonio, Texas. At this meeting Mr. Seewald reported on the status of the proposed merger.


     On May 21, 1997, Realco provided the Trust with copies of Form 10-Ks, annual reports and business plans for each of the RELPS. Representatives of the Trust then met with representatives of Realco on May 22, 1997, at Realco's office in San Antonio, Texas to begin detailed reviews of each of the RELP properties. Also on that date, Mr. Wolcott of the Trust met with Mr. Duncan at Realco's offices in San Antonio, Texas to discuss the initial draft of the letter agreement.

     On May 27, 1997, Mr. Duncan of Realco and Mr. Wolcott of the Trust spoke by telephone to coordinate the process of obtaining fairness opinions for the RELPS and the Trust.


     During the period May 27 through May 29, 1997, representatives of the Trust (including Messrs. Wolcott, Warner and Lewis D. Friedland, Vice President and Chief Investment Officer of the Trust) traveled to and performed preliminary property inspections on each of the RELP properties, with the exception of the one RELP property located in Milpitas, California.



     By letters dated May 29, 1997 and June 16, 1997, Mr. Kelly received a preliminary indication of interest from and on behalf of a public REIT to acquire the properties of the RELPS. Because, based on the evaluation of the alternatives available, the Board of Directors of each General Partner and Realco determined to pursue a business strategy of seeking a strategic combination with the Trust to take advantage of the growth in the REIT industry and real estate markets in general, rather than a complete liquidation of the RELPS, such indication of interest was not pursued.



     On June 4, 1997, a meeting of Realco's Board of Directors was held in Realco's offices in San Antonio, Texas. Members of the Realco Board of Directors include Robert G. Davis, Edward B. Kelley, T. Patrick Duncan, George K. Sykes, Albert J. Kirsling, Kenneth R. Fleenor, Chris O. Divich, Stephanie A. Coleman and Luis de la Garza. At this meeting, Mr. Seewald briefed the directors on the proposed merger of the RELPS into the Trust. Areas addressed included a history of the partnerships and their characteristics, investors concerns, current status of the partnerships and the Trust, the letter agreement between the RELPS and the Trust, and the potential benefits and detriments of the proposed merger to all parties.



     On June 6, 1997, the Disinterested Trust Managers approved the execution of a letter agreement with the RELPS regarding a merger of the RELPS into the Trust. Furthermore, the Trust was authorized to negotiate definitive merger agreements with the RELPS. On June 10, 1997, the Trust announced that the letter agreement had been signed. Among other things, the agreement was subject to negotiation of the financial terms of the merger including the respective exchange ratios for each of the RELPS, obtaining fairness opinions with respect to the transactions, completion of definitive merger agreements, approval by the Board of Directors of each of the General Partners of the RELPS and the Trust Managers, and completion of satisfactory due diligence.



     On June 10, 1997, representatives of Realco (Messrs. Duncan, Holmes, and Seewald) and representatives of the Trust (Messrs. Wolcott, Friedland and Warner) discussed by telephonic conference call various issues related to the RELP properties including leases, contracts, environmental and engineering reports, capital improvements, repairs, surveys and other real estate due diligence related issues.



     On June 16, 1997, the General Partners retained Houlihan to render a fairness opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger and the other transactions contemplated in connection therewith is fair to the Limited Partners from a financial point of view.



     On June 17, 1997, a meeting of Realco's Real Estate Investment Committee was held in Realco's offices in San Antonio, Texas. At this meeting Mr. Seewald updated the committee on the proposed merger advising that a letter agreement had been signed with the Trust and that a letter and a copy of the Trust's press release had been sent to all Limited Partners. The committee was advised that Houlihan had been engaged to issue fairness opinions to the Boards of Directors of the General Partners on behalf of the four RELPS and advised that drafts of the merger agreement and Form S-4 Registration Statement were due to be circulated within the next week.



     On June 18, 1997, representatives of Realco (Messrs. Duncan, Holmes and Seewald) and representatives of the Trust (including Messrs. Wolcott, Friedland and Warner) discussed by telephonic conference call the timing and coordination of the meetings scheduled for June 20 and 30.



     On June 19, 1997, Mr. Duncan and Mr. Wolcott met on related business at O'Hare airport in Chicago, Illinois and discussed various issues related to the setting of the exchange ratios in the proposed transaction, including recent Share prices, trading volume and volatility of the Shares.



     On June 20, 1997, Mr. Duncan and representatives of Realco (Messrs. Duncan, Holmes and Seewald) met with Messrs. Wolcott, Friedland and Warner of the Trust at Realco's offices in San Antonio, Texas and negotiated the financial terms of the proposed transaction. This information was then distributed on June 23, 1997 to the Trust Managers and to Prudential Securities and Houlihan. The Trust then entered into a process of underwriting the values of the real estate and other assets held by the RELPS (including cash, accounts receivable, deferred charges and deferred rent and an investment in a joint venture) leading to a negotiation of exchange ratios for each of the RELPS.



     On June 23, 1997, a Realco business management meeting was held in Realco's offices in San Antonio, Texas. At this meeting Mr. Seewald reported on the status of the proposed merger.



     On June 26, 1997, the Trust retained Prudential Securities to render a fairness opinion as to whether the consideration to be paid by the Trust pursuant to the Merger was fair from a financial point of view to the Trust.

     On June 30, 1997, the Board of Directors of the General Partners met to discuss the execution of the Merger Agreement. The proposed terms of the transaction were discussed with Houlihan, which delivered its opinion that the consideration to be received by the Limited Partners in connection with the Merger was fair from a financial point of view.



     On June 30, 1997, the Disinterested Trust Managers met to discuss the proposed transaction. The Trust's management (including Messrs. Wolcott, Friedland and Warner) presented a detailed overview of each property subject to the proposed merger and exchange ratios negotiated with Realco. The Disinterested Trust Managers then discussed the pricing of the transaction with a representative of Prudential Securities. Based on this discussion, the meeting was adjourned until July 7, 1997, at which time the Disinterested Trust Managers approved a resolution to sign definitive merger agreements with the RELPS, contingent upon due diligence investigation and receipt of a satisfactory fairness opinion from Prudential Securities. On July 10, 1997, the Trust Managers (excluding Mr. Duncan who was not present) received the written opinion from Prudential Securities stating that, as of such date, based on Prudential Securities' review and subject to the limitations set forth in the opinion, the consideration to be paid by the Trust was fair from a financial point of view to the Trust. A definitive merger agreement was signed on that date.



     On July 23, 1997, a meeting of Realco's Real Estate Investment Committee was held in Realco's offices in San Antonio, Texas. At this meeting Mr. Seewald advised the committee that the Form S-4 Registration Statement and supplements had been filed with the SEC, the Form 8-Ks had been filed on behalf of the RELPS in connection with the execution of the Merger Agreement, the due diligence period under the Merger Agreement was due to expire and the disclosure letters set forth in the Merger Agreement were being drafted.



     On July 28, 1997, a Realco business management meeting was held in Realco's offices in San Antonio, Texas. At this meeting Ms. Barrow reported on the status of the proposed merger.



     On August 18, 1997, a Realco business management meeting was held in Realco's offices in San Antonio, Texas. At this meeting Mr. Seewald reported on the status of the proposed Merger.



     On August 18, 1997, a meeting of Realco's Real Estate Investment Committee was held in Realco's offices in San Antonio, Texas. In connection with the Merger, the committee discussed due diligence and the extension of the due diligence completion date.



     On August 20, 1997, a meeting of Realco's Board of Directors was held in Schaumberg, Illinois. At this meeting Mr. Seewald updated the Board of Directors on the proposed Merger of the RELPS into the Trust.



     On September 16, 1997, the parties executed an amended and restated merger agreement to, among other things, extend the period to conduct their due diligence investigations and make certain technical amendments. A form of such Merger Agreement, as amended and restated, is attached as Annex I to this Joint Proxy Statement/Prospectus.



BACKGROUND OF THE RELPS



     RELP I. RELP I was formed in August 1984 under the California Revised Limited Partnership Act. RELP I has two primary business purposes: (i) to purchase qualified income producing real properties; and (ii) to make participating first mortgage loans on qualified income producing properties. To the extent possible (a) all acquisitions of real property will be made for cash (no acquisition indebtedness will be incurred); and (b) participating first mortgage loans will earn fixed interest and will contain participation rights in the underlying property's cash flow and net proceeds of sale or refinancing and other items, or both. In 1985, RELP I sold $27,305,000 in Units (54,610 Units at $500 per Unit). Limited Partners are not required to make any additional capital contributions. Proceeds of the offering were used to acquire Volusia Point Shopping Center in 1985. In 1986, RELP I acquired one property (the Systech building) and funded one first mortgage loan, which was paid in full in January 1996. Remaining offering proceeds were used to repay the mortgage indebtedness on the Systech building upon its maturity in 1988.

     RELP II. RELP II was formed in August 1987 under the Texas Revised Limited Partnership Act. RELP II has three principal business objectives: (i) to preserve and protect RELP II's capital; (ii) to provide the Limited Partners with quarterly distributions of net cash from operations; and (iii) to obtain long-term appreciation in the value of the properties. RELP II was formed to invest in a diversified portfolio of income-producing multi-family residential and commercial properties and/or make one or more participating first mortgage loans. Pursuant to the Partnership Agreement of RELP II, to the extent possible, all acquisitions of real property are made for cash and all participating first mortgage loans earn fixed interest and contain participation rights in the underlying property's cash flow and net proceeds of sale or refinancing and other items, or both. From the commencement of the offering of Units on February 11, 1988 through the termination of the offering on January 30, 1989, RELP II sold $13,570,500 in Units (27,141 Units at $500 per Unit). Proceeds of the offering were used to acquire the Continental Plastic Containers Buildings on April 21, 1989. RELP II also invested in the Combined Capital Resources Joint Venture (the "joint venture"), the owner of a participating first mortgage loan secured by Sequoia Plaza I. The joint venture's investment in the mortgage loan was converted to ownership of the underlying property in August 1991 through foreclosure on the mortgage loan. Sequoia Plaza I has not been offered for sale. However, the property was externally appraised as of January 1, 1997 at a total value of $29.7 million. RELP II's joint venture interest will not be included in the Merger but will be purchased by Realco or an Affiliate of Realco for $2.25 million if the Merger is approved by the Limited Partners of RELP II. RELP II purchased its final property, CST Office Products Building (formerly Bowater), on July 24, 1989.



     RELP III. RELP III was formed in February 1985 under the Uniform Limited Partnership Act of the State of Delaware to invest in a diversified portfolio of income-producing real properties such as shopping centers, office buildings, apartments, industrial buildings and other similar income-producing real property. RELP III has four principal business objectives: (i) to provide the limited partners with cash distributions which will not constitute taxable income by reason of partnership tax deductions and possibly tax losses which may be used to offset other taxable income; (ii) to preserve and protect the Limited Partners' capital and related buying power; (iii) to obtain long-term appreciation in the value of the properties; and (iv) to provide a build-up of equity through the reduction of mortgage loans on the properties. In 1985, RELP III sold $55,774,500 in Units (111,549 Units at $500 per Unit). Proceeds from the offering were used to acquire the following properties in fiscal year 1986:
Curlew Crossing (formerly Courtyard Shoppes) Shopping Center, Manhattan Towers (formerly Parkview Plaza Office Buildings) and the Skygate Commons (formerly Ramada World Headquarters Office Buildings). These properties comprise the complete portfolio of RELP III. Curlew Crossing will not be included in the Merger but will be purchased by Realco or an Affiliate of Realco for $11,200,000 if the Merger is approved by RELP III's Limited Partners.



     RELP IV. RELP IV was formed in February 1987 under the Uniform Limited Partnership Act of the State of Delaware to invest in a diversified portfolio of income-producing real properties such as shopping centers, office buildings, apartments, industrial buildings and other similar income-producing real property. RELP IV has three principal business objectives: (i) to preserve and protect RELP IV's capital; (ii) to obtain long-term appreciation in the value of its properties; and (iii) to provide partially "tax-sheltered" distributions of cash from operations. In 1987 and 1988, RELP IV sold $30,247,500 in Units (60,495 Units at $500 per Unit). Proceeds of the offering were used to acquire the following properties in fiscal year 1987: Linear Technology Corporate Headquarters, Eastman Kodak Building, and 1881 Pine Street (Century Electric Office Building). During 1988, RELP IV acquired a 55.84% joint venture interest in USAA Chelmsford Associates Joint Venture, the beneficial owner of the Apollo Computer Research and Development Headquarters Building.



     The General Partners periodically review the overall market conditions of each respective RELP's real estate investments. The review is conducted to ascertain whether the properties are ready for disposition. Exit strategies are reviewed to consider alternative liquidation methods for each RELP and or individual properties. A potential alternative consisted of a possible roll-up of the RELPS into an existing public REIT. This alternative was considered and pursued to determine whether any existing public REITs would be interested in such a transaction. The General Partners initially contacted the Trust for their consideration of a potential transaction. The General Partners presented to a representative of the Trust the individual real estate portfolios of each RELP for the Trust's consideration. A broad, general review of each property was conducted by the Trust to determine which properties met the Trust's investment criteria. It was determined at the outset that a 7.275% interest in a joint venture would not be part of the assets that would be considered by the Trust for participation in a proposed transaction because a minority interest in a joint venture did not meet the Trust's investment criteria. In addition, the majority member of the joint venture is USAA Real Estate Equities Inc., which has a right of first refusal on the sale of the joint venture interest. USAA Real Estate Equities Inc. is considering purchasing the minority interest and it is likely that the Trust would not be able to obtain the minority interest even if it met the Trust's investment criteria. The shopping center in RELP III is not involved in the Merger because the Trust and the RELP III General Partner could not come to terms on the value of the property.



THE TRUST'S REASONS FOR THE MERGER AND RECOMMENDATION



     The Disinterested Trust Managers believe that the terms of the Merger Agreement are fair from a financial point of view to the shareholders of the Trust and in the best interests of the Trust and its shareholders. Accordingly, the Disinterested Trust Managers have unanimously approved the Merger Agreement and the issuance of Shares thereunder, and recommend the shareholders vote for approval of the Merger Agreement and the issuance of Shares thereunder. As the Disinterested Trust Managers determined that it would be in the best interests of the shareholders to acquire all or any one of the RELPS, the Disinterested Trust Managers did not condition the consummation of each of the Mergers on the consummation of any other Merger. Nevertheless, the Merger Agreement gives the Trust the option of not consummating the Merger if only one of the RELPS approves the Merger. In reaching its decision, the Disinterested Trust Managers considered several factors, and consulted with the Trust's management and Prudential Securities. The principal reasons, to which relative weights were not assigned, of why and how the Disinterested Trust Managers made such determinations are as follows:



          (1) The Disinterested Trust Managers reviewed analyses by management showing that the Merger should help increase the Trust's cash flow and FFO per Share in 1998. FFO is a widely accepted measure of an equity REIT's operating performance. An increase in cash flow and FFO per Share as a result of the Merger or any other reason may result in a greater likelihood that distributions will be made to shareholders. The Trust believes FFO is an appropriate measure of performance and provides investors with an understanding of the ability of the Trust to incur and service debt and make capital expenditures. FFO should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Trust's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.



          (2) The Merger will substantially increase the Trust's total capitalization and increase its market equity from approximately $
     million to approximately $     million (based on $     per Share, the
     closing price of Shares on             , 1997). This increased size affords
     several benefits. First, the Merger will increase the number of Shares in the market, which should result in greater liquidity for holders of the Shares. The Disinterested Trust Managers believe that institutional investors prefer larger capitalization companies when making investment decisions due to greater liquidity which allows the purchase and sale of larger volumes of Shares without disrupting the market for such Shares. The Disinterested Trust Managers also believe that the credit rating agencies generally favor larger capitalization companies and view them as being more stable for unsecured debt investors. Management believes all of these factors increase the attractiveness of the Trust to potential investors, and that the Merger should ultimately result in an improved ability to access favorably priced equity and debt capital.



          (3) The Disinterested Trust Managers believe that the Merger will allow the Trust to realize economies of scale by spreading costs over a larger number of properties, thereby improving the Trust's profit margin.



          (4) As a result of the Merger, the Trust will acquire the RELPS' properties, which are located in new regions and markets. The Disinterested Trust Managers believe that this should provide the combined entity with easier entry into these new areas and more favorably position the Trust to make future portfolio acquisitions.



          (5) The Trust currently has properties in Texas, California, Colorado, Maryland and Wisconsin. The Merger adds five additional states: Arizona, Florida, Illinois, Massachusetts and Missouri. Management considers each of these to be attractive markets. Based on internally generated estimates of value, approximately 76% of the Trust's investment in properties is currently in Denver, Dallas and Houston. Following the Merger, the Trust's investment in properties will be spread among 10 states, with California representing 30.0%, Texas representing 20.2% and Colorado representing 13.4%. The Disinterested Trust Managers believe that this type of geographic diversification is preferred by investors. The Merger should therefore improve the Trust's access to attractively priced alternative sources of capital.



          (6) Geographic diversification also reduces the vulnerability to recessions in any particular region. The last recession was a "rolling recession," because it affected the economies of different regions at different times. For example, the Southwestern United States went into and emerged from the recession earlier than the Southeast. The Disinterested Trust Managers believe that the expansion into new areas resulting from the Merger should reduce the risk that a regional economic downturn will affect all of the Trust's properties simultaneously thus smoothing the Trust's performance through the economic cycles.



          (7) The Trust Managers (other than Mr. Duncan who was not present) received the written opinion of Prudential Securities on July 10, 1997 that the consideration to be paid by the Trust pursuant to the Merger was fair from a financial point of view to the Trust as of the date of such opinion, based upon and subject to certain matters stated therein.



          (8) The Disinterested Trust Managers received and reviewed presentations from, and discussions with, certain executive officers of the Trust and Prudential Securities regarding the business, real estate assets, financial, accounting and due diligence with respect to the RELPS and the terms and conditions of the Merger Agreement, all of which supported the Merger.



     The Disinterested Trust Managers and management also discussed certain potential negative factors and risks that could arise or do arise from the Merger. These potential negative factors and risks include the following:



          (1) The Exchange Ratio is fixed. Therefore, if the trading price of the Shares is higher on the closing date of the Merger than the amount of the Exchange Ratio, the number of Shares to be received by the Limited Partners in the Participating RELPS will not be reduced, thereby increasing the value of the consideration to be received by the Limited Partners in the Merger. The Disinterested Trust Managers believe this fact was mitigated by the fact that the number of Shares to be received by the Limited Partners in the Participating RELPS will not be increased if the trading price of the Shares is lower on the closing date of the Merger.



          (2) If the Merger occurs, the Trust will be expanding into new regions and new markets with which the Trust has little prior experience. There is also a risk that in certain of these markets, the supply of industrial and commercial properties will exceed the demand for such properties.



          (3) Costs related to the Merger (including legal and accounting fees, financial advisory fees, printing and other costs) are expected to be significant.



          (4) The process of integrating each of the Participating RELP's properties into the Trust will be time consuming and will require a great deal of time and effort on the part of management of the Trust.



          (5) The Trust's management will have to devote a great deal of time and effort to effectuate the Merger.



          (6) The Trust will now have to manage a more increased and diverse property portfolio. To manage these additional properties, the Trust will retain Realco to provide the leasing and management services for the properties formerly owned by the Participating RELPS.

          (7) The expected benefits of the Merger may not occur.



     The Disinterested Trust Managers believe that the benefits and advantages of the Merger far outweigh the negative factors and risks.



     In view of a wide variety of factors, both positive and negative considered by the Disinterested Trust Managers, the Disinterested Trust Managers did not find it practicable to quantify or otherwise assign relative weights to the specific factors considered. In addition, no analysis or attempt to quantify any financial and operational benefits or detriments was made.



     THE DISINTERESTED TRUST MANAGERS BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR FROM A FINANCIAL POINT OF VIEW TO THE SHAREHOLDERS OF THE TRUST AND IN THE BEST INTERESTS OF THE TRUST AND ITS SHAREHOLDERS AND HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES THEREUNDER AND RECOMMEND THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES THEREUNDER.



     In the event the Merger is not consummated for any reason, the Trust will continue to pursue its strategic objective of acquiring light industrial properties. The Trust will also continue to consider possible acquisitions of compatible properties in bulk industrial, office and other commercial sectors.



THE RELPS' REASONS FOR THE MERGER AND RECOMMENDATION



     The Board of Directors of each of the General Partners and Realco unanimously determined that the terms of the Merger Agreement, including the consideration to be received by the Limited Partners in the Merger, are fair to and in the best interests of the respective Limited Partners. Accordingly, such Boards have approved the Merger Agreement and recommend that the respective Limited Partners vote for approval of the Merger Agreement and amendment of the Partnership Agreement.



     Each General Partner's fairness determination was based upon the transaction as a whole as well as the combination of less than all RELPS because the Exchange Ratio applicable to each RELP is based upon that particular RELP's Net Asset Value. Each of the General Partners determined that the fairness to Limited Partners of each RELP, considered separately, of the Merger Agreement and the transactions contemplated thereby was therefore not materially affected as to any RELP in the event the Merger is completed in any combination with fewer than all RELPS.



     The General Partners' assessment of the fairness of the proposed Merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included, but were not limited to, a strategic combination with a publicly traded REIT to take advantage of the growth of the REIT industry and real estate markets in general, completely liquidating the RELPS, continuing the RELPS through an orderly liquidation (estimated at up to six years), or reorganizing the RELPS into one REIT or four separate REITs. The outcome of these different alternatives is discussed in more detail below. The Board of Directors of each of the General Partners and Realco believe that a strategic combination with the Trust should provide the Limited Partners the most viable option.



     In reaching their determinations, the General Partners consulted with Realco and Houlihan, and considered several factors as to which relative weights were not assigned. The following are the material reasons why and how the Board of Directors of each of the General Partners made its decision to approve the
Merger:



          (1) Houlihan, which was not engaged to represent the interests of the General Partners or any specific group of Limited Partners, but was engaged to determine the fairness of the consideration to be received by the Limited Partners from a financial point of view without taking into account the specific financial interest of any person or group of investors, determined that the consideration to be received by the Limited Partners of each RELP is fair from a financial point of view to the RELPS' Limited Partners.

          (2) Prior to implementing a business strategy of seeking a strategic combination with a publicly traded REIT to take advantage of the growth in the REIT industry and real estate markets in general, the General Partners considered the following alternatives: liquidation of the RELPS, continuation of the RELPS through an orderly liquidation period (estimated at up to six years) and reorganization of the RELPS into one REIT or as four separate REITs. In order to determine whether the Merger or one of its alternatives would be more attractive to the Limited Partners, the General Partners compared the potential benefits and detriments of the Merger with the potential benefits and detriments of the alternatives. See
     "-- Alternatives to Merger" below for a detailed discussion of the potential benefits and detriments of each of these alternatives. The General Partners believe that each of the Merger and its alternatives offers potential benefits and suffers from potential detriments not possessed by the other alternatives. Set forth below are the General Partners' conclusions regarding the comparisons of the Merger to its alternatives.



             (a) Liquidation of the RELPS. The General Partners favor the Merger over liquidation of the RELPS' assets based upon the General Partners' conclusion that the Merger permits Limited Partners to take advantage of the currently favorable market valuations of publicly traded REITs relative to the private market valuations of the underlying real estate assets. It is the General Partners' belief that publicly traded REITs are favorably viewed in the public market in comparison to private valuations of the underlying real estate assets. The value derived in a publicly traded REIT is based on the continued growth ability of the REIT, which is intended to generate a constant source of cash flow in order to provide distributions to shareholders. The value of a publicly-traded REIT is measured on a daily basis as the stock is traded on the stock exchange and is generally priced at a premium over underlying asset values. The dividend yields of REIT stocks currently range from 5% to 8%. Real estate assets are typically valued at 8% to 12% capitalization rates. A publicly-traded REIT allows investors to invest in real estate with the greater degree of liquidity afforded by an exchange-listed security. Further, the General Partners believe that the value to each Limited Partner in an immediate liquidation of each RELP would be less than the consideration to be received under the Merger. This is due in part to the fact that each RELP would incur selling costs for each individual property or the portfolio as a whole and the General Partners believe the sale of multiple assets in a short defined period would likely result in a discount of the property values from fair market value. An immediate liquidation would also require legal, accounting and printing costs to prepare a proxy requesting an approval from all Unit holders to approve the liquidation values. With respect to the Merger, the General Partners have waived their right to receive Shares to which they may be entitled in exchange for their general partnership interests. The following is a table comparison of these alternatives (on a per Unit basis):



                                              NON-MERGER        TOTAL
                              MERGER OFFER      SALES       CONSIDERATION    LIQUIDATION VALUE(1)
                              ------------    ----------    -------------    --------------------
          RELP I............    $209.00             --         $209.00             $177.00
          RELP II...........     376.00         $83.00          459.00              419.00
          RELP III..........     218.00             --          218.00              191.00
          RELP IV...........     199.00             --          199.00              175.00



            (1) Liquidation value was determined using the projected future cash flows of the properties based on an assumed capitalization rate for the particular property. The liquidation value is net of an assumed 3.0% for estimated closing costs, a 5.0% adjustment for a liquidation discount and an estimate of proxy costs for limited partner approval of the liquidation.



             (b) Continuation of the RELPS Through an Orderly Liquidation. The General Partners have concluded that continuation of the RELPS is not as attractive an alternative as the Merger based on the benefits of the Merger which Limited Partners would forgo in the event of the RELPS' continuation. Specifically, the Limited Partners would not realize the liquidity or diversification afforded by the Merger, would not benefit from the currently favorable markets for the equity securities of REITs, which markets today may value real estate assets more favorably than such assets are valued in the real estate markets, and would not be able to participate in new real estate investment opportunities.


             Continuing each RELP in accordance with an orderly liquidation plan would enable the RELPS to sell each property at a different time to maximize price. The downside to this option is the estimated projected time frame for a complete liquidation of the RELPS ranges from an additional one to six years. This additional time frame would place the RELPS in a position that exceeds the originally anticipated holding period for these real estate investments. During this extended time frame, each individual investor would remain in an illiquid investment vehicle without the ability to reasonably exit the investment. Because of the relatively small total size of each RELP, the advantages of diversification and liquidity would not be available. Given the size and number of properties held by each of the RELPS, the sale of each individual property would cause each RELP to continue to cover fixed administrative charges with the remaining properties resulting in future reductions in partnership distributions. In addition, the RELP Unit holders would continue to have the burden of incorporating yearly K-1s with their personal tax returns. The following is a comparison of going concern values (on a per Unit basis) compared to the Merger:



                                              NON-MERGER        TOTAL
                                   MERGER       SALES       CONSIDERATION    GOING CONCERN(1)
                                   -------    ----------    -------------    ----------------
          RELP I.................  $209.00          --         $209.00           $194.00
          RELP II................   376.00      $83.00          459.00            452.00
          RELP III...............   218.00          --          218.00            212.00
          RELP IV................   199.00          --          199.00            205.00



               (1) Going concern values were determined using the projected cash flows of the properties assuming an orderly liquidation of the properties over a five year period. Projected sales values were discounted back to January 1998 using a discount factor of 12%. The going concern value is net of an assumed 3% for estimated closing costs.



             (c) Reorganization of the RELPS into one REIT or as a Separate REIT. The General Partners believe that the reorganization of the RELPS into one REIT or as separate REITs would present the potential detriments of the Merger without providing many of its potential benefits, such as creation of an active and broad-based market for the REIT's securities, elimination of conflicts of interest among the various RELPS, increased diversification, access to an existing publicly-traded vehicle such as the Trust and more immediate growth potential and improved access to the capital markets. In addition, the General Partners believe that the cost of pursuing the reorganization would be significantly greater than each RELP's pro rata share of the Merger expenses, which expenses will be paid by the Trust if the Merger is approved or paid by Realco if the Merger is not approved.



             The consideration of rolling up the RELPS into a single REIT was not attractive as an alternative due to the size of the ultimate portfolio. Also, the transaction and REIT formation costs in reorganizing the RELPS into one REIT would be significant for each RELP. The consideration to have individual REITs was not achievable due to similar reasons stated for rolling up the four RELPS into a single REIT. The General Partners concluded that the size of the individual REITs would be too small in the public market to be an attractive investment, therefore making it a difficult vehicle to generate long-term value and liquidity for the Limited Partners.



          (3) The General Partners believe that the Merger will result in simplified tax administration for many Limited Partners. Shareholders will receive Form 1099-DIV to report their distributions from the Trust. Forms 1099-DIV are substantially easier to understand than the more complicated Schedule K-1 prepared for the reporting of the financial results of the RELPS.



          (4) The General Partners believe that the economic terms of the Merger Agreement, including the Exchange Ratio for each RELP and the 48.63% equity interest in the combined entity (45.87% if Realco converts the Trust's indebtedness prior to December 31, 1997) to be received by the Limited Partners, assuming all RELPS participate in the Merger, were favorable to the Limited Partners.



          (5) The General Partners' believe that the Net Asset Values of the RELPS represent fair estimates of the value of the RELP assets, net of liabilities, as of June 30, 1997, and constitute a reasonable basis for allocating the consideration offered by the Trust among all RELPS that may be combined through the Merger.



          (6) The General Partners reviewed the other terms and conditions of the Merger Agreement, including the mutuality of the representations and warranties and covenants, the requirement that each party consult with the other on significant business and financial matters prior to consummation of the Merger and the ability of each of the General Partners to pursue an unsolicited superior competing transaction should its fiduciary duties so require, and believe that they were fair to the Limited Partners.



          (7) The General Partners believe that the Limited Partners should benefit from owning Shares in a NYSE-traded REIT with strong sponsorship and substantial equity ownership of Realco, Affiliates of MSAM, ABKB and LaSalle Advisors and the expectation that, in the future, the combined entity will have improved access to capital markets for future growth and Limited Partners will have enhanced liquidity as a result of the larger total equity market capitalization of the combined entity.



          (8) As separate legal entities with different investors, each of the RELPS must segregate its assets and liabilities (to avoid commingling assets), conduct operations independently, and maintain separate books and records for the preparation of financial statements, tax returns, investor information and reports and filings to be made to the Commission. The assets of one RELP cannot be employed for the benefit of one or more of the other RELPS and the General Partners' fiduciary duties prevent them from pursuing activities favoring some RELPS to the disadvantage of other RELPS. Due to the separate nature of the RELPS, with their different groups of investors, the General Partners must always be mindful of the separate programs, and treat them separately, even if other courses of action would benefit most if not all of the RELPS. Potential conflicts of interest arise in the allocation of management resources and efforts to refinance or dispose of properties. In contrast, the Merger places substantially all of the assets of the Participating RELPS into the Trust, and allows such assets to be used to achieve a common set of investment objectives without taking into account the differences among the RELPS. The General Partners therefore concluded that, through the Merger, the Trust should secure advantages that cannot be fully pursued by the RELPS acting on their own. Such advantages include, but are not limited to, the opportunity of making new investments, the availability of financing and taking advantage of certain business opportunities (which may not be profitably pursued by any of the RELPS). Certain of these benefits are described in more detail in the following paragraphs.



          (9) Each year the RELPS must prepare four separate sets of financial statements, annual and quarterly filings for the Commission, tax returns and investor communications. The accurate preparation of this material requires substantial management time and effort. Furthermore, to the extent other service providers, such as legal counsel, accountants, appraisers, land use consultants and other professionals, render services benefiting two or more of the RELPS, relative to the benefits afforded the RELPS, costs and expenses associated with and services must be fairly and equitably allocated among the RELPS. The General Partners therefore believe that, by combining the Participating RELPS into a single ownership entity, the Merger should eliminate much of the duplication in reporting, filing, and other administrative services, simplifying administration of the consolidated entities including tax administration as described below. The General Partners found it difficult to quantify to what extent, if any, this merger of functions would reduce the overall cost of administrative services. For example, while the Merger reduces the number of entities for which administrative services are required, the Merger will not reduce the number of investors or the assets under management. The General Partners concluded that whether or not the Merger reduces the overall costs, it should eliminate the risk of misallocating expenses benefiting one or more of the programs, and the problems of determining a fair method of allocating common costs and expenses, and simplify the preparation of financial statements, tax returns, investor information and reports and filings otherwise required.

          (10) The General Partners have seen in recent years a number of significant changes take place in the financial and real estate markets. These same factors created attractive investment opportunities for investors which have access to capital. The General Partners also concluded that the RELPS are not in a position to take advantage of these opportunities since they have already committed their capital and are not authorized to raise additional funds. The General Partners believe that, in contrast, the Trust can take advantage of investment opportunities that may be available in current real estate markets because it has both the right to reinvest net sale or refinancing proceeds and the authority to raise additional capital, through the sale of debt and/or equity securities, to finance investments. This ability will allow those Limited Partners who become shareholders in the Trust to participate in the investment opportunities in the current real estate market.



          The General Partners further believe that even if the RELPS were able to raise additional funds through debt or equity offerings, the Trust is able to issue additional debt and equity securities with greater ease and on more attractive terms than would be available to any of the RELPS due to its larger base of assets and shareholders' equity. If all of the RELPS participate in the Merger, the Trust will control assets having a value of approximately $200 million. The General Partners believe that the Trust's capital base may make it a more attractive candidate for the services of investment banking firms, financial institutions, institutional lenders and others interested in placing large amounts of capital. Generally speaking, all other conditions being equal, the cost of money for large borrowers is less than the cost of money for borrowers having a smaller capital base.



          (11) By combining the RELPS with the Trust, the Merger will create an investment portfolio substantially larger and more geographically diversified than the portfolio of any of the RELPS. The General Partners therefore concluded that this increased size and the resulting consolidation of operations spread the risk of an investment in the Trust over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset or group of assets, such as assets in the same geographical area.



          (12) Prior to consummation of the Merger, all cash and cash equivalents, net of related payables, liabilities or other contingencies, will be distributed to the partners of the RELPS. Such distributions are
     expected to be $     for RELP I ($     per Unit), $     for RELP II ($
     per Unit), $     for RELP III ($     per Unit) and $     for RELP IV
     ($     per Unit).



          (13) The General Partners have agreed to waive their rights to receive any Shares to which they may be entitled in exchange for their general partnership interests.



     Each General Partner considered the following potentially negative factors in its deliberations concerning the Merger:



          (1) Because the Exchange Ratio for each RELP is fixed, a decline in the value of the Shares would reduce the value of the consideration to be received by Limited Partners in the Merger. This factor was mitigated, in each of the General Partner's view, by the fact that because of the fixed Exchange Ratio, Limited Partners would benefit from any appreciation in the price of the Shares.



          (2) The Trust has not made distributions for four consecutive quarters since 1993 and the Limited Partners currently receive quarterly distributions from each respective RELP.



          (3) There are numerous conditions to the Trust's obligation to consummate the Merger.



          (4) The anticipated benefits of the Merger may not be realized.



          (5) Under the terms of the Merger Agreement, each of the General Partners is prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a transaction which would compete with the Merger except that if the General Partner determines in good faith after consultation with outside legal counsel that it is required by its fiduciary obligations to do so, the General Partner may, among other things, respond to and engage in discussions and negotiations with persons making unsolicited proposals or inquiries and may approve or recommend such a transaction.

          (6) A RELP may be required, if the Merger Agreement is terminated under certain circumstances, to pay the Trust its Proportionate Share of a termination fee of $2,000,000 or to reimburse the Trust for its Proportionate Share of up to $1,000,000 of the Trust's out-of-pocket expenses incurred in connection with the Merger.



          (7) The leverage of the combined entity will be greater than the leverage of any existing RELP.



          (8) The Merger will result in taxable income or loss to each Limited Partner. Because the Merger will result in an exchange of Units for Shares, no Limited Partner will receive cash (other than cash in lieu of fractional Shares) in the Merger to pay any taxes due on any taxable income arising as a result of the Merger.



     In light of the wide variety of factors, both positive and negative, considered by each General Partner, no General Partner found it practicable to quantify or otherwise assign relative weights to the specific factors considered in making its determination. However, in the view of each General Partner, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors considered by the General Partner in its deliberations relating to the Merger. In addition, except as detailed above, no analysis or attempt to quantify any financial or operational benefits or detriments was made.


     The following is a brief discussion of the benefits and disadvantages of alternatives to the Merger that could have been pursued by the General Partners.

  Liquidation


     Benefits of Liquidation. An alternative to the Merger would be liquidating the assets of each of the RELPS, distributing the net liquidation proceeds to the General and Limited Partners in accordance with the Partnership Agreements, and thereafter dissolving the RELPS. Through such liquidations, the General Partners would provide for a final disposition of the investors' interest in the RELPS. Any net liquidation proceeds would be utilized by Limited Partners for investment, business, personal or other purposes. Liquidating the RELPS within one year would result in concluding the investors' investments in RELP III and RELP I approximately three years after the outside date expected for the holding of such investments and the investments in RELP IV and RELP II within a few months of the time frame originally expected. If the RELPS liquidated their assets, such assets would be valued through arm's length negotiations between the RELPS and the prospective purchasers. Each of the RELPS has reviewed numerous unsolicited offers to purchase various properties. These unsolicited offers are discussed in detail below under "Offers From Third Parties."


     Disadvantages of Liquidation. Since the RELPS were organized, significant changes have taken place in the financial and real estate markets that have had a material adverse impact upon the value of commercial real estate. In the 1980s and early 1990s, the United States real estate market experienced one of the worst real estate cycles in recent history. Undisciplined flows of capital into the real estate market resulted in a large increase in supply of product, while simultaneously there occurred an economic downturn which affected every area of the United States, constraining a corresponding increase in demand. One of the capital sources, the savings and loan industry, experienced a crisis which sharply curtailed lending as well as prompted a large number of property sales, contributing to the oversupply. In addition, a significant change in tax laws made investment in real estate less attractive and reduced the pool of prospective real estate buyers. Other sources of capital such as life insurance companies and pension funds reduced their investment in real estate as the market became less favorable. All of these factors, as well as other less apparent ones, contributed to reductions in the revenue streams and a loss in value in all types of real estate located across the nation. Many real estate markets have begun to strengthen, and some value has been regained. However, even in improving markets, liquidation of an entire portfolio within a short period of time typically produces substandard valuations and may prevent all RELPS from maximizing the net proceeds from a sale of a property which may otherwise be achievable. The General Partners favor the Merger as a means for permitting Limited Partners to take advantage of the currently favorable market valuations of publicly traded REITs relative to the private market valuations of the underlying real estate assets.

     Liquidation Procedures. The process for liquidating the RELPS' assets is in large measure within the control of the Limited Partners. The General Partners are not authorized, without notice to or the approval of the Limited Partners, to sell, refinance or otherwise dispose of all or substantially all of the RELPS' assets. Liquidation may be accomplished through a series of separate transactions with the same or different purchasers or as a part of a multi-property transaction that might also involve properties owned by other RELPS. The General Partners may engage real estate brokers, investment bankers, financial consultants and others to assist with the disposition of the RELPS' assets. These persons may assist with the identification of prospective purchasers, arrangements for asset financing, and assistance with the structure of the transaction. The General Partners, as fiduciaries to the Limited Partners, remain responsible for determining the terms and conditions of the transaction. One of the more significant considerations for the General Partners will be the decision whether to insist upon payment in full upon sale of a RELP property or to accept a portion of the sale price at closing and the balance through installment payments. Acceptance of a sale proposal providing for deferred payments would extend the life of a RELP until receipt of those amounts by the RELP and their distribution in accordance with the Partnership Agreement. Such arrangements would also expose a RELP to the risk that deferred payments might not be collected in full and that the RELP might be forced to foreclose on any collateral given to secure payment of the deferred obligations.

  Continuation of RELPS

     Benefits of Continuation. A second alternative to the Merger would be to continue each of the RELPS in accordance with its existing business plan, with the RELP remaining as a separate legal entity, with its own assets and liabilities, and continuing to be governed by its existing Partnership Agreement. Nothing in the RELPS' organizational documents requires the General Partners to proceed with liquidating the RELP's assets in today's real estate markets. While the disclosure documents, pursuant to which the Units were offered to the public, disclosed the intentions of the RELPS to liquidate their assets within a four to ten-year period, depending upon the program, the General Partners are not under a legal obligation to liquidate assets within that time frame. To the contrary, each of the RELPS has a stated life of 40 to 64 years, and the Limited Partners were advised that the liquidation of the RELPS would be in the control of the General Partners.

     Although there is no established public trading market for the Units, upon request, Realco has historically assisted Limited Partners desiring to transfer Units by providing to them the names of persons who have indicated a desire to buy Units. The purchase price for the Units in the secondary market are subject to negotiation between the buyer and seller. The General Partners of RELP I, RELP III and RELP IV have also received and responded to offers from investors to purchase up to 4.9% of their outstanding Units. RELP I has received two such offers, RELP III has received two such offers and RELP IV has received one such offer.

     A number of advantages would be expected to arise from the continued operation of the RELPS. Limited Partners should continue to receive regular quarterly distributions of net cash flow, arising from operations and the sale or refinancing of partnership assets. Since the RELPS are not obligated to dispose of their assets at any particular point in time, continuing the RELPS allows the General Partners to select the most opportune time for disposing of the RELPS' assets, irrespective of the expected holding period set forth in the original disclosure documents. In addition, the decision to continue the RELPS, if selected, means that there would be no change in the nature of the Limited Partners' investment. This option avoids most disadvantages that might be deemed inherent in the Merger.

     Disadvantages of Continuation. The primary disadvantage with continuing the RELPS is the failure of that strategy to secure the benefits that the General Partners expect to result from consolidating the RELPS' assets in the Trust. These benefits are highlighted under "Background and Reasons for Merger." The Limited Partners of a RELP which does not participate in the Merger should be prepared to continue holding their investments in such RELPS for the foreseeable future. For investments in all the RELPS, Limited Partners' investments will be held beyond the time period originally contemplated for the length of those investments. Limited Partners also will not have the opportunity for liquidity that will be afforded through listing the Shares on the NYSE. By not participating in the Merger, Limited Partners will miss the opportunity of taking advantage of the currently favorable markets for the equity securities of REITs, which markets today may value real estate assets more favorably than such assets are valued in the real estate markets themselves. The Trust is expected to have a substantially larger, more diversified, investment portfolio than any particular RELP which reduces the risks associated with any particular assets or group of assets, increases the Trust's ability to access capital markets for new capital investments and eliminates duplication in administrative services, reporting and filing. Another disadvantage of continuation as a limited partnership is that Limited Partners would continue to be burdened by the more complicated Schedule K-1 for the reporting of the financial results of the RELPS.

  Reorganization of RELPS as One REIT or as Separate REITs

     The General Partners considered the advisability of reorganizing the RELPS into one or separate corporations taxed as a REIT. If approved, such action would have provided some of the advantages contemplated by the Merger. Such reorganization would be expected to (i) provide investors in the reorganized entities with some liquidity; (ii) permit distribution to investors of a simpler federal income tax Form 1099-DIV (compared to the Schedule K-1); and (iii) potentially be formed tax-free to the Limited Partners. The General Partners believe that the reorganization of the RELPS into separate REITs has a number of significant disadvantages. Substantial costs and expenses would be incurred by each of the RELPS were they to separately pursue reorganization into separate REITs. It is believed that such costs in the aggregate would be substantially greater than the costs expected for the Merger. Because of the size of the RELPS, the General Partners believe such reorganization would result in a limited market for the shares of the newly formed REITs. The General Partners also believe that reorganization of all the RELPS into one REIT would not provide the critical mass of properties or property diversification necessary to attract growth capital to the new entity. One of the benefits of the Merger is that the Shares will be listed on the NYSE and that a public market for the Shares currently exists. It is unlikely that the RELPS, if organized into one or separate REITs, would in the near term permit a market as broad based and as active as the market that should develop from the merger of the RELPS into the Trust.


     THE BOARD OF DIRECTORS OF EACH OF THE GENERAL PARTNERS AND REALCO BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE RESPECTIVE LIMITED PARTNERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE RESPECTIVE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT TO THE PARTNERSHIP AGREEMENT AND FOR APPROVAL OF THE APPLICABLE RELATED TRANSACTION.


     In the event the Merger is not consummated for any reason, each RELP will continue to pursue its business objectives of maximizing the value of its properties.


  Offers From Third Parties



     All offers received during the past twelve months by the General Partners of the RELPS from unaffiliated third parties are described below in addition to a brief discussion of why such offers were not accepted. Conditions placed on each of the offers which are considered significant are also described. In all of these instances, the General Partner assessed each offer in light of the current market and property conditions prevalent at the time. Counteroffers were made when the initial offer was considered too low or the other terms were inadequate and there was reason to believe further price negotiations were possible.


  RELP I Properties


     Systech -- 10505 Sorrento Valley Road. On April 22, 1997, the General Partner received an offer to purchase the Systech Office Building for $4,323,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be approximately $4,500,000 (net) to be considered. The purchaser did not increase its offer and negotiations ended.

     On June 19, 1997, the General partner received an offer to purchase the Systech Office Building for $3,850,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be approximately $4,500,000 (net) to be considered. The purchaser did not increase his offer and negotiations ended.



     Volusia Point. On June 10, 1997, the General Partner received an offer to purchase the Volusia Point Shopping Center for $6,800,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be in excess of $7,000,000
(net) to be considered. The purchaser did not increase his offer and negotiations ended.



  RELP II Properties



     CST Office Products Building. On July 10, 1996, the General Partner received an offer to purchase the CST Office Products Building for $3,833,000 (gross) in cash. Believing that the offer was too low at that time, the General Partner countered with an offer of $4,000,000 (gross) in cash. The purchaser responded with an offer of $3,900,000 (gross) in cash which was accepted by the General Partner, and a Purchase and Sale contract was executed. At the completion of the contract's due diligence period, the purchaser executed its right to cancel the contract. This sale would have provided net proceeds to RELP II of approximately $3,800,000.



     On October 29, 1996, the General Partner received an offer to purchase the CST Office Products Building for $3,250,000 (gross) with seller financing at a minimum of 10 years. Believing that the offer was too low at the time, the General Partner declined.



     Continental Plastics. On April 26, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,450,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,400,000 (gross) in cash. The purchaser did not increase its offer and negotiations ended.



     On September 30, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,300,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On September 30, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,500,000 (gross) with seller financing. Believing that the offer was too low at that time, the General Partner countered with an offer of $7,600,000 with Realco financing. The purchaser responded with an offer of $7,400,000 with Realco financing at below-market rates. Believing that the offer was still too low, the General Partner countered with an offer of $7,450,000 (gross) with Realco financing at market rates. The purchaser did not increase his offer and required below-market financing and certain guarantees from Affiliates. The General Partner declined, and negotiations ended.



     On February 1, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $5,000,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On February 1, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,250,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On February 26, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,435,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,585,000 (gross) in cash. The purchaser responded with an offer of $6,643,000 (gross) in cash. Believing that the offer was still too low, the General Partner countered with an offer of $7,394,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On February 28, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,100,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.

  RELP III Properties



     Apollo Office Building. On January 30, 1997, the General Partner received an offer to purchase the Apollo Office Building for $24,660,000 (gross) in cash. RELP III owns a 55.84% interest in a joint venture that owns the Apollo Office Building. Believing that the offer was too low at this time, the General Partner declined and responded verbally that offers would need to be approximately $29,000,000 to be considered. The offerer did not increase its offer, and the negotiations ended.



  RELP IV Properties



     Manhattan Towers. The General Partner received three unsolicited offers for the Manhattan Towers from September 1996 to May 1997. The offers ranged from $22,000,000 to $30,500,000 (gross). These offers were declined by the General Partner as the property's leasing needed to be stabilized.



     Curlew Cross Shopping Center. On June 30, 1997, the General Partner received an offer to purchase the Curlew Cross Shopping Center for $9,124,000 (gross) in cash. Believing that the offer was too low at that time, the General Partner declined and responded verbally that offers would need to provide net proceeds in excess of $10,500,000 to be considered. The offerer increased its offer on July 16, 1997 to $10,000,000 (gross) in cash. The General Partner declined and again responded verbally that offers would need to provide net proceeds in excess of $10,500,000 to be considered. The offeror did not increase its offer, and negotiations ended.



     Continental Plastics Building. On April 8, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $7,080,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,550,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On April 24, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,900,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,575,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On April 22, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $7,300,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,600,000 (gross) in cash. The purchaser responded on April 28, 1997, with an offer of $7,320,000 (gross) in cash. Believing that the proceeds from the offer were still too low, the General Partner countered with an offer of $7,490,000 (gross) in cash. The purchaser responded with its best and final offer on May 13, 1997, of $7,400,000 (gross) in cash. This offer would provide net proceeds of approximately $7,225,000. The General Partner declined, and negotiations ended.



  All RELPS



     By letters dated May 29, 1997 and June 16, 1997, Mr. Kelly received a preliminary indication of interest from and on behalf of a public REIT to acquire the properties of the RELPS. Because, based on the evaluation of the alternatives available, the Board of Directors of each General Partner and Realco each determined to pursue to a business strategy of seeking a strategic combination with the Trust to take advantage of the growth in the REIT industry and real estate markets in general, rather than a complete liquidation of the RELPS, such indication of interest was not pursued.


FAIRNESS OPINIONS


     The Trust. The Trust retained Prudential Securities on June 26, 1997, to render an opinion as to whether the consideration to be paid by the Trust pursuant to the Merger was fair from a financial point of view to the Trust. Prudential Securities was not requested to, and did not make, any recommendation to the Disinterested Trust Managers as to the Exchange Ratio to be provided for in the Merger, which Exchange Ratio was determined through negotiations between the Trust, Realco and the General Partner.



     Prudential Securities was retained to render the fairness opinion based upon its prominence as an internationally recognized investment banking and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and for other purposes, and has substantial experience with respect to REITs and other real estate companies and in transactions similar to the Merger, and because of Prudential Securities' familiarity with the Trust and its operations.



     Prudential Securities has acted as financial advisor to the Trust since January 24, 1997. In connection with its financial advisory role, Prudential Securities acted as placement agent in the private placement of (i) 7,167,418 Shares to MSAM and its affiliates pursuant to a Common Share Purchase Agreement dated June 20, 1997; (ii) 2,210,204 Shares to LaSalle Advisors pursuant to a Common Share Purchase Agreement dated July 3, 1997; and (iii) 3,912,245 Shares to ABKB pursuant to Common Share Purchase Agreements dated July 3, 1997.



     On July 10, 1997, Prudential Securities delivered its written opinion to the Board of Trust Managers (the "Prudential Securities Opinion"), to the effect that, as of the date of such opinion, based on Prudential Securities' review and subject to the limitations described below, the consideration to be paid by the Trust pursuant to the Merger was fair from a financial point of view to the Trust. The Prudential Securities Opinion does not constitute a recommendation to any shareholder of the Trust as to how any such shareholder should vote on the Merger.



     THE FULL TEXT OF THE PRUDENTIAL SECURITIES OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON ITS REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II-A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE TRUST'S SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.



     Prudential Securities made a presentation of the Prudential Securities Opinion and the underlying financial analysis to the Trust Managers (other than Mr. Duncan who was not present) on July 10, 1997 and, in addition, provided to the Trust Managers (other than Mr. Duncan who was not present), prior to the meeting, a report setting forth the analysis underlying the Prudential Securities Opinion. This analysis, as presented to the Trust Managers, is summarized herein. Trust Managers present at the meeting (either in person or via teleconference) had an opportunity to ask questions of Prudential Securities. Prudential Securities discussed the information in the report, and the financial data and other factors considered by Prudential Securities, in conducting its analysis, all of which are summarized herein.



     In requesting the Prudential Securities Opinion, the Trust Managers did not give any special instructions to Prudential Securities or impose any limitations upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver its opinion. A copy of the Prudential Securities Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Annex II-A and is incorporated herein by reference. The summary of the opinion set forth below is qualified in its entirety by reference to the full text of the Prudential Securities Opinion. Shareholders are urged to read the opinion in its entirety. The opinion is directed only to the fairness of the consideration to be paid by the Trust from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Trust Special Meeting.



     The Trust selected Prudential Securities to provide a fairness opinion because it is an internationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger. The engagement letter with Prudential Securities provides that the Trust will pay Prudential Securities a fee equal to $250,000 upon the delivery of the opinion. In addition, the engagement letter with Prudential Securities provides that the Trust will reimburse Prudential Securities for its reasonable out-of-pocket expenses and will indemnify Prudential Securities and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Merger or its engagement.

     In conducting its analysis and arriving at the opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including:


          (i) a draft, dated July 3, 1997, of the Merger Agreement;

          (ii) the Trust's Annual Report on Form 10-K and the related financial information for the fiscal year ended December 31, 1996 and the Trust's Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997;

          (iii) each RELP's Annual Report on Form 10-K and the related financial information for the fiscal year ended December 31, 1996 or, in the case of RELP II, for the fiscal year ended June 30, 1996, and each RELP's Quarterly Report on Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997;


          (iv) certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Trust furnished to Prudential Securities by the Trust's management;



          (v) certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects regarding the properties of each RELP furnished to Prudential Securities by such RELP's management;


          (vi) certain information provided by the Trust's management relating to the properties of the RELPS including projections of net operating income for years 1998 and 1999 based on the Trust management's review of the properties and lease profiles of the RELPS;


          (vii) the historical market prices and trading activity for the Shares and certain publicly traded companies which Prudential Securities deemed to be reasonably similar to the Trust;



          (viii) the historical and projected results of operations of the Trust and historical and certain future earnings estimate of selected companies which Prudential Securities deemed to be reasonably similar to the Trust;



          (ix) publicly available financial, operating and stock market data concerning certain companies engaged in businesses Prudential Securities deemed comparable to the Trust or otherwise relevant to Prudential Securities' inquiry;



          (x) the financial terms of certain recent transactions Prudential Securities deemed relevant; and



          (xi) such other financial studies, analyses and investigations as Prudential Securities deemed relevant.



The financial forecasts provided to Prudential Securities were the RELPS' property-by-property cash budget for 1997 (actual for the six months ended June 30, 1997) and forecast of net operating income and net cash flow for the five-year period 1998 to 2002, a pro forma combined balance sheet for the RELPS and the Trust at March 31, 1997 and a pro forma combined net operating income model for the RELPS and the Trust for 1998. Prudential Securities discussed with senior management of the Trust: (a) the prospects for the Trust's business, (b) management's estimate of such business' future financial performance, (c) the potential financial impact of the Merger on the Trust, including management's estimate of the Trust's expenses related to the Merger, and (d) such other matters as Prudential Securities deemed relevant. Prudential Securities also visited selected properties owned by the RELPS.



     In connection with its review and analyses and in arriving at the opinion, Prudential Securities assumed and relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities by the Trust and the RELPS or which was publicly available, and did not undertake to verify independently any such information. Prudential Securities neither made nor obtained any independent valuations or appraisals of any of the Trust's assets or the assets of the RELPS. With respect to certain financial projections provided to Prudential Securities for the Trust and for each of the properties owned by the RELPS, Prudential Securities assumed that the information was reasonably prepared and that the projections represented managements' best currently available estimate as to the future financial performance of the Trust and of the properties owned by the RELPS. This opinion is necessarily based on economic, financial and market conditions as they existed and can only be evaluated as of the date of the Prudential Securities Opinion.



     Prudential Securities assumed that the draft Merger Agreement reviewed by it will conform in all material respects to those documents when in final form, that the disclosure letters and due diligence contemplated by that agreement will not identify any adverse condition, and that the Merger will be consummated substantially as contemplated by the draft Merger Agreement.



     Prudential Securities expressed no opinion as to what the market value of the Trust's Shares will be when issued in the Merger or the prices at which the Shares will trade after the Merger. In addition, the opinion does not evaluate the relative merits of the Merger as compared to any other business plan or opportunity which might be presented to the Trust or the effect of any other arrangement which the Trust might pursue.



     Prudential Securities concluded that the Merger would increase the Trust's shareholder base, public float and equity market capitalization at an effective price per Share which was reasonable relative to Trust management's estimated net asset value per Share and the net proceeds per Share received by the Trust in recent private equity placements with unaffiliated third parties, and should increase the Trust's FFO.



     In arriving at the opinion, Prudential Securities performed a variety of financial analyses, including those summarized herein. The summary set forth herein of the analyses presented to the Disinterested Trust Managers at the July 10, 1997 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods as to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description. Prudential Securities believes that its analysis must be considered as a whole and that selecting portions thereof or portions of the factors considered by it, without considering all the analyses and factors, could create an incomplete view of the evaluation process underlying the opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Trust. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.



     Subject to the foregoing, the following is a summary of the material financial analyses performed by Prudential Securities in arriving at the opinion.



     In its analysis, Prudential Securities assumed the purchase price paid in the Merger to be $57.918 million (the "equity purchase price"). Prudential Securities arrived at this amount by multiplying $2.625, the agreed upon Merger value per Share, by the number of Shares (approximately 22,064,000) to be issued in the Merger. Prudential Securities assumed the unleveraged purchase price for the Merger (exclusive of estimated Merger expenses) to be $89.622 million. Prudential Securities arrived at this amount by adding $31.704 million principal amount of total indebtedness of the RELPS to the equity purchase price. The amount of the RELPS' indebtedness was measured as of December 31, 1997. Prudential Securities also analyzed the Merger from the perspective of an equity issuance to determine the implied price range per Share issued in the Merger for the consideration received in exchange for such shares.



     Comparable Company Analysis. A comparable company analysis was used by Prudential Securities to establish an implied range of equity market values for the RELPS. Prudential Securities analyzed publicly available historical and projected financial results, including multiples of current stock price to projected 1998 FFO on a per share basis of certain companies considered by Prudential Securities to be reasonably similar (although greater in size) to the RELPS. The comparable companies included Eastgroup Properties, First Industrial Realty Trust, Inc., Spieker Properties, Inc., Weeks Corporation, Duke Realty Investments, Inc. and

Prentiss Properties Trust. None of the companies considered in the analysis for comparative purposes is, of course, identical to the RELPS. Accordingly, a complete analysis of the results of the calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financing and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies as well as an equity market valuation of the RELPS. Prudential Securities deemed these companies comparable based on scope of operations and the content of their portfolios.



     The comparable companies were found to have an equity market value range estimated to be between 10.0x and 13.2x projected 1998 FFO. Applying such multiples to the RELPS' 1998 projected FFO resulted in an implied equity valuation range of $63.120 million to $83.457 million. The equity purchase price for the RELPS is below the mean and median of the equity market valuation ranges implied by Prudential Securities comparable companies analysis. Thus, in Prudential Securities' view, such analysis supports Prudential Securities' conclusion that the consideration to be paid by the Trust pursuant to the Merger is fair to the Trust from a financial point of view.



     Comparable Transaction Analysis. Prudential Securities analyzed the consideration paid in several recent combination or acquisition transactions deemed by Prudential Securities to be reasonably similar to the transaction, and considered the multiple of the total purchase price to the acquired entity's net operating income ("NOI"). The transactions considered were the portfolio combinations or acquisitions or announced (but not yet completed) portfolio combinations or acquisitions of: Meridian Industrial Trust Inc./Prudential Real Estate Investors, Meridian Industrial Trust Inc./Prudential Insurance Co., Meridian Industrial Trust Inc./Ameritech Pension Trust, Cali Realty Corporation/Robert Martin Company, Liberty Property Trust/ APEX Asset Management, First Industrial Realty Trust, Inc./Lazarus Burman Properties, Weeks Corporation/Lichtin Properties Inc., Weeks Corporation/NWI Warehouse Group, L.P., Spieker Properties, L.P./ Mission West Properties, Liberty Property Trust/Lingerfelt Development Corp. and Highwoods Properties, Inc./Forsyth Properties, Inc. None of the acquired entities or portfolios considered in the analysis for comparative purposes is, of course, identical to the RELPS. Accordingly, a complete analysis of the results of the calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the acquired entities and portfolios and other factors that could affect the consideration paid for each of the acquired entities and portfolios as well as for the RELPS. Such transactions were deemed relevant because of the consideration involved in the transactions and/or the size and scope of the operations were similar to the size and scope of operations involved in the Merger. Prudential Securities served as financial advisor in several of the comparable transactions.



     Such transactions were found to have an implied purchase price for the acquired entity or portfolio equal to 9.5x to 12.2x NOI. Applying such multiples to the RELPS' projected 1998 NOI resulted in an implied enterprise valuation of the RELPS in the range of $87.599 million to $113.276 million. The total purchase price for the RELPS is below the mean and median of the enterprise valuation ranges implied by Prudential Securities' comparable transaction analysis. Thus, in Prudential Securities' view, such analysis supports Prudential Securities' conclusion that the consideration to be paid by the Trust is fair to the Trust from a financial point of view.



     Pro Forma Funds From Operations Per Share Analysis. Prudential Securities also analyzed the pro forma effect of the Merger on the Trust's FFO. An analysis of anticipated future results based on projections provided by management of the Trust indicated that as a result of the Merger, pro forma FFO per Share would increase.


     Projected financial and other information concerning the Trust and the impact of the Merger upon holders of Shares is not necessarily indicative of future results. All projected financial information is subject to numerous contingencies beyond the control of the management of the Trust.


     Prudential Securities was retained by the Trust to render the opinion and other financial advisory services in connection with the Merger and received a fee for such services, which fee was contingent upon the delivery of the opinion. In the past, Prudential Securities has provided financial advisory services to the Trust and has received compensation for rendering such services. In the ordinary course of business, Prudential Securities may actively trade Shares for its own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.



     RELPS. On June 16, 1997, the General Partners, on behalf of each RELP, retained Houlihan to render an opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger was fair from a financial point of view to its Limited Partners. Houlihan was not requested to, and did not make, any recommendation to the RELPS as to the consideration to be received by the Limited Partners in connection with the Merger, which consideration was determined through negotiations between the Trust, Realco and the General Partners. The General Partners retained Houlihan to render fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. On June 30, 1997, Houlihan delivered its written opinions to the Boards of Directors of the General Partners (collectively, the "Houlihan Opinion"), to the effect that, as of the date of such opinion, based on Houlihan's review and subject to the limitations described below, the consideration to be received by the Limited Partners in connection with the Merger was fair, from a financial point of view, to the RELP's respective Limited Partners. The Houlihan Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Merger.


     THE FULL TEXT OF THE HOULIHAN OPINIONS, WHICH SET FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THEIR REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX II-B TO THIS JOINT PROXY STATEMENT/ PROSPECTUS. THE LIMITED PARTNERS ARE URGED TO READ THE OPINIONS IN THEIR ENTIRETY.


     Each of the General Partners engaged Houlihan on behalf of each RELP to render an opinion that the consideration to be received by the Limited Partners of each RELP in connection with the Merger and the applicable Related Transaction is fair to them from a financial point of view. In the case RELP I and RELP IV, the consideration consists solely of Shares to be received in connection with the Merger. In the case of RELP II and RELP III, the consideration consists of Shares to be received in connection with the Merger and cash to be received in connection with the applicable Related Transaction. Houlihan is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructuring, and private placements of debt and equity securities. Houlihan has no material prior relationship with the General Partners or their Affiliates.


     As compensation to Houlihan for its services in connection with the Merger, the General Partners have agreed to pay Houlihan an aggregate fee of $115,000 to $125,000. No portion of Houlihan's fees were contingent upon the successful completion of the Merger. Each General Partner and each RELP has also agreed to indemnify Houlihan and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan, and to reimburse Houlihan for certain expenses.


     Houlihan did not, and was not requested by any General Partner, to make any recommendations as to the form or amount of consideration to be paid to the Limited Partners in connection with the Merger. Houlihan was not asked to opine on and did not express any opinion as to (i) tax consequences of the Merger, including but not limited to tax consequences to the Limited Partners; (ii) the public market values or realizable value of the Shares or the prices at which the Shares may trade in the future following the Merger; (iii) alternatives to the Merger; or (iv) the fairness of any aspect of the Merger not expressly addressed in the Houlihan Opinion, including the fairness of the Merger as a whole.



     In arriving at its opinion, Houlihan made its determination as to the fairness, from a financial point of view, of the consideration to be given to the Limited Partners on the basis of the analyses described below. No restrictions or limitations were imposed by any General Partner upon Houlihan with respect to its investigation made or the procedures followed by Houlihan in rendering its opinion. Houlihan's opinion is not intended to be and does not constitute a recommendation to any Limited Partner as to whether to accept the consideration to be received by such Limited Partner in connection with the offers. It should be noted that the aggregate value of the consideration that may be received by each Limited Partner in connection with the Merger (other than the cash portion of the consideration to be received by the Limited Partners of RELP II and RELP III) is fixed, the ultimate value actually received by each Limited Partner at the time of consummation of the Merger will vary depending on the market price of the Shares at such time.


     In arriving at its opinion, Houlihan

          (i) reviewed the annual reports to partners for RELP I, RELP III and RELP IV for each of the five fiscal years ended December 31, 1996 and the annual report to partners for RELP II for each of the five fiscal years ended June 30, 1997;

          (ii) reviewed the Trust's annual reports to shareholders and Form 10-K for the three fiscal years ended December 31, 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997;

          (iii) reviewed the draft Merger Agreement, dated June 17, 1997;

          (iv) met with certain members of the senior management of Realco to discuss Realco's, the RELPS', and the Trust's operations, financial condition, future prospects, projected operations and performance, and the Merger;

          (v) held discussions with senior management of the Trust to discuss the history and nature of the Trust's business, the Trust's operations, financial condition, future prospects, projected operations and performance, Realco Share acquisition, the MSAM Transaction, the LaSalle Transaction, and the Merger;

          (vi) visited certain facilities and business offices of Realco and the RELPS, and visited certain real property owned by the RELPS;

          (vii) reviewed forecasts and projections prepared by Realco's management with respect to the RELPS' properties for the years ended 1997 through 2007;

          (viii) reviewed the historical market prices and trading volume for the Trust's publicly-traded securities;

          (ix) reviewed certain other publicly available financial data for certain companies that Houlihan deemed comparable to the RELPS and the Trust and publicly available prices and premiums paid in other transactions that it considered similar to the Merger; and

          (x) conducted such other studies, analyses and inquiries as it deemed appropriate.


     Houlihan used several methodologies in arriving at its opinion. Each methodology provided an estimate as to the value of the Limited Partners' aggregate interests in each RELP (the "LP Value") or the value of the consideration to be received by the Limited Partners and thus provided a basis of comparison to the consideration offered in the Merger. Moreover, several of the analyses conducted by Houlihan provided an estimate as to the value of the General Partners' interests in the RELP (the "GP Value").


     With respect to arriving at the LP Value, Houlihan performed the following analyses:


          (i) One methodology was a "NET ASSET SALE" analysis, in which Houlihan performed an analysis of the value of each RELP's underlying assets and liabilities under an orderly sale/liquidation scenario. This approach allowed Houlihan to determine the net equity value of each RELP by first determining the value of such RELP's assets and then subtracting the value of the RELP's liabilities. In order to arrive at the value of the RELP's assets, Houlihan utilized capitalization rates of NOI and RELPS' properties' individual NOIs to thus arrive at a value for each property, and then aggregated the resulting property values for each RELP to arrive at an aggregate value of such RELP.



          Capitalization rates utilized in the Net Asset Value analysis were determined based upon (i) comparable sales data provided by the General Partner's management, (ii) statistics from the National Real Estate Index, an independent organization that compiles pricing data from real estate transactions; and (iii) comparable sale information provided by a major national real estate brokerage organization. Additionally, on a property-by-property basis, a number of characteristics and financial statistics were considered, including property classification, NOI and revenue growth, total revenues, profitability, and property's relative size. Moreover, the market and location of the property were considered. In sum, Houlihan selected capitalization rates that range from 9.5% to 13% and applied what it believes to be the appropriate capitalization rate within this range to each property's NOI.



          The Net Asset Value analysis generally utilized the higher of each property's actual or projected NOI for the annual periods ended December 31, 1996 through December 31, 1998. The NOI for certain properties were adjusted to reflect normal income streams for such properties which had recently experienced material change of circumstances such as the addition or departure of a major tenant or a significant renovation.



          Applying those selected capitalization rates to each property's normalized NOI results in an aggregate value for each property. Property values were then adjusted for reasonable real estate transaction costs (i.e., assumed brokerage fees and commissions) and any contractual fees due to the General Partner in the event of a property sale. The net result for each property owned by each RELP was then aggregated to arrive at an aggregate property value for each RELP based upon the Net Asset Sale analysis.



          Each RELP's aggregate property value was adjusted to reflect the capital structure of the relevant assets, the working capital assets and liabilities of the RELP, and any excess cash or other liabilities. The resulting value was then divided among the Limited Partners and General Partner of each RELP based upon the rights and privileges of the Partnership Agreement.



          (ii) An alternative methodology, a "GOING CONCERN VALUE" analysis, which, like the Net Asset Sale analysis considered the capitalization rates to arrive at the estimated value of the RELP's underlying real properties. However, rather than assuming a sale of such real properties, the Going Concern Value did not assume the transaction costs associated with the sale of the properties. Thus, the Going Concern Value utilized the aggregate NOI for each RELP, as determined in the Net Asset Sale Analysis, and appropriate capitalization rates to determine the aggregate value of each RELP. The resulting value was then divided among the Limited Partners and General Partner of each RELP based upon the rights and privileges of the Partnership Agreement.



          (iii) Yet another analysis was a "UNIT YIELD" analysis, whereby the LP Value was estimated by calculating capitalization rates for alternative investments such as publicly traded real estate investment trusts and privately held real estate companies whose securities sale are periodically monitored in a publication entitled the "Partnership Spectrum." The indicated capitalization rates for alternative investments ranged between approximately 5.0% to 10.0%. Utilizing capitalization rates within this range and then applying a selected capitalization rate to the RELPS' Limited Partner distributions resulted in an indication of the value of the Limited Partners' aggregate interests in each RELP.



          (iv) Finally, a "COMPARABLE TRANSACTION" analysis, which considered the terms and conditions of transactions which Houlihan deemed similar to the Merger, was considered. Houlihan considered 24 publicly disclosed transactions involving real estate investment trusts, and 16 transactions involving private real estate companies since 1994. The companies involved in such transactions had total values ranging from less than $10 million to nearly $3 million. For those public companies involved in such transactions the average premium paid was approximately 10.0%.



     Based on all of the aforementioned analyses, Houlihan reached a conclusion as to the LP Value. The range of values of the net assets of each of the RELPS that Houlihan derived from its consideration of the foregoing methodologies was:
RELP I, $8.3 -- $9.7 million; RELP II, $9.0 -- $9.5 million; RELP III,
$16.7 -- $25.8 million; and RELP IV, $9.1 -- $10.8 million.


     With respect to arriving at the value of the consideration to be received by the Limited Partners, Houlihan performed the following analysis.

          (i) The principal methodology was consideration of transactions involving the Trust's publicly-traded securities, or a "MARKET PRICE" analysis, in light of the recent MSAM Transaction and the LaSalle Transaction. Houlihan assumed that the indicated price per Share resulting from these transactions of $2.45 is the result of arms length negotiations involving sophisticated, institutional investors who are willing buyers and the Trust who is a willing seller, with all parties having reasonable knowledge of all relevant facts, with no parties having compulsion to act, and with equity to all parties. This analysis also considered the price and trading history of the Shares.



          (ii) An alternative methodology was a "NET ASSET SALE" analysis which utilized capitalization rates of Net Operating Income statistics exhibited by publicly traded companies which are similar to the Trust (including, but not limited to, Bedford Property Investors Inc., Centerpoint Property Corporation, Eastgroup Property, Liberty Property Trust and Meridian Industrial Trust, Inc.), as well capitalization rates provided from the National Real Estate Index. In order to arrive at an estimate of the value of the Trust, and thus its Shares, an appropriate capitalization rate was multiplied by the Trust's properties' net operating income. This provided the value of the Trust's underlying real properties. Then, adjustments were made to reflect the capital structure of the Trust's, and normal and customary costs associated with a sale. The net proceeds provided an indication of the value of the Trust's Shares that was lower than the valuation obtained by the Market Price analysis described above.



          (iii) An alternative methodology, a "GOING CONCERN VALUE" analysis, which, like the Net Asset Sale analysis considered the capitalization rates to arrive at the estimated value of the Trust's underlying real properties. In order to arrive at an estimate of the Trust, normal and customary expenses for corporate overhead were deducted from the implied value of the Trust's properties. The resulting aggregate value for the Trust was the adjusted, as appropriate, to reflect the Trust's capital structure. This net amount provided an indication of the value of the Trust's Shares that was lower than the valuation obtained by the Market Price analysis described above.



     Based on all of the aforementioned analyses, Houlihan utilized $2.45 as the value of the Shares for purposes of its opinion.



     The conclusions resulting from the aforementioned analyses indicated an LP Value for each RELP that was lower than the value of the Shares to be received as consideration by its Limited Partners in connection with the Merger, leading Houlihan to conclude that the consideration to be paid to the Limited Partners of each RELP in connection with the Merger is fair to the Limited Partners from a financial point of view.


     The aforementioned analyses required studies of the overall market, economic and industry conditions in which the RELPS and the Trust operate, the RELPS' and the Trust's operating results, and the RELPS' distributions to the Limited Partners. Research into, and consideration of, these conditions were incorporated into the analyses.

     Houlihan's opinion is based on the business, economic, market and other conditions as they existed as of June 30, 1997. In rendering its opinion, Houlihan relied upon and assumed, without independent verification, that the financial information provided to Houlihan by the General Partners and the Trust was reasonably prepared and reflect the best current available estimates of the financial results and condition of the RELPS and the Trust. Houlihan did not independently verify the accuracy or completeness of the information supplied to it with respect to the RELPS or the Trust and does not assume responsibility to do it. Except as set forth above, Houlihan did not make any physical inspection or independent appraisal of the specific properties or assets of the RELPS or the Trust.

     The summary set forth above describes the material points of more detailed analyses performed by Houlihan in arriving at its fairness opinions. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is, therefore, not readily susceptible to summary description. In arriving at its opinion, Houlihan did not attribute any particular weight to any analysis and factor. Accordingly, Houlihan believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the processes underlying the analyses set forth in the Houlihan opinions. In its analysis, Houlihan made numerous assumptions with respect to the RELPS, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the RELPS. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

EXCHANGE RATIO AND EXCHANGE FOR THE TRUST'S SHARES


     The Exchange Ratio was arrived at through negotiations between the Trust and the common management of the General Partners. Each Unit issued and outstanding at the Effective Time of the Merger would cease to be outstanding and would be converted into the right to receive with respect to each RELP:
79.52 Shares per Unit in RELP I, 143.17 Shares per Unit in RELP II, 82.99 Shares per Unit in RELP III and 75.68 Shares per Unit in RELP IV. Pursuant to the Merger Agreement, if, at any time prior to and including the Closing Date, (i) the RELP pays any mortgage indebtedness existing as of June 30, 1997 or (ii) the outstanding Shares have been changed to a different number of Shares by reason of any Share dividend, subdivision, reclassification, recapitalization, Share split, reverse Share split, combination, exchange of Shares or the like, the Exchange Ratio will be appropriately adjusted. The General Partners of each of the RELPS have agreed to waive any right to any Shares to which they may be entitled in exchange for their general partnership interest.


     Notwithstanding any other provision of the Merger Agreement, each holder of Units exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Share (after taking into account all Units exchanged by such holder) shall receive, in lieu thereof, cash (without interest) representing such holder's proportionate interest, if any, and the net proceeds from the sale by Boston EquiServe Limited Partnership (the "Exchange Agent") in one or more transactions which sale transaction shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion on behalf of all such holders of the aggregate of the fractional Shares, as applicable, which would otherwise have been issued. The sale of such Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms on the NYSE and shall be executed in round lots to the extent practicable.

     As soon as reasonably practicable after the Effective Time, the Trust will cause the Exchange Agent to send each holder of Units in a Participating RELP, a certificate or certificates representing Shares and a check for any fractional Share interest, as applicable.

     Any distributions made by the Trust after the Effective Time will include distributions on all Shares issued in the Merger. After the Effective Time of the Merger, the transfer books of any Participating RELP will be closed and there will be no transfers on the transfer books of the Participating RELP of the Units that were outstanding immediately prior to the Effective Time of the Merger.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     From and after the Effective Time of the Merger, the Trust Board will continue to consist of the eight current members of the Trust Board and the executive officers of the Trust will continue to serve in their capacities following the Merger. Set forth below is information regarding the Trust Managers and executive officers of the Trust.

                    NAME                      AGE                   TITLE
                    ----                      ---                   -----
Charles W. Wolcott..........................  44     Trust Manager, President and Chief
                                                              Executive Officer
Marc A. Simpson.............................  43     Vice President and Chief Financial
                                                      Officer, Secretary and Treasurer
David B. Warner.............................  38        Vice President -- Operations
Lewis D. Friedland..........................  38             Vice President and
                                                          Chief Investment Officer
Theodore R. Bigman..........................  34                Trust Manager
William H. Bricker..........................  65                Trust Manager
T. Patrick Duncan...........................  48                Trust Manager
Robert E. Giles.............................  49                Trust Manager
Edward B. Kelley............................  56                Trust Manager
Stanley J. Kraska, Jr.......................  37                Trust Manager
Russell C. Platt............................  37                Trust Manager


     CHARLES W. WOLCOTT currently serves as Trust Manager, President and Chief Executive Officer. Mr. Wolcott was hired as the President and Chief Executive Officer of the Trust in May 1993 and has served as a Trust Manager since August 1993. Mr. Wolcott was President and Chief Executive Officer for Trammell Crow Asset Services, a real estate asset and portfolio management affiliate of Trammell Crow Company, from 1990 to 1992. He served as Vice President and Chief Financial and Operating Officer of the Trust from 1988 to 1991. From 1988 to 1990, Mr. Wolcott was a partner in Trammell Crow Ventures Operating Partnership. Prior to joining the Trammell Crow Company in 1984, Mr. Wolcott was President of Wolcott Corporation, a firm engaged in the development and management of commercial real estate properties. Mr. Wolcott graduated from the University of Texas at Austin in 1975 with a Bachelor of Science degree and received a Master of Business Administration degree from Harvard University in 1977.

     MARC A. SIMPSON currently serves as Vice President and Chief Financial Officer, Secretary and Treasurer. Mr. Simpson was hired as the Vice President and Chief Financial Officer, Secretary and Treasurer of the Trust in March 1994. From November 1989 to March 1994, Mr. Simpson was a Manager in the Financial Advisory Services group of Coopers & Lybrand L.L.P. Prior to that time, he served as Controller of Pacific Realty Corporation, a real estate development company. Mr. Simpson graduated with a Bachelor of Business Administration degree from Midwestern State University in 1978, and received a Master of Business Administration degree from Southern Methodist University in 1990.

     DAVID B. WARNER currently serves as Vice President -- Operations. Mr. Warner was hired as Vice President and Chief Operating Officer of the Trust in May 1993. From 1989 through the date of his accepting a position with the Trust, Mr. Warner was a Trust Manager of the Equity Investment Group for The Prudential Realty Group. From 1985 to 1989, he served in the Real Estate Banking Group of NCNB Texas National Bank. Mr. Warner graduated from the University of Texas at Austin in 1981 with a degree in Finance and received a Master of Business Administration from the same institution in 1984.

     LEWIS D. FRIEDLAND currently serves as Vice President and Chief Investment Officer. He was hired as Vice President and Chief Investment Officer of the Trust in 1997. Prior to joining the Trust, Mr. Friedland was a founding partner of Crimson Partners, an investment firm formed in 1992 that engaged in the acquisition and development real estate assets. Prior to founding this firm he was a Division Partner and Managing Director of Trammell Crow Company where he was responsible for that firm's development, leasing, and property management activities in Richmond, Va. Mr. Friedland graduated from the Wharton School of the University of Pennsylvania in 1981 with a Bachelor of Science Degree in Economics and received a Master of Business Administration degree from Harvard University in 1985.

     THEODORE R. BIGMAN has served as a Trust Manager since July 8, 1997, when he was appointed as an independent Trust Manager at the request of MSAM pursuant to the terms of the MSAM Transaction. Mr. Bigman is a Principal at MSAM. Having joined the company in 1995, Mr. Bigman is the senior portfolio manager of the U.S. Real Estate Portfolio. Prior to joining MSAM, he was a Director at CS First Boston, where he worked for eight years in the real estate group. He is a member of NAREIT and is a Trustee of Grove Property Trust. He graduated from Brandeis University in 1983 and received a Master of Business Administration from Harvard University in 1987.

     WILLIAM H. BRICKER has served as a Trust Manager since September 1985. Mr. Bricker has served as President of DS Energy Services Incorporated and has consulted in the energy field and international trade since 1987. In May 1987, Mr. Bricker retired as the Chairman and Chief Executive Officer of Diamond Shamrock Corporation where he held various management positions from 1969 through May 1987. Mr. Bricker is a Trust Manager of the LTV Corporation, the Eltech Systems Corporation and the National Paralysis Foundation. He received his Bachelor of Science and Master of Science degrees from Michigan State University.

     T. PATRICK DUNCAN has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of Realco pursuant to the terms of the Realco Share Purchase Agreement. Mr. Duncan joined Realco in November 1986 as Chief Financial Officer. With over 24 years of experience, Mr. Duncan serves as Senior Vice President of Real Estate Operations with responsibilities which include the direction of all acquisitions, sales, management and leasing of real estate for USAA-affiliated companies. Mr. Duncan received degrees from the University of Arizona in Accounting and Finance. He is a Certified Public Accountant, Certified Commercial Investment Manager, and holds a Texas Real Estate Broker's License. Mr. Duncan is also a member of the Board of Directors of Meridian Industrial Trust, and a member of the Board of Directors of the general partner of RELP I, RELP II, RELP III and RELP IV and a member of the Board of Directors of USAA Equity Advisors, Inc..

     ROBERT E. GILES has served as a Trust Manager since March 1996. Mr. Giles is currently the owner and President of Robert E. Giles Interests, Inc., a real estate consulting and development firm based in Houston, Texas. Mr. Giles also serves as President of Title Network, Ltd., a national title insurance agency. Mr. Giles was a Vice President with the J.E. Roberts Companies, Inc. from 1994 to 1995. From 1990 to 1994, Mr. Giles was President and a Director of National Loan Bank, a publicly-held company created through the merger of Chemical Bank and Texas Commerce Bank. Mr. Giles received his Bachelor of Arts degree from University of Texas -- Austin in 1970 and received a Master of Arts degree from University of Texas -- Arlington in 1973.

     EDWARD B. KELLEY has served as a Trust Manager since December 1996, when he was appointed as an independent Trust Manager at the request of Realco pursuant to the terms of Realco Share Purchase Agreement. Mr. Kelley is President of Realco. He joined Realco in April 1989 as Executive Vice President and Chief Operating Officer before assuming his new title in August 1989. Mr. Kelley received his Bachelor of Business Administration degree from St. Mary's University in 1964 and a Masters in Business Administration from Southern Methodist University in 1967, and is a Member of the Appraisal Institute (MAI). Mr. Kelley is Chairman of the Board of Directors of the general partner of RELP I, RELP II, RELP III and RELP IV, and a member of the Board of Directors of USAA Equity Advisors, Inc.


     STANLEY J. KRASKA, JR. has served as Trust Manager since July 10, 1997, when he was appointed as an independent Trust Manager at the request of ABKB/LaSalle Securities Limited Partnership ("ABKB") and LaSalle Advisors Limited Partnership ("LaSalle Advisors") pursuant to the terms of the LaSalle Transaction. Mr. Kraska has been employed by ABKB or its Affiliates since February 1988. He currently serves as Managing Director, with responsibility for private placement investment. Mr. Kraska graduated from Dartmouth College in 1982 with a Bachelor of Arts degree and received a Master of Business Administration degree from Harvard University in 1986.


     RUSSELL C. PLATT has served as a Trust Manager since July 8, 1997 when he was appointed as an independent Trust Manager at the request of MSAM pursuant to the terms of the MSAM Transaction. Mr. Platt joined Morgan Stanley in 1982. He is a Managing Director of the Firm and has primary responsibility for managing the real estate securities investment business for MSAM. MSAM manages approximately $1.3 billion in real estate securities worldwide for institutional and individual investors. He also serves as a member of the Investment Committee of The Morgan Stanley Real Estate Fund, a privately held limited partnership engaged in the acquisition of real estate assets, portfolios and real estate operating companies with gross assets of approximately $4 billion. He graduated from Williams College in 1982 with a Bachelor of Arts in Economics and received a Master of Business Administration from Harvard Business School in 1986. He is a member of the advisory boards of the National Multi Housing Council, The Wharton Real Estate Center and the MIT Center for Real Estate. He is also a member of The Urban Land Institute, NAREIT and the Pension Real Estate Association.

EFFECTIVE TIME OF THE MERGER

     As soon as practicable after satisfaction of all conditions to consummation of the Merger, the parties will file articles of merger with the Clerk of Dallas County and articles of merger with the secretary of state of the state of organization of each RELP. For state law purposes, the Merger will become effective upon the later of the filing of articles of merger with the appropriate state officials or such later time which the Trust and the RELPS shall have agreed upon and designated in such filings in accordance with applicable law. For all other purposes, the Merger will be effective as of
            , 199 . The Trust and the RELPS each have the right, acting unilaterally as long as it has not willfully and materially breached the Merger Agreement, to terminate the Merger Agreement should the Merger not be consummated by the close of business on March 31, 1998. Until the Effective Time of the Merger, the Limited Partners will retain their rights as Limited Partners of their respective RELPS to vote on matters submitted to them.

HEADQUARTERS

     After the Merger, the headquarters of the Trust will continue to be located at 6210 N. Beltline Road, Suite 170, Irving, Texas 75063, the current headquarters of the Trust.

CONDITIONS TO CONSUMMATION OF THE MERGER


     The respective obligations of the Trust and the RELPS to effect the Merger are subject to the satisfaction of certain conditions (none of which may be waived), including the following: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by the shareholders of the Trust and the Limited Partners of the Participating RELPS; (ii) the Trust shall have obtained the approval for the listing of the Shares issuable in the Merger on the NYSE, subject to official notice of issuance; (iii) the Registration Statement on Form S-4 of which this Joint Proxy Statement/Prospectus constitutes a part, shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect; (iv) none of the parties shall be subject to any order or injunction of a court of competent jurisdiction or other legal prohibition which prohibits the consummation of the transactions contemplated by the Merger Agreement; and (v) all material actions by or in respect of or filings with any governmental entity required for the consummation of the Merger and related transactions shall have been obtained or made.


     Consummation of the Merger also is subject to the satisfaction or waiver of various other conditions specified in the Merger Agreement, including, among others: (i) the representations and warranties of each party contained in the Merger Agreement shall be true and correct in all material respects as of the closing date; (ii) each party shall have performed its obligations contained in the Merger Agreement at or prior to the Effective Time; (iii) from the date of the Merger Agreement there shall not have occurred any change in the financial condition, business or operations of either party that would have or would be reasonably likely to have a material adverse effect on the business, results of operations or financial condition of such party; (iv) each party shall have received an opinion of counsel; and (v) each party shall have obtained all consents and waivers from third parties necessary in connection with the consummation of the Merger and related transactions.

     If any material conditions to the Merger are waived by the parties, the parties shall resolicit proxies from the waiving party's shareholders or Limited Partners, as applicable.


CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of the Merger Agreement to the Effective Time, the parties agreed to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve in tact their respective current business organizations, goodwill and ongoing business. The parties also agreed, except as disclosed to the other party or in certain limited circumstances specified therein, they shall:

          (1) Use their reasonable efforts, and shall cause each of their respective subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees.

          (2) Confer on a regular basis with one or more representatives of the other to report operational matters of materiality and any proposals to engage in material transactions.

          (3) Promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained therein.

          (4) Except for regular quarterly distributions and the special distribution to be made by each of the RELPS immediately prior to the closing of the Merger, no party to the Merger shall make quarterly distributions or make distributions payable with respect to the Shares and Units.

          (5) Promptly deliver to the other true and correct copies of any report, statement or schedule filed with the Commission.

     Prior to the Effective Time, except as otherwise disclosed pursuant to the Merger Agreement, unless the Trust has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, each RELP:

          (1) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as conducted.

          (2) Shall not amend its Partnership Agreement.

          (3) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the Merger Agreement hereof and disclosed pursuant to the Merger Agreement, issue any Units, make any distribution, effect any recapitalization or other similar transaction; (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire any Units; (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors of the General Partner; or (iv) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans.

          (4) Shall not directly or indirectly redeem, purchase or otherwise acquire any Units or make any commitment for any such action.

          (5) Shall not sell or otherwise dispose of (i) any RELP properties; or
     (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate.

          (6) Shall not make any loans, advances or capital contributions to, or investments in, any other person.

          (7) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of each RELP included in the RELP's filings with the Commission or incurred in the ordinary course of business consistent with past practice.

          (8) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments.

          (9) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, director or Affiliate of the RELP or its General Partner except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a RELP Material Adverse Effect (as defined in the Merger Agreement).

          (10) Shall not enter into or terminate any lease representing annual revenues of $100,000 or more.

     Prior to the Effective Time, except as may be otherwise disclosed pursuant to the Merger Agreement, unless each RELP has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, the Trust:

          (1) Shall, and shall cause each of its subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted.

          (2) Shall not amend its Declaration of Trust or Bylaws.

          (3) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including the Trust's existing dividend reinvestment plan) existing on the date of the Merger Agreement and disclosed pursuant to the Merger Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction; (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares (except pursuant to any employee incentive plan approved by shareholders);
     (iii) amend any employment agreement with any of its present or future officers or Trust Managers; or (iv) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan) except the employee incentive plan approved by the shareholders at its shareholder meeting for the fiscal year ended December 31, 1995.

          (4) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any Shares or directly or indirectly redeem, purchase or otherwise acquire any Shares or capital stock of any of its subsidiaries, or make any commitment for any such action.

          (5) Shall not, and shall not permit any of its subsidiaries to, sell or otherwise dispose of (i) any properties or any of its capital stock of or other interests in subsidiaries or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate.

          (6) Shall not, and shall not permit any of its subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties.

          (7) Shall not, and shall not permit any of its subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Trust included in the Trust's reports filed with the Commission or incurred in the ordinary course of business consistent with past practice.

          (8) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments; and

          (9) Shall not, and shall not permit any of its subsidiaries to, enter into any commitment with any officer, Trust Manager or Affiliate of the Trust or any of its subsidiaries, except as provided in the Merger Agreement or except in the ordinary course of business.

For purposes of the Merger Agreement, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

ACQUISITION PROPOSALS

     Prior to the Effective Time, each RELP and the Trust agreed (i) that neither of them nor any of their subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, General Partner, Limited Partners, Trust Managers, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the undertaken obligations; and (iii) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in the Merger Agreement prohibits the Board of Directors of the General Partner of each RELP (collectively, the "Board of Directors") or the Trust Board from (x) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors or Trust Board, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to Limited Partners or shareholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to the Merger Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the Board of Directors or Trust Board, as applicable, to comply with its fiduciary duties to Limited Partners or shareholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to the Merger Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (y) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

EXTENSION, WAIVER AND AMENDMENT; TERMINATION

     Termination by Either the Trust or any RELP. The Merger Agreement may be terminated and the Merger may be abandoned by action of the General Partner of any RELP or the Trust Managers if (i) the Merger shall not have been consummated by March 31, 1998; (ii) a meeting of RELP's partners shall have been duly convened and held and the approval of RELP's partners shall not have been obtained at such meeting or at any adjournment thereof; (iii) a meeting of the Trust's shareholders shall have been duly convened and held and the approval of the Trust's shareholders shall not have been obtained at such meeting or at any adjournment thereof; (iv) as a result of due diligence investigation by one of the parties, it is determined in good faith by such party that certain facts or circumstances not previously known by such party constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party; (v) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement pursuant to clause (v) shall have used all reasonable efforts to remove such order, decree, ruling or injunction; or
(vi) any of the conditions described above shall not have been satisfied, and provided, in the case of a termination pursuant to clause (i) or (iv) above, that the terminating party shall not have breached in any material respect its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. The Trust and each RELP shall (i) deliver its disclosure letter to one another not later than 5:00 P.M., Central Time, September 20, 1997; and (ii) shall complete its due diligence investigations not later than 5:00 P.M., Central Time, on September 30, 1997. Until October 7, 1997 (the period from the date of the Merger Agreement through October 7, 1997 being hereinafter referred to as the "Due Diligence Period"), either party may terminate the Merger Agreement without liability or penalty due to the discovery of a fact or circumstance that reasonably could be expected to constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party.


     Termination by any RELP. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the Limited Partners, by action of the General Partner, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its partners imposed by law, as advised by counsel, the General Partner determines that such termination is required by reason of a RELP Acquisition Proposal being made; (ii) the Trust Board withdraws, materially modifies or changes in a manner materially adverse to RELP its recommendations to the Trust's shareholders of the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the Board of Trust Managers has or is reasonably likely to have a RELP Material Adverse Effect;
(iii) the Trust Board postpones the date scheduled for the meeting of shareholders of the Trust to approve the Merger Agreement and the transactions contemplated thereby beyond March 31, 1998 or fails to set a date for such meeting by such date, except with the written consent of RELP; (iv) there has been a breach by the Trust of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an AIP Material Adverse Effect, which breach is not curable by March 31, 1998; or (v) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the Trust, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RELP to the Trust.

     Termination by the Trust. The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Trust, by action of the Trust Board, if
(i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, as advised by counsel, the Trust Board determines that such termination is required by reason of an AIP Acquisition Proposal being made; (ii) the General Partner withdraws, materially modifies or changes in a manner materially adverse to the Trust its recommendation to Limited Partners of the Merger Agreement or the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the General Partner has or is reasonably likely to have an AIP Material Adverse Effect; (iii) the General Partner postpones the date scheduled for the RELP Special Meeting beyond March 31, 1998, or fails to set a date for such meeting by such date, except with the written consent of the Trust; (iv) there has been a breach by the RELP of any representation or warranty contained in the Merger Agreement which would have or would be reasonably likely to have a RELP Material Adverse Effect, which breach is not curable by March 31, 1998; or (v) there has been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the RELP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Trust to the RELP.

EFFECT OF TERMINATION AND ABANDONMENT

     If an election to terminate the Merger Agreement is made because (i) the Merger is not consummated by March 31, 1998 or the RELP Special Meeting shall have been duly held and convened and approval of a RELP's Limited Partners shall not have been obtained, or a RELP Acquisition Proposal relating to RELP shall have been made and, within one year from the date of such termination, the RELP consummates a RELP Acquisition Proposal or enters into an agreement to consummate a RELP Acquisition Proposal which is subsequently consummated; or
(ii) in the exercise of its good faith judgment as to its fiduciary duties to its partners imposed by law, as advised by counsel, the General Partner determines that such termination is required by reason of a RELP Acquisition Proposal being made, the RELP shall pay to the Trust, provided that the Trust was not in material breach of its obligations at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to the lesser of (m) RELP's Proportionate Share of $2,000,000 (the "Liquidated Damages Amount") and (n) the sum of (1) the maximum amount that can be paid to the Trust without causing the Trust to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Trust's certified public accountants, plus (2) an amount equal to the Liquidated Damages Amount less the amount payable under clause (1) above in the event the Trust receives a letter from the Trust's counsel indicating that the Trust has received a ruling from the IRS to the effect that Liquidated Damages Amount payments constitute Qualifying Income. In addition to the Liquidated Damages Amount, the Trust shall be entitled to receive from RELP (or its successor in interest) all documented out-of-pocket costs and expenses, up to a maximum of the RELP's Proportionate Share of $1,000,000 in connection with the Merger Agreement and the transactions contemplated thereby (the "AIP Expenses") incurred by the Trust. The payments to which the Trust is entitled as described above shall be its sole remedy with respect to the termination of the Merger Agreement under the circumstances contemplated above.

     If an election to terminate the Merger Agreement is made because of a RELP Material Adverse Effect, the RELP shall, provided that the Trust was not in material breach of its obligations at the time of such termination, pay the Trust for the AIP Expenses, up to a maximum of RELP's Proportionate Share of $1,000,000, although it shall not be required to pay the Liquidated Damages Amount, which payment of the AIP Expenses shall be the Trust's sole remedy for termination of the Merger Agreement in such circumstances.

     If an election to terminate the Merger Agreement is made because (i) the Merger is not consummated by March 31, 1998 or the Trust Special Meeting shall have been duly held and convened and approval of the Trust's shareholders shall not have been obtained, or an AIP Acquisition Proposal relating to the Trust shall have been made and, within one year from the date of such termination, AIP consummates an AIP Acquisition Proposal or enters into an agreement to consummate an AIP Acquisition Proposal which is subsequently consummated; or
(ii) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, as advised by counsel, the Trust Board determines that such termination is required by reason of an AIP Acquisition Proposal being made, the Trust shall pay to the RELP, provided that the RELP was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to the Proportionate Share of the Liquidated Damages Amount. In addition to the Proportionate Share of the Liquidated Damages Amount, the RELP shall be entitled to receive from the Trust (or its successor in interest) all documented out-of-pocket costs and expenses, up to a maximum amount equal to the Proportionate Share of $1,000,000, in connection with the Merger Agreement and the transactions contemplated thereby (the "RELP Expenses" and, together with the AIP Expenses, the "Expenses") incurred by the RELP. The payments to which the RELP is entitled as described above shall be its sole remedy with respect to the termination of the Merger Agreement under the circumstances contemplated above.

     If an election to terminate the Merger Agreement is made because of an AIP Material Adverse Effect, the Trust shall, provided that the RELP was not in material breach of its obligations at the time of such termination, pay the RELP for the Proportionate Share of the RELP Expenses, up to a maximum amount equal to the amount of RELP's Proportionate Share of $1,000,000, although it shall not be required to pay the

Liquidated Damages Amount, which payment of the RELP Expenses shall be the RELP's sole remedy for termination of the Merger Agreement in such circumstances.

     If the Merger Agreement is terminated because of a breach of representations and warranties or breach of covenants, the non-terminating party shall, provided that the terminating party was not in material breach of its obligations at the time of such termination, pay the terminating party all Expenses, up to a maximum amount equal to the amount of the RELP's Proportionate Share of $1,000,000, incurred by it and the non-terminating party shall remain liable to the terminating party for its breach.

     If either party terminates the Merger Agreement during the Due Diligence Period other than for a due diligence related reason, the non-terminating party shall be entitled to receive the Proportionate Share of the Liquidated Damages Amount and the Proportionate Share of the Expenses.

EXTENSION; WAIVER

     At any time prior to the Effective Time, either party, by action taken by its Trust Board or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

PROPOSED AMENDMENTS TO PARTNERSHIP AGREEMENTS

     The General Partners are proposing amendments to the Partnership Agreements to permit the closing of the transactions contemplated by the Merger. The Partnership Agreements of the RELPS do not explicitly provide that the RELPS can merge with and into another entity. The General Partners are proposing to amend the Partnership Agreements to empower and expressly permit each General Partner, for the benefit and on behalf of each respective RELP, to consummate the Merger. Also, the Partnership Agreements each place certain prohibitions on the General Partners from entering into various agreements, contracts or arrangements for and on behalf of the RELPS with the General Partners or their Affiliates. As discussed herein, Realco is an Affiliate of both the General Partners and the Trust. See "Conflicts of Interest." Consequently, the Merger Agreement cannot be effected unless and until the proposed amendments are adopted which approve the Merger whether or not the Trust would be regarded as an Affiliate of the General Partners.


     Accordingly, for each of the RELPS, the Limited Partners are being asked to consider and vote upon proposed amendments which authorize the following: (i) the Merger of each RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partners; and (ii) such other actions as may be necessary under or contemplated by the Merger Agreement or this Joint Proxy Statement/Prospectus, irrespective of any provisions in the Partnership Agreements which might otherwise prohibit such actions.


     In addition to the proposed amendments outlined above relating the Merger, the General Partner of RELP II is proposing an amendment to the Partnership Agreement of RELP II authorizing the sale of RELP II's interest in the joint venture which owns the Sequoia Plaza I Building to Realco, or an Affiliate of Realco, notwithstanding the fact that Realco is an Affiliate of the General Partner. See "Supplement to Prospectus" relating to RELP II. Also, in addition to the proposed amendments outlined above relating to the Merger, the General Partner of RELP III is proposing an amendment to the Partnership Agreement of RELP III authorizing the sale of the Curlew Crossing property by RELP III to Realco, notwithstanding the fact that Realco is an Affiliate of the General Partners. See "Supplement to Prospectus" relating to RELP III.

     Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. Since a majority vote of the Limited Partners is required to approve the proposed amendments, a majority vote is required to approve the Merger. Similarly, the amendments will not be effective as to each RELP that does not participate in the Merger. In accordance with the terms of the Partnership Agreements of RELP II, RELP III and RELP IV, Units held by the General Partner and its Affiliates in each respective RELP will not be entitled to vote at the RELP Special Meeting. However, the Units held by the RELP I General Partner and its Affiliates in RELP I are entitled to vote at the RELP Special Meeting and 6,039 such Units (representing 11.06% of the outstanding RELP I Units) will be voted to approve the proposed amendments, and the Merger Agreement.


THE MERGER EXPENSES

     If the Merger is approved by each RELP's Limited Partners, all transaction costs of the Merger shall be paid by the Trust. If three or more of the four RELPS do not approve the Merger, Realco must reimburse the Trust for the Trust's expenses relating to the proposed Merger up to $250,000. If the RELPS approve the Merger, but the shareholders of the Trust do not approve the Merger, and if Realco voted its Shares in favor of the Merger, the Trust will reimburse each RELP for all expenses it incurred in connection with the proposed Merger. Any expenses to be reimbursed shall include, but not be limited to, costs of fairness opinions, property appraisals, engineering and environmental reports, title policies, accounting fees, legal fees, printing and solicitation expenses. Each RELP will bear the costs of preparing its initial fairness opinion, with later reimbursement by the Trust in the event the Merger is approved by the Limited Partners. If the Limited Partners of a RELP fail to approve the proposed Merger, then Realco will reimburse the Trust for the RELP's expenses (to the extent paid by the Trust) or reimburse the RELP as follows: the actual cost of such RELP's fairness opinion, legal fees up to $80,000, and the actual cost or the Proportionate Share (if the actual cost is not separately determined), of RELP's accounting fees, engineering and environmental reports, printing and solicitation expenses.

ANTICIPATED ACCOUNTING TREATMENT


     The Trust will account for the Merger as a purchase in accordance with Accounting Principles Board Opinion No. 16. The fair market value of the consideration given by the Trust in the Merger and the market value of liabilities assumed will be used as the basis of the purchase price. The purchase price will be allocated to the assets and liabilities of the Participating RELPS based upon their respective fair market values at the Effective Time of the Merger. The financial statements of the Trust will reflect the combined operations of the Trust and the Participating RELPS from the Effective Time of the Merger.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  General

     The following discussion summarizes those United States federal income tax consequences that materially affect Limited Partners participating in the Merger. The discussion is general in nature and does not discuss all aspects of federal income tax law that may be relevant to a particular Limited Partner based on such Limited Partner's tax situation. Specifically, this discussion does not address state, local or foreign tax consequences to any Limited Partner and the subsequent ownership and disposition of the Shares. ACCORDINGLY, THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING AND EACH LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO ITS OWN TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

  Tax Treatment of the Merger for Participating RELPS and Taxable Limited
Partners


     Overview. For RELPS electing to participate in the Merger, the Merger will be structured as a merger of the Participating RELPS into the Trust under applicable state law. For federal income tax purposes, the Merger should be treated as a taxable acquisition of RELP assets by the Trust in exchange for Shares and a subsequent distribution of such Shares by the RELPS to the Limited Partners.



     Tax Consequences of Acquisition. In the Merger, each RELP's assets will be deemed to be transferred to the Trust in return for Shares and taxed as if the assets were sold for such Shares. Such deemed sale should result in recognition of gain or loss by each RELP and, therefore, should result in recognition of gain or loss by the Limited Partners (other than certain tax-exempt Limited Partners who have not financed their acquisition of Units). See "-- Consequences of Merger on Tax-Exempt Limited Partners" below. The overall amount of gain or loss recognition by a RELP will be the difference between the fair market value of the Shares deemed to be received by the RELP at the Effective Time of the Merger (plus any RELP liabilities assumed by the Trust in connection with the Merger) and the adjusted tax basis of the RELP assets exchanged therefor.


     Allocation of Gain or Loss Among Limited Partners. The amount of gain or loss recognized by the various RELPS in the year of the Merger will be allocated among their respective Limited Partners in accordance with the terms of their respective Partnership Agreement. Generally, gain or loss arising from the deemed sale of RELP assets will be shared by each Limited Partner based upon the relative interest of each such Limited Partner in the RELP. A pro rata allocation of such gain or loss may result in improperly maintained Limited Partner capital accounts such that a liquidation of the RELP would not reflect such Limited Partner's actual equity interest.


     Characterization of Gain or Loss. In general, gains or losses recognized with respect to the transfer of each of the RELP properties in the Merger should be treated as gains or losses, respectively, from the sale of "Section 1231" assets (i.e., real property and depreciable assets used in a trade or business and held for more than one year). Gains or losses from the sale of Section 1231 assets of any RELP would be combined with any other Section 1231 gains and losses recognized by a Limited Partner in that year. If the result is a net loss, such loss will be characterized as an ordinary loss. If the result is a net gain, such gain will be characterized as a capital gain; provided, however, that such gain will be treated as ordinary income to the extent of the Limited Partner's "non-recaptured" Section 1231 losses. For these purposes, "non-recaptured" Section 1231 losses means a Limited Partner's aggregate Section 1231 losses for the five most recent prior years that have not previously been recaptured. Although the Trust does not anticipate any of its assets being considered inventory for federal income tax purposes, to the extent that any such assets were determined to be inventory, gain resulting from the deemed sale of RELP assets would result in ordinary income to the Limited Partners.


     Passive Activity Losses. For purposes of the passive activity loss limitation rules of Section 469 of the Code, gains or losses recognized from the transfers of the RELPS' properties generally will be treated as passive activity income or loss. A taxpayer generally only uses passive losses to offset passive income and unused passive losses are generally carried over into future tax years. In general, a taxpayer who disposes of his entire interest in a passive activity during a taxable year may avoid the passive activity loss limitations on the excess of passive losses from such activity (including such activity's suspended passive losses from prior periods and any loss recognized on the disposition) over passive income or gains in the year of disposition from all of the taxpayer's activities. For this provision to apply, however, the taxpayer must dispose of its entire interest in the passive activity to an unrelated taxpayer. Although each Limited Partner should be treated as having disposed of its entire interest in its respective RELP, because a Limited Partner receiving Shares in the Trust has a continuing indirect interest in the RELP's activities following the Merger (through its ownership of Shares), it is uncertain whether the Merger will result in a disposition of a Limited Partner's entire interest in the passive activity of a RELP. Furthermore, if the Trust is treated as a related party to a Limited Partner receiving Shares, the Limited Partner will be precluded from applying this provision to avoid the passive activity loss limitations.



     Nonrecognition Transfers. There are provisions of the Code that may limit the recognition of losses realized with respect to assets transferred by a RELP in the Merger. Under Section 267(a) of the Code, a loss may not be recognized in connection with a sale or exchange between related parties even though the loss is realized for tax purposes. A RELP could be treated as a related party to the Trust if the Limited Partners of such RELP own more than 50% of the Shares after the Merger. In addition, if an individual (as opposed to a corporation or trust) Limited Partner owns interests in more than one RELP and if those RELPS collectively receive more than 50% of the Shares in the Merger, such Limited Partner may not be entitled to deduct his share of any losses realized by those RELPS in the Merger. If Section 267(a) of the Code were to apply, any disallowed loss generally would be available to the Trust to offset gains with respect to the RELP properties if and when such RELP properties are ultimately disposed of by the Trust at a gain. A Limited Partner's basis in his Shares in the Trust may be reduced by losses disallowed under Section 267(a) of the Code in the same manner as recognized losses. The Trust's basis in the properties acquired in the Merger, however, is not affected by the application of Section 267(a) of the Code.

     Termination of RELPS. For federal income tax purposes, upon the Effective Time of the Merger and the receipt of Shares in the Merger by the Limited Partners of a RELP, such RELP will be treated as if it liquidated and distributed to its Limited Partners the Shares received in the Merger. The taxable year of each such RELP will end at such time. Assuming the closing date occurs by December 31, 1997, each Limited Partner in a Participating RELP must report, in his taxable year that includes the Merger, his share of all income, gain, loss, deduction and credit for such RELP for the fiscal period ending on the date of the Merger (including his allocable share of the gain or loss resulting from the Merger described above). Accordingly, an individual Limited Partner would report on his tax return for 1997 his share of all income, gain, loss, deduction and credit for such RELP including any gain or loss from the Merger. A Limited Partner whose taxable year differs from that of the RELP's could have "bunching" of income from the RELP and the Trust because of the short taxable year of the RELP. However, a Limited Partner whose taxable year is the calendar year will not experience any "bunching" of income.

     Consequences of Merger on Tax-Exempt Limited Partners. Based on the RELPS' representations that RELP assets are held by the RELPS for trade or business purposes and not for resale, the Merger should not result in recognition of unrelated business taxable income by a tax-exempt Limited Partner that does not hold Units in the RELP as a "dealer," did not acquire such Units with debt financed proceeds, or is not an organization described in Code Section 501(c)(7) (social clubs), 501(c)(9) (voluntary employee beneficiary associations), 501(c)(17) (supplementary unemployment benefit trusts), or 501(c)(20) (qualified group legal services plans).


     Taxable Distribution of Shares. Section 731(c) of the Code provides that the distribution by a partnership of marketable securities shall be treated in the same manner as a cash distribution. Under this provision, the Limited Partners of each RELP should recognize gain to the extent that the fair value of the Shares exceed their adjusted basis in the partnership. However, the allocation of gain to the Limited Partners of each RELP described in "Allocation of Gain or Loss Among Limited Partners," above, should minimize the amount of gain recognized by such Limited Partners upon the subsequent deemed distribution of Shares pursuant to the Merger because such Limited Partners will be allocated gain from the deemed transfer of RELP assets to the Trust and such gain will increase their adjusted bases in their Units. If the fair market value of the Shares received by a Limited Partner exceeds the Limited Partner's adjusted basis in its Units, the gain equal to such excess recognized by the Limited Partners should be long-term capital gain as long as the Limited Partner holds its Units as a capital asset and has held such Units for at least one year. In the event that a Limited Partner's basis in its Units exceeds the fair market value of the Shares received by the Limited Partner, such Limited Partner should recognize a capital loss (as long as such Limited Partner holds its RELP Units as a capital asset.)



     Taxation of the Trust. The Trust currently has in effect an election to be taxed as a REIT under Sections 856 through 859 of the Code. The Trust believes that it has, since its inception, been organized and operated in such a manner so as to qualify for taxation as a REIT under the Code. The Trust intends to continue to operate in a manner so as to qualify as a REIT following the Effective Time of the Merger, but no assurance can be given that the Trust will qualify or remain qualified as a REIT. As a result of the Merger, each RELP's separate existence will cease as of the Effective Time of the Merger. Accordingly, the following discussion summarizes only the taxation of the Trust.


     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.


     Each Limited Partner who receives Shares pursuant to the Merger will own an equity interest in the Trust, making such Limited Partner a REIT shareholder following the Merger. Although a REIT is not a pass-through entity for federal income tax purposes, so long as the Trust continues to qualify for taxation as a

REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. Such treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investment in a corporation. However, the Trust will be subject to federal income tax in the following circumstances. First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which it fails the 75% or 95% gross income test. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Trust acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Trust's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Trust recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Trust, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Trust over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The results described above with respect to the recognition of "built-in-gain" assume that the Trust will timely make an election pursuant to IRS Notice 88-19 following any such acquisition.

  Requirements for Qualification


     The Code provides a definition of a REIT which the Trust must satisfy to maintain its qualification as a REIT. Generally, the Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is treated as an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such a trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

     The Trust's Declaration of Trust contains restrictions regarding the transfer of Shares that are intended to assist the Trust in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Those restrictions may not ensure that the Trust in all cases will be able to satisfy the share ownership requirements described above. If the Trust fails to satisfy those share ownership requirements, the Trust's status as a REIT will terminate. See "-- Failure to Qualify." Pursuant to the Taxpayer Relief Act of 1997, enacted August 5, 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT that complies with Treasury Regulations for ascertaining the ownership of its shares and that does not know or, exercising reasonable diligence would not have known, whether it failed condition (vi) will be treated as meeting condition (vi).



     The Trust currently has wholly-owned corporate subsidiaries (the "Corporate Subsidiaries"). The Trust may form or acquire additional Corporate Subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which has been held by the REIT at all times during the period such corporation was in existence. Pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a corporation may qualify as a qualified REIT subsidiary as long as the REIT owns 100% of its stock even though such corporation was not wholly-owned by the REIT during its entire period of existence. Under such provisions, where a REIT acquires an existing corporation, such corporation is treated as being liquidated at the time of acquisition by the REIT and then reincorporated. In applying the income and asset tests described below, any Corporate Subsidiaries of the Trust that are "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction and credit of such Corporate Subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the Trust. Because each of the current Corporate Subsidiaries will continue to be a "qualified REIT subsidiary" of the Trust after the Merger, no such Corporate Subsidiary will be subject to federal corporate income taxation, although it may be subject to state and local taxation.



     Income Tests. In order for the Trust to qualify and maintain its qualification as a REIT, three requirements relating to gross income must be satisfied annually. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from sources that qualify under the 75% test, and from dividends, other types of interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. Third, not more than 30% of its gross income (including gross income from prohibited transactions) for each taxable year may be gain from the sale or other disposition of (i) stock or securities held for less than one year, (ii) dealer property that is not foreclosure property and (iii) certain real property held for less than four years (other than from involuntary conversions and sales of foreclosure property). Pursuant to the Taxpayer Relief Act of 1997, the 30% gross income test is eliminated, starting with a REIT's first taxable year that begins after August 5, 1997.



     Rents Received by the Trust. The rent received by the Trust from its tenants ("Rent") will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant of the Trust will not qualify as "rents from real property" in satisfying the gross income tests if the Trust, or a direct or indirect owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Trust generally must not operate or manage its properties or furnish or render services to the tenants of such properties, other than through an "independent contractor" who is adequately compensated and from whom the Trust derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." Moreover, pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, income derived by a REIT from non-qualifying services provided to tenants or from managing or operating a property which it owns will not be treated as rent from real property unless such income does not exceed 1% of the REIT's gross income from the property.


     If any portion of the Rent does not qualify as "rents from real property" because the Rent attributable to personal property leased in connection with any lease of real property exceeds 15% of the total Rent received under the lease for a taxable year, the portion of the Rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if the Rent attributable to personal property, plus any other income received by the Trust during a taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income during such year, the Trust likely would lose its REIT status. If, however, any portion of the Rent received under a lease does not qualify as "rents from real property" because either (i) the Rent is considered based on the income or profits of any person or (ii) the tenant is a Related Party Tenant, none of the Rent received by the Trust under such lease would qualify as "rents from real property." In that case, if the Rent received by the Trust under such lease, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, the Trust likely would lose its REIT status. Finally, if any portion of the Rent does not qualify as "rents from real property" because the Trust furnishes noncustomary services with respect to a property other than through a qualifying independent contractor, none of the Rent received by it with respect to the such property would qualify as "rents from real property." In that case, if the Rent received by the Trust with respect to such property, plus any other income received by it during the taxable year that is not qualifying income for purposes of the 95% gross income test, exceeds 5% of its gross income for such year, the Trust likely would lose its REIT status.

     If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the failure to meet such tests is due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of those relief provisions. As discussed above in "Taxation of the Trust" even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Trust fails the 75% and 95% gross income tests. No such relief is available for the failure to satisfy the 30% income test.


     Asset Tests. Generally, the Code requires that a REIT satisfy certain tests regarding the nature of its assets. The Trust, at the close of each quarter of each taxable year, must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of its total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets" or, in cases where it raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following its receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the value of the associated real property and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property and an option to acquire real property (or a leasehold of real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities other than any qualified REIT subsidiary.

     If the Trust should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset tests either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Trust still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.


     Distribution Requirements. In order to maintain REIT status, the Trust must satisfy certain distribution requirements prescribed by the Code. As a REIT, the Trust is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, it would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.


     Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in its deduction for dividends paid for the earlier year. Although the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

     Recordkeeping Requirements. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Trust must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares.

  Failure to Qualify

     If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. It is not possible to predict whether in all circumstances the Trust would be entitled to such statutory relief.

  Taxation of Taxable U.S. Shareholders


     As long as the Trust qualifies as a REIT, distributions made to taxable U.S. Shareholders (as hereinafter defined), including those U.S. Shareholders who formerly were Limited Partners of the Participating RELPS, out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such taxable U.S. Shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. Shareholder" means a holder of Shares that for United States federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust the income of which is subject to United

States federal income taxation regardless of its source. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the payor's actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held his shares. However, corporate U.S. Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Pursuant to the Taxpayer Relief Act of 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT may elect to retain and pay income tax on net long-term capital gains that it receives during a taxable year. If a REIT makes this election, its shareholders are required to include in their income as long-term capital gain their proportionate share of the undistributed long-term capital gains so designated by the REIT. A shareholder will be treated as having paid his or her share of the tax paid by the REIT in respect of long-term capital gains so designated by the REIT, for which the shareholder will be entitled to a credit or refund. In addition, the shareholder's basis in his or her REIT shares will be increased by the amount of the REIT's designated undistributed long-term capital gains that are included in the shareholder's long-term capital gains, reduced by the shareholder's proportionate share of tax paid by the REIT on those gains that the shareholder is treated as having paid. The earnings and profits of the REIT will be reduced, and the earnings and profits of any corporate shareholder of the REIT will be increased, to take into account amounts designated by the REIT pursuant to this rule. A REIT must pay its tax on its designated long-term capital gains within 30 days of the close of any taxable year in which it designates long-term capital gains pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted basis of the U.S. Shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. Shareholder's Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if such shares have been held for one year or less), assuming that such Shares are capital assets in the hands of the U.S. Shareholder. In addition, any distribution declared by the Trust in October, November or December of any year and payable to a U.S. Shareholder of record on a specified date in any such month shall be treated as both paid by the payor and received by the U.S. Shareholder on December 31 of such year, provided that the distribution is actually paid by the payor during January of the following calendar year.



     Because the Trust is not a pass-through entity for federal income tax purposes, U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Instead, such losses would be carried over by the Trust for potential offset against its future income (subject to certain limitations). Taxable distributions from the Trust and gain from the disposition of Shares will not be treated as passive activity income and, therefore, U.S. Shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a shareholder is a limited partner) against such income. In addition, taxable distributions from the Trust generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of the Shares (and distributions treated as such), however, will be treated as investment income only if the U.S. Shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Trust will notify shareholders after the close of the Trust's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.


  Taxation of U.S. Shareholders on the Disposition of Shares


     In general, any gain or loss realized upon a taxable disposition of Shares by a U.S. Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange by a U.S. Shareholder who has held such Shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such U.S. Shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of Shares may be disallowed if other Shares are purchased within 30 days before or after the disposition.

  Capital Gains and Losses


     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%, and the tax rate on net capital gains applicable to individuals is 28%. Thus, the tax rate differential between capital gain and ordinary income for individuals may be significant. The Taxpayer Relief Act of 1997 has changed the tax rates and holding periods applicable to long-term capital gains of individuals. In general, under applicable provisions of the Taxpayer Relief Act of 1997, which are generally effective for taxable years ending after May 6, 1997, the maximum tax rate applicable to net capital gains of individuals realized upon the sale of property held for 18 months or more is 20%, and the maximum tax rate on net capital gains of individuals realized upon the sale of property for more than one year and for not more than 18 months is 28%. The Taxpayer Relief Act of 1997 does not affect the taxation of a corporation's capital gains. Because the tax rates and applicable holding periods will vary depending upon a shareholder's individual circumstances, investors should consult their own tax advisors concerning the effect of these Taxpayer Relief Act of 1997 changes. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against an individual's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gains of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.


  Information Reporting Requirements and Backup Withholding


     Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number to the Trust, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. Shareholder who does not provide the Trust with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's income tax liability. In addition, the Trust may be required to withhold a portion of capital gain distributions to any U.S. Shareholders who fail to certify their nonforeign status to the Trust. The Service issued proposed regulations in April 1996 regarding the backup withholding rules as applied to Non-U.S. Shareholders (as hereinafter defined). Those proposed regulations would alter the current system of backup withholding compliance. See " -- Taxation of Non-U.S. Shareholders" below.


  Taxation of Tax-Exempt Shareholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Trust to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of Shares with debt, a portion of its income from distributions on such shares will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17) and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Trust as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Shares of the Trust is required to treat a percentage of the dividends on its Shares as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Trust from an unrelated trade or business (determined as if the Trust were a pension trust) divided by the gross income of the Trust for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Shares only if (i) the UBTI Percentage is at least 5%; (ii) the Trust qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Trust in proportion to their actuarial interests in the pension trust; and (iii) the Trust is a "pension" held REIT" (i.e., either (A) one pension trust owns more than 25% of the value of the Shares or (B) a group of pension trusts individually holding more than 10% of the value of the Trust's shares collectively owns more than 50% of the value of the Trust's shares).

  Taxation of Non-U.S. Shareholders

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders of Shares (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a brief summary of such rules. NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges of United States real property interests and are not designated by the payor as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of the payor's current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a corporate Non-U.S. Shareholder). The Trust expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Trust or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is effectively connected income. The Service issued proposed regulations in April 1996 that would modify the manner in which the Trust complies with the withholding requirements.

     Distributions in excess of current and accumulated earnings and profits of the Trust will not be taxable to a Non-U.S. Shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Shares but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Shares as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of the payor's current and accumulated earnings and profits.

     In August 1996, the President signed into law the Small Business Job Protection Act of 1996, which requires the Trust to withhold 10% of any distribution in excess of its current and accumulated earnings and profits. That statute is effective for distributions made after August 20, 1996. Consequently, to the extent that the Trust otherwise would not have withheld tax at a rate greater than 10% on any distribution (or portion thereof), such distribution (or portion thereof) will be subject to withholding at a rate of 10%.

     For any year in which the Trust qualifies as a REIT, distributions that are attributable to gain from sales or exchanges of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. The payor is required to withhold 35% of any distribution that is designated by it as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Shares generally will not be taxed under FIRPTA if the Trust is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust is currently a "domestically-controlled REIT" and, therefore, the sale of Shares will not be subject to taxation under FIRPTA. However, no assurance can be given that the Trust will continue to be a "domestically-controlled REIT." Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or
(ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of corporate Non-U.S. Shareholders).


     Legal Opinion. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that: (1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the Closing Date and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; (3) the discussion contained herein accurately reflects existing law and fairly addresses the material federal income tax issues described; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.



     Upon receipt of a written request of a Limited Partner or his duly authorized representative, the General Partner will transmit promptly, without charge, a copy of the tax opinion. Written requests should be directed to the General Partner at 8000 Robert F. McDermott Freeway, IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     Other Tax Consequences. The Trust, the Corporate Subsidiaries or the Trust's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business or reside. The state and local tax treatment of the Trust and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE TRUST.

     EACH LIMITED PARTNER IS URGED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE MERGER, THE ACQUISITION, OWNERSHIP AND SALE OF THE SHARES AND OF THE TRUST'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER, SUCH ACQUISITION, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

RESALES OF THE TRUST'S SHARES

     The Trust's Shares issuable to holders of Units in Participating RELPS upon consummation of the Merger have been registered under the Securities Act, and will be transferrable freely and without restrictions by those holders of Units in Participating RELPS who receive such Shares following consummation of the Merger and who are not deemed to be "affiliates" (as defined under the Securities Act, and generally including holders of 10% or more of each RELP) of the Trust or each RELP. This Joint Proxy Statement/Prospectus does not cover any resales of shares received by affiliates of any RELP. Each of the executive officers of the Trust, and each officer and director of the General Partners and Realco have signed 90-day lock-up agreements.


     THE INDEPENDENT TRUST MANAGERS AND THE GENERAL PARTNERS EACH UNANIMOUSLY RECOMMEND A VOTE FOR THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES THEREUNDER.


                               DISSENTERS' RIGHTS


     None of the Limited Partners are entitled to dissenters' or appraisal rights with respect to the Merger under applicable state law or pursuant to any Partnership Agreement. The Trust has, however, voluntarily granted the Limited Partners Dissenters' Rights, which entitle each Limited Partner who dissents with respect to the Merger to, subject to certain conditions, receive payment in Shares of the "fair value" of their Dissenting Units. This Joint Proxy Statement/Prospectus constitutes notice to each Limited Partner that Dissenters' Rights are available. Any Limited Partner who wishes to exercise his or her Dissenters' Rights or to preserve his or her rights to do so should review the following discussion carefully, because failure to timely and properly comply with the procedures specified will result in the loss of such Dissenters' Rights.



     A HOLDER OF DISSENTING UNITS WISHING TO EXERCISE SUCH HOLDER'S DISSENTERS' RIGHTS (A) MUST NOT VOTE SUCH UNITS IN FAVOR OF THE MERGER, (B) MUST DELIVER TO THE APPLICABLE RELP A WRITTEN DEMAND FOR APPRAISAL OF SUCH HOLDER'S DISSENTING UNITS PRIOR TO THE RELP SPECIAL MEETING AND (C) MUST CONTINUOUSLY HOLD SUCH DISSENTING UNITS FROM THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE THROUGH THE EFFECTIVE TIME. ACCORDINGLY, A HOLDER OF DISSENTING UNITS WHO IS THE RECORD HOLDER OF DISSENTING UNITS ON THE DATE THE WRITTEN DEMAND FOR APPRAISAL IS MADE, BUT WHO THEREAFTER TRANSFERS SUCH DISSENTING UNITS PRIOR TO THE EFFECTIVE TIME, WILL LOSE ANY DISSENTERS' RIGHTS WITH RESPECT OF SUCH DISSENTING UNITS.



     Only a holder of record of Dissenting Units is entitled to assert Dissenters' Rights for the Dissenting Units registered in that holder's name. A demand for Dissenters' Rights should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's Unit certificate. If the Dissenting Units are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Dissenting Units are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for Dissenters' Rights on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker, who holds Dissenting Units as nominee for several beneficial owners may exercise Dissenters' Rights with respect to the Dissenting Units held for one or more beneficial owners while not exercising such rights with respect to the Dissenting Units held for other beneficial owners; in such case, the written demand should set forth the number of Dissenting Units as to which Dissenters' Rights are sought. When no number of Dissenting Units is expressly mentioned, the demand will be presumed to cover all Dissenting Units held in the name of the record owner. Limited Partners who hold their Dissenting Units in brokerage accounts or other nominee forms and who wish to exercise Dissenters' Rights are urged to consult with their brokers to determine the appropriate procedures for the making a demand for Dissenters' Rights by such nominee.



     ALL WRITTEN DEMANDS SHOULD BE SENT OR DELIVERED TO: MR. RANDAL R. SEEWALD, USAA REAL ESTATE COMPANY, 8000 ROBERT F. MCDERMOTT FWY., IH 10 WEST, SUITE 600, SAN ANTONIO, TEXAS 78230-3884.

     Within 10 days after the consummation of the Merger, the Trust will notify each Limited Partner who has properly asserted Dissenters' Rights as set forth in the preceding paragraph and has not voted in favor of the Merger as of the date that the Merger became effective.



     Within 120 days after the consummation of the Merger, but not thereafter, any holder of Dissenting Units who has satisfied the requirements set forth above may file a petition in the applicable court (the "Applicable Court") listed below demanding a determination of the fair value of the Dissenting
Units:



          (i) For Limited Partners of RELP I:



             Superior Court of California, County of San Diego


              220 West Broadway


              San Diego, California 92101



          (ii) For Limited Partners of RELP II:



             Bexar County District Court


              100 Dolorosa Street


              San Antonio, Texas 78205



          (iii) For Limited Partners of RELP III and RELP IV:



             Court of Chancery


              Courthouse New Castle County


              1020 N. King Street


              Wilmington, Delaware 19801



     Notwithstanding the foregoing, at any time within 60 days after the Effective Time (or thereafter, with the written approval of the Trust), any Limited Partner has the right to withdraw his or her demand for Dissenters' Rights and to accept the terms offered upon the Merger.



     Within 120 days after the consummation of the Merger, any Limited Partner who has complied with the requirements for exercise of Dissenters' Rights will be entitled, upon written request, to receive from the applicable General Partner a statement setting forth the aggregate number of Dissenting Units not voted in favor of the Merger and with respect to which demands for Dissenters' Rights have been received and the aggregate number of holders of such Dissenting Units. Such statements will be mailed within 10 days after written request therefor has been received by Realco.



     Upon the filing of any such petition by a Limited Partner, service of a copy thereof must be made upon the Trust. The Trust will within 20 days after such service file with the Applicable Court a verified list of the names and addresses of all Limited Partners who have demanded Dissenters' Rights and with whom agreements as the value of their Units have not been reached.



     At a hearing on such petition, the Applicable Court will determine which Limited Partners have become entitled to Dissenters' Rights and will appraise the Units, determining their "fair value," exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the "fair value." Limited Partners considering seeking Dissenters' Rights should be aware that any such judicial determination of the "fair value" of the Dissenting Units could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek Dissenters' Rights. Such Limited Partners should also be aware that the investment banking opinions as to fairness of the Merger from a financial point of view are not necessarily opinions as to fair value under state law as determined by the Applicable Court.



     The Applicable Court will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose Dissenting Units have been appraised. The costs of the action may be determined by the Applicable Court and taxed upon the parties as the court deems equitable. The court may order all or a portion of the expenses incurred by any Limited Partner in connection with the Dissenters' Rights proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the

Dissenters' Rights proceeding, to be charged pro rata against the value of the Dissenting Units entitled to Dissenters' Rights.



     LIMITED PARTNERS WHO FOLLOW THE PROCEDURE DETAILED ABOVE AND EXERCISE DISSENTERS' RIGHTS ARE ENTITLED TO RECEIVE ONLY SHARES FOR THEIR DISSENTING UNITS. THE TRUST IS NOT OFFERING CASH OR ANY CONSIDERATION OTHER THAN SHARES FOR DISSENTING UNITS. SUCH SHARES WILL BE FREELY TRANSFERABLE BY THE HOLDERS THEREOF EXCEPT FOR THOSE SHARES HELD BY HOLDERS WHO MAY BE DEEMED TO BE "AFFILIATES" OF THE RELPS (GENERALLY INCLUDING LIMITED PARTNERS HOLDING MORE THAN 10% OF THE UNITS IN A RELP) UNDER APPLICABLE FEDERAL SECURITIES LAWS.



     Any holder of Dissenting Units who has duly demanded Dissenters' Rights in compliance with these provisions will not, after the Effective Time, be entitled to vote the Dissenting Units subject to such demand for any purpose or be entitled to the payment of distributions on those Dissenting Units (other than those payable or deemed to be payable to Limited Partners of record as of a date prior to the Effective Time).



     If any Limited Partner who properly demands Dissenters' Rights fails to perfect, or effectively withdraws or loses, such Limited Partners' Dissenters' Rights, the Dissenting Units of such Limited Partner will be converted into the right to receive the consideration receivable with respect to such Dissenting Units in accordance with the Merger Agreement.



     FAILURE TO FOLLOW ANY OF THE STEPS SET FORTH ABOVE FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS, IN WHICH EVENT A LIMITED PARTNER WILL BE ENTITLED TO RECEIVE THE CONSIDERATION RECEIVABLE WITH RESPECT TO SUCH DISSENTING UNITS IN ACCORDANCE WITH THE MERGER AGREEMENT.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                    PRO FORMA FINANCIAL INFORMATION (MERGER)


     The following Pro Forma Condensed Consolidated Balance Sheet (Merger) of the Trust as of June 30, 1997 has been prepared as if each of the following transactions had occurred as of June 30, 1997: (i) the issuance of 13,289,867 Shares of the Trust at $2.45 per share in July 1997 (the "Private Placement"); and (ii) the Merger and the Related Transactions. The following Pro Forma Condensed Consolidated Statements of Operations (Merger) of the Trust for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if each of the following transactions had occurred as of January 1, 1996: (i) the Private Placement; and (ii) the Merger and the Related Transactions.


     The Pro Forma Financial Information (Merger) of the Trust has been prepared using the purchase method of accounting whereby the assets and liabilities of the RELPS are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following Pro Forma Financial Information (Merger) may differ from the amounts ultimately determined.


     The Pro Forma Financial Information (Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the Trust that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial position or results of operations. In the opinion of the Trust management, all material adjustments necessary to reflect the effect of these transactions have been made. The Pro Forma Condensed Consolidated Statement of Operations (Merger) for the six months ended June 30, 1997 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997


                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                  (UNAUDITED)

                                     ASSETS


                                TRUST        PRIVATE       RELPS          RELPS          MERGER         PRO FORMA
                             HISTORICAL     PLACEMENT    HISTORICAL    ADJUSTMENTS     ADJUSTMENTS        TOTAL
                             -----------    ---------    ----------    -----------     -----------     -----------
                                               (A)          (B)
Real estate, net...........  $    67,825     $    --      $104,847      $ (7,446)(C)    $  4,624(F)    $   169,850
Investment in joint
  venture..................           --          --         2,139        (2,139)(D)          --                --
Cash -- unrestricted.......        1,253      30,932         9,595        (8,028)(E)          --            33,752
Cash -- restricted.........        1,104          --            --            --              --             1,104
Other assets, net..........        3,103          --         6,643        (1,466)(C)      (4,548)(G)         3,732
                             -----------     -------      --------      --------        --------       -----------
                             $    73,285     $30,932      $123,224      $(19,079)       $     76       $   208,438
                             ===========     =======      ========      ========        ========       ===========

                                LIABILITIES AND SHAREHOLDERS' AND PARTNERS' EQUITY

Mortgage notes payable.....  $    41,547     $    --      $ 16,301      $     --        $     --       $    57,848
Notes payable to
  affiliates...............        5,450          --        33,200       (11,000)(C)       1,850(H)         29,500
Accrued interest payable...          973          --            --            --              --               973
Accounts payable, accrued
  expenses and other.......        1,750          --         2,139          (100)(C)          --             3,789
                             -----------     -------      --------      --------        --------       -----------
                                  49,720          --        51,640       (11,100)          1,850            92,110
                             -----------     -------      --------      --------        --------       -----------
Minority interest in joint
  venture..................           --                     3,913            --              --             3,913
Shareholders' and partners'
  equity:
  Shares of beneficial
     interest
     ($0.10 par value).....        1,000       1,329            --            --           2,206(I)          4,535
  Additional paid-in
     capital...............      127,056      29,603            --            --          55,712(I)        212,371
  Accumulated
     distributions.........      (58,456)         --            --            --              --           (58,456)
  Accumulated loss from
     operations and
     extraordinary gains
     (losses)..............      (47,495)         --            --            --              --           (47,495)
  Accumulated net realized
     gain on sales of real
     estate................        1,460          --            --            --              --             1,460
  Partners' equity.........           --          --        67,671         2,188(C)        4,624(F)
                                                                          (2,139)(D)      (4,548)(G)
                                                                          (8,028)(E)      (1,850)(H)
                                                                                         (57,918)(I)            --
                             -----------     -------      --------      --------        --------       -----------
                                  23,565      30,932        67,671        (7,979)         (1,774)          112,415
                             -----------     -------      --------      --------        --------       -----------
                             $    73,285     $30,932      $123,224      $(19,079)       $     76       $   208,438
                             ===========     =======      ========      ========        ========       ===========
Book Value per Share.......  $      2.36                                                               $      2.48
                             ===========                                                               ===========
Shares Outstanding.........   10,000,000                                                                45,354,014
                             ===========                                                               ===========

                      AMERICAN INDUSTRIAL PROPERTIES REIT

            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997


                   (IN THOUSANDS EXCEPT SHARE AND UNIT DATA)

                                  (UNAUDITED)


(A) Represents the following adjustments to reflect the Private Placement: on July 8, 1997, 5,178,440 Shares were issued at $2.45 per Share; on July 10, 1997, 6,122,449 Shares were issued at $2.45 per Share; and on July 17, 1997, 1,988,978 Shares were issued at $2.45 per Share. The proceeds are net of costs of $1,628.



(B) Combined historical balance sheets of the RELPS at June 30, 1997 are as follows (certain reclassifications have been made to conform to the balance sheet presentation of the Trust):


                                        ASSETS


                                              RELP I    RELP II    RELP III   RELP IV   COMBINED
                                              -------   --------   --------   -------   --------
     Real estate, net.......................  $ 9,676   $ 9,178     $40,628   $45,365   $104,847
     Investment in joint venture............       --     2,139          --       --       2,139
     Cash -- unrestricted...................    1,027       882       6,522    1,164       9,595
     Other assets, net......................      405       333       5,481      424       6,643
                                              -------   -------     -------   -------   --------
                                              $11,108   $12,532     $52,631   $46,953   $123,224
                                              =======   =======     =======   =======   ========

                                LIABILITIES AND PARTNERS' EQUITY

     Mortgage notes payable.................  $    --   $    --     $    --   $16,301   $ 16,301
     Notes payable to affiliates............       --        --      26,000    7,200      33,200
     Accounts payable, accrued expenses and
       other................................      202       146       1,401      390       2,139
                                              -------   -------     -------   -------   --------
                                                  202       146      27,401   23,891      51,640
     Minority interest in joint venture.....       --        --          --    3,913       3,913
     Partners' equity.......................   10,906    12,386      25,230   19,149      67,671
                                              -------   -------     -------   -------   --------
                                              $11,108   $12,532     $52,631   $46,953   $123,224
                                              =======   =======     =======   =======   ========



(C) Represents adjustments to eliminate the assets and liabilities of Curlew Crossing shopping center (RELP III), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that this property will be purchased by Realco or an Affiliate for $11,200. Distributions to the limited partners of RELP III after payment of the $11,000 mortgage loan will be negligible.



(D) Represents adjustments to eliminate joint venture interest in the Sequoia Plaza I Building (RELP II), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that RELP II's interest in the joint venture will be sold to Realco or an Affiliate of Realco for $2,250 if the Merger is approved by the Limited Partners of RELP
    II. The estimated distribution of proceeds is 1% to the General Partner and 99%, or $2,228 to the Limited Partners.



(E) Represents adjustments to reflect the distribution of cash to the RELP partners for the excess of estimated working capital assets over liabilities at the Effective Time of the Merger, as follows: RELP
     I -- $860; RELP II -- $736; RELP III -- $5,681; and RELP IV -- $751.

(F) Represents adjustments for the purchase method of accounting whereby the real estate owned by the RELPS is adjusted to estimated fair market value as follows:



                                                              NET BOOK
                                                               VALUE      FAIR VALUE    ADJUSTMENT
                                                              --------    ----------    ----------
     RELP I.................................................  $ 9,676      $11,635       $ 1,959
     RELP II................................................    9,178       10,411         1,233
     RELP III...............................................   33,182       40,111         6,929
     RELP IV................................................   34,812       29,315        (5,497)
                                                              -------      -------       -------
               Total........................................  $86,848      $91,472       $ 4,624
                                                              -------      -------       -------



(G) Represents adjustments to record deferred financing and other intangible costs of the RELPS at their estimated fair market values as follows:



RELP I..............................................  $  370
RELP II.............................................     333
RELP III............................................   3,555
RELP IV.............................................     290
                                                      ------
                                                      $4,548
                                                      ------



(H) Represents adjustment to accrue costs related to the Merger, including legal and accounting fees, financial advisory fees, printing and other costs.



(I) Represents the issuance of 22,064,147 Shares of the Trust valued at $57,918 based on a per share price of $2.625, as follows:



                                             RELP I      RELP II    RELP III     RELP IV      TOTAL
                                            ---------   ---------   ---------   ---------   ----------
     Exchange ratio.......................      79.52      143.17       82.99       75.68
     Limited Partnership Units
       outstanding........................     54,610      27,141     111,549      60,495
                                            ---------   ---------   ---------   ---------
     Trust Shares to be issued............  4,342,857   3,885,714   9,257,143   4,578,433   22,064,147
                                            =========   =========   =========   =========   ==========
     Value................................  $  11,400   $  10,200   $  24,300   $  12,018   $   57,918
                                            =========   =========   =========   =========   ==========

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)


                                      TRUST        RELPS         RELPS           MERGER         PRO FORMA
                                    HISTORICAL   HISTORICAL   ADJUSTMENTS      ADJUSTMENTS        TOTAL
                                    ----------   ----------   -----------      -----------      ---------
                                       (A)          (B)
INCOME
Rents and tenant
  reimbursements..................   $11,320      $14,448       $(1,264)(C)      $    --         $24,504
Equity in earnings of joint
  venture.........................        --          144          (144)(D)           --              --
Interest income...................       158          886          (886)(E)           --             158
                                     -------      -------       -------          -------         -------
                                      11,478       15,478        (2,294)              --          24,662
                                     -------      -------       -------          -------         -------
EXPENSES
Property operating expenses.......     4,022        1,594          (400)(C)           --           5,216
Depreciation and amortization.....     2,909        4,402          (320)(C)       (2,061)(F)       4,930
Interest on mortgage notes
  payable.........................     5,901        4,452          (907)(C)          167(G)        9,613
General and administrative........     3,378        1,271            --               --           4,649
Minority interest in consolidated
  joint venture...................        --          185            --               --             185
                                     -------      -------       -------          -------         -------
                                      16,210       11,904        (1,627)          (1,894)         24,593
                                     -------      -------       -------          -------         -------
Income (loss) from operations.....   $(4,732)     $ 3,574       $  (667)         $ 1,894         $    69(H)
                                     =======      =======       =======          =======         =======
Income (loss) from operations per
  share...........................   $ (0.52)                                                    $  0.00(H)
                                     =======                                                     =======
Weighted average number of Shares
  outstanding.....................     9,108                                                      44,462
                                     =======                                                     =======

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

(A) Certain reclassifications have been made to the historical statements of operations of the Trust to conform to the pro forma financial information presentation. In addition, excludes gain on sale of real estate of $177 and extraordinary gain on extinguishment of debt of $5,810.

(B) Combined historical statements of operations of the RELPS for year ended December 31, 1996 as follows (certain reclassifications have been made to conform to the pro forma financial information presentation):

                                            RELP I    RELP II    RELP III    RELP IV    COMBINED
                                            ------    -------    --------    -------    --------
     INCOME
     Rents and tenant reimbursements......  $1,397    $1,306      $7,930     $3,815     $14,448
     Equity in earnings of joint
       venture............................      --       144          --         --         144
     Interest income......................     141        43         592        110         886
                                            ------    ------      ------     ------     -------
                                             1,538     1,493       8,522      3,925      15,478
                                            ------    ------      ------     ------     -------
     EXPENSES
     Property operating expenses..........     247        52         930        365       1,594
     Depreciation and amortization........     616       300       1,614      1,872       4,402
     Interest on mortgage notes payable...      --        --       2,336      2,116       4,452
     General and administrative...........     319       158         520        274       1,271
     Minority interest in consolidated
       joint venture......................      --        --          --        185         185
                                            ------    ------      ------     ------     -------
                                             1,182       510       5,400      4,812      11,904
                                            ------    ------      ------     ------     -------
     Income (loss) from operations........  $  356    $  983      $3,122     $ (887)    $ 3,574
                                            ======    ======      ======     ======     =======


(C) Represents adjustments to eliminate the results of operations of Curlew Crossing shopping center (RELP III), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that this property will be purchased by Realco or an Affiliate of Realco for $11,200. Distributions to the limited partners of RELP III after payment of the $11,000 mortgage loan will be negligible.



(D) Represents adjustments to eliminate the equity in earnings of joint venture (RELP II), which interest in will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that RELP II's interest in the joint venture will be sold to Realco or an Affiliate of Realco for $2,250 if the Merger is approved by the Limited Partners of RELP
    II. The estimated distribution of proceeds is 1% to the General Partner and 99%, or $2,228 to the Limited Partners.


(E) Represents adjustment to eliminate interest income as a substantial majority of cash held by the RELPS will be distributed to the limited partners in connection with the Merger.


(F) Represents adjustment to reduce the depreciation of real estate. This adjustment is primarily due to the use of a 40 year period rather than a 30 year period as has been the practice by the RELPs.



(G) Represents adjustment for interest expense on additional borrowings of $1,850 to fund the Merger costs at an interest rate of 9.0% per annum.

(H) The Pro Forma Statement of Operations is presented assuming all the RELPS participate in the Merger. The following table illustrates the impact on income (loss) from operations, income (loss) from operations per share and number of Shares of the Trust outstanding assuming any one RELP does not participate in the Merger.


                                             PRO      EXCLUDES    EXCLUDES    EXCLUDES    EXCLUDES
                                            FORMA      RELP I     RELP II     RELP III    RELP IV
                                           -------    --------    --------    --------    --------
     Income (loss) from operations.......  $    69    $  (531)    $  (824)    $(3,327)     $   (10)
     Income (loss) from operations
       per share.........................  $  0.00    $ (0.01)    $ (0.02)    $ (0.09)     $ (0.00)
     Weighted average number of Shares
       outstanding.......................   44,462     40,119      40,576      35,205       39,884

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)


                                                TRUST        RELPS         RELPS        MERGER      PRO FORMA
                                              HISTORICAL   HISTORICAL   ADJUSTMENTS   ADJUSTMENTS     TOTAL
                                              ----------   ----------   -----------   -----------   ---------
                                                 (A)          (B)
INCOME
Rents and tenant reimbursements.............   $ 5,221      $ 6,114        $(621)(C)    $    --      $10,714
Equity in earnings of joint venture.........        --           78          (78)(D)         --           --
Interest income.............................        31          282         (282)(E)         --           31
                                               -------      -------        -----        -------      -------
                                                 5,252        6,474         (981)            --       10,745
EXPENSES
Property operating expenses.................     1,841        2,433         (216)(C)         --        4,058
Depreciation and amortization...............     1,390        2,523         (155)(C)     (1,350)(F)    2,408
Interest on mortgage notes payable..........     2,846        2,225         (450)(C)         83(G)     4,704
General and administrative..................     1,248          708           --             --        1,956
Minority interest in consolidated joint
  venture...................................        --         (107)          --             --         (107)
                                               -------      -------        -----        -------      -------
                                                 7,325        7,782         (821)        (1,267)      13,019
                                               -------      -------        -----        -------      -------

Income (loss) from operations...............   $(2,073)     $(1,308)       $(160)       $ 1,267      $(2,274)(H)
                                               =======      =======        =====        =======      =======
Income (loss) from operations per share.....   $ (0.21)                                              $ (0.05)(H)
                                               =======                                               =======
Weighted average number of Shares
  outstanding...............................    10,000                                                45,354
                                               =======                                               =======

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997


                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

(A) Certain reclassifications have been made to the historical statements of operations of the Trust to conform to the pro forma financial information presentation. In addition, excludes gain on sale of real estate of $312 and extraordinary gain on extinguishment of debt of $2,643.


(B) Combined historical statements of operations of the RELPS for the six months ended June 30, 1997 as follows (certain reclassifications have been made to conform to the pro forma financial information presentation):



                                            RELP I    RELP II    RELP III    RELP IV    COMBINED
                                            ------    -------    --------    -------    --------
     INCOME
     Rents and tenant reimbursements......   $848      $746      $ 2,490     $2,030     $ 6,114
     Equity in earnings of joint
       venture............................     --        78           --         --          78
     Interest income......................     26        20          206         30         282
                                             ----      ----      -------     ------     -------
                                              874       844        2,696      2,060       6,474
                                             ----      ----      -------     ------     -------
     EXPENSES
     Property operating expenses..........    271        94        1,608        460       2,433
     Depreciation and amortization........    315       160          932      1,116       2,523
     Interest on mortgage notes payable...     --        --        1,162      1,063       2,225
     General and administrative...........    151        71          321        165         708
     Minority interest in consolidated
       joint venture......................     --        --           --       (107)       (107)
                                             ----      ----      -------     ------     -------
                                              737       325        4,023      2,697       7,782
                                             ----      ----      -------     ------     -------
     Income (loss) from operations........   $137      $519      $(1,327)    $ (637)    $(1,308)
                                             ====      ====      =======     ======     =======



(C) Represents adjustments to eliminate the results of operations of Curlew Crossing shopping center (RELP III), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that this property will be purchased by Realco or an Affiliate of Realco for $11,200. Distributions to the Limited Partners of RELP III after payment of the $11,000 mortgage loan will be negligible.



(D) Represents adjustments to eliminate the equity in earnings of joint venture (RELP II), which interest in will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that RELP II's interest in the joint venture will be sold to Realco or an Affiliate of Realco for $2,250 if the Merger is approved by the Limited Partners of RELP
    II. The estimated distribution of proceeds is 1% to the General Partner and 99%, or $2,228 to the Limited Partners.



(E) Represents adjustment to eliminate interest income as a substantial majority of cash held by the RELPS will be distributed to the limited partners in connection with the Merger.



(F) Represents adjustment to reduce the depreciation of real estate. This adjustment is primarily due to the use of a 40 year period rather than a 30 year period as has been the practice by the RELPs.



(G) Represents adjustment for interest expense on additional borrowings of $1,850 to fund the Merger costs at an interest rate of 9.0% per annum.


(H) The Pro Forma Statement of Operations is presented assuming all the RELPS participate in the Merger. The following table illustrates the impact on income (loss) from operations, income (loss) from operations per share and number of Shares of the Trust outstanding assuming any one RELP does not participate in the Merger.

                                                  PRO     EXCLUDES   EXCLUDES   EXCLUDES   EXCLUDES
                                                 FORMA     RELP I    RELP II    RELP III   RELP IV
                                                -------   --------   --------   --------   --------
     Income (loss) from operations............  $(2,274)  $(2,584)   $(2,751)   $(1,318)    $(2,325)
     Income (loss) from operations per
       share..................................  $ (0.05)  $ (0.06)   $ (0.07)   $ (0.04)    $ (0.06)
     Weighted average number of Shares
       outstanding............................   45,354    41,011     41,468     36,097      40,776

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                           (IN THOUSANDS, UNAUDITED)


                                           TRUST       PRIVATE      RELPS         RELPS         MERGER       PRO FORMA
                                         HISTORICAL   PLACEMENT   HISTORICAL   ADJUSTMENTS    ADJUSTMENTS      TOTAL
                                         ----------   ---------   ----------   -----------    -----------    ---------
                                            (A)          (B)         (C)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................   $ (4,732)    $    --     $  3,574      $  (667)(D)    $ 1,894(D)   $     69
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
    Loss on retirement of fixed
      assets...........................         --          --           60           --             --            60
    Depreciation.......................      2,577          --        4,231         (320)(E)     (2,061)(G)     4,427
    Amortization.......................        332          --          171           --             --           503
    Amortization of deferred loan
      costs............................         70          --           --           --             --            70
    Earnings from joint venture........         --          --         (144)         144(F)          --            --
    Minority interest in joint venture
      earnings.........................         --          --          185           --             --           185
    Changes in operating assets and
      liabilities:
      Decrease (increase) in other
        assets and restricted cash.....     (1,270)         --         (874)       2,150(E)          --             6
      Increase (decrease) in accounts
        payable, accrued expenses and
        other liabilities..............     (2,635)         --       (2,777)      (1,307)(E)        167(H)     (6,552)
                                          --------     -------     --------      -------        -------      --------
Net Cash Provided By (Used In)
  Operating Activities.................     (5,658)         --        4,426           --             --        (1,232)
                                          --------     -------     --------      -------        -------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized improvements and leasing
    commissions........................     (1,372)         --       (3,836)          --             --        (5,208)
  Distributions from joint venture.....         --          --          159           --             --           159
  Proceeds from mortgage loan
    receivable.........................         --          --        5,440           --             --         5,440
  Net proceeds from sales of real
    estate.............................      6,545          --          220           --             --         6,765
                                          --------     -------     --------      -------        -------      --------
Net Cash Provided By Investing
  Activities...........................      5,173          --        1,983           --             --         7,156
                                          --------     -------     --------      -------        -------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage
    notes payable......................    (31,832)         --       (2,038)          --             --       (33,870)
  Proceeds from issuance of note
    payable............................     26,453          --           --           --             --        26,453
  Proceeds from sale of common
    shares.............................      2,543      30,932           --           --             --        33,475
  Distributions........................       (363)         --       (8,758)          --             --        (9,121)
                                          --------     -------     --------      -------        -------      --------
Net Cash Provided By (Used In)
  Financing Activities.................     (3,199)     30,932      (10,796)          --             --        16,937
                                          --------     -------     --------      -------        -------      --------
Net Increase (Decrease) in Unrestricted
  Cash and Cash Equivalents............     (3,684)     30,932       (4,387)          --             --        22,861
Unrestricted Cash and Cash Equivalents
  at Beginning of Period...............      7,694          --       16,797       (8,028)(I)         --        16,463
                                          --------     -------     --------      -------        -------      --------
Unrestricted Cash and Cash Equivalents
  at End of Period.....................   $  4,010     $30,932     $ 12,410      $(8,028)       $    --      $ 39,324
                                          ========     =======     ========      =======        =======      ========

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(A) Certain reclassifications have been made to the historical statement of cash flows of the Trust to conform to the pro forma financial information presentation. In addition, excludes gain on sale of real estate of $177 and extraordinary gain on extinguishment of debt of $5,810.

(B) Represents the cash received in connection with the sale of Shares of the Trust.

(C) Combined historical statements of cash flows of the RELPS for the year ended December 31, 1996 as follows (certain reclassifications have been made to conform to the pro forma financial information presentation):


                                                           RELP I     RELP II    RELP III    RELP IV    COMBINED
                                                           -------    -------    --------    -------    --------
     CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)................................   $  356     $  982     $ 3,123     $ (887)    $  3,574
       Adjustments to reconcile net income (loss) to net
         cash provided by operating activities:
         Loss on retirement of fixed assets.............       --         --          11         49           60
         Depreciation...................................      572        298       1,509      1,852        4,231
         Amortization...................................       44          2         105         20          171
         Earnings from joint venture....................       --       (144)         --         --         (144)
         Minority interest in joint venture earnings....       --         --          --        185          185
         Changes in operating assets and liabilities:
           Increase in other assets and restricted
             cash.......................................      (48)       (79)       (710)       (37)        (874)
           Increase (decrease) in accounts payable,
             accrued expenses and other liabilities.....       56         96      (2,978)        49       (2,777)
                                                           -------    ------     -------     -------    --------
     Net Cash Provided By Operating Activities..........      980      1,155       1,060      1,231        4,426
                                                           -------    ------     -------     -------    --------
     CASH FLOWS FROM INVESTING ACTIVITIES:
       Capitalized improvements and leasing
         commissions....................................      (98)      (927)     (1,718)    (1,093)      (3,836)
       Distributions from joint venture.................       --        159          --         --          159
       Proceeds from mortgage loan receivable...........    5,440         --          --         --        5,440
       Net proceeds from sales of real estate...........       --         --         220         --          220
                                                           -------    ------     -------     -------    --------
     Net Cash Provided By (Used In) Investing
       Activities.......................................    5,342       (768)     (1,498)    (1,093)       1,983
                                                           -------    ------     -------     -------    --------
     CASH FLOWS FROM FINANCING ACTIVITIES:
       Principal repayments on mortgage notes payable...       --         --      (1,818)      (220)      (2,038)
       Distributions....................................   (5,717)      (949)     (1,099)      (993)      (8,758)
                                                           -------    ------     -------     -------    --------
     Net Cash Used In Financing Activities..............   (5,717)      (949)     (2,917)    (1,213)     (10,796)
                                                           -------    ------     -------     -------    --------
     Net Increase (Decrease) in Unrestricted Cash and
       Cash Equivalents.................................      605       (562)     (3,355)    (1,075)      (4,387)
     Unrestricted Cash and Cash Equivalents at Beginning
       of Period........................................      367      1,376      12,775      2,279       16,797
                                                           -------    ------     -------     -------    --------
     Unrestricted Cash and Cash Equivalents at End of
       Period...........................................   $  972     $  814     $ 9,420     $1,204     $ 12,410
                                                           =======    ======     =======     =======    ========


(D) Represents the adjusted net income (loss) from operations from the Pro Forma Condensed Consolidated Statement of Operations.


(E) Represents adjustments to eliminate the results of operations of Curlew Crossing shopping center (RELP III), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that this property will be purchased by Realco or an Affiliate for $11,200. Distributions to the Limited Partners of RELP III after payment of the $11,000 mortgage loan will be negligible.



(F) Represents adjustments to eliminate the equity in earnings of joint venture (RELP II), which interest in will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that RELP II's interest in the joint venture will be sold to Realco or an affiliate of Realco for $2,250 if the Merger is approved by the Limited Partners of RELP
     II. The estimated distribution of proceeds is 1% to the General Partner and 99%, or $2,228, to the Limited Partners.



(G) Represents adjustment to reduce the depreciation of real estate as noted in the Pro Forma Condensed Consolidated Statement of Operations, primarily due to the use of a 40 year period rather than a 30 year period as has been the practice by the RELPs.

(H) Represents adjustment for the accrual of interest expense on additional borrowings of $1,850 to fund the Merger costs at an interest rate of 9.0% per annum, as noted in the Pro Forma Condensed Consolidated Statement of Operations.



(I) Represents adjustments to reflect the distribution of cash to the RELP partners for the excess of estimated working capital assets over liabilities at the Effective Time of the Merger, as follows: RELP
     I -- $860; RELP II -- $736; RELP III -- $5,861; and RELP IV -- $751.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                           (IN THOUSANDS, UNAUDITED)


                                         TRUST       PRIVATE      RELPS         RELPS          MERGER        PRO FORMA
                                       HISTORICAL   PLACEMENT   HISTORICAL   ADJUSTMENTS     ADJUSTMENTS       TOTAL
                                       ----------   ---------   ----------   -----------     -----------     ---------
                                          (A)          (B)         (C)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................   $(2,073)     $    --     $(1,308)      $  (160)(D)     $ 1,267(D)     $(2,274)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    (used in) operating activities:
    Depreciation.....................     1,218           --       2,368          (151)(E)      (1,350)(G)      2,085
    Amortization.....................       172           --         155            (4)(E)          --            323
    Amortization of deferred loan
      costs..........................        98           --          --            --              --             98
    Earnings from joint venture......        --           --         (78)           78(F)           --             --
    Minority interest in joint
      venture earnings...............        --           --        (107)           --              --           (107)
    Changes in operating assets and
      liabilities:
      Decrease (increase) in other
        assets and restricted cash...        57           --        (671)          903(E)           --            289
      Increase (decrease) in accounts
        payable, accrued expenses and
        other liabilities............        13           --         633          (666)(E)          83(H)          63
                                        -------      -------     -------       -------         -------        -------
Net Cash Provided by (Used In)
  Operating Activities...............      (515)          --         992            --              --            477
                                        -------      -------     -------       -------         -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized improvements and
    leasing commissions..............      (430)          --      (3,232)           --              --         (3,662)
  Distribution from joint venture....        --           --          87            --              --             87
  Net proceeds from sales of real
    estate...........................     2,029           --          --            --              --          2,029
                                        -------      -------     -------       -------         -------        -------
Net Cash Provided By (Used In)
  Investing Activities...............     1,599           --      (3,145)           --              --         (1,546)
                                        -------      -------     -------       -------         -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage
    notes payable....................    (3,841)          --        (118)           --              --         (3,959)
  Proceeds from issuance of note
    payable..........................        --           --       1,200            --              --          1,200
  Distributions......................        --           --      (1,744)           --              --         (1,744)
                                        -------      -------     -------       -------         -------        -------
Net Cash Used In Financing
  Activities.........................    (3,841)          --        (662)           --              --         (4,503)
                                        -------      -------     -------       -------         -------        -------
Net Decrease in Unrestricted Cash and
  Cash Equivalents...................    (2,757)          --      (2,815)           --              --         (5,572)
Unrestricted Cash and Cash
  Equivalents at Beginning of
  Period.............................     4,010       30,932      12,410        (8,028)(I)          --         39,324
                                        -------      -------     -------       -------         -------        -------
Unrestricted Cash and Cash
  Equivalents at End of Period.......   $ 1,253      $30,932     $ 9,595       $(8,028)        $    --        $33,752
                                        =======      =======     =======       =======         =======        =======

                      AMERICAN INDUSTRIAL PROPERTIES REIT

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(A) Certain reclassifications have been made to the historical statement of cash flows of the Trust to conform to the pro forma financial information presentation. In addition, excludes gain on sale of real estate of $312 and extraordinary gain on extinguishment of debt of $2,643.

(B) Represents the cash received in connection with the sale of Shares of the Trust.

(C) Combined historical statements of cash flows of the RELPS for the six months ended June 30, 1997 as follows (certain reclassifications have been made to conform to the pro forma financial information presentation):


                                                        RELP I   RELP II   RELP III   RELP IV   COMBINED
                                                        ------   -------   --------   -------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................  $ 137     $ 519    $(1,327)   $ (637)   $(1,308)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
    Depreciation......................................    292       158        832     1,086      2,368
    Amortization......................................     23         2        100        30        155
    Earnings from joint venture.......................     --       (78)        --        --        (78)
    Minority interest in joint venture earnings.......     --        --         --      (107)      (107)
    Changes in operating assets and liabilities:
      Decrease (increase) in other assets and
        restricted cash...............................     31       (46)      (496)     (160)      (671)
      Increase (decrease) in accounts payable, accrued
        expenses and other liabilities................     16       (56)       642        31        633
                                                        ------    -----    -------    -------   -------
Net Cash Provided By (Used In) Operating Activities...    499       499       (249)      243        992
                                                        ------    -----    -------    -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized improvements and leasing commissions....     (4)       11     (2,197)   (1,042)    (3,232)
  Distribution from joint venture.....................     --        87         --        --         87
                                                        ------    -----    -------    -------   -------
Net Cash Provided By (Used In) Investing Activities...     (4)       98     (2,197)   (1,042)    (3,145)
                                                        ------    -----    -------    -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage notes payable......     --        --         --      (118)      (118)
  Proceeds from issuance of note payable..............     --        --         --     1,200      1,200
  Distributions.......................................   (441)     (528)      (451)     (324)    (1,744)
                                                        ------    -----    -------    -------   -------
Net Cash Provided By (Used) In Financing Activities...   (441)     (528)      (451)      758       (662)
                                                        ------    -----    -------    -------   -------
Net Increase (Decrease) in Unrestricted Cash and Cash
  Equivalents.........................................     54        69     (2,897)      (41)    (2,815)
Unrestricted Cash and Cash Equivalents at Beginning of
  Period..............................................    973       814      9,419     1,204     12,410
                                                        ------    -----    -------    -------   -------
Unrestricted Cash and Cash Equivalents at End of
  Period..............................................  $1,027    $ 883    $ 6,522    $1,163    $ 9,595
                                                        ======    =====    =======    =======   =======


(D) Represents the adjusted net income (loss) from operations from the Pro Forma Condensed Consolidated Statement of Operations.


(E) Represents adjustments to eliminate the results of operations of Curlew Crossing shopping center (RELP III), which will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that this property will be purchased by Realco or an Affiliate for $11,200. Distributions to the limited partners of RELP III after payment of the $11,000 mortgage loan will be negligible.



(F) Represents adjustments to eliminate the equity in earnings of joint venture (RELP II), which interest in will be sold by the RELP to Realco or an Affiliate in conjunction with the Merger. It is anticipated that RELP II's interest in the joint venture will be sold to Realco or an affiliate of Realco for $2,250 if the Merger is approved by the Limited Partners of RELP
    II. The estimated distribution of proceeds is 1% to the General Partner and 99%, or $2,228, to the Limited Partners.



(G) Represents adjustment to reduce the depreciation of real estate as noted in the Pro Forma Condensed Consolidated Statement of Operations, primarily due to the use of a 40 year period rather than a 30 year period as has been the practice by the RELPS.

(H) Represents adjustment for the accrual of interest expense on additional borrowings of $1,850 to fund the Merger costs at an interest rate of 9% per annum, as noted in the Pro Forma Condensed Consolidated Statement of Operations.



(I) Represents adjustments to reflect the distribution of cash to the RELP partners for the excess of estimated working capital assets over liabilities at the Effective Time of the Merger, as follows: RELP I -- $860; RELP
    II -- $736; RELP III -- $5,861; and RELP IV -- $751.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE TRUST


     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Trust and accompanying Notes included elsewhere in this Joint Proxy Statement/Prospectus.


RESULTS OF OPERATIONS

  Comparison of 1996 to 1995

     The sale of two properties in late 1996 and the purchase of a property in August 1995 resulted in a net decrease in 1996 property revenue and net operating income of $67,000 and $51,000, respectively, when compared to 1995. On a same property basis, property revenues decreased from $10,209,000 in 1995 to $10,186,000 in 1996, a decrease of 0.2%, comprised of a 2.9% increase in revenue related to industrial properties and a 6.2% decrease in revenue at the Trust's retail property. The decrease in revenue at the Trust's retail property stemmed principally from lower percentage rents ($115,000) and slower leasing of vacancies and is partially attributable to the opening of a new regional mall in Denver during the third quarter of 1996. Overall leased occupancy of the Trust's portfolio was 94.2% at December 31, 1996 compared to 93.7% at December 31, 1995.

     On a same property basis, net operating income (which is defined as property revenues less property operating expenses and which does not include depreciation and amortization, interest expense, Trust administration and overhead expenses or provision for possible losses on real estate) decreased from $6,704,000 in 1995 to $6,494,000 in 1996, a decrease of 3.1%. This overall decrease is comprised of a 0.5% increase related to industrial properties and a 10.7% decrease related to the Trust's retail property. The decrease in the Trust's retail property is a result of the decrease in revenue explained above. Same property operating expenses increased by 5.3%, reflecting an increase in repairs and maintenance expenses and tenant refit costs of $98,000 in 1996. On the same property basis, loss from operations increased from $4,964,000 in 1995 to $5,351,000 in 1996 (see following explanation).

     Loss from operations increased from $4,338,000 in 1995 to $4,732,000 in 1996 as a result of the decrease in net operating income explained above, a decrease in total interest expense of $584,000 (due to the larger accrual of default rate interest on the MLI Notes in 1995), the provision of $600,000 for possible losses on real estate in 1995, an increase in litigation, refinancing and proxy costs of $568,000 (due to the shareholder litigation in 1996), an increase in Trust administration and overhead expenses of $406,000 (due to the accrual of $240,000 in incentive compensation, higher legal fees and increased Trust Manager compensation in 1996) and a decrease in interest income (due to higher invested balances in 1995 from the nonpayment of interest to the Trust's unsecured lender).


     During 1996, the Trust sold two industrial properties and recognized a gain on sale of $177,000, compared to the sale of one property in 1995 resulting in a loss on sale of $191,000. In 1996, the Trust recognized an extraordinary gain on extinguishment of debt of $5,810,000, or $0.64 per share, pursuant to settlement of litigation with MLI.


  Comparison of 1995 to 1994

     Property revenues increased from $11,080,000 in 1994 to $11,410,000 in 1995, resulting from the stabilization in occupancy of the Trust's portfolio and improving rental rates in selected markets. Property operating expenses decreased from $3,952,000 in 1994 to $3,851,000 in 1995, primarily due to the net effect of a sale of a property in February 1995 and the purchase of a property in August 1995. Property net operating income increased from $7,128,000 in 1994 to $7,559,000 in 1995, an increase of 6.0%. On a same property basis, net operating income increased from $6,927,000 in 1994 to $7,474,000 in 1995, an increase of 7.9%. Overall leased occupancy of the portfolio was 93.7% at December 31, 1995 compared to 93.2% at December 31, 1994.

     Loss from operations increased from $4,311,000 in 1994 to $4,338,000 in 1995 as a result of the increase in net operating income and an increase in interest income of $223,000 (due to higher invested balances resulting from the nonpayment of interest to the Trust's unsecured lender), a decrease in total administrative expenses of $128,000 (as a result of two proxy contests in 1994 versus one in 1995), a net increase in interest expense of $1,215,000 (due to the November 1994 refinancing transaction and the default rate interest accrued by the Trust in 1995 of $724,000), a decrease in depreciation and amortization of $356,000 (due to the Trust's property transactions in 1995), and a decrease in provision for possible losses on real estate of $50,000 (due to the timing of writedowns related to properties held for sale).

     During 1995, the Trust recognized a loss of $191,000 on the sale of its Quadrant property and an extraordinary loss of $55,000 related to the prepayment of an outstanding mortgage loan. In 1994, the Trust recognized an extraordinary loss of $344,000 on the partial in-substance defeasance of Zero Coupon Notes due 1997.

     During 1995, the Trust incurred approximately $980,000 in expenses related to litigation, a proxy contest in connection with issues before the shareholders at the Trust's annual meeting and attempted recapitalization costs, compared to approximately $1,027,000 in 1994. During 1994, the Trust had no litigation expenses but incurred costs related to two proxy contests.


     The Trust recorded a provision for possible loss on real estate related to its Patapsco property at December 31, 1995 of $600,000. This provision follows a $650,000 provision made at December 31, 1994. The Trust began marketing this property in early 1995.



  Comparison of Six Months Ended June 30, 1997 to June 30, 1996



     The overall occupancy of the Trust's portfolio on June 30, 1997 was 93.7%, compared to 93.9% on June 30, 1996 and 91.1% on March 31, 1997. When comparing the six months ended June 30, 1997 with the same period in 1996, property revenues decreased from $5,846,000 in 1996 to $5,221,000 in 1997 and property operating expenses decreased from $1,907,000 in 1996 to $1,841,000 in 1997, primarily as a result of the sale of two properties during the fourth quarter of 1996 and one property during the first quarter of 1997. When comparing the six months ended June 30, 1997 to the same period in 1996 on a same property basis, revenue increased 6.7% and net operating income increased 5.6% for the Trust's industrial properties whereas revenue decreased 14.3% and net operating income decreased 24.6% for the Trust's retail property. The decline in the performance of the Trust's retail property was primarily related to nonrecurring collections of approximately $80,000 in lease termination fees and $76,000 in percentage rents in 1996, bad debt writeoffs of approximately $20,000 in 1997 and a decline in average occupancy from 86.2% in 1996 to 84.8% in 1997. The Trust is continuing its efforts to increase leasing at this property.



     The Trust had a net loss from operations of $2,073,000 for the six months ended June 30, 1997 compared to $2,268,000 for the same period in 1996. This change was primarily related to the decrease in property net operating income of $559,000 explained above, a decrease in interest income of $108,000 (resulting from a decrease in investable funds due to the settlement of litigation in
1996), a decrease in litigation and proxy costs of $451,000 (due to the settlement of litigation matters during 1996, offset by the costs of the Trust's special shareholder meeting in June 1997), a net decrease in interest expense of $314,000 (due to the paydown/forgiveness of debt during 1996 and 1997, offset by the accrual of $647,000 in interest expense relating to the expected future conversion of the Realco debt to equity), and a decrease in administration and overhead expenses of $79,000 (due to $240,000 in incentive compensation expense in January 1996, offset by the addition of two Trust Managers in December 1996 and the use of compensation and computer consultants during 1997).


  Analysis of Cash Flows

  Comparison of 1996 to 1995

     Cash flow used in operating activities in 1996 was $5,658,000. This deficit reflects the results of property operations, interest expense, administrative expenses and an increase in restricted cash of $707,000 as a result of the Trust's property financing in 1996. Interest expense reflects several items of non-recurring nature, including a decrease in accrued interest of $2,986,000 related to the settlement of the MLI litigation in 1996, the accrual of $369,000 of default rate interest which was ultimately forgiven and approximately $535,000 related to principal which was forgiven in November 1996 and February 1997. In addition, administrative expenses includes $1,548,000 of litigation, refinancing and proxy costs which relate to special situations and should not be considered to be recurring expenses. Management believes that, in the future, cash flow provided by operations will increase due to the elimination of the non-recurring items described above and the Trust's plans to attract capital and pursue a growth strategy.

     Cash flow provided by investing activities in 1996 was $5,173,000, representing proceeds from the sale of two properties and amounts expended on capitalized improvements and leasing commissions. The sale of the two properties was necessary to raise capital with which to make payments under the Trust's option to retire certain indebtedness at a discount.

     Cash flow used in financing activities in 1996 was $3,199,000. This amount reflects proceeds from the mortgage financing on nine properties, the payment of amounts on the option to retire certain indebtedness at a discount, the sale of Shares to Realco, and the first quarter distribution to shareholders.


    Comparison of Six Months Ended June 30, 1997 to June 30, 1996



     Net cash used in operating activities was $515,000 for the six months ended June 30, 1997. This is primarily the net result of the operational items discussed above, a decrease in accounts payable, other liabilities and tenant security deposits of $623,000 (due principally to the payment of property taxes during the first quarter) and an offsetting increase in accrued interest of $636,000 (due to the accrual of $647,000 in interest related to the Realco debt conversion). Included in net cash used in operating activities is approximately $437,000 in litigation and proxy costs, which management believes is of a nonrecurring nature. Management believes that, in the future, cash flow provided by operations will increase due to the elimination of such nonrecurring items and the Trust's plans to pursue a growth strategy.



     Net cash provided by investing activities was $1,599,000 for the six months ended June 30, 1997 resulting from the expenditure of $430,000 for capitalized leasing commissions and improvements to real estate properties and $2,029,000 received from the sale of the Trust's Burnsville property in March 1997.



     Net cash used in financing activities was $3,481,000, resulting from the payment of principal on mortgage notes payable. Included in this amount is approximately $1,924,000 related to the payment of the mortgage loan on the Trust's Burnsville property which was sold in March 1997.


  Funds from Operations


     In March 1995, NAREIT issued its White Paper on FFO which clarified the treatment of certain items in determining FFO and recommended additional supplemental disclosures. The Trust has adopted the recommendations of NAREIT and restated its FFO calculation for prior years. The changes promulgated by NAREIT eliminate the add back of depreciation and amortization of non-real estate items, including the amortization of deferred financing costs, in determining FFO. The revised definition of FFO is net income (loss) computed in accordance with generally accepted accounting principles, excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT recommends that extraordinary items or significant non-recurring items that distort comparability should not be considered in arriving at FFO. Accordingly, the Trust does not include the non-recurring interest accrual related to the expected future conversion of the modified notes held by Realco into Shares or the default rate interest accrued on its $45.2 million in unsecured notes payable in the determination of FFO. Funds Available for Distribution ("FAD") is also presented as it more accurately portrays the ability of the Trust to make distributions because it reflects capital expenditures. The Trust believes FFO and FAD are appropriate measures of performance relative to other REITs. FFO provides investors with an understanding of the ability of the Trust to incur and service debt and make capital expenditures. There can be no assurance that FFO and FAD presented by the Trust is comparable to similarly titled measures of other REITs. While other REITs may not always use a similar definition, this information does add comparability to those which have adopted the NAREIT definitions.

     FFO and FAD should not be considered as an alternative to net income or other measurements under generally accepted accounting principles as an indicator of the Trust's operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.


     The following table shows the Trust's cash flows from its operating, investing and financing activities, prepared in accordance with generally accepted accounting principles.



                                                                         SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,         JUNE 30,
                                           ---------------------------   -----------------
                                            1996      1995      1994      1997      1996
                                           -------   -------   -------   -------   -------
Net cash (used in) provided by operating
  activities.............................  $(5,658)  $ 3,848   $  (594)  $  (515)  $(4,445)
Net cash (used in) provided by investing
  activities.............................  $ 5,173   $   144   $(1,476)  $ 1,599   $  (618)
Net cash (used in) provided by financing
  activities.............................  $(3,199)  $(3,217)  $ 7,870   $(3,841)  $  (476)


     FFO and FAD are calculated as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1996        1995        1994
                                                       --------    --------    --------
                                                                (IN THOUSANDS)
Net income (loss)....................................  $  1,255    $ (4,584)   $ (4,655)
  Exclude effects of:
     Extraordinary (gain) loss on extinguishment of
       debt..........................................    (5,810)         55          --
     (Gain) loss on sales of real estate.............      (177)        191          --
     Provision for possible losses on real estate....        --         600         650
     Real estate depreciation and amortization.......     2,890       2,771       3,102
     Default rate interest accrual...................       369         724          --
     Extraordinary loss on partial in-substance
       defeasance of Zero Coupon Notes...............        --          --         344
                                                       --------    --------    --------
Funds from operations................................  $ (1,473)   $   (243)   $   (559)
                                                       ========    ========    ========

Funds from operations................................  $ (1,473)   $   (243)   $   (559)
Capitalized improvements and leasing
  commissions(a).....................................    (1,372)     (1,023)     (1,476)
Non-cash effect of straight-line rents on FFO........       193         161         156
                                                       --------    --------    --------
Funds available for distribution.....................  $ (2,652)   $ (1,105)   $ (1,879)
                                                       ========    ========    ========

---------------

(a) The breakdown of capitalized improvements and leasing commissions is as follows for each of the two years ending December 31, 1996:

                                                     FYE 12/31/96       FYE 12/31/95
                                                    ---------------    ---------------
                                                    AMOUNT     PSF     AMOUNT     PSF
                                                    ------    -----    ------    -----
Tenant improvements -- new tenants................  $  287    $3.32    $  343    $2.58
Tenant improvements -- renewing tenants...........     282     1.93       184     1.30
Leasing costs -- new tenants......................     245     1.71       168     1.16
Leasing costs -- renewing tenants.................     144     0.58       107     0.55
Expansions and major renovations..................     414     0.26       221     0.13
                                                    ------             ------
          Total...................................  $1,372             $1,023
                                                    ======             ======

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Net income (loss)...........................................  $   882    $  (901)
Exclude effects of:
  Gain on sale of real estate...............................     (312)        --
  Extraordinary gain on extinguishment of debt..............   (2,643)    (1,367)
  Real estate depreciation and amortization.................    1,389      1,404
  Non-recurring interest accrual assuming future conversion
     of debt to equity......................................      647         --
  Default rate interest accrual.............................       --        369
                                                              -------    -------
Funds from operations.......................................  $   (37)   $  (495)
                                                              =======    =======

Funds from operations.......................................  $   (37)   $  (495)
Capitalized improvements and leasing commissions............     (430)      (618)
Non-cash effect of straight-line rents on FFO...............       45        109
                                                              -------    -------
Funds available for distribution............................  $  (422)   $(1,004)
                                                              =======    =======


LIQUIDITY AND CAPITAL RESOURCES


     In June 1997, the Trust entered into the MSAM Transaction and in July 1997 entered into the LaSalle Transaction whereby the Trust agreed to sell up to $20 million and $15 million, respectively, of Shares at $2.45 per share. The MSAM Transaction and the LaSalle Transaction originally contemplated the issuance of convertible debt so as to allow the Trust to accept this capital in advance of shareholder approval for the transactions and for an increase in the authorized shares of the Trust at the June 30, 1997 annual meeting of shareholders. Ultimately, a decision was made to fund the transactions after June 30, thereby eliminating the expense associated with issuance and conversion of convertible debt. The Trust has currently received proceeds totaling $17,560,176 and $15,000,000 under the respective agreements. The Trust will utilize these proceeds to purchase additional properties as part of its growth plans. In addition, the Trust may seek to raise other capital through private placements of equity or acquisition debt or a combination of both during 1997 to fund purchases of additional properties.


     The principal sources of funds for the Trust's liquidity requirements are funds generated from operations of the Trust's real estate assets and unrestricted cash reserves. As of June 30, 1997, the Trust had $1,253,000 in unrestricted cash on hand. The Trust presently anticipates that these cash reserves will provide sufficient funds for all currently known liabilities and commitments relating to the Trust's operations during 1997.

     In May 1995, the Trust filed a lawsuit against MLI, holder of the Trust's $45,239,000, 8.8% unsecured notes payable, alleging breach of the Note Purchase Agreement between MLI and the Trust and unlawful attempts to coerce the Trust into relinquishing certain of its rights under that agreement. The Trust settled its MLI litigation in May 1996 and paid $5,200,000 in settlement of all past due interest on the MLI notes, thereby allowing the Trust to record an extraordinary gain of $1,367,000. The Trust was also granted an option to repay the approximate $45,239,000 in principal amount outstanding on the MLI notes for $36,800,000 (the "Option Price"). In November 1996, the Trust completed a mortgage financing on nine properties in the amount of $26,453,000. Net proceeds of $24,805,000 were applied to the Option Price. In addition, the Trust sold two properties during the fourth quarter of 1996, generating net proceeds of $6,545,000 which were also applied to the Option Price. In accordance with the settlement agreement with MLI, $4,220,000 in debt was forgiven, allowing the Trust to record an extraordinary gain of $4,443,000 (including accrued interest forgiven). These notes were purchased by Realco in February 1997. Realco has the option to convert the principal amount of these notes into Shares at the conversion rate of $2.00 per Share (if converted prior to December 31, 1997) or $2.25 per Share (if converted between December 31, 1997 and December 31, 2000). If conversion of this debt were to occur in 1997, Realco would own approximately 21.9% of the outstanding Shares of the Trust (assuming no other issuances of Shares).

     The Trust declared a distribution of $0.04 per Share in February 1996. The settlement agreement with MLI prohibited the payment of distributions while the agreement was in effect. The modified notes now owned by Realco provided that the Trust could not pay distributions until the debt is paid in full; however, this restriction terminated on June 30, 1997, when the shareholders approved Realco's conversion right and approved an increase in the number of authorized Shares. To the extent allowable, the Trust intends to evaluate future distributions on a quarterly basis.

     The nature of the Trust's operating properties, which generally provide for leases with a term of between three and five years, results in an approximate turnover rate of 20% to 25% of the Trust's tenants and related revenue annually. Such turnover requires capital outlays related to tenant improvements and leasing commissions in order to maintain or improve the Trust's occupancy levels. These costs amounted to $1,372,000 in the year ended December 31, 1996, $1,023,000 in the year ended December 31, 1995 and $430,000 in the six months ended June 30, 1997. These costs have historically been funded out of the Trust's operating cash flow and cash reserves. The Trust has made no commitments for additional capital expenditures beyond those related to normal leasing and releasing activity and related escrows. No capital improvements or renovations of significance are anticipated in the near future for any of the Trust's properties, with the possible exception of a large retail lease at the Trust's retail property. Such a lease, if agreed to, could result in expenditures for tenant improvements in excess of $500,000.

     At June 30, 1997, the Trust had $41,547,061 in mortgage debt outstanding, all of which is comprised of fixed rate debt with a weighted average interest rate of 8.61%.


     On a long term basis, the Trust expects to meet liquidity requirements generated by property operating expenses, debt service and future distributions with funds generated by the operations of its real properties. Should such funds not cover these needs, the possibility of future distributions may be reduced or eliminated. The Trust currently intends to maintain a debt to total market capitalization ratio between 30% and 40%, thereby reducing the risk of financial default. The Trust may increase this leverage in order to fund growth opportunities in anticipation of reducing this leverage through future equity offerings. Should the Trust be unable to complete anticipated equity offerings, the risk of financial default would increase.


TRANSACTIONS WITH REALCO


     During 1996, there were a series of transactions involving Realco. On November 25, 1996, Realco entered into independently negotiated agreements to purchase an aggregate of 2,257,606 Shares from certain shareholders for $2.75 per Share, pending approval of the settlement of certain shareholder litigation, which the Trust had initiated, alleging that certain significant shareholders of the Trust had made material misrepresentations in their filings with the Commission. The $2.75 price per Share was negotiated between the selling shareholders and Realco without any involvement by the Trust. The majority of these Shares were purchased from two shareholders, one of which was involved in the shareholder litigation. The other selling shareholder was unwilling to wait for the settlement of the litigation and Realco did not want to purchase Shares until the settlement of the litigation. In order to facilitate the settlement of the litigation, Realco advanced approximately $2,770,000 to the Trust on November 25, 1996. The proceeds of this loan, which bore interest at 9%, were used by a subsidiary of the Trust to acquire 998,100 Shares from the selling shareholder not involved in the shareholder litigation. On December 19, 1996, the Trust sold 924,600 Shares, representing the remainder of its authorized Shares, to Realco for $2.75 per share, the same price at which Realco had independently agreed to purchase the Shares from the other shareholders. On December 20, 1996, after approval of the settlement of the shareholder litigation, Realco closed the purchase of the 2,257,606 Shares, including the acquisition of 998,100 Shares held by a subsidiary of the Trust in return for cancellation of the related loan discussed above, resulting in Realco's ownership of 3,182,206 Shares, or 13.66% of the outstanding Shares of the Trust as of July 18, 1997. Pursuant to internal policies at Realco, Messrs. Duncan and Kelley transferred to Realco the 20,000 options they received as Trust Managers. As of September 11, 1997, Realco owned 3,202,206 Shares (including the 20,000 Shares that may be purchased upon exercise of the options).


     On December 18, 1996, the Trust entered into an agreement granting Realco the right to commence negotiations to purchase the Trust's notes held by MLI and, if Realco was successful in acquiring these notes, setting forth the terms of the modifications to the MLI notes, including the right to convert the principal amount of these notes into Shares of the Trust at $2.00 per Share during 1997 and $2.25 per Share thereafter. On February 26, 1997, Realco acquired the MLI notes for $5,481,152. The MLI notes were then modified to reduce the outstanding principal balance from $9,419,213 to $7,040,721, to release all security for the notes, to provide for monthly payments of interest at 8.8% and to extend the maturity date from March 31, 1997 to December 31, 2000. In addition, Realco has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $2.00 per Share (if converted prior to December 31, 1997) or $2.25 per Share (if converted between December 31, 1997 and December 31, 2000). Subsequent to the modification, the Trust made a principal payment of $1,591,103, resulting in a current principal balance of $5,449,618. The modification of this debt resulted in a reduction of approximately $1,591,000 of the potential $3,969,000 discount remaining under an option agreement on this debt. The Trust Managers viewed this as a reasonable cost of this transaction as it (i) removed the risk of losing the entire potential discount if payment was not made by March 31, 1997; (ii) removed the necessity to liquidate certain properties; (iii) allowed for release of all collateral securing this obligation; (iv) allowed the Trust to recognize an extraordinary gain of approximately $2,643,000 or $0.26 per share in the first quarter of 1997; and (v) allowed for the possibility of conversion of this obligation into Shares, thereby improving the Trust's financial position.

     The Trust currently anticipates it will reflect approximately $1,022,000, representing the difference between the market trading price of $2.38 per Share on February 26, 1997 and the $2.00 conversion price, as interest expense between February 26, 1997 and September 30, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified notes, which contain the convertibility option. This will result in additional interest expense of approximately $272,000 in the first quarter of 1997 and approximately $375,000 in each of the second and third quarters of 1997.

     The closing sale price of the Trust's Shares on the NYSE on the above dates was as follows: $2.13 per Share on November 25, 1996, $2.00 per Share on December 18 and December 19, 1996, $1.88 per Share on December 20, 1996, and $2.38 per Share on February 26, 1997.

                          ALLOCATION OF CONSIDERATION

ALLOCATION PRINCIPLES

     The Trust is offering to issue in the aggregate up to 22,064,147 Shares, which will be allocate among the Participating RELPS in accordance with their Net Asset Values. Pursuant to the Merger Agreement, each Limited Partner of the Participating RELPS will receive Shares in exchange for Units held as follows: each Unit in RELP I will be converted into the right to receive 79.52 Shares, each Unit in RELP II will be converted into the right to receive 143.17 Shares, each Unit in RELP III will be converted into the right to receive 82.99 Shares and each Unit in RELP IV will be converted into the right to receive 75.68 Shares. Cash will be issued in lieu of fractional Shares (based on $2.625 per Share).


     The number of Shares allocable to each RELP through the Exchange Ratios is based upon the Net Asset Values assigned to each RELP. Net Asset Values were initially determined for each RELP by its General Partner utilizing several factors, including the current and projected net operating income and cash flow, capitalization rate, market rental rates, lease expirations, and anticipated capital expenditures for leasing and tenant improvements for each RELP property. The Net Asset Values were then finally determined for each RELP through negotiations between the common management of each of the RELPS and the Trust. The method of allocation of Shares described above was utilized by the General Partners because it was deemed to be the best method to allocate Shares among the RELPS based upon the underlying value of the properties owned by each RELP. Other methods of allocation were not considered by the General Partners since no other acceptable options could be identified which in the view of the General Partners allocated value among the RELPS equitably.


     The following table has been prepared to show the allocations of Shares among the RELPS and includes the following: (a) the Net Asset Values assigned to each of the RELPS; (b) the percentage of the Net Asset Value of each RELP against the aggregate Net Asset Value of all RELPS; (c) the number of Shares to be allocable to each of the RELPS based upon its Net Asset Value and the percentage of the total amount of all such Shares offered by the Trust; (d) the number of Shares that would be issued by the Trust in exchange for each $500 of original investment in each of the RELPS.


                                                                                             ALLOCATION OF SHARES
                                         PERCENTAGE OF   NUMBER OF SHARES   PERCENTAGE OF    PER $500 OF ORIGINAL
                            NET ASSET    AGGREGATE NET   ALLOCABLE TO THE     AGGREGATE         INVESTMENT BY
                              VALUE       ASSET VALUE     RELP FOR UNITS       SHARES          LIMITED PARTNERS
                           -----------   -------------   ----------------   -------------   ----------------------
RELP I
  Systech................  $ 4,400,000        7.60%          1,676,190           7.60%               30.69
  Volusia................    7,000,000       12.09%          2,666,667          12.09%               48.83
                           -----------      ------          ----------         ------              -------
TOTAL....................  $11,400,000       19.69%          4,342,857          19.69%               79.52
                           ===========      ======          ==========         ======              =======
RELP II
  Continental Plastic....  $ 7,200,000       12.43%          2,742,857          12.43%              101.06
  Bowater................    3,000,000        5.18%          1,142,857           5.18%               42.11
                           -----------      ------          ----------         ------              -------
TOTAL....................  $10,200,000       17.61%          3,885,714          17.61%              143.17
                           ===========      ======          ==========         ======              =======
RELP III
  Manhattan Towers.......  $14,000,000       24.17%          5,333,333          24.17%               47.81
  Skygate Commons........   10,300,000       17.78%          3,923,810          17.78%               35.18
                           -----------      ------          ----------         ------              -------
TOTAL....................  $24,300,000       41.95%          9,257,143          41.95%               82.99
                           ===========      ======          ==========         ======              =======
RELP IV
  Linear.................  $ 4,300,000(1)      7.42%         1,638,095           7.42%               27.08
  Kodak..................    4,800,000(1)      8.29%         1,828,571           8.29%               30.23
  1881 Pine..............    6,500,000(1)     11.22%         2,476,190          11.22%               40.93
  Apollo.................   19,796,401(1)     34.18%         7,541,487          34.18%              124.66
                           -----------      ------          ----------         ------              -------
Subtotal.................  $35,396,401       61.11%         13,484,343          61.11%              222.90
Debt.....................  (23,378,014)     (40.36)%        (8,905,910)        (40.36)%            (147.22)
                           -----------      ------          ----------         ------              -------
TOTAL....................  $12,018,387       20.75%          4,578,433          20.75%               75.68
GRAND TOTAL..............  $57,918,387      100.00%         22,064,147         100.00%
                           ===========      ======          ==========         ======


---------------


(1) Net Asset Value does not reflect the outstanding debt assignable to the individual properties.

     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares it might have otherwise been entitled to in exchange for its general partnership interest.

NET ASSET VALUES

     The Net Asset Value of each of the RELPS is defined as the relative value of each RELP's real estate and other assets (if any), as adjusted for the RELP's known liabilities. The value placed on each RELP's assets was determined by the General Partner of such RELP as of June 30, 1997. Substantially all cash and cash equivalents held by each RELP will be distributed to the Limited Partners immediately prior to the Merger. Consequently, the Trust will essentially only acquire real properties from the RELPS pursuant to the Merger.


     Shares will be allocated to the General Partners in exchange for Units in the same manner as for all other Limited Partners of the RELPS. The amount that the General Partners paid for their Units and the number of Units owned by them are as follows:



                                                                                 NUMBER OF
                                                          CONSIDERATION PAID    UNITS OWNED
                                                          ------------------    -----------
USAA Investors I, Inc...................................      $3,010,781           6,039
USAA Investors II, Inc..................................      $3,346,898           6,691
USAA Income Properties III, Inc.........................      $3,120,227           6,469
USAA Income Properties IV, Inc..........................      $3,056,484           6,140



     The General Partners will not receive Shares in exchange for their general partnership interests in the RELPS.

                             CONFLICTS OF INTEREST

     A number of conflicts of interest are inherent in the relationships among the RELPS, the General Partners, Realco, the Trust and its Trust Managers and officers. Certain of these conflicts of interest are summarized below.

AFFILIATED GENERAL PARTNERS


     The General Partners have sought to discharge faithfully their fiduciary duties to each of the RELPS, but it should be borne in mind that each of the General Partners is affiliated with the other General Partners and Realco, which ultimately controls the General Partners and which is one of the largest shareholders of the Trust, owning approximately 13.74% of the outstanding Shares. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the outstanding Shares. No RELP was separately represented by parties independent of Realco in structuring and negotiating the terms of the Merger. The General Partners believe that the fairness opinion of Houlihan, the contractual Dissenters' Rights granted to Limited Partners who believe that the applicable Exchange Ratio does not provide such Limited Partners a number of Shares equal to the fair market value of their Units and other aspects of procedural fairness that have been incorporated into the structure of the Merger, the allocation of Shares to each Participating RELP and the expected benefits to Limited Partners from the Merger offset any detriment arising from such conflicts of interest or the absence of an independent representative. Had separate representation been arranged for each RELP, the terms of the Merger might have been different and possibly more favorable to the Limited Partners, especially the proposed transactions between an Affiliate of Realco and the Trust. In addition, if separate representation had been arranged for each RELP, issues unique to the value of a given RELP might have received greater attention during the structuring of the Merger, and there might have been adjustments in the Net Asset Value allocated among the RELPS, thereby increasing or decreasing the number of Shares allocable to such RELP. See "Risk Factors -- Lack of Independent Representation" and "-- Conflicts of Interest."


BENEFITS TO REALCO, GENERAL PARTNERS AND AFFILIATES

     Because Realco and the General Partners have a financial interest in consummating the Merger, there is an inherent conflict of interest in their structuring the terms and conditions of the Merger and the manner in which the Merger has been structured might have been different if structured by persons having no financial interest in whether or not the Merger proceeded. The financial benefits to the General Partners and to Realco from the Merger include the following:


     (a) As part of the Merger, the Trust will assume all of the liabilities of the Participating RELPS, effectively relieving the General Partners of liability for payment of such debts and obligations.



     (b) An Affiliate of Realco will manage and lease the Participating RELPS' former properties on behalf of the Trust after the Merger. The Management Agreement will provide for management fees on terms substantially similar to the terms governing management arrangements the Trust typically uses in managing its current properties and will be terminable at will by either party upon 30 days prior notice.



     (c) Each of the General Partners owns Units in the respective RELP such General Partner manages. As of September 15, 1997, the General Partner of RELP I owned 6,039 Units in RELP I, or approximately 11.06% of all outstanding Units of RELP I; the General Partner of RELP II owned 6,691 Units in RELP II, or approximately 24.65% of all outstanding Units of RELP II; the General Partner of RELP III owned 6,469 Units in RELP III, or approximately 5.80% of all outstanding Units of RELP III; and the General Partner of RELP IV owned 6,140 Units in RELP IV, or approximately 10.15% of all outstanding Units of RELP IV. The General Partners will exchange these Units for Shares on the same terms and according to the same Exchange Ratio as all other Limited Partners.

     However, the Merger also eliminates the following benefits currently available to the General Partners and subjects the General Partners to the following detriments:



     (a) Affiliates of the General Partners have historically performed a variety of services for the RELPS. In return for these services, these Affiliates received compensation from the RELPS, including management fees, interest income, leasing commissions and mortgage service fees, and were reimbursed for expenses. Upon completion of the Merger, with the exception of an Affiliate of Realco which will continue to perform property management and leasing services, these Affiliates will no longer perform these services and, consequently, will no longer receive compensation. These Affiliates received, in the aggregate, approximately $3,180,000 from the RELPS in compensation, distributions and reimbursements during each RELP's 1996 fiscal year. This compensation is described more fully in "Comparable Compensation, Fees and Distributions" below. For purposes of comparison, the General Partners estimate that on a pro forma basis, assuming the Merger had been completed prior to the beginning of the same time period, an Affiliate of Realco would have received approximately $2,222,500 in compensation, distributions and reimbursements, assuming such entity received management and leasing fees pursuant to terms substantially similar to the terms governing management arrangements the Trust typically used in managing its current properties. This compensation would have been the only compensation the General Partners or their Affiliates would have received. Consequently, Affiliates of the General Partners will provide less services in relation to the RELPS' properties and, correspondingly, will receive less compensation and will receive substantially less in distributions.



     (b) Like all Limited Partners, the General Partners have received regular distributions paid on the Units they own, as well as for their general partner interests. The General Partners, like all Limited Partners, will no longer receive these distributions upon completion of the Merger.



     (c) If the Merger proceeds, the General Partners will relinquish their control over the RELPS because the Trust will be controlled by the Trust Managers who are elected by the shareholders of the Trust.



     (d) The General Partners have agreed to waive their rights to receive any Shares to which they may otherwise be entitled in exchange for their general partnership interests.



TRUST MANAGERS AND OFFICERS



     Realco ultimately owns and controls each of the General Partners and each of the officers and directors of the General Partners are also officers or directors of Realco. Realco, a wholly-owned indirect subsidiary of USAA, is also one of the largest shareholders of the Trust, owning 3,202,206 Shares or approximately 13.74% of the issued and outstanding Shares. Upon consummation of the Merger and assuming conversion of the Trust's debt to Realco, Realco will own approximately 17.39% of the outstanding Shares. Pursuant to the Share Purchase Agreement between the Trust and Realco, Realco has the right to appoint two members of the Trust Board until 1999. See "Management." The relationships among USAA, Realco and the Trust involves an inherent conflict of interest in their structuring the terms and conditions of the Merger.


FEATURES DISCOURAGING POTENTIAL TAKEOVERS


     Certain provisions in the Declaration of Trust and Bylaws, as well as statutory rights under Texas law, could be used by the Trust's management to delay, discourage, or thwart efforts of third parties to acquire control of, or a significant equity interest in, the Trust. See "Comparison of Ownership of Units and Shares" and "Risk Factors -- Anti-Takeover Provisions."

                            FIDUCIARY RESPONSIBILITY

TRUST MANAGERS AND OFFICERS OF THE TRUST

     The Trust Managers are accountable to the Trust and its shareholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in the best interests of the Trust and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. The Trust's Declaration of Trust provides that no Trust Manager or officer of the Trust shall be liable to the Trust for any act, omission, loss, damage, or expense arising from the performance of his or her duties under the Trust save only for his or her own willful misfeasance or malfeasance or negligence. In discharging their duties to the Trust, Trust Managers and officers of the Trust shall be entitled to rely upon experts and other matters as provided in the Texas REIT Act and the Trust's Bylaws. The Trust's Declaration of Trust provides that the Trust will indemnify its Trust Managers and officers to the fullest extent permitted under Texas law. Pursuant to the Declaration of Trust and Texas law, the Trust will indemnify each Trust Manager and officer against any liability and related expenses (including attorneys' fees) incurred in connection with any proceeding in which he may be involved by reason of serving in such capacity so long as the Trust Manager or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Trust Manager and officer is also entitled to indemnification against expenses incurred in any action or suit by or in the right of the Trust to procure a judgment in its favor by reason of serving in such capacity if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Trust, except that no such indemnification will be made if the Trust Manager or officer is judged to be liable to the Trust, unless the applicable court of law determines that despite the adjudication of liability the Trust Manager or officer is reasonably entitled to indemnification for such expenses.

     The Declaration of Trust authorizes the Trust to advance reasonable funds to a Trust Manager or officer for costs and expenses (including attorneys' fees) incurred in a suit or proceeding upon receipt of an undertaking by such Trust Manager or officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified. The Trust has entered into agreements with the its Trust Managers and executive officers, indemnifying them to the fullest extent permitted by Texas law. Shareholders may have more limited recourse against such persons than would apply absent these provisions and agreements. To the extent that the foregoing provisions concerning indemnification apply to actions arising under the Securities Act, the Trust has been advised that, in the opinion of the Commission, such provisions are contrary to public policy and therefore are not enforceable. The Trust has obtained insurance policies indemnifying the Trust Managers and officers against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

GENERAL PARTNERS OF THE RELPS

     Under California, Texas and Delaware partnership law, the General Partners are accountable to the RELPS as fiduciaries and are required to exercise good faith and integrity in all their dealings in the RELP's affairs. The Partnership Agreements generally provide that neither the General Partners nor any of their Affiliates performing services on behalf of the RELPS will be liable to the RELP or any of the Limited Partners for any act or omission by any such person performed in good faith pursuant to authority granted to such person by the Partnership Agreements, or in accordance with its provisions, and any manner reasonably believed by such person to be within the scope of authority granted to such person and in the best interests of the RELP provided that such act or omission did not constitute fraud, misconduct, bad faith or negligence. As a result, Limited Partners might have a more limited right of action in certain circumstances than they would have in the absence of such a provision in the Partnership Agreements.

     The Partnership Agreements also generally provide that the General Partners and certain related parties are indemnified from losses relating to acts performed or failures to act in connection with the business of the RELPS (except to the extent indemnification is prohibited by law) provided that such person determined in good faith that the course of conduct did not constitute fraud, negligence or misconduct. Notwithstanding the foregoing, none of the above-mentioned persons is to be indemnified by the RELPS from liability, loss, damage, cost or expense incurred by him in connection with any claim involving allegations that such person violated federal or state securities laws unless (a) there has been a successful adjudication on the merits of the claims of each count involving alleged securities law violations as to the person seeking indemnification and the court approves indemnification of the litigation costs, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction and the court approves indemnification of the litigation costs, or (c) a court of competent jurisdiction has approved a settlement of the claims against the person seeking indemnification and finds that indemnification of the settlement and related costs should be made. In each of the foregoing situations, the court of law considering the request for indemnification must be advised as to the position of the Commission, and any other applicable regulatory authority regarding indemnification for violations of securities laws. Indemnification may not be enforceable as to certain liabilities arising from claims under the Securities Act and state securities laws; and, in the opinion of the Commission, such indemnification is contrary to public policy and is therefore unenforceable. For purposes of the foregoing, the Affiliates of the General Partners will be indemnified only when operating within the scope of the General Partner's authority. Any claim for indemnification under the Partnership Agreement will be satisfied only out of the assets of the RELP and no Limited Partner will have any personal liability to satisfy an indemnification claim made against the RELP.

     The RELPS may also advance funds to a person indemnified under the Partnership Agreements for legal expenses incurred as a result of legal action brought against such person if such person undertakes to repay the advanced funds to the RELP if it is subsequently determined that such person is not entitled to indemnification. The RELPS do not pay for any insurance covering liability of the General Partners or any other indemnified person for acts or omissions for which indemnification is not permitted by the Partnership Agreements, although the General Partners may be named as additional insured parties on policies obtained for the benefit of the RELP if there is no additional cost to such RELP. As part of its assumption of liabilities in the Merger, the Trust will indemnify the General Partners and their Affiliates for periods prior to and following the Merger to the extent of the indemnity under the terms of the Partnership Agreements and applicable law.

                        MARKET PRICES AND DISTRIBUTIONS

THE MARKET PRICE OF THE SHARES

     The Shares are listed and traded on the NYSE under the symbol "IND." The following table sets forth for the periods indicated the high and low closing sales price of the Shares, and the cash distributions declared per Share for such fiscal quarter:


                    QUARTER ENDED                       HIGH      LOW      DISTRIBUTIONS
                    -------------                       ----      ---      -------------
September 30, 1997 (through September 11, 1997).......   $33/16   $27/8        $.00
June 30, 1997.........................................    31/8     23/8         .00
March 31, 1997........................................    23/4     21/4         .00
December 31, 1996.....................................    23/8     17/8         .00
September 30, 1996....................................    2        15/8         .00
June 30, 1996.........................................    17/8     13/8         .00
March 31, 1996........................................    21/4     13/8         .04
December 31, 1995.....................................    21/2     15/8         .04
September 30, 1995....................................    2        13/8         .00
June 30, 1995.........................................    15/8     11/8         .00
March 31, 1995........................................    11/2     11/4         .00



     As of September 11, 1997, the closing sale price per Share on the NYSE was $2.938. On such date, there were 23,289,867 outstanding Shares held by 1,680 shareholders of record.

DISTRIBUTIONS


     A distribution of $0.04 per share was declared on October 2, 1995, payable on October 23, 1995 to shareholders of record on October 11, 1995, and a distribution of $0.04 per share was declared on January 22, 1996, payable on February 13, 1996 to shareholders of record on February 2, 1996.


     On May 22, 1996, the Trust and certain of its affiliates entered into a settlement agreement with MLI to repay the Trust's 8.8% unsecured notes to MLI at a substantial discount in connection with the settlement of the Trust's litigation with MLI and Fidelity Management and Research Company and certain of its affiliates. The settlement agreement with MLI prohibited the Trust from making distributions to shareholders while the agreement was in place.

     In February 1997, Realco acquired the Trust's notes held by MLI and pursuant to the Renewal, Extension, Modification and Amendment Agreement dated as of February 26, 1997, by and between the Trust and Realco, the MLI notes were amended to incorporate various amendments. The prohibition on payment of distributions terminated upon the passing of certain proposals by the shareholders of the Trust at the Trust's annual meeting on June 30, 1997. As a result, except with respect to the limitations imposed by the Merger Agreement, the Trust is no longer contractually prohibited from making distributions to its shareholders.

     The Trust intends to evaluate future distributions on a quarterly basis.

MARKET PRICE OF UNITS

     The Units are not listed on any national securities exchange or quoted on Nasdaq, and there is no established public trading market for the Units. Secondary sales activity for the Units has been limited and sporadic. The General Partners monitor transfers of the Units (i) because the admission of the transferee as a substitute Limited Partner requires the consent of the General Partner under each Partnership Agreement; and (ii) in order to track compliance with safe harbor provisions to avoid treatment as a "publicly traded partnership" for tax purposes. It should be noted that some transactions may not be reflected on the records of the RELPS. The General Partners estimate, based solely upon the transfer records of the RELPS, that the number of Units transferred in sale transactions, (i.e., excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:

                                                              1997    1996    1995
                                                              ----    ----    ----
RELP I
  Quarter -- 1..............................................   47       5       1
  Quarter -- 2..............................................   37       2       1
  Quarter -- 3..............................................            0       2
  Quarter -- 4..............................................            6       2
                                                              ---     ---     ---
          TOTAL.............................................   84      13       6
                                                              ===     ===     ===
RELP II(1)
  Quarter -- 1..............................................    0       3       2
  Quarter -- 2..............................................    0       2       1
  Quarter -- 3..............................................    0       0       0
  Quarter -- 4..............................................    0       0       0
                                                              ---     ---     ---
          TOTAL.............................................    0       5       3
                                                              ===     ===     ===

                                                              1997    1996    1995
                                                              ----    ----    ----
RELP III
  Quarter -- 1..............................................   49       2       3
  Quarter -- 2..............................................  364      15       3
  Quarter -- 3..............................................           12       4
  Quarter -- 4..............................................           18       7
                                                              ---     ---     ---
          TOTAL.............................................  413      47      17
                                                              ===     ===     ===
RELP IV
  Quarter -- 1..............................................   20       1       2
  Quarter -- 2..............................................   27       3       0
  Quarter -- 3..............................................            6       1
  Quarter -- 4..............................................            2       3
                                                              ---     ---     ---
          TOTAL.............................................   47      12       6
                                                              ===     ===     ===

---------------


(1) RELP II's fiscal year is July 1 through June 30. Accordingly, the information is presented for the years ended June 30, 1995, 1996 and 1997.


PARTNERSHIP DISTRIBUTIONS

     The following table sets forth the distributions paid per Unit per RELP during the periods indicated below. Amounts paid in the indicated quarter were determined based upon RELP operations during the preceding quarter. The original cost per Unit was $500 for each of the RELPS. All distributions were made from cash flow from operations except as otherwise noted.


                                                              1997     1996     1995
                                                              -----    -----    -----
RELP I
  Quarter -- 1..............................................  $4.00    $3.00    $4.00
  Proceeds from liquidation of loan receivable..............           91.56
  Quarter -- 2..............................................   4.00     3.00     4.00
  Quarter -- 3..............................................            3.00     4.00
  Quarter -- 4..............................................            4.00     4.00
RELP II(1)
  Quarter -- 1..............................................   8.75     7.00     8.75
  Quarter -- 2..............................................   8.75     7.00     8.75
  Quarter -- 3..............................................   8.75     7.00     8.75
  Quarter -- 4..............................................   8.75     7.00     7.00
RELP III
  Quarter -- 1..............................................   2.00     3.75     3.75
  Quarter -- 2..............................................   2.00     2.00     3.75
  Quarter -- 3..............................................            2.00     3.75
  Quarter -- 4..............................................            2.00     3.75
RELP IV
  Quarter -- 1..............................................   2.00     3.75     3.75
  Quarter -- 2..............................................   2.00     2.00     3.75
  Quarter -- 3..............................................            2.00     3.75
  Quarter -- 4..............................................            2.00     3.75


---------------

(1) RELP II's fiscal year is July 1 through June 30. Accordingly, the information is presented for the years ended June 30, 1995, 1996 and 1997.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES


     The Trust's policies with respect to the following activities have been determined by the Trust Managers and may be amended or revised from time to time at the discretion of the Trust Managers without a vote of the shareholders if they determine in the future that such a change is in the best interest of the Trust and its shareholders. See "Risk Factors -- Changes in Policies."


INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE



     The Trust's primary business objective is to maximize shareholder value by maintaining long-term growth in cash available for distribution to its shareholders. The Trust intends to pursue this objective by continuing to focus on the acquisition of light industrial properties for long term capital gains. The Trust will also continue to consider possible acquisitions of compatible properties in bulk industrial, office and other commercial sectors. The Trust's policy is to acquire or to develop assets where the Trust believes that opportunities exist for acceptable investment returns. The Trust expects to pursue its investment objectives primarily through the direct ownership of properties. There is no limit on the amount or percentage of assets that will be invested in any specific property.



     While the Trust has emphasized equity real estate investments, it may, in its discretion, invest in real estate interests, including debt or equity securities of other REITs, consistent with its qualification as a REIT. While there is no requirement as to the types of REITs or other real estate entities in which the Trust may invest, it is currently anticipated that such entities would be engaged in the development and/or acquisition of industrial or commercial properties. The Trust has not previously invested in securities of other entities, including other REITs, and does not presently intend to make such investments.



     Subject to the percentage of ownership limitations and gross income tests necessary for qualification as a REIT (see "The Merger -- Material Federal Income Tax Consequences"), the Trust also may invest in securities of concerns engaged in real estate activities or securities of other issuers. The Trust may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). The Trust may in the future acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies. The Trust will not be limited as to the percentage of securities of any one issuer it may acquire. However, the Trust does not anticipate investing in issuers of securities (other than REITs and to acquire interests in real property) for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. Except for limitations arising under federal income tax law, there is no limit on the amount of the Trust's assets that may be invested in the securities of or interests in other entities. In any event, the Trust does not intend that its investments in securities will require the Trust to register as an "investment trust" under the Investment Trust Act of 1940, and the Trust intends to divest securities before any such registration would be required. The Trust does not intend to underwrite the securities of other issuers.


     The Trust may, but has no present intention to, make investments other than as previously described. At all times, the Trust intends to make investments in a manner consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the applicable law, the Trust Managers determine that it is no longer in the best interests of the Trust to qualify as a REIT. See "The Merger -- Material Federal Income Tax Consequences."


INVESTMENTS IN REAL ESTATE MORTGAGES



     While the Trust intends to emphasize equity real estate investments, it may, in its discretion, invest in mortgages or other real estate interests consistent with its qualification as a REIT. The Trust may also invest in participating or convertible mortgages if the Trust Managers conclude that the Trust and its shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participations. The mortgages in which the Trust may invest may be either first mortgages or junior mortgages and may or may not be insured by a governmental agency.

DISPOSITION

     Management will periodically review the assets comprising the Trust's portfolio. Except as described elsewhere in this Joint Proxy Statement/Prospectus, the Trust has no current intention to dispose of any of its properties or other properties acquired in the Merger unless the sale of properties is necessary or appropriate because of liquidity problems. The Trust reserves the right to dispose of any of the properties or any property that may be acquired in the future if the Trust Managers, based in part upon management's periodic reviews, determines that the disposition of such property is in the best interests of the Trust.

CONFLICT OF INTEREST POLICY

     Each of Messrs. Wolcott, Warner, Friedland and Simpson are prohibited from engaging in any real estate acquisitions, development or management activities, except on behalf of the Trust, during their employment with the Trust.

AFFILIATE TRANSACTION POLICY


     The Trust will not enter into any transactions, including, without limitation, loans, acquisitions or sales of property, joint ventures and partnerships, in which the Trust or a subsidiary is a party and in which any Trust Manager, officer, principal security holder or Affiliate has any direct or indirect pecuniary interest, unless such transaction is approved by a majority of the disinterested Trust Managers after full disclosure of such interests to the disinterested Trust Managers. In determining whether to approve the transaction, the Trust Managers will condition such approval on the transaction being fair and reasonable to the Trust and, to the extent deemed relevant by such Trust Managers, on terms no less favorable to the Trust than prevailing market terms and conditions for comparable transactions. Trust Managers who are also officers of the Trust will be considered to be disinterested for this purpose provided they have no direct or indirect pecuniary interest in the transaction.



OTHER ACTIVITIES


     The Trust has authority to issue additional Shares or other securities in exchange for property and other valid consideration, and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. The Trust has a dividend reinvestment program, and may from time to time repurchase Shares in the open market for the purposes of fulfilling its obligations under the program or may elect to issue additional Shares.


     During the past three years, the Trust has issued senior securities, primarily in the form of mortgage debt, and anticipates continuation of such activity in the future, as well as potentially borrowing money on an unsecured basis in the future. The Trust has not, and does not anticipate, making loans to other persons, investing in securities of others or underwriting securities of other issuers. Should acceptable terms be negotiated, the Trust may engage in future transactions to issue securities in exchange for properties.

                             BUSINESS OF THE TRUST

GENERAL

     The Trust was organized on September 26, 1985. On November 27, 1985, the Trust completed an initial public offering and commenced operations. The Trust's investment objective is to maximize the total return to its shareholders through the acquisition, leasing, management and disposition of industrial real estate properties.

     The Trust is currently engaged in the operation of developed industrial real estate properties and one retail real estate property. The industrial properties are leased for office, office-showroom, warehouse, distribution, research and development, and light assembly purposes. The retail property is leased to retail merchandise establishments, restaurants and a cinema. The Trust leases space in its properties to a variety of tenants. No single tenant accounts for more than 10% of the Trust's consolidated gross revenue for the six months ended June 30, 1997. On December 31, 1996, the Trust's portfolio consisted of 11 industrial properties located in California, Texas, Maryland and Wisconsin, and one retail property, Tamarac Square, located in Colorado. Rents and tenant reimbursements related to Tamarac Square were approximately 29%, 30% and 31% of the Trust's total revenues in 1996, 1995 and 1994, respectively.

     The Trust was initially advised by an outside advisor under an advisory agreement that provided for the payment of an annual advisory fee and reimbursements for certain expenses as well as transaction fees for asset acquisitions and dispositions. In June 1993, the Trust terminated its agreement with the advisor and converted to self-administration. The name of the Trust was changed to American Industrial Properties REIT and its ticker symbol on the NYSE was changed to "IND" to reflect the Trust's industrial property focus. In October 1993, shareholders voted to remove the finite life term of the Trust as contained in the original Declaration of Trust, thereby making the Trust a perpetual life entity.

     As part of its initial capitalization in 1985, the Trust issued $179,698,000 (face amount at maturity) of Zero Coupon Notes due 1997. As part of its effort to retire the outstanding notes, which were accruing interest at 12%, the Trust utilized net proceeds from property sales and issuance of certain unsecured notes payable to reduce the amount of outstanding notes to $19,491,000 (face amount at maturity) at December 31, 1993. On December 31, 1993, the Trust partially in-substance defeased $12,696,000 (face amount at maturity) of the outstanding notes with proceeds from disposal of short term investments. During the first half of 1994, the Trust purchased $239,000 (face amount at maturity) of notes and submitted the notes to the Trustee for cancellation. In November 1994, $3,669,000 (face amount at maturity) of the outstanding notes were partially in-substance defeased with the proceeds from a refinancing of certain of the Trust's properties. In December 1994, the Trust purchased the remaining non-defeased notes outstanding of approximately $2,887,000 (face amount at maturity) in the open market and submitted the notes to the Trustee for cancellation. As a result of the 1994 defeasance, the liens securing the notes on each of the Trust's properties were released.

     In connection with the retirement of certain notes, the Trust issued $53,234,000 in unsecured promissory notes in February 1992 to MLI. The terms of these unsecured notes included an 8.8% fixed rate of interest, semi-annual interest only payments commencing May 1993, the deferral of interest due prior to May 1993, full principal maturity on November 27, 1997 and a mandatory principal payment on or before November 27, 1993. On December 31, 1992, the Trust used $11,648,000 of the net sales proceeds from its 1992 sales of real estate to make a principal and interest payment on the 8.8% unsecured notes which included the mandatory principal payment due November 27, 1993.

     On May 1, 1995, the Trust filed a lawsuit against MLI alleging that MLI had engaged in acts of bad faith and conspiracy in an attempt to force the Trust to consent to the transfer of the MLI notes to a third party. Subsequent to the filing of this lawsuit, the Trust elected not to make a scheduled interest payment on the MLI notes and MLI declared the notes in default. An agreement to settle this lawsuit was entered into on May 22, 1996 whereby the Trust settled the litigation and obtained an option to repay the outstanding $45,239,000 in principal amount due on the MLI notes for $36,800,000. As a result of the settlement agreement and subsequent principal payments, the Trust recorded an extraordinary gain on extinguishment of debt of $5,810,000 for the year ended December 31, 1996.

     On February 26, 1997, Realco purchased these notes, with an outstanding principal balance of $9,419,213. The notes were then modified by Realco to, among other things, reduce the principal amount of these notes from $9,419,213 to $7,040,721, resulting in an extraordinary gain on extinguishment of debt (including certain accrued interest) to the Trust of $2,643,000. At the time the notes were modified, the Trust made a principal payment of $1,591,103, reducing the outstanding principal amount to $5,449,618. According to the modification terms, interest continues to accrue at 8.8%, payable monthly, and the maturity of the notes is extended from March 31, 1997 to December 31, 2000. In addition, Realco has the option to convert the principal amount of the notes into Shares at the conversion rate of $2.00 per Share (if converted prior to December 31, 1997) or $2.25 per share (if converted between December 31, 1997 and December 31, 2000).

     To further its business objectives and strategy, the Trust may sell certain properties and reinvest such proceeds in properties in targeted markets. In December 1993, the Trust purchased an industrial distribution property in Dallas, Texas. In February 1995, the Trust sold its industrial distribution property in Ft. Lauderdale, Florida and in August 1995, the Trust purchased an industrial distribution property in Arlington, Texas. In November 1996, December 1996 and March 1997, the Trust sold industrial distribution properties in Seattle, Washington and Minneapolis, Minnesota, respectively.

     The Trust has historically qualified as a REIT for federal income tax purposes and intends to maintain its REIT qualification in the future. In order to preserve its REIT status, the Trust must meet certain criteria with respect to assets, income, and shareholder ownership. In addition, the Trust is required to distribute at least 95% of taxable income (as defined) to its shareholders.

BUSINESS OBJECTIVES AND STRATEGY


     The Trust intends to pursue a growth strategy which will maximize the total return to its shareholders. In February 1997, the Trust engaged Prudential Securities as its exclusive financial advisor to provide consultation and advice on attracting debt and/or equity capital to implement this strategy. On June 20, 1997, the Trust entered into the MSAM Transaction to sell an aggregate of up to 8,163,265 Shares to MS Real Estate Special Situations, Inc. and certain clients of MSAM for $20 million. As of July 18, 1997, the Trust has sold an aggregate of 7,167,418 Shares pursuant to the MSAM Agreement for the aggregate consideration of $17,560,176. The Trust currently anticipates issuing the remaining 995,847 Shares pursuant to the MSAM Agreement prior to the end of fiscal 1997. On July 3, 1997, the Trust entered in to the LaSalle Transaction. Pursuant to the terms of the LaSalle Transaction, on July 10, 1997, the Trust issued an aggregate of 6,122,449 Shares for $15 million. Prudential Securities acted as the placement agent in connection with these transactions.



     The Trust intends to focus on the light industrial sector of the real estate market, believing that this sector is underserved and capable of providing significantly higher returns than other more competitive sectors. The Trust will also continue to consider possible acquisitions of compatible properties in bulk industrial, office and other commercial sectors. The Trust's growth strategy will focus on major markets in the South and Southwest regions of the United States, with the goal of achieving a significant presence in the industrial markets of targeted cities. In pursuing its growth strategy, the Trust intends to utilize research-driven investment analysis, disciplined buy/sell decisions and state-of-the-art operating systems.


     The Trust presently intends to raise debt and equity capital to fund its growth strategy through traditional mortgage debt transactions and private equity placements and/or public equity offerings.

GEOGRAPHIC ANALYSIS OF REVENUE

     The geographic breakdown of the Trust's rents and tenant reimbursements for each of the years ended December 31, 1996, 1995, and 1994 is as follows (in thousands):

                        MARKET                           1996       1995       1994
                        ------                          -------    -------    -------
Baltimore industrial..................................  $   541    $   577    $   583
Dallas industrial(1)..................................    2,863      2,575      2,259
Ft. Lauderdale industrial(2)..........................       --         71        384
Houston industrial....................................    1,461      1,387      1,197
Los Angeles industrial................................      908        922        936
Milwaukee industrial..................................      910        906        982
Minneapolis industrial(3).............................      805        824        721
Seattle industrial(4).................................      524        623        577
Denver retail.........................................    3,308      3,525      3,441
                                                        -------    -------    -------
Total rents and tenant reimbursements.................  $11,320    $11,410    $11,080
                                                        =======    =======    =======

---------------

(1) One property was purchased in August 1995.

(2) The Ft. Lauderdale property was sold in February 1995.

(3) One property was sold in December 1996.

(4) The Seattle property was sold in November 1996.

EMPLOYEES

     The Trust currently employs seven people on a full-time basis.


COMPETITION



     The Trust's properties are predominantly located in the South and Southwest. All of the Trust's properties are located in areas that include competing properties. The number of competitive properties in a particular area could have a material adverse effect on both the Trust's ability to lease space at any of its properties or at any newly developed or acquired properties and the rents charged. The Trust may be competing with owners, including, but not limited to, other REITs, insurance companies and pension funds that have greater resources than the Trust. There is no dominant competitor in any of the Trust's markets.


PROPERTIES


     The Trust currently owns 12 real estate properties consisting of 11 industrial developments and one enclosed specialty retail mall. Other than normal and ordinary tenant improvements related to the leasing of space, there is no program for significant renovation, improvement or development at any of the Trust's properties. The Trust sold one industrial property in each of February 1995, November 1996, December 1996 and March 1997. The Trust purchased an industrial property in August 1995. A description of the properties owned by the Trust as of June 30, 1997, as well as related leased occupancy and mortgage indebtedness, is presented below. Management of the Trust believes the Trust's properties are adequately covered by insurance.


  Baltimore Industrial


     Patapsco Industrial Center. Patapsco Industrial Center is a five-building, two phase industrial park located in Linthicum Heights, Maryland, a suburb of Baltimore. The project comprises approximately 95,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 93.7%. Patapsco Industrial Center is subject to a mortgage with a principal amount outstanding of $3,088,150 as of June 30, 1997 and a prepayment penalty based on a yield maintenance formula. Principal due at maturity in December 2003 will be $2,662,000.

  Dallas Industrial


     Beltline Business Center. Beltline Business Center consists of three industrial buildings located in Irving, Texas, a suburb of Dallas, that are 100% finished for office space and, together, comprise approximately 60,000 square feet of net rentable space. The Trust's corporate offices, comprising approximately 4,850 square feet of space, are located in this property. As of June 30, 1997, leased occupancy (including space utilized by the Trust) was 87.6%. Beltline Business Center is subject to a mortgage with a principal amount outstanding of $2,753,290 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $2,374,000.



     Gateway 5 and 6. Gateway 5 and 6 consists of two industrial buildings located in Irving, Texas comprising approximately 79,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 100%. Gateway 5 and 6 is subject to a mortgage with a principal amount outstanding of $2,827,703 as of June 30, 1997, which cannot be prepaid before December 1999 and has a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $2,438,000.



     Meridian Street Warehouse. The Meridian Street Warehouse, purchased in August 1995, is an industrial distribution property in Arlington, Texas comprising approximately 72,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 100%. The Meridian Street Warehouse is subject to a mortgage with a principal amount outstanding of $1,153,405 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $994,000.



     Northgate II. Northgate II consists of four industrial buildings located within a 21-building industrial park in Dallas, Texas. The project consists of approximately 236,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 98.2%. Northgate II is subject to a mortgage with a principal amount outstanding of $5,134,514 as of June 30, 1997, which cannot be prepaid before December 1999 and has a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $4,427,000.



     Northview Distribution Center. Northview Distribution Center consists of two industrial buildings located in Dallas, Texas. The project consists of approximately 175,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 100%. Northview Distribution Center is subject to a mortgage with a principal amount outstanding of $2,178,091 as of June 30, 1997 and a prepayment penalty currently at 5%. Principal due at maturity in December 2001 will be $2,003,000.


  Houston Industrial


     Plaza Southwest. Plaza Southwest consists of five industrial buildings in Houston, Texas comprising approximately 149,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 84.8%. Plaza Southwest is subject to a mortgage with a principal amount outstanding of $3,348,596 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $2,887,000.



     Commerce Park. Commerce Park consists of two industrial buildings in Houston, Texas comprising approximately 87,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 97.2%. Commerce Park is subject to a mortgage with a principal amount outstanding of $2,083,571 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $1,796,000.



     Westchase Park. Westchase Park consists of two industrial buildings in Houston, Texas comprising approximately 47,000 square feet of net rentable space. As of June 30, 1997, leased occupancy was 100%. Westchase Park is subject to a mortgage with a principal amount outstanding of $1,317,115 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $1,136,000.

  Los Angeles Industrial


     Huntington Drive Center. Huntington Drive Center consists of a two-story office building and an industrial building comprising approximately 62,000 square feet of net rentable space located in Monrovia, California, a suburb of Los Angeles. As of June 30, 1997, leased occupancy was 100%. Huntington Drive Center is subject to a mortgage with a principal amount outstanding of $4,539,208 as of June 30, 1997 and a prepayment penalty based upon a yield maintenance formula. Principal due at maturity in December 2003 will be $3,913,000.


  Milwaukee Industrial


     Northwest Business Park. Northwest Business Park consists of three industrial buildings comprising approximately 143,000 square feet of net rentable space located in Menomonee Falls, Wisconsin, a suburb of Milwaukee. As of June 30, 1997, leased occupancy was 90.2%. The Trust is currently soliciting offers for the sale of Northwest Business Park. If an acceptable offer is received, it is likely that the Trust will sell this property during 1997. Phase I of Northwest Business Park is subject to a mortgage with a principal amount outstanding of $1,264,922 as of June 30, 1997 and a prepayment penalty currently at 2%. Principal due at maturity in March 1999 will be $1,217,000. The Trust is currently considering the sale of Northwest Business Park for $5,900,000. There is no assurance that the buyer, who is currently conducting due diligence, will close this transaction.


  Denver Retail

     Tamarac Square. Tamarac Square, located in Denver, Colorado, consists of an enclosed specialty retail mall of approximately 139,000 net rentable square feet with an adjacent convenience center of approximately 33,000 net rentable square feet, two free-standing buildings of approximately 8,000 net rentable square feet each, a separate free-standing building of approximately 9,000 net rentable square feet and two ground leases comprising approximately 4.91 acres.


     The retail tenants provide goods and services, including clothing and accessories, eyecare, eating establishments and a movie theatre. The movie theatre is the only tenant occupying in excess of 10% of the net rentable square footage. This lease currently specifies rent of $5.70 per square foot plus a percentage of receipts and expires on December 31, 2001, subject to three five-year renewals.



     Based upon the year ended December 31, 1996, revenue from Tamarac Square was $3,308,000 or approximately 29% of the Trust's total revenue. Additional information pertaining to the Trust's Tamarac Square property is as follows, assuming none of the tenants exercise renewal options:



                                                                     ANNUALIZED 1997
                                           NET LEASABLE AREA        BASE RENTAL INCOME
          LEASE             NUMBER OF    ---------------------    ----------------------
        EXPIRATION           LEASES      APPROX.    PERCENTAGE    PERCENTAGE    AVG. PER      ANNUAL
           YEAR             EXPIRING     SQ. FT.     OF TOTAL      OF TOTAL     SQ. FT.        RENT
        ----------          ---------    -------    ----------    ----------    --------    ----------
1997......................      4          5,272        2.7%          3.2%       $12.86     $   67,785
1998......................      7         17,873        9.1%         10.3%        12.26        219,038
1999......................      7         12,773        6.5%          8.5%        14.07        179,700
2000......................     13         27,649       14.1%         18.1%        13.84        382,563
2001......................      8         37,738       19.2%         15.8%         8.87        334,565
2002......................      5         16,845        8.6%         11.2%        14.12        237,891
2003......................      2         19,894       10.1%         14.6%        15.55        309,446
2004......................      3          9,823        5.0%          7.8%        16.70        164,078
2005......................      4         10,700        5.4%          8.2%        16.29        174,294
2006......................      1          3,150        1.6%          2.3%        15.50         48,813
                               --        -------       ----         -----        ------     ----------
          Total...........     54        161,717       82.3%        100.0%       $13.10     $2,118,173
                               ==        =======       ====         =====        ======     ==========

     The following table provides Tamarac Square property occupancy as well as the average annual rental and tenant reimbursement per square foot rates since 1992:



                       AVERAGE
                    ANNUAL RENTAL
YEAR   OCCUPANCY   PER SQUARE FOOT
----   ---------   ---------------
1992     92.2%         $15.91
1993     89.5%         $16.20
1994     91.5%         $17.52
1995     87.8%         $17.94
1996     85.4%         $16.84



     Depreciation of buildings and major improvements is calculated on a 40-year straight-line basis. Tenant improvements are depreciated on a 10-year straight-line basis. Based on a current tax rate of $2.34 per $100 of assessed value, 1997 real estate property taxes are estimated at approximately $415,000. Insurance coverage includes liability, fire, rental and umbrella protection and, in the opinion of management, is considered adequate.



     During 1993, the Trust completed a $2 million renovation of Tamarac Square. As of June 30, 1997, leased occupancy was 84.0%. Tamarac Square is subject to a mortgage with a principal amount outstanding of $11,858,496 as of June 30, 1997 and a prepayment penalty currently at 5%. Principal due at maturity in December 2001 will be $10,907,000. The Trust has been notified of the existence of limited underground petroleum based contamination at a portion of Tamarac Square. The source of the contamination is apparently related to underground storage tanks ("USTs") located on adjacent property. The owner of the adjacent property has agreed to remediate the property to comply with state standards, and has indemnified the Trust against costs related to its sampling activity. The responsible party for the adjacent USTs has submitted a corrective Action Plan to the Colorado Department of Public Health and Environment. Implementation of the plan is ongoing. The responsible party is negotiating to obtain access agreements from impacted landowners, including the Trust.


PORTFOLIO SUMMARY

                                                                                 JUNE 30, 1997
                                                                                  AVG. MONTHLY
                                                             JUNE 30, 1997        RENTAL RATES
                              NET LEASABLE    YEAR PLACED       AVG. %              PER NET
   PROPERTY AND LOCATION      SQUARE FEET     IN SERVICE       OCCUPANCY      LEASABLE SQUARE FEET
   ---------------------      ------------    -----------    -------------    --------------------
Northwest, Milwaukee, WI....     143,120        1983-86           88.4%              $0.42
Tamarac, Denver, CO.........     196,453        1976-79           85.4                0.87
Northview, Dallas, TX.......     174,793           1980          100.0                0.25
Beltline, Irving, TX........      59,656           1984           90.5                0.46
Gateway, Irving, TX.........      78,786        1984-85          100.0                0.48
Meridian, Arlington, TX.....      72,072           1981          100.0                0.00
Northgate, Dallas, TX.......     235,827        1982-83           99.1                0.26
Commerce Park, Houston, TX..      87,279           1984           97.2                0.43
Plaza Southwest, Houston,
  TX........................     149,680        1970-74           85.9                0.31
Westchase, Houston, TX......      47,630           1983          100.0                0.45
Huntington, Los Angeles.....      62,218        1984-85          100.0                1.38
Patapsco, Baltimore, MD.....      95,151        1980-84           89.9                0.52
                               ---------
          Total.............   1,402,665
                               =========

LEASE EXPIRATION

     The following table shows lease expirations for the next 10 years for the Trust's properties assuming that none of the tenants exercise renewal options:


                                                                ANNUALIZED 1997
                                      NET LEASABLE AREA       BASE RENTAL INCOME
        LEASE           NUMBER OF   ----------------------   ---------------------
      EXPIRATION         LEASES      APPROX.    PERCENTAGE   PERCENTAGE   AVG. PER     ANNUAL
         YEAR           EXPIRING     SQ. FT.     OF TOTAL     OF TOTAL    SQ. FT.       RENT
      ----------        ---------   ---------   ----------   ----------   --------   ----------
1998..................      41        276,956      19.7%        25.2%      $ 6.53    $1,809,179
1999..................      47        325,618      23.2         19.4         4.27     1,390,620
2000..................      44        214,006      15.3         21.4         7.17     1,534,265
2001..................      20        172,104      12.3         14.6         6.09     1,048,826
2002..................      10         84,259       6.0          6.9         5.89       496,444
2003..................       2         19,894       1.4          4.3        15.55       309,446
2004..................       5         88,485       6.3          5.1         4.14       366,602
2005..................       4         10,700       0.8          2.4        16.29       174,294
2006..................       1          3,150       0.2          0.7        15.50        48,813
2007..................      --             --       0.0          0.0           --            --
                           ---      ---------      ----        -----       ------    ----------
          Total.......     174      1,195,172      85.2%       100.0%      $ 6.01    $7,178,489
                           ===      =========      ====        =====       ======    ==========


MORTGAGE INDEBTEDNESS

                        PRINCIPAL     AMORTIZATION                                      ANNUAL DEBT
      PROPERTY           BALANCE        SCHEDULE      INTEREST RATE    MATURITY DATE      SERVICE
      --------         -----------    ------------    -------------    -------------    -----------
Northwest............  $ 1,264,922      30 years          11.00%          Mar-99        $  165,732
Tamarac..............   11,858,496      25 years           8.40           Dec-01         1,174,764
Northview............    2,178,091      25 years           8.40           Dec-01           215,772
Beltline.............    2,753,290      22 years           8.61           Dec-03           281,580
Gateway..............    2,827,703      22 years           8.61           Dec-03           289,188
Meridian.............    1,153,405      22 years           8.61           Dec-03           117,960
Northgate............    5,134,514      22 years           8.61           Dec-03           525,096
Commerce Park........    2,083,571      22 years           8.61           Dec-03           213,084
Plaza Southwest......    3,348,596      22 years           8.61           Dec-03           342,456
Westchase............    1,317,115      22 years           8.61           Dec-03           134,700
Huntington...........    4,539,208      22 years           8.61           Dec-03           464,220
Patapsco.............    3,088,150      22 years           8.61           Dec-03           315,816
                       -----------                        -----                         ----------
          Total......  $41,547,061                         8.61%                        $4,240,368
                       ===========                        =====                         ==========

LEGAL PROCEEDINGS


     On August 20, 1997, the Lawsuit, which was filed in the Superior Court of the State of Arizona, was served upon Realco, the General Partners, certain other affiliated entities and the individual members of the boards of directors of each of the General Partners. The Trust was also named as a defendant. The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the transactions contemplated by the Merger Agreement. The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants in the Lawsuit believe that the plaintiffs' claims are without merit and intend to defend vigorously against the Lawsuit. However, no assurance can be given that the plaintiffs in the Lawsuit will not be successful. If such plaintiffs were to succeed in the Lawsuit prior to the Effective Time, a condition to the obligations of the Trust and the RELPS to consummate the Merger would not be satisfied, which would entitle the General Partner of any RELP or the Trust Managers to terminate the Merger Agreement and abandon the Merger. See "The Merger -- Extensions, Waiver and Amendment; Termination." If such plaintiffs were to succeed in the Lawsuit after the Effective Time, it could have a material adverse effect on the Trust.

                             BUSINESS OF THE RELPS

RELP I

  General

     RELP I was formed in August 1984 under the California Revised Limited Partnership Act. RELP I has two primary business purposes: (i) to purchase qualified income producing real properties; and (ii) to make participating first mortgage loans on qualified income producing properties. To the extent possible
(i) all acquisitions of real property will be made for cash (no acquisition indebtedness will be incurred); and (ii) participating first mortgage loans will earn fixed interest and will contain participation rights in the underlying property's cash flow and net proceeds of sale or refinancing and other items, or both.

     In 1985, RELP I sold $27,305,000 of Units (54,610 Units at $500 per Unit). Limited Partners are not required to make any additional capital contributions. Proceeds of the offering were used to acquire Volusia Point Shopping Center in 1985. In 1986, RELP I acquired one property (the Systech building) and funded one first mortgage loan, which was paid in full in January 1996. Remaining offering proceeds were used to repay the mortgage indebtedness on the Systech building upon its maturity in 1988.

  Properties

     Volusia Point Shopping Center. The Volusia Point Shopping Center, located in Daytona Beach, Florida, is a shopping center containing 76,579 gross rentable square feet situated on approximately nine acres of land. As of June 30, 1997, the property was 92% leased and average monthly cash rental was approximately $61,000. There are lease expirations totaling approximately 3% of total square footage in 1997 which are subject to market risk. There is no debt on the property and RELP I owns the property in fee-simple. Occupancy at Volusia Point increased throughout 1996 to 92% at year end, compared to approximately 95% in the surrounding retail market.


     The Systech Building. The Systech building, located in San Diego, California, is an office building containing 54,094 gross rentable square feet situated on approximately two acres of land. As of June 30, 1997, the property was 100% leased and average monthly cash rental was approximately $51,000. There are no lease expirations in 1997. There is no debt on the property. The building was vacated in August 1993 upon the lease expiration of the prior single tenant, and remained vacant throughout 1994 during building renovations and improvements and re-tenanting efforts. A lease for approximately 79% of the building commenced in March 1995 with Systech Computer Corporation; the lease provided for an increase in occupancy to 98% in March 1996. After a change in their business requirements, the lease with Systech Computer Corporation was amended in July 1996 to allow for scheduled decreases in occupied square footage. At the same time, a 42-month lease was executed with Integrated Systems, Inc. ("ISI"). ISI is scheduled to occupy additional space as Systech Computer Corporation downsizes throughout the remainder of their lease term which expires in February 2000. As a result of the above leasing activity, the Systech building was 100% leased as of June 30, 1997. During the years ended December 31, 1996 and 1995, RELP I recorded rental income of approximately $493,000 and $414,000, respectively, from a major tenant in the computer industry. This income represented approximately 35% and 37% of total rental income of RELP I for 1996 and 1995, respectively. Due to the configuration of the Systech building, it competes in both the office and research and development ("R&D") markets of the Sorrento Valley submarket of San Diego.


  Employees and General Partner

     RELP I has no employees; it has, however, entered into an Advisory Agreement with Realco. Realco is responsible for managing the day-to-day operations of RELP I. The General Partner of RELP I is USAA Investors I, Inc, a Texas corporation and a subsidiary of Realco. USAA Investors I, Inc. has the general responsibility for management of RELP I's business and oversees the activities of Realco.

  Market for RELP I Units and Distributions

     There is no established public trading market for RELP I Units, and it is not anticipated that a public market will develop. Upon request, Real Estate Limited Partnership Investor Services ("Investor Services"), a department of Realco, may assist a Limited Partner desiring to transfer his Units. The purchase price for the Units upon resale and all other terms of a resale transaction are subject to negotiations between the buyer and the seller.

     As of June 30, 1997, there were 6,330 Limited Partners of RELP I, owning an aggregate of 54,610 Units.

     During the year ended December 31, 1996, quarterly distributions totaling $709,930 and $7,171 were distributed to the Limited Partners and the General Partner, respectively, for a total of $717,101 in cash distributions. In addition, a special distribution of approximately $4,999,986 was made in March 1996 to Limited Partners after the payoff of the mortgage loan. The return of capital portion of the total 1996 distributions was $5,357,405 and $3,610 for the Limited Partners and General Partner, respectively.

     During the year ended December 31, 1995, quarterly distributions totaling $873,760 and $8,826 were distributed to the Limited Partners and the General Partner, respectively, for a total of $882,586 in cash distributions. The return of capital portion of 1995 distributions was $232,975 and $2,354 for the Limited Partners and General Partner, respectively.

  Portfolio Summary


                                                                                      JUNE 30, 1997
                                                                                      AVG. MONTHLY
                                                                                      RENTAL RATES
                                                                      JUNE 30, 1997      PER NET
                                         NET LEASABLE   YEAR PLACED      AVG. %         LEASABLE
         PROPERTY AND LOCATION           SQUARE FEET    IN SERVICE      OCCUPANCY      SQUARE FEET
         ---------------------           ------------   -----------   -------------   -------------
Volusia Point Shopping Center; Daytona
  Beach, Fla...........................     76,579         1984           92.42%          $0.80
Systech Building San Diego, CA.........     54,094         1982          100.00            0.94
                                           -------
          Total........................    130,673
                                           =======


  Lease Expirations

     The following table shows lease expirations for the next 10 years for RELP I's properties assuming that none of the tenants exercise renewal options:


                                                                          ANNUALIZED 1997
                                                NET LEASABLE AREA        BASE RENTAL INCOME
            LEASE                NUMBER OF    ---------------------    ----------------------
         EXPIRATION               LEASES      APPROX.    PERCENTAGE    PERCENTAGE    AVG. PER
            YEAR                 EXPIRING     SQ. FT.     OF TOTAL      OF TOTAL     SQ. FT.
         ----------              ---------    -------    ----------    ----------    --------
1998.........................        5          8,692       6.65%         21.94%      $11.87
1999.........................        6         15,867      12.14          22.72        12.29
2000.........................        6         76,814      58.78          24.52        13.26
2001.........................        1            N/A*      0.00           0.00         0.00
2002.........................        0           0.00       0.00           0.00         0.00
2003.........................        0           0.00       0.00           0.00         0.00
2004.........................        2          6,880       5.20          30.82        16.67
2005.........................        0           0.00       0.00           0.00         0.00
2006.........................        0           0.00       0.00           0.00         0.00
2007.........................        0           0.00       0.00           0.00         0.00
                                    --        -------      -----         ------
          Total..............       20        108,253      82.77%        100.00%      $13.22
                                    ==        =======      =====         ======       ======


---------------

* Roof top lease with Pacific Bell Mobile Services; rent not included in annualized 1997 base rental income as there is no square footage applicable to this lease.

RELP II

  General

     RELP II was formed in August 1987 under the Texas Revised Limited Partnership Act. RELP II has three principal business objectives: (i) preserve and protect RELP II's capital; (ii) provide the Limited Partners with quarterly distributions of net cash from operations; and (iii) obtain long-term appreciation in the value of the properties. RELP II was formed to invest in a diversified portfolio of income-producing multi-family residential and commercial properties and/or make one or more participating first mortgage loans. Pursuant to the agreement of RELP II, to the extent possible all acquisitions of real property are made for cash and all participating first mortgage loans earn fixed interest and contain participation rights in the underlying property's cash flow and net proceeds of sale or refinancing and other items, or both.

     From the commencement of the offering of Units on February 11, 1988 through the termination of the offering on January 30, 1989, RELP II sold $13,570,500 of Units (27,141 Units at $500 per Unit). Proceeds of the offering were used to acquire the Continental Plastic Containers Buildings on April 21, 1989.


     RELP II also invested in Combined Capital Resources Joint Venture, the owner of a participating first mortgage loan secured by Sequoia Plaza I. This joint venture's investment in the mortgage loan was converted to ownership of the underlying property in August 1991 through foreclosure on the mortgage loan. Sequoia Plaza I has not been offered for sale. However, the property was externally appraised as of January 1, 1997 at a total value of $29.7 million. RELP II has a 7.275% interest in this joint venture. This joint venture interest will not be included in the Merger and, therefore; was not considered in determining the exchange ratio. This joint venture interest will be purchased by Realco or an Affiliate of Realco for $2.25 million if the Merger is approved by the Limited Partners of RELP II. The book value of RELP II's interest in this joint venture was approximately $2,139,000 as of June 30, 1997. The sale of this interest to Realco or an Affiliate of Realco at $2.25 million will result in a gain of approximately $100,000. The proceeds from the sale of this joint venture interest will be paid 1% ($22,500) to the General Partner and 99% ($2,227,500) to the Limited Partners.



     RELP II purchased its final property, CST Office Products Building (formerly the Bowater Communication Papers Building), on July 24, 1989.


  Properties

     RELP II owns two single-tenant industrial complexes. The lease agreements between RELP II and these tenants (a manufacturer in the packaging industry and a manufacturer of business forms) are absolute triple net lease arrangements whereby the lessee is required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property.


     Continental Plastic Containers Buildings. The Continental Plastic Containers Buildings (the "Continental Buildings") comprise a manufacturing and distribution facility containing 208,290 net rentable square feet situated on approximately 9.37 acres. As of June 30, 1997 the property was 100% leased and average monthly cash rental was approximately $62,000 per net rentable square foot. RELP II owns the property in fee-simple. These buildings are 100% leased under a triple net lease to Continental Plastic Containers, Inc., a wholly-owned subsidiary of Plastic Containers, Inc. which manufactures materials and containers used in the packaging industry. The tenant provided approximately $856,263 of annual rental income to RELP II for the fiscal year ended 1997, $677,739 for fiscal year 1996, and $593,829 for fiscal year 1995, which represented approximately 61% of total RELP II rental income for 1997, 56% for 1996 and 53% for 1995.


     In March 1995, RELP II completed negotiations with Continental Plastic Containers, Inc. to expand the facilities under lease and to extend the term of the triple net lease at the Continental Buildings. The original lease expiration was extended from April 1998 to February 2011. RELP II funded approximately $1.7 million to provide 45,200 square feet of additional leasable area. The building expansion was completed and the tenant occupied the building in March 1996. RELP II utilized existing working capital and cash available due to decreased distributions to partners to fund the construction. Distributions were reduced to $7.00 per Unit for the quarter ended March 31, 1995, in order to avoid borrowing to fund the construction of the addition and maintain working capital at an adequate level for operations.


     CST Office Products Building (formerly Bowater). This building is a 111,720 square foot industrial warehouse building in Lakeland, Florida and is 100% leased under a triple net lease to CST Office Products, Inc., which expires in 1999. As of June 30, 1997, the average monthly cash rental was approximately $37,000. RELP II owns the property in fee-simple. CST Office Products, Inc. is a manufacturer of continuous computer stock forms, including word processing forms. Under terms of the lease with CST Office Products, the lease rate on the RELP II property will increase each year by the rate of the Consumer Price Index, up to a maximum of 5.5% per year, through the lease expiration in 1999. The tenant provided approximately $547,220 of annual rental income to RELP II for fiscal year 1997, $532,581 for fiscal year 1996 and $536,194 for fiscal year 1995 which represented approximately 39% of total RELP II rental income for fiscal 1997, 44% for 1996 and 47% for 1995. Leasing efforts will begin to pursue renewal of this lease.



     The performance of the Trust's due diligence of the property revealed the presence of naturally occurring metals in groundwater near a former septic system on the property, but at concentrations which exceeded regulatory thresholds and expected naturally occurring concentrations. The Trust is undertaking additional investigation to confirm the existence and concentration of the substances detected at the property and, if confirmed, to better determine whether the former septic system is the source of these impacts. The Trust may face obligations to further investigate and remediate these impacts after the Merger, which obligations could have a material adverse effect on the Trust.


  Employees and General Partner

     RELP II has no employees. The General Partner of RELP II is USAA Investors II, Inc., a Texas corporation. USAA Investors II, Inc. maintains general responsibility for management of RELP II's business.

  Market for RELP II Units and Distributions

     There is no established public market for the RELP II Units and it is not anticipated that a public market will develop. Upon request, Investor Services may assist an investor desiring to transfer his Units. The limited market for the Units could affect the value of the Units. The purchase price for the Units upon resale and any other terms of a resale transaction will be subject to negotiation between the buyer and the seller. As of June 30, 1997, there were 1,675 Limited Partners of RELP II owning an aggregate of 27,141 Units.


     During the fiscal year ended June 30, 1997, quarterly distributions totaling $949,936 and $105,549 were distributed to the Limited Partners and General Partner, respectively, for a total of $1,055,485 in cash distributions. The return of capital portion of 1997 distributions was $32,364 and $3,597 for the Limited Partners and General Partner, respectively. During the fiscal year ended June 30, 1996, quarterly distributions totaling $759,948 and $84,438 were distributed to the Limited Partners and General Partner, respectively, for a total of $844,386 in cash distributions. During the fiscal year ended June 30, 1995, quarterly distributions totaling $902,438 and $100,271 were distributed to the Limited Partners and General Partner, respectively, for a total of $1,002,709 in cash distributions. The return of capital portion of 1995 distributions was $118,037 and $13,115 for the Limited Partners and General Partner, respectively.

  Portfolio Summary


                                                                                   JUNE 30, 1997
                                                                                   AVG. MONTHLY
                                                                                   RENTAL RATES
                                                                   JUNE 30, 1997      PER NET
                                      NET LEASABLE   YEAR PLACED      AVG. %         LEASABLE
       PROPERTY AND LOCATION          SQUARE FEET    IN SERVICE      OCCUPANCY      SQUARE FEET
       ---------------------          ------------   -----------   -------------   -------------
Continental Plastic Containers
  Buildings                                          1963, 1969,
  Elk Grove Village, Ill............    208,290         1996            100%           $0.30
CST Office Products Building
  Lakeland, Fla.....................    111,720         1989            100             0.33
                                        -------
          Total.....................    320,010
                                        =======


  Lease Expirations

     The following table shows lease expirations for the next 10 years for RELP II's properties assuming that none of the tenants exercise renewal options:


                                                                              ANNUALIZED 1997
                                                     NET LEASABLE AREA      BASE RENTAL INCOME
                                                    --------------------   ---------------------
                                     NUMBER OF      APPROX.   PERCENTAGE   PERCENTAGE   AVG. PER
     LEASE EXPIRATION YEAR        LEASES EXPIRING   SQ. FT.    OF TOTAL     OF TOTAL    SQ. FT.
     ---------------------        ---------------   -------   ----------   ----------   --------
1998............................         0               --        --          --        $  --
1999............................         1          111,720     34.91%        100%        4.02
2000............................         0               --        --          --           --
2001............................         0               --        --          --           --
2002............................         0               --        --          --           --
2003............................         0               --        --          --           --
2004............................         0               --        --          --           --
2005............................         0               --        --          --           --
2006............................         0               --        --          --           --
2007............................         0               --        --          --           --
                                        --          -------     -----         ---
          Total.................         1          111,720     34.91%        100%       $4.02
                                        ==          =======     =====         ===        =====


RELP III

  General

     RELP III was formed in February 1985 under the Uniform Limited Partnership Act of the State of Delaware to invest in a diversified portfolio of income-producing real properties such as shopping centers, office buildings, apartments, industrial buildings and other similar income- producing real property. RELP III has four principal business objectives: (i) to provide the limited partners with cash distributions which will not constitute taxable income by reason of partnership tax deductions and possibly tax losses which may be used to offset other taxable income; (ii) to preserve and protect the Limited Partners' capital and related buying power; (iii) to obtain long-term appreciation in the value of the properties; and (iv) to provide a build-up of equity through the reduction of mortgage loans on the properties.

     In 1985, RELP III sold $55,774,500 in Units (111,549 Units at $500 per
Unit). Proceeds from the offering were used to acquire the following properties in fiscal year 1986: Curlew Crossing (formerly Courtyard Shoppes) Shopping Center, Manhattan Towers (formerly Parkview Plaza Office Buildings) and the Skygate Commons (formerly Ramada World Headquarters Office Buildings). These properties comprise the complete portfolio of RELP III.

  Properties


     Curlew Crossing Shopping Center. Curlew Crossing Shopping Center is located in Clearwater, Florida in northern Pinellas County on North U.S. Highway 19. The shopping center contains approximately 207,090 net rentable square feet, situated on 22.32 acres including the ground under lease to Home Depot. At June 30, 1997, the property was 92% occupied and average monthly cash rental was approximately $78,000. RELP III owns the property in fee-simple. The $11,000,000 mortgage on Curlew Crossing matured on March 31, 1996. The lender, which is Realco, renewed the loan for a period of two years at an annual interest rate of 8.25% to reflect market rates at the time of maturity. This rate is a decrease from the 10.25% paid in March 1996 which was based on the lesser of 12% or prime rate plus two percent. Interest is payable monthly with the principal due March 31, 1998.


     In April 1996, RELP III received $220,400 as a result of land condemned at Curlew Crossing by the Florida Department of Transportation ("FDOT"). This represented a good faith estimate of the value of the land actually taken. The land was condemned in connection with the widening of Curlew Road. During 1996, the tenant of two out parcels, containing approximately 15,700 square feet, claimed the right to terminate its respective leases based upon the FDOT taking. RELP III has initiated legal action against the defaulted tenant and is currently seeking a summary declaration by the court regarding the continuing nature of the leases as well as recovery of the rent and other sums due under the leases. Following the adjudication of this tenant related action, a final determination will be made regarding the total damages due from the FDOT to RELP III as a result of the condemnation. Resolution of both the tenant action and condemnation proceeding are anticipated by the third quarter of 1997.


     Curlew Crossing is not included in the Merger and therefore, was not considered in determining the Exchange Ratio. The property was not included in the Merger because the Trust and the General Partner could not come to terms on the value of the property. The property had some existing litigation and a lease which could be affected by the impact of a projected road expansion on the accessibility to the property. Curlew Crossing will be purchased by Realco or an Affiliate of Realco for $11,200,000 if the Merger is approved by the Limited Partners of RELP III. Realco has an $11,000,000 loan secured by the property. Curlew Crossing has been offered for sale and one offer of $9,124,000 has been received. The purchaser declined a counter-offer of $10.5 million, and the sale was not completed.



     Curlew Crossing had a net book value of $7,445,900 as of June 30, 1997. The sale of Curlew Crossing to Realco will result in a gain of $200,000. It is anticipated that any cash remaining after payment of all liabilities will be distributed to all Partners prior to consummation of the Merger.



     Manhattan Towers. The Manhattan Towers are located in the City of Manhattan Beach, California, a suburb of Los Angeles. The property consists of two office buildings containing, in the aggregate, 301,457 net rentable square feet, situated on approximately 5.13 acres of land. At June 30, 1997, the property was 98% leased and average monthly cash rental for the six months ended June 30, 1997 was approximately $145,000. The mortgage payable on this property is $15,000,000. RELP III owns the property in fee-simple. The two buildings on the site were triple net leased to Hughes Aircraft Company, a wholly-owned subsidiary of General Motors, through August 1996. Control of the daily operations at the property were assumed by RELP III upon expiration of the Hughes lease. As part of the marketing campaign to re-lease the property, the name of the property was changed from Parkview Plaza to Manhattan Towers. Along with this name change, the property will undergo repairs and renovations to the lobby area, corridors and parking lot, as well as exterior landscaping and signage. The cost of these renovations is estimated to be $1.4 million to be funded from the working capital reserve of RELP III. In addition, subterranean water damage was discovered in the parking garage. Engineers and other consultants were hired to assess the damage and determine the appropriate remediation. The cost of the repairs to the parking garage is estimated to be $1.1 million to be funded from the working capital reserve of RELP III. Manhattan Towers will experience a significant decrease in cash flow in 1997 as a result of the expiration of the Hughes lease and the cash requirement for tenant improvements and lease commissions needed to re-lease the property. Current rental rates in the market surrounding the property are lower than the rate that was paid by Hughes. Hughes provided approximately $4,869,000 of annual rental income to RELP III during 1996, approximately $6,679,000 during 1995 and approximately $6,241,000 during

1994 which represents approximately 62% of total RELP III rental income for 1996, 69% for 1995 and 67% for 1994.

     Since the expiration of the Hughes lease in August 1996, significant leasing activity has occurred. Hughes Aircraft Company negotiated a one-year lease for 79,647 square feet at an annual rental rate of $12 gross per square foot with an expiration date of August 31, 1997. The previous annual rental rate was at approximately $22.64 net per square foot for the entire 301,457 square feet of net leasable area. Other leases signed have terms from three to five years at an annual rental rate of $13.80 per square foot. One of the five year leases provided for an allowance for tenant improvements at $6.00 per square foot for a total of $74,274 to be paid out of the working capital reserve of RELP III.

     A sixty-two month lease was signed during the fourth quarter of 1996 for 11,553 square feet. This lease commenced February 1, 1997 and ends March 31, 2002. The lease provides for an annual rental rate of $19.20 per square foot. An allowance for tenant improvements was provided for a total of approximately $404,000 to be paid from the working capital reserve of RELP III.


     As of December 31, 1996, these leases at Manhattan Towers total 145,796 of the 301,457 square feet, or 48% of the total leasable area of property. Rental rates for these new leases are lower than the previous rate charged to Hughes, reflecting the current market conditions in the area surrounding the property. One of the two buildings at this property remains vacant. Several prospects have expressed interest in leasing the vacant building.



                                                                         ANNUALIZED 1997 BASE
                                                   NET LEASABLE AREA         RENTAL INCOME
                LEASE                  NUMBER     --------------------   ---------------------
             EXPIRATION               OF LEASES   APPROX.   PERCENTAGE   PERCENTAGE   AVG. PER    ANNUAL
                YEAR                  EXPIRING    SQ. FT.    OF TOTAL     OF TOTAL    SQ. FT.      RENT
             ----------               ---------   -------   ----------   ----------   --------   --------
  1998...............................     0
  1999...............................     2       40,699       9.16%       19.77%      $13.80    $561,646
  2000...............................     0
  2001...............................     1       12,379       2.79%        6.01%       13.80     170,830
  2002...............................     1       11,553       2.60%        7.81%       19.20     221,818
  2003...............................     0
  2004...............................     0
  2005...............................     0
  2006...............................     0
  2007...............................     0
                                          -       ------      -----        ------      ------    --------
          Total......................     4       64,631      15.00%       33.58%      $14.77    $954,294
                                          =
                                                  ======      =====        ======      ======    ========



Total Portfolio Net Leasable Area     444,153



     The following table provides Manhattan Towers property occupancy as well as the average annual rental and tenant reimbursement per square foot rates since 1992:



                                                                    AVERAGE ANNUAL
                                                                      RENTAL PER
YEAR                                                   OCCUPANCY     SQUARE FOOT
----                                                   ---------    --------------
1992..................................................   100%           $22.64
1993..................................................   100%           $22.64
1994..................................................   100%           $22.64
1995..................................................   100%           $22.64
1996..................................................    48%           $16.80



     Depreciation is based on a 30 year life, straight-line method for buildings and five year life straight-line method for personal property. Tenant improvements are amortized over the life of the related lease using the straight-line method. Based on a tax rate of 1.139%, 1997 real estate property taxes are estimated at approximately $265,000. Insurance coverage includes general liability, umbrella, fire, pollution, flood and earthquake and, in the opinion of management, is considered adequate.


     The Manhattan Towers mortgage loan matured on August 31, 1996. The lender, Las Colinas Management Company, an affiliate of the General Partner of RELP III, renewed the loan for a period of two years at an annual interest rate of 9.57% to reflect market rates at the time of maturity. The loan was converted to monthly interest only payments with the principal of $15,000,000 due September 30, 1998.


     Skygate Commons. The Skygate Commons Buildings are located in Phoenix, Arizona. This property is an office complex which is comprised of three office buildings containing, in the aggregate, 142,696 net rentable square feet, situated on approximately 7.4 acres of land. At June 30, 1997, the property was 89% leased and average monthly cash rental was approximately $133,000. There is no debt on this property. RELP III owns the property in fee-simple. At June 30, 1997, 70% of the property, the ten-story building, was leased to Hospitality Franchise Systems, Inc. ("HFS"). Substantial completion of tenant improvements for HFS occurred October 31, 1996. RELP III funded approximately $1.2 million related to its commitment for improvements from the working capital reserve of RELP III. During the tenant improvement phase, the base rent due from HFS was at a reduced rate and HFS was responsible for all operating expenses of the property. Upon substantial completion of the improvements, the rental rate increased to approximately $14.61 per square foot annually and HFS will pay its proportionate share of operating expenses which exceed $7.00 per square foot annually. HFS paid approximately $1,644,000 of rental income to RELP III during 1996 and approximately $1,246,000 during 1995, which represents approximately 21% of total RELP III rental income for 1996 and 13% for 1995.



     During the fourth quarter of 1996, a small parcel of land adjacent to the Skygate Commons property was purchased for approximately $72,000. RELP III purchased the property to be used for additional parking. Market interest in the area surrounding the Skygate property has been increasing. In order to more successfully market the vacancy, the remaining two buildings at the Skygate property are scheduled for renovation which began in March 1997. Renovations will include improvements to comply with the ADA, heating and air conditioning and exterior renovations. The total cost of renovations will be approximately $900,000 to be paid from the working capital reserve of RELP III. It is anticipated that the renovation will be completed by December, 1997.


  Employees and General Partner

     RELP III has no employees; it has, however, entered into an Advisory Agreement with Realco. Realco is responsible for managing the day-to-day operations of RELP III. The General Partner of RELP III is USAA Properties III, Inc., a Texas corporation and a subsidiary of Realco. RELP III, Inc. has the general responsibility for management of RELP III's business and oversees the activities of Realco.

  Market for the RELP III Units and Distributions

     There is no established public trading market for the RELP III Units, and it is not anticipated that a public market will develop. Upon request, Investor Services may assist a Limited Partner desiring to transfer his Units. The purchase price for the Units upon resale and all other terms of a resale transaction are subject to negotiation between the buyer and the seller. The limited market for the Units may adversely affect the value of the Units.


     As of June 30, 1997, there were 7,412 Limited Partners of RELP III, owning an aggregate of 111,549 Units.


     During the year ended December 31, 1996, quarterly distributions totaling $1,087,603 and $10,985 were distributed to the Limited Partners and General Partner, respectively, for a total of $1,098,588 in cash distributions. During the year ended December 31, 1995, quarterly distributions totaling $1,673,236 and $16,902 were distributed to the Limited Partners and General Partner, respectively, for a total of $1,690,138 in cash distributions.

  Portfolio Summary


                                                                                  JUNE 30, 1997
                                                                                   AVG. MONTHLY
                                                                JUNE 30, 1997    RENTAL RATES PER
                                 NET LEASABLE    YEAR PLACED       AVG. %          NET LEASABLE
     PROPERTY AND LOCATION       SQUARE FEET     IN SERVICE       OCCUPANCY        SQUARE FEET
     ---------------------       ------------    -----------    -------------    ----------------
Curlew Crossing Shopping
  Center, Clearwater, Fla......     207,090            1985         91.40%             0.41
Manhattan Tower, Manhattan
  Beach, CA....................     301,457            1985         74.35              0.48
Skygate Common; Phoenix, AZ....     142,696       1964-1973         79.66              0.93
                                   --------
          Total................     651,243
                                   ========


  Lease Expirations

     The following table shows lease expirations for the next 10 years for RELP III's properties assuming that none of the tenants exercise renewal options:


                                                                             ANNUALIZED 1997
                                                   NET LEASABLE AREA        BASE RENTAL INCOME
                                                 ---------------------    ----------------------
                                 NUMBER OF       APPROX.    PERCENTAGE    PERCENTAGE    AVG. PER
   LEASE EXPIRATION YEAR      LEASES EXPIRING    SQ. FT.     OF TOTAL      OF TOTAL     SQ. FT.
   ---------------------      ---------------    -------    ----------    ----------    --------
1998........................         0                 0       0.00%          0.00%      $ 0.00
1999(1).....................         4            47,183       7.25          19.73        24.70
2000(1).....................         2             4,595       0.71           2.17        15.15
2001........................         1            12,379       1.90           5.33        13.80
2002........................         2            33,673       5.17          17.10        33.95
2003(1).....................         2            20,374       3.13           4.65         7.32
2004(1).....................         1             5,000       0.77           2.32        14.90
2005........................         0                 0       0.00           0.00         0.00
2006........................         0                 0       0.00           0.00         0.00
2007........................         1           100,000      15.36          48.70        15.61
                                    --           -------      -----         ------       ------
          Total.............        13           223,204      34.27%        100.00%      $14.36
                                    ==           =======      =====         ======       ======


---------------

(1) Includes expiring leases at Curlew Crossing of 6,484, 4,595, 20,374 and 5,000 for 1999, 2000, 2003 and 2004, respectively. Average Annualized 1997 Base Rental Income for Curlew Crossing of $10.90, $15.15, $7.32 and $14.90 for 1999, 2000, 2003 and 2004, respectively.

  Mortgage Indebtedness

                        PRINCIPAL       AMORTIZATION      INTEREST    MATURITY    ANNUAL DEBT
      PROPERTY           BALANCE          SCHEDULE          RATE        DATE        SERVICE
      --------         -----------    ----------------    --------    --------    -----------
Manhattan Towers.....  $15,000,000        Monthly         9.57%       09/30/98    $1,435,500
                                          interest
                                            only
Curlew Crossing......   11,000,000        Monthly          8.25       03/31/98       907,500
                                          interest
                                            only
                       -----------                                                ----------
          Total......  $26,000,000                                                $2,343,000
                       ===========                                                ==========

RELP IV

  General

     RELP IV was formed in February 1987 under the Uniform Limited Partnership Act of the State of Delaware to invest in a diversified portfolio of income-producing real properties such as shopping centers, office buildings, apartments, industrial buildings and other similar income-producing real property. RELP IV has three principal business objectives: (i) to preserve and protect RELP IV's capital; (ii) to obtain long-term appreciation in the value of its properties; and (iii) to provide partially "tax-sheltered" distributions of cash from operations.

     In 1987 and 1988, RELP IV sold $30,247,500 of Units (60,495 Units at $500 per Unit). Limited Partners are not required to make any additional capital contributions. Proceeds of the offering were used to acquire the following properties in fiscal year 1987: Linear Technology Corporate Headquarters, Eastman Kodak Building, and 1881 Pine Street (Century Electric Office Building). During 1988, RELP IV acquired a 55.84% joint venture interest in USAA Chelmsford Associates Joint Venture, the beneficial owner of the Apollo Computer Research and Development Headquarters Building.

  Properties


     The Linear Technology Building. The Linear Technology Building is located in Milpitas, California. The property is comprised of an office building containing approximately 42,130 net leasable square feet situated on 2.66 acres. At June 30, 1997, the property was 100% occupied and average monthly cash rental was approximately $32,000. There is no debt on this property and RELP IV owns the property in fee-simple. At June 30, 1997, the building was leased under a triple net lease by Linear Technology Corporation ("Linear Technology") as its corporate headquarters under a lease which expires in 2000. The $168,500 tenant improvement allowance from the 1995 renewal was expended in May 1997. Linear Technology provided approximately $379,000 of annual rental income to RELP IV in 1996, $459,000 during 1995 and $561,000 during 1994, which represented approximately 10% of total RELP IV rental income for 1996 and 11% for 1995 and 1994.



     The Eastman Kodak Building. The Eastman Kodak Building is located in San Diego, California and consists of an office building containing approximately 57,747 net leasable square feet situated on 4.64 acres. At June 30, 1997, the property was 61% occupied and average monthly cash rental was $41,000. The mortgage payable on this property is $1,098,504. RELP IV owns the property in fee-simple. Eastman Kodak occupies 34,600 square feet and the remaining 23,147 square feet are unoccupied. Eastman Kodak's lease expires in February 1998. Discussions are continuing with Eastman Kodak regarding early renewal of their lease; however, Eastman Kodak is not interested in expanding into the vacant space. Invitrogen Corporation ("Invitrogen") leased the vacant space under a lease that was scheduled to expire December 31, 1996, however, Invitrogen remained in the building until February 1997 paying holdover rent (200% of December 1996 rent) for January and February. Discussions are currently underway with a prospective tenant for the vacant space. Water infiltration has been discovered at the Eastman Kodak Building that has caused damage to a portion of the ground floor tiles, exterior walls and slab joints. Remediation alternatives are being sought with costs estimated to be approximately $120,000 to be funded from the working capital reserve of RELP IV.



     The 1881 Pine Street Office Building. The 1881 Pine Street Office Building is located in St. Louis, Missouri and is comprised of an office building containing approximately 106,340 net leasable square feet situated on approximately one acre. At June 30, 1997, the property was 89.84% leased and average monthly cash rental was $79,000. There is no debt on this property and RELP IV owns the property in fee-simple. During the third quarter of 1996, a five-year lease was signed with Sherwood Medical Company. Sherwood occupied the building on August 24, 1996 and the lease will expire August 2001. The lease provides for an annual rental rate of $12.75 per square foot for 22,376 square feet of space and provides for annual parking revenue of $21,600. In addition to rent, Sherwood will pay their pro rata share of operating expenses in excess of their base year of 1996. An allowance for tenant improvements of approximately $259,600 was provided which was paid out of the working capital reserve of RELP
IV. During the fourth quarter of 1996, a five-year lease was signed with Busch Creative Services Corporation for 64,805 square feet at 1881 Pine Street. This lease commenced February 1, 1997 and will expire on January 31, 2002. The lease provides for an annual rental rate of approximately $12.25 per square foot and annual parking revenue of $71,400. In addition, this tenant will pay their pro rata share of operating expenses in excess of their base year of 1997. An allowance for tenant improvements of $1,036,880 was provided to be paid out of the working capital reserve of RELP IV.


     Apollo Computer Building. USAA Chelmsford Associates Joint Venture, the joint venture in which a trust, the beneficiary of which is RELP IV holds a 55.84% interest, owns the property in fee-simple and operates the Apollo Computer Research and Development Headquarters Building, which is located in Chelmsford, Massachusetts, a suburb of Boston. The property consists of an office/research and development facility containing approximately 291,424 net leasable square feet situated on 26.651 acres. At June 30, 1997, the property was 100% leased and average monthly cash rental was $166,000. The mortgage payable on this property at June 30, 1997 is $15,202,386. The property is an office/R & D building and is leased under a triple net lease to Hewlett-Packard Company, successor in interest to Apollo Computer, Inc. During 1995, negotiations with Hewlett-Packard Company resulted in the renewal of their lease for an additional 41 months. The new monthly rental rate of approximately $.57 per square foot for the 291,424 square foot building began January 1997. This rate is lower than the rate paid in 1996 of approximately $.76 per square foot and reflects the current market conditions in the area surrounding the property. An allowance for tenant improvements was provided at a total of approximately $565,000 to be paid from the working capital reserve. During 1996, Hewlett-Packard used approximately $260,000 of the allowance for tenant improvements. Approximately $82,000 remains of the tenant improvement allowance as of June 30, 1997. This tenant provided approximately $2,763,000 of annual rental income to RELP IV in 1996, $2,759,000 in 1995 and $2,761,000 in 1994
which represented approximately 72% of total Partnership rental income for 1996, 65% for 1995 and 54% for 1994.



     During its due diligence, the Trust conducted an environmental investigation of the property. Near the place where underground storage tanks were formerly operated at the property, such investigation revealed the presence of hydrocarbons in soil at levels below regulatory thresholds, and naturally occurring metals in groundwater at concentrations which exceeded regulatory thresholds and expected naturally occurring concentrations. The Trust is undertaking additional investigation to confirm the existence and concentration of the substances detected at the property and, if confirmed, to better determine whether the former tanks are the source of these impacts. After the Merger, the Trust's interest in the joint venture with beneficial interest in the property could be materially adversely affected by regulatory obligations to investigate and remediate these conditions.


  Employees and General Partner

     RELP IV has no employees; it has, however, entered into an Advisory Agreement with Realco. Realco is responsible for managing the day-to-day operations of RELP IV. The General Partner of RELP IV is USAA Properties IV, Inc., a Texas corporation and a subsidiary of Realco. USAA Properties IV, Inc. has the general responsibility for management of RELP IV's business and oversees the activities of Realco.

  Market for the RELP IV Interests and Distributions

     There is no established public trading market for the RELP IV Units, and it is not anticipated that a public market will develop. Upon request, Investor Services may assist a Limited Partner desiring to transfer his Units. The limited market for the Units may adversely affect the value of the Units. The purchase price for the Units upon resale and all other terms of a resale transaction are subject to negotiation between the buyer and the seller.


     As of June 30, 1997 there were 2,981 Limited Partners of RELP IV, owning an aggregate of 60,495 Units.


     During the year ended December 31, 1996, quarterly distributions totaling $589,826 and $5,958 were distributed to the Limited Partners and General Partner, respectively, for a total of $595,784 in cash distributions. These distributions represented a return of capital for both the Limited Partners and General Partner. During the year ended December 31, 1995, quarterly distributions totaling $907,425 and $9,166 were distributed to the Limited Partners and General Partner, respectively, for a total of $916,591 in cash distributions. During the year ended December 31, 1994, quarterly distributions totalling $907,426 and $9,166 were distributed to the Limited Partners and General Partner, respectively, for a total of $916,592 in cash distributions.

  Portfolio Summary


                                                                                     JUNE 30, 1997
                                                                                      AVG. MONTHLY
                                                                    JUNE 30, 1997   RENTAL RATES PER
                                       NET LEASABLE   YEAR PLACED      AVG. %         NET LEASABLE
        PROPERTY AND LOCATION          SQUARE FEET    IN SERVICE      OCCUPANCY       SQUARE FEET
        ---------------------          ------------   -----------   -------------   ----------------
Linear Technology Office Building,
  Milpitas, CA.......................     42,130         1986          100.00%            0.75
Eastman Kodak Office Building, San
  Diego, CA..........................     57,747         1987           80.58             0.71
1881 Pine Street Office Building, St.
  Louis, Missouri....................    106,340         1987           87.22             0.74
Apollo Computer Research and
  Development Headquarters Building,
  Chelmsford, MA.....................    291,424         1987          100.00             0.57
                                         -------
          Total......................    497,641


  Lease Expirations

     The following table shows lease expirations for the next 10 years for RELP IV's properties assuming that none of the tenants exercise renewal options:

                                                                                  ANNUALIZED 1997
                                                         NET LEASABLE AREA      BASE RENTAL INCOME
                                                        --------------------   ---------------------
                                         NUMBER OF      APPROX.   PERCENTAGE   PERCENTAGE   AVG. PER
       LEASE EXPIRATION YEAR          LEASES EXPIRING   SQ. FT.    OF TOTAL     OF TOTAL    SQ. FT.
       ---------------------          ---------------   -------   ----------   ----------   --------
1998................................         1           34,600      6.95%         9.14%     $10.44
1999................................         0                0      0.00          0.00        0.00
2000................................         2          333,554     67.03         60.18       15.86
2001................................         1           22,376      4.50          7.22       12.75
2002................................         2           73,155     14.70         23.46       12.68
2003................................         0                0      0.00          0.00        0.00
2004................................         0                0      0.00          0.00        0.00
2005................................         0                0      0.00          0.00        0.00
2006................................         0                0      0.00          0.00        0.00
2007................................         0                0      0.00          0.00        0.00
                                             -          -------     -----        ------      ------
          Total.....................         6          463,685     93.18%       100.00%     $ 8.53
                                             =
                                                        =======     =====        ======      ======

  Mortgage Indebtedness


                               6/30/97
                              PRINCIPAL    AMORTIZATION                                   ANNUAL DEBT
         PROPERTY              BALANCE       SCHEDULE     INTEREST RATE   MATURITY DATE     SERVICE
         --------            -----------   ------------   -------------   -------------   -----------
Kodak......................  $ 1,098,504     $ 14,391*        9.625%        08/01/08      $  172,692
Apollo.....................   15,202,386     $130,181         9.125         08/01/01       1,562,172
                             -----------                                                  ----------
          Total............  $16,300,890                                                  $1,734,864
                             ===========                                                  ==========


---------------

* (monthly, including interest)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RELP I


     The following discussion should be read in conjunction with the Financial Statements of RELP I and accompanying Notes included elsewhere in this Joint Proxy Statement/Prospectus.


LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, RELP I had cash of $46,204 and temporary investments of $926,892. These funds were held in the working capital reserve for the payment of obligations of RELP I . Accounts receivable consisted of amounts due from tenants at Volusia Point and the Systech building. Deferred charges and other assets consisted of deferred rent that resulted from recognition of income as required by generally accepted accounting principles and lease commissions. Accounts payable included amounts due to Affiliates for management fees and reimbursable expenses and amounts due to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted of security deposits and prepaid revenue from tenants.

     On January 31, 1996, the maturity date of the Plaza on the Lake mortgage loan receivable, RELP I received $5,440,000 from Realco, the borrower, in full payment of the loan. Approximately $5,000,000 of the proceeds from the loan payoff, or $91.56 per Unit, was distributed to the Limited Partners during the quarter ended March 31, 1996. The balance of the proceeds of approximately $440,000 was held by RELP I for future operating requirements.

     In addition to the distribution of funds from the mortgage loan payoff, RELP I distributed $709,930 to its Limited Partners and $7,171 to the General Partner during 1996 for a total of $717,101, or $13.00 per Unit. Quarterly distributions were decreased from $4.00 per Unit to $3.00 per Unit beginning in the first quarter of 1996 due to the reduced cash flow that occurred subsequent to the repayment of the mortgage loan receivable and the resulting loss of interest income to RELP I. During the ten-year term of the mortgage loan receivable, RELP I recorded interest income on the mortgage loan receivable, including participation income, averaging approximately $590,000 per year.

     Quarterly distributions were increased in the fourth quarter of 1996 from $3.00 to $4.00 per Unit. Management evaluates reserves and the availability of funds for distribution to the partners on a continuing basis based on anticipated leasing activity and cash flows available from RELP I investments.

     At the Systech building, a 42-month lease was executed in July 1996 between RELP I and a new tenant after a change in Systech Computer Corporation's business requirements. The new tenant is ISI. In August 1996, ISI occupied 24,191 square feet of the Systech building. Prior to the scheduled date of December 1996, ISI moved into an additional 4,712 square feet. The lease provides for a subsequent addition of 13,201 square feet in April 1998, following vacancy of that space by Systech Computer Corporation. The lease also provides ISI with the right of first refusal for any additional space which may become available on the fourth floor of the building as a result of the early termination of the lease with Systech Computer Corporation. The rental rate for ISI began at $10.13 per square foot per year and will increase to $12.57 per square foot per year over the term of the lease. In addition to rent, ISI will pay their pro rata share of property operating expenses which exceed those of 1995, the base year.

     The lease between RELP I and Systech Computer Corporation was amended in July 1996 to allow for the gradual decrease of leased square footage and early termination. In August 1996, Systech Computer Corporation vacated the first two floors of the four story office building to accommodate occupancy by ISI. Systech Computer Corporation's lease obligation was further reduced in December 1996 by the 4,712 square feet ISI expanded into; a further reduction is scheduled to occur in March 1998, and will again be followed by the increases in space occupied by ISI.

     The rental rate for ISI is lower than the rate paid by Systech Computer Corporation. To compensate RELP I for this difference and the potential vacancy of approximately 8,300 square feet on the fourth floor of the Systech building, the tenant forfeited its security deposit of approximately $36,400, paid a $10,000 buy-out fee and was responsible for payment of brokerage fees and legal fees associated with this lease restructuring process. In addition to payment of these fees, Systech's current rental rate was increased from $11.04 to $11.53 per square foot per year, and will increase to $12.98 over the remaining term of the lease.

     Approximately $75,000 of RELP I's commitment for the final phase of tenant improvements at the Systech building was expended as of December 31, 1996. The original $84,400 allowance for the improvements was increased to approximately $97,000 to allow for HVAC improvements. The balance of approximately $22,000 was paid in January 1997 and was funded from the working capital reserve of RELP I.


  Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     At June 30, 1997, RELP I had cash of $58,930 and temporary investments of $968,288. These funds were held in the working capital reserve for the payment of obligations of the Partnership. Accounts receivable consisted of amounts due from tenants at both of RELP I properties. Deferred charges and other assets consisted of deferred rent that resulted from recognition of income as required by generally accepted accounting principles and lease commissions. Accounts payable included amounts due to affiliates for management fees and reimbursable expenses and to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted of property tax accruals, security deposits and prepaid revenue from tenants.



     During the quarter ended June 30, 1997, RELP I distributed $218,440 to Limited Partners and $2,207 to the General Partner for a total of $220,647. Management evaluates reserves and the availability of funds for distribution to the Partners on a continuing basis based on anticipated leasing activity and cash flows available from RELP I investments. As a result of this analysis, quarterly distributions were increased from $3.00 to $4.00 per limited partnership unit in the fourth quarter of 1996.



     Due to the change in tenancy, the name of the Systech building has been changed to 10505 Sorrento Valley Road. The balance of approximately $22,000 of RELP I's commitment for the final phase of tenant improvements at this property was expended in January 1997. The funding of these improvements was from the working capital reserve of RELP I.


     Future liquidity is expected to result from cash generated from operations of the properties, interest on temporary investments and ultimately through the sale of the properties.

RESULTS OF OPERATIONS

     For each of the years in the three-year period ended December 31, 1996, income was generated from rental income from the income producing properties, interest income and participation income earned on the mortgage loan and interest income earned on the funds invested in temporary investments. As there was no lease in force at the Systech building from August 1993 through February 1995, no income was generated by that property during that period. Subsequent to January 31, 1996, the date of the payoff of the mortgage loan receivable, no interest was earned on that investment. Expenses incurred during the same periods were associated with operations of RELP I's properties and various other costs required for administration of RELP I.

     The decrease in rental properties from December 31, 1995 to December 31, 1996 was attributable to depreciation on RELP I's properties, and was offset by the tenant improvements at the Systech building. Cash and cash equivalents increased during the same period primarily due to the reserve held by RELP I from the proceeds of the mortgage loan payoff. The increase in accounts receivable from December 31, 1995 to December 31, 1996 reflects outstanding reimbursement of property operating expenses from tenants at the Systech building. Amortization of lease commissions for the Systech building caused the decrease in deferred charges. The increase in accounts payable reflected timing of payment of tenant improvements at the Systech building. The receipt of prepaid revenue from a tenant at the Systech building accounted for the increase in accrued expenses from December 31, 1995 to December 31, 1996.

     The increases in rental income from the twelve-month period ended December 31, 1994 to December 31, 1995 and from the twelve-month period ended December 31, 1995 to December 31, 1996 reflected the March 1, 1995 commencement of a single-tenant lease at the Systech building. The increase in rental income from 1995 to 1996 was also impacted by Systech Computer Corporation's forfeiture of its $36,456 security deposit, payment of a $10,000 fee related to the lease restructuring and receipt of reimbursable property operating expenses subsequent to the 1995 base year of the leases at the Systech building.

     Occupancy at Volusia Point remained fairly consistent at 92%, 88% and 93% at December 31, 1996, 1995 and 1994, respectively. The increase in rental income at Volusia Point from the year ended December 31, 1995 to December 31, 1996 that resulted from the increase in occupancy was offset by a decrease in percentage rent during the same period.

     The decrease in interest income from the mortgage loan receivable for the year ended December 31, 1996 from the two prior years reflected the January 31, 1996 payoff of the receivable. Interest income on cash held by RELP I fluctuated during the three-year period ended December 31, 1996 as a result of the changes in cash and cash equivalents held by RELP I.

     The increases in direct expenses during the three-year period ended December 31, 1996 was consistent with the increase in depreciation on the tenant and building improvements at the Systech building. This increase in depreciation expense from 1995 to 1996 was partially offset by increases in reimbursements of property operating expenses from tenants at the Systech building during the same time period.

     General and administrative expenses remained stable overall during each of the years in the three-year period ended December 31, 1996. Printing charges decreased in each of the years in the three-year period ended December 31, 1996. The decrease from 1994 to 1995 reflected savings realized on annual reports to investors. Legal charges were higher for the year ended December 31, 1994 than for the years ended December 31, 1995 and 1996 due to pending litigation at both of RELP I's properties during 1994. The mortgage loan servicing fee decreased as a result of the payoff of the mortgage loan receivable in January 1996. These decreases in printing and legal charges and the mortgage loan servicing fee were offset by increases in amortization expense on lease commissions at the Systech building.

     RELP I's management fee is based on cash flow from operations of RELP I adjusted for cash reserves and fluctuated accordingly. The decrease in the management fee for the year ended December 31, 1996 from the prior year reflected the decrease in revenue resulting from the maturity of the mortgage loan receivable. The increase in the management fee for the year ended December 31, 1995 from the prior year resulted from the increase in rental revenue at the Systech building.


  Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     For the three-month and six-month periods ended June 30, 1997 and 1996, income was generated from rental income from the income producing properties and interest earned on the funds invested in temporary investments. Interest income and participation income earned on the mortgage loan prior to the January 31, 1996 payoff of the mortgage loan receivable is also included in income for the six-month period ended June 30, 1996. Expenses incurred during the same periods were associated with operations of RELP I's properties and various other costs required for administration of RELP I.



     The decrease in rental properties from December 31, 1996 to June 30, 1997 was primarily attributable to depreciation on RELP I properties. The decrease in accounts receivable during the same time period reflects the collection of rents and reimbursable operating expenses from tenants at both of RELP I properties. Amortization of lease commissions caused the decrease in deferred charges. The decrease in accounts payable reflected timing in payment of tenant improvements at 10505 Sorrento Valley Road and the reissuance of certain distribution checks to Limited Partners. Accrued property taxes for Volusia Point accounted for the increase in accrued expenses and other liabilities.



     Rental income decreased at both of the RELP I properties from the three-month period ended June 30, 1996 to the same three-month period in 1997. Approximately $33,000 of the $36,000 decrease was attributable to an adjustment for prior month and prior year operating expense reimbursements from tenants at 10505 Sorrento Valley Road. Conversely, rental income increased at both of the RELP I properties from the six-month period ended June 30, 1996 to the same six-month period in 1997. The increase at Volusia Point of approximately $22,000 was due to an increase in percentage rent and operating expense reimbursements from tenants. The increase at 10505 Sorrento Valley Road of approximately $20,000 resulted from the increase in physical occupancy and utility reimbursements from tenants. The decrease in interest income from the mortgage loan for the six-month period ended June 30, 1997 was the result of the January 31, 1996 payoff of the receivable. Interest income was higher for the six-month period in 1996 as a result of the increase in cash and cash equivalents temporarily held by RELP I after the payoff of the mortgage loan receivable and prior to distribution of those proceeds to Limited Partners.



     The increase in depreciation during the three-month and six-month periods ended June 30, 1997 over the same periods ended June 30, 1996 was due to the addition of tenant improvements at 10505 Sorrento Valley Road, and was partially offset by a decrease in depreciation at Volusia Point as some tenant improvements were fully depreciated in 1996.



     General and administrative expenses were higher during the three-month and six-month periods ended June 30, 1996 than during the same periods in 1997. Legal fees were higher during the three-month period in 1996 due to the lease restructuring that occurred at 10505 Sorrento Valley Road. Savings on audit fees and a decrease in legal fees accounted for the decrease in general and administrative expenses from the six-month period ended June 30, 1996 to the six-month period ended June 30, 1997. The portfolio management fee is based on cash flow from operations of RELP I, adjusted for cash reserves, and fluctuated accordingly.


INFLATION

     An increase in inflation could affect RELP I's investments through increases in the costs of operating and maintaining the properties acquired and in various administrative costs of Partnership operation. The adverse effect inflation may have on operating expenses would be offset to some extent by increases in rental rates charged tenants at RELP I's properties. If high occupancy levels are maintained at the properties, increases in rental income should offset increasing property operating expenses with a minimal effect on operating income.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RELP II


     The following discussion should be read in conjunction with the Financial Statements of RELP II and accompanying Notes included elsewhere in this Joint Proxy Statement/Prospectus.


LIQUIDITY AND CAPITAL RESOURCES


     At June 30, 1997, RELP II had cash of $33,288 and temporary investments of $848,892. Included in RELP II's cash and cash equivalents was the working capital reserve. Deferred charges and other assets included an acquisition fee paid to the General Partner on the joint venture interest and deferred rent resulting from recognition of income as required by generally accepted accounting principles. Accounts payable included amounts due to affiliates for reimbursable expenses and amounts due to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted primarily of prepaid rent, accrued property taxes and a security deposit.



     Total cash distributions to partners for the year ended June 30, 1997 increased as compared to the year ended June 30, 1996. Management evaluates reserves and the availability of funds for distribution to partners on a continuing basis based on anticipated leasing activity and cash flows available from RELP II investments.



     At the beginning of the fiscal year, Bowater Communication Papers, Inc., the tenant at the Lakeland, Florida property, changed its name to Star Forms Incorporated. Star Forms was later sold to CST Office Products, Inc. This lease expires in 1999.



     During the second fiscal quarter, RELP II entered into a contract to sell the CST Building subject to satisfactory completion of due diligence. During the due diligence period specified in the contract, the potential buyer attempted to arrange for financing but was unsuccessful. Accordingly, the contract with the potential buyer was canceled during April 1997.

     In August 1997, the major tenant, Logicon, at the Sequoia Plaza I property in Arlington, Virginia, completed a merger with Northrop Grumman Corporation in which Logicon will be operated as a wholly owned subsidiary. Logicon occupies approximately 89% of the leasable space at Sequoia Plaza I with a lease expiration in April 2008.



     Future liquidity is expected to result from the temporary investment of working capital funds, cash generated from the operations of the properties and ultimately through the liquidation of such properties.



RESULTS OF OPERATIONS



     For each of the years in the three-year period ended June 30, 1997, income was generated from rental income from the income-producing rental properties, interest income earned on the funds in temporary investments and earnings from the joint venture interest.



     Expenses incurred during each of the years in the three-year period ended June 30, 1997 were associated with the operations of RELP II's properties and various other costs required for the administration of RELP II.



     The asset value of rental properties at June 30, 1997 decreased from June 30, 1996 due to depreciation. The investment in the joint venture decreased by the amount of distributions received from the joint venture, offset by increases as a result of equity in earnings of the joint venture which were derived from the net income of the Sequoia Plaza I property. The increase in deferred charges and other assets at June 30, 1997 was due to an increase in deferred rent at Continental Plastic Buildings. Accounts payable decreased at June 30, 1997 as a result of timing in the payment of building costs associated with the addition at the Continental Plastic Buildings. Accrued expenses and other liabilities at June 30, 1997 decreased from June 30, 1996 as a result of a decrease in prepaid rent.



     Rental income was higher for the fiscal years ended June 30, 1997 and 1996 as compared to the fiscal year ended June 30, 1995 primarily as a result of Continental Plastic Containers occupying the building addition and paying an increased rental rate since March 1, 1996.



     Lower cash balances caused the decrease in interest income for the fiscal years ended June 30, 1997 and 1996 as compared to the fiscal year ended June 30, 1995. The cash was used to fund the building addition at the Continental Plastic Buildings.



     Direct expenses increased for the 1997 fiscal year as compared to the 1996 fiscal year due to loading dock repairs at the CST Building. Direct expenses decreased for the fiscal year ended 1996 as compared to the fiscal year ended 1995 as a result of sewer connections fees incurred in 1995 at the CST Building.



     Depreciation increased for each of the years in the three-year period ended June 30, 1997 due to the building addition at Continental Plastic.



     General and administrative expenses were higher for the fiscal year ended June 30, 1997 due to lease commissions paid at Continental Plastic on the lease renewal. A decrease in state filing fees caused the decrease in general and administrative expenses for the fiscal year ended 1996.



INFLATION


     An increase in inflation could affect RELP II's investments through increases in the costs of operating and maintaining the properties and in various administrative costs of operations. The adverse effect inflation may have on operating expenses would be offset to some extent by contractual increases in rental rates and tenant reimbursement of expenses incurred at RELP II's properties.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RELP III


     The following discussion should be read in conjunction with the Financial Statements of RELP III and accompanying Notes included elsewhere in this Joint Proxy Statement/Prospectus.


LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, RELP III had cash of $118,000 and temporary investments of $9,301,147. Included in the cash and cash equivalents were the working capital reserve and funds held for current obligations of RELP III. Accounts receivable consisted of tenant receivables. Deferred charges and other assets included deferred rent resulting from recognition of income as required by generally accepted accounting principles, lease commissions and prepaid expenses. Accounts payable included amounts due to affiliates for reimbursable expenses and management fees, and amounts due to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted primarily of security deposits, prepaid rent and accrued property taxes.

     The $11,000,000 mortgage on Curlew Crossing matured on March 31, 1996. The lender, Realco, renewed the loan for a period of two years at an annual interest rate of 8.25% to reflect market rates at the time of maturity. This rate is a decrease from the 10.25% paid in March 1996 which was based on the lesser of 12% or prime rate plus two percent. Interest is payable monthly with the principal due March 31, 1998.

     In April 1996, RELP III received $220,400 as a result of land condemned at Curlew Crossing by the Florida Department of Transportation ("FDOT"). This represented a good faith estimate of the value of the land actually taken. The land was condemned in connection with the widening of Curlew Road. Contrary to early concerns regarding the extent and nature of the condemnation, no parking, access or structure at Curlew was included in the taking. During 1996, the tenant of two out parcels, containing approximately 15,700 square feet, has claimed the right to terminate its respective leases based upon the FDOT taking. RELP III has initiated legal action against the defaulted tenant and is currently seeking a summary declaration by the court regarding the continuing nature of the leases as well as recovery of the rent and other sums due under the leases. Following the adjudication of this tenant related action, a final determination will be made regarding the total damages due from the FDOT to RELP III as a result of the condemnation. Resolution of both the tenant action and condemnation proceeding are anticipated by the third quarter of 1997.

     Substantial completion of the improvements for Hospitality Franchise Systems, Inc. ("HFS") at the Ramada property in Phoenix, Arizona occurred October 31, 1996. RELP III funded approximately $1.2 million related to its commitment for improvements from the working capital reserve of RELP III. During the tenant improvement phase, the base rent due from HFS was at a reduced rate and HFS was responsible for all operating expenses of the property. Upon substantial completion of the improvements, the rental rate increased to approximately $14.61 per square foot annually and HFS will pay its proportionate share of operating expenses which exceed $7.00 per square foot annually.

     During the fourth quarter, a small parcel of land adjacent to the Skygate Commons property was purchased for approximately $72,000. RELP III purchased the property to be used for additional parking. Market interest in the area surrounding the Skygate Commons property has been increasing. As a result of this interest, the remaining two buildings at the Skygate Commons property were scheduled for renovation which will begin in March 1997. Renovations will include improvements to comply with the ADA, and heating, air conditioning and exterior renovations. The total cost of renovations will be approximately $900,000 to be paid from the working capital reserve of RELP III.

     The Manhattan Towers Buildings in Manhattan Beach, California were 100% leased to Hughes Aircraft Company until August 31, 1996. Control of the daily operations was assumed upon expiration of the Hughes lease. As part of the marketing campaign to re-lease the property, the name of the property was changed from Parkview Plaza to Manhattan Towers. Along with this name change, the property will undergo repairs and renovations to the lobby area, corridors and parking lot, as well as exterior landscaping and signage. The cost of these renovations is estimated to be $2.7 million to be funded from the working capital reserve of RELP III.

In addition, subterranean water damage was discovered in the parking garage. Engineers and other consultants were hired to assess the damage and determine the appropriate remediation. The cost of the repairs to the parking garage is estimated to be $1.1 million and will be funded from the working capital reserve of RELP III.

     Since the expiration of the Hughes lease in August 1996, significant leasing activity has occurred. Hughes Aircraft Company negotiated a one-year lease for 79,647 square feet at an annual rate of $12 gross per square foot with an expiration date of August 31, 1997. The previous annual rental rate was approximately $22.64 net per square foot for the entire 301,457 square feet of net leasable area.

     Other leases signed have terms from three to five years at an annual rental rate of $13.80 per square foot. One of the five year leases provided for an allowance for tenant improvements at $6.00 per square foot for a total of $74,274 to be paid out of the working capital reserve of RELP III.

     A 62-month lease was signed during the fourth quarter for 11,553 square feet. This lease commenced February 1, 1997 and ends March 31, 2002. The lease provides for an annual rental rate of $19.20 per square foot. An allowance for tenant improvements was provided for a total of approximately $404,000 to be paid from the working capital reserve of the Partnership.

     As of December 31, 1996, these leases at Manhattan Towers total 145,796 of the 301,457 square feet, or 48%, of the total leasable area of the property. Rental rates for these new leases are lower than the previous rate charged to Hughes, reflecting the current market conditions in the area surrounding the property. One of the two buildings at this property remains vacant. Several large tenant prospects have expressed interest in leasing the vacant building.

     The Manhattan Towers mortgage loan matured on August 31, 1996. The lender, Las Colinas Management Company, an affiliate of the General Partner of RELP III, renewed the loan for a period of two years at an annual interest rate of 9.57% to reflect market rates at the time of maturity. The loan was converted to monthly interest only payments with the principal of $15,000,000 due September 30, 1998. This change in payment terms of the mortgage loan resulted in a decrease in monthly debt service payments of approximately $190,000.

     During the year ended December 31, 1996, quarterly distributions totaling $1,087,603 and $10,985 were distributed to the Limited Partners and General Partner, respectively, for a total of $1,098,588 in cash distributions. Total cash distributions to partners for the year ended December 31, 1996 decreased as compared to the year ended December 31, 1995 to reserve cash for the renovations, tenant improvements and lease commissions required to re-lease Manhattan Towers upon expiration of the Hughes lease. Due to the expiration of the Hughes lease in August 1996, the two remaining vacant buildings at Skygate Commons and the vacancy at Curlew Crossing, tenant improvements and lease commissions will be required at all of RELP III properties and will be funded from RELP III's working capital reserve. Management evaluates reserves and the availability of funds for distribution to partners on a continuing basis based on anticipated leasing activity and cash flows available from RELP III's investments.


  Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     At June 30, 1997, RELP III had cash of $5,132,002 and temporary investments of $1,390,304. These funds were held in the working capital reserve for the payment of obligations of RELP III. Accounts receivable consisted of amounts due from tenants. Deferred charges and other assets included deferred rent resulting from recognition of income as required by generally accepted accounting principles and lease commissions. Accounts payable included amounts due to affiliates for reimbursable expenses and amounts payable to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted primarily of accrued property taxes, prepaid rent and security deposits.



     During the quarter ended June 30, 1997, RELP III distributed $223,098 to Limited Partners and $2,254 to the General Partner for a total of $225,352. Management evaluates reserves and the availability of funds for distribution to partners on a continuing basis based on anticipated leasing activity and cash flows available from the RELP's investments. Based on the amount of funds needed for tenant improvements, lease commissions and renovation costs at Manhattan Towers and Skygate Commons, future distributions may be suspended. In addition, RELP III may need to borrow funds to cover any shortage in the working capital reserve.



     During the second quarter, RELP III was awarded favorable summary judgment against the defaulted tenant for one of the two out parcels vacated by the tenant at Curlew Crossing in 1996. The action against the remaining tenant is scheduled to go to trial in the third quarter.



     As of June 30, 1997, Manhattan Towers was 98% leased. During the second quarter, a fifty-six month lease was signed at Manhattan Towers with TRW, Inc. for 155,118 square feet at a net monthly base rent of $141,200 to commence in August 1997. In addition, TRW will pay its pro rata share of operating expenses of the property. TRW will occupy one of the two towers at Manhattan Towers. RELP III provided a tenant improvement allowance for a total of approximately $2.7 million, or approximately $17 per square foot, to be paid out of the working capital reserve of RELP III.


     Also at Manhattan Towers, the parking garage water damage remediation work is in progress and is scheduled to be complete by the end of May. The cost of the repairs is estimated to be approximately $1.1 million and will be funded from the working capital reserve of RELP III. Renovations at the property are also in progress which include lobby area, corridors and parking lot as well as exterior landscaping and signage. The cost for renovations is estimated to be approximately $1.4 million and will be funded from the working capital reserve of RELP III.

     As part of a marketing campaign to lease the two vacant buildings of the three building complex at the Phoenix, Arizona property, the name of the property has been changed from Ramada World Headquarters Building to Skygate Commons. Renovation to the two vacant buildings began during the first quarter of 1997 which includes improvements to comply with the Americans With Disabilities Act, and heating, air conditioning and exterior renovations. The total cost of the renovations will be approximately $900,000 to be paid from the working capital reserve of RELP III. In addition, the construction of additional parking on the adjacent land is planned in an attempt to increase the property's competitiveness in the market. The cost for the parking lot is estimated at $95,000 to be funded from the working capital reserve of RELP III.


     During April, a five-year lease was signed at Skygate Commons with FHP International Corporation for one of the two vacant buildings or 22,120 square feet at an annual rental rate beginning at $14.75 per square foot. The lease commenced July 1997 and terminates June 2002. RELP III provided a tenant improvement allowance of $331,800 to be paid from the working capital reserve of RELP III. As of June 30, 1997, Skygate Commons was 89% leased.



     Future liquidity is expected to result from cash generated from operations of the properties, interest on temporary investments and ultimately through the sale of the properties.


RESULTS OF OPERATIONS

     For the three-year period ended December 31, 1996, income was generated from rental income from the income-producing real estate properties and interest income earned on the funds in temporary investments.

     Expenses incurred during the same period were associated with the operation of RELP III's properties, interest on the mortgages payable and various other costs required for administration of RELP III.

     During 1995 and 1994, lease agreements between RELP III and tenants at two properties were absolute triple net leases. Under an absolute triple net lease, the lessee is required to make all payments for expenses related to the use and occupation of the leased premises, including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, RELP III receives rental income and the lessee absorbs all such expenses.

     Rental properties increased at December 31, 1996 as compared to December 31, 1995 due primarily to improvements at Skygate Commons for HFS, offset by depreciation. The decrease in cash and cash equivalents was due to payment for tenant improvements for HFS. Deferred charges and other assets decreased at December 31, 1996 primarily due to amortizing deferred charges. Other deposits held decreased as a result of using the deposit held as a contribution toward tenant improvements for HFS. Accrued expenses and other liabilities decreased at December 31, 1996 due to a decrease in prepaid rent.

     Rental income decreased for the year ended December 31, 1996 as compared to December 31, 1995 primarily as a result of the expiration of the Hughes lease at Manhattan Towers. Hughes provided monthly rent revenue of $568,748. Rental income increased for the year ended December 31, 1995 as compared to December 31, 1994 due to the write-down of a deferred rent receivable on Manhattan Towers in 1993. Rental income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. The deferred rent receivable remaining after the original maturity date of the mortgage loan (March 31, 1995) was written off in 1993; therefore, income recognized after March 31, 1995 was actual rent received.

     Depreciation expense increased for the year ended December 31, 1996 due to two months of depreciation on the tenant improvements for HFS. The write-down on Manhattan Towers in 1994 caused the decrease in depreciation as of December 31, 1995. Other direct expenses increased for 1996 as compared to 1995 as a result of assuming control of the operations at both Manhattan Towers and Skygate Commons. Prior to the Hughes lease expiration on August 31, 1996, at Manhattan Towers, Hughes was responsible for all operating expenses under their triple net lease. Prior to substantial completion of the tenant improvements at Skygate Commons for HFS on October 31, 1996, HFS was responsible for all operating expenses. Operating expenses for Manhattan Towers accounted for approximately $500,000 of the increase in other direct expenses at December 31, 1996. Operating expenses for the Skygate Commons property accounted for approximately $100,000 of the increase. The default by a tenant at Curlew Crossing caused an increase in property taxes and bad debt expense. Other direct expenses were higher for 1995 as compared to 1994. Contributing to this increase was an increase in property insurance expense at Manhattan Towers and an increase in bad debt expense at Curlew Crossing. Property tax expense was also higher at Curlew Crossing due to a credit in 1994 resulting from a tax protest. The gain on disposal of rental property at December 31, 1996 was a result of the land condemnation at Curlew Crossing. See "Liquidity and Capital Resources" above. An investment property write-down was recognized on Manhattan Towers in 1994.

     Interest income decreased for the year ended December 31, 1996 as compared to the year ended December 31, 1995 due to lower cash balances. An increase in interest rates and a higher cash reserve accounted for the increase in interest income for the year ended December 31, 1995.

     General and administrative expenses increased for the year ended 1996 as compared to the year ended 1995. An increase in legal expenses accounted for approximately half of the increase. Legal fees were incurred as a result of the default by a tenant and the land condemnation at Curlew Crossing and new leases at Manhattan Towers. Lease commissions at Manhattan Towers accounted for the remaining increase in general and administrative expenses. General and administrative expenses decreased in 1995 as compared to 1994 due to a decrease in printing charges and legal fees. The management fee is based on cash flow from operations of the Partnership adjusted for cash reserves and fluctuated accordingly. The decrease in management fees for the year ended 1996 was primarily caused by the expiration of the Hughes lease at Manhattan Towers.

     Interest expense decreased for the year ended December 31, 1996 as compared to the year ended December 31, 1995. The interest rate on the Curlew Crossing mortgage loan was decreased to 8.25% as compared to the 10.5% paid December 31, 1995. Interest expense on the Manhattan Towers loan decreased due to principal balance reductions through August 31, 1996. The decrease in interest expense for 1995 as compared to 1994 reflected a decrease in the interest rate charged on the Manhattan Towers mortgage loan attributable to the loan modifications in 1994 and a decrease in the loan balance from forgiveness of debt and principal payments. Slightly offsetting this decrease was an increase in interest paid on the Curlew Crossing mortgage. The Curlew Crossing mortgage is based on the prime rate and the changes in expense for this mortgage were a result of changes in the prime rate.

  Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     For the three-month and six-month periods ended June 30, 1997 and 1996, income was generated from rental income from the income-producing real estate properties and interest income earned on the funds in temporary investments.


     Expenses incurred during the same periods were associated with the operation of RELP III's properties, interest on the mortgages payable and various other costs required for administration of RELP III.


     The asset value of rental properties increased as of June 30, 1997 as compared to December 31, 1996 due to renovation costs and tenant improvements at Manhattan Towers and Skygate Commons offset by depreciation. The decrease in cash and cash equivalents at June 30, 1997 was due to payment for renovations and tenant improvements. Accounts receivable increased at June 30, 1997 primarily due to an increase in receivables from tenants at Skygate Commons. The increase in deferred charges and other assets at June 30, 1997 was due to lease commissions paid at Manhattan Towers and Skygate Commons. The decrease in accounts payable reflected timing in the payment of renovation costs at Manhattan Towers. The increase in accrued expenses and other liabilities was a result of an increase in prepaid rent, property tax accruals and security deposits.



     Rental income was lower for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996. Rental rates for the new leases at Manhattan Towers, since the expiration of the Hughes lease in August 1996, are lower than the rate charged to Hughes, reflecting market conditions in the area surrounding the property.



     The gain on disposal of rental property in 1996 was a result of the land condemned by the Florida Department of Transportation in connection with the widening of Curlew Road.



     Interest income decreased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to lower cash balances. During the second quarter of 1997, RELP III invested in short-term commercial paper with USAA Capital Corporation, an affiliate of the General Partner.



     Direct expenses were higher for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 as a result of assuming control of the daily operations at both Manhattan Towers and Skygate Commons. Prior to the Hughes lease expiration on August 31, 1996, at Manhattan Towers, Hughes was responsible for all operating expenses under terms of their triple net lease. Operating expenses at Manhattan Towers for the periods ended June 30, 1997 accounted for approximately 63% of the increase in operating expenses. Prior to substantial completion of the tenant improvements for Hospitality Franchise Systems, Inc. ("HFS") at Skygate Commons on October 31, 1996, HFS was responsible for all operating expenses. Operating expenses at Skygate Commons for the periods ended June 30, 1997 accounted for the remaining increase in direct expenses. Operating expenses included utilities, cleaning, landscaping, repairs and maintenance, property taxes, property insurance, management fees and other building service expenses.



     Depreciation expense increased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to depreciation on the tenant improvements at Manhattan Towers and at Skygate Commons for HFS.



     General and administrative expenses were higher for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996. Legal fees at Curlew Crossing related to the 1996 default by a tenant of two out parcels accounted for approximately 40% of the increase for the three-month period ended June 30, 1997 and approximately 24% of the increase for the six-month period ended June 30, 1997. Lease commission expense at Manhattan Towers accounted for the remaining increase in general and administrative expenses.



     The management fee is based on cash flow from operations of RELP III adjusted for cash reserves and fluctuated accordingly.

     Interest expense increased for the three-month period ended June 30, 1997 as compared to the three-month period ended June 30, 1996. The payment terms of the Manhattan Towers loan for the three months and six months ended June 30, 1997 included monthly interest only payments at an interest rate of 9.57% on a principal balance of $15,000,000. Terms of the mortgage loan for the three months and six months ended June 30, 1996 included monthly principal payments in the set amount of $227,272.72 and interest payments set monthly at the London Interbank Offered Rate (LIBOR) plus .625% which was approximately 6% for the June 1996 interest payment. The interest rate on the Curlew Crossing mortgage loan was decreased to 8.25% in April 1996 compared to 10.25% paid in March 1996. Interest expense on the Curlew Crossing mortgage loan for the six-month period ended June 30, 1997 decreased by approximately $58,000 offset by the increase in interest expense for the Manhattan Towers Loan of approximately $40,000.



INFLATION


     An increase in inflation could affect RELP III's investments through increases in the costs of operating and maintaining the properties and in various administrative costs of operations. The adverse effect inflation may have on operating expenses would be offset to some extent by increases in rental rates charged tenants at RELP III's properties. If high occupancy levels are maintained at the properties, increases in rental income should offset increasing property operating expenses with minimal effect on operating income.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF RELP IV


     The following discussion should be read in conjunction with the Consolidated Financial Statements of RELP IV and accompanying Notes included elsewhere in this Joint Proxy Statement/Prospectus.


LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1996, RELP IV had cash of $226,365 and temporary investments of $977,512. Included in these amounts were the working capital reserve and funds held for payment of current obligations of RELP IV. Accounts receivable consisted of amounts due from tenants. Deferred charges and other assets consisted primarily of deferred rent resulting from recognition of income as required by generally accepted accounting principles and lease commissions. Accounts payable consisted of amounts due to affiliates for management fees and reimbursable expenses and amounts due to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted of security deposits and prepaid rent.

     During the third quarter of 1996, a five-year lease was signed with Sherwood Medical Company at 1881 Pine Street in St. Louis, Missouri. Sherwood occupied the building on August 24, 1996 and the lease will expire August 2001. The lease provides for an annual rental rate of $12.75 per square foot for 22,376 square feet of space and annual parking revenue of $21,600. In addition to rent, Sherwood will pay their pro rata share of operating expenses in excess of their base year of 1996. An allowance for tenant improvements in the approximate amount of $259,600 was provided which was paid out of the working capital reserve of RELP IV. In addition, Sherwood paid a security deposit of $23,774.

     During the fourth quarter of 1996, a five-year lease was signed with Busch Creative Services Corporation for 64,805 square feet at 1881 Pine Street. This lease commenced February 1, 1997 and will expire on January 31, 2002. The lease provides for an annual rental rate of approximately $12.25 per square foot and annual parking revenue of $71,400. In addition, this tenant will pay their pro rata share of operating expenses in excess of their base year of 1997. An allowance for tenant improvements of $1,036,880 was provided to be paid out of the working capital reserve of RELP IV. These two leases at 1881 Pine Street have resulted in 87,181 square feet of the 106,340 square feet leased at December 31, 1996.

     During 1995, the lease with Hewlett-Packard Company, the single tenant at the Apollo Building in Chelmsford, Massachusetts was renewed for an additional 41 months. The new monthly rental rate of approximately $.57 per square foot for the 291,424 square foot building began in January 1997. This rate is lower than the rate paid in 1996 of approximately $.76 per square foot and reflects the market conditions in the area surrounding the property. An allowance for tenant improvements was provided at a total of $565,000 to be paid from the working capital reserve. During 1996, Hewlett-Packard used approximately $260,000 of the allowance for tenant improvements. Approximately $197,000 of the tenant improvement allowance remained as of December 31, 1996.

     The Kodak Building was 100% occupied at December 31, 1996 with Eastman Kodak occupying 34,600 square feet and Invitrogen Corporation occupying the remaining 23,147 square feet. The lease with Invitrogen was scheduled to expire in April 1996; however, the lease was extended through December 1996. Invitrogen paid an extension fee of $20,000. Invitrogen remained in the building until February 1997 paying holdover rent (200% of December 1996 rent) for January and February 1997. Eastman Kodak's lease is scheduled to expire February 1998. Discussions have commenced with Eastman Kodak regarding the possibility of renewing early and leasing the entire building.

     During the year ended December 31, 1996, quarterly distributions totaling $589,826 and $5,958 were distributed to the Limited Partners and General Partner, respectively for a total of $595,784 in cash distributions. Cash distributions were reduced to $2.00 per Unit for the quarter ended March 31, 1996 in order to build working capital reserves to meet the cash requirements needed for tenant improvements and lease commissions at 1881 Pine Street as new leases are signed. In addition, tenant improvements and lease commissions will be required at Kodak due to Invitrogen vacating the premises. Management evaluates reserves and the availability of funds for distribution to partners on a continuing basis based on anticipated leasing activity and cash flows available from investments. Due to the significant amount of the working capital reserve that was used and will be needed for leasing costs at RELP IV's properties, RELP IV borrowed $1,200,000 from Realco, subsequent to year-end to fund working capital needs in 1997. The $6,000,000 note payable was thereby increased to $7,200,000 with a decrease in the interest rate from 10% to 9%. The maturity date of the note was extended from September 1997 to March 1, 1999.


  Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     At June 30, 1997, RELP IV had cash of $66,601 and temporary investments of $1,097,639. These funds were held in the working capital reserve for the payment of obligations of RELP IV. Accounts receivable consisted of amounts due from tenants. Deferred charges and other assets consisted primarily of deferred rent resulting from recognition of income as required by generally accepted accounting principles and lease commissions. Accounts payable consisted of amounts due to affiliates for reimbursable expenses and management fees, and amounts due to third parties for expenses incurred for operations. Accrued expenses and other liabilities consisted primarily of security deposits, property tax accruals and prepaid rent.



     During the quarter ended June 30, 1997, RELP IV distributed $120,990 to Limited Partners and $1,222 to the General Partner for a total of $122,212. Management evaluates reserves and the availability of funds for distribution to partners on a continuing basis based on anticipated leasing activity and cash flows available from the RELP's investments.



     A significant amount of the working capital reserve was used during 1996 and will be needed in 1997 for leasing costs at RELP IV properties. During the first quarter of 1997, RELP IV borrowed $1,200,000 from USAA Real Estate Company to fund working capital needs in 1997. The $6,000,000 note payable was thereby increased to $7,200,000 with a decrease in the interest rate from 10% to 9%. The maturity date of the note payable was extended from September 1, 1997 to March 1, 1999.



     During the second quarter, the $168,500 tenant improvement allowance provided to Linear Technology in conjunction with its 1995 lease renewal was paid from the working capital reserve of RELP IV.



     At June 30, 1997, the Kodak Building was 61% occupied by Eastman Kodak. Eastman Kodak's lease is scheduled to expire February 1998. Discussions continue with Eastman Kodak regarding early renewal of their lease; however, Eastman Kodak is not interested in expanding into the space vacated by Invitrogen. The lease with Invitrogen Corporation was scheduled to expire December 31, 1996; however, Invitrogen remained in the building until February 1997 paying holdover rent (200% of December 1996 rent) for January and February. Discussions are currently underway with a prospective tenant for the vacant space at the Kodak Building.

Water infiltration has been discovered at the Kodak Building that has caused damage to a portion of the ground floor tiles, exterior walls and slab joints. Remediation alternatives are being sought with costs estimated to be approximately $120,000 to be funded from the working capital reserve of RELP IV.



     At June 30, 1997, 1881 Pine Street was 90% leased. During the first quarter of 1997, a sixty-two month lease was signed at 1881 Pine Street for 8,350 rentable square feet. The lease commenced May 1, 1997 and will terminate on June 30, 2002. The lease provides for an annual rental rate beginning at $16.00 per square foot. In addition, this tenant will pay its pro rata share of operating expenses in excess of a 1997 base year. RELP IV provided approximately $133,600 of tenant improvements, which was paid out of the working capital reserve of RELP IV.



     During 1995, the lease with Hewlett-Packard Company, the single tenant at the Apollo Building in Chelmsford, Massachusetts was renewed for an additional 41 months. The new monthly rental rate of approximately $.57 per square foot net for the 291,454 square foot building began January 1, 1997. This rate is lower than the rate paid in 1996 of approximately $.76 per square foot net and reflects the market conditions in the area surrounding the property at the time of the lease renewal. An allowance for tenant improvements was provided for a total of $565,000 to be paid from the working capital reserve. During 1997, Hewlett-Packard used approximately $115,000 of the allowance. Approximately $82,000 of the allowance remains. Hewlett-Packard has announced plans to relocate its workstation group out of Massachusetts and to sublease the top floor of the Apollo Building.


     Future liquidity is expected to result from cash generated from the operations of the properties, interest on temporary investments and ultimately through the sale of the properties.

RESULTS OF OPERATIONS

     For the three-years ended December 31, 1996, income was generated from rental income from the income-producing real estate properties and from interest income earned on the funds in temporary investments.

     Expenses incurred during the same periods were associated with the operation of RELP IV's properties, interest on the mortgages and note payable and various other costs required for administration of RELP IV.

     During 1996, 1995 and 1994, two of RELP IV's properties were single-tenant properties with absolute triple net leases. Under an absolute triple net lease, the lessee is required to make all payments for expenses related to the use and occupation of the leased premises, including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, RELP IV received rental income and the lessee absorbed all such expenses on these properties.

     Rental properties decreased as of December 31, 1996 as compared to December 31, 1995 due to depreciation, offset by tenant improvements at 1881 Pine Street and Apollo. Cash and cash equivalents decreased as of December 31, 1996 as compared to December 31, 1995 due to payment for tenant improvements. Deferred charges and other assets increased as of December 31, 1996 due to lease commissions at 1881 Pine Street.

     Rental income decreased for the year ended 1996 as compared to the year ended 1995 primarily due to the vacancy at 1881 Pine Street. The rental rate decrease at Linear due to the 1995 renewal added to the variance for 1996. Rental income decreased for 1995 as compared to 1994 primarily due to the single tenant at 1881 Pine Street vacating the property in May 1995 upon expiration of the lease. The single tenant provided approximately $1.3 million of rental income during 1994. Also contributing to the decrease in rental income in 1995 was the rent reduction at Linear. The tenant at Linear renewed at a monthly rate of $.75 per square foot for the 42,130 square foot building, which is lower than the previous monthly rate of $1.15 per square foot and reflects the current market conditions in the area surrounding the property.

     Depreciation increased for 1995 as compared to 1994 due to improvements at 1881 Pine Street and Kodak. Other direct expenses were higher for 1996 as compared to 1995 due to operating expenses at

1881 Pine Street. The 1881 Pine Street property incurred legal fees for new leases, expenses for utilities, heating and air conditioning repairs and other building service expenses previously paid by the single tenant. Other direct expenses were higher for 1995 as compared to 1994 as a result of sidewalk repairs, property tax payments and demolition costs at the 1881 Pine Street property to enhance the appearance of the property for showing to prospective tenants. Also contributing to the increase were parking lot repairs at the Apollo Building which was part of the tenant improvement allowance.

     Lower cash reserves caused the decrease in interest income for the year ended 1996 as compared to the year ended 1995. Higher interest rates and an increase in cash reserves accounted for the increase in interest income for 1995 as compared to 1994.

     General and administrative expenses increased for the year ended 1996 as compared to the year ended 1995 primarily due to lease commission expense. Lease commissions were paid for the Linear Technology lease renewal and the Invitrogen lease renewal at the Kodak Building. General and administrative expenses decreased for 1995 as compared to 1994 due to a reduction in charges for preparation of federal and state tax returns, a reduction in a partnership earnings tax paid to the City of St. Louis and a decrease in printing charges.

     The management fee payable to Realco is based on cash flow from operations of RELP IV adjusted for cash reserves and fluctuated accordingly. The decrease in the management fee for 1996 as compared to 1995 was a result of the decrease in revenues and an increase in operating expenses at 1881 Pine Street.

     Interest expense decreased in 1996 and 1995 as compared to 1994 due to principal balance reductions.

     Minority interest in joint venture earnings increased for the year ended 1996 as compared to the year ended 1995 as a result of an increase in net income of the joint venture property due to decreases in parking lot repairs and interest expense. Minority interest in joint venture earnings decreased for 1995 as compared to 1994 due to a decrease in net income of the joint venture property as a result of parking lot repairs, offset somewhat by a decrease in interest expense.


 Comparison of Three and Six Months Ended June 30, 1997 to June 30, 1996



     For the three-month and six-month periods ended June 30, 1997 and 1996, income was generated from rental income from the income-producing real estate properties and interest income earned on the funds in temporary investments.


     Expenses incurred during the same periods were associated with the operation of RELP IV's properties, interest on the mortgages payable and various other costs required for administration of RELP IV.


     Rental properties decreased as of June 30, 1997 as compared to December 31, 1996 due to depreciation offset by tenant improvements at 1881 Pine Street, Linear and at the Apollo Building for Hewlett-Packard. Accounts receivable was higher at June 30, 1997 due to a receivable from a tenant at the Apollo Building. Deferred charges and other assets increased as a result of lease commissions paid at 1881 Pine Street. The note payable to affiliate increased as of June 30, 1997 due to borrowing from Realco to fund working capital needs. See "Liquidity and Capital Resources." Accrued expenses and other liabilities increased primarily due to an increase in accrued property taxes at 1881 Pine Street and was offset by a decrease in prepaid revenue.



     Rental income increased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996. Rental income at 1881 Pine Street increased by approximately $310,000 and $529,000 for the three-month and six-month periods ended June 30, 1997, respectively, due to increased occupancy from 0% at June 30, 1996 to 90% at June 30, 1997. Offsetting this increase in rental income was a decrease in rental income at the Apollo Building. The 1995 lease renewal became effective January 1, 1997, decreasing monthly rental income from approximately $.76 per square foot to approximately $.57 per square foot resulting in a decrease for the three-month and six-month periods ended June 30, 1997 of approximately $194,000 and $383,000, respectively. A decrease in rental income at the Kodak Building also contributed approximately $86,000 and $72,000 for the three-month and six-month periods ended June 30, 1997, respectively, due to a decrease in occupancy from 100% at December 31, 1996 to 61% at June 30, 1997.



     Interest income decreased due to lower cash balances for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996.



     Direct expenses were higher for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to operating expenses at 1881 Pine Street. Expenses were minimal for the three-month and six-month periods ended June 30, 1996 due to the building being 100% vacant. For the three-month and six-month periods ended June 30, 1997, 1881 Pine Street incurred expenses for utilities, heating and air conditioning repairs, cleaning and other building services. Also contributing to the increase was an increase in the property tax accrual. 1881 Pine Street was under a redevelopment real estate tax incentive program, which expired December 31, 1996. The 1996 tax payment was approximately $23,000 compared to an estimate for 1997 taxes of approximately $212,000.



     Depreciation increased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to tenant improvements at 1881 Pine Street, Linear and Apollo offset by a decrease at the Kodak Building caused by tenant improvements for Invitrogen being fully depreciated in April 1996.



     General and administrative expenses increased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to lease commission expense at 1881 Pine Street for the new leases and at Apollo for the lease renewal. The management fee is based on cash flow from operations of RELP IV adjusted for cash reserves and fluctuated accordingly. The decrease in the management fee for the three-month and six-month periods ended June 30, 1997 was due to an increase in expenses at 1881 Pine Street.



     Minority interest in joint venture earnings decreased for the three-month and six-month periods ended June 30, 1997 as compared to the three-month and six-month periods ended June 30, 1996 due to a net loss for the joint venture property for the three-month and six-month periods ended June 30, 1997. Rental income at the Apollo Building decreased based on the lease renewal effective January 1, 1997.



INFLATION


     An increase in inflation could affect RELP IV's investments through increases in the costs of operating and maintaining the properties and in various administrative costs of RELP IV operations. The adverse effect inflation may have on operating expenses would be offset to some extent by increases in rental rates charged tenants at RELP IV'S properties. If high occupancy levels are maintained at the properties, increases in rental income should offset increasing property operating expenses with minimal effect on operating income.

                  COMPARISON OF OWNERSHIP OF UNITS AND SHARES

     The information below highlights a number of the significant differences between the RELPS and the Trust relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain of the respective legal rights associated with the ownership of Units and Shares. These comparisons are intended to assist Limited Partners in understanding how their investments will be changed if, as a result of the Merger, their Units are exchanged for Shares. This discussion is summary in nature and does not constitute a complete discussion of these matters, and Limited Partners should carefully review the balance of this Joint Proxy Statement/Prospectus for additional discussions.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                              FORM OF ORGANIZATION

Each of the RELPS is a limited partnership organized under California, Texas or Delaware law formed for the purpose of investing in a real estate portfolio consisting of income producing commercial or industrial real property. Each RELP has been treated as a partnership for federal income tax purposes. See "Business of the RELPS."

The Trust is a Texas real estate investment trust (a "Texas REIT") formed for the purpose of investing in real estate properties. As a Texas REIT, the Trust may remain in existence in perpetuity. The Trust intends to continue to qualify as a REIT for federal income tax purposes.

Each of the RELPS is a limited partnership under state law, while the Trust is organized as a Texas REIT. The RELPS and the Trust are each vehicles recognized as appropriate for the holding of real estate investments and afford passive investors, such as Limited Partners and shareholders, certain benefits, including limited liability, a professionally managed portfolio and the avoidance of double-level taxation on distributed income. The RELPS are under the control of their General Partners, while the Trust is governed by its Trust Managers. In addition, there are significant differences in the tax treatment of the RELPS as partnerships and the Trust as a REIT, and some of the material tax differences are summarized below under the captions "Taxation of Taxable Investors" and "Taxation of Tax-Exempt Investors."


                              LENGTH OF INVESTMENT


An investment in each of the RELPS was presented to Limited Partners as a finite life investment, with the Limited Partners to receive regular cash distributions out of the RELP's net operating income and special distributions of net sale proceeds through the liquidation of the RELP's real estate investments. Under each of the Partnership Agreements, the RELP's stated term of existence was for a substantial period (from 40 to 65 years depending upon the RELP), but the General Partner stated its intention of selling the RELP's properties within a period of four to ten years after acquisition or development of the properties. Limited Partners were advised that sale of the RELP's assets would, however, be dependent upon market conditions and as such, might vary from time to time. See "Business of the RELPS -- Properties."

Unlike the RELPS, the Trust intends to continue its operations for an indefinite time period and has no specific plans for disposition of the assets acquired through the Merger or subsequent acquisitions. The Trust intends to distribute at least 95% of its REIT taxable income, but expects to retain net sale or refinancing proceeds for new investments, capital expenditures, working capital reserves or other appropriate purposes. In contrast to the RELPS, the Trust will constitute a vehicle for taking advantage of future investment opportunities that may be available in the real estate markets. See "The Merger -- Background of and Reasons for Merger."

Limited Partners in each of the RELPS expect liquidation of their investment when the assets of the RELP are liquidated. In contrast, the Trust does not expect to dispose of its investments within any prescribed periods and, in any event, plans to retain the net sale proceeds for future investments unless distributions are required to retain REIT status. Shareholders are expected to achieve liquidity for their investments by trading the Shares in the market that may develop after the Merger, and not through the liquidation of the Trust's assets. The Shares may trade at a discount from, or premium to, their pro rata interest in the liquidation value of the Trust's properties.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                         PROPERTIES AND DIVERSIFICATION

The investment portfolio of each of the RELPS is generally limited to the assets acquired with the initial equity raised from the General and Limited Partners as well as the debt financing obtained by the RELPS within the established borrowing restrictions.

As a result of the Merger, the Trust will acquire substantially all of the properties of the Participating RELPS. In addition, the Trust may issue debt and/or equity securities in the future, and to retain all, or substantially all, of the net liquidation proceeds from the sale of the Trust's assets to finance expansion of the Trust's investment portfolio.

Through the Merger, the Trust's current portfolio and through additional investments that may be made from time to time, the Trust will have an investment portfolio substantially larger and more diversified than the portfolio of any of the RELPS. An investment in the Trust is subject to the risks normally attendant to ongoing real estate ownership and, if the Trust develops property, to the risks related to property development.

                             PERMITTED INVESTMENTS

Each of the RELPS was generally authorized to invest in all types of income-producing properties, as well as, in some cases, undeveloped real estate. The RELPS have limited their investments primarily to office buildings, shopping centers and industrial buildings. See "Business of the RELPS."

Under the Declaration of Trust, the Trust may purchase, hold, lease, manage, sell, develop, subdivide and improve real property and interests in real property. See "Investment Policies and Restrictions."


The RELPS have concentrated their investment typically in office and industrial buildings, while the Trust has concentrated its investments in industrial properties. The Declaration of Trust, however, authorizes it to make other real estate investments. Consequently, after the Merger, the Trust's investments will be more diversified than the investments of the RELPS. Such diversification, if it occurs, may serve as a hedge against the risk of having all of the Trust's investments limited to a single asset group but will also expose the Trust to the risk of owning and operating assets not directly related to its primary property type.


                               ADDITIONAL EQUITY


None of the RELPS is authorized to issue additional equity securities other than the Units.


The Trust Managers may, in their discretion, issue additional equity securities consisting of Common Shares or Preferred Shares, provided that the total number of Shares issued does not exceed the authorized number of Shares or Preferred Shares set forth in the Declaration of Trust. The Trust expects to raise additional equity from time to time to increase its available capital for investment.

Unlike the RELPS, the Trust has substantial flexibility to raise equity, through the sale of Shares or Preferred Shares, to finance its business and affairs. The Trust, through the issuance of new equity securities, may substantially expand its capital base to make new real estate investments. An investment in the Trust should not be viewed as an investment in a specified pool of assets, but instead as an investment in an ongoing real estate investment business, subject to the risks associated with a real estate portfolio that is expected to change from time to time. The issuance of additional equity securities by the Trust will dilute the interests of shareholders if sold at prices below their fair market value.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                               BORROWING POLICIES


Subject to varying restrictions, each of the RELPS was authorized to borrow funds for the acquisition and development of its original portfolio.


The Trust is permitted to borrow, on a secured or unsecured basis, funds to finance its business.

In conducting its business, the Trust may borrow funds to the extent believed appropriate. It is expected that the Trust will be more leveraged than the RELPS, some of which have not incurred significant borrowings in comparison to the overall value of their assets. Borrowing funds may allow the Trust to substantially expand its asset base, but likewise will increase the Trust's risks due to its leveraged investments.

                  RESTRICTIONS UPON RELATED PARTY TRANSACTIONS

In varying degrees, each of the Partnership Agreements restricts the applicable RELP from entering into a variety of business transactions with the General Partners and their Affiliates. Since each of the Partnership Agreements may be amended by a majority vote of Limited Partners, it is possible to amend the Partnership Agreement to authorize any transaction with the General Partners and affiliates.

Texas law allows the Trust to engage in transactions with Trust Managers, or other persons a Trust Manager is directly or indirectly interested in or connected with, as a trustee, partner, trust manager, shareholder, member, employee, officer or agent of such other persons. The Bylaws prohibit the Trust from entering into a transaction with any of the interested parties unless the terms and conditions of such transaction have been disclosed to the Trust Managers and approved by a majority of Trust Managers not otherwise interested in the matter (including a majority of independent Trust Managers or has been disclosed in reasonable detail to the shareholders, and approved by holders of a majority of Shares then outstanding or entitled to vote thereon).

Except for transactions specifically approved in the Partnership Agreements, the RELPS are, to varying degrees, not authorized to enter into transactions with the General Partners and their affiliates without Limited Partner approval. Texas law allows the Trust to enter into transactions with interested parties, such as Trust Managers, officers, significant shareholders, Realco and Affiliates thereof, but such transactions must be approved by a majority of the Trust Managers not interested in the matter provided that they have determined the transaction to be fair, competitive and commercially reasonable. Since the neither the Bylaws nor the Declaration of Trust requires the approval of shareholders for entering into transactions with interested parties, it may be easier for the Trust to enter into such transactions than it would be for the RELPS, where Limited Partner approval for such transactions is mandated.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                     MANAGEMENT CONTROL AND RESPONSIBILITY


Under each of the Partnership Agreements, the General Partners are, subject to certain narrow limitations, vested with all management authority to conduct the business of the RELP, including authority and responsibility for overseeing all executive, supervisory and administrative services rendered to the RELP. The General Partners have the right to continue to serve in such capacities unless removed by a majority vote of Limited Partners. Limited Partners have no right to participate in the management and control of the RELP and have no voice in its affairs except for certain limited matters that must be submitted to a vote of the Limited Partners under the terms of the Partnership Agreements or as required by law. See "Voting Rights" below. The General Partners are accountable as fiduciaries to the RELPS and are required to exercise good faith and integrity in their dealings in conducting the RELP's affairs. See "Fiduciary Responsibility -- General Partners of the RELPS."



The Board of Trust Managers will have exclusive control over the Trust's business and affairs subject only to the restrictions in the Declaration of Trust and the Bylaws. Shareholders have the right to elect members of the Board of Trust Managers. The Trust Managers are required to act in good faith and exercise care in conducting the Trust's affairs. See "Fiduciary
Responsibility -- Trust Managers and Officers of the Trust."


Shareholders will have greater control over management of the Trust than the Limited Partners have over the RELPS because the Trust Board is elected by the shareholders. The General Partners do not need to seek re-election annually, but instead serve unless removed by an affirmative vote of the Limited Partners, which is generally regarded as an extraordinary event only appropriate in cases of mismanagement and changes in control due to shifts in the ownership of Units.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                    MANAGEMENT LIABILITY AND INDEMNIFICATION

As a matter of state law, the General Partners have liability for the payment of RELP obligations and debts unless limitations upon such liability are expressly stated in the obligation. Each of the Partnership Agreements provides generally that neither General Partners nor any of their affiliates performing services on behalf of the RELP will be liable to the partnership or its Limited Partners for any act or omission performed in good faith pursuant to authority granted by the Partnership Agreement, and in a manner reasonably believed to be within the scope of the authority granted and in the best interest of the RELPS, provided that such act or omission did not constitute fraud, misconduct, bad faith or negligence. In addition, the Partnership Agreements indemnify the General Partners and their affiliates for liability, loss, damage, cost and expenses, including attorneys' fees, incurred by them in conducting the RELPS' business, except in events such as fraud, misconduct, bad faith or negligence.

The Declaration of Trust and state law provide broad indemnification rights to Trust Managers and officers who act in good faith, and in a manner reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to criminal actions or proceedings, without reasonable cause to believe their conduct was unlawful. In addition, the Declaration of Trust indemnifies Trust Managers and officers against amounts paid in settlement, authorizes the Trust to advance expenses incurred in defense, upon the Trust's receipt of an appropriate undertaking to repay such amounts if appropriate, and authorizes the Trust to carry insurance for the benefit of its offices and trust managers even for matters as to which such persons are not entitled to indemnification. See "Fiduciary Responsibility." Through the Merger, the Trust will be assuming all existing and contingent liabilities of the Participating RELP, including their obligations to indemnify the General Partners and others for litigation expenses that might be incurred by them for serving as general partners of the RELPS or for sponsoring the Merger.

To varying degrees, the General Partners of each of the RELPS have limited liability to the RELP for acts of omissions undertaken by them when performed in good faith, in a manner reasonably believed to be within the scope of their authority and in the best interests of the RELP. The General Partners also have, under specified circumstances, a right to be reimbursed for liability, loss, damage, costs and expenses incurred by them by virtue of serving as General Partners. Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the Trust Managers and officers of the Trust when acting on behalf of the Trust and upon the rights of such persons to seek indemnification from the Trust. The Trust believes that the scope of the liability and indemnification provisions in the Trust's governing documents provides protection against claims for personal liability against the Trust's Trust Managers and officers which is comparable to, though not identical with, the protections afforded to the General Partners and their affiliates under the Partnership Agreements. Through the Merger, the Trust will be assuming all of the existing and contingent liabilities of Participating RELP, including their obligations to indemnify the General Partners and other persons.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                            ANTI-TAKEOVER PROVISIONS

Changes in management can be effected only by removal of the General Partners, which action requires a majority vote of Limited Partners. Due to transfer restrictions in the Partnership Agreements, the General Partners may restrict transfers of the Units and, in particular, affect whether the transferees have voting rights. Of particular significance is that an assignee of a Unit may not become a substitute Limited Partner, entitling him to vote on matters that may be submitted to the Limited Partners for approval, unless such substitution is consented to by the General Partners, which consent, in the General Partners' absolute discretion, may be withheld. The General Partners may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a majority interest of the Limited Partners.

The Declaration of Trust and Bylaws contain a number of provisions that might have the effect of entrenching current management and delaying or discouraging a hostile takeover of the Trust. These provisions include, among others, the following:

(a) the power of the Trust Managers to issue 50,000,000 Preferred Shares, with such rights and preferences as determined by the Trust Managers;


(b) the power of the Trust Managers to stop transfers and/or redeem Shares under the following conditions: from any shareholder who owns, directly or indirectly, 9.8% or more of the outstanding Shares, from any five or fewer shareholders who own, directly or indirectly, more than 50% of the outstanding Shares, or from any other Shareholder if the Trust Managers otherwise determine in good faith that ownership of the outstanding Shares has or may become concentrated to an extent that may prevent the Trust from qualifying as a REIT under the Code. Any Shares transferred in violation of this restriction become "Excess Shares," with no voting or distribution rights. The Trust has the power to purchase or direct the sale of such Excess Shares, with the sale proceeds being paid to the former owner;



(c) Trust Managers remain in office unless removed by the shareholders or if another nominee for Trust Manager receives the vote of a majority of the outstanding Shares. Trust Managers remain on the Trust Board regardless of whether they receive a vote of the majority of the outstanding Shares at the Trust's annual meeting; and



(d) the requirement that, except in certain circumstances, certain "business combinations" (as defined therein) between the Trust and a "related person" (as also defined therein, generally a person or entity which owns more than 50% of the outstanding shares of the Trust) be approved by the affirmative vote of the holders of 80% of the outstanding Shares and Preferred Shares, including the vote of the holders of not less than 50% of the Shares and
    Preferred   Shares not owned by the related person. This business
    combination section in the Declara-

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------


                                                tion of Trust includes a "fair
                                                price provision" which is
                                                designed to prevent a purchaser
                                                from utilizing two-tier pricing
                                                and similar tactics in an
                                                attempted takeover of the Trust,
                                                and it may have the overall
                                                effect of making it more
                                                difficult to acquire and
                                                exercise control of the Trust.
                                                In very general terms, the fair
                                                price provision requires that
                                                unless a potential purchaser
                                                were willing to purchase 80% of
                                                the outstanding shares of the
                                                Trust as the first step in a
                                                business combination (or unless
                                                a potential purchaser were
                                                assured of obtaining the
                                                affirmative votes of at least
                                                80% of the Trust's outstanding
                                                shares), the purchaser would be
                                                required either to negotiate
                                                with the Trust Managers and
                                                offer terms acceptable to them
                                                or to abandon the proposed
                                                business combination. The fair
                                                price provision may provide the
                                                Trust Managers with enhanced
                                                ability to block any proposed
                                                acquisition of the Trust and to
                                                retain their positions in the
                                                event of a takeover bid and may
                                                require a related person to pay
                                                a higher price for shares or
                                                structure his, her or its
                                                transaction differently than
                                                would be the case in the absence
                                                of the Fair Price provision.
                                                Although it may, under certain
                                                circumstances, have the effect
                                                of discouraging unilateral
                                                tender offers or other takeover
                                                proposals and enhance the
                                                ability of the Trust Managers to
                                                retain their positions in the
                                                event of a takeover bid, the
                                                business combination provision
                                                in the Declaration of Trust
                                                assures, to some degree, fair
                                                treatment of all shareholders in
                                                the event of a two-step takeover
                                                attempt.


Certain provisions of the governing documents of the RELPS and the Trust could be used to deter attempts to obtain control of the RELPS and the Trust in transactions not approved by the General Partners and the Trust Managers, respectively. Because the Shares are freely transferable and traded on the NYSE, there is a greater likelihood of changes in control in the case of the Trust, notwithstanding those provisions that might be employed by the Trust Board to resist efforts to change control.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                                 VOTING RIGHTS

Limited Partners by a majority vote may, without the concurrence of the General Partners, amend the Partnership Agreement, dissolve the RELP, remove and/or elect a General Partner, and approve or disapprove the sale of all or substantially all of the RELP's assets. Limited Partners may not exercise these rights in a way to extend the term of the RELP, change the RELP to a general partnership, change the limited liability to the Limited Partners or affect the status of the RELP for federal income tax purposes. Furthermore, the RELPS cannot change the allocations of income, losses and cash distributions or the powers, rights and duties of the General Partner without the consent of the General Partner.

Shareholders are entitled to elect the Trust Board at each annual meeting of the Trust. However, Trust Managers remain in office even if they do not receive the vote of the holders of a majority of the outstanding Shares unless another nominee for his seat receives such a vote. The Declaration of Trust grants shareholders the non-exclusive right, with approval of the Trust Managers, to amend the Declaration of Trust or without Trust Manager approval, to amend the Bylaws, dissolve the Trust, vote to remove members of the Board of Trust Managers, and approve or disapprove the sale of substantially all of the Trust's assets. In addition, certain other actions may not be taken by the Trust Managers without the approval of shareholders, such as:

(a) amendment of the Declaration of Trust; and

(b) merger of the Trust with or into another entity unless (i) the Trust is the surviving entity and the merger does not amend in any respect the Declaration of Trust; (ii) each share of the Trust outstanding prior to the merger is to be an identical share of the Trust after the merger; and (iii) either no Shares or no securities convertible into Shares are issued under the plan or the authorized unissued Shares or treasury shares of the Trust to be issued under the merger plus those issuable upon conversion of any other securities to be issued in the merger do not exceed 20% of the Shares of the Trust outstanding immediately prior to the merger.

Shareholders have broader voting rights (i.e., the right to elect the Trust Managers at each annual meeting) than those currently afforded to Limited Partners.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------

                         LIMITED LIABILITY OF INVESTORS

Under each of the Partnership Agreements and applicable state law, the liability of Limited Partners for the RELP's debts and obligations is generally limited to the amount of their investment in the RELP, together with an interest in undistributed income, if any. The Units are fully paid and nonassessable.

Under Texas law, shareholders will not be liable for Trust debts or obligations. The Shares, upon issuance, will be fully paid and nonassessable.

The limitation on personal liability of Shareholders of the Trust is substantially the same as that of Limited Partners in the RELPS.

                            REVIEW OF INVESTOR LISTS

Generally speaking, Limited Partners of each of the RELPS are entitled to request copies of investor lists showing the names and addresses of all General and Limited Partners. The right to receive such investor lists may be conditioned upon the Limited Partners' payment of the cost of duplication and a showing that the request is for a reasonable purpose. Reasonable requests would include requests for investor lists for the purpose of opposing the Merger.

A Shareholder is entitled, upon written demand, to inspect and copy the share records of the Trust, at any time during usual business hours, for a purpose reasonably related to his interest as a shareholder.

The right of shareholders to review investor lists is substantially the same as the right afforded Limited Partners.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------


                         TAXATION OF TAXABLE INVESTORS



Income or loss earned by each of the RELPS, is not taxed at the partnership level. Limited Partners are required to report their allocable share of RELP income and loss on their respective tax returns. Income and loss from a RELP generally constitute "passive" income and loss, which can generally offset "passive" income and loss from other investments. Due to depreciation and other noncash items, cash distributions are not generally equivalent to the income and loss allocated to Limited Partners. During operations, such cash distributions are partially sheltered but, if the properties retain their value or appreciate, gain upon liquidation of the asset will exceed the cash distributions available to Limited Partners. After the end of each fiscal year, Limited Partners receive annual Schedule K-1 forms showing their allocable share of RELP income and loss for inclusion on their federal income tax returns.



If the Trust qualifies as a REIT (and the Trust intends to conduct its business to so qualify), the Trust generally is permitted to deduct distributions to its shareholders, which effectively reduces or eliminates the "double taxation" (at the corporate and shareholder levels) that typically results when a corporation earns income and distributes that income to shareholders in the form of dividends. Shareholders will only recognize income on amounts actually distributed by the Trust. Dividends received by shareholders from the Trust generally will constitute portfolio income; which cannot offset "passive" income and loss from other investments. Losses and credits generated within the Trust, however, do not pass through to the shareholders. Because the amount of distributions required to be made by the Company for purposes of maintaining its REIT characterization is determined based on a percentage of taxable income (calculated with depreciation deductions, excluding any net capital gains and prior to payment of any dividends) the amount of distributions required to be made by the Trust may be less than the distributions made by the RELPS. After the end of the Company's calendar year, Shareholders should receive a Form 1099-DIV used by corporations to report their dividend income.



     Each of the RELPS is a pass-through entity, whose income and loss is not taxed at the entity level but instead allocated directly to the General Partners and Limited Partners. Limited Partners are taxed on income or loss allocated to them, whether or not cash distributions are made to the Limited Partners. In contrast, the Trust intends to qualify as a REIT, allowing it to deduct dividends paid to its Shareholders. To the extent the Trust has net income (after taking into account the dividends paid deduction), such income will be taxed at the Trust's level at the standard corporate tax rates. Dividends paid to shareholders will constitute portfolio income and not passive income.

--------------------------------------------------------------------------------
                RELP                                       TRUST
--------------------------------------------------------------------------------


                        TAXATION OF TAX-EXEMPT INVESTORS



Income or loss earned by each of the RELPS is generally treated as UBTI unless the type of income generated by the RELP would constitute qualified rental income or other specifically excluded types of income. For RELP income to be characterized as rental income, the RELP could not provide services to tenants that are considered other than those usually or customarily rendered in connection with the rental of rooms for occupancy only. Because of the inherently factual nature of this issue, it is uncertain whether the income received by the RELPs in connection with the leasing of its Properties constitutes rental income for these UBTI purposes. Accordingly, there is risk that the RELP's income could be treated as UBTI for tax-exempt Limited Partners.



The IRS has ruled that income attributable to an investment in a REIT will not constitute UBTI to certain tax-exempt investors as long as such investor does not hold its shares subject to acquisition indebtedness. Accordingly, dividends received from the Trust by tax-exempt shareholders should not constitute UBTI if such shareholders did not finance the acquisition of their Shares. The amount of dividends paid to tax-exempt shareholders may be less than the distributions made to such entities from their respective RELP because of the REIT requirement that distributions be based on a percentage of REIT taxable income.



     A tax-exempt entity is treated as owning and carrying on the business activity conducted by a partnership in which such entity owns an interest. Accordingly, to the extent a tax-exempt Limited Partner owns an interest in a RELP, the income received by such RELP must not constitute UBTI in order for the tax-exempt Limited Partner to avoid taxation.

                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS



     This discussion is intended to provide Limited Partners with a comparison of the compensation, fees and distributions payable by the Trust to the General Partners and their Affiliates after the Merger with the compensation, fees and distribution currently payable by the RELPS to the General Partners and their Affiliates. The Trust intends to engage an Affiliate of Realco to manage and lease the properties obtained by the Trust from the Participating RELPS pursuant to the Merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements the Trust typically uses in managing its current properties. Other than compensation payable to Realco's designees as Trust Managers, the General Partners and their Affiliates will enter into no other compensation arrangements with the Trust.



     Each General Partner owns Units in the RELP for which it serves as General Partner. Consequently, each General Partner has received cash distributions as a result of owning these Units to the same extent as other Limited Partners, as well as distributions with respect to its general partner interest. If the Merger is consummated, the General Partners will receive distributions on Shares they receive in exchange for their Units to the same extent as other shareholders of the Trust. The General Partners have agreed to waive any right to receive Shares to which they may otherwise have been entitled in exchange for their general partnership interest.



     The General Partners believe that any conflicts that may have arisen between their interests and the interests of the Limited Partners in connection with the Merger were immaterial because, as described below, the compensation and fees the General Partners and their Affiliates expect to receive after the Merger for property management and leasing services are substantially similar, or identical, to the compensation and fees the General Partners and their Affiliates currently receive. Further, the Merger's effect on the cash distributions received previously to the Merger is identical to the Limited Partners and the General Partners and their Affiliates, except that the effect on the General Partners will be more detrimental considering that the General Partners will not receive Shares for their general partnership interest.



     Set forth below, for each RELP, is a table showing the actual amounts of compensation and distributions paid by each RELP on a combined basis to each respective General Partner and its Affiliates for the last three fiscal years and the most recently ended interim period. Each table also shows amounts of compensation and distributions that would have been paid if the compensation and distributions structure to be in effect after the Merger had been in effect during such period.



COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES



  RELP I



     The following table sets forth the compensation, fees and distributions by RELP I to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments to the amount that would have been paid assuming the Merger had occurred on January 1, 1994.



                                                      YEAR ENDED DECEMBER 31,
                                 ------------------------------------------------------------------     SIX MONTHS ENDED
                                         1994                   1995                   1996              JUNE 30, 1997
                                 --------------------   --------------------   --------------------   --------------------
                                  ACTUAL    PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                                 --------   ---------   --------   ---------   --------   ---------   --------   ---------
Management Fees(1).............  $ 29,205    $29,205    $ 40,089    $40,089    $ 48,992    $48,992    $ 27,014    $27,014
Advisor Fees(2)................    49,325         --      77,791         --      67,893         --      36,029         --
Leasing Commissions(3).........    28,108     28,108       9,671      9,671       9,199      9,199         220        220
Cash Distributions(4)..........   104,826         --     104,826     19,210     634,946     19,210      52,693         --
                                 --------    -------    --------    -------    --------    -------    --------    -------
                                 $211,464    $57,313    $232,377    $68,970    $761,030    $77,401    $115,956    $27,234
                                 --------    -------    --------    -------    --------    -------    --------    -------


---------------


(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties.



(2) Realco receives advisory fees of up to 4% of gross revenues from operations or 9% of RELP I's adjusted cash flow.

(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments to outside brokers have not been included. It was assumed for the pro forma numbers that the services of the outside brokers would still have been utilized.



(4) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.



  RELP II



     The following table sets forth the compensation, fees and distributions by RELP II to the General Partner and its Affiliates during the three most recent fiscal years and compares those payments to the amount that would have been paid assuming the Merger had occurred on June 30, 1995.



                                                                             YEAR ENDED JUNE 30,
                                                      ------------------------------------------------------------------
                                                              1995                   1996                   1997
                                                      --------------------   --------------------   --------------------
                                                       ACTUAL    PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                                                      --------   ---------   --------   ---------   --------   ---------
Management Fees(1)..................................  $ 12,299   $ 12,299    $ 12,110    $12,110    $ 12,496    $12,496
Leasing Commissions(2)..............................   185,066    185,066          --         --          --         --
Cash Distributions(3)...............................   321,184     38,318     270,471     38,318     339,208         --
                                                      --------   --------    --------    -------    --------    -------
                                                      $518,549   $235,683    $282,581    $50,428    $351,704    $12,496
                                                      ========   ========    ========    =======    ========    =======


---------------


(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties. Actual and pro forma numbers are based on a 1% property management fee.



(2) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement.



(3) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.



  RELP III



     The following table sets forth the compensation, fees and distributions by RELP III to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments to the amount that would have been paid assuming the Merger had occurred on January 1, 1994.



                                                     YEAR ENDED DECEMBER 31,
                             ------------------------------------------------------------------------      SIX MONTHS ENDED
                                     1994                    1995                      1996                  JUNE 30, 1997
                             --------------------   -----------------------   -----------------------   -----------------------
                              ACTUAL    PRO FORMA     ACTUAL     PRO FORMA      ACTUAL     PRO FORMA      ACTUAL     PRO FORMA
                             --------   ---------   ----------   ----------   ----------   ----------   ----------   ----------
Management Fees(1).........  $     --   $     --    $       --   $      --    $   27,114   $  39,117    $   61,651   $  102,751
Advisor Fees(2)............   135,340         --       164,444          --        67,148          --        82,201           --
Leasing Commissions(3).....        --         --            --          --        62,699      62,699       288,133      288,133
Interest Expense(4)........   208,656    233,973     1,229,888   1,298,049     1,141,138   1,264,892       711,851      749,042
Cash Distribution(5).......   106,901         --       106,901      21,474        70,562      21,474        29,819           --
                             --------   --------    ----------   ----------   ----------   ----------   ----------   ----------
                             $450,897   $233,973    $1,503,233   $1,319,523   $1,368,661   $1,388,182   $1,173,655   $1,139,926
                             ========   ========    ==========   ==========   ==========   ==========   ==========   ==========


---------------


(1) There were no property management fees for 1994 and 1995 since the properties were triple-net leased and managed by the respective single tenants and Curlew is excluded since it is not part of the Merger. In 1996, as the triple-net leases expired and the properties became multi-tenanted, RELP III began paying property management fees to USAA Realty Company, an Affiliate of Realco. USAA Realty Company receives fees of up to 6% of the cash receipts for managing and leasing services for the properties. Pro forma numbers assume a 5% property management fee. RELP III was limited to paying a 3% property management fee and up to a 3% leasing fee.

(2) Realco receives an advisory fee equal to 4% of cash receipts from operations not to exceed 9% of adjusted cash flow from RELP III.



(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments of lease commissions to outside brokers were not included. It was assumed for pro forma numbers that the services of an outside broker would still have been utilized.



(4) Represents interest on a note payable. Pro forma numbers assume the interest rate would have been .5% higher.



(5) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.



  RELP IV



     The following table sets forth the compensation, fees and distributions by RELP IV to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments to the amount that would have been paid assuming the Merger had occurred on January 1, 1994.



                                                      YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------------     SIX MONTHS ENDED
                                        1994                    1995                    1996              JUNE 30, 1997
                                --------------------   ----------------------   --------------------   --------------------
                                 ACTUAL    PRO FORMA     ACTUAL     PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                                --------   ---------   ----------   ---------   --------   ---------   --------   ---------
Management Fees(1)............  $ 63,118   $ 68,951    $   52,802   $ 57,512    $ 50,894   $ 54,536    $ 20,967   $ 22,845
Advisor Fees(2)...............    91,449         --        90,376         --      50,134         --      13,557         --
Leasing Commissions(3)........        --         --       262,476    262,476       3,574      3,574          --         --
Interest Expense(4)...........   600,000    630,000       600,000    630,000     600,000    630,000     313,578    159,929
Cash Distributions(5).........   100,516         --       100,516     18,587      65,575     18,587      27,244         --
                                --------   --------    ----------   --------    --------   --------    --------   --------
                                $855,083   $698,951    $1,106,170   $968,575    $770,177   $706,697    $375,346   $182,774
                                ========   ========    ==========   ========    ========   ========    ========   ========


---------------


(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties. Pro forma numbers include a 1% property management fee on the Linear Technologies property.



(2) Realco receives an advisory fee equal to 9% of adjusted cash flow from operations.



(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments of lease commissions to outside brokers were not included. It was assumed for the pro forma numbers that the services of an outside broker would still have been utilized.



(4) Represents interest on a note payable. Pro forma assumes that the interest rate would have been .5% higher.



(5) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.



DISTRIBUTION POLICIES



     None of the Trust's governing documents mandate the payment of distributions to shareholders. Distributions by the Trust will be determined by the Trust Managers and will be dependent upon a number of factors, including the federal income tax requirement that a REIT must distribute annually at least 95% of its taxable income. Although the Trust has not made distributions to shareholders for some time, it intends to make regular quarterly distributions in the future when it has sufficient cash from operations. See "Market Prices and Distributions -- Distribution" for a more detailed discussion of the Trust's distribution history. It is the policy of the Trust to retain proceeds from the sale, financing or refinancing of properties for reinvestment in new properties or for working capital purposes.

     The Partnership Agreement of each RELP requires that net cash from operations must be distributed quarterly to partners. Further, each Partnership Agreement would require that net proceeds obtained from the sale or refinancing of properties be distributed to partners, rather than being retained by the applicable RELP for reinvestment or working capital. See "Market Prices and Distributions -- Partnership Distributions" for a more detailed history of the distributions paid by the RELPS to their respective partners.



     Limited Partners participating in the Merger will experience substantial differences in the payment of distributions as shareholders of the Trust in comparison to owning Units in the RELPS. Rather than owning equity interests in an entity whose governing instruments require the distribution of net cash from operations and the net proceeds or refinancing of properties, they will own Shares in an entity whose governing documents do not require distributions under similar circumstances, with the payment of such distribution being subject to the discretion of the Trust Managers. Further, unlike the RELPS, which must distribute net proceeds from the sale or refinancing of properties, the Trust currently does not intend to distribute the net proceeds resulting from the sale or refinancing of properties, but rather to use such proceeds to acquire additional properties or for working capital purposes. See "Risk
Factors -- Potential Changes in Distribution Levels for Limited Partners."

                    EXECUTIVE AND TRUST MANAGER COMPENSATION

     The following table summarizes the compensation paid by the Trust to the executive officers of the Trust for the three years ended December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                   NAME AND                                    --------------------     ALL OTHER
              PRINCIPAL POSITION                FISCAL YEAR     SALARY      BONUS      COMPENSATION
              ------------------                -----------     ------      -----      ------------
Charles W. Wolcott                                 1996        $195,000    $100,000(1)    $8,039(4)
  President and CEO                                1995         189,000      72,000(2)     7,040(5)
                                                   1994         180,000      62,100(3)     7,222(6)
Marc A. Simpson                                    1996         110,000      55,000(1)     8,039(4)
  Vice President and CFO,                          1995         105,000      40,000(2)     6,838(5)
  Secretary and Treasurer                          1994          81,859(7)   34,500(3)     4,095(6)
David B. Warner                                    1996         110,000      55,000(1)     8,039(4)
  Vice President -- Operations                     1995         100,000      43,000(2)     6,312(5)
                                                   1994          92,000      34,500(3)     4,429(6)

---------------

(1) Represents bonus payments for 1996 paid in January 1997.

(2) Represents bonus payments for 1995 paid in January 1996.

(3) Represents bonus payments for 1994 paid in February 1995.

(4) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1997.

(5) Represents the Trust's contribution to the Retirement and Profit Sharing Plan in January 1996.

(6) Represents the Trust's contribution to the Retirement and Profit Sharing Plan paid in February 1995.

(7) Mr. Simpson's annualized salary for 1994 was $100,000.

     In 1995, the Trust paid its Non-Employee Trust Managers an annual fee of $20,000 plus $1,000 for each Trust Manager or committee meeting attended in person. In addition, the Trust Managers are reimbursed for their expenses incurred in connection with their duties as Trust Managers. In addition to the annual fee, Mr. Bricker received $17,000 in 1995 for attendance at Trust Manager and committee meetings. Mr. Wolcott did not receive any compensation for his services as a Trust Manager. In March 1996, the Trust increased the annual fee paid its Non-Employee Trust Managers to $40,000 plus $1,000 for each Trust Manager or committee meeting attended in person. In addition to the annual fee, Mr. Bricker received $16,000 and Mr. Giles received $11,000 in 1996 for attendance at Trust Manager and committee meetings.

     The Board of Trust Managers has voted to reduce their compensation effective July 1, 1997 to an annual retainer of $25,000 plus $1,000 for each Trust Manager meeting attended in person, $500 for each Trust Manager meeting attended via teleconference, $500 for each committee meeting attended in person and $250 for each committee meeting attended via teleconference. Each non-employee Trust Manager has the right to receive his annual retainer in cash and/or Shares.

  Bylaws Amendments Limiting Trust Manager Compensation

     Section 3.9 of the Bylaws of the Trust has been amended by the Trust Managers to limit the increase in cash compensation paid to the Trust Managers to 20% over the prior year without the approval of the holders of a majority of the Shares cast at the annual meeting of shareholders.

  Employment Agreements

     On March 13, 1996, the Trust entered into Bonus and Severance Agreements with each of Messrs. Wolcott, Simpson and Warner. These agreements formalized the Trust's policy of providing an annual incentive bonus of up to 50% of the employee's base salary upon the achievement of certain objectives established by the Compensation Committee. In addition, the agreements generally provide that if the employee is terminated within one year after a Change in Control (as defined), the employee will be entitled to receive an amount equal to one times the employee's annual base salary, continuation of health and welfare benefits for up to one year and the prorated amount of any annual incentive bonus earned through the date of termination. The agreements are effective through March 13, 1999.

  Committees of the Trust Managers

     The Trust Managers have appointed three committees, the Audit Committee, the Compensation Committee and the Investment Committee. All of the Committees include only Trust Managers who are independent of management and who are free from any relationship that would interfere with the exercise of their independent judgment. The Audit Committee appoints the independent public accountants for the Trust subject to ratification by the shareholders at the Annual Meeting and consults with the independent public accountants on the Trust's audited financial statements and on the efficacy of the Trust's internal control systems. The Compensation Committee establishes guidelines for compensation and benefits of the executive officers of the Trust based upon achievement of objectives and other factors, including review of compensation to executive officers of comparable entities and recommendations of independent compensation consultants. The Investment Committee reviews potential real property acquisitions and makes recommendations to the Trust Board. Mr. Bricker was the sole independent Trust Manager and member of the Audit and Compensation Committees until March 1996, at which time Mr. Giles was appointed to both of such committees. In January 1997, Mr. Duncan was appointed to the Compensation Committee and Mr. Kelley was appointed to the Audit Committee. The Trust does not have a Nominating Committee. The Investment Committee was formed in 1997 and consists of Messrs. Giles, Platt, Duncan and Kraska.

     Audit Committee. The Audit Committee of the Trust Managers met once during the 1996 fiscal year. The Audit Committee reviews and approves the scope and results of any outside audit of the Trust, and the fees therefor, and makes recommendations to the Trust Managers or management concerning auditing and accounting matters and the efficacy of the Trust's internal control systems. The Audit Committee selects the Trust's independent auditors. During the 1996 fiscal year, Messrs. Bricker and Giles served on the Audit Committee. Current members of the Audit Committee are Messrs. Bricker, Kelley and Giles.

     Compensation Committee. The Compensation Committee met two times during the 1996 fiscal year. The Compensation Committee establishes guidelines for compensation and benefits of the executive officers of the Trust based upon achievement of objectives and other factors. The Compensation Committee is also responsible for acting upon all matters concerning, and exercising such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan. During the 1996 fiscal year, Messrs. Bricker and Giles served on the Compensation Committee. Current members of the Compensation Committee are Messrs. Bricker, Duncan and Giles.


     Investment Committee. The Investment Committee was appointed on April 29, 1997. The committee reviews and is authorized to approve all proposed acquisitions up to $10,000,000. Any proposed acquisition in excess of $10,000,000 must be approved by the Trust Board. Current members of the Investment Committee are Messrs. Duncan, Giles, Kraska, Platt and Wolcott.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of Shares by (i) each Trust Manager, (ii) the Trust's Chief Executive Officer and each executive officer of the Trust, (iii) all Trust Managers and executive officers of the Trust as a group, and, (iv) to the Trust's knowledge, by any person owning beneficially more than 5% of the outstanding shares of such class, in each case at September 11, 1997. The percentage ownership of each person assumes conversion of the Trust's notes held by Realco and the purchase of an additional 995,847 Shares by clients and affiliates of MSAM. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all Shares shown as beneficially owned by such person.



                                                              AMOUNT AND NATURE      PERCENTAGE
                    BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP    OF CLASS
                    ----------------                       -----------------------   ----------
Theodore R. Bigman.......................................            10,000(1)          *
William H. Bricker.......................................            12,000(1)          *
T. Patrick Duncan........................................             3,000             *
Robert E. Giles..........................................            13,750(1)          *
Edward B. Kelley.........................................             5,000             *
Russell C. Platt.........................................            10,000(1)          *
Stanley J. Kraska, Jr....................................            10,000(1)(2)       *
Charles W. Wolcott.......................................           133,000(3)          *
Marc A. Simpson..........................................            34,500(4)          *
David B. Warner..........................................            26,000(4)          *
Lewis D. Friedland.......................................            35,000(5)            --
USAA Real Estate Company
  8000 Robert F. McDermott Freeway
  IH-10 West, Suite 600
  San Antonio, Texas 78230-3884..........................         5,927,015(6)        21.79%
ABKB/LaSalle Securities Limited Partnership
  LaSalle Advisors Limited Partnership
  William K. Morrill, Jr.
  Stanley J. Kraska, Jr.
  Keith R. Pauley
  100 East Pratt Street
  Baltimore, MD. 21202...................................         6,122,449(7)         22.50
Morgan Stanley, Dean Witter, Discover & Co.
The Morgan Stanley Real Estate Special Situations Fund I,
  L.P.
The Morgan Stanley Real Estate Special Situations Fund
  II, L.P.
Morgan Stanley Asset Management Inc.
  1221 Avenue of the Americas
  New York, N.Y. 10020...................................         8,163,265(8)(9)      30.01
All Trust Managers and executive officers as a group (11
  persons)...............................................           292,250             1.07%


---------------

 *  Ownership is less than 1% of outstanding Shares.


(1) Includes 10,000 Shares that may be purchased upon exercise of vested options.



(2) See note 7 below.



(3) Includes 50,000 Shares that may be purchased upon exercise of vested options.



(4) Includes 20,000 Shares that may be purchased upon exercise of vested options.



(5) Includes 35,000 Shares that may be purchased upon exercise of vested options.



(6) Includes (i) 2,724,809 Shares into which notes held by Realco may be converted (assumes a $2.00 per Share conversion price); and (ii) 20,000 Shares that may be purchased upon exercise of vested options transferred by Messrs. Duncan and Kelley to Realco.



(7) Based upon the Schedule 13D filed jointly by the listed reporting persons with the Commission on July 21, 1997, (i) ABKB has sole voting and dispositive power over 3,912,245 Shares; (ii) LaSalle

    Advisors has sole voting and dispositive power over 2,210,204 Shares; and
    (iii) each of Messrs. Morrill, Kraska and Pauley, as a managing director of both ABKB and LaSalle Advisors, has sole voting and dispositive power over the 3,912,245 Shares controlled by ABKB and the 2,210,204 Shares controlled by LaSalle Advisors (an aggregate 6,122,449 Shares). Messrs. Morrill, Kraska and Pauley disclaim, however, beneficial ownership of the 6,122,449 Shares, but state that as a group, the reporting persons have the sole power to vote and dispose of 6,122,449 Shares.



(8) Includes 995,847 Shares that may be acquired by certain clients and affiliates of MSAM in connection with the MSAM Transaction.



(9) Based upon the Schedule 13D filed jointly by the listed reporting persons with the Commission on July 18, 1997, (i) Morgan Stanley, Dean Witter, Discover & Co. has sole voting and dispositive power over 627,943 Shares and shared voting and dispositive power over 6,539,476 Shares; (ii) MSAM has shared voting and dispositive power over 6,539,476 Shares; (iii) The Morgan Stanley Real Estate Special Situations Fund I, L.P. has shared voting and dispositive power over 1,883,830 Shares; and (iv) The Morgan Stanley Real Estate Special Situations Fund II, L.P. has shared voting and dispositive power over 2,326,660 Shares. Pursuant to separate investment management agreements between MSAM and certain of its clients, MSAM has been granted voting and dispositive power with respect to the Shares held by each client.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     As detailed above, Realco currently owns 3,202,206 Shares, representing 13.74% of the outstanding Shares of the Trust. In February 1997, Realco purchased certain outstanding indebtedness of the Trust having a then current principal balance of $9,419,213. The notes were then modified by Realco to, among other things, reduce the principal amount of these notes from $9,419,213 to $7,040,721, resulting in an extraordinary gain on extinguishment of debt (including certain accrued interest) to the Trust of $2,643,000 in the first quarter of 1997. At the time the notes were modified, the Trust made a principal payment of $1,591,103, reducing the outstanding principal amount to $5,449,618. According to the modification terms, interest continues to accrue at 8.8%, payable monthly, and the maturity of the notes was extended from March 31, 1997 to December 31, 2000. In addition, Realco has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $2.00 per Share (if converted prior to December 31, 1997) or $2.25 per Share (if converted between December 31, 1997 and December 31, 2000). Upon consummation of the Merger and assuming conversion of the notes, Realco will own approximately 17.39% of the outstanding Shares of the Trust.


     Pursuant to its rights under the Realco Share Purchase Agreement, Realco requested that Edward B. Kelley and T. Patrick Duncan, who are also executive officers of Realco, be appointed Trust Managers. On December 20, 1996, the Trust Managers unanimously voted to appoint Messrs. Kelley and Duncan as Trust Managers.

     On June 20, 1997, the Trust entered into the MSAM Transaction pursuant to which certain clients and affiliates of MSAM agreed to acquire up to 8,163,265 Shares. As of July 18, 1997, they had acquired 7,167,418 Shares. The remaining Shares will be acquired at such time as the Trust issues additional Shares. Messrs. Platt and Bigman were appointed as Trust Managers effective July 8, 1997 in connection with the MSAM Transaction.

     On July 3, 1997, the Trust entered into the LaSalle Transaction pursuant to which ABKB and LaSalle Advisors, on behalf of certain clients, agreed to purchase 6,122,449 Shares. The closing of the sale occurred on July 10, 1997. Mr. Kraska was appointed as a Trust Manager effective July 10, 1997 in connection with the LaSalle Transaction.

         COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES

RELP I

     Realco, as the advisor to RELP I, may receive real estate brokerage commissions of up to 1% of the aggregate selling prices of properties sold, management fees of up to 4% of gross revenues from operations or 9% of the RELP I's adjusted cash flow, and an annual mortgage servicing fee of up to 1/4 of 1% of amounts funded by RELP I in mortgage loans which are serviced by Realco.

     Through January 1995, a portion of RELP I's working capital reserve and other available funds were invested in USAA Mutual Fund, Inc., an affiliate of the RELP I General Partner, and earned interest thereon at market rates.

     Quorum Real Estate Services Corporation ("USAA Realty"), an affiliate of the RELP I General Partner, provides managing and leasing services for the properties.

     A summary of transactions with affiliates for the years ended December 31, 1996, 1995 and 1994 follows:

                                                                                     MORTGAGE
                             REIMBURSEMENT    INTEREST    MANAGEMENT     LEASING     SERVICING
                             OF EXPENSES(1)    INCOME        FEES      COMMISSIONS     FEES        TOTAL
                             --------------   ---------   ----------   -----------   ---------   ---------
USAA Mutual Fund, Inc.:
  1996.....................     $     --      $      --    $    --       $    --      $    --    $      --
  1995.....................           --            (18)        --            --           --          (18)
  1994.....................           --           (363)        --            --           --         (363)
Realco:
  1996.....................     $117,027        (52,124)    67,893            --        1,115      133,911
  1995.....................      112,413       (612,757)    77,791            --       13,600     (408,953)
  1994.....................      136,978       (605,535)    49,325            --       12,427     (406,805)
USAA Realty:
  1996.....................     $ 60,609             --     48,992        17,282           --      126,883
  1995.....................       19,550             --     40,089        16,273           --       75,912
  1994.....................       15,832             --     29,205        15,745           --       60,782

---------------


(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expense incurred on behalf of RELP I at actual cost and does not include any mark-up or items normally considered as overhead.

RELP II

     USAA Investors II, Inc., the General Partner, may receive, in the aggregate, property acquisition fees and loan origination and commitment fees of up to 5% of the gross offering proceeds; real estate brokerage commissions of up to 2% of the selling prices of properties sold; 10% of all distributions of Net Cash from Operations and an annual mortgage servicing fee of up to 1/4 of 1% of amounts funded by the RELP in mortgage loans which are serviced by the General Partner.

     Through January 1995, RELP II had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     USAA Realty provides property management and leasing services for the properties.


     A summary of transactions with affiliates for the years ended June 30, 1997, 1996 and 1995 are as follows:



                                   REIMBURSEMENT                                         MORTGAGE
                                        OF         INTEREST   MANAGEMENT     LEASING     SERVICING
                                    EXPENSES(1)     INCOME       FEES      COMMISSIONS     FEES       TOTAL
                                   -------------   --------   ----------   -----------   ---------   -------
USAA Mutual Fund, Inc.:
  1997...........................     $    --       $  --      $    --       $    --      $    --         --
  1996...........................          --          --           --            --           --         --
  1995...........................          --        (316)          --            --           --       (316)
Realco:
  1997...........................      78,288          --           --            --           --     78,288
  1996...........................      71,029          --           --            --           --     71,029
  1995...........................      89,155          --           --            --           --     89,155
USAA Realty:
  1997...........................       3,255          --       12,496        39,908           --     55,659
  1996...........................       3,016          --       12,110        12,444           --     27,570
  1995...........................       2,823          --       12,299            --           --     15,122


---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expense incurred on behalf of RELP II at actual cost and does not include any mark-up or items normally considered as overhead.

RELP III

     Realco, as the advisor to RELP III, may receive property acquisition fees of up to 4% of the gross offering proceeds, real estate brokerage commissions of up to 1% of the aggregate selling prices of property sold and management fees equal to 4% of Cash Receipts from Operations not to exceed 9% of adjusted cash flow from RELP III.

     Through January 1995, RELP III had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     An affiliate of the General Partner, Las Colinas Management Company, received monthly payments of principal of $227,272.72 plus interest at one-month LIBOR plus .625% through August 31, 1996. The mortgage loan was converted to interest only payments at an interest rate of 9.57%.

     USAA Realty provides property management and leasing services for the properties.

     A summary of transactions with affiliates for the years ended December 31, 1996, 1995 and 1994 are as follows:

                            REIMBURSEMENT    INTEREST   MANAGEMENT     LEASING      INTEREST
                            OF EXPENSES(1)    INCOME       FEES      COMMISSIONS   EXPENSE(2)     TOTAL
                            --------------   --------   ----------   -----------   ----------   ----------
USAA Mutual Fund, Inc.:
  1996....................     $     --      $     --    $     --      $    --     $       --   $       --
  1995....................           --        (1,262)         --           --             --       (1,262)
  1994....................           --       (36,253)         --           --             --      (36,253)
Realco:
  1996....................      200,417            --      60,523           --        964,529    1,225,469
  1995....................      162,493            --     168,389           --      1,191,014    1,521,896
  1994....................      174,407            --     149,216           --      1,005,973    1,329,596
Las Colinas Management
  Company:
  1996....................           --            --          --           --      1,141,138    1,141,138
  1995....................           --            --          --           --      1,229,888    1,229,888
  1994....................           --            --          --           --        208,656      208,656
USAA Realty:
  1996....................       85,876            --      63,446       30,541             --      179,863
  1995....................       47,548            --      46,628       22,816             --      116,992
  1994....................       41,652            --      46,501       24,824             --      112,977

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expense incurred on behalf of RELP III at actual cost and does not include any mark-up or items normally considered as overhead.


(2) Represents interest expense incurred at market rate on mortgage loans.

RELP IV

     Realco may receive property acquisition fees of up to 5% of gross offering proceeds, real estate brokerage commissions of up to 2% of the aggregate selling prices of properties sold and management fees of 9% of adjusted cash flow from operations.

     Through January 1995, a portion of RELP IV's working capital reserve and other available funds were invested in USAA Mutual Funds, Inc. and earned interest thereon at market rates.

     USAA Realty provides property management and leasing services for the properties.

     A summary of transactions with affiliates for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                REIMBURSEMENT
                                     OF         INTEREST   MANAGEMENT     LEASING      INTEREST
                                 EXPENSES(1)     INCOME       FEES      COMMISSIONS   EXPENSE(2)    TOTAL
                                -------------   --------   ----------   -----------   ----------   --------
USAA Mutual Fund, Inc.:
  1996........................    $     --       $  --      $    --       $    --      $     --    $     --
  1995........................          --         (27)          --            --            --         (27)
  1994........................          --        (542)          --            --            --        (542)
Realco:
  1996........................     114,171          --       50,134            --       600,000     764,305
  1995........................     108,885          --       90,376            --       600,000     799,261
  1994........................     110,947          --       91,449            --       600,000     802,396
USAA Realty:
  1996........................      33,042          --       50,894        30,947            --     114,883
  1995........................      36,559          --       52,802         9,487            --      98,848
  1994........................      22,556          --       63,118         8,865            --      94,539

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expense incurred on behalf of RELP IV at actual cost and does not include any mark-up or items normally considered as overhead.

(2) Represents interest expense incurred on an note payable.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule of American Industrial Properties REIT as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in this Joint Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     The financial statements and financial statement schedules of USAA Real Estate Income Investments I Limited Partnership, A California Limited Partnership and USAA Income Properties III Limited Partnership as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the consolidated financial statements and financial statement schedules of USAA Income Properties IV Limited Partnership as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the financial statements and financial statement schedules of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINIONS

     The legality of the Shares to be issued in the Merger will be passed on for the Trust by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas, counsel to the Trust and to each RELP, will deliver opinions to the Trust and each RELP respectively, concerning federal income tax consequences of the Merger.

                             SHAREHOLDER PROPOSALS

     A proper proposal submitted by a shareholder for presentation at the Trust's annual meeting relating to fiscal 199 and received at the Trust's
principal executive office no later than             , 199 will be included in
the Proxy Statement and Proxy related to such annual meeting.

                                 OTHER MATTERS

     The Trust Managers do not intend to bring any matter before the Trust Special Meeting other than as specifically set forth in the Notice of Special Meeting of Shareholders, nor does it know of any matter to be brought before the Trust Special Meeting by others. If, however, any other matters properly come before the Trust Special Meeting, it is the intention of the proxy holders to vote such proxy in accordance with their best judgment.

     The General Partners do not intend to bring any matter before the RELP Special Meeting other than as specifically set forth in each Notice of Special Meeting of Partners, nor does it know of any matter to be brought before the RELP Special Meeting by others. If, however, any other matters properly come before the RELP Special Meeting, it is the intention of the proxy holders to vote such proxies in accordance with their best judgment.

                                    GLOSSARY

     "ABKB" means ABKB/LaSalle Securities Limited Partnership.

     "ACQUISITION PROPOSAL" shall have the meaning set forth in the Merger Agreement.

     "ACMS" means asbestos-containing materials.

     "ADA" means Americans with Disabilities Act of 1990.

     "AFFILIATE" means with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

     "AIP ACQUISITION PROPOSAL" shall have the meaning set forth in the Merger Agreement.

     "AIP EXPENSES" means all documented out-of-pocket costs and expenses (up to a maximum of a RELP's Proportionate Share of $1,000,000) incurred by the Trust in connection with the Merger Agreement and the transactions contemplated thereby.

     "AIP MATERIAL ADVERSE EFFECT" shall have the meaning set forth in the Merger Agreement.


     "APPLICABLE COURT" means the court in which a petition demanding a determination of the fair value of the Dissenting Units may be filed.


     "BOARD OF DIRECTORS" means collectively the Boards of Directors of the RELPS.


     "BUSINESS COMBINATION" means (A) any merger or consolidation, if and to the extent permitted by law, of the Trust or a subsidiary, with or into a Related Person, (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part (as hereinafter defined) of the assets of the Trust and its subsidiaries (taken as a whole) (including, without limitation, any voting securities of a subsidiary) to or with a Related Person,
(C) the issuance or transfer by the Trust or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Trust or a subsidiary of the Trust to a Related Person, (D) any reclassification of securities (including any reverse Share split) or recapitalization by the Trust, the effect of which would be to increase the voting power (whether or not currently exercisable) of the Related Person, (E) the adoption of any plan or proposal for the liquidation or dissolution of the Trust proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionately as a shareholder), (F) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing, and (G) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.


     "BYLAWS" means the Trust's Fifth Amended and Restated Bylaws.


     "CLOSING PRICE" means $          , the closing price of the Trust's Shares
on the NYSE on           , 199 .


     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CORPORATE SUBSIDIARIES" means the Trust's wholly-owned corporate subsidiaries.

     "DECLARATION OF TRUST" means the Trust's Third Amended and Restated Declaration of Trust.


     "DISINTERESTED TRUST MANAGERS" means all of the Trust Managers except the designees of Realco. The Disinterested Trust Managers prior to June 8, 1997 are Charles W. Wolcott, William H. Bricker, and Robert E. Giles. Theodore R. Bigman and Russell C. Platt became Disinterested Trust Managers on June 8, 1997. Stanley J. Kruska, Jr. became a Disinterested Trust Manager on July 10, 1997.



     "DISSENTERS' RIGHTS" means the right voluntarily granted by the Trust to the Limited Partners to dissent with respect to the Merger and, subject to certain conditions, receive payment in Shares equal to the "fair value" of his Dissenting Units.



     "DISSENTING UNITS" means the Units held by Limited Partners that exercise Dissenters' Rights.

     "DUE DILIGENCE PERIOD" means June 30, 1997 through October 7, 1997.


     "EFFECTIVE TIME" means the effective time of the Merger.

     "EXCHANGE AGENT" means Boston EquiServe Limited Partnership.

     "EXEMPT ORGANIZATIONS" means the tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts.


     "EXPENSES" means collectively the AIP Expense and the RELP Expenses.



     "EXCHANGE PRICE" means $2.625 per Share.


     "EXCHANGE RATIO" means with respect to (i) RELP I, 79.52 Shares per Unit;
(ii) RELP II, 143.17 Shares per Unit; (iii) RELP III, 82.99 Shares per Unit; and
(iv) RELP IV, 75.68 Shares per Unit.

     "FAD" means funds available for distribution.

     "FDOT" means Florida Department of Transportation.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

     "FFO" means funds from operations.

     "GP VALUE" means Houlihan's estimate as to the value of the General Partners' interest in each RELP.

     "GENERAL PARTNER" shall mean collectively USAA Investors I, Inc., USAA Investors II, Inc., USAA Income Properties III, Inc. and USAA Income Properties IV, Inc., the General Partner of RELP I, RELP II, RELP III and RELP IV, respectively.

     "HFS" means Hospitality Franchise Systems, Inc.

     "HOULIHAN" means Houlihan Lokey Howard & Zukin.

     "HOULIHAN OPINION" means the fairness opinion of Houlihan delivered to the Boards of Directors of the General Partners on June 30, 1997.

     "INDEPENDENT APPRAISER" means the appraiser of the fair market value of Dissenting Units.


     "ISI" means Integrated Systems, Inc.


     "INVESTOR SERVICES" means Real Estate Limited Partnership Investor Services, a department of Realco.


     "INVITROGEN" means Invitrogen Corporation.


     "JOINT VENTURE" means the Combined Capital Resources Joint Venture.

     "LASALLE ADVISORS" means LaSalle Advisors Limited Partnership.

     "LASALLE TRANSACTION" means the sale by the Trust of an aggregate of 6,122,449 Shares to ABKB, as Agent for and for the benefit of certain clients, and LaSalle Advisors, as Agent for and for the benefit of certain clients, pursuant to Common Share Purchase Agreements dated as of July 3, 1997.


     "LAWSUIT" means the purported class action lawsuit filed in the Superior Court of the State of Arizona against Realco, the General Partners of the RELPS, certain other affiliated entities, members of the Boards of Directors of the General Partners and the Trust.


     "LIQUIDATED DAMAGES AMOUNT" means $2,000,000.

     "LIMITED PARTNERS" means collectively, the holders of Units in the RELPS.

     "LINEAR TECHNOLOGY" means Linear Technology Corporation.

     "LP VALUE" means Houlihan's estimate as to the value of the General Partners' interest in each RELP.

     "MERGER" means the merging of the RELPS with and into the Trust.

     "MERGER AGREEMENT" means collectively, the Amended and Restated Agreements and Plans of Merger dated as of June 30, 1997 by and between the Trust and each of the RELPS.


     "MERGER CONSIDERATION" means the Shares to be received by Limited Partners in connection with the Merger.

     "MLI" means The Manufacturers Life Insurance Company.


     "MLI NOTES" means the Trust's 8.8% unsecured notes.


     "MSAM" means Morgan Stanley Asset Management Inc., a Delaware corporation.

     "MSAM TRANSACTION" means the sale by the Trust of up to an aggregate of 8,163,265 Shares to MS Real Estate Special Situations, Inc. and MSAM, as agent and attorney-in-fact of certain of its clients, pursuant to a Common Share Purchase Agreement dated as of June 30, 1997.

     "NAREIT" means the National Association of Real Estate Investment Trusts.

     "NON-U.S. SHAREHOLDERS" means nonresident alien individuals, foreign corporation, foreign partnership and other foreign holders of Shares.

     "NYSE" means the New York Stock Exchange.

     "OPTION PRICE" means the price at which MIL was willing to sell the Trust's notes to the Trust.

     "PARTICIPATING RELP" means those RELPS whose Limited Partners approve the Merger.

     "PREFERRED SHARES" means the Trust's Preferred Shares of Beneficial Interest, par value $0.10 per share.

     "PRIVATE PLACEMENT" means collectively, the sale of Shares pursuant to the MSAM Transaction and the LaSalle Transaction.

     "PROPORTIONATE SHARE" means each RELP's share based upon its book value as of March 31, 1997.


     "PRUDENTIAL SECURITIES" means Prudential Securities Incorporated.



     "PRUDENTIAL SECURITIES OPINION" means the fairness opinion of Prudential Securities delivered to the Trust on July 10, 1997.


     "QUALIFYING INCOME" means income described in Section 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code.

     "R&D" means research and development.

     "REALCO" means USAA Real Estate Company, a Delaware corporation.

     "REALCO SHARE PURCHASE AGREEMENT" means that certain Share Purchase Agreement dated December 13, 1996, by and between the Trust and Realco.

     "REIT" means a real estate investment trust.


     "RELATED PERSON" means any individual, corporation, partnership or other "person" (as defined in Section 13(d)(3) of the Exchange Act), and the "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Exchange Act) of any such individual, corporation, partnership or other person which individually or together is the "Beneficial Owner" (as defined in Rule 13d-3 of the Exchange
Act) in the aggregate of more than 50% of the outstanding Shares of the Trust, other than the Trust or any employee benefit plan(s) sponsored by the Trust, except that an individual, corporation, partnership or other person which individually or together Beneficially Owns or upon conversion of debt securities (owned or with regard to which such individual, corporation, partnership or other person is committed to purchase as of the date of adoption of the Declaration of Trust) would own in excess of 20% of the outstanding Shares on June 30, 1997 shall only be considered a Related Person at such time as he, she, it or they acquire in the aggregate Beneficial Ownership of more than 80% of the outstanding Shares.

     "RELATED TRANSACTIONS" means the proposed sale of the Curlew Crossing property by RELP III to Realco and the proposed sale of RELP II's joint venture interest in the Sequoia Plaza I Building to Realco.

     "RELP" means any of RELP I, RELP II, RELP III and RELP IV.

     "RELP I" means USAA Real Estate Income Investments I, A California Limited Partnership, a California limited partnership.

     "RELP II" means USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership.

     "RELP III" means USAA Real Estate Income Properties III Limited Partnership, a Delaware limited partnership.

     "RELP IV" means USAA Income Properties IV Limited Partnership, a Delaware limited partnership.

     "RELP ACQUISITION PROPOSAL" shall have the meaning set forth in the Merger Agreement.

     "RELP EXPENSES" means all documented out-of-pocket costs and expenses (up to a maximum of a RELP's Proportionate Share of $1,000,000) incurred by the RELP in connection with the Merger Agreement and the transactions contemplated thereby.

     "RELP MATERIAL ADVERSE EFFECT" shall have the meaning set forth in the Merger Agreement.

     "RELP SPECIAL MEETING" means the joint special meeting of the Limited
Partners to be held on             , 199 .

     "RELPS" means collectively, RELP I, RELP II, RELP III and RELP V.

     "RENT" means rent received by the Trust from its tenants.

     "SHARES" means the Trust's Common Shares of Beneficial Interest, par value $0.10 per share.

     "SPECIAL MEETINGS" means collectively the Trust Special Meeting and the RELP Special Meeting.


     "SUBSTANTIAL PART" means more than 35% of the book value of the total assets of the Trust and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is made.


     "TRUST" means American Industrial Properties REIT, a Texas REIT.

     "TRUST SPECIAL MEETING" means the special meeting of shareholders of the
Trust to be held on             , 199 .

     "UBTI" means unrelated business taxable income.

     "UNITS" means Units of Limited Partnership Interests in any of the RELPS.

     "USAA" means United Services Automobile Association.

     "USAA REALTY" means USAA Realty Company.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
AMERICAN INDUSTRIAL PROPERTIES REIT
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Report of Independent Auditors.........................   F-3
     Consolidated Statements of Operations for the years
      ended December 31, 1996,
       1995 and 1994........................................   F-4
     Consolidated Balance Sheets as of December 31, 1996 and
      1995..................................................   F-5
     Consolidated Statements of Changes in Shareholders'
      Equity for the years ended
       December 31, 1996, 1995 and 1994.....................   F-6
     Consolidated Statements of Cash Flows for the years
      ended December 31, 1996,
       1995 and 1994........................................   F-7
     Notes to Consolidated Financial Statements.............   F-8
     Schedule III -- Consolidated Real Estate and
      Accumulated Depreciation..............................  F-15
     Notes to Schedule III..................................  F-16
  QUARTERLY UNAUDITED FINANCIAL STATEMENTS
     Consolidated Statements of Operations for the three and
      six months ended June 30, 1997 and 1996 (unaudited)...  F-17
     Consolidated Balance Sheets as of June 30, 1997
      (unaudited) and December 31, 1996.....................  F-18
     Consolidated Statements of Cash Flows for the six
      months ended June 30, 1997 and 1996 (unaudited).......  F-19
     Notes to Consolidated Financial Statements.............  F-20
USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report...........................  F-23
     Balance Sheets as of December 31, 1996 and 1995........  F-24
     Statements of Income for the years ended December 31,
      1996, 1995 and 1994...................................  F-25
     Statements of Partners' Equity for the years ended
      December 31, 1996, 1995 and 1994......................  F-26
     Statements of Cash Flows for the years ended December
      31, 1996, 1995 and 1994...............................  F-27
     Notes to Financial Statements..........................  F-28
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-32
     Notes to Schedule III..................................  F-33
  QUARTERLY UNAUDITED FINANCIAL STATEMENTS
     Condensed Balance Sheets as of June 30, 1997
      (unaudited) and December 31, 1996.....................  F-34
     Condensed Statements of Income for the three and six
      months ended June 30, 1997 and 1996 (unaudited).......  F-35
     Condensed Statements of Cash Flows for the six months
      ended June 30, 1997 and 1996 (unaudited)..............  F-36
     Notes to Condensed Financial Statements................  F-37
USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report...........................  F-38
     Balance Sheets as of June 30, 1997 and 1996............  F-39
     Statements of Income for the years ended June 30, 1997,
      1996 and 1995.........................................  F-40
     Statements of Partners' Equity for the years ended June
      30, 1997, 1996 and 1995...............................  F-41
     Statements of Cash Flows for the years ended June 30,
      1997, 1996 and 1995...................................  F-42
     Notes to Financial Statements..........................  F-43
     Schedule III -- Real Estate and Accumulated
      Depreciation..........................................  F-50
     Notes to Schedule III..................................  F-51

                                                                                                               PAGE
                                                                                                             ---------
USAA INCOME PROPERTIES III LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report..........................................................................       F-52
     Balance Sheets as of December 31, 1996 and 1995.......................................................       F-53
     Statements of Income for the years ended December 31, 1996, 1995 and 1994.............................       F-54
     Statements of Partners' Equity for the years ended December 31, 1996, 1995 and 1994...................       F-55
     Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994.........................       F-56
     Notes to Financial Statements.........................................................................       F-57
     Schedule III -- Real Estate and Accumulated Depreciation..............................................       F-62
     Notes to Schedule III.................................................................................       F-63
  QUARTERLY UNAUDITED FINANCIAL STATEMENTS
     Condensed Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996........................       F-64
     Condensed Statements of Operations for the three and six months ended June 30, 1997 and 1996
      (unaudited)..........................................................................................       F-65
     Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996 (unaudited)........       F-66
     Notes to Condensed Financial Statements...............................................................       F-67
USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP
  ANNUAL AUDITED FINANCIAL STATEMENTS
     Independent Auditors' Report..........................................................................       F-68
     Consolidated Balance Sheets as of December 31, 1996 and 1995..........................................       F-69
     Consolidated Statements of Operations for the years ended December 31, 1996,
       1995 and 1994.......................................................................................       F-70
     Consolidated Statements of Partners' Equity for the years ended December 31, 1996,
       1995 and 1994.......................................................................................       F-71
     Consolidated Statements of Cash Flows for the years ended December 31, 1996,
       1995 and 1994.......................................................................................       F-72
     Notes to Consolidated Financial Statements............................................................       F-73
     Schedule III -- Consolidated Real Estate and Accumulated Depreciation.................................       F-79
     Notes to Schedule III.................................................................................       F-80
  QUARTERLY UNAUDITED FINANCIAL STATEMENTS
     Condensed Consolidated Balance Sheets as of June 30, 1997 (unaudited) and
       December 31, 1996...................................................................................       F-81
     Condensed Consolidated Statements of Operations for the three and six months ended
       June 30, 1997 and 1996 (unaudited)..................................................................       F-82
     Condensed Consolidated Statements of Cash Flows for the six months ended
       June 30, 1997 and 1996 (unaudited)..................................................................       F-83
     Notes to Condensed Consolidated Financial Statements..................................................       F-84

                         REPORT OF INDEPENDENT AUDITORS

Trust Managers and Shareholders
American Industrial Properties REIT:


     We have audited the accompanying consolidated balance sheets of American Industrial Properties REIT (the "Trust") as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the consolidated financial statement schedule listed in the Index at Item 21(b). These financial statements and schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Trust as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

                                                     /s/ ERNST & YOUNG LLP
                                                   -----------------------------
                                                   ERNST & YOUNG LLP

Dallas, Texas
February 13, 1997
  except for Note 14, as to
  which the date is February 26, 1997

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1996         1995         1994
                                                            ---------    ---------    ---------
REVENUES
  Rents...................................................  $   8,592    $   8,676    $   8,397
  Tenant reimbursements...................................      2,728        2,734        2,683
  Interest income.........................................        158          369          146
                                                            ---------    ---------    ---------
                                                               11,478       11,779       11,226
                                                            ---------    ---------    ---------
EXPENSES
  Property operating expenses:
     Property taxes.......................................      1,421        1,397        1,421
     Property management fees.............................        430          428          442
     Utilities............................................        476          478          501
     General operating....................................        849          795          705
     Repairs and maintenance..............................        529          431          656
     Other property operating expenses....................        317          322          227
  Depreciation and amortization...........................      2,909        2,777        3,133
  Interest on 8.8% notes payable..........................      4,003        4,707        4,001
  Interest on mortgages payable...........................      1,898        1,778          850
  Amortization of original issue discount on Zero Coupon
     Notes due 1997.......................................         --           --          419
  Administrative expenses:
     Trust administration and overhead....................      1,830        1,424        1,505
     Litigation, refinancing and proxy costs..............      1,548          980        1,027
  Provision for possible losses on real estate............         --          600          650
                                                            ---------    ---------    ---------
                                                               16,210       16,117       15,537
                                                            ---------    ---------    ---------
  Loss from operations....................................     (4,732)      (4,338)      (4,311)
  Gain (loss) on sales of real estate.....................        177         (191)          --
                                                            ---------    ---------    ---------
  Loss before extraordinary items.........................     (4,555)      (4,529)      (4,311)
  Extraordinary gain (loss) on extinguishment of debt.....      5,810          (55)          --
  Extraordinary loss on partial in-substance defeasance of
     Zero Coupon Notes due 1997...........................         --           --         (344)
                                                            ---------    ---------    ---------
NET INCOME (LOSS).........................................  $   1,255    $  (4,584)   $  (4,655)
                                                            =========    =========    =========
PER SHARE DATA
  Loss from operations....................................  $   (0.52)   $   (0.48)   $   (0.47)
  Gain (loss) on sales of real estate.....................       0.02        (0.02)          --
  Extraordinary gain (loss) on extinguishment of debt.....       0.64        (0.01)          --
  Extraordinary loss on partial in-substance defeasance of
     Zero Coupon Notes due 1997...........................         --           --        (0.04)
                                                            ---------    ---------    ---------
  Net Income (Loss).......................................  $    0.14    $   (0.51)   $   (0.51)
                                                            =========    =========    =========
  Distributions Paid......................................  $    0.04    $    0.04    $    0.00
                                                            =========    =========    =========
  Weighted average shares outstanding.....................  9,108,241    9,075,400    9,075,400
                                                            =========    =========    =========

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
                                      ASSETS
Real estate:
  Held for investment.......................................  $ 84,693    $ 97,091
  Held for sale.............................................     9,779       4,806
                                                              --------    --------
  Total real estate.........................................    94,472     101,897
  Accumulated depreciation..................................   (23,973)    (23,441)
                                                              --------    --------
  Net real estate...........................................    70,499      78,456
Cash and cash equivalents:
  Unrestricted..............................................     4,010       7,694
  Restricted................................................     1,366         659
                                                              --------    --------
  Total cash and cash equivalents...........................     5,376       8,353
Other assets, net...........................................     3,061       2,573
                                                              --------    --------
          Total Assets......................................  $ 78,936    $ 89,382
                                                              ========    ========

                       LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Mortgage notes payable....................................  $ 43,797    $ 17,576
  8.8% notes payable........................................     9,419      45,239
  Accrued interest..........................................       602       5,178
  Accounts payable, accrued expenses and other
     liabilities............................................     1,964       1,620
  Tenant security deposits..................................       471         521
                                                              --------    --------
          Total Liabilities.................................    56,253      70,134
                                                              --------    --------
Shareholders' Equity:
  Shares of beneficial interest, $0.10 par value; authorized
     10,000,000 Shares; issued and outstanding 10,000,000
     Shares at 1996 and 9,075,400 Shares at 1995............     1,000         908
  Additional paid-in capital................................   127,056     124,605
  Accumulated distributions.................................   (58,456)    (58,093)
  Accumulated loss from operations and extraordinary gains
     (losses)...............................................   (48,065)    (49,143)
  Accumulated net realized gain on sales of real estate.....     1,148         971
                                                              --------    --------
          Total Shareholders' Equity........................    22,683      19,248
                                                              --------    --------
          Total Liabilities and Shareholders' Equity........  $ 78,936    $ 89,382
                                                              ========    ========

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                               SHARES OF BENEFICIAL
                                                     INTEREST          ADDITIONAL   RETAINED
                                               ---------------------    PAID-IN     EARNINGS
                                                 NUMBER      AMOUNT     CAPITAL     (DEFICIT)    TOTAL
                                               -----------   -------   ----------   ---------   -------
Balance at January 1, 1994...................    9,075,400    $  908    $124,605    $ (96,662)  $28,851
  Net loss...................................           --        --          --       (4,655)   (4,655)
                                                ----------    ------    --------    ---------   -------
Balance at December 31, 1994.................    9,075,400       908     124,605     (101,317)   24,196
  Net loss...................................           --        --          --       (4,584)   (4,584)
  Distributions to shareholders..............           --        --          --         (364)     (364)
                                                ----------    ------    --------    ---------   -------
Balance at December 31, 1995.................    9,075,400       908     124,605     (106,265)   19,248
  Issuance of additional shares..............      924,600        92       2,451           --     2,543
  Net income.................................           --        --          --        1,255     1,255
  Distributions to shareholders..............           --        --          --         (363)     (363)
                                                ----------    ------    --------    ---------   -------
Balance at December 31, 1996.................   10,000,000    $1,000    $127,056    $(105,373)  $22,683
                                                ==========    ======    ========    =========   =======

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                              --------    -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $  1,255    $(4,584)   $(4,655)
  Adjustments to reconcile net loss to net cash (used in)
     provided by operating activities:
     Extraordinary (gains) losses...........................    (5,810)        55        344
     (Gains) losses on real estate..........................      (177)       791        650
     Depreciation...........................................     2,577      2,479      2,622
     Amortization of deferred financing costs...............        70         70         --
     Other amortization.....................................       332        298        511
     Amortization of original issue discount................        --         --        419
     Changes in operating assets and liabilities:
       (Increase) decrease in other assets and restricted
          cash..............................................    (1,270)       126       (858)
       Increase (decrease) in accounts payable, other
          liabilities and tenant security deposits..........       351        (61)       373
     (Decrease) increase in accrued interest................    (2,986)     4,674         --
                                                              --------    -------    -------
          Net Cash (Used In) Provided By Operating
            Activities......................................    (5,658)     3,848       (594)
                                                              --------    -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net proceeds from sales of real estate....................     6,545      2,476         --
  Capitalized improvements and leasing commissions..........    (1,372)    (1,023)    (1,476)
  Acquisition of real estate................................        --     (1,309)        --
                                                              --------    -------    -------
          Net Cash Provided By (Used In) Investing
            Activities......................................     5,173        144     (1,476)
                                                              --------    -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage notes payable............   (31,832)    (2,798)    (1,283)
  Proceeds from mortgage financing..........................    26,453         --     14,500
  Proceeds from sale of common shares.......................     2,543         --         --
  Distributions to shareholders.............................      (363)      (364)        --
  Prepayment penalty on extinguishment of debt..............        --        (55)        --
  Partial in-substance defeasance of Zero Coupon Notes......        --         --     (3,106)
  Partial repurchase of Zero Coupon Notes...................        --         --     (2,241)
                                                              --------    -------    -------
          Net Cash (Used In) Provided By Financing
            Activities......................................    (3,199)    (3,217)     7,870
                                                              --------    -------    -------
          Net (Decrease) Increase in Unrestricted Cash and
            Cash Equivalents................................    (3,684)       775      5,800
Unrestricted Cash and Cash Equivalents at Beginning of
  Year......................................................     7,694      6,919      1,119
                                                              --------    -------    -------
Unrestricted Cash and Cash Equivalents at End of Year.......  $  4,010    $ 7,694    $ 6,919
                                                              ========    =======    =======
Cash Paid for Interest......................................  $  8,817    $ 1,741    $ 4,718
                                                              ========    =======    =======

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES:

  General.

     American Industrial Properties REIT (the "Trust") is a self-administered Texas real estate investment trust which, as of December 31, 1996, owns and operates thirteen commercial real estate properties consisting of twelve industrial properties and one retail property. The Trust was formed September 26, 1985 and commenced operations on November 27, 1985. Pursuant to the Trust's 1993 Annual Meeting of Shareholders, amendments to the Trust's Declaration of Trust and Bylaws were approved which, among other things, changed the name of the Trust to American Industrial Properties REIT and converted the Trust from a finite life entity to a perpetual life entity.

  Principles of Consolidation.

     The consolidated financial statements of the Trust include the accounts of American Industrial Properties REIT and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

  Use of estimates.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ significantly from such estimates and assumptions.

  Real Estate.

     The Trust carries its real estate held for investment at depreciated cost unless the asset is determined to be impaired. Real estate classified as held for sale is carried at lower of depreciated cost or fair market value less costs to sell. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, issued in March 1995, the Trust records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the expected undiscounted cash flows estimated to be generated by those assets are less than the related carrying amounts. If an asset held for investment is determined to be impaired, the impairment would be measured based upon the excess of the asset's carrying value over the fair value. In addition, the Trust records impairment losses on assets held for sale when the estimated sales proceeds, after estimated selling costs, are less than the carrying value of the related asset (see Note 2).

     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.

  Cash and Cash Equivalents.

     Cash equivalents include demand deposits and all highly liquid instruments purchased with an original maturity of three months or less. Restricted amounts reflect escrow deposits held by third parties for the payment of taxes and insurance and reserves held by third parties for property repairs or tenant improvements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

  Other Assets.

     Other assets primarily consists of deferred rent receivable, prepaid commissions and loan fees. Leasing commissions are capitalized and amortized on a straight line basis over the life of the lease. Loan fees are capitalized and amortized to interest expense on a level yield basis over the term of the related loan.

  Rents and Tenant Reimbursements.

     Rental income, including contractual rent increases or delayed rent starts, is recognized on a straight-line basis over the lease term. The Trust has recorded deferred rent receivable (representing the excess of rental revenue recognized on a straight line basis over actual rents received under the applicable lease provisions) of $599,000 and $810,000 at December 31, 1996 and 1995, respectively.

     Several tenants in the Trust's retail property are also required to pay as rent a percentage of their gross sales volume, to the extent such percentage rent exceeds their base rents. Such percentage rents amounted to $154,000, $269,000 and $245,000 for the years ended December 31, 1996, 1995, and 1994, respectively. In addition to paying base and percentage rents, most tenants are required to reimburse the Trust for operating expenses in excess of a negotiated base amount.

     Tamarac Square, the Trust's only retail property, has rental revenues in excess of 10% of the total revenues of the Trust. Rental revenues and tenant reimbursements from Tamarac totaled $3,308,000, $3,525,000, and $3,441,000 in 1996, 1995, and 1994, respectively.

  Income Tax Matters.

     The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions, the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. The Trust had a taxable loss in each of the years ending December 31, 1996, 1995, and 1994. Accordingly, no provision for income taxes has been reflected in the financial statements.

     The Trust has a net operating loss carryforward from 1996 and prior years of approximately $34,800,000. Subject to certain restrictions, the losses may be carried forward for up to 15 years. The present losses will expire beginning in the year 2004. Management intends to operate the Trust in such a manner as to continue to qualify as a REIT and to continue to distribute cash flow in excess of taxable income.

     Earnings and profits, which will determine the taxability of distributions to shareholders, will differ from that reported for financial reporting purposes due primarily to differences in the basis of the assets and the estimated useful lives used to compute depreciation.

  Concentrations.

     The Trust owns industrial properties in Baltimore, Dallas, Houston, Los Angeles, Milwaukee, and Minneapolis, and one retail property in Denver. The principal competitive factors in these markets are price, location, quality of space, and amenities. In each case, the Trust owns a small portion of the total similar space in the market and competes with owners of other space for tenants. Each of these markets is highly competitive, and other owners of property may have competitive advantages not available to the Trust. The Trust's retail property, Tamarac Square, represents approximately 29% of the rent and tenant reimbursement revenues for the year ended December 31, 1996, and approximately 41% of net real estate at December 31, 1996.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

  Reclassification.

     Certain amounts in prior years financial statements have been reclassified to conform with the current year presentation.

NOTE 2 -- REAL ESTATE AND PROVISIONS FOR POSSIBLE LOSSES ON REAL ESTATE:

     At December 31, 1996 and 1995, real estate was comprised of the following:

                                                                1996           1995
                                                             -----------   ------------
Held for investment:
  Land.....................................................  $15,149,000   $ 17,526,000
  Buildings and improvements...............................   69,544,000     79,565,000
                                                             -----------   ------------
                                                              84,693,000     97,091,000
                                                             -----------   ------------
Held for sale:
  Land.....................................................    1,728,000        897,000
  Buildings and improvements...............................    8,051,000      3,909,000
                                                             -----------   ------------
                                                               9,779,000      4,806,000
                                                             -----------   ------------
          Total............................................  $94,472,000   $101,897,000
                                                             ===========   ============

     During 1996, the Trust reclassified four properties from held for investment to held for sale in anticipation of the need to raise capital to complete the discounted purchase of certain indebtedness. Two of these properties were sold in the fourth quarter of 1996 for net proceeds of $6,545,000, resulting in a net gain of $177,000, and two remain classified as held for sale at December 31, 1996. The net operating income of the properties held for sale at December 31, 1996 was approximately $827,000 in 1996. During 1995, the Trust sold one industrial property for net proceeds of $2,476,000, resulting in a net loss of $191,000, and acquired a 72,000 square foot industrial distribution property in Arlington, Texas for total consideration of approximately $1,309,000. One property was classified as held for sale at December 31, 1995. This property, on which provisions for possible losses on real estate were recorded of $600,000 and $650,000 in 1995 and 1994, respectively, was reclassified to held for investment in 1996.

     If unforeseen factors should cause a reclassification of the Trust's real estate from held for investment to held for sale, significant adjustments to reduce the depreciated cost of the real estate to net realizable value could be required.

NOTE 3 -- MORTGAGES PAYABLE:

     At December 31, 1996, the Trust's properties were subject to liens securing mortgage notes payable totaling $43,797,000. Of this amount $1,927,000 represented a note with a variable interest rate of prime plus 2% (at December 31, 1996, the prime rate was 8.25%) and $41,870,000 represented notes with fixed interest rates ranging from 8.40% to 11.0%.

     Principal payments due during each of the next five years are as follows:
$675,000 in 1997, $2,632,000 in 1998, $1,973,000 in 1999, $818,000 in 2000,
$13,776,000 in 2001 and $23,923,000 thereafter.

     The Bylaws of the Trust, the settlement agreement relating to the 8.8% Notes Payable, and certain mortgages payable contain various borrowing restrictions and operating performance covenants. The Trust is in compliance with all such restrictions and covenants as of December 31, 1996.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

NOTE 4 -- 8.8% NOTES PAYABLE:

     In February 1992, the Trust issued $53,234,000 of unsecured notes payable due November 1997 (the "8.8% Notes Payable"), proceeds of which were used to retire certain other indebtedness. In May 1995, the Trust initiated litigation against the holder of these notes and elected not to make scheduled interest payments thereafter. In June 1995, the noteholder declared the entire principal amount and all accrued interest on the notes due and payable and, effective June 13, 1995, began accruing interest on the principal amount at the 11.7% default rate provided for in the Note Purchase Agreement.

     In May 1996, the Trust settled this litigation and, as a result, the notes became secured by first or second liens on various properties and by pledges of ownership interests in certain Trust entities owning properties. The Trust paid $5,200,000 to satisfy all accrued interest payable through April 12, 1996, allowing the Trust to recognize an extraordinary gain of $1,367,000 in the second quarter of 1996.

     As part of the settlement, the Trust obtained an option to pay the remaining $45,239,000 in outstanding principal indebtedness for $36,800,000 (the "Option Price"). As a result of a mortgage financing on nine properties and the sale of two other properties in the fourth quarter of 1996, the Trust made payments of $31,350,000 during 1996 on the Option Price, decreasing the remaining required payment under the option to $5,450,000. The Trust paid $250,000 to extend the date by which the Option Price must be paid to March 31, 1997. This amount reduced the principal amount outstanding on the 8.8% Notes Payable but did not reduce the Option Price. The principal amount of indebtedness outstanding on the 8.8% Notes Payable is $9,419,000. In connection with the settlement of the litigation and the terms of the option, the Trust recorded an extraordinary gain on extinguishment of debt of $1,367,000 in the second quarter of 1996 and $4,443,000 in the fourth quarter of 1996.

     In February 1997, the notes were sold to a major shareholder of the Trust (see Note 14).

NOTE 5 -- ZERO COUPON NOTES:

     As part of its original capitalization in 1985, the Trust issued $179,698,000 (face amount at maturity) of Zero Coupon Notes due 1997 (the "Notes"). These Notes, which were collateralized by first and second mortgage liens on each of the Trust's real estate properties, accreted at 12%, compounded semiannually. In 1991, the Trust began a program to retire the outstanding Notes, resulting in a reduction of the outstanding Notes to $19,491,000 (face amount at maturity) at December 31, 1993. On December 31, 1993, the Trust effected a partial in-substance defeasance on $12,696,000 (face amount at maturity) of the Notes and recorded an extraordinary loss of $2,530,000. In November 1994, the Trust completed a partial in-substance defeasance on $3,669,000 (face amount at maturity) of Notes and recorded an extraordinary loss of $344,000. In December 1994, the Trust purchased the remaining non-defeased Notes outstanding in the open market and submitted the Notes to the Trustee for cancellation. The legal defeasance of the Notes resulted in the release of the Zero Coupon Note mortgage liens which encumbered each of the Trust's properties.

     The accreted value of the Notes defeased at December 31, 1996 and 1995 was $14,725,000 and $13,104,000, respectively.

NOTE 6 -- ENVIRONMENTAL MATTERS:

     The Trust has been notified of the existence of limited underground petroleum based contamination at a portion of Tamarac Square, the Trust's Denver retail property. The source of the contamination is apparently related to underground storage tanks ("USTs") located on adjacent property. The owner of the adjacent property has agreed to remediate the property to comply with state standards and has indemnified the Trust against costs related to its sampling activity. The responsible party for the adjacent USTs has submitted a corrective Action Plan to the Colorado Department of Public Health and Environment. Implementation of the

                      AMERICAN INDUSTRIAL PROPERTIES REIT
plan is ongoing. The responsible party is negotiating to obtain access agreements from impacted landowners, including the Trust.

     With the exception of Tamarac Square, the Trust has not been notified, and is not otherwise aware, of any material non-compliance, liability or claim relating to hazardous or toxic substances in connection with any of its properties.

NOTE 7 -- SHAREHOLDER TRANSACTIONS:

     In January 1996, the Trust filed a lawsuit in federal court in Dallas, Texas against a major shareholder of the Trust, alleging violations of federal and state securities laws. The defendants filed a counterclaim against the Trust and its Trust Managers and, in February 1996, another shareholder filed a claim against the Trust and its Trust Managers. The litigation related to these claims was consolidated in April 1996. In December 1996, a settlement of this litigation was approved by the Court. This settlement provided, among other things, that certain amendments to the Trust's Bylaws be made and that the Trust pay the shareholders a total of $955,000. Of this amount, $625,000 was paid by the Trust's directors and officers liability insurance.

     On November 25, 1996, USAA Real Estate Company ("USAA REALCO") entered into independently negotiated agreements to purchase an aggregate of 2,257,606 Shares from certain shareholders for $2.75 per share, pending approval of the settlement of the shareholder litigation discussed above. On December 19, 1996, the Trust sold 924,600 Shares, representing the remainder of its authorized Shares, to USAA REALCO for $2.75 per share, the same price at which USAA REALCO had independently agreed to purchase the Shares from other shareholders. On December 20, 1996, after approval of the settlement of the shareholder litigation, USAA REALCO closed the purchase of 2,257,606 Shares, resulting in USAA REALCO's current ownership of 3,182,206 Shares, or 31.82% of the outstanding Shares of the Trust.

     On December 18, 1996, the Trust executed an agreement with USAA REALCO contemplating the purchase by USAA REALCO of certain outstanding indebtedness of the Trust. This agreement set forth the modifications which would occur if USAA REALCO acquired the indebtedness, including the right to convert the principal amount of this indebtedness into Shares of the Trust at either $2.00 or $2.25 per share, depending upon the date of conversion. On February 26, 1997, USAA REALCO purchased this debt (see Note 14).

NOTE 8 -- LITIGATION:

     During 1996, the Trust concluded two significant litigation matters (see Notes 4 and 7). Although the Trust is not currently involved in any significant litigation, the Trust may, on occasion and in the normal course of business, be involved in legal actions relating to the ownership and operations of its properties. In management's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position of the Trust.

NOTE 9 -- RETIREMENT AND PROFIT SHARING PLAN:

     During 1993, the Trust adopted a retirement and profit sharing plan which qualifies under section 401(k) of the Internal Revenue Code. All existing Trust employees at adoption and subsequent employees who have completed six months of service are eligible to participate in the plan. Subject to certain limitations, employees may contribute up to 15% of their salary. The Trust may make annual discretionary contributions to the plan. Contributions by the Trust related to the years ended December 31, 1996, 1995 and 1994 were $30,000, $25,000 and $20,000, respectively.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

NOTE 10 -- OPERATING LEASES:

     The Trust's properties are leased to others under operating leases with expiration dates ranging from 1997 to 2011. Future minimum rentals on noncancellable tenant leases at December 31, 1996 are as follows:

   YEAR                                                       AMOUNT
   ----                                                     -----------
1997......................................................  $ 7,592,000
1998......................................................    6,179,000
1999......................................................    4,328,000
2000......................................................    2,844,000
2001......................................................    2,091,000
Thereafter................................................    2,217,000
                                                            -----------
                                                            $25,251,000
                                                            ===========

NOTE 11 -- DISTRIBUTIONS:

     The Trust's distributions of $363,000 ($0.04 per share) in 1996 and $364,000 ($0.04 per share) in 1995 represent a return of capital to shareholders (to the extent of the shareholder's basis in the Shares.) The Trust did not pay any distributions in 1994.

NOTE 12 -- PER SHARE DATA:

     Per share data is based on a weighted average number of Shares outstanding of 9,108,241 for the year ending December 31, 1996 and 9,075,400 or the years ended December 31, 1995 and 1994.

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Accounts receivable, accounts payable and accrued expenses and other liabilities are carried at amounts that reasonably approximate their fair values. The fair values of the Trust's mortgage notes payable are estimated using discounted cash flow analyses, based on the Trust's incremental borrowing rates for similar types of borrowing arrangements. The carrying values of such mortgage notes payable reasonably approximate their fair values.

NOTE 14 -- SUBSEQUENT EVENT:

     On February 26, 1997, USAA REALCO, a shareholder owning 31.8% of the outstanding Shares in the Trust, purchased outstanding indebtedness of the Trust totaling $9,419,213 pursuant to an earlier agreement with the Trust. (See Note
7). USAA REALCO and the Trust then entered into an agreement modifying the terms of the indebtedness. The amount of the outstanding debt was reduced from $9,419,213 to $7,040,721, allowing the Trust to recognize an extraordinary gain on extinguishment of debt (including accrued interest) of $2,643,000 in the first quarter of 1997. The Trust made an immediate principal reduction on the modified notes of $1,591,103, leaving an outstanding principal balance of $5,449,618.

     The terms of the modified notes provide for monthly payments of interest at 8.8% and an extension in the maturity date from March 31, 1997 to December 31, 2000. In addition, USAA REALCO has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $2.00 per share (if converted prior to December 31, 1997) or $2.25 per share (if converted between December 31, 1997 and December 31, 2000). In order for USAA REALCO to convert its debt into Shares, the shareholders must approve an increase in the authorized Shares of the Trust. An increase in the authorized Shares of the Trust requires approval by holders of two-thirds of the outstanding Shares. In addition, the shareholders must approve the right of USAA REALCO to convert its debt into Shares. The notes provide that if shareholder

                      AMERICAN INDUSTRIAL PROPERTIES REIT
approval of this conversion right is not approved by June 30, 1997, interest on the debt will increase to the lesser of 18% or the highest lawful rate effective July 1, 1997 and the full principal amount will become due and payable on October 31, 1997. Management believes that the sale of one or more properties would be required to satisfy this obligation in the event the notes become due and payable.

     The Trust anticipates shareholder approval for this transaction will be received on or about June 30, 1997 and that USAA REALCO will convert the principal amount of the debt into Shares of the Trust soon thereafter. Therefore, the Trust currently anticipates it will reflect approximately $1,022,000, representing the difference between the market trading price of $2.38 per share on February 26, 1997 and the $2.00 conversion price, as interest expense between February 26, 1997 and June 30, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified note, which contains the convertibility option. This will result in additional interest expense of approximately $272,000 in the first quarter of 1997 and approximately $750,000 in the second quarter of 1997.

                                                                    SCHEDULE III

                      AMERICAN INDUSTRIAL PROPERTIES REIT

             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                    ($000'S)

                                                INITIAL COST
                               ENCUM-      ----------------------                                WRITEDOWNS
                               BRANCES               BUILDINGS &    CAPITALIZED                     AND
        DESCRIPTION          AT 12/31/96    LAND     IMPROVEMENTS   IMPROVEMENTS   RETIREMENTS   ALLOWANCES
        -----------          -----------   -------   ------------   ------------   -----------   ----------
INDUSTRIAL PROPERTIES:
TEXAS --
  Beltline Business Ctr....    $ 2,775     $ 1,303     $ 5,213        $   424         ($  5)      ($ 3,516)
  Commerce Park............      2,100       1,108       4,431            542                       (2,014)
  Gateway 5 & 6............      2,850         935       3,741            693                       (1,861)
  Northgate II.............      5,175       2,153       8,612            758                       (4,122)
  Northview................      2,194         658       2,631             38
  Plaza Southwest..........      3,375       1,312       5,248            979
  Westchase................      1,327         697       2,787            322           (74)        (1,158)
  Meridian.................      1,163         262       1,047
CALIFORNIA --
  Huntington Drive.........      4,575       1,559       6,237            731
MARYLAND --
  Patapsco.................      3,112       1,147       4,588            371                       (1,250)
MINNESOTA --
  Burnsville...............      1,927         761       3,045            443           (18)        (1,563)
WISCONSIN --
  Northwest Business
    Park...................      1,278       1,296       5,184            762          (131)
RETAIL PROPERTY:
COLORADO --
  Tamarac Square...........     11,946       6,799      27,194          4,383          (241)
TRUST HOME OFFICE..........                                                31
                               -------     -------     -------        -------         -----       --------
         TOTAL.............    $43,797     $19,990     $79,958        $10,477         ($469)      ($15,484)
                               =======     =======     =======        =======         =====       ========

                                           GROSS AMT. CARRIED
                                          AT DECEMBER 31, 1996
                             -----------------------------------------------
                                       BUILDINGS &              ACCUMULATED      DATE OF        DATE
        DESCRIPTION           LAND     IMPROVEMENTS    TOTAL    DEPRECIATION   CONSTRUCTION   ACQUIRED
        -----------          -------   ------------   -------   ------------   ------------   --------
INDUSTRIAL PROPERTIES:
TEXAS --
  Beltline Business Ctr....  $   600     $ 2,819      $ 3,419      $ 1,320       1984          1985
  Commerce Park............      705       3,362        4,067        1,214       1984          1985
  Gateway 5 & 6............      563       2,945        3,508        1,208      1984-85        1985
  Northgate II.............    1,329       6,072        7,401        2,365      1982-83        1985
  Northview................      658       2,669        3,327          215        980          1993
  Plaza Southwest..........    1,312       6,227        7,539        1,737      1970-74        1985
  Westchase................      465       2,109        2,574          773       1983          1985
  Meridian.................      262       1,047        1,309           35       1981          1995
CALIFORNIA --
  Huntington Drive.........    1,559       6,968        8,527        2,004      1984-85        1985
MARYLAND --
  Patapsco.................      897       3,959        4,856        1,155      1980-84        1985
MINNESOTA --
  Burnsville...............      432       2,236        2,668          941       1984          1986
WISCONSIN --
  Northwest Business
    Park...................    1,296       5,815        7,111        1,668      1983-86        1986
RETAIL PROPERTY:
COLORADO --
  Tamarac Square...........    6,799      31,336       38,135        9,307      1976-79        1985
TRUST HOME OFFICE..........                   31           31           31        N/A         various
                             -------     -------      -------      -------
         TOTAL.............  $16,877     $77,595      $94,472      $23,973
                             =======     =======      =======      =======

         The accompanying notes are an integral part of this schedule.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                             NOTES TO SCHEDULE III
                               DECEMBER 31, 1996
                                     ($000)

RECONCILIATION OF REAL ESTATE:

                                                               1996        1995        1994
                                                             --------    --------    --------
Balance at beginning of year...............................  $101,897    $103,843    $103,710
  Additions during period:
     Improvements..........................................       982         752       1,024
     Acquisitions..........................................        --       1,309          --
                                                             --------    --------    --------
                                                              102,879     105,904     104,734
  Deductions during period:
     Dispositions..........................................     8,407       3,402          --
     Writedowns............................................        --         600         650
     Asset retirements.....................................        --           5         241
                                                             --------    --------    --------
Balance at end of year.....................................  $ 94,472    $101,897    $103,843
                                                             ========    ========    ========

RECONCILIATION OF ACCUMULATED DEPRECIATION:

                                                               1996        1995        1994
                                                             --------    --------    --------
Balance at beginning of year...............................  $ 23,441    $ 21,859    $ 19,315
  Additions during period:
  Depreciation expense for period..........................     2,577       2,479       2,622
                                                             --------    --------    --------
                                                               26,018      24,338      21,937
  Deductions during period:
     Accumulated depreciation of real estate sold..........     2,045         897          --
     Asset retirements.....................................        --          --          78
                                                             --------    --------    --------
Balance at end of year.....................................  $ 23,973    $ 23,441    $ 21,859
                                                             ========    ========    ========

TAX BASIS:

     The income tax basis of real estate, net of accumulated tax depreciation, is approximately $89,033 at December 31, 1996.

DEPRECIABLE LIFE:

     Depreciation is provided by the straight-line method over the estimated useful lives which are as follows:

Buildings and capital improvements..........................  40 years
Tenant improvements.........................................  10 years

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF OPERATIONS
           (UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                THREE MONTHS ENDED          SIX MONTHS ENDED
                                                     JUNE 30,                   JUNE 30,
                                              -----------------------    -----------------------
                                                 1997         1996          1997         1996
                                              ----------    ---------    ----------    ---------
REVENUES
  Rents.....................................  $    1,925    $   2,268    $    3,895    $   4,418
  Tenant reimbursements.....................         659          761         1,326        1,428
  Interest income...........................           2           52            31          139
                                              ----------    ---------    ----------    ---------
                                                   2,586        3,081         5,252        5,985
                                              ----------    ---------    ----------    ---------

EXPENSES
  Property operating expenses:
     Property taxes.........................         332          366           687          742
     Property management fees...............          96          111           194          217
     Utilities..............................          86          110           183          217
     General operating......................         203          191           422          421
     Repairs and maintenance................          90          116           179          165
     Other property operating expenses......          98           73           176          145
  Depreciation and amortization.............         697          707         1,390        1,408
  Interest on 8.8% notes payable............         495        1,029           885        2,349
  Interest on mortgages payable.............         947          403         1,961          811
  Administrative expenses:
     Trust administration and overhead......         395          333           811          890
     Litigation and proxy costs.............         201          400           437          888
                                              ----------    ---------    ----------    ---------
                                                   3,640        3,839         7,325        8,253
                                              ----------    ---------    ----------    ---------
  Loss from operations......................      (1,054)        (758)       (2,073)      (2,268)
  Extraordinary gain on extinguishment of
     debt...................................          --        1,367         2,643        1,367
  Gain on sale of real estate...............          --           --           312           --
                                              ----------    ---------    ----------    ---------
NET INCOME (LOSS)...........................  $   (1,054)   $     609    $      882    $    (901)
                                              ==========    =========    ==========    =========

PER SHARE DATA
  Loss from operations......................  $    (0.11)   $   (0.08)   $    (0.20)   $   (0.25)
  Extraordinary gain on extinguishment of
     debt...................................          --         0.15          0.26         0.15
  Gain on sale of real estate...............          --           --          0.03           --
                                              ----------    ---------    ----------    ---------
  Net Income (Loss).........................  $    (0.11)   $    0.07    $     0.09    $   (0.10)
                                              ==========    =========    ==========    =========
  Distributions Paid........................  $       --    $    0.04    $       --    $    0.04
                                              ==========    =========    ==========    =========
  Weighted average number of common shares
     outstanding............................  10,000,000    9,075,400    10,000,000    9,075,400
                                              ==========    =========    ==========    =========

       The accompanying notes are an part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 1997           1996
                                                              -----------   ------------
                                                              (UNAUDITED)
Real estate:
  Held for investment.......................................   $ 92,074       $ 84,693
  Held for sale.............................................         --          9,779
                                                               --------       --------
                                                                 92,074         94,472
  Accumulated depreciation..................................    (24,249)       (23,973)
                                                               --------       --------
  Net real estate...........................................     67,825         70,499
Cash and cash equivalents:
  Unrestricted..............................................      1,253          4,010
  Restricted................................................      1,104          1,366
                                                               --------       --------
  Total cash and cash equivalents...........................      2,357          5,376
Other assets, net...........................................      3,103          3,061
                                                               --------       --------
          Total Assets......................................   $ 73,285       $ 78,936
                                                               ========       ========

                          LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable....................................   $ 41,547       $ 43,797
  8.8% notes payable........................................      5,450          9,419
  Accrued interest..........................................        973            602
  Accounts payable, accrued expenses and other
     liabilities............................................      1,286          1,964
  Tenant security deposits..................................        464            471
                                                               --------       --------
          Total Liabilities.................................     49,720         56,253
                                                               --------       --------
Shareholders' Equity:
  Preferred shares, $0.10 par value; 50,000,000 shares
     authorized; none issued or outstanding.................         --             --
  Shares of beneficial interest, $0.10 par value;
     500,000,000 Shares authorized; 10,000,000 Shares issued
     and outstanding........................................      1,000          1,000
  Additional paid-in capital................................    127,056        127,056
  Accumulated distributions.................................    (58,456)       (58,456)
  Accumulated loss from operations and extraordinary gains
     (losses)...............................................    (47,495)       (48,065)
  Accumulated net realized gain on sales of real estate.....      1,460          1,148
                                                               --------       --------
          Total Shareholders' Equity........................     23,565         22,683
                                                               --------       --------
          Total Liabilities and Shareholders' Equity........   $ 73,285       $ 78,936
                                                               ========       ========

     The accompanying notes are an integral of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (UNAUDITED, IN THOUSANDS)

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   882    $  (901)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
     Extraordinary gain on extinguishment of debt...........   (2,643)    (1,367)
     Gain on sale of real estate............................     (312)        --
     Depreciation...........................................    1,218      1,244
     Amortization of deferred financing costs...............       98         36
     Other amortization.....................................      172        164
     Changes in operating assets and liabilities:
       Decrease (increase) in other assets and restricted
        cash................................................       57       (141)
       Decrease in accounts payable, other liabilities and
        tenant security deposits............................     (623)      (186)
       Increase (decrease) in accrued interest..............      636     (3,294)
                                                              -------    -------
          Net Cash Used In Operating Activities.............     (515)    (4,445)
                                                              -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capitalized improvements and leasing commissions..........     (430)      (618)
  Net proceeds from sales of real estate....................    2,029         --
                                                              -------    -------
          Net Cash Provided By (Used In) Investing
           Activities.......................................    1,599       (618)
                                                              -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments on mortgage notes payable............   (3,841)      (113)
  Distributions to shareholders.............................       --       (363)
                                                              -------    -------
          Net Cash Used In Financing Activities.............   (3,841)      (476)
                                                              -------    -------
          Net Decrease in Unrestricted Cash and Cash
           Equivalents......................................   (2,757)    (5,539)
          Unrestricted Cash and Cash Equivalents at
           Beginning of Period..............................    4,010      7,694
                                                              -------    -------
          Unrestricted Cash and Cash Equivalents at End of
           Period...........................................  $ 1,253    $ 2,155
                                                              =======    =======
          Cash Paid for Interest............................  $ 2,112    $ 6,454
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying consolidated financial statements are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures required by generally accepted accounting principles or those contained in the Trust's Annual Report on Form 10-K. Accordingly, these financial statements should be read in conjunction with the audited financial statements of the Trust for the year ended December 31, 1996, included in the Trust's Annual Report on Form 10-K.

     The financial information included herein has been prepared in accordance with the Trust's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair presentation of interim results. All such adjustments are of a normal and recurring nature.

     Certain amounts in prior year financial statements have been reclassified to conform with the current year presentation.

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements of the Trust include the accounts of American Industrial Properties REIT and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ significantly from such estimates and assumptions.

     Real Estate. The Trust carries its real estate held for investment at depreciated cost unless the asset is determined to be impaired. Real estate classified as held for sale is carried at the lower of depreciated cost or fair market value less costs to sell. In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Trust records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the expected undiscounted cash flows estimated to be generated by those assets are less than the related carrying amounts. If an asset held for investment is determined to be impaired, the impairment would be measured based upon the excess of the asset's carrying value over the fair value. In addition, the Trust records impairment losses on assets held for sale when the estimated sales proceeds, after estimated selling costs, is less than the carrying value of the related asset. At June 30, 1997, all of the Trust's properties were classified as held for investment. Should unforeseen factors cause certain properties to be reclassified to held for sale, significant adjustments to reduce the net book value of such properties could be required.

     Property improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of buildings and capital improvements is computed using the straight-line method over forty years. Depreciation of tenant improvements is computed using the straight-line method over ten years.

     Other Assets. Other assets consists primarily of deferred rent receivable, prepaid leasing commissions and loan fees. Deferred rent receivable arises as the Trust recognizes rental income, including contractual rent increases or delayed rent starts, on a straight-line basis over the lease term. The Trust has recorded deferred rent receivable of $553,000 and $599,000 at June 30, 1997 and December 31, 1996, respectively. Leasing commissions are capitalized and amortized on a straight-line basis over the life of the lease. Loan fees are capitalized and amortized to interest expense on a level yield basis over the term of the related loan.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     Income Taxes. The Trust operates as a real estate investment trust ("REIT") for federal income tax purposes. Under the REIT provisions, the Trust is required to distribute 95% of REIT taxable income and is allowed a deduction for dividends paid during the year. No provisions for Federal income taxes have been required or recorded to date.

     Earnings per share. Earnings per share is computed based upon the weighted average number of common shares outstanding. The computation of earnings per share does not include common share equivalents as the inclusion of such does not result in dilution (based upon application of the "treasury stock" method) or, in periods where there is a net loss, is anti-dilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Management believes that adoption of Statement 128 will not have a material effect on the Trust's earnings per share.

     Share Compensation. The Trust accounts for its share compensation arrangements under the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and intends to continue to do so. See Note 5 for a discussion of the Trust's share compensation arrangements.

NOTE 3 -- ZERO COUPON NOTES

     In December 1993 and November 1994, the Trust deposited United States Government investment securities into an irrevocable trust to complete in-substance defeasance of certain of its Zero Coupon Notes due November 1997. The debt, which aggregated $15,606,000 at June 30, 1997, was accounted for as if extinguished in December 1993 and November 1994. The funds in the trust, which will be used solely to satisfy the principal and interest of the defeased debt, will be sufficient to satisfy all future debt service requirements for the defeased debt instruments.

NOTE 4 -- SHAREHOLDER TRANSACTIONS

     On February 26, 1997, USAA Real Estate Company ("REALCO"), the owner at that time of approximately 31.8% of the Trust's outstanding Shares of Beneficial Interest (the "Shares"), purchased outstanding indebtedness of the Trust totaling $9,419,213. Pursuant to an earlier agreement with the Trust, the notes were then modified by REALCO to, among other things, reduce the principal amount of these notes from $9,419,213 to $7,040,721, resulting in an extraordinary gain on extinguishment of debt (including certain accrued interest) to the Trust of $2,643,000. At the time the notes were modified, the Trust made a principal payment of $1,591,103, reducing the outstanding principal amount to $5,449,618. According to the modification terms, interest continues to accrue at 8.8%, payable monthly, and the maturity of the notes is extended from March 31, 1997 to December 31, 2000. Pursuant to shareholder approval on June 30, 1997, REALCO has the option to convert the principal amount of the notes into Shares of the Trust at the conversion rate of $2.00 per share (if converted prior to December 31, 1997) or $2.25 per share (if converted between December 31, 1997 and December 31, 2000). The Trust currently expects REALCO to elect this conversion in the fourth quarter of 1997. As a result, the Trust will reflect approximately $1,022,000, based upon the difference between the market trading price of $2.38 per share on February 26, 1997 and the $2.00 conversion price, as interest expense between February 26, 1997 and September 30, 1997. The date of February 26, 1997 is used to measure market value as this is deemed to be the date of issuance of the modified note, which contains the convertibility option. Based upon these assumptions, the Trust recorded additional interest expense of $375,000 in the second quarter of 1997 ($647,000 for the six months ended June 30, 1997) and expects to record the remaining $375,000 in interest expense in the third quarter of 1997.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

     On June 30, 1997, the shareholders of the Trust approved an increase in the authorized number of shares of beneficial interest from 10,000,000 to 500,000,000 and approved the authorization of 50,000,000 preferred shares. The preferences or rights of the preferred shares, which have a par value per share of $0.10, will be set as such shares are issued.

NOTE 5 -- INCENTIVE COMPENSATION

     On June 30, 1997, the shareholders of the Trust approved an Employee and Trust Manager Incentive Share Plan (the "Plan"). The Plan, which is to be administered by the Compensation Committee of the Board of Trust Managers (the "Committee"), reserves a total of 800,000 common shares for issuance under the Plan pursuant to the exercise of incentive and non-qualified share options and the grant of restricted share awards. On June 30, 1997, the Committee awarded a total of 625,000 options to management with an exercise price of $3.00 (the closing trading price of common shares on June 30, 1997), an expiration date of June 30, 2007, and vesting of 20% annually, beginning on June 30, 1997. As provided in the Plan, the Committee also awarded 10,000 options to each Trust Manager with an exercise price of $3.00, an expiration date of June 30, 2007, and immediate vesting.

     The Trust has elected to follow APB 25 and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement 123 requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Trust's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NOTE 6 -- SUBSEQUENT EVENTS

     In July 1997, the Trust sold a total of 7,167,418 Shares to clients and affiliates of Morgan Stanley Asset Management, Inc. (collectively "MSAM"). Pursuant to an earlier agreement, the Shares were issued at $2.45 per Share, generating total proceeds of $17,560,176. Also in July 1997, the Trust sold to certain clients of ABKB/LaSalle Securities Limited Partnership and LaSalle Advisors Limited Partnership (collectively, "ABKB") a total of 6,122,449 Shares at $2.45 per Share for total proceeds of $15,000,000. The agreement with MSAM allows them to purchase an additional 995,847 Shares at $2.45 per Share. In connection with these transactions, the Board of Trust Managers was expanded from five to eight members, with two MSAM representatives and one ABKB representative appointed as Trust Managers.

     On July 7, 1997, the Trust signed definitive merger agreements with USAA Real Estate Income Investments I, A California Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership, USAA Income Properties III Limited Partnership, a Delaware limited partnership, and USAA Income Properties IV Limited Partnership, a Delaware limited partnership (collectively, the "RELPs") pursuant to which the RELPs will be merged into the Trust (the "Merger"). If the Merger is accomplished, the Trust will acquire nine real estate properties consisting of three office buildings totaling 550,000 square feet, two industrial properties totaling 320,000 square feet, three office/research and development properties totaling 156,000 square feet, and one retail property totaling 77,000 square feet. In addition, the Trust will acquire a 55.84% joint venture interest in a 291,000 square foot office property. The agreed value of the interests in these properties, including assumption of $31,704,000 in related debt, is $89,622,000. Pursuant to the terms of the agreements, the Trust will issue an aggregate of 22,064,147 shares of beneficial interest at $2.625 per share (for a total value of $57,918,385) to the limited partners in the RELPs in exchange for their limited partnership interests in the RELPs. The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPs, is subject to due diligence by both parties and certain other conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs.

                          INDEPENDENT AUDITORS' REPORT

The Partners
USAA Real Estate Income Investments I Limited Partnership:

     We have audited the accompanying balance sheets of USAA Real Estate Income Investments I Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, partners' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Real Estate Income Investments I Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KPMG PEAT MARWICK LLP

San Antonio, Texas
January 29, 1997

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                  1996           1995
                                                              ------------   ------------
Rental properties, net (note 3).............................  $  9,964,683   $ 10,438,578
Mortgage loan receivable from affiliate (note 4)............            --      5,440,000
Temporary investments at cost which approximates market
  value -- Money market fund................................       926,892        343,834
Cash........................................................        46,204         23,003
                                                              ------------   ------------
  Cash and cash equivalents.................................       973,096        366,837
Accounts receivable.........................................        72,175         45,201
Deferred charges, at amortized cost, and other assets.......       386,325        410,731
                                                              ------------   ------------
                                                              $ 11,396,279   $ 16,701,347
                                                              ============   ============

                            LIABILITIES AND PARTNERS' EQUITY
Accounts payable, including amounts due to affiliates of
  $27,907 and $45,090 (note 6)..............................  $     83,582   $     55,379
Accrued expenses............................................        35,634          8,510
Security deposits...........................................        66,616         65,996
                                                              ------------   ------------
          Total liabilities.................................       185,832        129,885
                                                              ------------   ------------
Partners' equity:
  General Partner:
     Capital contribution...................................         1,000          1,000
     Cumulative net income..................................        89,818         86,257
     Cumulative distributions...............................      (184,391)      (177,220)
                                                              ------------   ------------
                                                                   (93,573)       (89,963)
                                                              ------------   ------------
  Limited Partners (54,610 units):
     Capital contributions, net of offering costs...........    25,666,700     25,666,700
     Cumulative net income..................................     8,892,025      8,539,514
     Cumulative distributions...............................   (23,254,705)   (17,544,789)
                                                              ------------   ------------
                                                                11,304,020     16,661,425
                                                              ------------   ------------
          Total Partners' equity............................    11,210,447     16,571,462
                                                              ------------   ------------
                                                              $ 11,396,279   $ 16,701,347
                                                              ============   ============

                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                              1996         1995         1994
                                                           ----------   ----------   ----------
INCOME
Rental income............................................  $1,678,468   $1,420,968   $1,031,522
Interest from mortgage loan from affiliate (notes 4 and
  6).....................................................      52,124      612,757      605,535
Interest income, including $18 for 1995 and $363 for 1994
  to affiliate (note 6)..................................      89,058       26,283       50,447
                                                           ----------   ----------   ----------
          Total income...................................   1,819,650    2,060,008    1,687,504
                                                           ----------   ----------   ----------
EXPENSES
Direct expenses, including $109,601, $59,639 and $45,037
  to affiliate (note 6)..................................     572,686      539,300      517,399
Depreciation.............................................     572,255      543,494      431,171
General and administrative, including $135,424, $142,286
  and $165,150 to affiliates (note 6)....................     250,744      252,165      253,560
Management fee to affiliate (note 6).....................      67,893       77,792       49,325
                                                           ----------   ----------   ----------
          Total expenses.................................   1,463,578    1,412,751    1,251,455
                                                           ----------   ----------   ----------
Net income...............................................  $  356,072   $  647,257   $  436,049
                                                           ==========   ==========   ==========
Net income per limited partnership unit..................  $     6.46   $    11.73   $     7.90
                                                           ==========   ==========   ==========


                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          GENERAL      LIMITED
                                                          PARTNER     PARTNERS        TOTAL
                                                          --------   -----------   -----------
Balances at December 31, 1993...........................  $(83,144)  $17,336,471   $17,253,327
  Net income............................................     4,360       431,689       436,049
  Cash distributions....................................    (8,825)     (873,760)     (882,585)
                                                          --------   -----------   -----------
Balances at December 31, 1994...........................   (87,609)   16,894,400    16,806,791
  Net income............................................     6,472       640,785       647,257
  Cash distributions....................................    (8,826)     (873,760)     (882,586)
                                                          --------   -----------   -----------
Balances at December 31, 1995...........................   (89,963)   16,661,425    16,571,462
  Net income............................................     3,561       352,511       356,072
  Cash distributions....................................    (7,171)   (5,709,916)   (5,717,087)
                                                          --------   -----------   -----------
Balances at December 31, 1996...........................  $(93,573)  $11,304,020   $11,210,447
                                                          ========   ===========   ===========

                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996          1995         1994
                                                          -----------   ----------   ----------
Cash flows from operating activities:
  Net income............................................  $   356,072   $  647,257   $  436,049
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation.......................................      572,255      543,494      431,171
     Amortization.......................................       44,937       34,290        9,467
     Loss on early retirement of assets.................           --           --        2,465
     Decrease (increase) in accounts receivable.........      (26,974)      (9,297)      65,380
     Increase in deferred charges and other assets......      (20,531)    (168,240)    (194,539)
     Increase (decrease) in accounts payable, accrued
       expenses and other liabilities...................       55,947      (32,205)      35,086
                                                          -----------   ----------   ----------
          Cash provided by operating activities.........      981,706    1,015,299      785,079
                                                          -----------   ----------   ----------
Cash flows from investing activities:
  Additions to rental properties........................      (98,360)    (561,552)    (684,626)
  Proceeds from mortgage loan receivable................    5,440,000           --           --
                                                          -----------   ----------   ----------
          Cash provided by (used in) investing
            activities..................................    5,341,640     (561,552)    (684,626)
                                                          -----------   ----------   ----------
Cash flows used in financing activities -- Payment of
  distributions.........................................   (5,717,087)    (882,586)    (882,585)
                                                          -----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents....      606,259     (428,839)    (782,132)
Cash and cash equivalents at beginning of year..........      366,837      795,676    1,577,808
                                                          -----------   ----------   ----------
Cash and cash equivalents at end of year................  $   973,096   $  366,837   $  795,676
                                                          ===========   ==========   ==========

                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER

     USAA Real Estate Income Investments I Limited Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable. The General Partner, USAA Investors I, Inc., is a wholly-owned subsidiary of USAA Real Estate Company, which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association ("USAA").

     At December 31, 1996, the Partnership owned a shopping center located in Daytona Beach, Florida and an office building located in San Diego, California. The Partnership's revenue is subject to changes in the economic environments of these areas.

     Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted future cash flows and fair value, respectively, of the individual real estate properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     For purposes of the Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less and money market mutual funds are considered to be cash equivalents.

     Depreciation is provided over the estimated useful lives of properties using the straight-line method. The estimated lives of the buildings and improvements are 30 years (19-39 years for Federal income tax purposes).

     Rental income is recognized under the operating method, whereby aggregate rentals are reported as income on the straight-line basis over the life of the lease. Rental income recognized was $15,873, $65,461 and $68,669 more than the amount due per the lease agreements for the years ended December 31, 1996, 1995 and 1994, respectively.

     No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

     For financial reporting purposes, net income (loss) is allocated 1% to the General Partner and 99% to the Limited Partners. Net income (loss) per limited partnership unit is based upon the limited partnership units outstanding at the end of the period and the net income (loss) allocated to the Limited Partners.

     Cash distributions per limited partnership unit were $104.56 during 1996 and $16.00 during 1995 and 1994. The distributions of $13.00, $16.00 and $16.00 per limited partnership unit paid during the years ended December 31, 1996, 1995 and 1994, respectively, were based on the limited partnership units outstanding at each quarter end and the cash distributions allocated to Limited Partners. The additional distribution of $91.56 per limited partnership unit that was paid in March 1996 was based on the limited partnership units outstanding at January 31, 1996, the date of the mortgage loan payoff. See note 4.

2. PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Partnership Agreement, all net cash flow shall be distributed in the ratio of 1% to the General Partner and 99% to the Limited Partners within 60 days after the close of each fiscal quarter. Generally, net taxable income or losses not arising from the sale or refinancing of properties of the Partnership are allocated 99% to the Limited Partners and 1% to the General Partner.

     Residual proceeds are allocated first to the Limited Partners until the Limited Partners shall receive an amount equal to their adjusted capital contributions plus an amount which when added to all prior distributions to Limited Partners equals a 9% per annum cumulative return on their adjusted capital contributions; second, to all Partners, in an amount equal to their respective positive capital account balances to the extent such balances exceed the amounts provided for in the preceding clauses; third, in the case of any sale of a property, a real estate brokerage commission to the Advisor as provided in the Partnership Agreement; and fourth, the balance, 90% to the Limited Partners and 10% to the General Partner.

     Generally, all items of income, gain, loss, deduction and credit from operations will be allocated 99% to the Limited Partners and 1% to the General Partner. Net taxable gain or loss from the sale or other disposition of a property shall be allocated as described in the Partnership Agreement.

3. RENTAL PROPERTIES

     Rental properties at December 31 consisted of the following:

                                                               1996           1995
                                                            -----------    -----------
Buildings and improvements..............................    $13,710,277    $13,611,917
Land....................................................      2,282,163      2,282,163
                                                            -----------    -----------
                                                             15,992,440     15,894,080
Less accumulated depreciation...........................     (6,027,757)    (5,455,502)
                                                            -----------    -----------
                                                            $ 9,964,683    $10,438,578
                                                            ===========    ===========

4. MORTGAGE LOAN RECEIVABLE FROM AFFILIATE

     On January 31, 1986, the Partnership funded a first mortgage loan in the amount of $5,440,000 with interest at 10% due January 31, 1996 to Plaza on the Lake Investors, Ltd. USAA Real Estate Company, the parent of the General Partner, held a second mortgage note on Plaza on the Lake. On February 9, 1987, as allowed in the loan documents, upon default of the borrower, USAA Real Estate Company accepted a deed on the property effective January 1, 1987, and replaced Plaza on the Lake Investors, Ltd. as the borrower on the first lien held by the Partnership. All terms and conditions contained in the original documents remained as originally written.

     On January 31, 1996, in accordance with the terms of the mortgage loan agreement between USAA Real Estate Income Investments I Limited Partnership and USAA Real Estate Company, the principal balance of the $5,440,000 mortgage loan receivable was received by the Partnership and the underlying note paid in full. Approximately $5,000,000 of the proceeds from the loan payoff, or $91.56 per Limited Partnership unit, was distributed to the Limited Partners during the first quarter of 1996.

     In addition to the interest income, the Partnership received 3.2% of the gross revenues of the property through year six and 3.84% in years seven through ten. The Partnership recorded interest income on the mortgage loan receivable of $52,124, $612,757 and $605,535, which includes $5,921, $68,757 and $61,535 in participation income for the years ended December 31, 1996, 1995 and 1994, respectively.

     The following is summarized financial information for the years ended December 31 for Plaza on the Lake, the underlying property of the mortgage loan receivable.

                                                                 1995          1994
                                                              ----------    ----------
Rental income...............................................  $1,594,840    $1,520,306
Net loss....................................................     (77,393)     (274,968)
Net rental property at period end...........................   7,659,893     7,702,603
Total assets at period end..................................   8,169,336     8,174,974
Mortgage payable at period end..............................   5,440,000     5,440,000
Total liabilities at period end.............................   5,782,150     5,761,506

     Financial information for Plaza on the Lake for fiscal year 1996 is not included as the mortgage loan receivable was paid in full in January 1996.

5. MINIMUM FUTURE RENTALS

     Operating leases with tenants have remaining terms from one to twelve years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported as income on the straight-line basis over the life of the lease. Approximate minimum future rentals are as follows:

1997.....................................................  $1,319,000
1998.....................................................   1,235,000
1999.....................................................   1,096,000
2000.....................................................     384,000
2001.....................................................     222,000
Thereafter...............................................   1,073,000
                                                           ----------
                                                           $5,329,000
                                                           ==========

6. TRANSACTIONS WITH AFFILIATES

     USAA Real Estate Company (as the Advisor) may receive real estate brokerage commissions of up to 1% of the aggregate selling prices of properties sold, management fees of up to 4% of gross revenues from operations or 9% of the Partnership's adjusted cash flow, and an annual mortgage servicing fee of up to
 1/4 of 1% of amounts funded by the Partnership in mortgage loans which are serviced by the Advisor.

     Through January 1995, a portion of the Partnership's working capital reserve and other available funds were invested in USAA Mutual Fund, Inc., an affiliate of the General Partner, and earned interest thereon at market rates.

     Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, receives fees of up to 6% of the cash receipts of Partnership properties for managing and providing leasing services for the properties.

     A summary of transactions with affiliates follows:

                                                                                                    MORTGAGE
                                            REIMBURSEMENT    INTEREST    MANAGEMENT      LEASE      SERVICING
                                            OF EXPENSES(1)    INCOME        FEES      COMMISSIONS     FEES        TOTAL
                                            --------------   ---------   ----------   -----------   ---------   ---------
USAA Mutual Fund, Inc.:
  1996....................................     $     --      $      --    $    --       $    --      $    --    $      --
  1995....................................           --            (18)        --            --           --          (18)
  1994....................................           --           (363)        --            --           --         (363)
USAA Real Estate Company:
  1996....................................      117,027        (52,124)    67,893            --        1,115      133,911
  1995....................................      112,413       (612,757)    77,791            --       13,600     (408,953)
  1994....................................      136,978       (605,535)    49,325            --       12,427     (406,805)
Quorum Real Estate Services Corporation:
  1996....................................       60,609             --     48,992        17,282           --      126,883
  1995....................................       19,550             --     40,089        16,273           --       75,912
  1994....................................       15,832             --     29,205        15,745           --       60,782

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

7. INCOME TAXES

     A reconciliation of financial statement net income to taxable loss follows:

                                                      1996        1995        1994
                                                    ---------   ---------   ---------
Net income -- financial statement basis...........  $ 356,072   $ 647,257   $ 436,049
Adjusted by:
  Increase in deferred rent.......................    (15,600)    (65,461)    (66,001)
  Repairs and maintenance capitalized.............         --          --      33,728
  Excess tax depreciation over financial statement
     depreciation.................................   (412,660)   (441,114)   (531,939)
  Prepaid rent....................................     27,933     (10,420)      8,407
  Other reconciling items.........................     (1,946)      1,638       3,692
  Tax loss on disposal of asset...................         --    (133,124)         --
                                                    ---------   ---------   ---------
Taxable loss......................................  $ (46,201)  $  (1,224)  $(116,064)
                                                    =========   =========   =========

8. MAJOR CUSTOMER INFORMATION

     During the years ended December 31, 1996 and 1995, the Partnership recorded rental income of approximately $493,000 and $414,000, respectively, from a major tenant in the computer industry. This income represented approximately 35% and 37% of total rental income for 1996 and 1995, respectively. There is no applicable major customer information for the year ended December 31, 1994.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximates fair value because of the short-term nature of these instruments.

                                                                    SCHEDULE III



           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP



                    REAL ESTATE AND ACCUMULATED DEPRECIATION


                               DECEMBER 31, 1996


                                                                                     COST CAPITALIZED
                                                                                       SUBSEQUENT TO
                                                    INITIAL COST TO PARTNERSHIP       ACQUISITION(S)
                                                    ---------------------------   -----------------------
                                                                    BUILDINGS
  YEAR OF                                                              AND                       CARRYING
CONSTRUCTION   DATE ACQUIRED       DESCRIPTION         LAND       IMPROVEMENTS    IMPROVEMENTS    COSTS
------------   --------------      -----------      -----------   -------------   ------------   --------
    1984       Sept 30, 1985   Volusia Point
                               Shopping Center
                               Daytona Beach, FL     $1,800,000      6,890,958       720,254        --
    1982       June 11, 1986   Systech Building
                               San Diego, CA          1,532,876     10,509,494     1,266,177        --
                                                     ----------     ----------     ---------        --
                                                     $3,332,876     17,400,452     1,986,431        --
                                                     ==========     ==========     =========        ==


                GROSS AMOUNT AT WHICH
              CARRIED AT CLOSE OF PERIOD
              --------------------------     TOTAL
                             BUILDINGS     INVESTMENT   ACCUMULATED     RELATED
  YEAR OF                       AND        PROPERTIES   DEPRECIATION   MORTGAGES
CONSTRUCTION   LAND(5)     IMPROVEMENTS      (2)(4)        (1)(3)       PAYABLE
------------  ----------   -------------   ----------   ------------   ---------
    1984

               1,800,000      7,383,894     9,183,894     2,765,012       --
    1982
                 482,163      6,326,383     6,808,546     3,262,745       --
               ---------     ----------    ----------     ---------       --
               2,282,163     13,710,277    15,992,440     6,027,757       --
               =========     ==========    ==========     =========       ==

            USAA REAL ESTATE INCOME INVESTMENT I LIMITED PARTNERSHIP



                             NOTES TO SCHEDULE III


                               DECEMBER 31, 1996



(1) Depreciation is based on a 30 year life, straight-line method for buildings. Tenant improvements are amortized over the life of the related lease using the straight-line method.



(2) Reconciliation of real estate:



Balance at December 31, 1993.......................               $14,824,256
  Additions during period -- improvements..........  $ 684,626
  Less: Retirements................................    (16,516)       668,110
                                                     ---------    -----------
Balance at December 31, 1994.......................                15,492,366
  Additions during period -- improvements..........    561,552
  Less: Retirements................................   (159,838)       401,714
                                                     ---------    -----------
Balance at December 31, 1995.......................                15,894,080
  Additions during period -- improvements..........     98,360
  Less: Retirements................................         --         98,360
                                                     ---------    -----------
Balance at December 31, 1996.......................               $15,992,440
                                                                  ===========



(3) Reconciliation of accumulated depreciation:



Balance at December 31, 1993.......................               $ 4,654,726
  Depreciation during period.......................  $ 431,171
  Less: Retirements................................    (14,051)       417,120
                                                     ---------    -----------
Balance at December 31, 1994.......................                 5,071,846
  Depreciation during period.......................    543,494
  Less: Retirements................................   (159,838)       383,656
                                                     ---------    -----------
Balance at December 31, 1995.......................                 5,455,502
  Depreciation during period.......................    572,255
  Less: Retirements................................         --        572,255
                                                     ---------    -----------
Balance at December 31, 1996.......................               $ 6,027,757
                                                                  ===========



(4) The aggregate cost of real estate at December 31, 1996 for Federal income tax purposes is $22,802,414.



(5) There were no additions to land subsequent to acquisition.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                            CONDENSED BALANCE SHEETS

                                     ASSETS

                                                                JUNE 30,      DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
                                                              (UNAUDITED)
Rental properties, net......................................  $  9,676,309    $  9,964,683
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................       968,288         926,892
Cash........................................................        58,930          46,204
                                                              ------------    ------------
  Cash and cash equivalents.................................     1,027,218         973,096
Accounts receivable.........................................        34,695          72,175
Deferred charges, at amortized cost, and other assets.......       369,918         386,325
                                                              ------------    ------------
                                                              $ 11,108,140    $ 11,396,279
                                                              ============    ============

                             LIABILITIES AND PARTNERS' EQUITY

Accounts payable, including amounts due to affiliates of
  $29,605 and $27,907.......................................  $     46,346    $     83,582
Accrued expenses and other liabilities......................        88,746          35,634
Security deposits...........................................        66,616          66,616
                                                              ------------    ------------
          Total liabilities.................................       201,708         185,832
                                                              ------------    ------------

Partners' equity:
  General Partner:
     Capital contribution...................................         1,000           1,000
     Cumulative net income..................................        91,191          89,818
     Cumulative distributions...............................      (188,804)       (184,391)
                                                              ------------    ------------
                                                                   (96,613)        (93,573)
                                                              ------------    ------------
  Limited Partners (54,610 units):
     Capital contributions, net of offering costs...........    25,666,700      25,666,700
     Cumulative net income..................................     9,027,930       8,892,025
     Cumulative distributions...............................   (23,691,585)    (23,254,705)
                                                              ------------    ------------
                                                                11,003,045      11,304,020
                                                              ------------    ------------
          Total Partners' equity............................    10,906,432      11,210,447
                                                              ------------    ------------
                                                              $ 11,108,140    $ 11,396,279
                                                              ============    ============

           See accompanying notes to condensed financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                         CONDENSED STATEMENTS OF INCOME
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                               THREE MONTHS    THREE MONTHS
                                                                  ENDED           ENDED
                                                                 JUNE 30,        JUNE 30,
                                                                   1997            1996
                                                               ------------    ------------
Income
Rental income...............................................     $376,922        $413,490
Interest income.............................................       13,455          13,244
                                                                 --------        --------
          Total income......................................      390,377         426,734
                                                                 --------        --------
Expenses
Direct expenses, $25,138 and $26,370 to affiliate (note
  1)........................................................      131,686         135,782
Depreciation................................................      146,177         140,437
General and administrative, $31,893 and $35,589 to
  affiliates (note 1).......................................       61,140          66,117
Management fee to affiliate (note 1)........................       15,906          13,371
                                                                 --------        --------
          Total expenses....................................      354,909         355,707
                                                                 --------        --------
Net income..................................................     $ 35,468        $ 71,027
                                                                 ========        ========
Net income per limited partnership unit.....................     $   0.64        $   1.29
                                                                 ========        ========

                                                               SIX MONTHS   SIX MONTHS
                                                                 ENDED        ENDED
                                                                JUNE 30,     JUNE 30,
                                                                  1997         1996
                                                               ----------   ----------
Income
  Rental income.............................................    $847,899     $805,571
  Interest from mortgage loan from affiliate................          --       52,124
  Interest income...........................................      26,397       61,290
                                                                --------     --------
          Total income......................................     874,296      918,985
                                                                --------     --------
Expenses
  Direct expenses, $58,921 and $57,456 to affiliate (note
     1).....................................................     270,563      266,094
  Depreciation..............................................     292,420      281,801
  General and administrative, $74,046 and $71,990 to
     affiliates (note 1)....................................     138,006      152,264
  Management fee to affiliate (note 1)......................      36,029       35,159
                                                                --------     --------
          Total expenses....................................     737,018      735,318
                                                                --------     --------
          Net income........................................    $137,278     $183,667
                                                                ========     ========
Net income per limited partnership unit.....................    $   2.49     $   3.33
                                                                ========     ========

           See accompanying notes to condensed financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997          1996
                                                              ----------    -----------
Cash flows from operating activities:
  Net income................................................  $  137,278    $   183,667
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................     292,420        281,801
     Amortization...........................................      22,723         22,209
     Decrease in accounts receivable........................      37,480         21,249
     Increase in deferred charges and other assets..........      (6,316)       (24,302)
     Increase in accounts payable, accrued expenses and
      other liabilities.....................................      15,876         89,990
                                                              ----------    -----------
       Cash provided by operating activities................     499,461        574,614
                                                              ----------    -----------
Cash flows from investing activities:
  Additions to rental properties............................      (4,046)        (9,031)
  Proceeds from mortgage loan receivable....................          --      5,440,000
                                                              ----------    -----------
     Cash provided by (used in) investing activities........      (4,046)     5,430,969
                                                              ----------    -----------
Cash flows used in financing activities --
  Distributions to Partners.................................    (441,293)    (5,330,955)
                                                              ----------    -----------
Net increase in cash and cash equivalents...................      54,122        674,628
Cash and cash equivalents at beginning of period............     973,096        366,837
                                                              ----------    -----------
Cash and cash equivalents at end of period..................  $1,027,218    $ 1,041,465
                                                              ==========    ===========

           See accompanying notes to condensed financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS I LIMITED PARTNERSHIP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

1. TRANSACTIONS WITH AFFILIATES

     A summary of transactions with affiliates follows for the six-month period ended June 30, 1997:

                                                                               QUORUM
                                                                 USAA        REAL ESTATE
                                                              REAL ESTATE     SERVICES
                                                                COMPANY      CORPORATION
                                                              -----------    -----------
Reimbursement of expenses(a)................................    $63,921        $31,907
Management fees.............................................     36,029         27,014
Lease commissions...........................................         --         10,125
                                                                -------        -------
          Total.............................................    $99,950        $69,046
                                                                =======        =======

---------------

(a) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

2. OTHER

     Reference is made to the financial statements in the Annual Report filed as part of the Form 10-K for the year ended December 31, 1996 with respect to significant accounting and financial reporting policies as well as to other pertinent information concerning the Partnership. Information furnished in this report reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Further, the operating results presented for these interim periods are not necessarily indicative of the results that may occur for the remaining six months of 1997 or any other future period.

     The financial information included in this interim report as of June 30, 1997 and for the three-month and six-month periods ended June 30, 1997 and 1996 has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. The Partnership's annual report includes audited financial statements.

     Certain 1996 balances have been reclassified to conform to the 1997 presentation.

                          INDEPENDENT AUDITORS' REPORT

The Partners
USAA Real Estate Income Investments II Limited Partnership

     We have audited the accompanying balance sheets of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996 and the related statements of income, partners' equity, and cash flows for each of the years in the three-year period ended June 30, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997, in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                                /s/ KPMG PEAT MARWICK LLP

                                            ------------------------------------

                                            KPMG PEAT MARWICK LLP


San Antonio, Texas

August 1, 1996.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                                 BALANCE SHEETS

                             JUNE 30, 1997 AND 1996


                                     ASSETS


                                                                 1997           1996
                                                              -----------    -----------
Rental properties, net (note 3).............................  $ 9,177,883    $ 9,493,829
Investment in joint venture (note 4)........................    2,139,009      2,147,966
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................      848,892        804,821
Cash........................................................       33,288         30,737
                                                              -----------    -----------
  Cash and cash equivalents.................................      882,180        835,558
Deferred charges and other assets...........................      333,315        230,824
                                                              -----------    -----------
                                                              $12,532,387    $12,708,177
                                                              ===========    ===========

                            LIABILITIES AND PARTNERS' EQUITY

Accounts payable, including amounts due to affiliates of
  $6,722
  and $7,981................................................  $    16,822    $   113,426
Accrued expenses and other liabilities......................      129,354        172,579
                                                              -----------    -----------
          Total liabilities.................................      146,176        286,005
                                                              -----------    -----------
Partners' equity:
  General Partner:
     Capital contribution...................................        1,000          1,000
     Cumulative net income..................................      779,387        677,435
     Cumulative distributions...............................     (816,492)      (710,943)
                                                              -----------    -----------
                                                                  (36,105)       (32,508)
                                                              -----------    -----------
  Limited Partners (27,141 interests):
     Capital contributions, net of offering costs...........   12,756,270     12,756,270
     Cumulative net income..................................    7,014,471      6,096,899
     Cumulative distributions...............................   (7,348,425)    (6,398,489)
                                                              -----------    -----------
                                                               12,422,316     12,454,680
                                                              -----------    -----------
          Total Partners' equity............................   12,386,211     12,422,172
                                                              -----------    -----------
                                                              $12,532,387    $12,708,177
                                                              ===========    ===========


                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME

                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995



                                                            1997          1996          1995
                                                         ----------    ----------    ----------
INCOME
Rental income (notes 5 and 7)..........................  $1,403,483    $1,210,320    $1,130,023
Equity in earnings of joint venture (note 4)...........     151,093       147,059       153,787
Interest income, $316 to affiliate in 1995 (note 6)....      38,954        74,952        98,629
                                                         ----------    ----------    ----------
          Total income.................................   1,593,530     1,432,331     1,382,439
                                                         ----------    ----------    ----------
EXPENSES
Direct expenses, $15,751, $15,126 and $15,122 to
  affiliated (note 6)..................................      96,681        91,298       107,583
Depreciation...........................................     315,104       262,935       239,039
General and administrative, $118,196, $83,473 and
  $89,155 to affiliates (note 6).......................     162,221       131,642       164,260
                                                         ----------    ----------    ----------
Total expenses.........................................  $  574,006    $  485,875    $  510,882
                                                         ----------    ----------    ----------
Net income.............................................  $1,019,524    $  946,456    $  871,557
                                                         ==========    ==========    ==========
Net income per limited partnership unit................  $    33.81    $    31.38    $    28.90
                                                         ==========    ==========    ==========


                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY

                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995



                                                        GENERAL       LIMITED
                                                        PARTNER      PARTNERS         TOTAL
                                                       ---------    -----------    -----------
Balances at June 30, 1994............................  $ (29,601)   $12,480,855    $12,451,254
  Net income.........................................     87,156        784,401        871,557
  Cash distributions.................................   (100,271)      (902,438)    (1,002,709)
                                                       ---------    -----------    -----------
Balances at June 30, 1995............................    (42,716)    12,362,818     12,320,102
  Net income.........................................     94,646        851,810        946,456
  Cash distributions.................................    (84,438)      (759,948)      (844,386)
                                                       ---------    -----------    -----------
Balances at June 30, 1996............................    (32,508)    12,454,680     12,422,172
  Net income.........................................    101,952        917,572      1,019,524
  Cash distributions.................................   (105,549)      (949,936)    (1,055,485)
                                                       ---------    -----------    -----------
Balances at June 30, 1997............................  $ (36,105)   $12,422,316    $12,386,211
                                                       =========    ===========    ===========


                See accompanying notes to financial statements.

                     USAA REAL ESTATE INCOME INVESTMENTS II
                              LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1997, 1996 AND 1995



                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Cash flows from operating activities:
  Net income........................................  $ 1,019,524    $   946,456    $   871,557
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation...................................      315,104        262,935        239,039
     Amortization...................................        2,528          2,528          2,528
     Earnings from joint venture....................     (151,093)      (147,059)      (153,787)
     Distributions from joint venture...............      160,050        189,150        185,513
     Decrease in accounts receivable................           --          6,000          9,000
     (Increase) decrease in deferred charges and
       other assets.................................     (105,019)        (2,235)        49,024
     (Decrease) increase in accounts payable,
       accrued expenses and other liabilities.......     (139,829)       111,621         47,737
     Other adjustments..............................          842             --             --
                                                      -----------    -----------    -----------
       Cash provided by operating activities........    1,102,107      1,369,396      1,250,611
                                                      -----------    -----------    -----------
Cash flows used in investing activities --
  Additions to rental properties....................           --     (1,696,823)       (64,685)
Cash flows used in financing activities --
  Distributions to partners.........................   (1,055,485)      (844,386)    (1,002,709)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................       46,622     (1,171,813)       183,217
Cash and cash equivalents at beginning of period....      835,558      2,007,371      1,824,154
                                                      -----------    -----------    -----------
Cash and cash equivalents at end of period..........  $   882,180    $   835,558    $ 2,007,371
                                                      ===========    ===========    ===========



                See accompanying notes to financial statements.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1997, 1996 AND 1995

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER

     USAA Real Estate Income Investments II Limited Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable.

     The Partnership owns industrial buildings in Lakeland, Florida and Elk Grove Village, Illinois and an equity investment in an office building in Arlington, Virginia.

     The General Partner, USAA Investors II, Inc., is a wholly-owned subsidiary of USAA Real Estate Company, which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted cash flows and fair value, respectively, of the individual properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of this Statement had no financial statement impact.

     The Partnership's investment in Combined Capital Resources Joint Venture is accounted for on the equity method. The Partnership has a 7.275% interest and USAA Real Estate Equities, Inc. has a 92.725% interest. Both partners have joint control of the joint venture.

     For purposes of the Statement of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less and money market mutual funds are considered to be cash equivalents. Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated lives of the buildings and improvements are 30 years (31.5 years for Federal income tax purposes).

     Acquisition fees related to the investment in joint venture are being amortized over the remaining life of the building (note 4).

     Rental income is recognized under the operating method, whereby aggregate rentals are reported on the straight-line basis over the life of the lease. Rental income recognized was $104,047 and $2,185 more than the amount per lease agreements for the years ended June 30, 1997 and 1996, respectively. Rental income recognized was $48,746 less than the amount per lease agreements for the year ended June 30, 1995.

     Deferred charges consisted primarily of deferred rent resulting from recognition of income as required by generally accepted accounting principles.

     No provision or credit for income taxes has been made, as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return each calendar year on an accrual basis.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     For financial reporting purposes, net income is allocated 10% to the General Partner and 90% to the Limited Partners. Net income per limited partnership interest is based upon the limited partnership interests outstanding at the end of the period and net income allocated to the Limited Partners.

     Cash distributions per limited partnership interest were $35.00 for the year ended June 30, 1997, $28.00 for the year ended June 30, 1996 and $33.25 for the year ended June 30, 1995 and were based on the limited partnership interests outstanding at each quarter end and the cash distributions allocated to Limited Partners.

     Certain 1996 and 1995 balances have been reclassified to conform to the 1997 presentation.

2. PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Partnership Agreement, Net Cash from Operations shall be allocated and paid 10% to the General Partner and 90% to the Limited Partners. Any Net Cash from Operations received by a Limited Partner shall count toward his 6% cumulative Preferred Return (10% as to that portion of Partnership funds invested in mortgage loans), as defined in the Partnership Agreement. Net Proceeds from Sales or Refinancings shall be allocated and paid 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been returned their Original Invested Capital plus their Preferred Return. Second, Net Proceeds from Sales or Refinancings shall be allocated and paid to the General Partner in payment of any unpaid Subordinated Disposition Fee. Third, Net Proceeds from Sales or Refinancings shall be allocated and paid 90% to the Limited Partners and 10% to the General Partner.

     Generally, all items of income, gain, loss, deduction and credit from operations will be allocated 90% to the Limited Partners and 10% to the General Partner. Net gain or net loss from the sale or other disposition of a Property shall be allocated as described in the Partnership Agreement.

3. RENTAL PROPERTIES

     Rental properties at June 30 consisted of the following:

                                                       1997           1996
                                                    -----------    -----------
Buildings and improvements........................  $ 8,913,171    $ 8,914,013
Land..............................................    2,276,850      2,276,850
                                                    -----------    -----------
                                                     11,190,021     11,190,863
Less accumulated depreciation.....................   (2,012,138)    (1,697,034)
                                                    -----------    -----------
                                                    $ 9,177,883    $ 9,493,829
                                                    ===========    ===========

4. INVESTMENT IN JOINT VENTURE

     On September 28, 1988, the Partnership entered into the Combined Capital Resources Joint Venture (the joint venture) with USAA Real Estate Company ("REALCO"), an affiliate of the General Partner, for the ownership and operation of income-producing properties and participating first mortgage loans. The joint venture was structured in a manner which granted joint control of the joint venture to both partners, but which gave REALCO the responsibility of conducting the ordinary and usual day-to-day management of the joint venture property.

     The initial joint venture investment was a participating first mortgage on the Sequoia Plaza I in an amount of $30,927,000 which was originally extended by REALCO on May 23, 1988. On June 30, 1989, the Partnership invested $2,250,000 in this participating first mortgage which was paid directly to REALCO with the understanding that such sum would be the Partnership's capital contribution to the joint venture and would reduce REALCO's contribution. As a result, REALCO's contribution became $28,677,000. REALCO's joint venture interest is 92.725% and the Partnership's joint venture interest is 7.275%.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     On March 27, 1990, REALCO sold its joint venture interest to USAA Real Estate Equities, Inc., a real estate investment trust, which is majority-owned by REALCO. All other terms and conditions contained in the joint venture agreement remained as originally written and amended.

     On August 20, 1991, the Combined Capital Resources Joint Venture acquired the underlying mortgaged property through foreclosure. This transaction converted the joint venture's investment from a mortgage loan to real property. As the fair value of the asset approximated the mortgage loan and other receivables, no loss was recorded on this transaction. This event did not have a material negative impact on the Partnership's cash flow but has reduced the equity in earnings from the joint venture due to depreciation expense on the property.

     The following is the unaudited summary financial information for the Combined Capital Resources Joint Venture as of June 30, 1997 and 1996 and for the three years ended June 30, 1997.

                                                               1997           1996
                                                            -----------    -----------
                                        ASSETS
Cash......................................................  $   474,762    $   487,379
Property, net.............................................   26,888,892     27,501,449
Other receivables.........................................       21,500        123,058
Deferred rent and other assets, net.......................    2,046,589      1,766,585
                                                            -----------    -----------
                                                            $29,431,743    $29,878,471
                                                            ===========    ===========
                                LIABILITIES AND EQUITY
Accounts Payable..........................................  $    27,975    $    54,276
                                                            -----------    -----------
Equity:
  USAA Real Estate Equities, Inc..........................   27,264,759     27,676,229
  USAA Real Estate Income Investments II Limited
     Partnership..........................................    2,139,009      2,147,966
                                                            -----------    -----------
          Total equity....................................   29,403,768     29,824,195
                                                            -----------    -----------
                                                            $29,431,743    $29,878,471
                                                            ===========    ===========

                                   OPERATIONS

                                                    1997          1996          1995
                                                 ----------    ----------    ----------
Revenues(a)....................................  $4,023,186    $3,946,260    $4,068,973
Operating expenses.............................    (921,397)     (939,074)     (971,684)
Other expenses.................................    (244,192)     (225,152)     (218,975)
Depreciation...................................    (780,718)     (760,608)     (764,227)
                                                 ----------    ----------    ----------
  Net income...................................  $2,076,879    $2,021,426    $2,114,087
                                                 ==========    ==========    ==========
EQUITY IN NET INCOME:
  USAA Real Estate Equities, Inc...............  $1,925,786    $1,874,367    $1,960,300
  USAA Real Estate Income Investments II
     Limited Partnership.......................     151,093       147,059       153,787
                                                 ----------    ----------    ----------
                                                 $2,076,879    $2,021,426    $2,114,087
                                                 ==========    ==========    ==========
CASH DISTRIBUTIONS:
  USAA Real Estate Equities, Inc...............  $2,039,950    $2,410,850    $2,364,487
  USAA Real Estate Income Investments II
     Limited Partnership.......................     160,050       189,150       185,513
                                                 ----------    ----------    ----------
                                                 $2,200,000    $2,600,000    $2,550,000
                                                 ==========    ==========    ==========

---------------
(a) For the years ended June 30, 1997, 1996 and 1995, the joint venture recorded $3,560,658 of revenue from a single tenant which represented 89%, 90% and 88%, respectively, of total revenue.

5. MINIMUM FUTURE RENTALS

     Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported as income over the life of the lease. The Partnership's rental properties are leased for two to fourteen years under triple-net leases whereby the tenants pay all operating expenses. Approximate minimum future rentals are as follows:


1998............................................  $ 1,208,000
1999............................................    1,208,000
2000............................................      754,000
2001............................................      784,000
2002............................................      854,000
Thereafter......................................    8,023,000
                                                  -----------
                                                  $12,831,000
                                                  ===========


     For the years ended June 30, 1997, 1996 and 1995, the Partnership received $113,467, $101,239 and $88,139, respectively of contingent rental income.

6. TRANSACTIONS WITH AFFILIATES

     USAA Investors II, Inc. (the General Partner) may receive, in the aggregate, property acquisition fees and loan origination and commitment fees of up to 5% of the gross offering proceeds; real estate brokerage commissions of up to 2% of the selling prices of properties sold; 10% of all distributions of Net Cash from Operations and an annual mortgage servicing fee of up to 1/4 of 1% of amounts funded by the Partnership in mortgage loans which are serviced by the General Partner.

     Through January 1995, the Partnership had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive a fee up to 6% of property cash receipts for those services.

     A summary of transactions with affiliates follows for the three years ended June 30, 1997, 1996 and 1995:

                                       REIMBURSEMENT    MANAGEMENT      LEASE      INTEREST
                                       OF EXPENSES(1)      FEES      COMMISSIONS    INCOME     TOTAL
                                       --------------   ----------   -----------   --------   -------
USAA Mutual Fund, Inc.:
  1997...............................     $    --        $    --       $    --      $  --     $    --
  1996...............................          --             --            --         --          --
  1995...............................          --             --            --       (316)       (316)

USAA Real Estate Company:
  1997...............................      78,288             --            --         --      78,288
  1996...............................      71,029             --            --         --      71,029
  1995...............................      89,155             --            --         --      89,155

Quorum Real Estate Services
  Corporation:
  1997...............................       3,255         12,496        39,908         --      55,659
  1996...............................       3,016         12,110        12,444         --      27,570
  1995...............................       2,823         12,299            --         --      15,122

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

7. MAJOR CUSTOMER INFORMATION

     The Partnership owns two single-tenant industrial complexes. The lease agreements between the Partnership and these tenants (a manufacturer in the packaging industry and a manufacturer of business forms) are absolute triple net lease arrangements whereby the lessee is required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income for 1997, 1996 and 1995 reflects only rental income and excludes all expenses directly related to the operations of the properties as payments for such expenses are made directly by the respective lessees.

     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $547,220, $532,581 and $536,194 of rental income from a single tenant, a manufacturer of business forms, which represents 39%, 44% and 47%, respectively of total rental income.

     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $856,263, $677,739 and $593,829 of rental income from this single tenant which represented 61%, 56% and 53%, respectively of total rental income.

     Continental Plastic Containers, Inc. ("CPC") is the single tenant at the Continental Plastic Buildings in Elk Grove Village, Illinois. CPC is a manufacturer in the packaging industry and a wholly-owned subsidiary of Plastic Containers, Inc. ("PCI"). PCI is the corporate guarantor for the lease between the Partnership and CPC. PCI is a public company currently filing periodic reports with the Securities Exchange Commission. The following is the summary financial information for CPC as of December 31, 1996 and 1995 and for the three years ended December 31, 1996.

                      CONTINENTAL PLASTIC CONTAINERS, INC.
                        SUMMARIZED FINANCIAL INFORMATION

                                                           DECEMBER 31,
                                                   ----------------------------
                                                       1996            1995
                                                   ------------    ------------
ASSETS
  Cash and cash equivalents......................  $ 10,522,000    $         --
  Investment securities..........................     1,000,000              --
  Property, net..................................    98,778,000     137,637,000
  Other receivables, net.........................    27,029,000      32,673,000
  Inventories....................................    18,727,000      19,317,000
  Other assets, net..............................    42,999,000      23,677,000
                                                   ------------    ------------
                                                   $199,055,000    $213,304,000
                                                   ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities............................  $ 38,838,000    $ 57,319,000
  Long-term obligations..........................   129,002,000     105,212,000
  Other liabilities..............................    23,155,000      19,417,000
                                                   ------------    ------------
          Total liabilities......................   190,995,000     181,948,000
  Stockholders' Equity...........................     8,060,000      31,356,000
                                                   ------------    ------------
          Total liabilities and stockholders'
            equity...............................  $199,055,000    $213,304,000
                                                   ============    ============

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

                                                       1996            1995            1994
                                                   ------------    ------------    ------------
OPERATIONS
  Net sales......................................  $262,200,000    $271,088,000    $222,980,000
  Cost of goods sold.............................  (219,210,000)   (231,845,000)   (185,696,000)
  Other income (expenses)........................   (48,525,000)    (41,950,000)    (41,353,000)
  Income tax benefit.............................     1,896,000       2,526,000       1,637,000
  Extraordinary item -- loss on early
     extinguishment of debt......................    (7,305,000)       (230,000)       (217,000)
  Cumulative effect of accounting change.........            --              --        (475,000)
                                                   ------------    ------------    ------------
          Net loss...............................  $(10,944,000)   $   (411,000)   $ (3,124,000)
                                                   ============    ============    ============



     For the years ended June 30, 1997, 1996 and 1995, the Partnership recorded $856,263, $677,739 and $593,829 of rental income from this single tenant which represented 61%, 56% and 53%, respectively of total rental income.


8. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts payable and accrued expenses and other liabilities approximate fair value because of the short-term nature of these instruments.

9. PROPOSED MERGER TRANSACTION

     On June 10, 1997, the Partnership signed a letter of intent with American Industrial Properties REIT [NYSE: IND] (the "Trust") contemplating the merger of four real estate limited partnerships, including the Partnership, into the Trust. The four real estate limited partnerships are USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively, the "RELPs"). Each of the RELPs is affiliated with USAA Real Estate Company, which currently owns approximately 13.66% of the outstanding shares of the Trust.

     On July 7, 1997, the Trust signed definitive merger agreements with each of the RELPs pursuant to which the RELPs will be merged into the Trust (the "Merger"). According to the Merger Agreement, the Trust will issue an aggregate of 22,064,147 shares of beneficial interest at $2.625 per share (for a total value of $57,918,385) in exchange for the limited partnership interests in the RELPs. The number of Shares to be issued to each RELP will be equal to the net asset value for each RELP (as agreed by the Trust and each RELP) divided by $2.625. The number of Shares to be received by a Limited Partner in each RELP will be computed in accordance with such partner's percentage interest in the RELP. The general partner of each RELP has waived any right it may have to receive Shares to which it may be entitled in exchange for its general partnership interest.

     The Merger, which has been approved by the Trust's Board of Trust Managers and the Board of Directors of each of the general partners of the RELPs, is subject to due diligence by both parties and certain other conditions, including approval by the shareholders of the Trust and the limited partners of each of the RELPs. Accordingly, there can be no assurance that the mergers will ultimately be consummated. The Merger is a taxable transaction to the partners in the RELPs and will be subject to the completion of a joint proxy statement/prospectus filed on Form S-4 with the Securities and Exchange Commission. No date has been scheduled for the shareholder meeting for the Trust or limited partner meetings for each of the RELPs to vote on the proposed transaction. Prudential Securities Inc., on behalf of the Trust, and Houlihan Lokey Howard & Zukin on behalf of the RELPs, have rendered opinions to their respective parties that the transaction is fair from a financial point of view.

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP

     The Partnership has a 7.275% interest in the Combined Capital Resources Joint Venture (the "joint venture"), the owner of Sequoia Plaza I. The joint venture interest will not be included in the Merger but will be purchased by USAA Real Estate Company ("Realco") or an affiliate of Realco for $2.25 million if the Merger is approved by the Limited Partners of the Partnership. This purchase price was determined using the January 1, 1997 external appraisal of Sequoia Plaza I at a total value of $29.7 million and adjusted by an appreciation factor.


10. SUBSEQUENT EVENT

     On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon USAA Real Estate Company, USAA Properties I, Inc. ("RELP GP I"), USAA Properties II, Inc. ("RELP GP II"), USAA Properties III, Inc. ("RELP GP III"), USAA Properties IV, Inc. ("RELP GP IV", together with RELP GP I, RELP GP II and RELP GP III, the "RELP GPs"), certain other affiliated entities and the individual members of the boards of directors of each of the RELP GPs. The Trust was also named as a defendant. The suit alleges among other things, breaches of fiduciary duty in connection with the transactions contemplated by merger agreements entered into by USAA Real Estate Income Investments I Limited Partnership, USAA Real Estate Income Investments II Limited Partnership, USAA Income Properties III Limited Partnership and USAA Income Properties IV Limited Partnership (collectively the "RELPS") and the Trust, dated as of June 30, 1997, whereby each RELP would be merged with and into the Trust (collectively, the "Merger").

     The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The defendants believe that the plantiffs' claims are without merit and intend to defend vigorously against the Lawsuit.

                                                                    SCHEDULE III



           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP



                    REAL ESTATE AND ACCUMULATED DEPRECIATION


                                 JUNE 30, 1997


                                                                                           COST CAPITALIZED
                                                                                             SUBSEQUENT TO
                                                          INITIAL COST TO PARTNERSHIP         ACQUISITION
                                                          ---------------------------   -----------------------
                                                                          BUILDINGS
                            YEAR OF           DATE                           AND                       CARRYING
      DESCRIPTION         CONSTRUCTION      ACQUIRED         LAND       IMPROVEMENTS    IMPROVEMENTS    COSTS
      -----------         ------------   --------------   -----------   -------------   ------------   --------
Continental Plastic       1963, 1969 &   April 21, 1989
  Containers Buildings;       1996
  Manufacturing and
  Distribution
  facility; Elk Grove
  Village, Illinois                                        $1,800,000     $3,270,910     $1,819,531      $--
Bowater Communication        1989        July 24, 1989
  Papers Building;
  Industrial Warehouse;
  Lakeland, Florida                                           480,000      3,775,200         44,380       --
                                                           ----------     ----------     ----------      ---
                                                           $2,280,000     $7,046,110     $1,863,911      $--
                                                           ==========     ==========     ==========      ===


                                    GROSS AMOUNT AT WHICH
                                  CARRIED AT CLOSE OF PERIOD
                         --------------------------------------------
                                       BUILDINGS
                                          AND        TOTAL INVESTMENT      ACCUMULATED
      DESCRIPTION           LAND      IMPROVEMENTS   PROPERTIES(2)(5)   DEPRECIATION(1)(3)
      -----------        ----------   ------------   ----------------   ------------------
Continental Plastic
  Containers Buildings;
  Manufacturing and
  Distribution
  facility; Elk Grove
  Village, Illinois      $1,800,000    $5,090,441      $ 6,890,441          $1,003,879
Bowater Communication
  Papers Building;
  Industrial Warehouse;
  Lakeland, Florida         476,850     3,822,730        4,299,580           1,008,259
                         ----------    ----------      -----------          ----------
                         $2,276,850    $8,913,171      $11,190,021          $2,012,138
                         ==========    ==========      ===========          ==========

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP



                             NOTES TO SCHEDULE III


                                 JUNE 30, 1997



(1) Depreciation is based on a 30 year life, straight-line method for buildings and 5 year life, straight-line method for personal property. Tenant improvements are amortized over the life of the related lease using the straight-line method.



(2) Reconciliation of real estate:



Balance at June 30, 1994....................................  $ 9,429,355
  Additions during period-improvements......................       64,685
                                                              -----------
Balance at June 30, 1995....................................    9,494,040
  Additions during period-improvements(5)...................    1,696,823
                                                              -----------
Balance at June 30, 1996....................................   11,190,863
  Deductions during period..................................         (842)
                                                              -----------
Balance at June 30, 1997....................................  $11,190,021
                                                              ===========



(3) Reconciliation of accumulated depreciation:



Balance at June 30, 1994....................................  $ 1,195,060
  Additions during period-depreciation......................      239,039
                                                              -----------
Balance at June 30, 1995....................................    1,434,099
  Additions during period-depreciation......................      262,935
                                                              -----------
Balance at June 30, 1996....................................    1,697,034
  Additions during period-depreciation......................      315,104
                                                              -----------
Balance at June 30, 1997....................................  $ 2,012,138
                                                              ===========



(4) The aggregate cost of real estate owned by the Partnership at June 30, 1997 for Federal Income Tax purposes is $11,190,020.



(5) During fiscal 1996, approximately 45,200 square feet of additional leasable area was added to the Continental Plastic Buildings.

                          INDEPENDENT AUDITORS' REPORT

The Partners
USAA Income Properties III Limited Partnership:

     We have audited the accompanying balance sheets of USAA Income Properties III Limited Partnership as of December 31, 1996 and 1995, and the related statements of income, partners' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USAA Income Properties III Limited Partnership as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                /s/ KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KPMG PEAT MARWICK LLP

San Antonio, Texas
February 3, 1997

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                  1996           1995
                                                              ------------   ------------
Rental properties, net (notes 3, 4 and 7)...................  $ 39,262,249   $ 39,125,747
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................     9,301,147     12,202,023
Cash........................................................       118,000        573,020
                                                              ------------   ------------
  Cash and cash equivalents.................................     9,419,147     12,775,043
Accounts receivable, net of allowance for doubtful accounts
  of $90,000 and $12,000....................................       555,959        419,871
Deferred rent...............................................     2,882,064      1,841,535
Deferred charges and other assets, at amortized cost........     1,646,751      2,218,611
                                                              ------------   ------------
                                                              $ 53,766,170   $ 56,380,807
                                                              ============   ============
                            LIABILITIES AND PARTNERS' EQUITY
Mortgages payable to affiliates (notes 7 and 8).............  $ 26,000,000   $ 27,818,182
Accounts payable, including amounts due to affiliates of
  $101,194 and $65,139......................................       414,274        138,535
Other deposits held.........................................        18,485      2,761,130
Accrued expenses and other liabilities......................       326,166        837,192
                                                              ------------   ------------
          Total liabilities.................................    26,758,925     31,555,039
                                                              ============   ============
Partners' equity:
  General Partner:
     Capital contribution...................................         1,000          1,000
     Cumulative net earnings................................        14,982        (17,819)
     Cumulative distributions...............................      (269,199)      (258,214)
                                                              ------------   ------------
                                                                  (253,217)      (275,033)
                                                              ------------   ------------
  Limited Partners (111,549 units):
     Capital contributions, net of offering costs...........    52,428,030     52,428,030
     Cumulative net earnings................................     1,483,181     (1,764,083)
     Cumulative distributions...............................   (26,650,749)   (25,563,146)
                                                              ------------   ------------
                                                                27,260,462     25,100,801
                                                              ------------   ------------
          Total Partners' equity............................    27,007,245     24,825,768
                                                              ------------   ------------
                                                              $ 53,766,170   $ 56,380,807
                                                              ============   ============

                See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                         1996          1995            1994
                                                      ----------    -----------    ------------
INCOME
  Rental income.....................................  $8,367,557    $10,132,791    $  9,539,147
  Gain on disposal of rental property...............     157,852             --              --
  Interest income, including $1,262 for 1995 and
     $36,253 for 1994 to affiliate (note 8).........     592,123        648,218         343,378
                                                      ----------    -----------    ------------
          Total income..............................   9,117,532     10,781,009       9,882,525
                                                      ----------    -----------    ------------
EXPENSES
  Direct expenses, including $149,322, $94,176 and
     $88,153 to affiliate (note 8)..................   1,471,616        704,015         498,967
  Depreciation......................................   1,509,109      1,477,439       2,324,394
  General and administrative, including $230,958,
     $185,309 and $199,231 to affiliates (note 8)...     459,834        366,291         412,691
  Management fee to affiliate (note 8)..............      60,523        168,389         149,216
  Interest, including $2,105,667, $2,420,902 and
     $1,214,629 to affiliate (note 8)...............   2,336,385      2,766,034       4,390,598
  Provision for investment property write-down (note
     4).............................................          --             --      21,164,478
                                                      ----------    -----------    ------------
          Total expenses............................   5,837,467      5,482,168      28,940,344
                                                      ----------    -----------    ------------
  Net income (loss) before extraordinary item.......   3,280,065      5,298,841     (19,057,819)
  Extraordinary gain on debt forgiveness (note 4)...          --             --      20,800,000
                                                      ----------    -----------    ------------
  Net income........................................  $3,280,065    $ 5,298,841    $  1,742,181
                                                      ==========    ===========    ============
  Net income (loss) per limited partnership unit
     before extraordinary item......................  $    29.11    $     47.03    $    (169,14)
  Extraordinary item................................          --             --          184.60
                                                      ----------    -----------    ------------
  Net income per limited partnership unit...........  $    29.11    $     47.03    $      15.46
                                                      ==========    ===========    ============


                See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                         STATEMENTS OF PARTNERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                        GENERAL       LIMITED
                                                        PARTNER      PARTNERS         TOTAL
                                                       ---------    -----------    -----------
Balances at December 31, 1993........................  $(311,640)   $21,476,661    $21,165,021
  Net income.........................................     17,422      1,724,759      1,742,181
  Distributions......................................    (16,901)    (1,673,236)    (1,690,137)
                                                       ---------    -----------    -----------
Balances at December 31, 1994........................   (311,119)    21,528,184     21,217,065
  Net income.........................................     52,988      5,245,853      5,298,841
  Distributions......................................    (16,902)    (1,673,236)    (1,690,138)
                                                       ---------    -----------    -----------
Balances at December 31, 1995........................   (275,033)    25,100,801     24,825,768
  Net income.........................................     32,801      3,247,264      3,280,065
  Distributions......................................    (10,985)    (1,087,603)    (1,098,588)
                                                       ---------    -----------    -----------
Balances at December 31, 1996........................  $(253,217)   $27,260,462    $27,007,245
                                                       =========    ===========    ===========

                See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                            1996          1995           1994
                                                         -----------   -----------   ------------
Cash flows from operating activities:
  Net income...........................................  $ 3,280,065   $ 5,298,841   $  1,742,181
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation......................................    1,509,109     1,477,439      2,324,394
     Amortization......................................      105,325        84,471         57,759
     Provision for investment property write-down......           --            --     21,164,478
     Gain on debt forgiveness..........................           --            --    (20,800,000)
     Decrease (increase) in accounts receivable........     (136,088)     (335,001)       169,410
     Decrease (increase) in deferred charges and other
       assets..........................................     (573,994)     (334,751)        91,275
     Increase (decrease) in accounts payable, accrued
       expenses and other liabilities..................   (2,977,932)    2,820,522     (1,910,760)
     Gain on disposal of rental property...............     (157,852)           --             --
     Loss on early retirement of fixed assets..........       10,598            --             --
     Other adjustments.................................           --         7,118             --
                                                         -----------   -----------   ------------
       Cash provided by operating activities...........    1,059,231     9,018,639      2,838,737
                                                         -----------   -----------   ------------
Cash flows from investing activities:
  Additions to rental properties.......................   (1,718,757)           --        (22,771)
  Proceeds from disposal of rental properties..........      220,400            --             --
                                                         -----------   -----------   ------------
       Cash used in investing activities...............   (1,498,357)           --        (22,771)
                                                         -----------   -----------   ------------
Cash flows from financing activities:
  Repayment of mortgages payable.......................   (1,818,182)   (2,727,273)      (454,545)
  Distributions to partners............................   (1,098,588)   (1,690,138)    (1,690,137)
                                                         -----------   -----------   ------------
       Cash used in financing activities...............   (2,916,770)   (4,417,411)    (2,144,682)
                                                         -----------   -----------   ------------
Net increase (decrease) in cash and cash equivalents...   (3,355,896)    4,601,228        671,284
Cash and cash equivalents at beginning of year.........   12,775,043     8,173,815      7,502,531
                                                         -----------   -----------   ------------
Cash and cash equivalents at end of year...............  $ 9,419,147   $12,775,043   $  8,173,815
                                                         ===========   ===========   ============

                See accompanying notes to financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER

     USAA Income Properties III Limited Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable.

     The Partnership owns a shopping center in Clearwater, Florida and office buildings in Phoenix, Arizona and Manhattan Beach, California. The Partnership's revenue is subject to changes in the economic environments of these areas.

     The General Partner, USAA Properties III, Inc., is a wholly-owned subsidiary of USAA Real Estate Company (Realco), which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted cash flows and fair value, respectively, of the individual properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

     Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated useful lives of the buildings and improvements are 30 years (19-39 years for Federal income tax purposes).

     Rental income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Rental income recognized was $1,048,477 more, $874,036 more and $399,737 less than the amount due per the lease agreements for the years ended December 31, 1996, 1995 and 1994, respectively.

     Deferred rent results from recognition of income as required by generally accepted accounting principles.

     A land lease receivable, arising from the sale of improvements at a rental property, was accounted for in accordance with generally accepted accounting principles, whereby the carrying amount of the receivable was reduced by a portion of the payment received on the ground lease.

     No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

     For the purposes of the Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less, and money market mutual funds are considered to be cash equivalents.

     For financial reporting purposes, net income (loss) is allocated 1% to the General Partner and 99% to the Limited Partners. Net income (loss) per limited partnership unit is based upon the limited partnership units outstanding at the end of each year and the net income (loss) allocated to the Limited Partners.

     Cash distributions per limited partnership unit were $9.75 for 1996 and $15.00 for 1995 and 1994, and were based on the limited partnership units outstanding at each quarter end and the cash distributions allocated to Limited Partners.

     Certain 1995 balances have been reclassified to conform to the 1996 presentation.

2. PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Partnership Agreement, all Distributable Cash shall be distributed in the ratio of 1% to the General Partner and 99% to the Limited Partners within 60 days after the close of each fiscal quarter.

     Generally, net taxable income or losses not arising from the sale or refinancing of properties of the Partnership and Distributable Cash are allocated 99% to the Limited Partners and 1% to the General Partner. Cash Distributions from the sale or refinancing of property are allocated first to the Limited Partners until the Limited Partners shall receive an amount equal to their adjusted capital contributions; second, to the Limited Partners until the Limited Partners shall receive a cumulative amount from cash distributions from operations, sales or refinancings equal to 6% per annum of their adjusted capital contributions; third, to all Partners, in an amount equal to their respective positive capital account balances to the extent such balances exceed the amounts provided for in the Partnership Agreement; and fourth, the balance, 90% to the Limited Partners and 10% to the General Partner.

     Generally, all items of income, gain, loss, deduction and credit from operations will be allocated 99% to the Limited Partners and 1% to the General Partner. Net gain or net loss from the sale or other disposition of a property shall be allocated as described in the Partnership Agreement.

3. RENTAL PROPERTIES

     Rental properties at December 31 consisted of the following:

                                                              1996            1995
                                                          ------------    ------------
Buildings and improvements..............................  $ 54,041,957    $ 52,405,717
Land....................................................     8,970,396       8,961,025
                                                          ------------    ------------
                                                            63,012,353      61,366,742
Less accumulated depreciation...........................   (23,750,104)    (22,240,995)
                                                          ------------    ------------
                                                          $ 39,262,249    $ 39,125,747
                                                          ============    ============

4. PROVISION FOR INVESTMENT PROPERTY WRITE-DOWN

     On October 31, 1994, after lengthy negotiations with the third-party lender, the $40,800,000 non-recourse loan was purchased from the lender for $20,000,000 by Las Colinas Management Company ("LCMC"), an affiliate of the General Partner. Effective with the loan acquisition, LCMC modified the terms of the loan to the Partnership whereby $20,800,000 of the loan balance was forgiven, resulting in a loan principal balance of $20,000,000. The Partnership recognized an extraordinary income item for the gain on debt forgiveness in the amount of $20,800,000. Other modifications in loan terms included extension of the loan maturity date from March 15, 1995 to August 31, 1996, the date of expiration of the single-tenant lease at Manhattan Towers. Payment terms were revised from semi-annual payments of interest-only to monthly payments including principal of approximately $227,000 plus interest at a floating rate based on the London Interbank Offered Rate ("LIBOR") plus .625%. On October 31, 1994, the Partnership reimbursed LCMC for fees paid to the third-party lender, legal fees and filing fees of approximately $693,000, in addition to accrued interest of approximately $309,000 for the period from September 16, 1994, the date of the previous semi-annual interest payment, to October 31, 1994.

     Under generally accepted accounting principles, a review of an asset's value is required when events indicate that the carrying amount of the asset may not be recoverable. Acquisition of the loan by an affiliate of the General Partner at a $20,800,000 discount resulted in a review of value of the Manhattan Towers property. Through analysis it was determined that a permanent impairment of value had occurred on Manhattan Towers. Accordingly, a provision for investment property write-down was recorded at December 31, 1994 for $21,164,478, the amount by which the carrying value of the asset exceeded $20,000,000, the amount determined to be the fair value of the property.

5. MINIMUM FUTURE RENTALS

     Operating leases with tenants have remaining terms from eight months to 26 years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Statements of Income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Approximate minimum future rentals are as follows:

1997....................................................  $ 4,076,000
1998....................................................    3,600,000
1999....................................................    3,411,000
2000....................................................    3,049,000
2001....................................................    3,039,000
Thereafter..............................................   20,979,000
                                                          -----------
                                                          $38,154,000
                                                          ===========

6. TRIPLE NET LEASES

     During 1995 and 1994, lease agreements between the Partnership and tenants at two properties were absolute triple net lease arrangements whereby the lessee was required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income for 1995 and 1994 reflects only rental income and excludes all expenses directly related to the operations of the properties as payments for such expenses are made directly by the respective lessees.

7. MORTGAGES PAYABLE

     Mortgages payable to affiliates at December 31 consisted of the following:

                                                               1996           1995
                                                            -----------    -----------
First mortgage note payable, interest at 8.25%, due March
  31, 1998, interest only payable monthly; secured by
  rental property with a depreciated cost of approximately
  $7,590,000..............................................  $11,000,000    $11,000,000
First mortgage note payable, interest at 9.57%, due
  September 30, 1998, interest only payable monthly;
  secured by rental property with a depreciated cost of
  approximately $18,842,000...............................   15,000,000     16,818,182
                                                            -----------    -----------
                                                            $26,000,000    $27,818,182
                                                            ===========    ===========

     Cash payments for interest expense were $2,105,667, $2,420,902 and $5,422,625 for 1996, 1995 and 1994, respectively.

8. TRANSACTIONS WITH AFFILIATES

     USAA Real Estate Company (the Adviser) may receive property acquisition fees of up to 4% of the gross offering proceeds, real estate brokerage commissions of up to 1% of the aggregate selling prices of property sold and management fees equal to 4% of Cash Receipts from Operations not to exceed 9% of adjusted cash flow from the Partnership.

     Through January 1995, the Partnership had funds invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     An affiliate of the General Partner, Las Colinas Management Company, received monthly payments of principal of $227,272.72 plus interest at one-month LIBOR plus .625% through August 31, 1996. The mortgage loan was converted to interest only payments at an interest rate of 9.57%.

     Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive fees of up to 6% of the property cash receipts for those services.

     A summary of transactions with affiliates follows:

                                      REIMBURSEMENT    INTEREST   MANAGEMENT      LEASE       INTEREST
                                     OF EXPENSES(1)     INCOME       FEES      COMMISSIONS   EXPENSE(2)     TOTAL
                                     ---------------   --------   ----------   -----------   ----------   ----------
USAA Mutual Fund, Inc.:
  1996.............................     $     --       $     --    $     --      $    --     $      --    $       --
  1995.............................           --         (1,262)         --           --            --        (1,262)
  1994.............................           --        (36,253)         --           --            --       (36,253)
USAA Real Estate Company:
  1996.............................      200,417             --      60,523           --       964,529     1,225,469
  1995.............................      162,493             --     168,389           --     1,191,014     1,521,896
  1994.............................      174,407             --     149,216           --     1,005,973     1,329,596
Las Colinas Management Company:
  1996.............................           --             --          --           --     1,141,138     1,141,138
  1995.............................           --             --          --           --     1,229,888     1,229,888
  1994.............................           --             --          --           --       208,656       208,656
Quorum Real Estate Services
  Corporation:
  1996.............................       85,876             --      63,446       30,541            --       179,863
  1995.............................       47,548             --      46,628       22,816            --       116,992
  1994.............................       41,652             --      46,501       24,824            --       112,977

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

(2) Represents interest expense at market rate on mortgage loans (note 7).

9. INCOME TAXES

     A reconciliation of financial statement net income to taxable income (loss) follows:

                                                           1996          1995          1994
                                                        -----------   -----------   -----------
Net income -- financial statement basis...............  $ 3,280,065   $ 5,298,841   $ 1,742,181
Adjusted by:
  Excess tax depreciation over financial statement
     depreciation.....................................   (2,677,702)   (2,695,639)   (1,849,019)
  Increase (decrease) in prepaid rent.................     (521,993)      569,123      (687,208)
  Decrease (increase) in deferred rent and land
     costs............................................     (557,275)      525,592       147,025
  Investment property write-down......................           --            --    21,164,478
  Book bad debt expense in excess of tax bad debt
     expense..........................................       78,000        12,000            --
  Other reconciling items.............................       19,673       (68,354)       31,271
                                                        -----------   -----------   -----------
Taxable income (loss).................................  $  (379,232)  $ 3,641,563   $20,548,728
                                                        ===========   ===========   ===========

10. MAJOR CUSTOMER INFORMATION

     During 1996, the Partnership recorded approximately $1,644,000 and $4,869,000 of rental income from two major tenants which represented approximately 21% and 62% respectively of total rental income for 1996.

     During 1995, the Partnership recorded approximately $1,246,000 and $6,679,000 of rental income from two major tenants which represented approximately 13% and 69% respectively of total rental income for 1995.

     During 1994, the Partnership recorded approximately $1,652,000 and $6,241,000 of rental income from two major tenants which represented approximately 18% and 67% respectively of total rental income for 1994.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents approximates fair value because of the short maturities of these instruments.

     The carrying amount of the mortgages payable at December 31, 1996 approximates fair value since these two mortgages payable were re-negotiated during 1996 to interest rates currently being offered for mortgage loans with similar characteristics and maturities.

     The current fair value of the mortgages payable at December 31, 1995 was approximately $27,395,000, estimated by discounting the future cash flows using interest rates currently being offered for mortgage loans with similar characteristics and maturities.

                                                                    SCHEDULE III



                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP



                    REAL ESTATE AND ACCUMULATED DEPRECIATION


                               DECEMBER 31, 1996


                                                                                     COST CAPITALIZED
                                                          INITIAL COST TO              SUBSEQUENT TO
                                                            PARTNERSHIP                 ACQUISITION
                                                     --------------------------   -----------------------

                                                                    BUILDINGS
  YEAR OF          DATE                                                AND                       CARRYING
CONSTRUCTION     ACQUIRED          DESCRIPTION          LAND       IMPROVEMENTS   IMPROVEMENTS    COSTS
------------   -------------   -------------------   -----------   ------------   ------------   --------
1985           Mar. 31, 1986   Curlew Crossing
                               Shopping Center
                               Clearwater, FL        $ 3,700,000    15,717,762     2,394,250          --
1985           Nov. 24, 1986   Manhattan Towers
                               Office Bldg.
                               Complex
                               Manhattan Beach, CA     6,500,000    60,062,552       432,558          --
1964-1973      Dec. 5, 1986    Ramada World
                               Headquarters Office
                               Bldg. Complex
                               Phoenix, AZ             4,000,000    11,443,225     1,213,637          --
                                                     -----------    ----------     ---------     -------
                                                     $14,200,000    87,223,539     4,040,445          --
                                                     ===========    ==========     =========     =======


                      GROSS AMOUNT AT WHICH
                   CARRIED AT CLOSE OF PERIOD
              -------------------------------------
                                           TOTAL
                           BUILDINGS     INVESTMENT   ACCUMULATED     RELATED
  YEAR OF                     AND        PROPERTIES   DEPRECIATION   MORTGAGES
CONSTRUCTION    LAND      IMPROVEMENTS   (2)(4)(6)       (1)(3)      PAYABLE(5)
------------  ---------   ------------   ----------   ------------   ----------
1985

              2,339,065     7,807,193    10,146,258     2,556,035    11,000,000
1985

              2,580,438    33,577,902    36,158,340    17,316,013    15,000,000
1964-1973

              4,050,893    12,656,862    16,707,755     3,878,056
              ---------    ----------    ----------    ----------    ----------
              8,970,396    54,041,957    63,012,353    23,750,104    26,000,000
              =========    ==========    ==========    ==========    ==========

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP



                             NOTES TO SCHEDULE III


                               DECEMBER 31, 1996



(1) Depreciation is based on a 30 year life, straight-line method for buildings and 5 year life, straight-line method for personal property. Tenant improvements are amortized over the life of the related lease using the straight-line method.



(2) Reconciliation of real estate:



Balance at December 31, 1993.............................                 $ 82,577,687
  Additions during period-improvements...................                       22,771
  Deductions during period
     Retirements.........................................       (4,158)
     Investment property write-down(6)...................  (21,164,478)    (21,168,636)
                                                           -----------    ------------
Balance at December 31, 1994.............................                   61,431,822
  Deductions during period-retirements...................                      (65,080)
                                                                          ------------
Balance at December 31, 1995.............................                   61,366,742
  Additions during period-improvements...................                    1,718,757
  Deductions during period-retirements...................                      (73,146)
                                                                          ------------
Balance at December 31, 1996.............................                 $ 63,012,353
                                                                          ============



(3) Reconciliation of accumulated depreciation:



Balance at December 31, 1993.............................                 $ 18,501,282
  Depreciation during period.............................                    2,324,394
  Deductions during period-retirements...................                       (4,158)
                                                                          ------------
Balance at December 31, 1994.............................                   20,821,518
  Depreciation during period.............................                    1,477,439
  Deductions during period-retirements...................                      (57,962)
                                                                          ------------
Balance at December 31, 1995.............................                   22,240,995
  Depreciation during period.............................                    1,509,109
                                                                          ------------
Balance at December 31, 1996.............................                 $ 23,750,104
                                                                          ============



(4) The aggregate cost of real estate owned by the Partnership at December 31, 1996 for Federal Income Tax purposes is $95,052,180.



(5) The investment property is pledged as security for the mortgage payable for which there is no recourse to the Partnership.



(6) During 1994, it was determined that a permanent impairment of value was sustained at Manhattan Towers and the property was written down. See note 4 in the Notes to Financial Statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                            CONDENSED BALANCE SHEETS


                                                               JUNE 30,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
                                         ASSETS
Rental properties, net......................................  $40,627,652     $39,262,249
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................    1,390,304       9,301,147
Cash........................................................    5,132,002         118,000
                                                              -----------     -----------
  Cash and cash equivalents.................................    6,522,306       9,419,147
Accounts receivable, net of allowance for doubtful accounts
  of $90,000................................................      627,677         555,959
Deferred rent...............................................    2,981,111       2,882,064
Deferred charges and other assets, at amortized cost........    1,871,847       1,646,751
                                                              -----------     -----------
                                                              $52,630,593     $53,766,170
                                                              ===========     ===========

                            LIABILITIES AND PARTNERS' EQUITY
Mortgages payable to affiliates.............................  $26,000,000     $26,000,000
Accounts payable, including amounts due to affiliates of
  $97,602 and $101,194......................................      420,218         414,274
Accrued expenses and other liabilities......................      980,786         344,651
                                                              -----------     -----------
          Total liabilities.................................   27,401,004      26,758,925
                                                              -----------     -----------
Partners' equity:
  General Partner:
     Capital contribution...................................        1,000           1,000
     Cumulative net income..................................        1,712          14,982
     Cumulative distributions...............................     (273,707)       (269,199)
                                                              -----------     -----------
                                                                 (270,995)       (253,217)
                                                              -----------     -----------
  Limited Partners (111,549 units):
     Capital contributions, net of offering costs...........   52,428,030      52,428,030
     Cumulative net income..................................      169,499       1,483,181
     Cumulative distributions...............................  (27,096,945)    (26,650,749)
                                                               25,500,584      27,260,462
                                                              -----------     -----------
          Total Partners' equity............................   25,229,589      27,007,245
                                                              -----------     -----------
                                                              $52,630,593     $53,766,170
                                                              ===========     ===========


           See accompanying notes to condensed financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                               THREE MONTHS   THREE MONTHS
                                                                  ENDED          ENDED
                                                                 JUNE 30,       JUNE 30,
                                                                   1997           1996
                                                               ------------   ------------
Income
Rental income...............................................    $1,311,410     $2,561,957
Gain on disposal of rental property.........................            --        157,852
Interest income, $37,208 from affiliate for 1997............        99,884        155,290
                                                                ----------     ----------
          Total income......................................     1,411,294      2,875,099
                                                                ----------     ----------
Expenses
Direct expenses, $98,969 and $24,856 to affiliate (note
  1)........................................................       878,649        222,860
Depreciation................................................       434,031        369,781
General and administrative, $86,573 and $41,059 to
  affiliates (note 1).......................................       166,253         89,390
Management fee to affiliate (note 1)........................        56,083        (12,685)
Interest, $584,145 and $469,845 to affiliates (note 1)......       584,145        555,892
                                                                ----------     ----------
          Total expenses....................................     2,119,161      1,225,238
                                                                ----------     ----------
Net income (loss)...........................................    $ (707,867)    $1,649,861
                                                                ==========     ==========
Net income (loss) per limited partnership unit..............    $    (6.28)    $    14.64
                                                                ==========     ==========

                                                               SIX MONTHS     SIX MONTHS
                                                                 ENDED          ENDED
                                                                JUNE 30,       JUNE 30,
                                                                  1997           1996
                                                              ------------   ------------
Income
Rental income...............................................  $ 2,489,832     $5,180,821
Gain on disposal of rental property.........................           --        157,852
Interest income, $37,208 from affiliate for 1997............      205,948        322,880
                                                              -----------     ----------
          Total income......................................    2,695,780      5,661,553
                                                              -----------     ----------
Expenses
Direct expenses, $192,899 and $49,359 to affiliate (note
  1)........................................................    1,608,039        447,299
Depreciation................................................      831,597        738,932
General and administrative, $180,764 and $100,584 to
  affiliates (note 1).......................................      333,719        239,313
Management fee to affiliate (note 1)........................       87,506         66,137
Interest, $1,161,871 and $1,008,211 to affiliates (note
  1)........................................................    1,161,871      1,180,304
                                                              -----------     ----------
          Total expenses....................................    4,022,732      2,671,985
                                                              -----------     ----------
Net income (loss)...........................................  $(1,326,952)    $2,989,568
                                                              ===========     ==========
Net income (loss) per limited partnership unit..............  $    (11.78)    $    26.53
                                                              ===========     ==========

           See accompanying notes to condensed financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                       CONDENSED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                  1997           1996
                                                               -----------    -----------
Cash flows from operating activities:
  Net income (loss).........................................   $(1,326,952)   $ 2,989,568
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation...........................................       831,597        738,932
     Amortization...........................................       100,010         51,300
     Gain on disposal of rental property....................            --       (157,852)
     Loss on early retirement of assets.....................            --         10,600
     Increase in accounts receivable........................       (71,718)       (73,326)
     Increase in deferred charges and other assets..........      (424,153)      (257,717)
     Increase (decrease) in accounts payable, accrued
       expenses and other liabilities.......................       642,079     (2,043,219)
                                                               -----------    -----------
       Cash provided by (used in) operating activities......      (249,137)     1,258,286
                                                               -----------    -----------
Cash flows from investing activities:
  Additions to rental properties............................    (2,197,000)      (617,415)
  Proceeds from disposal of real estate property............            --        220,400
                                                               -----------    -----------
     Cash used in investing activities......................    (2,197,000)      (397,015)
                                                               -----------    -----------
Cash flows from financing activities:
  Repayment of mortgages payable............................            --     (1,363,637)
  Distributions to partners.................................      (450,704)      (647,885)
                                                               -----------    -----------
     Cash used in financing activities......................      (450,704)    (2,011,522)
                                                               -----------    -----------
Net decrease in cash and cash equivalents...................    (2,896,841)    (1,150,251)
Cash and cash equivalents at beginning of period............     9,419,147     12,775,043
                                                               -----------    -----------
Cash and cash equivalents at end of period..................   $ 6,522,306    $11,624,792
                                                               ===========    ===========

           See accompanying notes to condensed financial statements.

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

1. TRANSACTIONS WITH AFFILIATES

     A summary of transactions with affiliates follows for the six-month period ended June 30, 1997:

                                                                                     QUORUM
                                         USAA           USAA        LAS COLINAS    REAL ESTATE
                                        CAPITAL      REAL ESTATE    MANAGEMENT      SERVICES
                                      CORPORATION      COMPANY        COMPANY      CORPORATION
                                      -----------    -----------    -----------    -----------
Reimbursement of expenses(a)........   $     --       $142,329        $     --      $111,308
Interest income.....................    (37,208)            --              --            --
Management fees.....................         --         87,506              --        81,591
Lease commissions...................         --             --              --        38,435
Interest expense(b).................         --        450,020         711,851            --
                                       --------       --------        --------      --------
          Total.....................   $(37,208)      $679,855        $711,851      $231,334
                                       ========       ========        ========      ========

---------------

(a) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

(b) Represents interest expense at market rate on a mortgage loan.

2. OTHER

     Reference is made to the financial statements in the Annual Report filed as part of the Form 10-K for the year ended December 31, 1996 with respect to significant accounting and financial reporting policies as well as to other pertinent information concerning the Partnership. Information furnished in this report reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Further, the operating results presented for these interim periods are not necessarily indicative of the results which may occur for the remaining six months of 1997 or any other future period.

     The financial information included in this interim report as of June 30, 1997 and for the three months and six months ended June 30, 1997 and 1996 has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. The Partnership's annual report includes audited financial statements.

     Certain 1996 balances have been reclassified to conform to the 1997 presentation.

                          INDEPENDENT AUDITORS' REPORT

The Partners
USAA Income Properties IV Limited Partnership:

     We have audited the accompanying consolidated balance sheets of USAA Income Properties IV Limited Partnership and majority-owned joint venture as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of USAA Income Properties IV Limited Partnership and majority-owned joint venture as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplementary information included in Schedule III is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.


                                                /s/  KPMG PEAT MARWICK LLP
                                            ------------------------------------
                                            KPMG PEAT MARWICK LLP

San Antonio, Texas
January 31, 1997

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                  1996            1995
                                                              ------------    ------------
Rental properties, net (notes 3, 4 and 7)...................  $ 45,409,746    $ 46,218,351
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................       977,512       2,217,339
Cash........................................................       226,365          61,643
                                                              ------------    ------------
  Cash and cash equivalents.................................     1,203,877       2,278,982
Accounts receivable.........................................        32,715          81,956
Deferred charges and other assets...........................       260,706         193,842
                                                              ------------    ------------
                                                              $ 46,907,044    $ 48,773,131
                                                              ============    ============

                             LIABILITIES AND PARTNERS' EQUITY
Mortgages payable (note 7)..................................  $ 16,419,083    $ 16,638,886
Note payable to affiliate (notes 4, 7 and 8)................     6,000,000       6,000,000
Accounts payable, including amounts due to affiliates of
  $29,663 and $44,323.......................................        89,097          57,801
Other liabilities...........................................       269,410         251,595
                                                              ------------    ------------
          Total liabilities.................................    22,777,590      22,948,282
                                                              ------------    ------------
Minority interest in joint venture (note 4).................     4,098,771       4,310,989
Partners' equity:
  General Partner:
     Capital contribution...................................         1,000           1,000
     Cumulative net income..................................        43,804          52,678
     Cumulative distributions...............................      (127,834)       (121,876)
                                                              ------------    ------------
                                                                   (83,030)        (68,198)
                                                              ------------    ------------
  Limited Partners (60,495 interests):
     Capital contributions, net of offering costs...........    28,432,650      28,432,650
     Cumulative net income..................................     4,336,617       5,215,136
     Cumulative distributions...............................   (12,655,554)    (12,065,728)
                                                              ------------    ------------
                                                                20,113,713      21,582,058
                                                              ------------    ------------
          Total Partners' equity............................    20,030,683      21,513,860
                                                              ------------    ------------
                                                              $ 46,907,044    $ 48,773,131
                                                              ============    ============

          See accompanying notes to consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                           1996           1995          1994
                                                        -----------    ----------    ----------
INCOME
Rental income.......................................    $ 4,011,487    $4,450,502    $5,276,560
Interest income, including $27 for 1995 and $542 for
  1994 to affiliate (note 8)........................        110,173       144,048        73,388
                                                        -----------    ----------    ----------
          Total income..............................      4,121,660     4,594,550     5,349,948
                                                        -----------    ----------    ----------
EXPENSES
Direct expenses, including $83,936, $89,361, and
  $85,674 to affiliate (note 8).....................        581,830       395,143       268,768
Depreciation........................................      1,852,360     1,873,494     1,866,275
General and administrative, including
  $145,118, $118,372, $119,812
  to affiliates (note 8)............................        224,443       197,963       233,198
Management fee to affiliate (note 8)................         50,134        90,376        91,449
Interest, including $600,000 to affiliate (notes 7 &
  8)................................................      2,115,064     2,134,420     2,152,088
Minority interest in joint venture earnings (note
  4)................................................        185,222       170,664       180,975
                                                        -----------    ----------    ----------
          Total expenses............................      5,009,053     4,862,060     4,792,753
                                                        -----------    ----------    ----------
Net income (loss)...................................    $  (887,393)   $ (267,510)   $  557,195
                                                        ===========    ==========    ==========
Net income (loss) per limited partnership
  interest..........................................    $    (14.52)   $    (4.38)   $     9.12
                                                        ===========    ==========    ==========



          See accompanying notes to consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                  CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          GENERAL      LIMITED
                                                          PARTNER     PARTNERS        TOTAL
                                                          --------   -----------   -----------
Balances at December 31, 1993...........................  $(52,763)  $23,110,121   $23,057,358
  Net income............................................     5,572       551,623       557,195
  Distributions.........................................    (9,166)     (907,426)     (916,592)
                                                          --------   -----------   -----------
Balances at December 31, 1994...........................   (56,357)   22,754,318    22,697,961
  Net loss..............................................    (2,675)     (264,835)     (267,510)
  Distributions.........................................    (9,166)     (907,425)     (916,591)
                                                          --------   -----------   -----------
Balances at December 31, 1995...........................   (68,198)   21,582,058    21,513,860
  Net loss..............................................    (8,874)     (878,519)     (887,393)
  Distributions.........................................    (5,958)     (589,826)     (595,784)
                                                          --------   -----------   -----------
Balances at December 31, 1996...........................  $(83,030)  $20,113,713   $20,030,683
                                                          ========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             1996          1995          1994
                                                          -----------   -----------   -----------
Cash flows from operating activities:
  Net income (loss).....................................  $  (887,393)  $  (267,510)  $   557,195
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation.......................................    1,852,360     1,873,494     1,866,275
     Amortization.......................................       20,184        24,108        24,108
     Loss on early retirement of assets.................       49,395            --            --
     Decrease (increase) in accounts receivable.........       49,241       (18,451)       12,959
     Decrease (increase) in deferred charges and other
       assets...........................................      (87,048)      133,239       144,745
     Increase (decrease) in accounts payable, accrued
       expenses and other liabilities...................       49,111        (1,427)      127,383
     Minority interest in joint venture earnings........      185,222       170,664       180,975
                                                          -----------   -----------   -----------
          Cash provided by operating activities.........    1,231,072     1,914,117     2,913,640
                                                          -----------   -----------   -----------
Cash flows used in investing activities --
  Additions to rental properties........................   (1,093,150)     (285,241)      (39,306)
Cash flows from financing activities:
  Repayment of mortgages payable........................     (219,803)     (200,448)     (182,780)
  Distributions to co-venturer..........................     (397,440)     (441,599)     (574,080)
  Distributions to partners.............................     (595,784)     (916,591)     (916,592)
                                                          -----------   -----------   -----------
          Cash used in financing activities.............   (1,213,027)   (1,558,638)   (1,673,452)
                                                          -----------   -----------   -----------
Net increase (decrease) in cash and cash equivalents....   (1,075,105)       70,238     1,200,882
Cash and cash equivalents at beginning of year..........    2,278,982     2,208,744     1,007,862
                                                          -----------   -----------   -----------
Cash and cash equivalents at end of year................  $ 1,203,877   $ 2,278,982   $ 2,208,744
                                                          ===========   ===========   ===========

          See accompanying notes to consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION, SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER

     USAA Income Properties IV Limited Partnership is engaged solely in the business of real estate investment; therefore, presentation of information about industry segments is not applicable.

     The Partnership owns office buildings in Milpitas, California; San Diego, California; St. Louis, Missouri and a joint venture interest in a research and development property in Chelmsford, Massachusetts. The Partnership's revenue is subject to changes in the economic environments of these areas.

     The General Partner, USAA Properties IV, Inc., is a wholly-owned subsidiary of USAA Real Estate Company (Realco), which is a wholly-owned subsidiary of USAA Capital Corporation, which is a wholly-owned subsidiary of United Services Automobile Association (USAA).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Rental properties are valued at cost. The carrying amount of a property is not changed for temporary fluctuations in value unless the carrying value is believed to be permanently impaired. In 1995, the Partnership adopted the provisions of Financial Accounting Standards Board Statement No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("Statement 121"). Statement 121 provides guidance for determining impairment of long-lived assets utilizing undiscounted future cash flows. The assessment for and measurement of impairment is based upon the undiscounted future cash flows and fair value, respectively, of the individual real estate properties. Based on the provisions of Statement 121, the Partnership's long-lived assets, real estate and improvements are not considered impaired. The adoption of Statement 121 had no financial statement impact.

     Depreciation is provided over the estimated useful lives of the properties using the straight-line method. The estimated lives of the buildings and improvements is 30 years (31.5-39 years for Federal income tax purposes).

     Rental income is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Rental income recognized was $96,237, $142,781 and $148,920 less than the amount due per the lease agreements for the years ended December 31, 1996, 1995 and 1994, respectively.

     No provision or credit for income taxes has been made as the liability for such taxes is that of the Partners rather than the Partnership. The Partnership files its tax return on an accrual basis.

     For purposes of the Consolidated Statements of Cash Flows, all highly liquid marketable securities that have a maturity at purchase of three months or less, and money market mutual funds are considered to be cash equivalents.

     The consolidated financial statements include the accounts of the Partnership and its majority-owned joint venture. All significant intercompany accounts have been eliminated in consolidation.

     For financial reporting purposes, net income is allocated 1% to the General Partner and 99% to the Limited Partners. Net income per limited partnership interest is based upon the limited partnership interests outstanding at the end of the period and net income allocated to the Limited Partners.

     Cash distributions per limited partnership interest were $9.75 for 1996 and $15.00 for 1995 and 1994, and were based on the limited partnership interests outstanding at each quarter end and the cash distributions allocated to Limited Partners.

2. PARTNERSHIP AGREEMENT

     Pursuant to the terms of the Partnership Agreement, Net Cash from Operations shall be allocated and paid 1% to the General Partner and 99% to the Limited Partners. Any Net Cash from Operations received by a Limited Partner shall count toward his 6% cumulative Preferred Return, as defined in the Partnership Agreement. Net Proceeds from Sales or Refinancings, shall be allocated and paid 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been returned their Original Invested Capital from Net Proceeds from Sales or Refinancings, plus their Preferred Return. Second, Net Proceeds from Sales or Refinancings shall be allocated and paid to the Adviser in payment of any unpaid Subordinated Disposition Fee. Third, Net Proceeds from Sales or Refinancings shall be allocated and paid 90% to the Limited Partners and 10% to the General Partner.

     Generally, all items of income, gain, loss, deduction and credit from operations will be allocated 99% to the Limited Partners and 1% to the General Partner. Net gain or net loss from the sale or other disposition of a property shall be allocated as described in the Partnership Agreement.

3. RENTAL PROPERTIES

     Rental properties at December 31 consisted of the following:

                                                              1996            1995
                                                          ------------    ------------
Buildings and improvements..............................  $ 51,856,859    $ 50,831,721
Land....................................................     9,020,016       9,020,016
                                                          ------------    ------------
                                                            60,876,875      59,851,737
Less accumulated depreciation...........................   (15,467,129)    (13,633,386)
                                                          ------------    ------------
                                                          $ 45,409,746    $ 46,218,351
                                                          ============    ============

4. INVESTMENT IN JOINT VENTURE


     On May 31, 1988, the Partnership entered into the USAA Chelmsford Associates Joint Venture with USAA Real Estate Company, the parent company of the Partnership's General Partner, for the ownership and operation of the Apollo Computer Research and Development Headquarters Building. The Partnership contributed $9,000,000 for its 55.8% joint venture interest. The contribution consisted of $3,000,000 in remaining offering proceeds and $6,000,000 in proceeds from a note payable to USAA Real Estate Company (note 7). The Partnership is consolidating the joint venture as it exercises significant control, both directly and indirectly, over the joint venture.

     Summary financial information for the joint venture as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 follows:

                                     ASSETS

                                                                 1996           1995
                                                              -----------    -----------
Cash........................................................  $   416,888    $   346,262
Property, net...............................................   24,288,391     24,957,807
Account receivable..........................................       27,115         74,356
Deferred rent and other assets..............................        4,663         64,102
                                                              -----------    -----------
                                                              $24,737,057    $25,442,527
                                                              ===========    ===========

                                 LIABILITIES AND EQUITY
Liabilities:
  Mortgage payable..........................................  $15,287,583    $15,446,788
  Accounts payable..........................................      167,247        232,946
                                                              -----------    -----------
                                                               15,454,830     15,679,734
                                                              -----------    -----------
Equity:
  USAA Income Properties IV
     Limited Partnership....................................    5,183,456      5,451,804
  Co-venturer-affiliate.....................................    4,098,771      4,310,989
                                                              -----------    -----------
          Total equity......................................    9,282,227      9,762,793
                                                              -----------    -----------
                                                              $24,737,057    $25,442,527
                                                              ===========    ===========

                                   OPERATIONS

                                                         1996           1995           1994
                                                      -----------    -----------    -----------
Revenues............................................  $ 2,789,770    $ 2,771,135    $ 2,771,501
Operating expenses..................................      (28,054)       (63,018)       (30,885)
Other expenses......................................       (9,802)        (8,967)        (5,484)
Depreciation........................................     (929,510)      (895,877)      (895,877)
Interest expense....................................   (1,402,970)    (1,416,805)    (1,429,437)
                                                      -----------    -----------    -----------
          Net income................................  $   419,434    $   386,468    $   409,818
                                                      ===========    ===========    ===========
Equity in net income:
  USAA Income Properties IV
     Limited Partnership............................  $   234,212    $   215,804    $   228,843
  Co-venturer-affiliate.............................      185,222        170,664        180,975
                                                      -----------    -----------    -----------
                                                      $   419,434    $   386,468    $   409,818
                                                      ===========    ===========    ===========
Cash distributions:
  USAA Income Properties IV
     Limited Partnership............................  $   502,560    $   558,401    $   725,920
  Co-venturer-affiliate.............................      397,440        441,599        574,080
                                                      -----------    -----------    -----------
                                                      $   900,000    $ 1,000,000    $ 1,300,000
                                                      ===========    ===========    ===========

5. MINIMUM FUTURE RENTALS

     Operating leases with tenants have remaining terms from one year to five years. Minimum future rentals are cash payments to be received under non-cancelable leases over the lease terms and do not necessarily represent rental income under generally accepted accounting principles. Rental income reported in the Consolidated Statements of Operations is recognized under the operating method, whereby aggregate rentals are reported on a straight-line basis as income over the life of the lease. Approximate minimum future rentals are as follows:

1997....................................................  $ 3,750,000
1998....................................................    3,519,000
1999....................................................    3,458,000
2000....................................................    2,102,000
2001....................................................      984,000
Thereafter..............................................       66,000
                                                          -----------
                                                          $13,879,000
                                                          ===========

6. TRIPLE NET LEASES

     During 1996, 1995 and 1994, the Partnership had ownership interests in two office buildings occupied by single tenants. The lease agreements between the tenants and the Partnership were absolute triple net lease arrangements whereby the lessee is required to make all payments for expenses related to the use and occupation of the leased premises including real estate taxes and assessments, property and liability insurance, repairs and maintenance, utilities and other operating costs associated with the property. Accordingly, net operating income reflected only rental income and excluded all expenses directly related to the operations of the property as payments for such expenses are made directly by the lessee.

7. MORTGAGES AND NOTE PAYABLE

     Mortgages payable at December 31:

                                                                 1996           1995
                                                              -----------    -----------
9.625% first mortgage note, payable in monthly installments
  of $14,391, including interest, due August 1, 2008;
  secured by rental property with a depreciated cost of
  approximately $5,902,000..................................  $ 1,131,500    $ 1,192,098
9.125% first mortgage note, due August 1, 2001, interest
  only payable monthly for the first five years; interest
  and principal of $130,181 are payable monthly for the
  remaining term with a balloon payment of $14,361,580;
  secured by rental property with a depreciated cost of
  approximately $24,667,000.................................   15,287,583     15,446,788
                                                              -----------    -----------
                                                              $16,419,083    $16,638,886
                                                              ===========    ===========

     On May 31, 1988, $6,000,000 of the total $9,000,000 Partnership investment in USAA Chelmsford Associates Joint Venture was borrowed from USAA Real Estate Company (note 4). The original unsecured demand note payable had a maturity date of September 1, 1997 and included monthly interest only payments at 10%. Subsequent to year-end, the note was increased to $7,200,000 and was extended to March 1, 1999 with a decrease in the interest rate from 10% to 9%.

     Aggregate maturities of mortgages and note payable for 1997 through 2001 are $241,000, $264,374, $7,489,934, $317,946 and $14,582,029 respectively.

     Cash payments for interest expense were $2,115,064, $2,134,420 and $2,152,088 for 1996, 1995 and 1994, respectively.

8. TRANSACTIONS WITH AFFILIATES

     USAA Real Estate Company (the Adviser) may receive property acquisition fees of up to 5% of gross offering proceeds, real estate brokerage commissions of up to 2% of the aggregate selling prices of properties sold and management fees of 9% of adjusted cash flow from operations.

     Through January 1995, a portion of the Partnership's working capital reserve and other available funds were invested in USAA Mutual Fund, Inc. and earned interest thereon at market rates.

     Quorum Real Estate Services Corporation (also known as USAA Realty Company), an affiliate of the General Partner, provides property management and leasing services for the properties and may receive fees of up to 6% of property cash receipts for those services.

     A summary of transactions with affiliates follows:

                               REIMBURSEMENT    INTEREST   MANAGEMENT      LEASE       INTEREST
                              OF EXPENSES(1)     INCOME       FEES      COMMISSIONS   EXPENSE(2)     TOTAL
                              ---------------   --------   ----------   -----------   -----------   --------
USAA Mutual Fund, Inc.:
  1996......................     $     --        $  --      $    --       $    --      $     --     $     --
  1995......................           --          (27)          --            --            --          (27)
  1994......................           --         (542)          --            --            --         (542)
USAA Real Estate Company:
  1996......................      114,171           --       50,134            --       600,000      764,305
  1995......................      108,885           --       90,376            --       600,000      799,261
  1994......................      110,947           --       91,449            --       600,000      802,396
Quorum Real Estate Services
  Corporation:
  1996......................       33,042           --       50,894        30,947            --      114,883
  1995......................       36,559           --       52,802         9,487            --       98,848
  1994......................       22,556           --       63,118         8,865            --       94,539

---------------

(1) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

(2) Represents interest expense incurred on a note payable (note 7).

9. INCOME TAXES

     A reconciliation of financial statement net income (loss) to taxable income
(loss) follows:

                                                        1996        1995         1994
                                                      ---------   ---------   ----------
Net income (loss) -- financial statement basis......  $(887,393)  $(267,510)  $  557,195
Adjusted by:
  Taxable income over financial statement income --
     USAA Chelmsford Associates.....................     72,054      99,037      227,432
  Increase in deferred rent.........................     36,947      77,506       83,647
  Excess financial statement depreciation over tax
     depreciation...................................    166,438     233,836      230,903
  Other reconciling items...........................    114,633     (20,780)     (46,070)
                                                      ---------   ---------   ----------
Taxable income (loss)...............................  $(497,321)  $ 122,089   $1,053,107
                                                      =========   =========   ==========

10. MAJOR CUSTOMER INFORMATION

     During 1996, the Partnership recorded approximately $2,763,000 and $379,000 of rental income from single-tenant leases which represented approximately 72% and 10% of total rental income, respectively.

     During 1995, the Partnership recorded approximately $2,759,000, $537,000 and $459,000 of rental income from single-tenant leases which represented approximately 65%, 13% and 11% of total rental income, respectively.

     During 1994, the Partnership recorded approximately $2,761,000, $1,306,000 and $561,000 of rental income from single-tenant leases which represented approximately 54%, 26% and 11% of total rental income, respectively.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of cash and cash equivalents approximates fair value due to the short maturity of these instruments.

     The fair value of mortgages and note payable at December 31, 1996 and 1995 was $21,767,785 and $21,677,908, respectively, and was estimated by discounting the future cash flows using interest rates currently being offered for mortgage loans and notes with similar characteristics and maturities.

                                                                    SCHEDULE III



                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP



             CONSOLIDATED REAL ESTATE AND ACCUMULATED DEPRECIATION


                               DECEMBER 31, 1996


                                                                                         COST CAPITALIZED
                                                                INITIAL COST               SUBSEQUENT TO
                                                               TO PARTNERSHIP               ACQUISITION
                                                          -------------------------   -----------------------
                                                                        BUILDINGS
  YEAR OF                                                                  AND                       CARRYING
CONSTRUCTION   DATE ACQUIRED          DESCRIPTION            LAND      IMPROVEMENTS   IMPROVEMENTS    COSTS
------------   --------------         -----------         ----------   ------------   ------------   --------
    1986       July 20, 1987    Linear Technology
                                Office Bldg.,
                                Milpitas, CA              $  777,000   $ 4,936,164     $       --      $--
    1987       Oct. 26, 1987    Eastman Kodak
                                Office Bldg.,
                                San Diego, CA              2,425,416     4,419,437      1,543,630       --
    1987       Dec. 31, 1987    1881 Pine Street
                                Office Bldg.,
                                St. Louis, MO                500,000    12,428,162      1,563,482       --
    1987       May 31, 1988     Apollo Computer
                                Research and Development
                                Headquarters Building,
                                Chelmsford, MA             4,800,000    26,952,547        783,775       --
                                                          ----------   -----------     ----------      ---
                                                          $8,502,416   $48,736,310     $3,890,887      $--
                                                          ==========   ===========     ==========      ===


                         GROSS AMOUNT AT WHICH
                       CARRIED AT CLOSE OF PERIOD
              --------------------------------------------
                            BUILDINGS                                               RELATED
  YEAR OF                      AND        TOTAL INVESTMENT      ACCUMULATED        MORTGAGES
CONSTRUCTION     LAND      IMPROVEMENTS   PROPERTIES(2)(4)   DEPRECIATION(1)(3)   PAYABLE(5)
------------  ----------   ------------   ----------------   ------------------   -----------
    1986

              $  777,000   $ 4,936,164      $ 5,713,164         $ 1,549,380       $        --
    1987

               2,425,416     5,778,341        8,203,757           2,302,058         1,131,500
    1987

               1,012,600    13,411,031       14,423,631           3,745,877                --
    1987

               4,805,000    27,731,323       32,536,323           7,869,814        15,287,583
              ----------   -----------      -----------         -----------       -----------
              $9,020,016   $51,856,859      $60,876,875         $15,467,129       $16,419,083
              ==========   ===========      ===========         ===========       ===========

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP



                             NOTES TO SCHEDULE III


                               DECEMBER 31, 1996



(1) Depreciation is based on a 30 year life, straight-line method for buildings. Tenant improvements are amortized over the life of the related lease, straight-line method.



(2) Reconciliation of real estate:



Balance at December 31, 1993................................  $59,527,190
  Additions during period-improvements......................       39,306
                                                              -----------
Balance at December 31, 1994................................   59,566,496
  Additions during period-improvements......................      285,241
                                                              -----------
Balance at December 31, 1995................................   59,851,737
  Additions during period-improvements......................    1,093,150
  Deductions during period-retirements......................      (68,012)
                                                              -----------
Balance at December 31, 1996................................  $60,876,875
                                                              ===========



(3) Reconciliation of accumulated depreciation:



Balance at December 31, 1993................................  $ 9,893,617
  Depreciation during period................................    1,866,275
                                                              -----------
Balance at December 31, 1994................................   11,759,892
  Depreciation during period................................    1,873,494
                                                              -----------
Balance at December 31, 1995................................   13,633,386
  Depreciation during period................................    1,852,360
  Deductions during period-retirements......................      (18,617)
                                                              -----------
Balance at December 31, 1996................................  $15,467,129
                                                              ===========



(4) The aggregate cost of real estate owned by the Partnership at December 31, 1996 for Federal Income Tax purposes is $60,813,121, including $32,028,062 of the Partnership's share of real estate owned by joint venture.



(5) The investment property is pledged as security for the mortgages payable for which there is no recourse to the Partnership.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                JUNE 30,      DECEMBER 31,
                                                                  1997            1996
                                                              ------------    ------------
                                                              (UNAUDITED)
Rental properties, net......................................  $ 45,365,342    $ 45,409,746
Temporary investments, at cost which approximates market
  value --
  Money market fund.........................................     1,097,639         977,512
Cash........................................................        66,601         226,365
                                                              ------------    ------------
  Cash and cash equivalents.................................     1,164,240       1,203,877
Accounts receivable.........................................        49,045          32,715
Deferred charges and other assets, at amortized cost........       373,884         260,706
                                                              ------------    ------------
                                                              $ 46,952,511    $ 46,907,044
                                                              ============    ============

LIABILITIES AND PARTNERS' EQUITY

Mortgages payable...........................................  $ 16,300,890    $ 16,419,083
Note payable to affiliate...................................     7,200,000       6,000,000
Accounts payable, including amounts due to affiliates of
  $15,713 and $29,663.......................................        80,459          89,097
Accrued expenses and other liabilities......................       309,489         269,410
                                                              ------------    ------------
          Total liabilities.................................    23,890,838      22,777,590
                                                              ------------    ------------
Minority interest in joint venture..........................     3,912,740       4,098,771
Partners' equity:
  General Partner:
     Capital contribution...................................         1,000           1,000
     Cumulative net income..................................        37,431          43,804
     Cumulative distributions...............................      (130,278)       (127,834)
                                                              ------------    ------------
                                                                   (91,847)        (83,030)
                                                              ------------    ------------
  Limited Partners (60,495 interests):
     Capital contributions, net of offering costs...........    28,432,650      28,432,650
     Cumulative net income..................................     3,705,664       4,336,617
     Cumulative distributions...............................   (12,897,534)    (12,655,554)
                                                              ------------    ------------
                                                                19,240,780      20,113,713
                                                              ------------    ------------
          Total Partners' equity............................    19,148,933      20,030,683
                                                              ------------    ------------
                                                              $ 46,952,511    $ 46,907,044
                                                              ============    ============


     See accompanying notes to condensed consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                              THREE MONTHS    THREE MONTHS
                                                                 ENDED           ENDED
                                                                JUNE 30,        JUNE 30,
                                                                  1997            1996
                                                              ------------    ------------
Income
  Rental income.............................................   $1,023,300      $  991,558
  Interest income...........................................       17,822          28,659
                                                               ----------      ----------
          Total income......................................    1,041,122       1,020,217
                                                               ----------      ----------
Expenses
  Direct expenses, $16,269 and $20,059 to affiliate (note
     1).....................................................      241,872         160,474
  Depreciation..............................................      565,836         453,384
  General and administrative, $48,698 and $26,331 to
     affiliates (note 1)....................................       77,934          40,050
  Management fee to affiliate (note 1)......................          811          10,875
  Interest, $161,556 and $149,180 to affiliate (note 1).....      535,643         528,440
  Minority interest in joint venture earnings...............      (52,364)         49,440
          Total expenses....................................    1,369,732       1,242,663
                                                               ----------      ----------
Net loss....................................................   $ (328,610)     $ (222,446)
                                                               ==========      ==========
Net loss per limited partnership interest...................   $    (5.38)     $    (3.64)
                                                               ==========      ==========

                                                              SIX MONTHS    SIX MONTHS
                                                                ENDED         ENDED
                                                               JUNE 30,      JUNE 30,
                                                                 1997          1996
                                                              ----------    ----------
Income
  Rental income.............................................  $2,029,736     1,952,601
  Interest income...........................................      30,127        57,371
                                                              ----------    ----------
          Total income......................................   2,059,863     2,009,972
                                                              ----------    ----------
Expenses
  Direct expenses, $39,152 and $45,085 to affiliate (note
     1).....................................................     460,211       269,568
  Depreciation..............................................   1,086,096       928,309
  General and administrative, $117,168 and $63,312 to
     affiliates (note 1)....................................     180,238       121,465
  Management fee to affiliate (note 1)......................      14,368        22,540
  Interest, $313,578 and $298,361 to affiliate (note 1).....   1,062,819     1,058,120
  Minority interest in joint venture earnings...............    (106,543)       92,588
                                                              ----------    ----------
          Total expenses....................................   2,697,189     2,492,590
                                                              ----------    ----------
Net loss....................................................  $ (637,326)   $ (482,618)
                                                              ==========    ==========
Net loss per limited partnership interest...................  $   (10.43)   $    (7.90)
                                                              ==========    ==========

     See accompanying notes to condensed consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1997 AND 1996
                                  (UNAUDITED)

                                                                 1997           1996
                                                                 ----           ----
Cash flows from operating activities:
  Net loss..................................................  $  (637,326)   $ (482,618)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation...........................................    1,086,096       928,309
     Amortization...........................................       30,368         9,884
     (Increase) decrease in accounts receivable.............      (16,330)       38,347
     (Increase) decrease in deferred charges and other
      assets................................................     (143,546)       88,371
     Increase (decrease) in accounts payable, accrued
      expenses and other liabilities........................       31,441      (233,339)
     Minority interest in joint venture earnings............     (106,543)       92,588
                                                              -----------    ----------
       Cash provided by operating activities................      244,160       441,542
                                                              -----------    ----------
Cash flows used in investing activities --
  Additions to rental properties............................   (1,041,692)         (623)
                                                              -----------    ----------
Cash flows from financing activities:
  Repayment of mortgages payable............................     (118,193)     (107,674)
  Distributions to co-venturer..............................      (79,488)     (132,480)
  Distributions to partners.................................     (244,424)     (351,360)
  Proceeds from issuance of note payable....................    1,200,000            --
                                                              -----------    ----------
     Cash provided by (used in) financing activities........      757,895      (591,514)
                                                              -----------    ----------
Net decrease in cash and cash equivalents...................      (39,637)     (150,595)
Cash and cash equivalents at beginning of period............    1,203,877     2,278,982
                                                              -----------    ----------
Cash and cash equivalents at end of period..................  $ 1,164,240    $2,128,387
                                                              ===========    ==========

     See accompanying notes to condensed consolidated financial statements.

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

1. TRANSACTIONS WITH AFFILIATES

     A summary of transactions with affiliates follows for the six-month period ended June 30, 1997:

                                                                               QUORUM
                                                                 USAA        REAL ESTATE
                                                              REAL ESTATE     SERVICES
                                                                COMPANY      CORPORATION
                                                              -----------    -----------
Reimbursement of expenses(a)................................   $ 69,786        $18,185
Management fees.............................................     14,368         20,967
Lease commissions...........................................         --         47,382
Interest expense(b)                                             313,578             --
                                                               --------        -------
       Total................................................   $397,732        $86,534
                                                               ========        =======

---------------

(a) Reimbursement of expenses represents amounts paid or accrued as reimbursement of expenses incurred on behalf of the Partnership at actual cost and does not include any mark-up or items normally considered as overhead.

(b) Represents interest expense at market rate on a note payable.

2. OTHER

     Reference is made to the consolidated financial statements in the Annual Report filed as part of the Form 10-K for the year ended December 31, 1996 with respect to significant accounting and financial reporting policies as well as to other pertinent information concerning the Partnership. Information furnished in this report reflects all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Further, the operating results presented for these interim periods are not necessarily indicative of the results which may occur for the remaining six months of 1997 or any other future period.

     The financial information included in this interim report as of June 30, 1997 and for the three months and six months ended June 30, 1997 and 1996 has been prepared by management without audit by independent certified public accountants who do not express an opinion thereon. The Partnership's annual report includes audited financial statements.

     Certain 1996 balances have been reclassified to conform to the 1997 presentation.

                                                                         ANNEX I


                              AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER



     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 30, 1997, is entered into by and between American Industrial Properties REIT, a Texas real estate investment trust ("AIP") , and
               , a                limited partnership ("RELP"). USAA Real Estate
Company, a Delaware corporation ("Realco"), is a party to this Agreement solely for the purpose of binding itself to the provisions of Section 7.10 hereunder.


                                    RECITALS

     A. The Board of Trust Managers of AIP (the "Board of Trust Managers") and the general partner of RELP have each determined that a business combination between AIP and RELP is in the best interests of their shareholders and partners, respectively, and presents an opportunity for their respective businesses to achieve strategic and financial benefits, and accordingly have agreed to effect a merger subject to the terms and conditions set forth herein.

     B. AIP and RELP desire to make certain representations, warranties and agreements in connection with the merger.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, AIP and RELP hereby agree as follows:

                             ARTICLE I. THE MERGER

     1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), RELP shall be merged with and into AIP in accordance with this Agreement and the Plan of Merger (the "Plan of Merger") in substantially the form attached hereto as Exhibit A, with such completions, additions and substitutions conforming to the terms of this Agreement as the parties shall approve, such approval to be conclusively evidenced by their causing the Plan of Merger containing such completions, additions or substitutions to be filed in accordance with applicable laws; and the separate existence of RELP shall thereupon cease (the "Merger"). AIP shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Survivor"). The Merger shall have the effects specified in Section 23.60 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act") and
Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "LP Act").

     1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), located at 2200 Ross Avenue, Suite 900, Dallas, Texas at 10:00 a.m., local time, within five business days after receipt of approval of the Merger by AIP's shareholders and RELP's partners, or at such other time, date or place as AIP and RELP may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3. Effective Time. If all the conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article IX), AIP and RELP shall cause Articles of Merger satisfying the requirements of the Texas REIT Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Texas REIT Act on the Closing Date. The Merger shall become effective for accounting and all other purposes to the fullest extent permitted by law as of the close of business on December 31, 1997 (the "Effective Time") or such other date as may be agreed to by the parties. For state law purposes, the Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Delaware in accordance with the LP Act or at such later time which AIP and RELP shall have agreed upon and designated in such filings in accordance with applicable law.

                        ARTICLE II. DECLARATION OF TRUST
                           AND BYLAWS OF THE SURVIVOR

     2.1. Declaration of Trust. The Declaration of Trust of AIP in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Survivor until duly amended in accordance with applicable law.

     2.2. Bylaws. The Bylaws of AIP in effect immediately prior to the Effective Time shall be the Bylaws of the Survivor until duly amended in accordance with applicable law.

                ARTICLE III. TRUST MANAGERS AND OFFICERS OF AIP

     3.1. Trust Managers. The Trust Managers of AIP immediately prior to the Effective Time shall be the Trust Managers of AIP as of the Effective Time.

     3.2. Officers. The officers of AIP immediately prior to the Effective Time shall be the officers of AIP as of the Effective Time.

                     ARTICLE IV. RELP PARTNERSHIP INTERESTS

     4.1. Conversion of the RELP Partnership Interest. (a) At the Effective Time, each Common Share of Beneficial Interest of AIP outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one Common Share of Beneficial Interest of AIP.


     (b) At the Effective Time, the general and limited partnership interests of RELP (each a "RELP Interest"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into the right to receive Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP. The aggregate number of AIP Common Shares to be issued to the RELP partners
in connection with the Merger shall be equal to $     (the "Purchase Price")
divided by the Share Price (the "Total Shares"). If, during the period from the date hereof to and including the Closing Date, (i) the RELP pays any mortgage indebtedness existing on the date hereof or (ii) the outstanding AIP Common Shares shall have been changed to a different number of shares by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split, combination, exchange of shares or the like, the Purchase Price shall be appropriately adjusted. The term "Share Price" shall mean
$          . The number of AIP Common Shares to be received by a partner shall be equal to the Total Shares multiplied by such partner's percentage interest in RELP plus each limited partner's pro rata portion of the general partnership interest of the RELP's general partner.


     (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all RELP Interests shall cease to be outstanding and shall be canceled and retired, and each holder of a RELP Interest shall thereafter cease to have any rights with respect to such RELP Interest, except the right to receive, without interest, the AIP Common Shares and cash for fractional shares of AIP Common Shares in accordance with Sections 4.1(b) and 4.2(e).

     4.2. Exchange of RELP Interests. (a) As of the Effective Time, AIP shall deposit, or shall cause to be deposited, with an exchange agent selected by AIP, which shall be AIP's Transfer Agent or such other party reasonably satisfactory to RELP (the "Exchange Agent"), for the benefit of the holders of RELP Interests, for exchange in accordance with this Article IV, certificates representing the Total Shares and the cash in lieu of fractional shares (such cash and certificates for the Total Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this
Section 4.2 in exchange for outstanding RELP Interests.

     (b) Promptly after the Effective Time, AIP shall cause the Exchange Agent to mail to each holder of record of a RELP Interest (x) a certificate representing the number of whole shares of AIP Common Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the RELP Interest surrendered pursuant to the provisions of this
Article IV, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of RELP Interests. In the event of a transfer of ownership of RELP Interests which is not registered in the transfer records of RELP, a certificate representing the proper number of AIP Common Shares, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if such holder presents to the Exchange Agent, all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

     (c) At and after the Effective Time, there shall be no transfers on the transfer books of RELP of RELP Interests which were outstanding immediately prior to the Effective Time.

     (d) No fractional AIP Common Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional AIP Common Shares pursuant to Section 4.1(b), cash adjustments will be paid to holders in respect of any fractional AIP Common Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Share Price.

     (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any AIP Common Shares) that remains unclaimed by the former partners of RELP one year after the Effective Time shall be delivered to AIP. Any former partners of RELP who have not theretofore complied with this
Article IV shall thereafter look only to AIP for delivery of their AIP Common Shares, and payment of cash in lieu of fractional shares and unpaid dividends and distributions on the AIP Common Shares deliverable in respect of each RELP Interest such partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

     (f) None of AIP, RELP, the Exchange Agent or any other person shall be liable to any former holder of RELP Interests for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF RELP


     RELP represents and warrants to AIP as set forth below. As contemplated below, a "RELP Disclosure Letter" will be delivered to AIP on or before September 20, 1997. The RELP Disclosure Letter shall provide the information or exceptions described below and shall list all of the assets of the RELP that will not be transferred in connection with the Merger. The RELP Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date, but RELP shall remain liable for any material breach of such representations and warranties reflected in such amendment only as provided in Section 9.5(d), below.


     5.1. Existence; Good Standing; Authority; Compliance with Law. (a) RELP is a limited partnership, duly formed, validly existing and in good standing under
the laws of the State of        . To its actual knowledge, RELP is duly licensed
or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of RELP (a "RELP Material Adverse Effect"). RELP has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) To the RELP's actual knowledge, it is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which RELP or any of its properties or assets is subject, where such violation would have a RELP Material Adverse Effect. RELP has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a RELP Material Adverse Effect. A copy of RELP's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "RELP Organizational Documents") have been delivered or made available to AIP and its counsel and such documents will be listed in the RELP Disclosure Letter and were or will be true and correct when delivered or made available.

     5.2. Authorization, Validity and Effect of Agreements. RELP has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement (the "RELP Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby in accordance with the Agreement of Limited Partnership of the RELP, the consummation by RELP of this Agreement, the RELP Ancillary Agreements and the transactions contemplated hereby have been duly authorized by all requisite action on the part of RELP. In reliance upon the legal opinion described in Section 8.2(e), RELP believes this Agreement constitutes, and the RELP Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of RELP, enforceable against RELP in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

     5.3. Future Issuances. To RELP's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate RELP to issue, transfer or sell any RELP Interests. After the Effective Time, AIP will have no obligation to issue, transfer or sell any RELP Interest.

     5.4. Other Interests. Except as set forth in the RELP Disclosure Letter, RELP does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     5.5. No Violation. To RELP's actual knowledge, neither the execution and delivery by RELP of this Agreement nor the consummation by RELP of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of RELP; (ii) except as contemplated by the RELP Ancillary Agreements or as will be set forth in the RELP Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of RELP under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which RELP is a party, or by which RELP or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a RELP Material Adverse Effect; or (iii) other than the filings provided for in Article I, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an RELP Material Adverse Effect.


     5.6. SEC Documents. (a) RELP has made available or will make available to AIP prior to September 30, 1997, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements covering mortgage pass-through certificates) since January 1, 1994, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "RELP Reports"). The RELP Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by RELP under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.


     (b) To the RELP's actual knowledge, as of their respective dates, the RELP Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the RELP's actual knowledge, each of the balance sheets of RELP included in or incorporated by reference into the RELP Reports (including the related notes and schedules) fairly presents the financial position of RELP as of its date and each of the consolidated statements of income, retained earnings and cash flows of RELP included in or incorporated by reference into the RELP Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of RELP for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the balance sheet of RELP at March 31, 1997, including all notes thereto, or as set forth in the RELP Reports, RELP has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of RELP or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a RELP Material Adverse Effect.

     5.7. Litigation. To the RELP's actual knowledge, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which RELP is a party or by which any of its
properties or assets are bound or to which           (the "General Partner") or
the General Partner's, directors, officers, or affiliates is a party or by which any of their properties or assets are bound, and (ii) except as will be set forth in the RELP Disclosure Letter, no actions, suits or proceedings pending against RELP or against the General Partner or the General Partner's directors, officers or affiliates or, to the knowledge of the General Partner, threatened against RELP or against the General Partner or the General Partner's directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a RELP Material Adverse Effect.

     5.8. Absence of Certain Changes. Except as disclosed in the RELP Reports filed prior to the date hereof, since March 31, 1997, (i) RELP conducted its business only in the ordinary course of such business (which for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith or otherwise will be set forth in the RELP Disclosure Letter); (ii) there has not been any RELP Material Adverse Effect; (iii) there has not been any distribution, setting aside or payment of any distribution with respect to any RELP Interest, and (iv) there has not been any material change in RELP's accounting principles, practices or methods.

     5.9. Taxes. (a) Except as may be set forth in the RELP Disclosure Letter, RELP (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. RELP has not received notice that the federal, state and local income and franchise tax returns of RELP has been or will be examined by any taxing authority. RELP has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.


     (b) Except as may be set forth in the RELP Disclosure Letter, RELP is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by RELP since January 1, 1991 and all communications relating thereto have been delivered to AIP or made available to representatives of AIP or will be so delivered or made available prior to September 30, 1997. RELP does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

     5.10. Books and Records. The books of account and other financial records of RELP are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the RELP Reports.


     5.11. Properties. (a) RELP owns fee simple title to each of the real properties reflected on the most recent balance sheet of RELP included in the RELP Reports or as may be identified in the RELP Disclosure Letter (the "RELP Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances") except as will be noted in the RELP Disclosure Letter. To RELP's actual knowledge, the RELP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions that will be set forth in the RELP Disclosure Letter,
(ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to AIP September 30, 1997), (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that will be listed in the RELP Disclosure Letter) or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the RELP Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by RELP and which have arisen or been incurred only in its construction activities or in the ordinary course of business.


     (b) Valid policies of title insurance have been issued insuring either (a) RELP's fee simple title to the RELP Properties or (b) first mortgage liens thereon, subject only to the matters disclosed above and as may be set forth in the RELP Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To RELP's actual knowledge, except as will be set forth in the RELP Disclosure Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the RELP Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the RELP Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the RELP Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) RELP has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the RELP Properties issued by any governmental authority; (iii) there are no structural defects relating to the RELP Properties and no RELP Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any RELP Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any RELP Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any RELP Property, the cost of which exceeds $100,000.

     (c) Except as will be set forth in the RELP Disclosure Letter, RELP has not received notice to the effect that and there are no (A) condemnation or rezoning proceedings that are pending or threatened with respect to any of the RELP Properties or (B) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the RELP Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by RELP prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the RELP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and RELP is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as will be set forth in the RELP Disclosure Letter.

     5.12. Environmental Matters. To RELP's actual knowledge, RELP has not caused (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the RELP Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the RELP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a RELP Material Adverse Effect; and in connection with the construction on or operation and use of the RELP Properties, RELP has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     5.13. Labor Matters. RELP is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the General Partner, threatened against RELP relating to its business, except for any such proceeding which would not have a RELP Material Adverse Effect. To the knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of RELP or any of its Subsidiaries.

     5.14. No Brokers. Except the fee that is to be paid to Houlihan Lokey Howard & Zukin ("Houlihan") by RELP as described in Section 5.15 below, RELP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of RELP or AIP to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. RELP is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     5.15. Opinion of Financial Advisor. RELP has retained Houlihan to review the transaction contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Purchase Price is fair to the holders of RELP Interests from a financial point of view.

     5.16. Related Party Transactions. Except as set forth in the RELP Disclosure Letter, there are no arrangements, agreements or contracts entered into by RELP with (i) any consultant, (ii) any person who is an officer, director or affiliate of RELP or its General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or (iii) any person who acquired RELP Interests in a private placement.


     5.17. Contracts and Commitments. The RELP Disclosure Letter will set forth
(i) all unsecured notes or other obligations of RELP which individually may result in total payments in excess of $100,000, (ii) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the RELP Properties or personal property of RELP, and (iii) each commitment entered into by RELP which may result in total payments or liability in excess of $100,000. Copies of the foregoing will be delivered or made available to AIP prior to September 30, 1997, will be listed on the RELP Disclosure Letter and will be materially true and correct when delivered or made available. RELP has not received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of RELP to purchase real property will be set forth on the RELP Disclosure Letter and such options and RELP's rights thereunder are in full force and effect. All joint venture agreements to which RELP is a party will be set forth on the RELP Disclosure Letter and RELP is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

     5.18. Development Rights. Set forth in the RELP Disclosure Letter will be a list of all material agreements entered into by RELP relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which will be delivered or made available to AIP prior to September 30, 1997, will be listed in the RELP Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.


     5.19. Convertible Securities. To RELP's actual knowledge, RELP has no outstanding options, warrants or other securities exercisable for, or convertible into, RELP Interests, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

               ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF AIP


     AIP represents and warrants to RELP as set forth below. As contemplated below, an "AIP Disclosure Letter" will be delivered to RELP on or before September 20, 1997. The AIP Disclosure Letter shall provide the information or exceptions described below. The AIP Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date, but AIP shall remain liable for any material breach of such representations and warranties reflected in such amendment only as provided in Section 9.5(d), below.


     6.1. Existence; Good Standing; Authority; Compliance with Law. (a) AIP is a real estate investment trust duly organized and validly existing under the laws of the State of Texas. To AIP's actual knowledge, AIP is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of AIP and its subsidiaries taken as a whole (an "AIP Material Adverse Effect"). AIP has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of AIP's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an AIP Material Adverse Effect.


     (b) To AIP's actual acknowledge, neither AIP nor any AIP Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which AIP or any AIP Subsidiary or any of their respective properties or assets is subject, where such violation would have an AIP Material Adverse Effect. AIP and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have an AIP Material Adverse Effect. Copies of AIP's and its Subsidiaries' Declaration of Trust, Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to September 30, 1997, delivered or made available to RELP and such documents will be listed in the AIP Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of the immediately preceding sentence, the term "Subsidiary" shall include the entities set forth in the AIP Disclosure Letter, which are all of AIP's Subsidiaries.


     6.2. Authorization, Validity and Effect of Agreements. AIP has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "AIP Ancillary Agreements"). Subject only to the approval of the issuance of AIP Common Shares pursuant to the Merger contemplated hereby by the holders of two-thirds of the outstanding AIP Common

Shares, present and voting thereon, the consummation by AIP of this Agreement, the AIP Ancillary Agreements and the transactions contemplated hereby have been duly authorized by all requisite action on the part of AIP. This Agreement constitutes, and the AIP Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of AIP enforceable against AIP in accordance with their respective terms, subject to Equitable Remedies.

     6.3. Capitalization. On June 15, 1997, the authorized capital stock of AIP consists of 10,000,000 Common Shares. As of the date hereof, all 10,000,000 Common Shares are outstanding. AIP has no outstanding bonds, debentures, notes or other obligations (other than to Realco), the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of AIP on any matter. Except as set forth in the AIP Disclosure Letter, all such issued and outstanding of AIP Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the AIP Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate AIP or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of AIP or any of its Subsidiaries except under any employee incentive plan approved by AIP's shareholders. There are no agreements or understandings to which AIP is a party with respect to the voting of any AIP Common Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

     6.4. Subsidiaries. Except as set forth in the AIP Disclosure Letter, AIP owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of AIP's Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

     6.5. Other Interests. Except as will be disclosed in the AIP Disclosure Letter and except for interests in the AIP Subsidiaries, neither AIP nor any AIP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

     6.6. No Violation. Neither the execution and delivery by AIP of this Agreement nor the consummation by AIP of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of AIP's Declaration of Trust; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of AIP or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which AIP or any of its Subsidiaries is a party, or by which AIP or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have an AIP Material Adverse Effect; or (iii) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an AIP Material Adverse Effect.


     6.7. SEC Documents. (a) AIP has made available or will make available to RELP prior to September 30, 1997, the registration statements of AIP filed with the SEC in connection with public offerings of AIP securities since January 1, 1994 and all exhibits, amendments and supplements thereto (the "AIP Registration Statements"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest AIP Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "AIP Reports"). The AIP Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by AIP under the Securities Laws.

     (b) To AIP's actual knowledge, as of their respective dates, the AIP Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To AIP's actual acknowledge, each of the consolidated balance sheets of AIP included in or incorporated by reference into the AIP Reports (including the related notes and schedules) fairly presents the consolidated financial position of AIP and the AIP Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of AIP included in or incorporated by reference into the AIP Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of AIP and the AIP Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

     (c) Except as and to the extent set forth on the consolidated balance sheet of AIP and its Subsidiaries at March 31, 1997, including all notes thereto, or as set forth in the AIP Reports, neither AIP nor any of the AIP Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of AIP or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have an AIP Material Adverse Effect.

     6.8. Litigation. To AIP's actual knowledge, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which AIP or any AIP Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound, and (ii) except as will be set forth in the AIP Disclosure Letter, no actions, suits or proceedings pending against AIP or any AIP Subsidiary or, to the knowledge of AIP, against any of its Trust Managers, officers, or affiliates or, to the knowledge of AIP, threatened against AIP or any AIP Subsidiary or against any of its Trust Managers, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have an AIP Material Adverse Effect.

     6.9. Absence of Certain Changes. Except as disclosed in the AIP Reports filed with the SEC prior to the date hereof, (i) AIP and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (ii) there has not been any AIP Material Adverse Effect; (iii) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the AIP Common Shares; and (iv) there has not been any material change in AIP's accounting principles, practices or methods.

     6.10. Taxes. (a) Except as may be set forth in the AIP Disclosure Letter, AIP and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither AIP nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of AIP or any such Subsidiary has been or will be examined by any taxing authority. Neither AIP nor any of its

Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.


     (b) Except as will be disclosed in the AIP Disclosure Letter, neither AIP nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by AIP and each of its Subsidiaries and all communications relating thereto have been delivered to RELP or made available to representatives of RELP or will be so delivered or made available prior to September 30, 1997. AIP (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1985 through 1996, inclusive (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger, and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of AIP, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. AIP represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code. Neither AIP nor any of its Subsidiaries holds any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 6.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.


     6.11. Books and Records. (a) The books of account and other financial records of AIP and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the AIP Reports.

     (b) The minute books and other records of AIP and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and Trust Managers and any committees of the Board of Trust Managers of AIP and its Subsidiaries.


     6.12. Properties. (a) AIP and its Subsidiaries own fee simple title to each of the real properties reflected on the most recent balance sheet of AIP included in the AIP Reports or as may be identified in the AIP Disclosure Letter (the "AIP Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances. To AIP's actual knowledge, the AIP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions that will be set forth in the AIP Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to RELP prior to September 30, 1997), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that will be listed in the AIP Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the AIP Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by AIP and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.


     (b) Valid policies of title insurance have been issued insuring AIP's or any of its Subsidiaries' fee simple title to the AIP Properties, subject only to the matters disclosed above and as may be set forth in the AIP Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To AIP's actual knowledge, except as will be set forth in the AIP Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the AIP Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the AIP Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the AIP Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) neither AIP nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the AIP Properties issued by any governmental authority; (iii) there are no structural defects relating to the AIP Properties and no AIP Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any AIP Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any AIP Property the cost of which exceeds $100,000 and
(C) no current restoration (excluding tenant improvements) of any AIP Property the cost of which exceeds $100,000.

     (c) Except as will be set forth in the AIP Disclosure Letter, AIP or its Subsidiaries have received no notice to the effect that and there are no (A) condemnation or rezoning proceedings that are pending or threatened with respect to any of the AIP Properties or (B) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the AIP Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by AIP or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the AIP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and AIP is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as will be set forth in the AIP Disclosure Letter.

     6.13. Environmental Matters. To the actual knowledge of AIP, none of AIP, any of its Subsidiaries or, any other person has caused or permitted (i) the unlawful presence of any Hazardous Materials on any of the AIP Properties, or
(ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the AIP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an AIP Material Adverse Effect; and in connection with the construction on or operation and use of the AIP Properties, AIP and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     6.14. Labor Matters. Neither AIP nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of AIP, threatened against AIP or its Subsidiaries relating to their business, except for any such proceeding which would not have an AIP Material Adverse Effect. To the knowledge of AIP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AIP or any of its Subsidiaries.

     6.15. No Brokers. Except for the fee payable to Prudential Securities Incorporated ("Prudential") as described in Section 6.16 below, AIP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of AIP or RELP to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. AIP is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     6.16. Opinion of Financial Advisor. AIP has retained Prudential to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to AIP, from a financial point of view, of the consideration to be paid by AIP pursuant to the Merger.

     6.17. RELP Share Ownership. Except as may be set forth in the AIP Disclosure Letter, neither AIP nor any of its Subsidiaries owns any RELP Interests or other securities convertible into RELP interests.

     6.18. AIP Common Shares. The issuance and delivery by AIP of AIP Common Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of AIP except for the approval of its shareholders contemplated by this Agreement. The AIP Common Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by AIP.

     6.19. Convertible Securities. AIP has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of AIP Common Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby, except the preemptive rights held by certain clients of Morgan Stanley Asset Management, Inc. and held by MS Real Estate Special Situations, Inc. and the convertible debt securities held by Realco.


     6.20. Related Party Transactions. Set forth in the AIP Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by AIP or any of its Subsidiaries with (i) any person who is an officer, Trust Manager or affiliate of AIP or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired AIP Common Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to RELP prior to September 30, 1997, are or will be true, complete and correct when delivered or made available.



     6.21. Contracts and Commitments. The AIP Disclosure Letter will set forth
(i) all unsecured notes or other obligations of AIP and AIP Subsidiaries which individually may result in total payments in excess of $100,000, (ii) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the AIP Properties or personal property of AIP and its Subsidiaries, and (iii) each commitment entered into by AIP or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to RELP prior to September 30, 1997, will be listed on the AIP Disclosure Letter and are or will be materially true and correct when delivered or made available. None of AIP or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clause (i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of AIP or any of its Subsidiaries to purchase real property will be set forth on the AIP Disclosure Letter and such options and AIP's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which AIP or any of its Subsidiaries is a party will be set forth on the AIP Disclosure Letter and AIP or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.



     6.22. Development Rights. Set forth in the AIP Disclosure Letter will be a list of all material agreements entered into by AIP or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or will be delivered or made available to RELP prior to September 30, 1997, will be listed in the AIP Disclosure Letter.


     6.23. Certain Payments Resulting From Transactions. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any AIP Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment

(whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of AIP or any of its Subsidiaries unless such rights have been waived by any such person, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of AIP or RELP to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or AIP Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of AIP or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                             ARTICLE VII. COVENANTS

     7.1. Acquisition Proposals. Prior to the Effective Time, RELP and AIP each agree (i) that neither of them nor any of their Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, General Partner, limited partners, Trust Managers, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (iii) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the General Partner of RELP (the "Board of Directors") or the Board of Trust Managers from (x) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors or Board of Trust Managers, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or shareholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the Board of Directors or Board of Trust Managers, as applicable, to comply with its fiduciary duties to limited partners or shareholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (y) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Nothing in this Section 7.1 shall (i) permit any party to terminate this Agreement (except as specifically provided in Article IX hereof), (ii) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (iii) affect any other obligation of any party under this Agreement.

     7.2. Conduct of Businesses.

     (i) Prior to the Effective Time, except as may be set forth in the RELP Disclosure Letter or the AIP Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, AIP and
RELP:

        (a) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

        (b) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 7.1, any proposals to engage in material transactions;

        (c) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

        (d) Shall not pay quarterly dividends or make distributions payable with respect to the AIP Common Shares and RELP Partnership Interests, respectively; and

        (e) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

     (ii) Prior to the Effective Time, except as may be set forth in the RELP Disclosure Letter, unless AIP has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, RELP:

        (a) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (b) Shall not amend the RELP Organizational Documents;

        (c) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any RELP Interests, make any distribution, effect any recapitalization or other similar transaction, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any RELP Interest, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors of the General Partner, or
            (iv) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

        (d) Shall not declare, set aside or make any distribution or payment with respect to any RELP Interest or directly or indirectly redeem, purchase or otherwise acquire any RELP Interest, or make any commitment for any such action;

        (e) Shall not sell or otherwise dispose of (i) any RELP Properties, or
            (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

        (f) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

        (g) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RELP included in the RELP Reports or incurred in the ordinary course of business consistent with past practice;

        (h) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments;

        (i) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment with any officer, director or affiliate of RELP or its General Partner except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a RELP Material Adverse Effect; and

        (j) Shall not enter into or terminate any lease representing annual revenues of $100,000 or more.

     (iii) Prior to the Effective Time, except as may be set forth in the AIP Disclosure Letter, unless RELP has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, AIP:

        (a) Shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

        (b) Shall not amend its Declaration of Trust or Bylaws except as contemplated by this Agreement;

        (c) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including AIP's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares (except pursuant to any employee incentive plan approved by shareholders), (iii) amend any employment agreement with any of its present or future officers or Trust Managers, or (iv) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan) except the employee incentive plan to be voted on at its shareholder meeting for the fiscal year ended December 31, 1995;

        (d) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any Common Shares or directly or indirectly redeem, purchase or otherwise acquire any Common Shares or capital stock of any of its Subsidiaries, or make any commitment for any such action;

        (e) Except as will be set forth in the AIP Disclosure Letter, shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of (i) any AIP Properties or any of its capital stock of or other interests in Subsidiaries or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

        (f) Shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

        (g) Shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of AIP included in the AIP Reports or incurred in the ordinary course of business consistent with past practice;

        (h) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment which individually may result in total payments or liability by or to it in excess of $500,000 in the case of any one commitment or in excess of $500,000 for all commitments; and

        (i) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment with any officer, Trust Manager or affiliate of AIP or any of its Subsidiaries, except as herein or in the AIP Disclosure Letter provided and except in the ordinary course of business.

     For purposes of this Section 7.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

     7.3 Meetings of Shareholders and Partners. Each of AIP and RELP will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders or partners, as applicable, to (i) in the case of AIP, approve this Agreement and the transactions contemplated hereby, and (ii) in the case of RELP, approve this Agreement and the transactions contemplated hereby. The Board of Trust Managers and the General Partner shall each recommend such approval and AIP and RELP shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Trust Managers or the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders or partners, as applicable, imposed by law as advised by counsel. AIP and RELP shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

     7.4. Filings; Other Action. Subject to the terms and conditions herein provided, RELP and AIP shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to RELP and AIP necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of AIP and the General Partner shall take all such necessary action.

     7.5. Inspection of Records. From the date hereof to the Effective Time, each of RELP and AIP shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of RELP and AIP and their respective Subsidiaries.

     7.6. Publicity. RELP and AIP shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     7.7. Registration Statement. AIP and RELP shall cooperate and promptly prepare and AIP shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the AIP Common Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders and partners, respectively, of AIP and RELP in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. AIP shall use all reasonable efforts, and RELP will cooperate with AIP to have the Form S-4 declared effective by the SEC as promptly as practicable. AIP shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. AIP agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders and partners, respectively, of AIP and RELP, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by AIP in reliance upon and in conformity with written information concerning RELP furnished to AIP by RELP specifically for use in the Proxy Statement/Prospectus. RELP agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders and partners, respectively, of AIP and RELP, or, in the case of written information provided by RELP specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. AIP will advise RELP, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the AIP Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     7.8. Listing Application. AIP shall promptly prepare and submit to the NYSE a listing application covering the AIP Common Shares issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such AIP Common Shares, subject to official notice of issuance.

     7.9. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

     7.10. Expenses. Subject to Section 9.5, if the Merger is approved by RELP's partners, all transaction costs of the proposed consolidation shall be paid by AIP. If three of the four limited partnerships party to the Proxy Statement/Prospectus (the "Other RELPS") do not approve their proposed merger into AIP, Realco shall reimburse AIP for AIP's expenses relating to the proposed
merger up to $          . If RELP and the Other RELPS approve their proposed
merger into AIP, but the shareholders of AIP do not approve the proposer merger, and if Realco voted its AIP Common Shares in favor of such mergers, AIP will reimburse RELP and the Other RELPS for all expenses they incurred in connection with the proposed merger. Any expenses to be reimbursed hereunder shall include, but not be limited to, costs of fairness opinions, property appraisals, engineering and environmental reports, title policies, accounting fees, legal fees, printing and solicitation expenses. RELP will bear the costs of preparing its initial fairness opinion, with later reimbursement by AIP in the event the Merger is approved by RELP's partners. If the limited partners of RELP fail to approve the proposed Merger, then Realco will reimburse AIP for the RELP's expenses (to the extent paid by AIP) as follows: the actual cost of such RELP's fairness opinion, legal fees up to $80,000, and the actual cost or the Allocable Share (if the actual cost is not separately determined), of RELP's accounting fees, engineering and environmental reports, printing and solicitation expenses. Allocable Share, for this purpose, shall be the ratio of such RELP's net book value of assets at March 31, 1997 to the total net book value of all of the assets of RELP and the Other RELPS at March 31, 1997.

     7.11. Indemnification. For a period of six years from and after the Effective Time, AIP shall indemnify the partners, or agents of RELP who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership of RELP existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).


     7.12. REIT Status. From and after the date and until the Effective Time, neither AIP nor RELP nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of AIP as a REIT within the meaning of Sections 856 through 859 of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.


     7.13. Survival of RELP Obligations; Assumption of RELP Liabilities by AIP. All of the obligations of RELP that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by AIP; provided, however, that such assumption shall not impose upon or expose AIP to any liability for which RELP was not liable, and provided, further, that AIP shall be entitled to the same defenses, offsets and counterclaims to which RELP would have been entitled, but for the Merger.

     7.14. Third Party Consents. AIP and RELP each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

     7.15. Efforts to Fulfill Conditions. AIP and RELP each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

     7.16. Representations, Warranties and Conditions Prior to Closing. AIP and RELP each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, AIP and RELP each shall promptly notify the other in writing (i) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (ii) if AIP or RELP fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

     7.17. Cooperation of the Parties. AIP and RELP each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

     7.18. Lock-Ups. The General Partner shall use its best efforts prior to the Closing to have each of its directors and officers and Realco execute a 90-day lock-up agreement in a form (reasonably acceptable to RELP) supplied to RELP by AIP. The executed agreements will be delivered to AIP at the Closing. AIP shall use its best efforts prior to the Closing to have each of its Trust Managers and officers execute a 90-day lock-up agreement, in a form (reasonably acceptable to AIP) supplied to AIP by RELP. The agreements will be delivered to RELP at the Closing.

                            ARTICLE VIII. CONDITIONS

     8.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the Declaration of Trust and Bylaws and Agreement of Limited Partnership of AIP and RELP, respectively, and by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the AIP Common Shares and RELP Interests entitled to vote thereon.

        (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

        (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

        (d) AIP shall have obtained the approval for the listing of the AIP Common Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

        (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of AIP and RELP (and their respective Subsidiaries), taken as a whole, following the Effective Time.

     8.2 Conditions to Obligations of RELP to Effect the Merger. The obligation of RELP to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by RELP:

        (a) AIP shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of AIP contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and RELP shall have received a certificate of the President or an Executive or Senior Vice President of AIP, dated the Closing Date, certifying to such effect.


        (b) RELP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by AIP and approved by RELP, dated the Closing Date, to the effect that AIP met the requirements for qualification and taxation as a REIT for its taxable year ended December 31, 1985 and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; AIP's diversity of equity ownership, operations through the Closing Date and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; and the discussion contained under the caption "Material Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus accurately reflects existing law and fairly addresses the material Federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of RELP and AIP and shall be entitled to assume that the covenants set forth in Article VII shall be fully complied with.


        (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of AIP and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an AIP Material Adverse Effect other than any such change that affects both RELP and AIP in a substantially similar manner.

        (d) The opinion of Houlihan addressed to RELP that the Purchase Price is fair, from a financial point of view, to the partners of RELP shall not have been withdrawn or materially modified.

        (e) RELP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by AIP and approved by RELP, dated the Closing Date, as to such customary matters as RELP may reasonably request, such opinion to be reasonably satisfactory to RELP.

     8.3 Conditions to Obligation of AIP to Effect the Merger. The obligations of AIP to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by AIP:

        (a) RELP shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of RELP contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date and AIP shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the General Partner dated the Closing Date, certifying to such effect.


        (b) AIP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by RELP and approved by AIP, dated the Closing Date, to the effect that the consummation of the Merger will not result in AIP's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of AIP and RELP and shall be entitled to assume that the covenants of Article VII shall be fully complied with.


        (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of RELP and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an RELP Material Adverse Effect, other than any such change that affects both RELP and AIP in a substantially similar manner.

        (d) Each person listed on Exhibit 8.3(d) attached hereto shall have delivered to AIP a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of AIP Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to AIP, is exempt from the registration requirements of the Securities Act and that the certificates representing the AIP shares issued to him or her in the Merger may bear a legend to such effect.

        (e) The opinion of Prudential addressed to the Board of Trust Managers of AIP that the consideration to be paid by AIP pursuant to the Merger is fair, from a financial point of view, to AIP shall not have been withdrawn or materially modified.

        (f) AIP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by RELP and approved by AIP, dated the Closing Date, as to such customary matters as AIP may reasonably request, such opinion to be reasonably satisfactory to AIP.

        (g) The limited partners of at least two of the Other RELPS shall have approved the merger of such limited partnership with and into AIP.

                            ARTICLE IX. TERMINATION

     9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of RELP or the shareholders of AIP or by the mutual written consent of AIP and RELP, with the prior approval of their respective Board of Trust Managers and General Partner.

     9.2 Termination by Either AIP or RELP. This Agreement may be terminated and the Merger may be abandoned by action of the General Partner of RELP or the Board of Trust Managers of AIP if (i) the Merger shall not have been consummated by March 31, 1998, (ii) a meeting of RELP's partners shall have been duly convened and held and the approval of RELP's partners required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof,
(iii) a meeting of AIP's shareholders shall have been duly convened and held and the approval of AIP's shareholders required by
Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, (iv) as a result of due diligence investigation by one of the parties hereto, it is determined in good faith by such party that certain facts or circumstances not previously known by such party constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party, (v) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (v) shall have used all reasonable efforts to remove such order, decree, ruling or injunction, or (vi) any of the conditions set forth in Article VIII shall not have been satisfied, and provided, in the case of a termination pursuant to clause (i) or (vi) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. AIP and RELP each shall (i) deliver its Disclosure Letter to one another not later than 5:00 P.M., Central Time, September 20, 1997, and (ii) shall complete its due diligence investigations not later than 5:00 P.M., Central Time, on September 30, 1997. Until October 7, 1997 (the period from the date of this Agreement through October 7, 1997 being hereinafter referred to as the "Due Diligence Period"), either party may terminate this Agreement without liability or penalty due to the discovery of a fact or circumstance that reasonably could be expected to constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party. Unless objected to by the party receiving the Disclosure Letter in writing prior to the expiration of the Due Diligence Period, the receiving party shall be deemed to have approved the other party's Disclosure Letter.


     9.3 Termination by RELP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the partners of RELP referred to in Section 8.1(a), by action of the General Partner, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its partners imposed by law, as advised by counsel, the General Partner determines that such termination is required by reason of a RELP Acquisition Proposal being made, (ii) the Board of Trust Managers withdraws, materially modifies or changes in a manner materially adverse to RELP its recommendations to AIP's shareholders of this Agreement or the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the Board of Trust Managers has or is reasonably likely to have a RELP Material Adverse Effect, (iii) the Board of Trust Managers postpones the date scheduled for the meeting of shareholders of AIP to approve this Agreement and the transactions contemplated hereby beyond March 31, 1998 or fails to set a date for such meeting by such date, except with the written consent of RELP, (iv) there has been a breach by AIP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an AIP Material Adverse Effect, which breach is not curable by March 31,1998, or (v) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of AIP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RELP to AIP, or (vi) the condition set forth in Section 8.3(g) is not satisfied.

     9.4 Termination by AIP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of AIP referred to in Section 8.1(a), by action of the Board of Trust Managers, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, as advised by counsel, the Board of Trust Managers determines that such termination is required by reason of an AIP Acquisition Proposal being made, (ii) the General Partner withdraws, materially modifies or changes in a manner materially adverse to AIP its recommendation to RELP's partners of this Agreement or the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the General Partner has or is reasonably likely to have an AIP Material Adverse Effect, (iii) the General Partner postpones the date scheduled for the meeting of partners of RELP to approve this Agreement and the transactions contemplated hereby beyond March 31, 1998, or fails to set a date for such meeting by such date, except with the written consent of AIP, (iv) there has been a breach by RELP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a RELP Material Adverse Effect, which breach is not curable by March 31, 1998, or (v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of RELP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AIP to RELP.

     9.5. Effect of Termination and Abandonment. (a) If an election to terminate this Agreement is made pursuant to (i) Section 9.2(i) (except as a result of a default or breach hereunder by AIP) or Section 9.2(ii), and a RELP Acquisition Proposal relating to RELP shall have been made and, within one year from the date of such termination, RELP consummates a RELP Acquisition Proposal or enters into an agreement to consummate a RELP Acquisition Proposal which is subsequently consummated, or (ii) Section 9.3(i), RELP shall pay to AIP, provided that AIP was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or
forfeiture, an amount equal to the lesser of (m) $          (the "Liquidated
Damages Amount") and (n) the sum of (1) the maximum amount that can be paid to AIP without causing AIP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by AIP's certified public accountants, plus (2) an amount equal to the Liquidated Damages Amount less the amount payable under clause (1) above in the event AIP receives a letter from AIP's counsel indicating that AIP has received a ruling from the IRS to the effect that Liquidated Damages Amount payments constitute Qualifying Income. In addition to the Liquidated Damages Amount, AIP shall be entitled to receive from RELP (or its successor in interest) all documented out-of-pocket costs and
expenses, up to a maximum of $          in connection with this Agreement and
the transactions contemplated hereby (the "AIP Expenses") incurred by AIP. The payments to which AIP is entitled under this Section 9.5(a) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 9.5(a).

     (b) If an election to terminate this Agreement is made pursuant to Section 9.2(i) (as a result of the condition set forth in Section 8.3(c) not being satisfied), RELP shall, provided that AIP was not in material breach of its obligations hereunder at the time of such termination, pay AIP for the AIP
Expenses, up to a maximum of $          , although it shall not be required to
pay the Liquidated Damages Amount, which payment of the AIP Expenses shall be AIP's sole remedy for termination of the Agreement in such circumstances.

     (c) If an election to terminate this Agreement is made pursuant to (i)
Section 9.2(i) (except as a result of a default or breach hereunder by RELP) or
Section 9.2(iii), and an AIP Acquisition Proposal relating to AIP shall have been made and, within one year from the date of such termination, AIP consummates an AIP Acquisition Proposal or enters into an agreement to consummate an AIP Acquisition Proposal which is subsequently consummated, or
(ii) Section 9.4(i), AIP shall pay to RELP, provided that RELP was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to the Liquidated Damages Amount. In addition to the Liquidated Damages Amount, RELP shall be entitled to receive from AIP (or its successor in interest) all
documented out-of-pocket costs and expenses, up to a maximum of $          , in
connection with this Agreement and the transactions contemplated hereby (the "RELP Expenses" and, together with the AIP Expenses, the "Expenses") incurred by RELP. The payments to which RELP is entitled under this Section 9.5(c) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 9.5(c)

     (d) If an election to terminate this Agreement is made pursuant to Section 9.2(i) (as a result of the condition set forth in Section 8.2(c) not being satisfied), AIP shall, provided that RELP was not in material breach of its obligations hereunder at the time of such termination, pay RELP for the RELP
Expenses, up to a maximum of $          , although it shall not be required to
pay the Liquidated Damages Amount, which payment of the RELP Expenses shall be RELP's sole remedy for termination of the Agreement in such circumstances.

     (e) If this Agreement is terminated pursuant to Section 9.3(iv), Section 9.3(v), Section 9.4(iv), or Section 9.4(v), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations hereunder at the time of such termination, pay the terminating party
all Expenses, up to a maximum of $          , incurred by it and the
non-terminating party shall remain liable to the terminating party for its breach.

     (f) If either party terminates this Agreement during the Due Diligence Period described in Section 9.2 above other than for a due diligence related reason, the non-terminating party shall be entitled to receive the Liquidated Damages Amount and the Expenses as provided in this Article IX.

     (g) RELP agrees to amend this Section 9.5 at the request of AIP in order to
(x) maximize the portion of the Liquidated Damages Amount that may be distributed to AIP hereunder without causing AIP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (y) improve AIP's chances of securing a favorable ruling described in this Section 9.5, provided that no such amendment may result in any additional cost or expense to such other party.

     (h) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section
9.5 and Section 7.10 and except for the provisions of Section 10.3, 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.13, 10.14 and 10.16. In the event AIP or RELP has received the Liquidated Damages Amount, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, Trust Managers, or General Partners, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by AIP of its right to termination under Section 9.4(i) or the exercise by RELP of its right to termination under Section 9.3(i). Notwithstanding the foregoing, in the event AIP or RELP is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.

     (i) If either party willfully fails to perform its duties and obligations under this Agreement, the nonbreaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

     9.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Trust Managers or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                         ARTICLE X. GENERAL PROVISIONS

     10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article IV, the last sentence of Section 7.4 and Sections 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 and 7.16
and this Article X shall survive the Merger.

     10.2. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

     If to AIP:
     American Industrial Properties REIT
     6220 N. Beltline Road, Suite 205
     Irving, Texas 75063
     Attention: Charles W. Wolcott, President
     Telecopy: (972) 550-6037

     If to RELP:
     USAA Real Estate Company
     8000 I-H 10 West, Suite 600
     San Antonio, Texas 78230
     Attention: Patrick Duncan, Senior Vice-President
     Telecopy: (210) 498-6214

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.

     10.3. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV and Sections 7.11, 7.12, 7.13, 7.14 and 7.15 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of AIP with respect thereto shall not exceed the amount specified in Article IX.

     10.4. Entire Agreement. This Agreement, the Exhibits, the RELP Disclosure Letter, the AIP Disclosure Letter, the RELP Ancillary Agreements, the AIP Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     10.5. Confidentiality. (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party, (iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any RELP Reports or AIP Reports or Proxy Statement/Prospectus.

     (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

     (c) In the event that either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees (i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

     (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

     (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (1) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its affiliates shall directly or indirectly, (a)(w) solicit, seek or offer to effect or effect,
(x) negotiate with or provide any information to the Board of Trust Managers or General Partner, as applicable, of the other party, or officer of the other party or any shareholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Trust Managers or Board of Directors of the General Partner of the other party, any director, Trust Manager or officer of the other party or any shareholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto,
(iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (iv) any proposal to seek representation on the Board of Trust Managers or the Board of Directors of the General Partner, as applicable, or otherwise to seek to control or influence the management, Board of Trust Managers or the Board of Directors of the General Partner, as applicable, or policies of the other party or any affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section
10.5 or (vi) any proposal or other statement inconsistent with the terms of this
Section 10.5 or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Trust Managers or the General Partner, as applicable, to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of AIP or the General Partner, as applicable, a proposal to (a) amend any of the provisions of this Section 10.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 10.5.

     10.6. Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board of Trust Managers or the Board of Directors of the General Partner, as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the shareholders of AIP and partners of RELP, but after any such approval, no amendment shall be made which by law requires the further approval of shareholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of AIP and RELP hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Northern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

     10.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.9. Headings. Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

     10.10. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     10.11. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     10.12. Incorporation. The RELP Disclosure Letter and the AIP Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     10.13. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 10.13.

     10.14. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.15. Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     10.16. Non-Recourse. Neither the officers, Trust Managers nor shareholders of AIP shall be personally bound or have any personal liability hereunder. RELP shall look solely to the assets of AIP for satisfaction of any liability of AIP with respect to this Agreement and the Ancillary Agreements to which it is a party. RELP will not seek recourse or commence any action against any of the shareholders of AIP or any of their personal assets, and will not commence any action for money judgments against any of the Trust Managers or officers of AIP or seek recourse against any of their personal assets, for the performance or payment of any obligation of AIP hereunder or thereunder. The partners of RELP shall not be personally bound or have any personal liability hereunder. AIP shall look solely to the assets of RELP for satisfaction of any liability of RELP with respect to this Agreement and the Ancillary Agreements to which it is a party. AIP will not seek recourse or commence any action against any of the partners of RELP or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of RELP or seek recourse against any of their personal assets, for the performance or payment of any obligation of RELP hereunder or thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                            AMERICAN INDUSTRIAL PROPERTIES REIT

                                            ------------------------------------
                                            Charles W. Wolcott, President and
                                            Chief Executive Officer

                                            By:
                                              ----------------------------------
                                              Its General Partner

                                            ------------------------------------
                                            T. Patrick Duncan
                                            Senior Vice President -- Operations

                                                                      ANNEX II-A

Trust Managers
American Industrial Properties REIT
6220 North Beltline
Irving, Texas 75063                                                July 10, 1997

Gentlemen:

     We understand that American Industrial Properties REIT, a Texas Real Estate Investment Trust ("AIP"), USAA Real Estate Income Investments I Limited Partnership, a California limited partnership ("USAA I"), USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership ("USAA II"), USAA Income Properties III Limited Partnership, a Delaware limited partnership ("USAA III") and USAA Income Properties IV Limited Partnership, a Delaware limited partnership ("USAA IV") (each, a "RELP" and collectively, the "RELPs"), propose to enter into four separate merger agreements (collectively, the "Merger Agreements") pursuant to which, among other things, each RELP will merge into AIP and substantially all of the properties and operations of the RELPs will be merged with and into AIP (the "Transaction").

     The partnership interests of the RELPs issued and outstanding prior to the closing of the Transaction shall be converted into the right to receive 22,064,147 common shares of beneficial interest, $0.10 par value per share (the "Common Stock"). The aggregate number of shares of Common Stock to be issued to the partners of each RELP in connection with the Transaction shall be equal to the net asset value for such RELP (agreed upon by AIP and the RELP) divided by $2.625 (the "Total Shares per RELP"). The number of shares of Common Stock to be received by a limited partner of each RELP shall be equal to such partner's respective percentage interest in the individual RELP multiplied by the Total Shares per RELP for such RELP. The general partner will not receive any shares to which it may be entitled in exchange for its general partner's interest.

     You have asked us whether, in our opinion, the consideration to be paid by the Trust pursuant to the Transaction is fair to the Trust from a financial point of view.

     In conducting our analysis and arriving at the opinion set forth below, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

      1. the Form 10-K and related financial information for the fiscal year ended December 31, 1996 and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997 for the Trust;

      2. the Form 10-K and related financial information for the fiscal year ended December 31, 1996 and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997 for each of USAA I, USAA III and USAA IV and the Form 10-K and related financial information for the fiscal year ended June 30, 1996 and the Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1997 for USAA II;

      3. certain information, including projections, relating to the business, earnings, cash flow, assets and prospects of the Trust, furnished to us by the Trust;

      4. certain information, including projections, relating to the business, earnings, cash flow, assets and prospects regarding the properties of each RELP provided to us by the RELPs;

      5. certain information provided by AIP management relating to the properties of the RELPs, including projections of net operating income for 1998 and 1999 based on AIP's review and analysis of the properties and lease profiles of the RELPs;

      6. the historical market prices and trading activity for the Common Stock and certain publicly traded companies we deemed to be reasonably similar to the Trust, the historical and projected results of operations of the Trust, and historical and certain future earnings estimates of selected companies we deemed to be reasonably similar to the Trust;

      7. publicly available financial, operating and stock market data concerning certain companies engaged in businesses we deemed comparable to the Trust or otherwise relevant to our inquiry;

      8. the financial terms of certain recent transactions we deemed relevant;

      9. drafts, dated July 3, 1997, of the Merger Agreements; and

     10. such other financial studies, analyses and investigations and such other matters we deemed necessary.

     We have assumed, with your consent, that the drafts of the Merger Agreements which we reviewed will conform in all material respects to those documents when in final form.

     We have met with senior management of the Trust to discuss: (i) the prospects for their business, (ii) their estimate of such business' future financial performance, (iii) the financial impact of the Transaction on the Trust, and (iv) such other matters as we deemed relevant. We have also visited selected RELP properties.

     In preparing our opinion, we have relied on the accuracy and completeness of publicly available information and all of the information supplied or otherwise made available to us by the Trust and the RELPs, including the financial projections for the Trust and of each of the properties owned by the RELPs and we have not independently verified such information or undertaken an independent appraisal of the assets of the Trust or the RELPs. With respect to the projections furnished by the Trust and the RELPs, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Trusts' and the RELPs' management as to the expected future financial performance of the respective entities. Further, our opinion is based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof.

     As you know, we have been retained by the Trust to render this opinion in connection with the Transaction and will receive a fee for such service. We may actively trade the Common Stock for our own account and for the accounts of customers and accordingly, may at any time hold a long or short position in such securities. This letter and the opinion expressed herein may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent; provided, the Trust may set forth in full this letter in any proxy statement relating to the Transaction sent to the Trust's shareholders.


     Our opinion expressed herein is provided for the use of the Trust Managers of the Trust in the evaluation of the Transaction, and our opinion is not intended to be, and does not, constitute a recommendation to any shareholder of the Trust as to how such shareholder should vote in connection with the Transaction.


     On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the consideration to be paid by the Trust pursuant to the Transaction is fair to the Trust from a financial point of view.

                                            Very truly yours,

                                            Prudential Securities Incorporated

                                                                      ANNEX II-B

June 30, 1997

To The General Partner of
USAA Real Estate Income Investments I, A California Limited Partnership

     We understand the following regarding American Industrial Properties REIT ("AIP"), USAA Real Estate Income Investments I, A California Limited Partnership (the "Partnership"), and USAA Real Estate Company ("Realco").

          (i) AIP is an equity real estate investment trust which owns and operates 14 industrial properties in eight states and one retail mall in Colorado.

          (ii) AIP has ten million (10,000,000) common shares of beneficial interest authorized and outstanding prior to the transactions described here; such common shares are listed on the New York Stock Exchange.

          (iii) In November 1996 and January 1997 Realco acquired a total of a
     31.8 percent interest in AIP at a price of two dollars seventy five cents ($2.75) per common share. Realco's acquisition of the AIP common shares was made in connection with AIP entering into a settlement agreement resolving all litigation which had arisen between AIP and its former shareholder, Pure World, Inc., and AIP's rejection of an offer from Black Bear Realty, Ltd. to purchase 30 percent of AIP. Realco's acquisition of AIP shares is referred to as the "Realco Share Acquisition". As a result of the Realco Share Acquisition, AIP's largest shareholder is Realco.

          (iv) On May 2, 1997 Morgan Stanley Asset Management Inc. ("MSAM"), on behalf of certain of its clients, and an affiliate of MSAM (collectively "Morgan Stanley") agreed to purchase twenty million ($20,000,000) of senior convertible debt securities (the "Securities") of AIP, with such Securities convertible into AIP common shares at a price of two dollars forty five cents ($2.45) per share. The final documentation for such agreement between Morgan Stanley and AIP was executed on June 27, 1997, but effective as of June 20, 1997 and shareholder approval is expected as of the date of this letter. Upon such shareholder approval, Morgan Stanley will acquire up to 8,163,264 AIP common shares. Morgan Stanley's investment in AIP common shares is referred to herein as the "Morgan Stanley Transaction." The terms of the Morgan Stanley Transaction are the result of arm's-length negotiations between Morgan Stanley and AIP.

          (v) AIP has also conducted arm's-length negotiations with an additional institutional investor (the "Institutional Investor") with such negotiations resulting in the Institutional Investor offering to purchase fifteen million ($15,000,000) of AIP's common shares at a price per common share of $2.45 per share (the "Institutional Investor Transaction"). Formal announcement of the Institutional Investor Transaction is expected shortly after the date of this letter, AIP expects to promptly close the Institutional Investor Transaction thereafter.

          (vi) AIP plans to enter into a series of transactions involving four partnerships (the "RELP Partnerships"), each of which has a separate entity serving as the General Partner, with each General Partner being a wholly-owned subsidiary of Realco. Pursuant to the planned series of transactions, the RELP Partnerships shall merge with and into AIP, (the "AIP/RELP Partnership Mergers"). In connection with the AIP/RELP Partnership Mergers AIP will issue a total of 22,064,147 AIP common shares to the aggregate limited partners of the RELP Partnerships. The General Partners of the four partnerships will assign their respective general partner interests in the RELP Partnerships to AIP without receiving consideration for such general partner interests. Any shares they are entitled to receive will be divided among the Limited Partners.

     Specifically, with respect to the Partnership, we understand the following:

          (i) The Partnership owns two properties (the "Properties") consisting of:

           -- a retail center in Daytona Beach, Florida known as Volusia Point, and

           -- an office and research and development building in San Diego, California known as the Systech Building.

          (ii) The limited partners of the Partnership (the "Limited Partners") will exchange their partnership units in the Partnership for the right to receive 4,342,857 Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP, (the "Exchange"). Concurrent with or shortly after the Exchange, the Partnership will distribute all of its cash (and cash realized from short term investments), net of expenses, to the Partnership's General Partners and Limited Partners in accordance with the terms of the Partnership Agreement (defined herein), (the "Cash Distribution"). The Cash Distribution, the Partnership's merger with AIP and the related Exchange of the Limited Partners' units for the AIP Common Shares are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AIP's, the General Partners', the RELP Partnerships', or Realco's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AIP, Realco, the Partnership, or the other RELP Partnerships, or any interests therein. We have also not been asked to opine on and are not expressing any opinion as to: (i) tax consequences of the Transaction, including but not limited to tax consequences of the Exchange to the Limited Partners, (ii) the public market values or realizable value of the AIP Common Shares or the prices at which the AIP Common Shares may trade in the future following the Transaction, (iii) alternatives to the Transaction, or (iv) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Furthermore, at your request, we have not negotiated the AIP/RELP Partnership Mergers or the Transaction or advised you with respect to alternatives to them. Additionally, you have advised us that the Partnership and the other RELP Partnerships have indicated that, subject to General Partner's fiduciary duties, they have no intention of engaging in any alternative to the AIP/RELP Partnership Mergers and the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Partnership's annual reports to partners for the five fiscal years ended December 31, 1996;

          2. reviewed AIP's annual reports to shareholders and on Form 10-K for the three fiscal years ended December 31, 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997;

          3. reviewed the draft Agreement and Plan of Merger dated June 17, 1997;

          4. met with certain members of the senior management of Realco to discuss Realco's, the Partnership's, the other RELP Partnerships', and AIP's operations, financial condition, future prospects, projected operations and performance, the AIP/RELP Partnership Mergers, and the Transaction;

          5. held discussions with senior management of AIP to discuss the history and nature of AIP's business, AIP's operations, financial condition, future prospects, projected operations and performance, the Realco Share Acquisition, the Morgan Stanley Transaction, the Institutional Investor Transaction, and the AIP/RELP Partnership Mergers;

          6. visited certain facilities and business offices of Realco and the Partnership, and visited certain real property owned by the RELP Partnerships and the Partnership;

          7. reviewed forecasts and projections prepared by Realco's management with respect to the Partnership's Properties for the years ended 1997 through 2007;

          8. reviewed the historical market prices and trading volume for AIP's publicly traded securities;

          9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Partnership, the other RELP Partnerships, and AIP, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AIP and the Partnership, and that there has been no material change in the assets, financial condition, business or prospects of AIP or the Partnership since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Partnership or AIP and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnership or AIP. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     This Opinion does not constitute a recommendation to any holder of Partnership units as to whether such holder should exchange such units for AIP Common Shares.

     In our analysis of the Partnership, the other RELP Partnerships, and AIP, we have taken into consideration their income- and cash-generating capabilities. Often, an investor contemplating an investment in a company with income- and cash-generating capabilities similar to the Partnerships, the other RELP Partnerships, and AIP will evaluate the risks and returns of its investment on a going-concern basis. However, because the Partnership, the other RELP Partnerships, and AIP are primarily real estate holding entities, an investor contemplating an investment in such an entity will also evaluate the value which would be realized in a liquidation value of such real estate assets. Accordingly, in our analyses we have also considered such liquidation values.

     Additionally, with respect to AIP, we have considered the price and trading history of AIP's common shares. Moreover, with respect to AIP, we have taken into consideration both the Morgan Stanley Transaction and the Institutional Investor Transaction and assumed that the indicated price per AIP Common Share resulting from these transactions of two dollars forty five cents ($2.45) is the result of arm's-length negotiations involving sophisticated, institutional investors who are willing buyers (Morgan Stanley and the Institutional Investor) and AIP who is a willing seller, with all parties having reasonable knowledge of all relevant facts, with no parties having compulsion to act, and with equity to all parties.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate number of AIP Common Shares to be received as consideration by all of the Limited Partners of USAA Real Estate Income Investments I, A California Limited Partnership in connection with the Transaction is fair to the Limited Partners as a group from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

June 30, 1997

To The General Partner of
USAA Income Investments II Limited Partnership

     We understand the following regarding American Industrial Properties REIT ("AIP"), USAA Income Investments II Limited Partnership (the "Partnership"), and USAA Real Estate Company ("Realco").

          (i) AIP is an equity real estate investment trust which owns an operates 14 industrial properties in eight states and one retail mall in Colorado.

          (ii) AIP has ten million (10,000,000) common shares of beneficial interest authorized and outstanding prior to the transactions described here; such common shares are listed on the New York Stock Exchange.

          (iii) In November 1996 and January 1997 Realco acquired a total of a
     31.8 percent interest in AIP at a price of two dollars seventy five cents ($2.75) per common share. Realco's acquisition of the AIP common shares was made in connection with AIP entering into a settlement agreement resolving all litigation which had arisen between AIP and its former shareholder, Pure World, Inc., and AIP's rejection of an offer from Black Bear Realty, Ltd. to purchase 30 percent of AIP. Realco's acquisition of AIP shares is referred to as the "Realco Share Acquisition". As a result of the Realco Share Acquisition, AIP's largest shareholder is Realco.

          (iv) On May 2, 1997 Morgan Stanley Asset Management Inc. ("MSAM"), on behalf of certain of its clients, and an affiliate of MSAM (collectively "Morgan Stanley") agreed to purchase twenty million ($20,000,000) of senior convertible debt securities (the "Securities") of AIP, with such Securities convertible into AIP common shares at a price of two dollars forty five cents ($2.45) per share. The final documentation for such agreement between Morgan Stanley and AIP was executed on June 27, 1997, but effective as of June 20, 1997 and shareholder approval is expected as of the date of this letter. Upon such shareholder approval, Morgan Stanley will acquire up to 8,163,264 AIP common shares. Morgan Stanley's investment in AIP common shares is referred to herein as the "Morgan Stanley Transaction." The terms of the Morgan Stanley Transaction are the result of arms length negotiations between Morgan Stanley and AIP.

          (v) AIP has also conducted arms length negotiations with an additional institutional investor (the "Institutional Investor") with such negotiations resulting in the Institutional Investor offering to purchase fifteen million ($15,000,000) of AIP's common shares at a price per common share of $2.45 per share (the "Institutional Investor Transaction"). Formal announcement of the Institutional Investor Transaction is expected shortly after the date of this letter, AIP expects to promptly close the Institutional Investor Transaction thereafter.

          (vi) AIP plans to enter into a series of transactions involving four partnerships (the "RELP Partnerships"), each of which has a separate entity serving as the General Partner, with each General Partner having an affiliation with Realco. Pursuant to the planned series of transactions, the RELP Partnerships shall merge with and into AIP, (the "AIP/RELP Partnership Mergers"). In connection with the AIP/RELP Partnership Mergers AIP will issue a total of 22,064,147 AIP common shares to the aggregate limited partners of the RELP Partnerships. The General Partners of the four partnerships will assign their respective general partner interests in the RELP Partnerships to AIP without receiving consideration for such general partner interests. Any shares they are entitled to receive will be divided among the Limited Partners.

     Specifically, with respect to the Partnership, we understand the following:

          (i) The Partnership owns three properties (the "Properties") consisting of:

           -- a single story industrial building in Elk Grove Village, Illinois known as Continental Plastics,

           -- a single story industrial building in Lakeland, Florida known a the CST Office Products Building, and

           -- a 7.275 percent interest in a retail center Arlington, Virginia known as Sequoia Plaza.

          (ii) The Partnership plans to sell its interest in Sequoia Plaza I to Realco or an affiliate of Realco for cash consideration of $2,250,000 (the "Property Sale").

          (iii) The limited partners of the Partnership (the "Limited Partners") will exchange their partnership units in the Partnership for the right to receive 3,885,714 Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP, (the "Exchange"). Prior to or concurrent with the Exchange, the Partnership shall distribute all cash associated with the Property Sale to the Limited Partners of the Partnership on a pro-rata basis. Additionally, concurrent with or shortly after the Exchange, the Partnership will distribute all of its cash (and cash realized from short term investments), net of expenses, to the Partnership's General Partner and Limited Partners in accordance with the terms of the Partnership Agreement (defined herein), (the "Cash Distribution"). The Property Sale, Cash Distribution, the Partnership's merger with AIP and the related Exchange of the Limited Partners' units for the AIP Common Shares are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AIP's, the General Partners', the RELP Partnerships', or Realco's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AIP, Realco, the Partnership, or the other RELP Partnerships, or any interests therein. We have also not been asked to opine on and are not expressing any opinion as to: (i) tax consequences of the Transaction, including but not limited to tax consequences of the Exchange to the Limited Partners, (ii) the public market values or realizable value of the AIP Common Shares or the prices at which the AIP Common Shares may trade in the future following the Transaction, (iii) alternatives to the Transaction, or (iv) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Furthermore, at your request, we have not negotiated the AIP/RELP Partnership Mergers or the Transaction or advised you with respect to alternatives to them. Additionally, you have advised us that the Partnership and the other RELP Partnerships have indicated that, subject to General Partner's fiduciary duties, they have no intention of engaging in any alternative to the AIP/RELP Partnership Mergers and the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed USAA Income Investments II Limited Partnership's annual reports to partners for the five fiscal years ended June 30, 1996;

          2. reviewed AIP's annual reports to shareholders and on Form 10-K for the three fiscal years ended December 31, 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997;

          3. reviewed the draft Agreement and Plan of Merger dated June 17, 1997;

          4. met with certain members of the senior management of Realco to discuss Realco's, the Partnership's, the other RELP Partnerships', and AIP's operations, financial condition, future prospects, projected operations and performance, the AIP/RELP Partnership Mergers, and the Transaction;

          5. held discussions with senior management of AIP to discuss the history and nature of AIP's business, AIP's operations, financial condition, future prospects, projected operations and performance, the Realco Share Acquisition, the Morgan Stanley Transaction, the Institutional Investor Transaction, and the AIP/RELP Partnership Mergers;

          6. visited certain facilities and business offices of Realco and USAA Income Investments II Limited Partnership, including certain real property owned by the RELP Partnerships and the Partnership;

          7. reviewed forecasts and projections prepared by Realco's management with respect to the Partnership's Properties for the years ended 1997 through 2007;

          8. reviewed the historical market prices and trading volume for AIP's publicly traded securities;

          9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Partnership, the other RELP Partnerships, and AIP, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          10. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

          11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AIP and the Partnership, and that there has been no material change in the assets, financial condition, business or prospects of AIP or the Partnership since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Partnership or AIP and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnership or AIP. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     This Opinion does not constitute a recommendation to any holder of Partnership units as to whether such holder should exchange such units for AIP Common Shares.

     In our analysis of the Partnerships, the other RELP Partnerships, and AIP, we have taken into consideration their income- and cash-generating capabilities. Often, an investor contemplating an investment in a company with income- and cash-generating capabilities similar to the Partnerships, the other RELP Partnerships, and AIP will evaluate the risks and returns of its investment on a going-concern basis. However, because the Partnership, the other RELP Partnerships, and AIP are primarily real estate holding entities, an investor contemplating an investment in such an entity will also evaluate the value which would be realized in a liquidation value of such real estate assets. Accordingly, in our analyses we have also considered such liquidation values.

     Additionally, with respect to AIP, we have considered the price and trading history of AIP's common shares. Moreover, with respect to AIP, we have taken into consideration both the Morgan Stanley Transaction and the Institutional Investor Transaction and assumed that the indicated price per AIP Common Share resulting from these transactions of two dollars forty five cents ($2.45) is the result of arm's-length negotiations involving sophisticated, institutional investors who are willing buyers (Morgan Stanley and the Institutional Investor) and AIP who is a willing seller, with all parties having reasonable knowledge of all relevant facts, with no parties having compulsion to act, and with equity to all parties.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate number of AIP Common Shares to be received as consideration by all of the Limited Partners of USAA Income Investments II Limited Partnership in connection with the Transaction and the cash consideration received in connection with the Property Sale is fair to the Limited Partners as a group from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

June 30, 1997

To The General Partner of
USAA Income Properties III Limited Partnership

     We understand the following regarding American Industrial Properties REIT ("AIP"), USAA Income Properties III Limited Partnership (the "Partnership"), and USAA Real Estate Company ("Realco").

          (i) AIP is an equity real estate investment trust which owns an operates 14 industrial properties in eight states and one retail mall in Colorado.

          (ii) AIP has ten million (10,000,000) common shares of beneficial interest authorized and outstanding prior to the transactions described here; such common shares are listed on the New York Stock Exchange.

          (iii) In November 1996 and January 1997 Realco acquired a total of a
     31.8 percent interest in AIP at a price of two dollars seventy five cents ($2.75) per common share. Realco's acquisition of the AIP common shares was made in connection with AIP entering into a settlement agreement resolving all litigation which had arisen between AIP and its former shareholder, Pure World, Inc., and AIP's rejection of an offer from Black Bear Realty, Ltd. to purchase 30 percent of AIP. Realco's acquisition of AIP shares is referred to as the "Realco Share Acquisition". As a result of the Realco Share Acquisition, AIP's largest shareholder is Realco.

          (iv) On May 2, 1997 Morgan Stanley Asset Management Inc. ("MSAM"), on behalf of certain of its clients, and an affiliate of MSAM (collectively "Morgan Stanley") agreed to purchase twenty million ($20,000,000) of senior convertible debt securities (the "Securities") of AIP, with such Securities convertible into AIP common shares at a price of two dollars forty five cents ($2.45) per share. The final documentation for such agreement between Morgan Stanley and AIP was executed on June 27, 1997, but effective as of June 20, 1997 and shareholder approval is expected as of the date of this letter. Upon such shareholder approval, Morgan Stanley will acquire up to 8,163,264 AIP common shares. Morgan Stanley's investment in AIP common shares is referred to herein as the "Morgan Stanley Transaction." The terms of the Morgan Stanley Transaction are the result of arms length negotiations between Morgan Stanley and AIP.

          (v) AIP has also conducted arm's-length negotiations with an additional institutional investor (the "Institutional Investor") with such negotiations resulting in the Institutional Investor offering to purchase fifteen million ($15,000,000) of AIP's common shares at a price per common share of $2.45 per share (the "Institutional Investor Transaction"). Formal announcement of the Institutional Investor Transaction is expected shortly after the date of this letter, AIP expects to promptly close the Institutional Investor Transaction thereafter.

          (vi) AIP plans to enter into a series of transactions involving four partnerships (the "RELP Partnerships"), each of which has a separate entity serving as the General Partner, with each General Partner being a wholly-owned subsidiary of Realco. Pursuant to the planned series of transactions, the RELP Partnerships shall merge with and into AIP, (the "AIP/RELP Partnership Mergers"). In connection with the AIP/RELP Partnership Mergers AIP will issue a total of 22,064,147 AIP common shares to the aggregate limited partners of the RELP Partnerships. The General Partners of the four partnerships will assign their respective general partner interests in the RELP Partnerships to AIP without receiving consideration for such general partner interests. Any shares they are entitled to receive will be divided among the Limited Partners.

     Specifically, with respect to the Partnership, we understand the following:

          (i) The Partnership owns three properties (the "Properties") consisting of:

           -- a retail center in Clearwater, Florida known as Curlew Crossing
              Shopping Center,

        -- two office buildings in Manhattan Beach, California known as Manhattan Towers, and

        -- three office buildings in Phoenix, Arizona known as Skygate Commons.

          (ii) The Partnership plans to sell Curlew Crossing Shopping Center to Realco or an affiliate of Realco for cash consideration of $11,150,000, (the "Property Sale").

          (iii) The limited partners (the "Limited Partners") of the Partnership will exchange their partnership units in the Partnership for the right to receive 9,257,143 Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP, (the "Exchange"). Prior to or concurrent with the Exchange, the Partnership shall distribute all cash associated with the Property Sale to the Limited Partners of the Partnership on a pro-rata basis. Additionally, concurrent with or shortly after the Exchange, the Partnership will distribute all of its cash (and cash realized from short term investments), net of expenses, to the Partnership's General Partner and Limited Partners in accordance with the terms of the Partnership Agreement (defined herein), (the "Cash Distribution"). The Property Sale, Cash Distribution, the Partnership's merger with AIP and the related Exchange of the Limited Partners' units for the AIP Common Shares are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AIP's, the General Partners', the RELP Partnerships', or Realco's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AIP, Realco, the Partnership, or the other RELP Partnerships, or any interests therein. We have also not been asked to opine on and are not expressing any opinion as to: (i) tax consequences of the Transaction, including but not limited to tax consequences of the Exchange to the Limited Partners, (ii) the public market values or realizable value of the AIP Common Shares or the prices at which the AIP Common Shares may trade in the future following the Transaction, (iii) alternatives to the Transaction, or (iv) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Furthermore, at your request, we have not negotiated the AIP/RELP Partnership Mergers or the Transaction or advised you with respect to alternatives to them. Additionally, you have advised us that the Partnership and the other RELP Partnerships have indicated that, subject to General Partner's fiduciary duties, they have no intention of engaging in any alternative to the AIP/RELP Partnership Mergers and the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed USAA Income Properties III Limited Partnership's annual reports to shareholders for the five fiscal years ended December 31, 1996;

          2. reviewed AIP's annual reports to shareholders and on Form 10-K for the three fiscal years ended December 31, 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997;

          3. reviewed the draft Agreement and Plan of Merger dated June 17, 1997;

          4. met with certain members of the senior management of Realco to discuss Realco's, the Partnership's, the RELP Partnerships', and AIP's operations, financial condition, future prospects, projected operations and performance, the AIP/RELP Partnership Mergers, and the Transaction;

          5. held discussions with senior management of AIP to discuss the history and nature of AIP's business, AIP's operations, financial condition, future prospects, projected operations and performance, the Realco Share Acquisition, the Morgan Stanley Transaction, the Institutional Investor Transaction, and the AIP/RELP Partnership Mergers;

          6. visited certain facilities and business offices of Realco and USAA Income Properties III Limited Partnership, including certain real property owned by the RELP Partnerships and the Partnership;

          7. reviewed forecasts and projections prepared by Realco's management with respect to USAA Income Properties III Limited Partnership's real properties for the years ended 1997 through 2007;

          8. reviewed the historical market prices and trading volume for AIP's publicly traded securities;

          9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Partnership, the other RELP Partnerships, and AIP, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          10. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and 11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

          11. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AIP and the Partnership, and that there has been no material change in the assets, financial condition, business or prospects of AIP or the Partnership since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Partnership or AIP and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnership or AIP. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     This Opinion does not constitute a recommendation to any holder of Partnership units as to whether such holder should exchange such units for AIP Common Shares.

     In our analysis of the Partnership, the other RELP Partnerships, and AIP, we have taken into consideration their income- and cash-generating capabilities. Often, an investor contemplating an investment in a company with income- and cash-generating capabilities similar to the Partnership, the other RELP Partnerships, and AIP will evaluate the risks and returns of its investment on a going-concern basis. However, because the Partnership, the other RELP Partnerships, and AIP are primarily real estate holding entities, an investor contemplating an investment in such an entity will also evaluate the value which would be realized in a liquidation value of such real estate assets. Accordingly, in our analyses we have also considered such liquidation values.

     Additionally, with respect to AIP, we have considered the price and trading history of AIP's common shares. Moreover, with respect to AIP, we have taken into consideration both the Morgan Stanley Transaction and the Institutional Investor Transaction and assumed that the indicated price per AIP Common Share resulting from these transactions of two dollars forty five cents ($2.45) is the result of arm's-length negotiations involving sophisticated, institutional investors who are willing buyers (Morgan Stanley and the Institutional Investor) and AIP who is a willing seller, with all parties having reasonable knowledge of all relevant facts, with no parties having compulsion to act, and with equity to all parties.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate number of AIP Common Shares to be received as consideration by all of the Limited Partners of USAA Income Properties III Limited Partnership in connection with the Transaction and the cash consideration received in connection with the Property Sale is fair to the Limited Partners as a group from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

June 30, 1997

To The General Partner of
USAA Income Properties IV Limited Partnership

     We understand the following regarding American Industrial Properties REIT ("AIP"), USAA Income Properties IV Limited Partnership (the "Partnership"), and USAA Real Estate Company ("Realco").

          (i) AIP is an equity real estate investment trust which owns and operates 14 industrial properties in eight states and one retail mall in Colorado.

          (ii) AIP has ten million (10,000,000) common shares of beneficial interest authorized and outstanding prior to the transactions described here; such common shares are listed on the New York Stock Exchange.

          (iii) In November 1996 and January 1997 Realco acquired a total of a
     31.8 percent interest in AIP at a price of two dollars seventy five cents ($2.75) per common share. Realco's acquisition of the AIP common shares was made in connection with AIP entering into a settlement agreement resolving all litigation which had arisen between AIP and its former shareholder, Pure World, Inc., and AIP's rejection of an offer from Black Bear Realty, Ltd. to purchase 30 percent of AIP. Realco's acquisition of AIP shares is referred to as the "Realco Share Acquisition". As a result of the Realco Share Acquisition, AIP's largest shareholder is Realco.

          (iv) On May 2, 1997 Morgan Stanley Asset Management Inc. ("MSAM"), on behalf of certain of its clients, and an affiliate of MSAM (collectively "Morgan Stanley") agreed to purchase twenty million ($20,000,000) of senior convertible debt securities (the "Securities") of AIP, with such Securities convertible into AIP common shares at a price of two dollars forty five cents ($2.45) per share. The final documentation for such agreement between Morgan Stanley and AIP was executed on June 27, 1997, but effective as of June 20, 1997 and shareholder approval is expected as of the date of this letter. Upon such shareholder approval, Morgan Stanley will acquire up to 8,163,264 AIP common shares. Morgan Stanley's investment in AIP common shares is referred to herein as the "Morgan Stanley Transaction." The terms of the Morgan Stanley Transaction are the result of arm's-length negotiations between Morgan Stanley and AIP.

          (v) AIP has also conducted arm's-length negotiations with an additional institutional investor (the "Institutional Investor") with such negotiations resulting in the Institutional Investor offering to purchase fifteen million ($15,000,000) of AIP's common shares at a price per common share of $2.45 per share (the "Institutional Investor Transaction"). Formal announcement of the Institutional Investor Transaction is expected shortly after the date of this letter, AIP expects to promptly close the Institutional Investor Transaction thereafter.

          (vi) AIP plans to enter into a series of transactions involving four partnerships (the "RELP Partnerships"), each of which has a separate entity serving as the General Partner, with each General Partner having an affiliation with Realco. Pursuant to the planned series of transactions, the RELP Partnerships shall merge with and into AIP, (the "AIP/RELP Partnership Mergers"). In connection with the AIP/RELP Partnership Mergers AIP will issue a total of 22,064,147 AIP common shares to the aggregate limited partners of the RELP Partnerships. The General Partners of the four partnerships will assign their respective general partner interests in the RELP Partnerships to AIP without receiving consideration for such general partner interests. Any shares they are entitled to receive will be divided among the Limited Partners.

     Specifically, with respect to the Partnership, we understand the following:

          (i) The Partnership owns four properties (the "Properties") consisting of:

           -- an office and research and development building in Chelmsford, Massachusetts known as Apollo Computer,

           -- a single story office and research and development building in San
              Diego, California known as the Eastman Kodak Building,

           -- a two story office and research and development building in San
              Diego, California known as the Linear Technology Building, and

           -- a five story office building in St. Louis, Missouri known as 1881
              Pine Street.

          (ii) The limited partners (the "Limited Partners") of the Partnership will exchange their partnership units in the Partnership for the right to receive 4,578,433 Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP, (the "Exchange"). Concurrent with or shortly after the Exchange, the Partnership will distribute all of its cash (and cash realized from short term investments), net of expenses, to the Partnership's General Partner and Limited Partners in accordance with the terms of the Partnership Agreement (defined herein), (the "Cash Distribution"). The Cash Distribution, the Partnership's merger with AIP and the related Exchange of the Limited Partners' units for the AIP Common Shares are referred to collectively herein as the "Transaction."

     You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address AIP's, the General Partners', the RELP Partnerships', or Realco's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of AIP, Realco, the Partnership, or the other RELP Partnerships, or any interests therein. We have also not been asked to opine on and are not expressing any opinion as to: (i) tax consequences of the Transaction, including but not limited to tax consequences of the Exchange to the Limited Partners, (ii) the public market values or realizable value of the AIP Common Shares or the prices at which the AIP Common Shares may trade in the future following the Transaction, (iii) alternatives to the Transaction, or (iv) the fairness of any aspect of the Transaction not expressly addressed in this Opinion. Furthermore, at your request, we have not negotiated the AIP/RELP Partnership Mergers or the Transaction or advised you with respect to alternatives to them. Additionally, you have advised us that the Partnership and the other RELP Partnerships have indicated that, subject to General Partner's fiduciary duties, they have no intention of engaging in any alternative to the AIP/RELP Partnership Mergers and the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed USAA Income Properties IV Limited Partnership's annual reports to shareholders for the five fiscal years ended December 31, 1996;

          2. reviewed AIP's annual reports to shareholders and on Form 10-K for the three fiscal years ended December 31, 1996 and quarterly reports on Form 10-Q for the quarter ended March 31, 1997;

          3. reviewed the draft Agreement and Plan of Merger dated June 17, 1997;

          4. met with certain members of the senior management of Realco to discuss Realco's, the Partnership's, the other RELP Partnerships', and AIP's operations, financial condition, future prospects, projected operations and performance, the AIP/RELP Partnership Mergers, and the Transaction;

          5. held discussions with senior management of AIP to discuss the history and nature of AIP's business, AIP's operations, financial condition, future prospects, projected operations and performance, the Realco Share Acquisition, the Morgan Stanley Transaction, the Institutional Investor Transaction, and the AIP/RELP Partnership Mergers;

          6. visited certain facilities and business offices of Realco and the Partnership, and visited certain real property owned by the RELP Partnerships;

          7. reviewed forecasts and projections prepared by Realco's management with respect to RELP Income Properties IV Limited Partnership's real properties for the years ended 1997 through 2007;

          8. reviewed the historical market prices and trading volume for AIP's publicly traded securities;

          9. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Partnership, the other RELP Partnerships, and AIP, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          10. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of AIP and the Partnership, and that there has been no material change in the assets, financial condition, business or prospects of AIP or the Partnership since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Partnership or AIP and do not assume any responsibility with respect to it. Other than as set forth above, we have not made any physical inspection or independent appraisal of any of the properties or assets of the Partnership or AIP. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     This Opinion does not constitute a recommendation to any holder of Partnership units as to whether such holder should exchange such units for AIP Common Shares.

     In our analysis of the Partnership, the other RELP Partnerships, and AIP, we have taken into consideration their income- and cash-generating capabilities. Often, an investor contemplating an investment in a company with income- and cash-generating capabilities similar to the Partnership, the other RELP Partnerships, and AIP will evaluate the risks and returns of its investment on a going-concern basis. However, because the Partnership, the other RELP Partnerships, and AIP are primarily real estate holding entities, an investor contemplating an investment in such an entity will also evaluate the value which would be realized in a liquidation value of such real estate assets. Accordingly, in our analyses we have also considered such liquidation values.

     Additionally, with respect to AIP, we have considered the price and trading history of AIP's common shares. Moreover, with respect to AIP, we have taken into consideration both the Morgan Stanley Transaction and the Institutional Investor Transaction and assumed that the indicated price per AIP Common Share resulting from these transactions of two dollars forty five cents ($2.45) is the result of arm's-length negotiations involving sophisticated, institutional investors who are willing buyers (Morgan Stanley and the Institutional Investor) and AIP who is a willing seller, with all parties having reasonable knowledge of all relevant facts, with no parties having compulsion to act, and with equity to all parties.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate number of AIP Common Shares to be received as consideration by all of the Limited Partners of USAA Income Properties IV Limited Partnership in connection with the Transaction is fair to the Limited Partners as a group from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            SUPPLEMENT TO PROSPECTUS

                                      FOR

    USAA REAL ESTATE INCOME INVESTMENTS I, A CALIFORNIA LIMITED PARTNERSHIP


     The General Partner of USAA Real Estate Income Investments I, A California Limited Partnership (herein referred to as "RELP I" or the "Partnership") is soliciting the Limited Partners' approval of the merger with and into American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), as part of which Limited Partners of RELP I will exchange Units of Limited Partnership Interests ("Units") in RELP I for Shares of Beneficial Interests ("Shares") in the Trust. This solicitation is being made in conjunction with the proposed merger with and into the Trust of up to four publicly-held limited partnerships, including RELP I (the "Merger"). The proposal is described in
detail in the Joint Proxy Statement/ Prospectus dated         , 199 (the
"Prospectus"). For the definition of capitalized terms used in the Supplement, which are not separately defined herein, see "Glossary" in the Prospectus. Cross-references in this Supplement also refer to the cited discussions in the Prospectus, unless specifically noted to the contrary.



     The effects of the Merger may be different for Limited Partners in each of the RELPS. This Supplement to the Prospectus has been prepared to highlight the risks, effects and fairness of the Merger for the Limited Partners of RELP I. It does not purport to provide an overall summary of the Merger or to highlight all of its material terms, conditions, risks or effects. See "Summary" and "The Merger" in the Prospectus. Furthermore, to the extent this Supplement summarizes portions of the Prospectus, such discussions are qualified in their entirety by the more detailed discussions of those matters appearing in the Prospectus. Supplements have also been prepared for each of the other RELPS and copies of such supplements will be provided promptly without charge to each Limited Partner or his representative who has been so designated in writing upon written request to Randal R. Seewald at 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     Limited Partners of RELP I participating in the Merger will be subject to various risks, and these should be taken into account by the Limited Partners in deciding how to cast their votes. These risks are briefly summarized below:

  RISKS RELATED TO THE MERGER

     - The Trust has generated losses from operations every year since 1988.

     - Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from RELP I. Limited Partners may initially receive no distributions because the Trust currently is not paying distributions.


     - The size and diversity of the Trust's portfolio after the Merger is dependent upon which RELPS approve the Merger. Therefore, at the time a Limited Partner votes, he will not know the ultimate nature of the portfolio or the business and operations of the Trust following the Merger.


     - The change in the nature of each Limited Partner's investment from holding an interest in a specific portfolio of properties in a finite life entity to holding an interest in an ongoing real estate investment trust, whose real estate portfolio may be changed from time to time by the Trust's Board without the approval of the shareholders and which does not plan to liquidate such assets within a fixed period.


     - The possibility that the Net Asset Values assigned to RELP I may not reflect the true value of RELP I's assets because, among other reasons, the Net Asset Values were the product of negotiation between the common management of the RELPS and the Trust.



     - The common management of the RELPS, who are also Affiliates of Realco, negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the

       Merger might have been more favorable to such RELP. Further, issues unique to the value of a RELP might have resulted in adjustments increasing or decreasing the number of shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. An Affiliate of Realco will manage and lease the former RELP properties after the Merger. All of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners.



     - Taxable income or loss will be recognized by each taxable Limited Partner of RELP I attributable to the Merger in an amount equal to the Limited Partner's allocable share of the income or loss recognized by RELP I from the Trust's acquisition of RELP I's assets and Limited Partners will receive no cash from the Merger (other than cash received in lieu of fractional Shares) to pay taxes arising from any taxable income (see "The Merger -- Material Federal Income Tax Consequences").



     - Limited Partners who become shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes.


     - Potential liability of the Trust for unknown, undisclosed or contingent liabilities of the Participating RELPS including claims against the Trust for indemnification, environmental liabilities, and title defects, which could adversely affect the cash liquidity of the Trust and its future ability to make distributions to shareholders.


     - The Shares may trade at prices substantially below trading prices on the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.


     - Potential dilution to shareholders of the Trust from the issuance of additional equity securities at what may be less than their fair market value.

     - Any declaration of distributions to shareholders is subordinate to the payment of the Trust's debts and obligations, which could adversely affect the ability of the Trust to make expected distributions to shareholders in the future.

     - Expenses of the Merger will be borne by the Trust exclusively, unless (i) three or more of the RELPS do not approve the Merger, in which event Realco will reimburse the Trust for up to $250,000 of the Trust's expenses, or (ii) the Merger Agreement is terminated under certain circumstances.

     - The majority vote of the Limited Partners of RELP I binds all Limited Partners; if the Merger is approved, Limited Partners who voted against the Merger will have their Units converted into Shares unless they properly exercise their dissenters' rights.

     - Approval of the Merger will require the Limited Partners to forego certain alternatives to the Merger, such as liquidating RELP I's assets or continuing its operations as a limited partnership.

     - The Trust has different business objectives than RELP I, including the intent to acquire new properties and, from time to time, to dispose of existing properties and reinvest the proceeds therefrom, to the extent a distribution is not required to maintain REIT status.


     - Increases in market interest rates may adversely affect the price of the Shares.


     - Approval of the Merger by the Limited Partners will result in the loss of their respective rights under the RELP I Partnership Agreement and the partnership law of the State of California.

     - If the Merger Agreement is terminated prior to consummation, under certain circumstances, each RELP and the Trust may have to pay their Proportionate Share of a termination fee or of the expenses of the Merger.

     - The Trust's organizational documents do not restrict the Trust's ability to incur additional indebtedness. As a result, the Trust could increase its debt service requirements to a level that may adversely affect the Trust's ability to make future distributions and may increase the risk of default.

     - The investment and financing policies of the Trust are determined by the Trust Managers and may be amended or revised at any time without a vote of the shareholders of the Trust.

     - Possible claims against the Trust for the remediation of environmental conditions, which could result in substantial expenditures for remediation and in a loss of revenues during remediation efforts.

     - Risks associated with the acquisition and development of commercial and industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected.

     - Risks associated with increased portfolio size and geographic diversification as a result of the Merger, including the adequacy of the number of personnel and the available resources to manage the new portfolio.

     - The occurrences of uninsured liability or casualty, reducing the Trust's capital and adversely affecting anticipated profits.

     - The potential expense of compliance with the Americans With Disabilities Act, fire and safety, and other regulatory requirements applicable to the operation of the Trust's properties.

     - Taxation of the Trust as a corporation if it fails to qualify as a REIT and the Trust's liability for increased federal, state and local income taxes in such event.

     - Certain provisions in the Trust's governing documents, including the right to redeem Shares from a shareholder if he owns, directly or indirectly, more than 9.8% of the Trust's outstanding Shares or to restrict voting and distribution rights with respect to Shares owned in excess of such limit, and the Trust Managers' right to issue other classes of equity securities could delay or prevent changes in control of the Trust, even if such changes in control were in the shareholders' best interest.


  GENERAL REAL ESTATE INVESTMENT RISKS


     - Risks normally incidental to the ownership and operation of industrial and commercial properties, including, among others, changes in general national economic or local market conditions, competition for tenants, changes in market rental rates, inability to collect rents from tenants due to bankruptcy or insolvency of tenants or otherwise, and the need to periodically make capital improvements.

     - Risks associated with leveraged real estate investments, such as the Trust's inability to meet required principal and interest payments, the risk that existing indebtedness will not be refinanced or that the terms of such refinancing will not be favorable, and the risk that necessary capital expenditures will not be able to be financed on favorable terms or at all.

     - The illiquidity of real estate investments will limit the Trust's ability to vary its portfolio in response to changes in economic or other conditions.

     - Competition from competing properties which could decrease the occupancy levels and rental rates of the Trust's investments.

     - The Trust's assets are subject to general operating risks common to all real estate developments, including increases in operating costs not offset by rental increases. In addition, the Trust's assets are primarily industrial or commercial properties, making the Trust's profitability dependent upon general trends affecting that type of real estate investment.

     The Merger involves numerous federal income tax consequences to the Limited Partners and the shareholders of the Trust. For a complete discussion describing these consequences, see "The Merger --

Material Federal Income Tax Considerations" in the Prospectus. The material federal income tax issues include the following:

     - The taxable Limited Partners will realize taxable gain or loss in the Merger (which may be ordinary or capital in nature) and the Limited Partners will not receive cash from the Merger (other than cash received in lieu of fractional Shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the Merger is consummated.

     - The amount of gain or loss recognized by a Limited Partner will be based upon the deemed sale of assets owned by RELP I and, as applicable, the extent to which the fair market value of the Shares distributed to the Limited Partner exceeds the Limited Partner's adjusted basis in its Units.

     - As a REIT, the Trust will be entitled to a tax deduction for distributions made to its shareholders. To continue to qualify as a REIT, however, the Trust must satisfy income, asset and ownership tests imposed by the Code. Failure to so qualify will result in the loss of such deduction for distributions paid as well as additional tax on Trust income and reduced or no distributions to shareholders.


     - Trust distributions received by taxable shareholders should be treated as portfolio income. Such distributions should not be treated as UBTI to certain tax-exempt shareholders (subject to certain exceptions which may be applicable to pension-trusts).



     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that:
(1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the date of closing of the Merger and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; (3) the discussion contained under the caption "Material Federal Income Tax Consequences" accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.


                          ALLOCATION OF CONSIDERATION

THE MERGER


     The purpose of the Merger is to strategically unite the Trust with four entities with compatible properties in existing and new markets for the Trust, and to give the Limited Partners the ability to participate in a strategic business combination with a publicly traded REIT in order to take advantage of the growth in the REIT industry and real estate markets in general, with the opportunity to liquidate their investment through the sale of the publicly-traded Shares or retain their investment indefinitely.



     If the Merger Agreement is approved, RELP I will cease to exist and all of its properties will be transferred to the Trust. The Limited Partners will receive Shares based upon the relative Net Asset Values of the RELPS renegotiated by the common management of the RELPS and the Trust. The Shares received by the Limited Partners will be listed for trading on the New York Stock Exchange (the "NYSE"). If the requisite number of Limited Partners of only one of the RELPS approves the Merger Agreement, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP.



     Any Limited Partner may abstain from or vote against the Merger and, if the Merger is approved, the Limited Partner can still participate in the Merger, so long as the Limited Partner does not exercise dissenters' rights. For a discussion of the effect of abstaining from or voting against the Merger, the rights of Limited Partners who do so, and the effects of exercising dissenters' rights, see "Dissenters' Rights" and "The Special Meetings -- RELP Meeting."



     The General Partner is proposing amendments to the Partnership Agreement to permit the closing of the transactions contemplated by the Merger Agreement. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. A majority vote of Limited Partners is required to approve the proposed amendments and to approve the Merger Agreement. The proposed amendments authorize the following: (i) the Merger of the RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partners; and (ii) such other actions as may be necessary under or contemplated by the Merger Agreement or the Prospectus, irrespective of any provision in the Partnership Agreement which might otherwise prohibit such actions. See "The Merger -- Proposed Amendments to Partnership Agreements." As of August 31, 1997, the General Partner of RELP I owned 6,039 Units in RELP I, or approximately 11.06% of all outstanding Units of RELP I. The General Partner will vote all Units it holds in favor of the Merger.


     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest.

NET ASSET VALUE

     The Trust is offering 79.52 Shares in consideration for each Unit in RELP
I. The following table sets forth the methodology utilized in determining the number of Shares to be offered by the Trust for each Unit:


Asset Value of Partnership Properties
  Systech...................................................  $ 4,400,000
  Volusia...................................................    7,000,000
                                                              -----------
                                                              $11,400,000
                                                              -----------
Cash and Cash Equivalents(1)................................  $         0
Mortgages and Other Long-Term Debt..........................  $         0
Other Liabilities...........................................  $         0
Net Asset Value of Partnership(2)...........................  $11,400,000
Percentage of Aggregate Net Asset Value of All RELPS........        19.68%
Net Asset Value Per Original $500 Investment(3).............  $    208.75
Number of Shares Allocable to Partnership...................    4,342,857
Percentage of Total Shares to be issued in the Merger.......        19.68%
Percentage of Total Shares of the Trust after the Merger....         9.58%
Allocation of Shares to Limited Partners....................    3,862,636
Allocation of Shares to General Partner(4)..................      480,221
                                                              -----------
                                                                4,342,857
                                                              -----------
Allocation of Shares Per Original $500 Investment by Limited
  Partners..................................................        79.52
          Total Shares in the Trust after the Merger........   45,354,014
                                                              ===========


---------------

(1) All cash and cash equivalents held by RELP I, net of related payables, liabilities or other contingencies, will be distributed to the Limited Partners immediately prior to the Merger pursuant to a special distribution.

(2) Such amounts were determined by negotiation between common management of the RELPS and the Trust.

(3) "Net Asset Value Per Original $500 Investment" is computed by dividing that portion of the Net Asset Value allocable to the Limited Partners by the number of outstanding Units. This is not intended to be an estimate of the value of the Shares exchangeable for each Unit or the price at which such Shares may trade in the market. See "Risk Factors."


(4) The General Partner of RELP I has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest. The amount reflected above includes the Shares to be received for the 6,039 limited partnership units owned by the General Partner. The General Partner will not be receiving any other compensation or reimbursement for claims against or interests in the RELP.

                        CONSIDERATIONS UNIQUE TO RELP I

     Due to the substantial similarities among the RELPS, such as their similar investment portfolios, common investment objectives and policies, the fact that the RELPS' assets are managed by the General Partners or Affiliates and substantial similarities in the language and scope of their Partnership Agreements, many of the consequences of participating in the Merger are common to the Limited Partners of each of the RELPS. The purpose of this section is, however, to highlight features of RELP I which may distinguish the situation of this Partnership from that of the other RELPS and which should be taken into account by RELP I Limited Partners when evaluating the merits and risks of the proposed Merger.


     STATUS OF THE PORTFOLIO. At the time of RELP I's formation, the General Partner anticipated the liquidation of its portfolio and distribution of the net proceeds from the sale of the properties to the Limited Partners within six to eight years after the acquisition of the properties. Accordingly, based on the completion of the acquisition of RELP I's portfolio in 1986, it was anticipated that the portfolio would be liquidated by 1994. Of the three investments made by RELP I, the mortgage loan receivable was repaid in January 1996 as scheduled. Volusia Point Shopping Center has been offered for sale at a price of $7.05 million. An offer of $6.8 million was received and the counter-offer declined in June, 1997. The Systech Building has been offered for sale for $4.5 million. Two offers, one in April, 1997 for $4.19 million and one in June, 1997 for $3.67 million, have been received, and counter-offers declined. See "Business of RELPS -- RELP I" in the Prospectus for additional information regarding the RELP I portfolio. The General Partner believes that the Net Asset Value of $11.4 million for the portfolio which was negotiated by common management of the RELPS and the Trust is fair to the Limited Partners. See "The Merger -- Background and Reasons for the Merger" in the Prospectus.



     INCREASED DEBT SERVICE. As of December 31, 1996, RELP I had no indebtedness. As a group, the RELPS had, as of that same date, aggregate outstanding indebtedness of $30,668,087, representing approximately 34% of the total portfolio value of all of the RELPS' real estate investments. Excluding interests in RELP properties that will not be transferred to the Trust pursuant to the Merger Agreement, as of December 31, 1996, the Trust had indebtedness of $53,818,000, representing approximately 57% of its real estate assets. Therefore, if the Limited Partners of RELP I approve the Merger, they will exchange Units in an entity with no debt for Shares in a REIT with significant indebtedness. In that the Trust will be more leveraged than RELP I, this will result in an increase in the debt service payments that must be made by the Trust, increase the Trust's risk of losing its assets through foreclosure and increase the risk that the Trust may not be able to make distributions to shareholders.


     MERGER AS A TAXABLE EVENT. Limited Partners of RELP I will realize a taxable loss on the Merger in an amount equal to their allocable share of the excess of the sum of the fair market value of the Shares received by the Partnership over the Partnership's adjusted tax basis of the Partnership assets. Assuming that the value of the Shares reflects the Net Asset Values of the assets acquired in the Merger, if RELP I participates in the Merger, each of its Limited Partners would have recognized taxable loss of approximately 8.3% (as of December 31, 1997) for every Unit held, representing an original investment of $500. The actual amount of loss recognized by each Limited Partner will depend upon the value ascribed to the Shares for federal tax purposes. Because the value of the Shares will fluctuate immediately after the Merger, and the 1997 operating results have not been included, it is possible that such values used for purposes of calculating the taxable income or loss and that the taxable income or loss per Unit will differ from the calculation stated above.


     INVESTMENT STRATEGY. The principal investment objectives of RELP I are to
(i) preserve and protect the Limited Partners' capital; (ii) provide the Limited Partners with quarterly cash distributions from operations; (iii) obtain long-term appreciation in the value of its properties; and (iv) provide increased cash distributions to the Limited Partners as the cash flow from its investments increases over the life of the Partnership. The Partnership acquired the Volusia Point Shopping Center in 1985, the Systech Building (formerly called the Computer Associates Building) in 1986 and funded a first mortgage loan secured by the Plaza on the Lake property in 1986. The loan held by RELP I was paid in full in January 1996. RELP I's properties had a average occupancy level of 99% at an average annual rent of $20.52 per square foot for fiscal 1996 and 96% at an average annual rent of $20.88 per square foot in the six months ended June 30, 1997. RELP I has a history of making regular quarterly distributions to its Limited Partners. See "Miscellaneous -- Distributions to Limited Partners" below in this Supplement.


     MANAGEMENT COMPENSATION. RELP I has no employees but its operations are managed by Realco. Under the Advisory Agreement pursuant to which Realco manages the operations of RELP I, Realco is entitled to annual management fees equal to the lesser of 4% of gross revenues from operations or 9% of adjusted cash flow from operations of the Partnership. Realco may also receive annually up to 1/4 of 1% of amounts funded by RELP I in mortgage loans which are serviced by Realco. This relationship will terminate after the Merger if RELP I merges into the Trust. USAA Realty Company, an Affiliate of Realco, currently provides property management and leasing services for the properties and may receive fees up to 6% of property cash receipts for those services. If RELP I participates in the Merger, neither the General Partner nor any of its Affiliates will receive any compensation for services rendered in connection the Merger. The Trust intends to retain the services of an Affiliate of Realco to provide property management and leasing services. It is anticipated that fees for these services will be at a market rate typically paid by the Trust in managing its current properties. Such fees may be higher than those currently paid by RELP I. See "Comparative Compensation, Fees and Distributions -- New Compensation" below.



     OFFERS FROM THIRD PARTIES. All offers received during the past twelve months by the General Partner of the RELP I from unaffiliated third parties are described below in addition to a brief discussion of why such offers were not accepted. Conditions placed on each of the offers which are considered significant are also described. In all of these instances, the General Partner assessed each offer in light of the current market and property conditions prevalent at the time. Counteroffers were made when the initial offer was considered too low or the other terms were inadequate and there was reason to believe further price negotiations were possible.



     Systech -- 10505 Sorrento Valley Road. On April 22, 1997, the General Partner received an offer to purchase the Systech Office Building for $4,323,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be approximately $4,500,000 (net) to be considered. The purchaser did not increase his offer and negotiations ended.



     On June 19, 1997, the General Partner received an offer to purchase the Systech Office Building for $3,850,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be approximately $4,500,000 (net) to be considered. The purchaser did not increase his offer and negotiations ended.



     Volusia Point. On June 10, 1997, the General Partner received an offer to purchase the Volusia Point Shopping Center for $6,800,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined and responded verbally that offers would need to be in excess of $7,000,000
(net) to be considered. The purchaser did not increase his offer and negotiations ended.


                     RISK FACTORS AND OTHER CONSIDERATIONS

     In evaluating the Merger, Limited Partners should carefully consider the contents of the Prospectus and give particular attention to the discussion of the risks in participating in the Merger. See "Risk Factors" and "The
Merger -- Material Federal Income Tax Considerations."

                             FAIRNESS OF THE MERGER


     Based upon its analysis of the Merger, the General Partner of RELP I and Realco reasonably believe that:


          (1) The terms of the Merger, when considered as a whole, are fair to the Limited Partners of RELP I;

          (2) The Shares offered in exchange for the Units constitute fair consideration for the Units of the Limited Partners of RELP I; and

          (3) After comparing the potential benefits and detriments of the Merger with those of several alternatives, the Merger is more attractive to the Limited Partners of RELP I than such alternatives.


     THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF RELP I AND REALCO BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.



     For a full discussion of the RELPS' reasons for the Merger, see "The Merger -- The RELPS' Reasons for the Merger and Recommendation" in the Prospectus.



     FAIRNESS OPINION. On June 16, 1997, the General Partners, on behalf of each RELP, retained Houlihan to render an opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger was fair, from a financial point of view, to its Limited Partners. Houlihan was not requested to, and did not make, any recommendation to the RELPS as to the consideration to be received by the Limited Partners in connection with the Merger, which consideration was determined through negotiations between the common management of the RELPS and the Trust. The General Partners, on behalf of each RELP, retained Houlihan to render fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. On June 30, 1997, Houlihan delivered its written opinion to the Board of Director of the General Partner of RELP I (the "Houlihan Opinion"), to the effect that, as of the date of such opinion, based on Houlihan's review and subject to the limitations described in the Prospectus, see "The Merger -- Fairness Opinions," the consideration to be received by the Limited Partners of RELP I, in connection with the Merger was fair, from a financial point of view, to the Limited Partners. The Houlihan Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Merger.



     COMPARISON OF BENEFITS AND DETRIMENTS. The General Partner's assessment of the fairness of the proposed Merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included, but were not limited to, a strategic combination with a publicly traded REIT to take advantage of the growth of the REIT industry and real estate markets in general, completely liquidating the RELPS, continuing the RELPS or reorganizing the RELPS into one REIT or four separate REITs. In order to determine whether the Merger or one of its alternatives would be more attractive to the Limited Partners, the General Partner compared the potential benefits and detriments of the Merger with the potential benefits and detriments of the alternatives. A detailed discussion of the potential benefits and detriments of each of these alternatives is provided in "The Merger -- The RELPS' Reasons for the Merger and Recommendation" and "-- Alternatives to the Merger" in the Prospectus.



     In the event the Merger is not consummated for any reason, RELP I will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.

                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS

COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     This section is intended to provide Limited Partners with a brief comparison of the compensation, fees and distributions paid to the General Partner and its Affiliates under current RELP I arrangements with those that would have been paid had the Merger been in place. The following table sets forth the compensation, fees and distributions by RELP I to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments against the amount that would have been paid assuming the Merger had occurred January 1, 1995.



                                         YEAR ENDED DECEMBER 31,
                               -------------------------------------------     SIX MONTHS ENDED
                                       1995                   1996              JUNE 30, 1997
                               --------------------   --------------------   --------------------
                                ACTUAL    PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                               --------   ---------   --------   ---------   --------   ---------
Management Fees(1)...........  $ 40,089    $40,089    $ 48,992    $48,992    $ 27,014    $27,014
Adviser Fees(2)..............    77,791         --      67,893         --      36,029         --
Leasing Commissions(3).......     9,671      9,671       9,199      9,199         220        220
Cash Distributions(4)........   104,826     19,210     634,946     19,210      52,693         --
                               --------    -------    --------    -------    --------    -------
                               $232,377    $68,970    $761,030    $77,401    $115,956    $27,234
                               ========    =======    ========    =======    ========    =======


---------------

(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties.

(2) Realco receives advisory fees of up to 4% of gross revenues from operations or 9% of the RELP I's adjusted cash flow.

(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments to outside brokers have not been included. It was assumed for the pro forma numbers that the services of the outside brokers would still have been utilized.

(4) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.

NEW COMPENSATION

     The Trust intends to engage an Affiliate of Realco to manage and lease the properties obtained by the Trust from the RELPS pursuant to the Merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements the Trust typically uses in managing its current properties.

                                 MISCELLANEOUS

DISTRIBUTIONS TO LIMITED PARTNERS

     Set forth below are distributions per Unit made by RELP I to the Limited Partners during the most recent five fiscal years and the most recently completed interim period:


                                                                         SIX MONTHS ENDED
                            1992     1993     1994     1995     1996      JUNE 30, 1997
                           ------   ------   ------   ------   -------   ----------------
Distributions............  $33.00   $20.00   $16.00   $16.00   $104.56(1)      $8.00
Return of Capital........  $ 4.69   $20.00   $ 8.10   $ 4.27   $ 98.10        $5.51


---------------

(1) Includes a special distribution of $91.56 per Unit that was paid in March 1996 in connection with the repayment of a mortgage note held by RELP I.

SELECTED FINANCIAL INFORMATION


     Selected Financial Information and certain pro forma financial statements with respect to the Partnership are set forth in "The Trust's Unaudited Pro Forma Financial Information (Merger)" and "Index to Financial Information" in the Prospectus.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            SUPPLEMENT TO PROSPECTUS

                                      FOR

           USAA REAL ESTATE INCOME INVESTMENTS II LIMITED PARTNERSHIP


     The General Partner of USAA Real Estate Income Investments II Limited Partnership (herein referred to as "RELP II" or the "Partnership") is soliciting the Limited Partners' approval of the merger with and into American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), as part of which Limited Partners of RELP II will exchange Units of Limited Partnership Interests ("Units") in RELP II for Shares of Beneficial Interests ("Shares") in the Trust. This solicitation is being made in conjunction with the proposed merger with and into the Trust of up to four publicly-held limited partnerships, including RELP II (the "Merger"). The proposal is described in detail in the
Joint Proxy Statement/Prospectus dated          , 199 (the "Prospectus"). For
the definition of capitalized terms used in the Supplement, which are not separately defined herein, see "Glossary" in the Prospectus. Cross-references in this Supplement also refer to the cited discussions in the Prospectus, unless specifically noted to the contrary.



     The effects of the Merger may be different for Limited Partners in each of the RELPS. This Supplement to the Prospectus has been prepared to highlight the risks, effects and fairness of the Merger for the Limited Partners of RELP II. It does not purport to provide an overall summary of the Merger, or to highlight all of its material terms, conditions, risks or effects. See "Summary" and "The Merger" in the Prospectus. Furthermore, to the extent this Supplement summarizes portions of the Prospectus, such discussions are qualified in their entirety by the more detailed discussions of those matters appearing in the Prospectus. Supplements have also been prepared for each of the other RELPS and copies of such supplements will be provided promptly without charge to each Limited Partner or his representative who has been so designated in writing upon written request to Randal R. Seewald at 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     Limited Partners of RELP II participating in the Merger will be subject to various risks, and these should be taken into account by the Limited Partners in deciding how to cast their votes. These risks are briefly summarized below:

  RISKS RELATED TO THE MERGER

     - The Trust has generated losses from operations every year since 1988.

     - Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from RELP II. Limited Partners may initially receive no distributions because the Trust currently is not paying distributions.


     - The size and diversity of the Trust's portfolio after the Merger is dependent upon which RELPS approve the Merger. Therefore, at the time a Limited Partner votes, he will not know the ultimate nature of the portfolio or the business and operations of the Trust following the Merger.


     - The change in the nature of each Limited Partner's investment from holding an interest in a specific portfolio of properties in a finite life entity to holding an interest in an ongoing real estate investment trust, whose real estate portfolio may be changed from time to time by the Trust's Board without the approval of the shareholders and which does not plan to liquidate such assets within a fixed period.


     - The possibility that the Net Asset Values assigned to RELP II may not reflect the true value of such RELP II's assets because, among other reasons, the Net Asset Values were the product of negotiation between the common management of the RELPS and the Trust.



     - The common management of the RELPS, who are also Affiliates of Realco, negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the Merger might have been more favorable to such RELP. Further, issues unique to the value of a RELP might have resulted in adjustments increasing or decreasing the number of shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. An Affiliate of Realco will manage and lease the former RELP properties after the Merger. All of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners.



     - Taxable income or loss will be recognized by each taxable Limited Partner of RELP II attributable to the Merger in an amount equal to the Limited Partner's allocable share of the income or loss recognized by RELP II from the Trust's acquisition of RELP II's assets and Limited Partners will receive no cash from the Merger (other than cash received in lieu of fractional Shares) to pay taxes arising from any taxable income (see "The Merger -- Material Federal Income Tax Consequences").



     - Limited Partners who become shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes.


     - Potential liability of the Trust for unknown, undisclosed or contingent liabilities of the Participating RELPS including claims against the Trust for indemnification, environmental liabilities, and title defects, which could adversely affect the cash liquidity of the Trust and its future ability to make distributions to shareholders.


     - The Shares may trade at prices substantially below trading prices on the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.


     - Potential dilution to shareholders of the Trust from the issuance of additional equity securities at what may be less than their fair market value.

     - Any declaration of distributions to shareholders is subordinate to the payment of the Trust's debts and obligations, which could adversely affect the ability of the Trust to make expected distributions to shareholders in the future.

     - Expenses of the Merger will be borne by the Trust exclusively, unless (i) three or more of the RELPS do not approve the Merger, in which event Realco will reimburse the Trust for up to $250,000 of the Trust's expenses, or (ii) the Merger Agreement is terminated under certain circumstances.

     - The majority vote of the Limited Partners of RELP II binds all Limited Partners; if the Merger is approved, Limited Partners who voted against the Merger will have their Units converted into Shares unless they properly exercise their dissenters' rights.

     - Approval of the Merger will require the Limited Partners to forego certain alternatives to the Merger, such as liquidating RELP II or continuing its operations as a limited partnership.

     - The Trust has different business objectives than the RELPS, including the intent to acquire new properties and, from time to time, to dispose of existing properties and reinvest the proceeds therefrom, to the extent a distribution is not required to maintain REIT status.


     - Increases in market interest rates may adversely affect the price of the Shares.


     - Approval of the Merger by the Limited Partners will result in the loss of their respective rights under the Partnership Agreement and the partnership law of the State of Texas.

     - If the Merger Agreement is terminated prior to consummation, under certain circumstances, each RELP and the Trust may have to pay their Proportionate Share of a termination fee or of the expenses of the Merger.

     - The Trust's organizational documents do not restrict the Trust's ability to incur additional indebtedness. As a result, the Trust could increase its debt service requirements to a level that may adversely affect the Trust's ability to make future distributions and may increase the risk of default.

     - The investment and financing policies of the Trust are determined by the Trust Managers and may be amended or revised at any time without a vote of the shareholders of the Trust.

     - Possible claims against the Trust for the remediation of environmental conditions, which could result in substantial expenditures for remediation and in a loss of revenues during remediation efforts.

     - Risks associated with the acquisition and development of commercial and industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected.

     - Risks associated with increased portfolio size and geographic diversification as a result of the Merger, including the adequacy of the number of personnel and the available resources to manage the new portfolio.

     - The occurrences of uninsured liability or casualty, reducing the Trust's capital and adversely affecting anticipated profits.

     - The potential expense of compliance with the Americans With Disabilities Act, fire and safety, and other regulatory requirements applicable to the operation of the Trust's properties.

     - Taxation of the Trust as a corporation if it fails to qualify as a REIT and the Trust's liability for increased federal, state and local income taxes in such event.

     - Certain provisions in the Trust's governing documents, including the right to redeem Shares from a shareholder if he owns, directly or indirectly, more than 9.8% of the Trust's outstanding Shares or to restrict voting and distribution rights with respect to Shares owned in excess of such limit, and the Trust Managers' right to issue other classes of equity securities could delay or prevent changes in control of the Trust, even if such changes in control were in the shareholders' best interest.

  GENERAL REAL ESTATE INVESTMENT RISKS

     - Risks normally incidental to the ownership and operation of industrial and commercial properties, including, among others, changes in general national economic or local market conditions, competition for tenants, changes in market rental rates, inability to collect rents from tenants due to bankruptcy or insolvency of tenants or otherwise, and the need to periodically make capital improvements.

     - Risks associated with leveraged real estate investments, such as the Trust's inability to meet required principal and interest payments, the risk that existing indebtedness will not be refinanced or that the terms of such refinancing will not be favorable, and the risk that necessary capital expenditures will not be able to be financed on favorable terms or at all.

     - The illiquidity of real estate investments will limit the Trust's ability to vary its portfolio in response to changes in economic or other conditions.

     - Competition from competing properties which could decrease the occupancy levels and rental rates of the Trust's investments.

     - The Trust's assets are subject to general operating risks common to all real estate developments, including increases in operating costs not offset by rental increases. In addition, the Trust's assets are primarily industrial or commercial properties, making the Trust's profitability dependent upon general trends affecting that type of real estate investment.

     The Merger involves numerous federal income tax consequences to the Limited Partners and the shareholders of the Trust. For a complete discussion describing these consequences, see "The Merger --

Material Federal Income Tax Considerations" in the Prospectus. The material federal income tax issues include the following:

     - The taxable Limited Partners will realize taxable gain or loss in the Merger (which may be ordinary or capital in nature) and the Limited Partners will not receive cash from the Merger (other than cash received in lieu of fractional Shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the Merger is consummated.

     - The amount of gain or loss recognized by a Limited Partner will be based upon the deemed sale of assets owned by RELP II and, as applicable, the extent to which the fair market value of the Shares distributed to the Limited Partner exceeds the Limited Partner's adjusted basis in its Units.

     - As a REIT, the Trust will be entitled to a tax deduction for distributions made to its shareholders. To continue to qualify as a REIT, however, the Trust must satisfy income, asset and ownership tests imposed by the Code. Failure to so qualify will result in the loss of such deduction for distributions paid as well as additional tax on Trust income and reduced or no distributions to shareholders.


     - Trust distributions received by taxable shareholders should be treated as portfolio income. Such distributions should not be treated as UBTI to certain tax-exempt shareholders (subject to certain exceptions which may be applicable to pension-trusts).



     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that:
(1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the date of closing of the Merger and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; (3) the discussion contained under the caption "Material Federal Income Tax Consequences" accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.


                          ALLOCATION OF CONSIDERATION

THE MERGER


     The purpose of the Merger is to strategically unite the Trust with four entities with compatible properties in existing and new markets for the Trust, and to give the Limited Partners the ability to participate in a strategic business combination with a publicly traded REIT in order to take advantage of the growth in the REIT industry and real estate markets in general, with the opportunity to liquidate their investment through the sale of the publicly-traded Shares or retain their investment indefinitely.



     If the Merger Agreement is approved, RELP II will cease to exist and all of its properties, other than the interest in the joint venture that owns Sequoia Plaza I, will be transferred to the Trust. The joint partnership interest will be sold to Realco or one of its Affiliates, as described below under "Considerations Unique to RELP II -- Status of the Portfolio." The Limited Partners will receive Shares based upon the relative Net Asset Values of the RELPS negotiated by the common management of the RELPS and the Trust. The Shares received by the Limited Partners will be listed for trading on the New York Stock Exchange (the "NYSE"). If the requisite number of Limited Partners of only one of the RELPS approves the Merger Agreement, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP.



     Any Limited Partner may abstain from or vote against the Merger and, if the Merger is approved, the Limited Partner can still participate in the Merger, so long as the Limited Partner does not exercise dissenters' rights. For a discussion of the effect of abstaining from or voting against the Merger, the rights of Limited Partners who do so, and the effects of exercising dissenters' rights, see "Dissenters' Rights" and "The Special Meetings -- RELP Meeting."

     The General Partners are proposing amendments to the Partnership Agreements to permit the closing of the transactions contemplated by the Merger Agreement. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. A majority vote of Limited Partners is required to approve the proposed amendments and to approve the Merger. The proposed amendments authorize the following: (i) the merger of each RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partners; (ii) the sale to Realco or an Affiliate of Realco of RELP II's interest in the joint venture which owns the Sequoia Plaza I Building and (iii) such other actions as may be necessary under or contemplated by the Merger Agreement or the Prospectus, irrespective of any provision in the Partnership Agreement which might otherwise prohibit such actions. See "The Merger -- Proposed Amendments to Partnership Agreements." As of August 31, 1997, the General Partner of RELP II owned 6,691 Units in RELP II, or approximately 24.65% of all outstanding Units of RELP II. Pursuant to the RELP II Limited Partnership Agreement, the Units held by the RELP II General Partner are not eligible to vote at the RELP Special Meeting.


     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest.

NET ASSET VALUE

     The Trust is offering 143.17 Shares in consideration for each Unit in RELP
II. The following table sets forth the methodology utilized in determining the number of Shares to be offered by the Trust for each Unit:


Asset Value of Partnership Properties.......................
  Continental Plastic.......................................  $ 7,200,000
  Bowater...................................................    3,000,000
                                                              -----------
                                                              $10,200,000
                                                              -----------
Cash and Cash Equivalents(1)................................  $         0
Mortgages and Other Long-Term Debt..........................  $         0
Other Liabilities...........................................  $         0
Net Asset Value of Partnership(2)...........................  $10,200,000
Percentage of Aggregate Net Asset Value of All Relps........        17.61%
Net Asset Value Per Original $500 Investment(3).............  $    375.82
Number of Shares Allocable to Partnership...................    3,885,714
Percentage of Total Shares to be issued in the Merger.......        17.61%
Percentage of Total Shares of the Trust after the Merger....         8.57%
Allocation of Shares to
  Limited Partners..........................................    2,927,764
  General Partner(4)........................................      957,950
                                                              -----------
                                                                3,885,714
                                                              -----------
Allocation of Shares Per Original $500 Investment by Limited
  Partners..................................................       143.17
          Total shares in the Trust after the Merger........   45,354,014
                                                              ===========


---------------

(1) All cash and cash equivalents held by RELP II, net of related payables, liabilities or other contingencies, will be distributed to the Limited Partners immediately prior to the Merger pursuant to a special distribution.

(2) Such amounts were determined by negotiations between common management of the RELPS and the Trust.

(3) "Net Asset Value Per Original $500 Investment" is computed by dividing that portion of the Net Asset Value allocable to the Limited Partners by the number of outstanding Units. This is not intended to be an estimate of the value of the Shares exchangeable for each Unit or the price at which such Shares may trade in the market. See "Risk Factors."

(4) The General Partner of RELP II has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest. The amount reflected above includes the Shares to be received for the 6,691 limited partnership units owned by the General Partner. The General Partner will not be receiving any other compensation or reimbursement for claims against or interests in the RELP.


                        CONSIDERATIONS UNIQUE TO RELP II

     Due to the substantial similarities among the RELPS, such as their similar investment portfolios, common investment objectives and policies, the fact that the RELPS' assets are managed by the General Partners or Affiliates and substantial similarities in the language and scope of their Partnership Agreements, many of the consequences of participating in the Merger are common to the Limited Partners of each of the RELPS. The purpose of this section is, however, to highlight features of RELP II which may distinguish the situation of this Partnership from that of the other RELPS and which should be taken into account by RELP II Limited Partners when evaluating the merits and risks of the proposed Merger.

     STATUS OF THE PORTFOLIO. At the time of RELP II's formation, the General Partner anticipated the liquidation of its portfolio and distribution of the net proceeds from the sale of the properties to the Limited Partners within eight years after the acquisition of the properties. Accordingly based on the completion of the acquisition of RELP II's portfolio in 1989, it was anticipated that the portfolio would be liquidated by 1997. Of the two investments made by RELP II which will be included in the Merger, both have been offered for sale. Bowater Communication Papers Building was offered for a price of $4.2 million. During the twelve months ended June 30, 1997, three offers were received ranging from $3.35 million to $3.9 million, but were not completed. The General Partner has removed the property from the market due to the short time remaining on the lease of the single tenant at the property. The Continental Plastic Containers Buildings have been offered for sale at a price of $8.2 million. During the twelve months ended June 30, 1997, offers ranging from $5 million to $7.4 million have been received, but not consummated.


     The remaining investment in RELP II, a 7.275% interest in the joint venture which owns Sequoia Plaza I, has not been offered for sale. However, the property was externally appraised as of January 1, 1997, at a total value of $29.7 million. This joint venture interest will not be included in the Merger but will be purchased by Realco or an Affiliate of Realco for $2,250,000, if the Merger is approved by the Limited Partners of RELP II. During negotiation between the General Partner and the Trust, it was determined at the outset that an asset consisting of a 7.275% interests in a joint venture would not be an asset that would be considered by the Trust for participation in a proposed transaction because a minority interest in a joint venture did not meet the Trust's investment policies and criteria. In addition, the majority member of the joint venture is USAA Real Estate Equities Inc. which has a right of first refusal on the sale of the joint venture interest. USAA Real Estate Equities Inc. is considering purchasing the minority interest and it is likely that the Trust would not be able to obtain the minority interest even if it met the Trust's investment criteria. Considering these factors, the General Partner and the Trust determined that the joint venture interest would not be included in the assets to be transferred in the Merger. See "Business of RELPS -- RELP II" in the Prospectus for additional information regarding the RELP II portfolio.



     The General Partner believes that the Net Asset Value of $10.2 million for the portfolio, excluding the joint venture interest which was negotiated by common management of the RELPS and the Trust is fair to the Limited Partners. See "The Merger -- The RELPS' Reasons for the Merger and Recommendation" in the Prospectus.



     INCREASED DEBT SERVICE. As of December 31, 1996, RELP II had no indebtedness. As a group, the RELPS had, as of that same date, aggregate outstanding indebtedness of $30,668,087, representing approximately 34% of the total portfolio value of all of the RELPS' real estate investments. Excluding interests in RELP properties that will not be transferred to the Trust pursuant to the Merger Agreement, as of December 31, 1996, the Trust had indebtedness of $53,818,000, representing approximately 57% of its real estate assets. Therefore, if the Limited Partners of RELP II approve the Merger, they will exchange Units in an entity with no debt for Shares in a REIT with significant indebtedness. In that the Trust is more leveraged than the RELP II, this will result in an increase in the debt service payments that must be made by the Trust, increase the Trust's risk of losing its assets through foreclosure and increase the risk that the Trust may not be able to make distributions to shareholders.


     MERGER AS A TAXABLE EVENT. Limited Partners of RELP II will realize taxable income on the Merger in an amount equal to their allocable share of the excess of the sum of the fair market value of the Shares received by the Partnership over the Partnership's adjusted tax basis of the Partnership assets. Assuming that the value of the Shares reflects the Net Asset Values of the assets acquired in the Merger, if RELP II participates in the Merger, each of its Limited Partners would have recognized taxable income of approximately 7% (as of December 31, 1997) for every Unit held, representing an original investment of $500. The actual amount of income or loss recognized by each Limited Partner will depend upon the value ascribed to the Shares for federal tax purposes. Because the value of the Shares will fluctuate immediately after the Merger and the 1997 operations of RELP II have not been included, it is possible that such values used for purposes of calculating the taxable income or loss and that the taxable income or loss per Unit will differ from the calculation stated above.



     INVESTMENT STRATEGY. The principal investment objectives of RELP II are to
(i) preserve and protect RELP II's capital; (ii) provide the Limited Partners with quarterly distributions of cash from operations; and (iii) obtain long-term appreciation in the value of its properties. RELP II has attempted to achieve these objectives through investment in a diversified portfolio of income-producing real properties and by making first mortgage loans. In 1989, the Partnership acquired the Continental Plastic Containers Buildings located in Illinois and the Bowater Communication Papers Building located in Florida. RELP II also formed the Combined Capital Resources Joint Venture with Realco in 1989, which owned a participating first mortgage loan secured by the Sequoia Plaza I Building in Virginia. The joint venture's investment in the mortgage loan was converted to ownership of the underlying property in August 1991 through foreclosure on the loan. RELP II's properties had an average occupancy level of 100% at an average annual rent of $7.67 per square foot for fiscal 1996 and 100% at an average annual rent of $7.61 per square foot for fiscal 1997. RELP II has a history of making regular quarterly distributions to its Limited Partners. See "Miscellaneous -- Distributions to Limited Partners" below in this Supplement.



     MANAGEMENT COMPENSATION. USAA Realty Company, an affiliate of Realco, provides property management and leasing services for the properties and may receive fees up to 6% of property cash receipts for those services. If RELP II participates in the Merger, neither the General Partner nor any of its Affiliates will receive any compensation for services rendered in connection the Merger. The Trust intends to retain the services of an Affiliate of Realco to provide property management services. It is anticipated that fees for these services will be at a market rate typically paid by the Trust in managing its current properties. Such fees may be higher than those currently paid by RELP
II. See "Comparative Compensation, Fees and Distributions -- New Compensation" below.



     OFFERS FROM THIRD PARTIES. All offers received during the past twelve months by the General Partners of the RELPS from unaffiliated third parties are described below in addition to a brief discussion of why such offers were not accepted. Conditions placed on each of the offers which are considered significant are also described. In all of these instances, the General Partner assessed each offer in light of the current market and property conditions prevalent at the time. Counteroffers were made when the initial offer was considered too low or the other terms were inadequate and there was reason to believe further price negotiations were possible.



     Bowater / CST / Star Forms. On July 10, 1996, the General Partner received an offer to purchase the Bowater / CST / Star Forms Building for $3,833,000 (gross) in cash. Believing that the offer was too low at that time, the General Partner countered with an offer of $4,000,000 (gross) in cash. The purchaser responded with an offer of $3,900,000 (gross) in cash which was accepted by the General Partner, and a Purchase and Sale contract was executed. At the completion of the contract's due diligence period, the purchaser executed its right to cancel the contract. This sale would have provided net proceeds to RELP II of approximately $3,800,000.

     On October 29, 1996, the General Partner received an offer to purchase the Bowater / CST / Star Forms Building for $3,250,000 (gross) with seller financing at a minimum of 10 years. Believing that the offer was too low at the time, the General Partner declined.



     Continental Plastics. On April 26, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,450,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,400,000 (gross) in cash. The purchaser did not increase its offer and negotiations ended.



     On September 30, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,300,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On September 30, 1996, the General Partner received an offer to purchase the Continental Plastics Building for $6,500,000 (gross) with seller financing. Believing that the offer was too low at that time, the General Partner countered with an offer of $7,600,000 with Realco financing. The purchaser responded with an offer of $7,400,000 with Realco financing at below-market rates. Believing that the offer was still too low, the General Partner countered with an offer of $7,450,000 (gross) with Realco financing at market rates. The purchaser did not increase his offer and required below-market financing and certain guarantees from Affiliates. The General Partner declined, and negotiations ended.



     On February 1, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $5,000,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On February 1, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,250,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On February 26, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,435,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,585,000 (gross) in cash. The purchaser responded with an offer of $6,643,000 (gross) in cash. Believing that the offer was still too low, the General Partner countered with an offer of $7,394,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On February 28, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,100,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner declined.



     On April 8, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $7,080,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,550,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On April 24, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $6,900,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,575,000 (gross) in cash. The purchaser did not increase its offer, and negotiations ended.



     On April 22, 1997, the General Partner received an offer to purchase the Continental Plastics Building for $7,300,000 (gross) in cash. Believing that the offer was too low at the time, the General Partner countered with an offer of $7,600,000 (gross) in cash. The purchaser responded on April 28, 1997, with an offer of $7,320,000 (gross) in cash. Believing that the proceeds from the offer were still too low, the General Partner countered with an offer of $7,490,000 (gross) in cash. The purchaser responded with its best and final offer on May 13, 1997, of $7,400,000 (gross) in cash. This offer would provide net proceeds of approximately $7,225,000. The General Partner declined, and negotiations ended.


                     RISK FACTORS AND OTHER CONSIDERATIONS

     In evaluating the Merger, Limited Partners should carefully consider the contents of the Prospectus and give particular attention to the discussion of the risks in participating in the Merger. See "Risk Factors" and "The
Merger -- Material Federal Income Tax Considerations."

                             FAIRNESS OF THE MERGER


     Based upon its analysis of the Merger, the General Partner of RELP II and Realco reasonably believe that:


          (1) The terms of the Merger, when considered as a whole, are fair to the Limited Partners of RELP II;

          (2) The Shares offered in exchange for the Units constitute fair consideration for the Units of the Limited Partners of RELP II; and


          (3) After comparing the potential benefits and detriments of the Merger with those of several alternatives, the Merger is more attractive to the Limited Partners of RELP II than such alternatives.



     THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF RELP II AND REALCO BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT AND FOR APPROVAL OF THE SALE OF THE JOINT VENTURE.



     For a full discussion of the RELPS' reasons for the Merger, see "The Merger -- The RELPS' Reasons for the Merger and Recommendation" in the Prospectus.



     FAIRNESS OPINION. On June 16, 1997, the General Partner, on behalf of each RELP, retained Houlihan to render an opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger was fair, from a financial point of view, to its Limited Partners. Houlihan was not requested to, and did not make, any recommendation to the General Partner, on behalf of each RELP, as to the consideration to be received by the Limited Partners in connection with the Merger, which consideration was determined through negotiations between the common management of the RELPS and the Trust. The RELPS retained Houlihan to render fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. On June 30, 1997, Houlihan delivered its written opinion to the Board of Directors of the General Partner of RELP II (the "Houlihan Opinion"), to the effect that, as of the date of such opinion, based on Houlihan's review and subject to the limitations described in the Prospectus, see "The Merger -- Fairness Opinions," the consideration to be received by the Limited Partners of RELP II in connection with the Merger and the sale of the joint venture was fair, from a financial point of view, to the Limited Partners. The Houlihan Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Merger.



     COMPARISON OF BENEFITS AND DETRIMENTS. The General Partner's assessment of the fairness of the proposed Merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included, but were not limited to, a strategic combination with a publicly traded REIT to take advantage of the growth of the REIT industry and real estate markets in general, completely liquidating the RELPS, continuing the RELPS or reorganizing the RELPS into one REIT or four separate REITs. In order to determine whether the Merger or one of its alternatives would be more attractive to the Limited Partners, the General Partner compared the potential benefits and detriments of the Merger with the potential benefits and detriments of the alternatives. A detailed discussion of the potential benefits and detriments of each of these alternatives is provided in "The Merger -- The RELPS' Reasons for the Merger and Recommendation" and "-- Alternatives to the Merger" in the Prospectus.



     In the event the Merger is not consummated for any reason, RELP II will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.

                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS

COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     This section is intended to provide Limited Partners with a brief comparison of the compensation, fees and distributions paid to the General Partner and its Affiliates under current RELP II arrangements with those that would have been paid had the Merger been in place. The following table sets forth the compensation, fees and distributions by the RELP II to the General Partner and its Affiliates during the four most recent fiscal years and compares those payments against the amount that would have been paid assuming the Merger had occurred June 30, 1994.



                                                      YEAR ENDED JUNE 30,
                               ------------------------------------------------------------------
                                       1995                   1996                   1997
                               --------------------   --------------------   --------------------
                                ACTUAL    PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                               --------   ---------   --------   ---------   --------   ---------
Management Fees(1)...........  $ 12,299   $ 12,299    $ 12,110    $12,110    $ 12,496    $12,496
Leasing Commissions(2).......   185,066    185,066          --         --          --         --
Cash Distributions(3)........   321,184     38,318     270,471     38,318     339,208         --
                               --------   --------    --------    -------    --------    -------
                               $518,549   $235,683    $282,581    $50,428    $351,704    $12,496
                               ========   ========    ========    =======    ========    =======


---------------

(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties. Actual and pro forma numbers are based on a 1% property management fee.

(2) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement.

(3) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.

NEW COMPENSATION

     The Trust intends to engage an Affiliate of Realco to manage and lease the properties obtained by the Trust from the RELPS pursuant to the Merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements the Trust typically uses in managing its current properties.

                                 MISCELLANEOUS

DISTRIBUTIONS TO LIMITED PARTNERS

     Set forth below are distributions per Unit made by RELP II to the Limited Partners during the most recent five fiscal years.


                                             1993     1994     1995     1996     1997
                                            ------   ------   ------   ------   ------
Distributions............................   $35.00   $35.00   $33.25   $28.00   $35.00
Return of Capital........................   $ 7.26   $ 6.87   $ 4.35       --   $ 1.19


SELECTED FINANCIAL INFORMATION


     Selected Financial Information and certain pro forma financial statements with respect to the Partnership are set forth in "The Trust's Unaudited Pro Forma Financial Information (Merger)" and "Index to Financial Information" in the Prospectus.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            SUPPLEMENT TO PROSPECTUS

                                      FOR

                 USAA INCOME PROPERTIES III LIMITED PARTNERSHIP


     The General Partner of USAA Income Properties III Limited Partnership (herein referred to as "RELP III" or the "Partnership") is soliciting the Limited Partners' approval of the merger with and into American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), as part of which Limited Partners of RELP III will exchange Units of Limited Partnership Interests ("Units") in RELP III for Shares of Beneficial Interests ("Shares") in the Trust. This solicitation is being made in conjunction with the proposed merger with and into the Trust of up to four publicly-held limited partnerships, including RELP III (the "Merger"). The proposal is described in detail in the
Joint Proxy Statement/Prospectus dated                , 199 (the "Prospectus").
For the definition of capitalized terms used in the Supplement, which are not separately defined herein, see "Glossary" in the Prospectus. Cross-references in this Supplement also refer to the cited discussions in the Prospectus, unless specifically noted to the contrary.



     The effects of the Merger may be different for Limited Partners in each of the RELPS. This Supplement to the Prospectus has been prepared to highlight the risks, effects and fairness of the Merger for the Limited Partners of RELP III. It does not purport to provide an overall summary of the Merger or to highlight all of its material terms, conditions, risks or effects. See "Summary" and "The Merger" in the Prospectus. Furthermore, to the extent this Supplement summarizes portions of the Prospectus, such discussions are qualified in their entirety by the more detailed discussions of those matters appearing in the Prospectus. Supplements have also been prepared for each of the other RELPS and copies of such supplements will be provided promptly without charge to each Limited Partner or his representative who has been so designated in writing upon written request to Randal R. Seewald at 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     Limited Partners of RELP III participating in the Merger will be subject to various risks, and these should be taken into account by the Limited Partners in deciding how to cast their votes. These risks are briefly summarized below:

  RISKS RELATED TO THE MERGER

     - The Trust has generated losses from operations every year since 1988.

     - Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from RELP III. Limited Partners may initially receive no distributions because the Trust currently is not paying distributions.


     - The size and diversity of the Trust's portfolio after the Merger is dependent upon which RELPS approve the Merger. Therefore, at the time a Limited Partner votes, he will not know the ultimate nature of the portfolio or the business and operations of the Trust following the Merger.


     - The change in the nature of each Limited Partner's investment from holding an interest in a specific portfolio of properties in a finite life entity to holding an interest in an ongoing real estate investment trust, whose real estate portfolio may be changed from time to time by the Trust's Board without the approval of the shareholders and which does not plan to liquidate such assets within a fixed period.


     - The possibility that the Net Asset Values assigned to RELP III may not reflect the true value of RELP III's assets because, among other reasons, the Net Asset Values were the product of negotiation between the common management of the RELPS and the Trust.



     - The common management of the RELPS, who are also Affiliates of Realco, negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the Merger might have been more favorable to such RELP. Further, issues unique to the value of a RELP might have resulted in adjustments increasing or decreasing the number of shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. An Affiliate of Realco will manage and lease the former RELP properties after the Merger. All of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners.



     - Taxable income or loss will be recognized by each taxable Limited Partner of RELP III attributable to the Merger in an amount equal to the Limited Partner's allocable share of the income or loss recognized by RELP III from the Trust's acquisition of the RELP III's and Limited Partners will receive no cash from the Merger (other than cash received in lieu of fractional Shares) to pay taxes arising from any taxable income (see "The Merger -- Material Federal Income Tax Consequences").



     - Limited Partners who become shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes.


     - Potential liability of the Trust for unknown, undisclosed or contingent liabilities of the Participating RELPS including claims against the Trust for indemnification, environmental liabilities, and title defects, which could adversely affect the cash liquidity of the Trust and its future ability to make distributions to shareholders.


     - The Shares may trade at prices substantially below trading prices on the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.


     - Potential dilution to shareholders of the Trust from the issuance of additional equity securities at what may be less than their fair market value.

     - Any declaration of distributions to shareholders is subordinate to the payment of the Trust's debts and obligations, which could adversely affect the ability of the Trust to make expected distributions to shareholders in the future.

     - Expenses of the Merger will be borne by the Trust exclusively, unless (i) three or more of the RELPS do not approve the Merger, in which event Realco will reimburse the Trust for up to $250,000 of the Trust's expenses, or (ii) the Merger Agreement is terminated under certain circumstances.

     - The majority vote of the Limited Partners of RELP III binds all Limited Partners; if the Merger is approved, Limited Partners who voted against the Merger will have their Units converted into Shares unless they properly exercise their dissenters' rights.

     - Approval of the Merger will require the Limited Partners to forego certain alternatives to the Merger, such as liquidating RELP III's assets or continuing its operating as a limited partnership.

     - The Trust has different business objectives than RELP III, including the intent to acquire new properties and, from time to time, to dispose of existing properties and reinvest the proceeds therefrom, to the extent a distribution is not required to maintain REIT status.


     - Increases in market interest rates may adversely affect the price of the Shares.


     - Approval of the Merger by the Limited Partners will result in the loss of their respective rights under the RELP III Partnership Agreement and the partnership law of the State of Delaware.

     - If the Merger Agreement is terminated prior to consummation, under certain circumstances, each RELP and the Trust may have to pay their Proportionate Share of a termination fee or of the expenses of the Merger.

     - The Trust's organizational documents do not restrict the Trust's ability to incur additional indebtedness. As a result, the Trust could increase its debt service requirements to a level that may adversely affect the Trust's ability to make future distributions and may increase the risk of default.

     - The investment and financing policies of the Trust are determined by the Trust Managers and may be amended or revised at any time without a vote of the shareholders of the Trust.

     - Possible claims against the Trust for the remediation of environmental conditions, which could result in substantial expenditures for remediation and in a loss of revenues during remediation efforts.

     - Risks associated with the acquisition and development of commercial and industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected.

     - Risks associated with increased portfolio size and geographic diversification as a result of the Merger, including the adequacy of the number of personnel and the available resources to manage the new portfolio.

     - The occurrences of uninsured liability or casualty, reducing the Trust's capital and adversely affecting anticipated profits.

     - The potential expense of compliance with the Americans With Disabilities Act, fire and safety, and other regulatory requirements applicable to the operation of the Trust's properties.

     - Taxation of the Trust as a corporation if it fails to qualify as a REIT and the Trust's liability for increased federal, state and local income taxes in such event.

     - Certain provisions in the Trust's governing documents, including the right to redeem Shares from a shareholder if he owns, directly or indirectly, more than 9.8% of the Trust's outstanding Shares or to restrict voting and distribution rights with respect to Shares owned in excess of such limit, and the Trust Managers' right to issue other classes of equity securities could delay or prevent changes in control of the Trust, even if such changes in control were in the shareholders' best interest.

  GENERAL REAL ESTATE INVESTMENT RISKS

     - Risks normally incidental to the ownership and operation of industrial and commercial properties, including, among others, changes in general national economic or local market conditions, competition for tenants, changes in market rental rates, inability to collect rents from tenants due to bankruptcy or insolvency of tenants or otherwise, and the need to periodically make capital improvements.

     - Risks associated with leveraged real estate investments, such as the Trust's inability to meet required principal and interest payments, the risk that existing indebtedness will not be refinanced or that the terms of such refinancing will not be favorable, and the risk that necessary capital expenditures will not be able to be financed on favorable terms or at all.

     - The illiquidity of real estate investments will limit the Trust's ability to vary its portfolio in response to changes in economic or other conditions.

     - Competition from competing properties which could decrease the occupancy levels and rental rates of the Trust's investments.

     - The Trust's assets are subject to general operating risks common to all real estate developments, including increases in operating costs not offset by rental increases. In addition, the Trust's assets are primarily industrial or commercial properties, making the Trust's profitability dependent upon general trends affecting that type of real estate investment.

     The Merger involves numerous federal income tax consequences to the Limited Partners and the shareholders of the Trust. For a complete discussion describing these consequences, see "The Merger --

Material Federal Income Tax Considerations" in the Prospectus. The material federal income tax issues include the following:

     - The taxable Limited Partners will realize taxable gain or loss in the Merger (which may be ordinary or capital in nature) and the Limited Partners will not receive cash from the Merger (other than cash received in lieu of fractional Shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the Merger is consummated.

     - The amount of gain or loss recognized by a Limited Partner will be based upon the deemed sale of assets owned by RELP III and, as applicable, the extent to which the fair market value of the Shares distributed to the Limited Partner exceeds the Limited Partner's adjusted basis in its Units.

     - As a REIT, the Trust will be entitled to a tax deduction for distributions made to its shareholders. To continue to qualify as a REIT, however, the Trust must satisfy income, asset and ownership tests imposed by the Code. Failure to so qualify will result in the loss of such deduction for distributions paid as well as additional tax on Trust income and reduced or no distributions to shareholders.


     - Trust distributions received by taxable shareholders should be treated as portfolio income. Such distributions should not be treated as UBTI to certain tax-exempt shareholders (subject to certain exceptions which may be applicable to pension-trusts).



     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that:
(1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the date of closing of the Merger and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; (3) the discussion contained under the caption "Material Federal Income Tax Consequences" accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.


                          ALLOCATION OF CONSIDERATION

THE MERGER


     The purpose of the Merger is to strategically unite the Trust with four entities with compatible properties in existing and new markets for the Trust, and to give the Limited Partners the ability to participate in a strategic business combination with a publicly traded REIT in order to take advantage of the growth in the REIT industry and real estate markets in general, with the opportunity to liquidate their investment through the sale of the publicly-traded Shares or retain their investment indefinitely.



     If the Merger Agreement is approved, RELP III will cease to exist and all of its properties, other than Curlew Crossing Shopping Center, will be transferred to the Trust. Curlew Crossing will be sold to Realco or one of its Affiliates, as described below under "Considerations Unique to RELP
III -- Status of the Portfolio." The Limited Partners will receive Shares based upon the relative Net Asset Values of the RELPS negotiated by the common management of the RELPS, and the Trust. The Shares received by the Limited Partners will be listed for trading on the New York Stock Exchange (the "NYSE"). If the requisite number of Limited Partners of only one of the RELPS approves the Merger Agreement, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP.



     Any Limited Partner may abstain from or vote against the Merger and, if the Merger is approved, the Limited Partner can still participate in the Merger, so long as the Limited Partner does not exercise dissenters' rights. For a discussion of the effect of abstaining from or voting against the Merger, the rights of Limited Partners who do so, and the effects of exercising dissenters' rights, see "Dissenters' Rights" and "The Special Meetings -- RELP Meeting."

     The General Partners are proposing amendments to the Partnership Agreements to permit the closing of the transactions contemplated by the Merger Agreement. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. A majority vote of Limited Partners is required to approve the proposed amendments and to approve the Merger. The proposed amendments authorize the following: (i) the merger of each RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partners; (ii) the sale of the Curlew Crossing property by RELP III to Realco; and (iii) such other actions as may be necessary under or contemplated by the Merger Agreement or the Prospectus, irrespective of any provision in the Partnership Agreement which might otherwise prohibit such actions. See "The Merger -- Proposed Amendments to Partnership Agreements." As of August 31, 1997, the General Partner of RELP III owned 6,469 Units in RELP III, or approximately 5.80% of all outstanding Units of RELP III. Pursuant to the RELP III Limited Partnership Agreement, the Units held by the RELP III General Partner are not eligible to vote at the RELP Special Meeting.


     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest.

NET ASSET VALUE

     The Trust is offering 82.99 Shares in consideration for each Unit in RELP
III. The following table sets forth the methodology utilized in determining the number of Shares to be offered by the Trust for each Unit:


Asset Value of Partnership Properties
  Manhattan Towers..........................................  $ 29,000,000
  Skygate Commons...........................................    10,300,000
                                                              ------------
                                                              $ 39,300,000
                                                              ------------
Cash and Cash Equivalents(1)................................             0
Mortgages and Other Long-Term Debt(2).......................  $(15,000,000)
Other Liabilities...........................................             0
Net Asset Value of Partnership Properties(3)................  $ 24,300,000
Percentage of Aggregate Net Asset Value of All RELPS........         41.96%
Net Asset Value Per Original $500 Investment(4).............  $     217.84
Number of Shares Allocable to Partnership...................     9,257,143
Percentage of Total Shares to be issued in the Merger.......         41.96%
Percentage of Total Shares of the Trust after the Merger....         20.41%
Allocation of Shares to
  Limited Partners..........................................     8,720,281
  General Partner(5)........................................       536,862
                                                              ------------
                                                                 9,257,143
                                                              ------------
Allocation of Shares Per Original $500 Investment by Limited
  Partners..................................................         82.99
          Total Shares in the Trust after the Merger........    45,354,014


---------------

(1) All cash and cash equivalents held by RELP III, net of related payables, liabilities and other contingencies, will be distributed to the Limited Partners immediately prior to the Merger pursuant to a special distribution.

(2) Estimated balance as of December 31, 1997.

(3) Such amounts were determined by negotiations between common management of the RELPS and the Trust.

(4) "Net Asset Value Per Original $500 Investment" is computed by dividing that portion of the Net Asset Value allocable to the Limited Partners by the number of outstanding Units. This is not intended to be an estimate of the value of the Shares exchangeable for each Unit or the price at which such Shares may trade in the market. See "Risk Factors."

(5) The General Partner of RELP III has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest. The amount reflected above includes the Shares to be received for the 6,469 limited partnership units owned by the General Partner. The General Partner will not be receiving any other compensation or reimbursement for claims against or interests in the RELP.


                       CONSIDERATIONS UNIQUE TO RELP III

     Due to the substantial similarities among the RELPS, such as their similar investment portfolios, common investment objectives and policies, the fact that the RELPS' assets are managed by the General Partners or Affiliates and substantial similarities in the language and scope of their Partnership Agreements, many of the consequences of participating in the Merger are common to the Limited Partners of each of the RELPS. The purpose of this section is, however, to highlight features of RELP III which may distinguish the situation of this Partnership from that of the other RELPS and which should be taken into account by RELP III Limited Partners when evaluating the merits and risks of the proposed Merger.


     STATUS OF THE PORTFOLIO. At the time of RELP III's formation, the General Partner anticipated the liquidation of its portfolio and distribution of the net proceeds from the sale of the properties to the Limited Partners within four to eight years after the acquisition of the properties. Accordingly, based upon the completion of the acquisition of RELP III's portfolio in 1986, it was anticipated that the portfolio would be liquidated by 1994. Neither of the two properties to be included in the Merger, Manhattan Towers or Skygate Commons, have been offered for sale due to pending improvements in the surrounding real estate markets and stabilization of occupancy and rental revenue through re-leasing of the properties. The General Partner received three offers for the Manhattan Towers from September 1996, to May 1997. The offers ranged from $22,000,000 to $30,500,000 (gross). These offers were declined by the General Partner as the property's leasing needed to be stabilized. On June 30, 1997, the General Partner received an offer to purchase the Curlew Crossing Shopping Center for $9,124,000 (gross) in cash. Believing that the offer was too low at that time, the General Partner declined and responded verbally that offers would need to provide net proceeds in excess of $10,500,000 to be considered. The offeror increased its offer on July 16, 1997, to $10,000,000 (gross) in cash. The General Partner declined and again responded verbally that offers would need to provide net proceeds in excess of $10,500,000 to be considered. The offeror did not increase its offer, and negotiations ended. No offers have been received on Skygate Commons.



     The remaining property, Curlew Crossing Shopping Center, is not included in the Merger, but will be purchased by Realco for $11,200,000 if the Merger is approved by the Limited Partners of RELP III. Realco currently has an $11,000,000 loan secured by the property. Curlew Crossing is not included in the Merger because the General Partner and the Trust could not agree on the value of the property. Curlew Crossing has been offered for sale and one offer of $9,124,000 has been received. The purchaser declined a counter-offer of $10.5 million, and the sale was not completed. See "Business of RELPS -- RELP III" in the Prospectus for additional information regarding the RELP III portfolio. The General Partner believes that the Net Asset Value of $39.3 million (including $15 million in debt assumption) for the portfolio, not including Curlew Crossing, which was negotiated by common management of the RELPS and the Trust is fair to the Limited Partners. See "The Merger -- The RELPS' Reasons for the Merger and Recommendation" in the Prospectus.



     INCREASED DEBT SERVICE. As of December 31, 1996, RELP III had indebtedness of $15,000,000, representing approximately 47% of the value of its real estate investments. As a group, the RELPS had, as of that same date, aggregate outstanding indebtedness of $30,668,087, representing approximately 34% of the total portfolio value of all of the RELPS' real estate investments. Excluding interests in RELP properties that will not be transferred to the Trust pursuant to the Merger Agreement, as of December 31, 1996, the Trust had indebtedness of $53,818,000, representing approximately 57% of its real estate assets. Thus, the Trust's total indebtedness will be significantly greater, both in amount and as a percentage of assets, than RELP III's current level of indebtedness. If the Trust is more leveraged than the RELPS, this will result in an increase in the debt service payments that must be made by the Trust, increase the Trust's risk of losing its assets through foreclosure and increase the risk that the Trust may not be able to make distributions to shareholders.

     MERGER AS A TAXABLE EVENT. Limited Partners of RELP III will realize taxable income or loss on the Merger in an amount equal to their allocable share of the excess of the sum of the fair market value of the Shares received by the RELP over the RELP's adjusted tax basis of the RELP's assets. Assuming that the value of the Shares reflects the Net Asset Values of the assets acquired in the Merger, if RELP III participates in the Merger, each of its Limited Partners would have recognized taxable income or loss depending if the election to exclude discharge of indebtedness in 1994 was taken by the limited partner. If the Limited Partner elected to exclude the income from the discharge of indebtedness, then the Limited Partners would have recognized taxable income of approximately 6.1% (as of December 31, 1997) for every Unit held, representing an original investment of $500. If the Limited Partner did not elect to exclude the income, then a taxable loss of approximately 4.4% would have been recognized (as of December 31, 1997) for every Unit held, representing an original investment of $500. The actual amount of income or loss recognized by each Limited Partner will depend upon the value ascribed to the Shares for federal tax purposes. Because the value of the Shares will fluctuate immediately after the Merger and since the 1997 operations of RELP III have not been included, it is possible that such values may be used for purposes of calculating the taxable income or loss and that the taxable income or loss per Unit will differ from the calculation stated above.



     INVESTMENT STRATEGY. The principal investment objectives of RELP III are to
(i) provide the Limited Partners with cash distributions which will not constitute taxable income by reason of Partnership tax deductions and possibly tax losses which may be used to offset other taxable income; (ii) preserve and protect the Limited Partners' capital and related buying power; (iii) obtain long-term appreciation in the value of the properties; and (iv) provide a build-up of equity through the reduction of mortgage loans on the properties. RELP III has attempted to achieve these objectives through investment in a diversified portfolio of income-producing real properties and by making first mortgage loans. In 1986, RELP III acquired the Curlew Crossing (formerly Courtyard Shoppes) Shopping Center, Manhattan Towers (formerly Parkview Plaza Office Buildings) and the Skygate Commons (formerly Ramada World Headquarters Office Buildings). RELP III's properties had an average occupancy level of 76% at an annual rent of $22.72 per square foot for fiscal 1996 and 76% at an annual rent of $16.94 per square foot in the six months ended June 30, 1997. RELP III has a history of making regular quarterly distributions to its Limited Partners. See "Miscellaneous -- Distributions to Limited Partners" below in this Supplement. Since the inception of RELP III, it has not sold any of its real estate investments with the exception of receiving $220,400 as a condemnation award from the Florida Department of Transportation for a small portion of the Curlew Crossing property. As discussed in "Status of the Portfolio" above, the Curlew Crossing property will not be transferred to the Trust if RELP III approves the Merger but will be sold to Realco.



     MANAGEMENT COMPENSATION. RELP III has no employees, rather its operations are managed by Realco. Under the Advisory Agreement pursuant to which Realco manages the operations of RELP III, Realco is entitled to management fees equal to 4% of cash receipts from operations not to exceed 9% of adjusted cash flow from operations of the Partnership. This relationship will terminate if RELP III is merged into the Trust. USAA Realty Company, an Affiliate of Realco, provides property management and leasing services for the properties and may receive fees up to 6% of property cash receipts for those services. If RELP III participates in the Merger, neither the General Partner nor any Affiliate of the Partnership will receive any compensation for services rendered in connection the Merger. The Trust intends to retain the services of an Affiliate of Realco to provide property management and leasing services. It is anticipated that fees for these services will be at a market rate typically paid by the Trust in managing its current properties. Such fees may be higher than these currently paid by RELP
III. See "Comparative Compensation, Fees and Distribution -- New Compensation" below.



                     RISK FACTORS AND OTHER CONSIDERATIONS


     In evaluating the Merger, Limited Partners should carefully consider the contents of the Prospectus and give particular attention to the discussion of the risks in participating in the Merger. See "Risk Factors" and "The
Merger -- Material Federal Income Tax Considerations."

                             FAIRNESS OF THE MERGER


     Based upon its analysis of the Merger, the General Partner of RELP III and Realco reasonably believe that:


          (1) The terms of the Merger, when considered as a whole, are fair to the Limited Partners of RELP III;

          (2) The Shares offered in exchange for the Units constitute fair consideration for the Units of the Limited Partners of RELP III; and

          (3) After comparing the potential benefits and detriments of the Merger with those of several alternatives, the Merger is more attractive to the Limited Partners of RELP III than such alternatives.


     THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF RELP III AND REALCO BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT AND FOR APPROVAL OF THE SALE OF THE CURLEW CROSSING PROPERTY.



     For a full discussion of the RELPS' reasons for the Merger, see "The Merger -- the RELPS' Reasons for the Merger and Recommendation."



     FAIRNESS OPINION. On June 16, 1997, the General Partner, on behalf of each RELP retained Houlihan to render an opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger was fair, from a financial point of view, to its Limited Partners. Houlihan was not requested to, and did not make, any recommendation to the General Partner, on behalf of each RELPS as to the consideration to be received by the Limited Partners in connection with the Merger, which consideration was determined through negotiations between the common management of the RELPS and the Trust. The RELPS retained Houlihan to render fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuation for corporate purposes especially with respect to REITs and other real estate companies. On June 30, 1997, Houlihan delivered its written opinion to the Board of Directors of the General Partner of RELP III (the "Houlihan Opinion"), to the effect that, as of the date of such opinion, based on Houlihan's review and subject to the limitations described in the Prospectus, see "The Merger -- Fairness Opinion," the consideration to be received by the Limited Partners of RELP III, in connection with the Merger and the sale of the Curlew Crossing property was fair, from a financial point of view, to the Limited Partners. The Houlihan Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Merger.



     COMPARISON OF BENEFITS AND DETRIMENTS. The General Partner's assessment of the fairness of the proposed Merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included, but were not limited to, a strategic combination with a publicly traded REIT to take advantage of the growth of the REIT industry and real estate markets in general, completely liquidating the RELPS, continuing the RELPS or reorganizing the RELPS into one REIT or four separate REITs. In order to determine whether the Merger or one or its alternatives would be more attractive to the Limited Partners, the General Partner compared the potential benefits and detriments of the Merger with the potential benefits and detriments of the alternatives. A detailed discussion of the potential benefits and detriments of each of these alternatives is provided in "The Merger -- RELPS' Reasons for the Merger and Recommendation" and "-- Alternatives to the Merger" in the Prospectus.



     In the event the Merger is not consummated for any reason, RELP III will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.

                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS

COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     This section is intended to provide Limited Partners with a brief comparison of the compensation, fees and distributions paid to the General Partner and its Affiliates under current RELP III arrangements with those that would have been paid had the Merger been in place. The following table sets forth the compensation, fees and distributions by RELP III to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments against the amount that would have been paid assuming the Merger had occurred January 1, 1995.



                                         YEAR ENDED DECEMBER 31,
                            -------------------------------------------------      SIX MONTHS ENDED
                                     1995                      1996                  JUNE 30, 1997
                            -----------------------   -----------------------   -----------------------
                              ACTUAL     PRO FORMA      ACTUAL     PRO FORMA      ACTUAL     PRO FORMA
                            ----------   ----------   ----------   ----------   ----------   ----------
Management Fees(1)........  $       --   $       --   $   27,114   $   39,117   $   61,651   $  102,751
Advisor Fees(2)...........     166,444           --       67,148           --       82,201           --
Leasing Commissions(3)....          --           --       62,699       62,699      288,133      288,133
Interest Expense(4).......   1,229,888    1,298,049    1,141,138    1,264,892      711,851      749,042
Cash Distribution(5)......     106,901       21,474       70,562       21,474       29,819           --
                            ----------   ----------   ----------   ----------   ----------   ----------
                            $1,503,233   $1,319,523   $1,368,661   $1,388,182   $1,173,655   $1,139,926
                            ==========   ==========   ==========   ==========   ==========   ==========


---------------

(1) There were no property management fees for 1994 and 1995 since the properties were triple-net leased and managed by the respective single tenants and Curlew was excluded since it is not part of the Merger. In 1996 as the triple-net leases expired and the properties became multi-tenanted, the RELP began paying property management fees to USAA Realty Company an Affiliate of Realco. USAA Realty Company receives fees of up to 6% of the cash receipts for managing and leasing services for the properties. Pro forma numbers assume a 5% property management fee. RELP III was limited to paying a 3% property management fee and up to a 3% leasing fee.

(2) Realco receives an advisory fee equal to 4% of cash receipts from operations not to exceed 9% of adjusted cash flow from the RELP.

(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments of lease commissions to outside brokers were not included. It was assumed for pro forma numbers that the services of an outside broker would still have been utilized.

(4) Represents interest on a note payable. Pro forma numbers assume the interest rate would have been .5% higher.

(5) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.

NEW COMPENSATION

     The Trust intends to engage an Affiliate to manage and lease the properties obtained by the Trust from the RELPS pursuant to the Merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements the Trust typically uses in managing its current properties.

                                 MISCELLANEOUS



DISTRIBUTIONS TO LIMITED PARTNERS



     Set forth below are distributions per Unit made by RELP III to the Limited Partners during the most recent five fiscal years and the most recently completed interim period along with the portion of such distributions which represented a return of capital:



                                                                         SIX MONTHS ENDED
                              1992     1993     1994     1995    1996     JUNE 30, 1997
                             ------   ------   ------   ------   -----   ----------------
Distributions..............  $24.95   $19.80   $15.00   $15.00   $9.75        $4.00
Return of Capital..........  $24.95   $19.80       --       --      --        $4.00


SELECTED FINANCIAL INFORMATION


     Selected Financial Information and certain pro forma financial statements with respect to the Partnership are set forth in "The Trust's Unaudited Pro Forma Financial Information (Merger)" and "Index to Financial Information" in the Prospectus.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

                            SUPPLEMENT TO PROSPECTUS

                                      FOR

                 USAA INCOME PROPERTIES IV LIMITED PARTNERSHIP


     The General Partner of USAA Income Properties IV Limited Partnership (herein referred to as "RELP IV" or the "Partnership") is soliciting the Limited Partners' approval of the merger with and into American Industrial Properties REIT, a Texas real estate investment trust (the "Trust"), as part of which Limited Partners of RELP IV will exchange Units of Limited Partnership Interests ("Units") in RELP IV for Shares of Beneficial Interests ("Shares") in the Trust. This solicitation is being made in conjunction with the proposed merger with and into the Trust of up to four publicly-held limited partnerships, including RELP IV (the "Merger"). The proposal is described in detail in the Joint Proxy
Statement/Prospectus dated             , 199 (the "Prospectus"). For the
definition of capitalized terms used in the Supplement, which are not separately defined herein, see "Glossary" in the Prospectus. Cross-references in this Supplement also refer to the cited discussions in the Prospectus, unless specifically noted to the contrary.



     The effects of the Merger may be different for Limited Partners in each of the RELPS. This Supplement to the Prospectus has been prepared to highlight the risks, effects and fairness of the Merger for the Limited Partners of RELP IV. It does not purport to provide an overall summary of the Merger or to highlight all of its material terms, conditions, risks or effects. See "Summary" and "The Merger" in the Prospectus. Furthermore, to the extent this Supplement summarizes portions of the Prospectus, such discussions are qualified in their entirety by the more detailed discussions of those matters appearing in the Prospectus. Supplements have also been prepared for each of the other RELPS and copies of such supplements will be provided promptly without charge to each Limited Partner or his representative who has been so designated in writing upon written request to Randal R. Seewald at 8000 Robert F. McDermott Fwy., IH 10 West, Suite 600, San Antonio, Texas 78230-3884.


     Limited Partners of RELP IV participating in the Merger will be subject to various risks, and these should be taken into account by the Limited Partners in deciding how to cast their votes. These risks are briefly summarized below:

  RISKS RELATED TO THE MERGER

     - The Trust has generated losses from operations every year since 1988.


     - Limited Partners who become shareholders of the Trust may not receive the same level of distributions as previously received from RELP IV. Limited Partners may initially receive no distributions because the Trust currently is not paying distributions.



     - The size and diversity of the Trust's portfolio after the Merger is dependent upon which RELPS approve the Merger. Therefore, at the time a Limited Partner votes, he will not know the ultimate nature of the portfolio or the business and operations of the Trust following the Merger.


     - The change in the nature of each Limited Partner's investment from holding an interest in a specific portfolio of properties in a finite life entity to holding an interest in an ongoing real estate investment trust, whose real estate portfolio may be changed from time to time by the Trust's Board without the approval of the shareholders and which does not plan to liquidate such assets within a fixed period.


     - The possibility that the Net Asset Values assigned to RELP IV may not reflect the true value of such RELP IV's assets because, among other reasons, the Net Asset Values were the product of negotiation between the common management of the RELPS and the Trust.



     - The common management of the RELPS, who are also Affiliates of Realco, negotiated the terms of the Merger on behalf of all the RELPS. Each RELP was not separately represented by parties independent from Realco. Had separate representation been arranged for a RELP, the terms of the

Merger might have been more favorable to such RELP. Further, issues unique to the value of a RELP might have resulted in adjustments increasing or decreasing the number of shares allocable to such RELP.



     - The General Partners, through wholly-owned subsidiaries, are owned and controlled by Realco. Realco currently owns 13.74% of the Trust's outstanding Shares and two of Realco's designees are Trust Managers. An affiliate of Realco will manage and lease the former RELP properties after the Merger. All of these factors may have influenced a General Partner's decision to recommend the Merger to its Limited Partners.



     - Taxable income or loss will be recognized by each taxable Limited Partner of RELP IV attributable to the Merger in an amount equal to the Limited Partner's allocable share of the income or loss recognized by RELP IV from the Trust's acquisition of RELP IV's assets and Limited Partners will receive no cash from the Merger (other than cash received in lieu of fractional Shares) to pay taxes arising from any taxable income (see "The Merger -- Material Federal Income Tax Consequences").



     - Limited Partners who become shareholders will have fundamentally changed the nature of their initial investment from an entity that is a pass-through entity for federal income tax purposes to an investment in a REIT, which is not a pass-through entity for federal income tax purposes.


     - Potential liability of the Trust for unknown, undisclosed or contingent liabilities of the Participating RELPS including claims against the Trust for indemnification, environmental liabilities, and title defects, which could adversely affect the cash liquidity of the Trust and its future ability to make distributions to shareholders.


     - The Shares may trade at prices substantially below trading prices on the date of execution of the Merger Agreement, the date hereof or the date of the Special Meetings.


     - Potential dilution to shareholders of the Trust from the issuance of additional equity securities at what may be less than their fair market value.

     - Any declaration of distributions to shareholders is subordinate to the payment of the Trust's debts and obligations, which could adversely affect the ability of the Trust to make expected distributions to shareholders in the future.

     - Expenses of the Merger will be borne by the Trust exclusively, unless (i) three or more of the RELPS do not approve the Merger, in which event Realco will reimburse the Trust for up to $250,000 of the Trust's expenses, or (ii) the Merger Agreement is terminated under certain circumstances.

     - The majority vote of the Limited Partners of RELP IV binds all Limited Partners; if the Merger is approved, Limited Partners who voted against the Merger will have their Units converted into Shares unless they properly exercise their dissenters' rights.

     - Approval of the Merger will require the Limited Partners to forego certain alternatives to the Merger, such as liquidating RELP IV or continuing its operations as a limited partnership.

     - The Trust has different business objectives than the RELPS, including the intent to acquire new properties and, from time to time, to dispose of existing properties and reinvest the proceeds therefrom, to the extent a distribution is not required to maintain REIT status.


     - Increases in market interest rates may adversely affect the price of the Shares.


     - Approval of the Merger by the Limited Partners will result in the loss of their respective rights under the Partnership Agreement and the partnership law of the State of Delaware.

     - If the Merger Agreement is terminated prior to consummation, under certain circumstances, each RELP and the Trust may have to pay their Proportionate Share of a termination fee or of the expenses of the Merger.

     - The Trust's organizational documents do not restrict the Trust's ability to incur additional indebtedness. As a result, the Trust could increase its debt service requirements to a level that may adversely affect the Trust's ability to make future distributions and may increase the risk of default.

     - The investment and financing policies of the Trust are determined by the Trust Managers and may be amended or revised at any time without a vote of the shareholders of the Trust.

     - Possible claims against the Trust for the remediation of environmental conditions, which could result in substantial expenditures for remediation and in a loss of revenues during remediation efforts.

     - Risks associated with the acquisition and development of commercial and industrial properties, including lease-up and financing risks and the risk that such properties may not perform as expected.

     - Risks associated with increased portfolio size and geographic diversification as a result of the Merger, including the adequacy of the number of personnel and the available resources to manage the new portfolio.

     - The occurrences of uninsured liability or casualty, reducing the Trust's capital and adversely affecting anticipated profits.

     - The potential expense of compliance with the Americans With Disabilities Act, fire and safety, and other regulatory requirements applicable to the operation of the Trust's properties.

     - Taxation of the Trust as a corporation if it fails to qualify as a REIT and the Trust's liability for increased federal, state and local income taxes in such event.

     - Certain provisions in the Trust's governing documents, including the right to redeem Shares from a shareholder if he owns, directly or indirectly, more than 9.8% of the Trust's outstanding Shares or to restrict voting and distribution rights with respect to Shares owned in excess of such limit, and the Trust Managers' right to issue other classes of equity securities could delay or prevent changes in control of the Trust, even if such changes in control were in the shareholders' best interest.

  GENERAL REAL ESTATE INVESTMENT RISKS

     - Risks normally incidental to the ownership and operation of industrial and commercial properties, including, among others, changes in general national economic or local market conditions, competition for tenants, changes in market rental rates, inability to collect rents from tenants due to bankruptcy or insolvency of tenants or otherwise, and the need to periodically make capital improvements.

     - Risks associated with leveraged real estate investments, such as the Trust's inability to meet required principal and interest payments, the risk that existing indebtedness will not be refinanced or that the terms of such refinancing will not be favorable, and the risk that necessary capital expenditures will not be able to be financed on favorable terms or at all.

     - The illiquidity of real estate investments will limit the Trust's ability to vary its portfolio in response to changes in economic or other conditions.

     - Competition from competing properties which could decrease the occupancy levels and rental rates of the Trust's investments.

     - The Trust's assets are subject to general operating risks common to all real estate developments, including increases in operating costs not offset by rental increases. In addition, the Trust's assets are primarily industrial or commercial properties, making the Trust's profitability dependent upon general trends affecting that type of real estate investment.

     The Merger involves numerous federal income tax consequences to the Limited Partners and the shareholders of the Trust. For a complete discussion describing these consequences, see "The Merger --

Material Federal Income Tax Considerations" in the Prospectus. The material federal income tax issues include the following:

     - The taxable Limited Partners will realize taxable gain or loss in the Merger (which may be ordinary or capital in nature) and the Limited Partners will not receive cash from the Merger (other than cash received in lieu of fractional Shares) to pay any taxes due on any taxable gain. Any gain or loss will be recognized in the year the Merger is consummated.

     - The amount of gain or loss recognized by a Limited Partner will be based upon the deemed sale of assets owned by RELP IV and, as applicable, the extent to which the fair market value of the Shares distributed to the Limited Partner exceeds the Limited Partner's adjusted basis in its Units.

     - As a REIT, the Trust will be entitled to a tax deduction for distributions made to its shareholders. To continue to qualify as a REIT, however, the Trust must satisfy income, asset and ownership tests imposed by the Code. Failure to so qualify will result in the loss of such deduction for distributions paid as well as additional tax on Trust income and reduced or no distributions to shareholders.


     - Trust distributions received by taxable shareholders should be treated as portfolio income. Such distributions should not be treated as UBTI to certain tax-exempt shareholders (subject to certain exceptions which may be applicable to pension-trusts).



     Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. will render an opinion that:
(1) the Trust met the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; (2) the Trust's diversity of equity ownership, operations through the date of closing of the Merger and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; (3) the discussion contained under the caption "Material Federal Income Tax Consequences" accurately reflects existing law and fairly addresses the material federal income tax issues described therein; and (4) the consummation of the Merger will not result in the Trust's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes.


                          ALLOCATION OF CONSIDERATION

THE MERGER


     The purpose of the Merger is to strategically unite the Trust with four entities with compatible properties in existing and new markets for the Trust, and to give the Limited Partners the ability to participate in a strategic business combination with a publicly traded REIT in order to take advantage of the growth in the REIT industry and real estate markets in general, with the opportunity to liquidate their investment through the sale of the publicly-traded Shares or retain their investment indefinitely.



     If the Merger Agreement is approved, RELP IV will cease to exist and all of its properties will be transferred to the Trust. The Limited Partners will receive Shares based upon the relative Net Asset Values of the RELPS negotiated by the common management of the RELPS and the Trust. The Shares received by the Limited Partners will be listed for trading on the New York Stock Exchange (the "NYSE"). If the requisite number of Limited Partners of only one of the RELPS approves the Merger Agreement, the Trust has the right, but not the obligation, to consummate the Merger with the one Participating RELP.



     Any Limited Partner may abstain from or vote against the Merger and, if the Merger is approved, the Limited Partner can still participate in the Merger, so long as the Limited Partner does not exercise dissenters' rights. For a discussion of the effect of abstaining from or voting against the Merger, the rights of Limited Partners who do so, and the effects of exercising dissenters' rights, see "Dissenters' Rights" and "The Special Meetings -- RELP Meeting."



     The General Partners are proposing amendments to the Partnership Agreements to permit the closing of the transactions contemplated by the Merger Agreement. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of each of these proposed amendments. A majority vote of Limited Partners is required to approve the proposed amendments and to approve the Merger. The proposed amendments authorize the following: (i) the Merger of each RELP with and into the Trust, whether or not the Trust would be regarded as an Affiliate of the General Partners; and (ii) such other actions as may be necessary under or contemplated by the Merger Agreement or the Prospectus, irrespective of any provision in the Partnership Agreement which might otherwise prohibit such actions. See "The Merger -- Proposed Amendments to Partnership Agreements." As of August 31, 1997, the General Partner of RELP IV owned 6,140 Units in RELP IV, or approximately 10.15% of all outstanding Units of RELP IV. Pursuant to the RELP IV Limited Partnership Agreement, the Units held by the RELP IV General Partner are not eligible to vote at the RELP Special Meeting.


     Each of the General Partners of the RELPS has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest.

NET ASSET VALUE

     The Trust is offering 75.68 Shares in consideration for each Unit in RELP
IV. The following table sets forth the methodology utilized in determining the number of Shares to be offered by the Trust for each Unit:


    Asset Value of Partnership Properties
      Linear....................................................  $  3,950,000
      Kodak.....................................................     5,150,000
      1881 Pine.................................................     6,500,000
      Apollo....................................................    13,122,400
                                                                  ------------
                                                                  $ 28,722,400
                                                                  ------------
    Cash and Cash Equivalents(1)................................  $          0
    Mortgages and Other Long-Term Debt(2).......................  $(16,704,013)
    Other Liabilities...........................................  $          0
    Net Asset Value of Partnership(3)...........................  $ 12,018,387
    Percentage of Aggregate Net Asset Value of All RELPS........         20.75%
    Net Asset Value Per Original $500 Investment(4).............  $     198.67
    Number of Shares Allocable to Partnership...................     4,578,433
    Percentage of Total Shares to be issued in the Merger.......         20.75%
    Percentage of Total Shares of the Trust after the Merger....         10.09%
    Allocation of Shares to
      Limited Partners..........................................     4,113,758
      General Partner(5)........................................       464,675
                                                                  ------------
                                                                     4,578,433
                                                                  ------------
    Allocation of Shares Per Original $500 Investment by Limited
      Partners..................................................         75.68
              Total Shares in the Trust after the Merger........    45,354,014
                                                                  ============


---------------

     (1) All cash and cash equivalents held by RELP IV, net of related payables, liabilities or other contingencies, will be distributed to the Limited Partners immediately prior to the Merger pursuant to a special distribution.

     (2) Estimated balance as of December 31, 1997.

     (3) Such amounts were determined by negotiation between management of the RELPS and the Trust.

     (4) "Net Asset Value Per Original $500 Investment" is computed by dividing that portion of the Net Asset Value allocable to the Limited Partners by the number of outstanding Units. This is not intended to be an estimate of the value of the Shares exchangeable for each Unit or the price at which such Shares may trade in the market. See "Risk Factors."

     (5) The General Partner of RELP IV has agreed to waive any right to receive Shares to which it may otherwise have been entitled in exchange for its general partnership interest. The amount reflected above includes the Shares to be received for the 6,140 limited partnership units owned by the General Partner. The General Partner will not be receiving any other compensation or reimbursement for claims against or interests in the RELP.


                        CONSIDERATIONS UNIQUE TO RELP IV

     Due to the substantial similarities among the RELPS, such as their similar investment portfolios, common investment objectives and policies, the fact that the RELPS' assets are managed by the General Partners or Affiliates and substantial similarities in the language and scope of their Partnership Agreements, many of the consequences of participating in the Merger are common to the Limited Partners of each of the RELPS. The purpose of this section is, however, to highlight features of RELP IV which may distinguish the situation of this Partnership from that of the other RELPS and which should be taken into account by RELP IV Limited Partners when evaluating the merits and risks of the proposed Merger.


     STATUS OF THE PORTFOLIO. At the time of RELP IV's formation, the General Partner anticipated the liquidation of its portfolio and distribution of the net proceeds from the sale of the properties to the Limited Partners within ten years after the acquisition of the properties. Accordingly, based upon the completion of the acquisition of RELP IV's portfolio in 1988, it was anticipated that the portfolio would be liquidated by 1998. The General Partner has not offered any of the properties for sale due to pending improvements in the surrounding real estate markets and stabilization of occupancy and rental revenue through re-leasing of the properties. On January 30, 1997, the General Partner received an unsolicited offer to purchase the Apollo Office Building for $24,660,000 (gross) in cash. RELP IV owns a 55.84% interest in a joint venture which beneficially owns the Apollo Building. Believing that the offer was too low at that time, the General Partner declined and responded verbally that offers would need to be approximately $29,000,000 to be considered. The offeror did not increase its offer and negotiations ended. No offers have been received on the other three properties. See "Business of RELPS -- RELP IV" in the Prospectus for additional information regarding the RELP IV portfolio. The General Partner believes that the valuation of $28,722,400 (including 55.84% of Apollo and $16,704,013 in debt assumption) for the portfolio which was negotiated by common management of the RELPS and the Trust is fair to the Limited Partners. See "The Merger -- Background and Reasons for the Merger."



     INCREASED DEBT SERVICE. As of December 31, 1996, RELP IV had indebtedness of $15,668,087, representing approximately 40% of the value of its real estate investments. Excluding interests in properties that will not be transferred to the Trust pursuant to the Merger Agreement, as a group, the RELPS had, as of that same date, aggregate outstanding indebtedness of $30,668,087, representing approximately 34% of the total portfolio value of all of the RELPS' real estate investments. As of December 31, 1996, the Trust had indebtedness of $53,818,000, representing approximately 57% of its real estate assets. Thus, the Trust's total indebtedness will be significantly greater, both in amount and as a percentage of assets, than RELP IV's current level of indebtedness. If the Trust is more leveraged than the RELPS, this will result in an increase in the debt service payments that must be made by the Trust, increase the Trust's risk of losing its assets through foreclosure and increase the risk that the Trust may not be able to make distributions to shareholders.


     MERGER AS A TAXABLE EVENT. Limited Partners of RELP IV will realize a taxable loss on the Merger in an amount equal to their allocable share of the excess of the sum of the fair market value of the Shares received by the Partnership over the Partnership's adjusted tax basis of the Partnership assets. Assuming that the value of the Shares reflects the Net Asset Values of the assets acquired in the Merger, if RELP IV participates in the Merger, each of its Limited Partners would have recognized taxable loss of approximately 34% (as of December 31, 1997) for every Unit held, representing an original investment of $500. The actual amount of loss recognized by each Limited Partner will depend upon the value ascribed to the Shares for federal tax purposes. Because the value of the Shares will fluctuate immediately after the Merger and the 1997 operations of RELP IV have not been included, it is possible that such values may be used for purposes of calculating the taxable loss and that the taxable loss per Unit will differ from the calculation stated above.

     INVESTMENT STRATEGY. The principal investment objectives of RELP IV are, in order of their priority, to (i) preserve and protect the Partnership's capital,
(ii) obtain long-term appreciation in the value of its properties, and (iii) provide partially "tax sheltered" cash distributions from operations. RELP IV has attempted to achieve these objectives through investment in a diversified portfolio of income-producing real properties. The Partnership acquired the Linear Technology Corporate Headquarters, the Eastman Kodak Building and the 1881 Pine Street Building (Century Electric Office Building) during 1987 and a 55.8% joint venture interest in USAA Chelmsford Associates Joint Venture, which beneficially owns the Apollo Computer Research and Development Headquarters Building, during 1988. These properties had an average occupancy level of 83% at an average annual rent of $31.68 per square foot for fiscal 1996 and 95% at an average annual rent of $33.29 per square foot in the six months ended June 30, 1997. RELP IV has a history of making regular quarterly distributions to its Limited Partners. See "Miscellaneous -- Distributions to Limited Partners" below in this Supplement.


     MANAGEMENT COMPENSATION. RELP IV has no employees, rather its operations are managed by Realco. Under the Advisory Agreement pursuant to which Realco manages the operations of RELP IV, Realco is entitled to management fees equal to 9% of adjusted cash flow from operations of the Partnership. This relationship will terminate if RELP IV is merged into the Trust. USAA Realty Company, an Affiliate of Realco provides property management and leasing services for the properties and may receive fees up to 6% of property cash receipts for those services. If RELP IV participates in the Merger, neither the General Partner nor any of its Affiliates will receive any compensation for services rendered in connection the Merger. The Trust intends to retain the services of an Affiliate of Realco to provide property management and leasing services. It is anticipated that fees for these services will be at a market rate typically paid by the Trust in managing its current properties. Such fees may be higher than those currently paid by RELP IV. See "Comparative Compensation, Fees and Distributions -- New Compensation" below.



                     RISK FACTORS AND OTHER CONSIDERATIONS


     In evaluating the Merger, Limited Partners should carefully consider the contents of the Prospectus and give particular attention to the discussion of the risks in participating in the Merger. See "Risk Factors" and "The
Merger -- Material Federal Income Tax Considerations."

                             FAIRNESS OF THE MERGER


     Based upon its analysis of the Merger, the General Partner of RELP IV and Realco reasonably believes that:


          (1) The terms of the Merger, when considered as a whole, are fair to the Limited Partners of RELP IV;

          (2) The Shares offered in exchange for the Units constitute fair consideration for the Units of the Limited Partners of RELP IV; and


          (3) After comparing the potential benefits and detriments of the Merger with those of several alternatives, the Merger is more attractive to the Limited Partners of RELP IV than such alternatives.



     THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF RELP IV AND REALCO BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS IN CONNECTION WITH THE MERGER, ARE FAIR TO AND IN THE BEST INTERESTS OF THE LIMITED PARTNERS. ACCORDINGLY, THE BOARD HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE LIMITED PARTNERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AMENDMENT OF THE PARTNERSHIP AGREEMENT.



     For a full discussion of the RELPS' reasons for the Merger, see "The Merger -- The RELPS' Reasons for the Merger and Recommendation" in the Prospectus.

     FAIRNESS OPINION. On June 16, 1997, the General Partners, on behalf of each RELP retained Houlihan to render an opinion as to whether the consideration to be received by the Limited Partners in connection with the Merger was fair, from a financial point of view, to its Limited Partners. Houlihan was not requested to, and did not make, any recommendation to the General Partners, on behalf of each RELP as to the consideration to be received by the Limited Partners in connection with the Merger, which consideration was determined through negotiations between the common management of the RELPS and the Trust. The RELPS retained Houlihan to render fairness opinions based upon Houlihan's experience in the valuation of businesses and their securities in connection with mergers and acquisitions, and valuations for corporate purposes especially with respect to REITs and other real estate companies. On June 30, 1997, Houlihan delivered its written opinion to the Board of Directors of the General Partners of RELP IV (the "Houlihan Opinion"), to the effect that, as of the date of such opinion, based on Houlihan's review and subject to the limitations described is the Prospectus, see "The Merger -- Fairness Opinions," the consideration to be received by the Limited Partners of RELP IV, in connection with the Merger was fair, from a financial point of view, to the Limited Partners. The Houlihan Opinion does not constitute a recommendation to any Limited Partner as to how any such Limited Partner should vote on the Merger.



     COMPARISON OF BENEFITS AND DETRIMENTS. The General Partner's assessment of the fairness of the proposed Merger was based on the review of different alternatives that were available. The evaluations of the different alternatives included, but were not limited to, a strategic combination with a publicly traded REIT to take advantage of the growth of the REIT industry and real estate markets in general, completely liquidating the RELPS, continuing the RELPS or reorganizing the RELPS into one REIT or four separate REITs. In order to determine whether the Merger or one of its alternatives would be more attractive to the Limited Partners, the General Partner compared the potential benefits and detriments of the Merger with the potential benefits and detriments of the alternatives. A detailed discussion of the potential benefits and detriments of each of these alternatives is provided in "The Merger -- The RELPS' Reasons for the Merger and Recommendation" and " -- Alternatives to the Merger" in the Prospectus.



     In the event the Merger is not consummated for any reason, RELP IV will continue to pursue its business objectives of maximizing the value of its properties, in addition to the possible liquidation of its portfolio, another strategic combination or another attractive alternative that may become available.


                COMPARATIVE COMPENSATION, FEES AND DISTRIBUTIONS

COMPENSATION PAID TO THE GENERAL PARTNERS AND THEIR AFFILIATES


     This section is intended to provide Limited Partners with a brief comparison of the compensation, fees and distributions paid to the General Partner and its Affiliates under current RELP IV arrangements with those that would have been paid had the Merger been in place. The following table sets forth the compensation, fees and distributions by RELP IV to the General Partner and its Affiliates during the three most recent fiscal years and the six-month period ended June 30, 1997 and compares those payments against the amount that would have been paid assuming the Merger had occurred January 1, 1995.



                                              YEAR ENDED DECEMBER 31,
                                   ---------------------------------------------     SIX MONTHS ENDED
                                            1995                    1996              JUNE 30, 1997
                                   ----------------------   --------------------   --------------------
                                     ACTUAL     PRO FORMA    ACTUAL    PRO FORMA    ACTUAL    PRO FORMA
                                   ----------   ---------   --------   ---------   --------   ---------
Management Fees(1)...............  $   52,802   $ 57,512    $ 50,894   $ 54,536    $ 20,967   $ 22,845
Advisor Fees(2)..................      90,376         --      50,134         --      13,557         --
Leasing Commissions(3)...........     262,476    262,476       3,574      3,574          --         --
Interest Expense(4)..............     600,000    630,000     600,000    630,000     313,578    159,929
Cash Distributions(5)............     100,516     18,587      65,575     18,587      27,244         --
                                   ----------   --------    --------   --------    --------   --------
                                   $1,106,170   $968,575    $770,177   $706,697    $375,346   $182,774
                                   ==========   ========    ========   ========    ========   ========


---------------

(1) USAA Realty Company receives fees of up to 6% of the cash receipts of the properties for managing and providing leasing services for the properties. Pro forma numbers include a 1% property management fee on the Linear Technologies property.

(2) Realco receives an advisory fee equal to 9% of adjusted cash flow from operations.

(3) Actual numbers have been adjusted to represent the gross amount of commissions due, which are presently earned when the monthly rent from the lease contracts are collected under the current Partnership Agreement. Payments of lease commissions to outside brokers were not included. It was assumed for the pro forma numbers that the services of an outside broker would still have been utilized.

(4) Represents interest on a note payable. Pro forma number 5 assume the interest rate would have been .5% higher.

(5) Includes all cash distributions made to the General Partner and its Affiliates resulting from ownership of Units and general partner interests.

NEW COMPENSATION

     The Trust intends to engage an Affiliate of Realco to manage and lease the properties obtained by the Trust from the RELPS pursuant to the Merger. The terms of this engagement will be substantially similar to the terms governing the management arrangements the Trust typically uses in managing its current properties.

                                 MISCELLANEOUS

DISTRIBUTIONS TO LIMITED PARTNERS

     Set forth below are distributions per Unit made by RELP IV to the Limited Partners during the most recent five fiscal years and the most recently completed interim period:


                                                                         SIX MONTHS ENDED
                             1992     1993     1994     1995     1996     JUNE 30, 1997
                            ------   ------   ------   ------   ------   ----------------
Distributions.............  $27.00   $19.50   $15.00   $15.00   $ 9.75        $4.00
Return of Capital.........  $15.03   $ 9.32   $ 5.88       --       --        $4.00


SELECTED FINANCIAL INFORMATION


     Selected Financial Information and certain pro forma financial statements with respect to the Partnership are set forth in "The Trust's Unaudited Pro Forma Financial Information (Merger)" and "Index to Financial Information" in the Prospectus.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Act"), authorizes a real estate investment trust ("REIT") to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the REIT or is or was serving at the request of the REIT as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another REIT, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the REIT and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The Act further provides that, except to the extent otherwise permitted by the Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the REIT. Indemnification pursuant to Subsection (B) of Section 9.20 of the Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the REIT.

     Subsection (C) of Section 15.10 of the Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the REIT if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports, or statements, including financial statements and other financial data, concerning the real estate investment trust, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust manager of which the trust manager is not a member. In addition, no trust manager shall be liable to the REIT for any act, omission, loss, damage, or expense arising from the performance of his duty to a REIT, save only for his own willful misfeasance, willful malfeasance or gross negligence.

     Article Sixteen of the Trust's Third Amended and Restated Declaration of Trust provides that the Trust shall indemnify officers and trust managers as follows:

          "Indemnitee" means (A) any present or former Trust Manager or officer of the Trust, (B) any person who while serving in any of the capacities referred to in clause (A) hereof served at the Trust's request as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (C) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (A) or (B) hereof.

          "Official Capacity" means (A) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and (B) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

          "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

          The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in paragraph (a)(i) of Article Six teen, to the fullest extent that indemnification is permitted by Texas law. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

          Without limitation of paragraph (b) of Article Sixteen and in addition to the indemnification provided for in paragraph (b) of Article Sixteen, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any proceeding in which he or she is a witness or a named defendant or respondent because he or she served in any of the capacities referred to in paragraph (a)(i) of Article Sixteen.

          Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding after receipt by the Trust of a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that he or she is not entitled to be indemnified by the Trust as authorized in Article Sixteen. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of Article Sixteen, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when he or she is not named a defendant or respondent in the Proceeding.

          The indemnification provided by Article Sixteen shall (i) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust's Bylaws, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (ii) continue as to a person who has ceased to be in the capacity by reason of which he or she was an Indemnitee with respect to matters arising during the period he or she was in such capacity, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

          No amendment, modification or repeal of Article Sixteen or any provision of Article Sixteen shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitee, under and in accordance with the provisions of Article Sixteen as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

          If the indemnification provided in Article Sixteen is either (i) insufficient to cover all costs and expenses incurred by any Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen or (ii) not permitted by Texas law, the Trust shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every Indemnitee with respect to all costs and expenses incurred by such Indemnitee as a result of such Indemnitee being made or threatened to be made a defendant or respondent in a Proceeding by reason of his or her holding or having held a position named in paragraph (a)(i) of this Article Sixteen.

          Each officer and Trust Manager of the Trust is party to an Indemnification Agreement with the Trust which provides that the Trust shall indemnify such person to the fullest extent permitted by the Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
           2.1           -- Form of Amended and Restated Agreement and Plan of
                            Merger, dated as of June 30, 1997, by and between the
                            Trust and each of USAA Real Estate Income Investments I,
                            A California Limited Partnership, USAA Real Estate Income
                            Investments II Limited Partnership, USAA Income
                            Properties III Limited Partnership and USAA Income
                            Properties IV Limited Partnership (included as Annex I to
                            the Joint Proxy Statement/ Prospectus of the Trust).
           3.1           -- Third Amended and Restated Declaration of Trust
           3.2           -- Fourth Amended and Restated Bylaws (Incorporated herein by reference from the Trust's Form 8-K dated October 3,
                            1995; File No. 1-9016)
           3.3           -- Amendment to the Fourth Amended and Restated Bylaws of
                            Trust (Incorporated herein by reference to the Trust's
                            Form 8-K dated November 13, 1995, File No. 1-9016).
           3.4           -- Amendment to the Fourth Amended and Restated Bylaws of
                            Trust (Incorporated herein by reference to the Trust's
                            Form 8-K dated December 23, 1996; File No. 1-9016).
           3.5           -- Amendments to the Fourth Amended and Restated Bylaws of
                            Trust (Incorporated herein by reference to the Trust's
                            Form 8-K dated December 23, 1996; File No. 1-9016.
           4.1           -- Indenture dated November 15, 1985, by and between
                            American Industrial Properties REIT (the "Trust") and IBJ
                            Schroder Bank & Trust Company (Incorporated herein by
                            reference from Exhibit 10.4 to Form S-4 of American
                            Industrial Properties REIT, Inc. ("AIP Inc.") dated March
                            16, 1994; File No. 33-74292)
          *5.1           -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
          *8.1           -- Form of Tax Opinion of Liddell, Sapp, Zivley, Hill &
                            LaBoon, L.L.P.
          10.1           -- Form of Indemnification Agreement
          10.2           -- Employee and Trust Manager Incentive Share Plan
          10.3           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.4           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.5           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and LaSalle Advisors Limited
                            Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.6           -- Registration Rights Agreement dated as of July 10, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.7           -- Registration Rights Agreement dated as of July 10, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.8           -- Registration Rights Agreement dated as of July 3, 1997, by and between the Trust and LaSalle Securities Advisors
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.9           -- Common Share Purchase Agreement dated as of June 20,
                            1997, by and among the Trust, MS Real Estate Special
                            Situations, Inc. ("MSRE") and Morgan Stanley Asset
                            Management, Inc. ("MSAM") as agent and attorney-in-fact
                            for specified clients (the "MSAM Purchasers")
                            (Incorporated herein by reference from the Trust's Form
                            8-K dated July 22, 1997; File No. 1-9016)
          10.10          -- Registration Rights Agreement dated as of June 20, 1997, by and among the Trust, MSRE and MSAM on behalf of the
                            MSAM Purchasers (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.11          -- Renewal, Extension, Modification and Amendment Agreement
                            dated February 26, 1997, executed by the Trust in favor
                            of USAA Real Estate Company ("Realco") (Incorporated
                            herein by reference from Exhibit 10.1 to the Trust's Form
                            8-K dated March 4, 1997; File No. 1-9016)
          10.12          -- Share Purchase Agreement dated as of December 20, 1996, by and among the Trust, Realco and AIP (Incorporated by
                            reference from Exhibit 99.7 to the Trust's Form 8-K dated
                            December 23, 1996; File No. 1-9016)
          10.13          -- Share Purchase Agreement dated as of December 13, 1996, by and between the Trust and Realco (Incorporated herein
                            by reference from the Trust's Form 8-K dated December 23,
                            1996; File No. 1-9016)
          10.14          -- Registration Rights Agreement dated as of December 20,
                            1996, by and between the Trust and Realco, as amended
                            (Incorporated herein by reference from Exhibit 99.9 to
                            the Trust's Form 8-K dated December 23, 1996; File No.
                            1-9016)
          10.15          -- Registration Rights Agreement dated as of December 19,
                            1996, by and between the Trust and Realco (Incorporated
                            herein by reference from Exhibit 99.8 to the Trust's Form
                            8-K dated December 23, 1996; File No. 1-9016)
          10.16          -- 401(k) Retirement and Profit Sharing Plan (Incorporated
                            herein by reference from Exhibit 10.5 to Amendment No. 1
                            to Form S-4 of AIP, Inc. dated March 4, 1994; File No.
                            33-74292)
          10.17          -- Amendments to 401(k) Retirement and Profit Sharing Plan
                            (Incorporated herein by reference from Exhibit 10.4 to
                            Form 10-K of the Trust dated March 27, 1995)
          10.18          -- Settlement Agreement by and between American Industrial
                            Properties REIT, Patapsco #1 Limited Partnership,
                            Patapsco #2 Limited Partnership, The Manufacturers Life
                            Insurance Company and The Manufacturers Life Insurance
                            Company (U.S.A.) dated as of May 22, 1996 (incorporated
                            herein by reference from Exhibit 99.1 to Form 8-K of the
                            Trust dated May 22, 1996; File No. 1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.19          -- Agreement and Assignment of Partnership Interest, Amended
                            and Restated Agreement and Certificate of Limited
                            Partnership and Security Agreement for Patapsco
                            Center -- Linthicum Heights, Maryland (incorporated
                            herein by reference from Exhibit 10.8 to Amendment No. 1
                            to Form S-4 of AIP Inc. dated March 4, 1994; File No.
                            33-74292)
          10.20          -- Note dated November 15, 1994 in the original principal
                            amount of $12,250,000 with AIP Properties #1 L.P. as
                            Maker and AMRESCO Capital Corporation as Payee
                            (Incorporated herein by reference from Exhibit 99.1 to
                            Form 8-K of the Trust dated November 22, 1994; File No.
                            1-9016)
          10.21          -- Mortgage, Deed of Trust and Security Agreement dated
                            November 15, 1994 between AIP Properties #1 L.P. and
                            AMRESCO Capital Corporation (incorporated herein by
                            reference from Exhibit 99.2 to Form 8-K of the Trust
                            dated November 22, 1994; File No. 1-9016)
          10.22          -- Loan Modification Agreement modifying the Note dated
                            November 15, 1994 in the original principal amount of
                            $12,250,000 (incorporated herein by reference from
                            Exhibit 99.2 to Form 8-K of the Trust dated June 23,
                            1995; File No. 1-9016)
          10.23          -- Note dated November 15, 1994 in the original principal
                            amount of $2,150,000 with AIP Properties #2 L.P. as Maker
                            and AMRESCO Capital Corporation as Payee (Incorporated
                            herein by reference from Exhibit 99.3 to Form 8-K of the
                            Trust dated November 22, 1994; File No. 1-9016)
          10.24          -- Mortgage, Deed of Trust and Security Agreement dated
                            November 15, 1994 between AIP Properties #2 L.P. and
                            AMRESCO Capital Corporation (Incorporated herein by
                            reference from Exhibit 99.4 to Form 8-K of the Trust
                            dated November 22, 1994; File No. 1-9016)
          10.25          -- Loan Modification Agreement modifying the Note dated
                            November 15, 1994 in the original principal amount of
                            $2,250,000 (Incorporated herein by reference from Exhibit
                            99.1 to Form 8-K of the Trust dated June 23, 1995; File
                            No. 1-9016)
          10.26          -- Promissory Note dated November 25, 1996, by and between
                            AIP Inc. and Realco (Incorporated herein by reference
                            from Exhibit No. 99.5 to Form 8-K of the Trust dated
                            December 23, 1996; File No. 1-9016)
          10.27          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Huntington Drive Center)
                            (Incorporated herein by reference from Exhibit 99.1 to
                            Form 8-K of the Trust dated November 20, 1996; File No.
                            1-9016)
          10.28          -- Note dated November 15, 1996 in the original principal
                            amount of $4,575,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Huntington Drive Center) (Incorporated herein by
                            reference from Exhibit 99.2 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.29          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Patapsco Industrial Center)
                            incorporated herein by reference from Exhibit 99.3 to
                            Form 8-K of the Trust dated November 20, 1996; File No.
                            1-9016)
          10.30          -- Note dated November 15, 1996 in the original principal
                            amount of $3,112,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Patapsco Industrial Center) (Incorporated herein by
                            reference from Exhibit 99.4 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.31          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Woodlake Distribution
                            Center) (incorporated herein be reference from Exhibit
                            99.5 to Form 8-K of the Trust dated November 20, 1996;
                            File No. 1-9016)
          10.32          -- Note dated November 15, 1996 in the original principal
                            amount of $1,537,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Woodlake Distribution Center) (Incorporated herein by
                            reference from Exhibit 99.6 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.33          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (All Texas properties except
                            Woodlake) (Incorporated herein by reference from Exhibit
                            99.7 to Form 8-K of the Trust dated November 20, 1996;
                            File No. 1-9016)
          10.34          -- Note dated November 15, 1996 in the original principal
                            amount of $1,162,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Meridian Street Warehouse) (Incorporated herein by
                            reference from Exhibit 99.8 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.35          -- Note dated November 15, 1996 in the original principal
                            amount of $2,775,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Beltline Business Center) (Incorporated herein by
                            reference from Exhibit 99.9 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.36          -- Note dated November 15, 1996 in the original principal
                            amount of $3,375,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Plaza South) (Incorporated herein by reference from
                            Exhibit 99.10 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.37          -- Note dated November 15, 1996 in the original principal
                            amount of $2,100,00 with AIP Properties #3, L.P. as Maker
                            and Life Investors Insurance Company as Payee (Commerce
                            North Park) (Incorporated herein by reference from
                            Exhibit 99.11 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.38          -- Note dated November 15, 1996 in the original principal
                            amount of $2,850,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Gateway 5 & 6) (Incorporated herein by reference from
                            Exhibit 99.12 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.39          -- Note dated November 15, 1996 in the original principal
                            amount of $5,175,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Northgate II) (Incorporated herein by reference from
                            Exhibit 99.13 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.40          -- Note dated November 15, 1996 in the original principal
                            amount of $1,327,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Westchase Park) (Incorporated herein by reference from
                            Exhibit 99.14 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.41          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and Charles W. Wolcott
                            (Incorporated herein by reference from Exhibit 10.12 to
                            Form 10-K of the Trust for the year ended December 31,
                            1996)
          10.42          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and Marc Simpson (Incorporated
                            herein by reference from Exhibit 10.13 to Form 10-K of
                            the Trust for the year ended December 31, 1996)
          10.43          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and David B. Warner (Incorporated
                            herein by reference from Exhibit 10.14 to Form 10-K of
                            the Trust for the year ended December 31, 1996)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.44          -- Amendment No. 1 to Share Purchase Agreement dated as of
                            December 13, 1996 by and between the Trust and Realco
                            (Incorporated herein by reference from Exhibit 10.2 to
                            Form 8-K of the Trust dated March 4, 1997; File No.
                            1-9016)
        **10.45          -- Management Agreement dated                , 1997, by and
                            between the Trust and               .
          21.1           -- Listing of Subsidiaries (incorporated herein by reference from Exhibit 27.1 to Form 10-K for the year ended
                            December 31, 1996; File No. 1-9016)
         *23.1           -- Consent of Ernst & Young LLP
         *23.2           -- Consent of KPMG Peat Marwick LLP
          27.1           -- Financial Data Schedule
         *99.1           -- Proxy card of the Trust
         *99.2           -- Proxy card of USAA Real Estate Income Investments I, A
                            California Limited Partnership
         *99.3           -- Proxy card of USAA Real Estate Income Investments II
                            Limited Partnership
         *99.4           -- Proxy card of USAA Income Properties III Limited
                            Partnership
         *99.5           -- Proxy card of USAA Income Properties IV Limited
                            Partnership


---------------

 * Filed herewith.

** To be filed by amendment.

     (b) Financial Statement Schedules


     American Industrial Properties REIT


          Schedule III -- Consolidated Real Estate and Accumulated Depreciation


          Notes to Schedule III



     USAA Real Estate Income Investments I Limited Partnership


          Schedule III -- Real Estate and Accumulated Depreciation


          Notes to Schedule III



     USAA Real Estate Income Investments II Limited Partnership


          Schedule III -- Real Estate and Accumulated Depreciation


          Notes to Schedule III



     USAA Income Properties III Limited Partnership


          Schedule III -- Real Estate and Accumulated Depreciation


          Notes to Schedule III



     USAA Income Properties IV Limited Partnership


          Schedule III -- Consolidated Real Estate and Accumulated Depreciation


          Notes to Schedule III


     (c) Item 4(b) Information

     The opinions of Prudential Securities Incorporated and Houlihan Lokey Howard & Zukin are included as an Annex II-A and Annex II-B, respectively, to the Joint Proxy Statement/Prospectus included in this Registration Statement.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or for the most recent post-effective amendment thereof) which, individually or in the aggregate, representing a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          5. That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          6. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the 18th day of September, 1997.


                                        AMERICAN INDUSTRIAL PROPERTIES REIT

                                               /s/ CHARLES W. WOLCOTT
                                        ----------------------------------------
                                                   Charles W. Wolcott
                                            President and Executive Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 18, 1997.



                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ CHARLES W. WOLCOTT                   Trust Manager, President and Chief Executive
--------------------------------------------------------  Officer (Principal Executive Officer)
                   Charles W. Wolcott

                  /s/ MARC A. SIMPSON                     Vice President -- Finance, Chief Financial
--------------------------------------------------------  Officer, Treasurer and Secretary (Principal
                    Marc A. Simpson                       Financial and Accounting Officer)

                     W.H. BRICKER*                        Trust Manager
--------------------------------------------------------
                      W.H. Bricker

                   EDWARD B. KELLEY*                      Trust Manager
--------------------------------------------------------
                    Edward B. Kelley

                   T. PATRICK DUNCAN*                     Trust Manager
--------------------------------------------------------
                   T. Patrick Duncan

                    ROBERT E. GILES*                      Trust Manager
--------------------------------------------------------
                    Robert E. Giles

                STANLEY J. KRASKA, JR.*                   Trust Manager
--------------------------------------------------------
                 Stanley J. Kraska, Jr.

                   RUSSELL C. PLATT*                      Trust Manager
--------------------------------------------------------
                    Russell C. Platt

                  THEODORE R. BIGMAN*                     Trust Manager
--------------------------------------------------------
                   Theodore R. Bigman

              *By: /s/ CHARLES W. WOLCOTT
  ---------------------------------------------------
                    Charles Wolcott
                    Attorney-In-Fact

                                 EXHIBIT INDEX


      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
           2.1           -- Form of Amended and Restated Agreement and Plan of
                            Merger, dated as of June 30, 1997, by and between the
                            Trust and each of USAA Real Estate Income Investments I,
                            A California Limited Partnership, USAA Real Estate Income
                            Investments II Limited Partnership, USAA Income
                            Properties III Limited Partnership and USAA Income
                            Properties IV Limited Partnership (Included as Annex I to
                            the Joint Proxy Statement/ Prospectus of the Trust).
           3.1           -- Third Amended and Restated Declaration of Trust
           3.2           -- Fourth Amended and Restated Bylaws (Incorporated herein by reference from the Trust Form 8-K dated October 3,
                            1995; File No. 1-9016
           3.3           -- Amendment to the Fourth Amended and Restated Bylaws of
                            Trust Incorporated herein by reference to the Trust's
                            Form 8-K dated November 13, 1995; (File No. 1-9016).
           3.4           -- Amendment to the Fourth Amended and Restated Bylaws of
                            Trust (Incorporated herein by reference to the Trust's
                            Form 8-K dated December 23, 1996; (File No. 1-9016).
           3.5           -- Amendment to the Fourth Amended and Restated Bylaws of
                            Trust (Incorporated herein by reference to the Trust's
                            Form 8-K dated December 23, 1996; (File No. 1-9016).
           4.1           -- Indenture dated November 15, 1985, by and between
                            American Industrial Properties REIT (the "Trust") and IBJ
                            Schroder Bank & Trust Company (Incorporated herein by
                            reference from Exhibit 10.4 to Form S-4 of American
                            Industrial Properties REIT, Inc. ("AIP Inc.") dated March
                            16, 1994; File No. 33-74292)
           5.1           -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
           8.1           -- Form of Tax Opinion of Liddell, Sapp, Zivley, Hill &
                            LaBoon, L.L.P.
          10.1           -- Form of Indemnification Agreement
          10.2           -- Employee and Trust Manager Incentive Share Plan
          10.3           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.4           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.5           -- Common Share Purchase Agreement dated as of July 3, 1997, by and between the Trust and LaSalle Advisors Limited
                            Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.6           -- Registration Rights Agreement dated as of July 10, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.7           -- Registration Rights Agreement dated as of July 10, 1997, by and between the Trust and ABKB/LaSalle Securities
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.8           -- Registration Rights Agreement dated as of July 3, 1997, by and between the Trust and LaSalle Securities Advisors
                            Limited Partnership as Agent for and for the benefit of a
                            particular client (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.9           -- Common Share Purchase Agreement dated as of June 20,
                            1997, by and among the Trust, MS Real Estate Special
                            Situations, Inc. ("MSRE") and Morgan Stanley Asset
                            Management, Inc. ("MSAM") as agent and attorney-in-fact
                            for specified clients (the "MSAM Purchasers")
                            (Incorporated herein by reference from the Trust's Form
                            8-K dated July 22, 1997; File No. 1-9016)
          10.10          -- Registration Rights Agreement dated as of June 20, 1997, by and among the Trust, MSRE and MSAM on behalf of the
                            MSAM Purchasers (Incorporated herein by reference from
                            the Trust's Form 8-K dated July 22, 1997; File No.
                            1-9016)
          10.11          -- Renewal, Extension, Modification and Amendment Agreement
                            dated February 26, 1997, executed by the Trust in favor
                            of USAA Real Estate Company ("Realco") (Incorporated
                            herein by reference from Exhibit 10.1 to the Trust's Form
                            8-K dated March 4, 1997; File No. 1-9016)
          10.12          -- Share Purchase Agreement dated as of December 20, 1996, by and among the Trust, Realco and AIP (Incorporated by
                            reference from Exhibit 99.7 to the Trust's Form 8-K dated
                            December 23, 1996; File No. 1-9016)
          10.13          -- Share Purchase Agreement dated as of December 13, 1996, by and between the Trust and Realco (Incorporated herein
                            by reference from the Trust's Form 8-K dated December 23,
                            1996; File No. 1-9016)
          10.14          -- Registration Rights Agreement dated as of December 20,
                            1996, by and between the Trust and Realco, as amended
                            (Incorporated herein by reference from Exhibit 99.9 to
                            the Trust's Form 8-K dated December 23, 1996; File No.
                            1-9016)
          10.15          -- Registration Rights Agreement dated as of December 19,
                            1996, by and between the Trust and Realco (Incorporated
                            herein by reference from Exhibit 99.8 to the Trust's Form
                            8-K dated December 23, 1996; File No. 1-9016)
          10.16          -- 401(k) Retirement and Profit Sharing Plan (Incorporated
                            herein by reference from Exhibit 10.5 to Amendment No. 1
                            to Form S-4 of AIP, Inc. dated March 4, 1994; File No.
                            33-74292)
          10.17          -- Amendments to 401(k) Retirement and Profit Sharing Plan
                            (Incorporated herein by reference from Exhibit 10.4 to
                            Form 10-K of the Trust dated March 27, 1995)
          10.18          -- Settlement Agreement by and between American Industrial
                            Properties REIT, Patapsco #1 Limited Partnership,
                            Patapsco #2 Limited Partnership, The Manufacturers Life
                            Insurance Company and The Manufacturers Life Insurance
                            Company (U.S.A.) dated as of May 22, 1996 (incorporated
                            herein by reference from Exhibit 99.1 to Form 8-K of the
                            Trust dated May 22, 1996; File No. 1-9016)
          10.19          -- Agreement and Assignment of Partnership Interest, Amended
                            and Restated Agreement and Certificate of Limited
                            Partnership and Security Agreement for Patapsco
                            Center -- Linthicum Heights, Maryland (incorporated
                            herein by reference from Exhibit 10.8 to Amendment No. 1
                            to Form S-4 of AIP Inc. dated March 4, 1994; File No.
                            33-74292)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.20          -- Note dated November 15, 1994 in the original principal
                            amount of $12,250,000 with AIP Properties #1 L.P. as
                            Maker and AMRESCO Capital Corporation as Payee
                            (Incorporated herein by reference from Exhibit 99.1 to
                            Form 8-K of the Trust dated November 22, 1994; File No.
                            1-9016)
          10.21          -- Mortgage, Deed of Trust and Security Agreement dated
                            November 15, 1994 between AIP Properties #1 L.P. and
                            AMRESCO Capital Corporation (incorporated herein by
                            reference from Exhibit 99.2 to Form 8-K of the Trust
                            dated November 22, 1994; File No. 1-9016)
          10.22          -- Loan Modification Agreement modifying the Note dated
                            November 15, 1994 in the original principal amount of
                            $12,250,000 (incorporated herein by reference from
                            Exhibit 99.2 to Form 8-K of the Trust dated June 23,
                            1995; File No. 1-9016)
          10.23          -- Note dated November 15, 1994 in the original principal
                            amount of $2,150,000 with AIP Properties #2 L.P. as Maker
                            and AMRESCO Capital Corporation as Payee (Incorporated
                            herein by reference from Exhibit 99.3 to Form 8-K of the
                            Trust dated November 22, 1994; File No. 1-9016)
          10.24          -- Mortgage, Deed of Trust and Security Agreement dated
                            November 15, 1994 between AIP Properties #2 L.P. and
                            AMRESCO Capital Corporation (Incorporated herein by
                            reference from Exhibit 99.4 to Form 8-K of the Trust
                            dated November 22, 1994; File No. 1-9016)
          10.25          -- Loan Modification Agreement modifying the Note dated
                            November 15, 1994 in the original principal amount of
                            $2,250,000 (Incorporated herein by reference from Exhibit
                            99.1 to Form 8-K of the Trust dated June 23, 1995; File
                            No. 1-9016)
          10.26          -- Promissory Note dated November 25, 1996, by and between
                            AIP Inc. and Realco (Incorporated herein by reference
                            from Exhibit No. 99.5 to Form 8-K of the Trust dated
                            December 23, 1996; File No. 1-9016)
          10.27          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Huntington Drive Center)
                            (Incorporated herein by reference from Exhibit 99.1 to
                            Form 8-K of the Trust dated November 20, 1996; File No.
                            1-9016)
          10.28          -- Note dated November 15, 1996 in the original principal
                            amount of $4,575,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Huntington Drive Center) (Incorporated herein by
                            reference from Exhibit 99.2 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.29          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Patapsco Industrial Center)
                            incorporated herein by reference from Exhibit 99.3 to
                            Form 8-K of the Trust dated November 20, 1996; File No.
                            1-9016)
          10.30          -- Note dated November 15, 1996 in the original principal
                            amount of $3,112,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Patapsco Industrial Center) (Incorporated herein by
                            reference from Exhibit 99.4 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.31          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (Woodlake Distribution
                            Center) (incorporated herein be reference from Exhibit
                            99.5 to Form 8-K of the Trust dated November 20, 1996;
                            File No. 1-9016)
          10.32          -- Note dated November 15, 1996 in the original principal
                            amount of $1,537,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Woodlake Distribution Center) (Incorporated herein by
                            reference from Exhibit 99.6 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
          10.33          -- Deed of Trust and Security Agreement dated November 15,
                            1996 between AIP Properties #3, L.P. and Life Investors
                            Insurance Company of America (All Texas properties except
                            Woodlake) (Incorporated herein by reference from Exhibit
                            99.7 to Form 8-K of the Trust dated November 20, 1996;
                            File No. 1-9016)
          10.34          -- Note dated November 15, 1996 in the original principal
                            amount of $1,162,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Meridian Street Warehouse) (Incorporated herein by
                            reference from Exhibit 99.8 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.35          -- Note dated November 15, 1996 in the original principal
                            amount of $2,775,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Beltline Business Center) (Incorporated herein by
                            reference from Exhibit 99.9 to Form 8-K of the Trust
                            dated November 20, 1996; File No. 1-9016)
          10.36          -- Note dated November 15, 1996 in the original principal
                            amount of $3,375,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Plaza South) (Incorporated herein by reference from
                            Exhibit 99.10 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.37          -- Note dated November 15, 1996 in the original principal
                            amount of $2,100,00 with AIP Properties #3, L.P. as Maker
                            and Life Investors Insurance Company as Payee (Commerce
                            North Park) (Incorporated herein by reference from
                            Exhibit 99.11 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.38          -- Note dated November 15, 1996 in the original principal
                            amount of $2,850,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Gateway 5 & 6) (Incorporated herein by reference from
                            Exhibit 99.12 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.39          -- Note dated November 15, 1996 in the original principal
                            amount of $5,175,000 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Northgate II) (Incorporated herein by reference from
                            Exhibit 99.13 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.40          -- Note dated November 15, 1996 in the original principal
                            amount of $1,327,500 with AIP Properties #3, L.P. as
                            Maker and Life Investors Insurance Company as Payee
                            (Westchase Park) (Incorporated herein by reference from
                            Exhibit 99.14 to Form 8-K of the Trust dated November 20,
                            1996; File No. 1-9016)
          10.41          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and Charles W. Wolcott
                            (Incorporated herein by reference from Exhibit 10.12 to
                            Form 10-K of the Trust for the year ended December 31,
                            1996)
          10.42          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and Marc Simpson (Incorporated
                            herein by reference from Exhibit 10.13 to Form 10-K of
                            the Trust for the year ended December 31, 1996)
          10.43          -- Bonus and Severance Agreement dated March 13, 1996, by
                            and between the Trust and David B. Warner (Incorporated
                            herein by reference from Exhibit 10.14 to Form 10-K of
                            the Trust for the year ended December 31, 1996)
          10.44          -- Amendment No. 1 to Share Purchase Agreement dated as of
                            December 13, 1996 by and between the Trust and Realco
                            (Incorporated herein by reference from Exhibit 10.2 to
                            Form 8-K of the Trust dated March 4, 1997; File No.
                            1-9016)
        **10.45          -- Management Agreement dated             , 1997, by and
                            between the Trust and           .
          21.1           -- Listing of Subsidiaries (incorporated herein by reference from Exhibit 27.1 to Form 10-K for the year ended
                            December 31, 1996; File No. 1-9016)

      EXHIBIT NO.                                  DOCUMENT
      -----------                                  --------
         *23.1           -- Consent of Ernst & Young LLP
         *23.2           -- Consent of KPMG Peat Marwick LLP
          27.1           -- Financial Data Schedule
         *99.1           -- Proxy card of the Trust
         *99.2           -- Proxy card of USAA Real Estate Income Investments I, A
                            California Limited Partnership
         *99.3           -- Proxy card of USAA Real Estate Income Investments II
                            Limited Partnership
         *99.4           -- Proxy card of USAA Income Properties III Limited
                            Partnership
         *99.5           -- Proxy card of USAA Income Properties IV Limited
                            Partnership


---------------
 * Filed herewith.

** To be filed by amendment.